UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Rule 14a-101)

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Filed by a party other than the Registrant ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Avidity Biosciences, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

Avidity Biosciences, Inc.

3020 Callan Road,

San Diego, California 92121

Telephone: (858) 401-7900

Dear Avidity Biosciences, Inc. Stockholder:

You are cordially invited to attend a special meeting of stockholders (which, together with any adjournments or postponements thereof, we refer to as the “Special Meeting”) of Avidity Biosciences, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), to be held virtually via live webcast on [●], at [●] (unless the Special Meeting is adjourned or postponed). You will be able to register for the Special Meeting online by visiting www.proxydocs.com/RNA. After completing your registration, you will receive further instructions and will be able to attend, participate in and vote in the Special Meeting via the Internet by live webcast. Please note that you will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “attendance at the Special Meeting” or “present at the Special Meeting” mean virtually present at the Special Meeting. Formal notice of the Special Meeting, a proxy statement and a proxy card accompany this letter.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 25, 2025 (the “Merger Agreement”), among Novartis AG, a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland (“Novartis”), Ajax Acquisition Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Novartis (“Merger Sub”), and the Company, pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Novartis.

In connection with the entry into the Merger Agreement, the Company, Bryce Therapeutics, Inc., a newly formed Delaware corporation and wholly owned subsidiary of the Company, and which on December 8, 2025, changed its name to Atrium Therapeutics, Inc. (“SpinCo”), and Novartis (with respect to certain sections therein), entered into a Separation and Distribution Agreement, dated as of October 25, 2025 (the “Separation Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Separation Agreement, prior to the effective time of the Merger (the “Effective Time”), the Company and SpinCo will effect a pre-closing reorganization (the “Separation”), with such reorganization generally resulting in SpinCo owning, assuming or retaining all assets and liabilities of the Company and its subsidiaries exclusively related to their early stage precision cardiology programs, including AOC 1086 and AOC 1072, which target rare genetic cardiomyopathies, including phospholamban and Protein Kinase AMP-activated non-catalytic subunit Gamma 2 Syndrome, respectively, and certain collaboration agreements, including those with Bristol-Myers Squibb Company and Eli Lilly and Company (the “SpinCo Business”), and the Company owning, assuming or retaining all other assets and liabilities. The transfer of assets to SpinCo includes certain Company assets that triggered a right of first negotiation (“ROFN”) with an existing collaboration partner of the Company (the “ROFN Holder”). The Company is permitted to negotiate the sale of assets of the Company subject to the ROFN with the ROFN Holder, and, if an agreement is reached, consummate the sale of all or a portion of such assets. If such a sale is consummated, SpinCo may receive less than all of the SpinCo Business.

Following the Separation, but prior to the Effective Time, the Company will effect (i) a pro rata distribution of all of the issued and outstanding shares of SpinCo common stock, par value $0.001 per share (the “SpinCo Common Stock” and such distribution, the “Distribution”), at the time of the Distribution to the Company’s stockholders, holders of warrants to purchase Company common stock, par value $0.0001 per share (the “Company Common Stock” and such warrants, the “Company Warrants”), as of the record date of the Distribution (the “Distribution Record Date”) at a ratio of one share of SpinCo Common Stock for every ten shares of Company Common Stock held (or underlying the Company Warrants in accordance with their terms) as of the Distribution Record Date or (ii) a sale of all of SpinCo to a third party (including to the ROFN Holder) (a “Permitted Third Party Sale”) and thereafter distribute the cash proceeds received by the Company, any of its affiliates or SpinCo from such sale, net of expenses incurred in connection with or related to the authorization, preparation, negotiation, execution and performance of such transaction and any definitive agreements related thereto to the Company’s stockholders, holders of Company Warrants and holders of options to purchase shares of Company Common Stock (the “Company Stock Options”) and holders of restricted stock units denominated in shares of Company Common Stock (together with the Company Stock Options, the “Company Equity Awards”), as of the chosen record date for distributing such proceeds, on a pro rata basis and subject to applicable tax withholding. In the case of either the Distribution or a Permitted Third Party Sale, the Company may also sell assets of the Company subject to the ROFN to the ROFN Holder and thereafter distribute the cash proceeds received by the Company, any of its affiliates or SpinCo from such sale, net of expenses incurred in connection with or related to the authorization, preparation, negotiation, execution and performance of such transaction and any definitive agreements related thereto (any such proceeds and/or any such proceeds received in connection with a Permitted Third Party Sale, the “Permitted Sale Proceeds”) to the Company’s stockholders, holders of Company Warrants and holders of Company Equity Awards, as of the chosen record date for distributing such proceeds, on a pro rata basis and subject to applicable tax withholding. In connection with the Distribution, holders of Company Equity Awards (subject to certain exceptions) as of the Distribution Record Date who are current service providers to SpinCo and its affiliates (including the Company) are entitled to receive Make Whole Awards (as defined in the accompanying proxy statement) that will be settled in shares of SpinCo Common Stock at a ratio of one share of SpinCo Common Stock per ten shares of Company Common Stock underlying each such Company Equity Award. If the Distribution occurs, SpinCo will operate as a separate, independent, publicly held company.

If you are a stockholder of the Company and the Merger is consummated, each of your shares of Company Common Stock will be converted at the effective time of the Merger into the right to receive $72.00 in cash, without interest and subject to applicable withholding taxes.

The Company’s board of directors (the “Board”) has unanimously (i) determined that the Merger Agreement, the Separation Agreement and the transactions contemplated therein (the “Transactions”) and the transactions contemplated by the License Agreement and the Transition Services Agreement (each as defined in the accompanying proxy statement) are advisable, fair to and in the best interests of the Company and the Company’s stockholders; (ii) adopted, approved and declared advisable the Merger Agreement, the Separation Agreement, the Transactions and the transactions contemplated by the License Agreement and the Transition Services Agreement, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and approved the execution, delivery and performance by the Company of the Merger Agreement, the Separation Agreement, the License Agreement and the consummation by the Company of the Transactions and the transactions contemplated by the License Agreement and the Transition Services Agreement; (iii) resolved to recommend that the Company’s stockholders vote to approve the adoption of the Merger Agreement and the Separation Agreement on the terms and subject to the conditions set forth in the Merger Agreement and in the Separation Agreement (the “Transactions Proposal”); and (iv) adopted a resolution having the effect of causing the Merger Agreement, the Transactions and the transactions contemplated by the License Agreement and the Transition Services Agreement not to be subject to any takeover provision that might otherwise apply to the Merger Agreement, the Transactions and the transactions contemplated by the License Agreement and the Transition Services Agreement.

At the Special Meeting, you will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that may be paid or become payable by the Company to its named executive officers in connection with the Merger (the “Non-Binding Merger-Related Compensation Proposal”) and a proposal to adjourn the Special Meeting, if necessary or appropriate or to solicit additional proxies if there are not sufficient votes in favor of the approval of the Transactions Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Approval of the Transactions Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the proposal. Abstentions will be counted as votes “AGAINST” the Transactions Proposal and broker non-votes, if any, will be counted as abstentions.

Approval of each of the Non-Binding Merger-Related Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of this vote, assuming the presence of a quorum.

The Board unanimously recommends that you vote “FOR” approval of the Transactions Proposal, “FOR” approval of the Adjournment Proposal and “FOR” approval of the Non-Binding Merger-Related Compensation Proposal.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the envelope provided, or submit your proxy by telephone or the Internet. If you attend the Special Meeting and vote via the virtual meeting website, your vote by ballot will revoke any proxy previously submitted.

If your shares of Company Common Stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of Company Common Stock at the Special Meeting without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of Company Common Stock in accordance with the procedures provided by your bank, brokerage firm or other nominee.

The accompanying proxy statement provides you with detailed information about (i) the Special Meeting, (ii) the Merger Agreement, (iii) the Merger, (iv) the Separation Agreement and (v) the Separation and thereafter the Distribution or a Permitted Third Party Sale (including to the ROFN Holder), and in the case of either the Distribution or a Permitted Third Party Sale, the potential sale of assets of the Company subject to the ROFN to the ROFN Holder, and the subsequent distribution of Permitted Sale Proceeds to the Company’s stockholders and holders of Company Equity Awards and Company Warrants (the “Spin-Off”). A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement and a copy of the Separation Agreement is attached as Annex B to the accompanying proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement and the Separation Agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the SEC.

Stockholders or beneficial owners who continuously hold their shares of Company Common Stock through the Effective Time, who do not vote in favor of the Transactions Proposal, who properly demand in a writing, delivered to the Company prior to the taking of the vote on the Transactions Proposal, an appraisal of their shares, and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, Section 262 of the DGCL (“Section 262”) as in effect at the time of the parties’ entry into the Merger Agreement, the provisions of which are summarized in the section of the accompanying proxy statement entitled “Appraisal Rights” beginning on page 149 and a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262, will be entitled to appraisal rights to receive, in cash, the fair value of their shares of the Company as determined by the Delaware Court of Chancery, subject to the terms of Section 262. Company stockholders who exercise their rights of appraisal pursuant to Section 262 do not waive their rights to receive their pro rata allocation of shares of SpinCo Common Stock pursuant to the Distribution and/or a pro rata distribution of Permitted Sale Proceeds, if any.

If your shares of Company Common Stock are registered directly in your name through our transfer agent, or you have stock certificates registered in your name, and you need additional copies of the accompanying proxy statement or the enclosed proxy card or voting instructions, or if you have any questions or need assistance voting your shares of Company Common Stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 456-3507

Banks & Brokers May Call Collect: (212) 750-5833

On behalf of the Board, I thank you for your support and appreciate your consideration of these matters.

Sincerely,

/s/ [●]
Sarah Boyce
President and Chief Executive Officer

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER OR THE SPIN-OFF, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT, THE SEPARATION AGREEMENT OR THE TRANSACTIONS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The accompanying proxy statement is dated [●] and, together with the enclosed form of proxy card, is first being mailed on or about [●].

Avidity Biosciences, Inc.

3020 Callan Road,

San Diego, California 92121

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on [●]

To the Stockholders of Avidity Biosciences, Inc.,

Notice is hereby given that a special meeting of the stockholders (the “Special Meeting”) of Avidity Biosciences, Inc., a Delaware corporation (the “Company”), will be held virtually via live webcast, on [●] at [●]. In order to attend the Special Meeting, you must visit www.proxydocs.com/RNA and register by entering the control number included in the proxy card that you receive and you will receive further instructions via email. You will not be able to attend the Special Meeting in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” or “in person” mean virtually present at the Special Meeting. The Special Meeting will be held for the following purposes:

1.

To consider and vote on a proposal to adopt (i) the Agreement and Plan of Merger, dated as of October 25, 2025 (the “Merger Agreement”), among Novartis AG, a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland (“Novartis”), Ajax Acquisition Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Novartis (“Merger Sub”), and the Company, pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Novartis, and (ii) the Separation and Distribution Agreement, dated as of October 25, 2025 (the “Separation Agreement”), among the Company, Bryce Therapeutics, Inc., a newly formed Delaware corporation and wholly owned subsidiary of the Company, and which on December 8, 2025, changed its name to Atrium Therapeutics, Inc. (“SpinCo”), and Novartis (with respect to certain sections therein), pursuant to which, on the terms and subject to the conditions set forth in the Separation Agreement, prior to the effective time of the Merger (the “Effective Time”), the Company will effect a pre-closing reorganization (the “Separation”), which (assuming no assets of the Company subject to the ROFN are sold to the ROFN Holder (as defined below)) will result in SpinCo owning, assuming or retaining all assets and liabilities of the Company and its subsidiaries exclusively related to their early stage precision cardiology programs, including AOC 1086 and AOC 1072, which target rare genetic cardiomyopathies, including phospholamban and Protein Kinase AMP-activated non-catalytic subunit Gamma 2 Syndrome, respectively, and certain collaboration agreements, including those with Bristol-Myers Squibb Company and Eli Lilly and Company (the “SpinCo Business”), and the Company owning, assuming or retaining all other assets and liabilities. The transfer of assets to SpinCo includes certain Company assets that triggered a right of first negotiation (“ROFN”) with an existing collaboration partner of the Company (the “ROFN Holder”). The Company is permitted to negotiate the sale of assets of the Company subject to the ROFN with the ROFN Holder, and, if an agreement is reached, consummate the sale of all or a portion of such assets. If such a sale of assets of the Company subject to the ROFN is consummated, SpinCo may receive less than all of the SpinCo Business. Following the Separation, but prior to the Effective Time, the Company will effect (i) a pro rata distribution of all of the issued and outstanding shares of SpinCo common stock, par value $0.001 per share (the “SpinCo Common Stock” and such a distribution, the “Distribution”), at the time of the Distribution to the Company’s stockholders, holders of warrants to purchase shares of Company common stock, par value $0.0001 per share (the “Company Common Stock,” and such warrants, the “Company Warrants”), as of the record date of the Distribution (the “Distribution Record Date”) at a ratio of one share of SpinCo Common Stock for every ten shares of Company Common Stock held (or underlying the Company Warrants in accordance with their terms) as of the Distribution Record Date or (ii) a sale of all of SpinCo to a third party (including to the ROFN Holder) (a “Permitted Third Party Sale”), and thereafter distribute the cash proceeds received by the Company, any of its affiliates or SpinCo from such sale, net of expenses incurred in connection with or related to the authorization, preparation, negotiation, execution and performance of such transaction and any definitive agreements related thereto to the Company’s stockholders, holders of options to purchase shares of Company Common Stock (the “Company Stock Options”) and holders of restricted stock units denominated in shares of Company Common Stock (together with the Company Stock Options, the “Company Equity Awards”), as of the chosen record date for distributing such proceeds, on a pro rata basis and subject to applicable tax withholding. In the case of either the Distribution or a Permitted Third Party Sale, the Company may also sell assets of the Company subject to the ROFN to the ROFN Holder and thereafter distribute the cash proceeds received by the Company, any of its affiliates or SpinCo from such sale, net of expenses incurred in connection with or related to the authorization, preparation, negotiation, execution and performance of such transaction and any definitive agreements related thereto (any such proceeds and/or any such proceeds received in connection with a Permitted Third Party Sale, the “Permitted Sale Proceeds”) to the Company’s stockholders, holders of Company Warrants and holders of Company Equity Awards, as of the chosen record date for distributing such proceeds, on a pro rata basis and subject to applicable tax withholding. In connection with the Distribution, holders of Company Equity Awards (subject to certain exceptions) as of the Distribution Record Date who are current service providers to SpinCo and its affiliates (including the Company) are entitled to receive Make Whole Awards (as defined in the accompanying proxy statement) that will be settled in shares of SpinCo Common Stock at a ratio of one share of SpinCo Common Stock per ten shares of Company Common Stock underlying each such Company Equity Award. If the Distribution is completed, SpinCo will operate as a separate, independent, publicly held company. If you are a stockholder of the Company and the Merger is consummated, each of your shares of Company Common Stock will be converted at the effective time of the Merger into the right to receive $72.00 in cash, without interest and subject to any applicable withholding taxes.

This Proposal No. 1 is the “Transactions Proposal.”

A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement and a copy of the Separation Agreement is attached as Annex B to the accompanying proxy statement.

2.

To consider and vote on a proposal to adjourn the Special Meeting, if necessary, desirable or appropriate or to solicit additional proxies if, at the time of the Special Meeting, there are an insufficient number of votes in favor of approving the Transactions Proposal. This Proposal No. 2 is the “Adjournment Proposal.”

3.

To consider and vote on a non-binding, advisory proposal to approve compensation that may become payable to our named executive officers in connection with the Transactions (as defined below). This Proposal No. 3 is the “Non-Binding Merger-Related Compensation Proposal.”

The Merger Agreement, the Separation Agreement and the transactions contemplated therein including (i) the Merger and (ii) the Separation and thereafter the Distribution or a Permitted Third Party Sale (including to the ROFN Holder) (and in either case, the potential sale of assets of the Company subject to the ROFN to the ROFN Holder), and the subsequent distribution of Permitted Sale Proceeds to the Company’s stockholders and holders of Company Equity Awards and Company Warrants (the “Spin-Off”), are described more fully in the attached proxy statement, and we urge you to read it carefully and in its entirety.

The Company’s board of directors (the “Board”) has unanimously (i) determined that the Merger Agreement, the Separation Agreement and the transactions contemplated therein (the “Transactions”) and the transactions contemplated by the License Agreement and the Transition Services Agreement (each as defined in the accompanying proxy statement) are advisable, fair to and in the best interests of the Company and the Company’s stockholders; (ii) adopted, approved and declared advisable the Merger Agreement, the Separation Agreement, the Transactions and the transactions contemplated by the License Agreement and the Transition Services Agreement, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and approved the execution, delivery and performance by the Company of the Merger Agreement, the Separation Agreement, the License Agreement and the consummation by the Company of the Transactions and the transactions contemplated by the License Agreement and the Transition Services Agreement; (iii) resolved to recommend that the Company’s stockholders vote to approve the adoption of the Merger Agreement and the Separation Agreement on the terms and subject to the conditions set forth in the Merger Agreement and in the Separation Agreement (the “Transactions Proposal”); and (iv) adopted a resolution having the effect of causing the Merger Agreement, the Transactions and the transactions contemplated by the License Agreement and the

Transition Services Agreement not to be subject to any takeover provision that might otherwise apply to the Merger Agreement, the Transactions and the transactions contemplated by the License Agreement and the Transition Services Agreement.

Approval of the Transactions Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the proposal. Approval of each of the Non-Binding Merger-Related Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting.

Your vote is very important, regardless of the number of shares of Company Common Stock you own. The Merger and Spin-Off cannot be completed unless the Transactions Proposal is adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the proposal. Even if you plan to attend the Special Meeting, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the Special Meeting to ensure that your shares of Company Common Stock will be represented at the Special Meeting if you are unable to attend.

The Board has fixed the close of business on [●] as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at (in person or by proxy), the Special Meeting and at any adjournment or postponements thereof. A complete list of Company stockholders of record entitled to vote at the Special Meeting will be available for a period of at least ten days prior to the date of the Special Meeting for any purpose germane to the Special Meeting for inspection at our principal operating offices during ordinary business hours of the Company.

Only stockholders of record, their duly authorized proxy holders, beneficial stockholders with proof of ownership and our guests may attend the Special Meeting. To gain admittance to the virtual meeting, please register in advance at www.proxydocs.com/RNA and enter your control number included in the proxy card that you receive.

Stockholders or beneficial owners who continuously hold their shares of Company Common Stock through the effective date of the Merger, who do not vote in favor of the Transactions Proposal, who properly demand in a writing, delivered to the Company prior to the taking of the vote on the Transactions Proposal, an appraisal of their shares, and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, Section 262 of the DGCL (“Section 262”) as in effect at the time of the parties’ entry into the Merger Agreement, the provisions of which are summarized in the section of the accompanying proxy statement entitled “Appraisal Rights” beginning on page 149 and a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262, will be entitled to appraisal rights to receive, in cash, the fair value of their shares of the Company as determined by the Delaware Court of Chancery, subject to the terms of Section 262. Company stockholders who exercise their rights of appraisal pursuant to Section 262 do not waive their rights to receive their pro rata allocation of shares of SpinCo Common Stock pursuant to the Distribution and/or a pro rata distribution of Permitted Sale Proceeds, if any.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU WILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By Order of the Board of Directors,
/S/ [●]
John B. Moriarty, Jr, J.D.
Chief Legal Officer and Corporate Secretary

San Diego, California

Dated: [●]

i

ii

iii

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to carefully read this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 158.

All references to the “Company,” “we,” “us” or “our” in this proxy statement refer to Avidity Biosciences, Inc., a Delaware corporation; all references to “Novartis” refer to Novartis AG, a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland; all references to “Merger Sub” refer to Ajax Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Novartis; all references to “SpinCo” refer to Atrium Therapeutics, Inc. (formerly known as Bryce Therapeutics, Inc.), a Delaware corporation and a wholly owned subsidiary of the Company; all references to “SpinCo Common Stock” refer to the common stock, par value $0.001 per share, of SpinCo; all references to “Company Common Stock” refer to the common stock, par value $0.0001 per share, of the Company; all references to a “Company Stock Option” refer to options to purchase shares of Company Common Stock granted under any equity plans, agreements or arrangements of the Company; all references to a “Company RSU” refer to restricted stock units denominated in Company Common Stock, whether subject to time-based or performance-based vesting, that are granted under any equity plans, agreements or arrangements of the Company; all references to “Company Equity Awards” refer collectively to Company Stock Options and Company RSUs; all references to a “Company Warrant” refer to warrants to purchase shares of Company Common Stock, including the pre-funded warrants originally issued by the Company on March 4, 2024; all references to the “Merger” refer to the merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement, with the Company surviving the Merger as an indirect wholly owned subsidiary of Novartis; all references to the “Distribution” refer to the pro rata distribution of all of the issued and outstanding shares of SpinCo Common Stock as of the time of the Distribution at a ratio of one share of SpinCo Common Stock for every ten shares of Company Common Stock held as of the record date of the Distribution (the “Distribution Record Date”); all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of October 25, 2025, by and among Novartis, Merger Sub and the Company, as may be amended from time to time, a copy of which is attached as Annex A to this proxy statement; all references to the “Separation Agreement” refer to the Separation and Distribution Agreement, dated as of October 25, 2025, among the Company, SpinCo and Novartis, as may be amended from time to time, a copy of which is attached as Annex B to this proxy statement; all references to the “Transactions” refer to the transactions contemplated by the Merger Agreement and the Separation Agreement; all references to the “Effective Time” refer to the time the Merger becomes effective; and all references to the “Closing” refer to the closing of the Merger in accordance with the terms of the Merger Agreement. The Company, following the completion of the Merger, is sometimes referred to in this proxy statement as the “Surviving Corporation.”

Parties to the Transactions (see page 32)

Avidity Biosciences, Inc.

The Company, a Delaware corporation, is a biopharmaceutical company committed to delivering a new class of RNA therapeutics called Antibody Oligonucleotide Conjugates (“AOCs™”). The Company’s proprietary AOC platform is designed to combine the specificity of monoclonal antibodies, (“mAbs”), with the precision of RNA therapeutics to target the root cause of diseases previously untreatable with such therapeutics.

The Company’s principal executive office is located at 3020 Callan Road, San Diego, CA 92121. The Company’s telephone number is (858) 401-7900. The Company website address is www.aviditybiosciences.com.

The information provided on the Company’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference here or by any other reference to its website provided in this proxy statement. The Company Common Stock is listed and trades on the Nasdaq Global Market (“Nasdaq”) under the symbol “RNA.”

Atrium Therapeutics, Inc. (formerly known as Bryce Therapeutics, Inc.)

SpinCo is a newly formed Delaware corporation and wholly owned subsidiary of the Company, was incorporated on September 30, 2025, under the name Bryce Therapeutics, Inc., and on December 8, 2025, changed its name to Atrium Therapeutics, Inc. SpinCo was incorporated for the purpose of engaging in the Spin-Off (as defined below). Pursuant to the terms of the Separation Agreement, the Company will effect the Separation (as defined below), causing the separation of the Company’s early stage precision cardiology programs into SpinCo and generally resulting in SpinCo owning, assuming or retaining all assets and liabilities of the Company and its subsidiaries exclusively related to their early stage precision cardiology programs, including AOC 1086 and AOC 1072, which target rare genetic cardiomyopathies, including phospholamban and Protein Kinase AMP-activated non-catalytic subunit Gamma 2 Syndrome, respectively, and certain collaboration agreements, including those with Bristol-Myers Squibb Company and Eli Lilly and Company (the “SpinCo Business”), and the Company owning, assuming or retaining all other assets and liabilities (the “Separation”). The transfer of assets to SpinCo includes certain Company assets (the “ROFN Assets”) that triggered a right of first negotiation (“ROFN”) with an existing collaboration partner of the Company (the “ROFN Holder”). The Company is permitted to negotiate the sale of assets of the Company subject to the ROFN with the ROFN Holder, and, if an agreement is reached, consummate the sale of all or a portion of such assets. If such a sale is consummated, SpinCo may receive less than all of the SpinCo Business.

Following the Separation, but prior to the Effective Time, the Company will effect (i) the Distribution or (ii) a sale of all of SpinCo to a third party (including the ROFN Holder) (a “Permitted Third Party Sale”), and thereafter distribute the cash proceeds received by the Company, any of its affiliates or SpinCo from such sale, net of expenses incurred in connection with or related to the authorization, preparation, negotiation, execution and performance of such transaction and any definitive agreements related thereto to the Company’s stockholders, holders of Company Warrants and holders of Company Equity Awards, as of the chosen record date for distributing such proceeds, on a pro rata basis and subject to applicable tax withholding (the foregoing, including the Separation, the “Spin-Off”). In the case of either the Distribution or a Permitted Third Party Sale, the Company may also sell assets of the Company subject to the ROFN to the ROFN Holder and thereafter distribute the cash proceeds received by the Company, any of its affiliates or SpinCo from such sale, net of expenses incurred in connection with or related to the authorization, preparation, negotiation, execution and performance of such transaction and any definitive agreements related thereto (any such proceeds and/or any such proceeds received in connection with a Permitted Third Party Sale, the “Permitted Sale Proceeds”) to the Company’s stockholders, holders of Company Warrants and holders of Company Equity Awards, as of the chosen record date for distributing such proceeds, on a pro rata basis and subject to applicable tax withholding. If the Distribution is completed, SpinCo will operate as a separate, independent, publicly held company. SpinCo has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Transactions.

The principal executive office of SpinCo is located at 10578 Science Center Drive, Suite 125, San Diego, CA 92121, and SpinCo’s telephone number is (858) 401-7900.

Novartis AG

Novartis AG was incorporated on February 29, 1996, under the laws of Switzerland as a stock corporation (Aktiengesellschaft) with an indefinite duration. On December 20, 1996, the predecessor companies of Novartis, Ciba-Geigy AG and Sandoz AG, merged into this new entity. Novartis AG is domiciled in and governed by the laws of Switzerland. Novartis is a multinational group of companies specializing in the research, development, manufacturing and marketing of a broad range of innovative pharmaceutical medicines. Novartis AG is a Swiss holding company and owns, directly or indirectly, all of the significant operating companies of Novartis.

The principal executive office of Novartis is located at Lichtstrasse 35, CH-4056 Basel, Switzerland.

Ajax Acquisition Sub, Inc.

Merger Sub was incorporated in Delaware on August 21, 2025, as an indirect, wholly owned subsidiary of Novartis, solely for the purpose of engaging in the Transactions, including the Merger.

Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Transactions, including the structuring and negotiation of the Transactions. Upon completion of the Merger, Merger Sub will merge with and into the Company and Merger Sub will cease to exist.

The Special Meeting (see page 34)

Date, Time and Place of the Special Meeting

The special meeting of Company stockholders will be held virtually via live webcast on [●], at [●], or at any postponement or adjournment thereof (the “Special Meeting”).

At the Special Meeting, stockholders of record of Company Common Stock as of the close of business on [●] (the “Record Date”) will be asked to consider and vote on:

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a proposal to adopt the Merger Agreement and the Separation Agreement on the terms and subject to the conditions set forth in the Merger Agreement and in the Separation Agreement (the “Transactions Proposal”);

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a proposal to adjourn the Special Meeting, if necessary, desirable or appropriate or to solicit additional proxies if, at the time of the Special Meeting, there are an insufficient number of votes in favor of approving the Transactions Proposal (the “Adjournment Proposal”); and

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a non-binding, advisory proposal to approve compensation that may become payable to the Company’s named executive officers in connection with the Transactions (the “Non-Binding Merger-Related Compensation Proposal”).

No matters other than the matters described in this proxy statement will be presented for action at the Special Meeting, nor may any additional matters be included.

Record Date and Quorum

You are entitled to receive notice of, and to vote at, the Special Meeting if you owned Company Common Stock at the close of business on the Record Date. You will be entitled to one vote for each share of Company Common Stock that you owned on the Record Date. As of the Record Date, there were [●] shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. Holders of at least a majority of the voting power of the shares of Company Common Stock outstanding and entitled to vote upon a question to be considered at the meeting constitute a quorum for the purposes of the Special Meeting. Abstentions (as described in the section of this proxy statement entitled “Questions and Answers About the Special Meeting, the Merger and the Spin-Off” beginning on page 17) are counted as present for the purpose of determining whether a quorum is present.

Vote Required

Approval of the Transactions Proposal requires the affirmative vote of the holders of a majority of the shares of outstanding Company Common Stock entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” approval of this proposal, and broker non-votes, if any, will be counted as abstentions.

Approval of each of the Adjournment Proposal and the Non-Binding Merger-Related Compensation Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. A majority of votes cast means that the number of votes “FOR” a proposal must exceed the number of votes “AGAINST” that proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of this vote, assuming the presence of a quorum.

As of the Record Date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [●] shares of Company Common Stock (not including any shares of Company Common Stock deliverable upon exercise or conversion of any options or other equity-based awards), representing approximately [●] percent of the outstanding shares of Company Common Stock. The directors and executive officers of the Company have informed the Company that they currently intend to vote all such Company Common Stock “FOR” approval of the Transactions Proposal, “FOR” approval of the Adjournment Proposal and “FOR” approval of the Non-Binding Merger-Related Compensation Proposal.

Appraisal Rights

If the Merger is completed, record holders or beneficial owners of Company Common Stock who do not vote in favor of the adoption of the Transactions Proposal and who properly demand appraisal of their shares of Company Common Stock and otherwise comply fully with Section 262 (“Section 262”) of the General Corporation Law of the State of Delaware (the “DGCL”) will be entitled to appraisal rights in connection with the Merger.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Throughout this summary of appraisal rights and the other descriptions of appraisal rights throughout this proxy statement, we refer to both record holders of Company Common Stock and beneficial owners of Company Common Stock collectively as “stockholders.” If you hold your shares of Company Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee.

Under Section 262, stockholders who (1) do not vote in favor of the adoption of the Transactions Proposal; (2) continuously are stockholders through the Effective Time; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive, in lieu of the Merger Consideration, payment in cash of the amount determined by the Delaware Court of Chancery to be the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery, so long as they comply fully with the procedures established by Section 262. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of Company Common Stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Company stockholders who exercise their rights of appraisal pursuant to Section 262 do not waive their rights to receive their pro rata allocation of shares of SpinCo Common Stock pursuant to the Distribution and/or a pro rata distribution of Permitted Sale Proceeds, if any.

Stockholders considering seeking appraisal should be aware that the fair value of their shares of Company Common Stock as determined pursuant to Section 262 could be more than, the same as or less than the Merger Consideration.

Stockholders wishing to exercise the right to seek an appraisal of their shares of Company Common Stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Transactions Proposal;

•	the stockholder must deliver to the Company a written demand for appraisal before the vote on the Transactions Proposal at the Special Meeting;

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the stockholder must continuously hold the shares of Company Common Stock that are subject to the demand from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers such shares of Company Common Stock before the Effective Time);

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the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Company Common Stock within 120 days after the Effective Time (the Surviving Corporation is under no obligation to file any petition and has no intention of doing so); and

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the stockholder must serve a copy of the filed petition on the Surviving Corporation, which must file in the office of the register in Delaware Court of Chancery a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity within 20 days after such service.

Your failure to follow exactly the procedures specified under Section 262 will result in the loss of your appraisal rights. The Section 262 requirements for exercising appraisal rights are described in further detail in this proxy statement. If you hold your shares of Company Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

For more information, please see the section of this proxy statement entitled “Appraisal Rights” beginning on page 149.

Proxies and Revocation

Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the envelope provided, or may vote via the virtual meeting website by attending the Special Meeting. If you are a beneficial owner of Company Common Stock registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Please complete and mail that proxy card to ensure that your vote is counted. Alternatively, you may vote over the Internet, as instructed by your broker or bank. If you fail to submit a proxy or to vote via the virtual meeting website at the Special Meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of Company Common Stock will not be deemed present or be voted on the Transactions Proposal and will have the same effect as a vote “AGAINST” the Transactions Proposal, and your shares of Company Common Stock will not have an effect on the Adjournment Proposal or the Non-Binding Merger-Related Compensation Proposal.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to the Company’s Corporate Secretary, which must be filed with the Corporate Secretary by [●] on the business day immediately prior to the date of the Special Meeting, or by virtually attending the Special Meeting and voting via the virtual meeting website. Written notice of revocation should be mailed to: Avidity Biosciences, Inc., Attention: Corporate Secretary, 3020 Callan Road, San Diego, CA 92121.

The Transactions (see page 40)

On October 25, 2025, to effect the acquisition of the Company by Novartis, (i) the Company, Novartis and Merger Sub entered into the Merger Agreement, and (ii) the Company, SpinCo and Novartis (with respect to certain sections therein) entered into the Separation Agreement. The Transactions include the separation of the SpinCo Business from the Company (as described further in the section of this proxy statement entitled “The Separation Agreement—Overview” beginning on page 129) and thereafter, but prior to the Effective Time, (i) the Distribution or (ii) a Permitted Third Party Sale, and the distribution of the Permitted Sale Proceeds of such sale to the Company’s stockholders, holders of Company Warrants and holders of Company Equity Awards, on a pro rata basis and subject to applicable tax withholding. In the case of either the Distribution or a Permitted Third Party Sale, the Company may also sell assets of the Company subject to the ROFN to the ROFN Holder and thereafter distribute the Permitted Sale Proceeds of such sale to the Company’s stockholders, holders of Company Warrants and holders of Company Equity Awards, as of the chosen record date for distributing such proceeds, on a pro rata basis and subject to applicable tax withholding.

In connection with the Distribution, holders of Company Equity Awards (subject to certain exceptions for New Hire RSUs and any portion of the 2026 LTI Awards (each, as defined in the section of this proxy statement entitled “The Merger Agreement—Employee Benefits” beginning on page 117) that is unvested as of the Distribution Record Date) as of the Distribution Record Date who are current service providers to SpinCo and its affiliates (including the Company) (such holders, the “Service Providers”) are entitled to receive Make Whole Awards (as defined in the section of this proxy statement entitled “The Separation Agreement—Employee Matters” beginning on page 138) that will be settled in shares of SpinCo Common Stock at a ratio of one share of SpinCo Common Stock per ten shares of Company Common Stock underlying each such Company Equity Award.

If the Distribution is completed, SpinCo will operate as a separate, independent, publicly held company.

The Separation and the Distribution (see page 129)

In connection with the acquisition of the Company by Novartis and pursuant to the Separation Agreement, prior to the Distribution and the Merger, the Company and SpinCo will consummate the Separation, which (assuming no assets of the Company subject to the ROFN are sold to the ROFN Holder) will result in SpinCo owning, assuming or retaining all assets and liabilities of the Company and its subsidiaries exclusively related to their early stage precision cardiology programs (the “SpinCo Programs”) and collaboration agreements with Bristol-Myers Squibb Company and Eli Lilly and Company (the “Third Party Agreements”).

After effecting the Separation, but prior to the Effective Time, the Company will effect (i) the Distribution or (ii) a Permitted Third Party Sale, and thereafter distribute the Permitted Sale Proceeds of such sale to the Company’s stockholders, holders of Company Warrants and holders of Company Equity Awards, on a pro rata basis and subject to applicable tax withholding. In the case of either the Distribution or a Permitted Third Party Sale, the Company may also sell assets of the Company subject to the ROFN to the ROFN Holder and thereafter distribute the Permitted Sale Proceeds of such sale to the Company’s stockholders, holders of Company Warrants and holders of Company Equity Awards, as of the chosen record date for distributing such proceeds, on a pro rata basis and subject to applicable tax withholding.

Prior to the Distribution, on December 10, 2025, SpinCo filed a registration statement on Form 10 (together with any amendments, supplements, prospectuses or information statements thereto, the “Registration Statement”) to register the shares of SpinCo Common Stock that will be distributed in the Distribution under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Following completion of the Separation, and thereafter the Distribution or a Permitted Third Party Sale (and in either case, the potential sale of assets of the Company subject to the ROFN to the ROFN Holder), and the subsequent distribution of Permitted Sale Proceeds to the Company’s stockholders and holders of Company Equity Awards and Company Warrants, the Company will have no continuing ownership interest in SpinCo.

Financing of SpinCo

In the event of the Distribution, immediately prior to the time that the Company effects the Distribution (the “Distribution Effective Time”), the Company will pay and contribute to SpinCo an amount in cash equal to $270 million, minus the sum of the amount of marketable securities and cash and cash equivalents contained in any bank and brokerage accounts owned by SpinCo as of the close of business on the day prior to the Distribution Effective Time (such net amount, the “SpinCo Funding”). However, if the aggregate amount of marketable securities and cash and cash equivalents contained in any bank and brokerage accounts owned by the Company and its subsidiary as of the close of business on the day prior to the Distribution Effective Time is less than the SpinCo Funding (such difference, the “SpinCo Funding Shortfall”), then Novartis will cause the Company to pay, or pay on behalf of the Company, the SpinCo Funding Shortfall to SpinCo concurrently with the Closing. In the event of a Permitted Third Party Sale, the Company will not be obligated to pay the SpinCo Funding.

The Company’s liabilities under the Separation Agreement include payment of certain transaction expenses in connection with the Distribution and the Merger. Except as otherwise set forth in the Separation Agreement, the transition services agreement to be entered into between the Company and SpinCo (the “Transition Services Agreement”) or the occupancy license agreement which the Company and SpinCo may enter into on or following the Distribution Effective Time (the “Occupancy License Agreement”), the Company and SpinCo will each bear its own costs and expenses incurred after the Distribution.

The Merger (see page 97)

Following the Separation and thereafter the Distribution or a Permitted Third Party Sale (which, in either case, may also include the sale of assets of the Company subject to the ROFN to the ROFN Holder), Merger Sub will merge with and into the Company, whereby the separate existence of Merger Sub will cease and the Company will continue as the Surviving Corporation and as an indirect wholly owned subsidiary of Novartis. The shares of Company Common Stock will be delisted from Nasdaq, deregistered under the Exchange Act and cease to be publicly traded.

Recommendation of the Board (see page 53)

At a meeting held on October 24, 2025, the Company’s board of directors (the “Board”) unanimously (i) determined that the Merger Agreement, the Separation Agreement and the Transactions, and the transactions contemplated by the License Agreement (as defined below) and the Transition Services Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders; (ii) adopted, approved and declared advisable the Merger Agreement, the Separation Agreement, the Transactions and the transactions contemplated by the License Agreement and the Transition Services Agreement, in accordance with the DGCL, and approved the execution, delivery and performance by the Company of the Merger Agreement, the Separation Agreement, the License Agreement and the consummation by the Company of the Transactions and the transactions contemplated by the License Agreement and the Transition Services Agreement; (iii) resolved to recommend that the Company’s stockholders vote to approve the adoption of the Merger Agreement and the Separation Agreement on the terms and subject to the conditions set forth in the Merger Agreement and in the Separation Agreement (the “Transactions Proposal”); and (iv) adopted a resolution having the effect of causing the Merger Agreement, the Transactions and the transactions contemplated by the License Agreement and the Transition Services Agreement not to be subject to any takeover provision that might otherwise apply to the Merger Agreement, the Transactions and the transactions contemplated by the License Agreement and the Transition Services Agreement.

The Board unanimously recommends that you vote “FOR” approval of the Transactions Proposal, “FOR” approval of the Adjournment Proposal and “FOR” approval of the Non-Binding Merger-Related Compensation Proposal.

The Merger Agreement (see page 97)

The Merger Consideration

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The Merger Agreement provides that each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including any shares issued as a result of the exercise of any Company Warrants prior to the Effective Time, but excluding each share of Company Common Stock (i) held in the treasury of the Company, (ii) owned by Novartis or Merger Sub, or owned by any direct or indirect wholly owned subsidiary of the Company or Novartis immediately prior to the Effective Time, or (iii) held by any stockholder who is entitled to demand and has properly and validly demanded their statutory appraisal right of such shares (“Appraisal Shares”) pursuant to, and who complies in all respects with, Section 262 and who, as of the Effective Time, has neither effectively withdrawn nor lost such appraisal and payment rights with respect to such Appraisal Shares (each share described in clauses (i) through (iii), an “Excluded Share”)), will be cancelled and converted automatically into the right to receive an amount in cash equal to $72.00, without interest and subject to any applicable tax withholdings (the “Merger Consideration”).

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The Merger Agreement provides that at the Effective Time, each Company Stock Option that is outstanding as of immediately prior to the Effective Time will become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time and, at the Effective Time, each outstanding Company Stock Option that has a per share exercise price that is less than the Merger Consideration, will be cancelled and converted into the right to receive a cash payment (without interest and subject to any applicable withholding taxes required by applicable law) equal to the product of (x) the excess of the Merger Consideration over the per share exercise price of such Company Stock Option, and (y) the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time. The Merger Consideration exceeds the exercise price of each currently outstanding Company Stock Option; accordingly, each Company Stock Option will receive consideration in accordance with the foregoing.

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In addition, at the Effective Time, each Company RSU, aside from the New Hire RSUs and 2026 LTI Awards (each, as defined in the section of this proxy statement entitled “The Merger Agreement—Employee Benefits” beginning on page 117), that is outstanding will become fully vested effective immediately prior to, and contingent upon, the Effective Time and, at the Effective Time, cancelled and converted into the right of such Company RSU holder to receive, in consideration for the cancellation of such Company RSU, an amount in cash (without interest and subject to any applicable withholding taxes required by applicable law) equal to the product of (x) the Merger Consideration and (y) the total number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time (the “RSU Consideration”).

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During the period between the time the Merger Agreement was executed and the Closing (the “Pre-Closing Period”), the Company must take all required actions to effect the treatment of the Company Warrants under the Merger Agreement and must use reasonable best efforts to comply with its obligations under the Company Warrants, including the delivery of notices to certain warrant holders under the terms of their warrants. Each Company Warrant that is outstanding immediately prior to the Effective Time will become exercisable upon the Effective Time, solely for the same Merger Consideration that the holder thereof would have been entitled to receive if such holder had been a holder of Company Common Stock then issuable upon the exercise in full of such Company Warrant without regard to any limitations on exercise contained therein immediately prior to the Effective Time, under the terms of the section of this proxy statement entitled “The Merger Agreement—Treatment of Company Common Stock and Share-Based Awards” beginning on page 102, at such time. Following the Effective Time, the holder of such Company Warrant will not have any right under such Company Warrant or the Merger Agreement to acquire any securities in the Company, SpinCo, the Surviving Corporation, Novartis or any of their respective Affiliates (as defined in the section of this proxy statement entitled “The Merger Agreement—Certain Definitions” beginning on page 98).

Acquisition Proposals

Under the Merger Agreement, during the Pre-Closing Period, the Company and its subsidiaries have agreed not to, and will not authorize their representatives to, directly or indirectly:

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solicit, initiate, propose or take any action to knowingly encourage any inquiries or the submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—Certain Definitions” beginning on page 98) or otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal;

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except as expressly permitted by the Merger Agreement, enter into, continue or otherwise participate in any discussions or negotiations regarding; furnish to any individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or other entity, including any Governmental Authority (as defined in the section of this proxy statement entitled “The Merger Agreement—Certain Definitions” beginning on page 98) (each, a “Person”) or “group” (as defined under Section 13(d) of the Exchange Act) any non-public information or data relating to; afford access to the business, personnel, properties, assets, books or records of the Company and its subsidiaries in connection with, or otherwise cooperate with any Person with respect to, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

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grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality, standstill or similar agreement (or any confidentiality, standstill or similar provision of any other contract); provided, that the Company may waive any such standstill or similar provision should the Board determine in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, solely to the extent necessary to permit the applicable Person (if such Person has not been solicited in breach of the standstill provision) to make a confidential Acquisition Proposal to the Board, conditioned upon such Person agreeing that the Company shall not be prohibited from providing any information to Novartis (including regarding any such Acquisition Proposal) in accordance with, and otherwise complying with, the standstill provision in the Merger Agreement;

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enter into any letter of intent, contract, commitment or agreement in principle with respect to an Acquisition Proposal (other than a customary confidentiality agreement (i) containing confidentiality, non-use and other terms that are no less favorable to the Company in the aggregate than those contained in the Confidentiality Agreement between the Company and Novartis, dated July 15, 2025, and amended on July 27, 2025, and (ii) that does not prevent the Company from providing any information to Novartis in accordance with the Merger Agreement or otherwise complying with its obligations under the Merger Agreement (an “Acceptable Confidentiality Agreement,” as defined in the section of this proxy statement entitled “The Merger Agreement—Certain Definitions” beginning on page 98) or enter into any contract or commitment requiring the Company to abandon, terminate or fail to consummate the Transactions;

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exempt any Person or “group” (as defined under Section 13(d) of the Exchange Act) from the restriction on “business combinations” or any similar provision contained in applicable takeover provisions or the Company’s organizational documents, or grant a waiver under Section 203 of the DGCL; or

•	resolve, propose or agree to do any of the foregoing.

If, in response to an unsolicited bona fide written Acquisition Proposal made by a Person or “group” after October 25, 2025, in circumstances not involving a breach of the applicable terms of the Merger Agreement, the Board determines in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—Certain Definitions” beginning on page 98) and, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, then the Company may, at any time before obtaining the affirmative vote of stockholders of not less than a majority of the outstanding Company Common Stock (the “Requisite Company Vote”) to approve the adoption of the Merger Agreement and the Separation Agreement (but in no event after such time), enter into an Acceptable Confidentiality Agreement with such Person or “group,” and pursuant to such Acceptable Confidentiality Agreement, (i) furnish information and data with respect to the Company and its subsidiaries and afford access to the business, personnel, properties, assets, books or records of the Company and its subsidiaries, and (ii) enter into, maintain and participate in discussions with the Person making such Acquisition Proposal and its representatives. Upon receipt of such Superior Proposal, the Company will concurrently provide to Novartis any information and data concerning the Company or any of its subsidiaries, or access provided to such Person or “group,” that was not previously made available to Novartis. The Company will also provide Novartis with a copy of any Acceptable Confidentiality Agreement as entered into within 24 hours following its execution, and the Company will not terminate, waive or modify any material provision of any Acceptable Confidentiality Agreement.

Conditions to the Merger

Consummation of the Merger is subject to (i) closing conditions related to the Spin-Off, including (a) the effectiveness of the Registration Statement (or registration statement on Form S-1 if the Company so determines after consultation with Novartis) and the absence of any stop order or similar proceeding, and (b) completion of either the Distribution or, subject to the written consent of Novartis, a Permitted Third Party Sale; and (ii) other customary closing conditions, including, (a) the absence of certain legal restraints preventing or otherwise making illegal the consummation of the Merger, (b) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement, (c) the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), including any extensions thereof, applicable to the Merger and, potentially, the applicable antitrust laws of specified other jurisdictions (the “Springing Jurisdictions”), and (d) the adoption of the Merger Agreement and the Separation Agreement by the Requisite Company Vote.

Termination

The Company and Novartis may, by mutual written consent, terminate the Merger Agreement and abandon the transactions contemplated in the Merger Agreement at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by the Company’s stockholders.

The Merger Agreement contains certain other termination rights for the Company and Novartis. Subject to the terms and conditions of the Merger Agreement, the Company or Novartis may terminate the Merger Agreement if the Merger is not consummated by 5:00 p.m., New York City time, on July 27, 2026 (as it may be extended, the “Outside Date”), which period automatically extends for one additional three-month period ending no later than 5:00 p.m., New York City time, on October 26, 2026, if at the end of the initial period, the only outstanding conditions to closing the Merger are (i) the expiration or termination of any waiting periods under the HSR Act and the Springing Jurisdictions (if applicable) in the circumstances described in the Merger Agreement; (ii) the absence of certain legal restraints preventing or otherwise making illegal the consummation of the Merger (solely in respect of the HSR Act and, potentially, a Springing Jurisdiction in the circumstances described in the Merger Agreement); (iii) the absence of legal proceedings brought under the HSR Act and, potentially, a Springing Jurisdiction in the circumstances described in the Merger Agreement; (iv) the adoption of the Merger Agreement and the Separation Agreement by the Company stockholders’ constituting the Requisite Company Vote; (v) the Registration Statement becoming effective; or (vi) the consummation of the Spin-Off.

Expenses

Except as set forth in the Merger Agreement and summarized in this proxy statement, all expenses incurred in connection with the Merger Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Transactions are consummated, provided that Novartis will pay all filing fees required in connection with the Merger pursuant to the HSR Act or Schedule I of the Merger Agreement.

Termination Fees

Upon termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Novartis a termination fee of $450 million. Such circumstances include where the Merger Agreement is terminated (i) in connection with the Company accepting and entering into an agreement for the consummation of a transaction which the Board determines is a Superior Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—Certain Definitions” beginning on page 98); (ii) due to the Board’s failure to include in the proxy statement, or its change of, or failure to reaffirm as required by the Merger Agreement, its recommendation of adopting the Merger Agreement and the Separation Agreement to the Company’s stockholders; and (iii) in connection with the termination of the Merger Agreement by (1) either Novartis or the Company if the Merger is not consummated prior to the Outside Date or (2) Novartis as a result of the Company’s breach of any representation or warranty or its failure to perform any covenant, and following any such termination, the Company consummates or enters into a binding agreement to consummate an acquisition proposal within 12 months of such termination date.

The Merger Agreement further provides that Novartis will be required to pay the Company a reverse termination fee of $600 million in the event the Merger Agreement is terminated by either Novartis or the Company (i) because the Merger is not consummated before the Outside Date and at that time certain conditions related to antitrust laws have not been satisfied or (ii) as the result of a legal restraint preventing or otherwise making illegal the consummation of the Merger under an antitrust law.

The Separation Agreement (see page 129)

Transfer of Assets and Assumption of Liabilities

The Separation Agreement and the schedules thereto identify the assets to be transferred to or retained by, and the liabilities to be assumed or retained by, each of the Company and SpinCo, and it provides for when and how these transfers, assumptions and assignments will occur. For more information, please see the section of this proxy statement entitled “The Separation Agreement—Transfer of Assets and Assumption of Liabilities” beginning on page 129.

The Distribution and/or Distribution of Permitted Sale Proceeds

Immediately prior to the Effective Time (and assuming a Permitted Third Party Sale has not occurred), the Company will distribute, on a pro rata basis, to the Company’s stockholders as of the Distribution Record Date, all of the shares of SpinCo Common Stock, as of the time of the Distribution. The Board (or a committee thereof), in accordance with applicable law, will establish the Distribution Record Date.

Each Company stockholder on the Distribution Record Date will be entitled to receive one share of SpinCo Common Stock for every ten shares of Company Common Stock held by such stockholder as of the Distribution Record Date. The Company will also deliver shares of SpinCo Common Stock to the holders of the Company Warrants in accordance with their terms. If the Company consummates a sale of assets of the Company subject to the ROFN to the ROFN Holder, SpinCo may receive less than all of the SpinCo Business.

On the day on which the Distribution is effected (the “Distribution Date”), immediately prior to the Effective Time, the Company will instruct its stock transfer agent to effect the Distribution by distributing the shares of SpinCo Common Stock to holders of record of shares of Company Common Stock as of the Distribution Record Date, and to credit the appropriate number of shares of SpinCo Common Stock to book entry accounts for each such Company stockholder. The Company will instruct the stock transfer agent to deliver the shares of SpinCo Common Stock to a depositary and to mail each Company stockholder of record on the Record Date a statement of the shares of SpinCo Common Stock credited to such holder’s account.

In addition, if the Distribution is completed, holders of Company Equity Awards (subject to certain exceptions for New Hire RSUs and any portion of the 2026 LTI Awards that is unvested as of the Distribution Record Date) as of the Distribution Record Date who are current Service Providers will receive a non-transferable Make Whole Award that will be settled in shares of SpinCo Common Stock at a ratio of one share of SpinCo Common Stock per ten shares of Company Common Stock underlying each such Company Equity Award, and required by the terms of the Separation Agreement and as permitted by the SEC’s Staff Legal Bulletin No. 4. Holders of Company Stock Options who are not Service Providers as of the Distribution Record Date will not be eligible to receive Make Whole Awards. Such holders of Company Stock Options may still receive shares of SpinCo Common Stock in respect of the Company Common Stock underlying such Company Stock Options if such holders exercise their options on or prior to the Distribution Record Date.

If a sale of assets of the Company subject to the ROFN to the ROFN Holder and/or a Permitted Third Party Sale occurs, the Permitted Sale Proceeds arising out of such sale will also be distributed on a pro rata basis to Company stockholders, holders of Company Warrants and holders of Company Equity Awards.

Conditions to the Distribution

The Distribution is subject to the satisfaction or waiver by the Company and SpinCo of the following conditions:

•	the satisfaction or, to the extent permitted therein, waiver of each of the conditions precedent in the Merger Agreement to the consummation of the Merger, other than (i) the completion of the

Distribution; (ii) solely in the case of a Permitted Third Party Sale, effectiveness of the Registration Statement; and (iii) any conditions that can only be satisfied at the Closing (provided that such conditions are then capable of being satisfied);

•

the absence of any judgment, ruling, order, writ, injunction, award, decision, assessment or decree of any Governmental Authority (as defined in the section of this proxy statement entitled “The Merger Agreement—Certain Definitions” beginning on page 98) preventing the consummation of the Separation, the Distribution or the Merger, and there shall not be any law enacted or deemed applicable to any such transaction by any Governmental Authority of competent jurisdiction that makes consummation of the Separation, the Distribution or the Merger illegal;

•	the continued effectiveness of the intellectual property license agreement entered into between the Company and SpinCo (the “License Agreement”);

•	the execution and delivery of the Transition Services Agreement;

•	the execution of documentation effecting transfer of the Third Party Agreements from the Company to SpinCo, in form reasonably satisfactory to Novartis; and

•	effectiveness in all material respects of the Separation.

Opinion of Goldman Sachs (see page 61)

Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its opinion to the Board that, as of October 25, 2025, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration and the shares of SpinCo Common Stock to be received in the Distribution at a ratio of one share of SpinCo Common Stock for every ten shares of Company Common Stock (the “SpinCo Distribution Consideration,” together with the Merger Consideration, the “Aggregate Merger and Distribution Consideration”) paid to the Company’s stockholders (other than Novartis and its affiliates) pursuant to the Merger Agreement and Separation Agreement was fair from a financial point of view to such stockholders.

The full text of the written opinion of Goldman Sachs, dated October 25, 2025, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Transactions. Goldman Sachs’s opinion is not a recommendation as to how any Company stockholder should vote with respect to the Transactions or any other matter. Pursuant to an engagement letter between the Company and Goldman Sachs, the Company has agreed to pay Goldman Sachs a transaction fee of approximately $108,000,000, $10,000,000 of which became payable upon the announcement of the Transactions, and the remainder of which is contingent upon consummation of the Transactions. For a further discussion of Goldman Sachs’s opinion, see the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Opinion of Goldman Sachs” beginning on page 61.

Opinion of Barclays (see page 67)

On October 24, 2025, Barclays Capital Inc. (“Barclays”) rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the Aggregate Merger and Distribution Consideration to be offered to the Company’s stockholders is fair to such stockholders from a financial point of view.

The full text of Barclays’ written opinion, dated October 25, 2025, is attached as Annex D to this Proxy Statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. For a further discussion of Barclays’ opinion, see the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Opinion of Barclays” beginning on page 67.

Interests of Certain Persons in the Transactions (see page 79)

In considering the recommendation of the Board with respect to the Transactions Proposal, you should be aware that executive officers and directors of the Company have certain interests in the Transactions that are different from, or in addition to, the interests of the Company’s stockholders generally. The directors of the Company were aware of these interests and considered them at the time they evaluated and negotiated the Merger Agreement, the Separation Agreement and the Transactions, and in recommending that the Transactions Proposal be adopted by the Company’s stockholders. These interests include, but are not limited to, the following:

•

the vesting and cancellation of each Company Stock Option that is then outstanding and unexercised, whether or not vested and which has a per share exercise price that is less than the Merger Consideration, in exchange for a cash payment (without interest and subject to any applicable withholding taxes required by applicable law) equal to the product of the excess of the Merger Consideration over the per share exercise price of such Company Stock Option, multiplied by the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, plus the eligibility to receive Permitted Sale Proceeds in respect of the shares of Company Common Stock underlying such Company Stock Option pursuant to a sale of assets of the Company subject to the ROFN and/or a Permitted Third Party Sale;

•

the vesting and cancellation of each then outstanding Company RSU (aside from the New Hire RSUs and 2026 LTI Awards) in exchange for a cash payment (without interest and subject to any applicable withholding taxes required by applicable law) equal to the product of the Merger Consideration and the number of shares of Company Common Stock subject to such Company RSU, plus the eligibility to receive Permitted Sale Proceeds in respect of the shares of Company Common Stock subject to such Company RSU pursuant to a sale of assets of the Company subject to the ROFN or a Permitted Third Party Sale;

•

for certain executive officers who are “disqualified individuals” (as defined in Section 280G of the Internal Revenue Code of 1986 (the “Code”)), the Company, following consultation with Novartis, could implement certain 280G mitigation strategies. In December 2025, after consultation with Novartis, the Company implemented such strategies. See the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—280G Mitigation Actions” beginning on page 84;

•

the eligibility of executive officers to receive severance payments and benefits under employment agreements with the Company in connection with a qualifying termination of employment within 59 days prior to or 24 months following a “change in control” (which will occur upon the Closing);

•	the determination and payment of 2025 annual cash bonuses prior to the Closing based on actual performance achievement for calendar year 2025 (but in no event exceeding 150% of target);

•	the entitlement to indemnification benefits in favor of directors and executive officers of the Company;

•	the possibility of continued employment of the Company’s officers with Novartis or one or more of its affiliates; and

•

the possibility that, if employed or retained as Service Providers through the Distribution Record Date, certain executive officers may be entitled to receive Make Whole Awards that will be settled in the form of shares of SpinCo Common Stock with respect to such executive officers’ Company Equity Awards.

If the Transactions Proposal is approved, the shares of Company Common Stock held by the Company’s directors and executive officers will be treated in the same manner as outstanding shares of Company Common Stock held by all other stockholders of the Company. For more information, see the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions” beginning on page 79.

Material U.S. Federal Income Tax Consequences of the Transactions (see page 88)

Under U.S. federal income tax laws, a U.S. holder (as defined in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Transactions” beginning on page 88) must include in its income as a taxable dividend the amount of any distribution made by the Company to the extent of its current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). The Company has not calculated earnings and profits in accordance with U.S. federal income tax principles. Accordingly, U.S. holders should expect to treat the Distribution in the event of the Spin-Off, or the receipt of their portion of the Permitted Sale Proceeds in the event of a sale of assets of the Company subject to the ROFN to the ROFN Holder, or a Permitted Third Party Sale, as a taxable dividend. The Company or other applicable withholding agents may be required or permitted to withhold at the applicable rate on all or a portion of the amount payable to Non-U.S. holders (as defined in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Transactions” beginning on page 88), and, in the event of the Spin-Off, any such withholding would be satisfied by the Company or such agent by withholding and selling a portion of the shares of SpinCo Common Stock that otherwise would be distributable to the Non-U.S. holders or by withholding from other property held in the Non-U.S. holder’s account with the withholding agent.

The Merger will be a taxable transaction to U.S. holders. Accordingly, a U.S. holder generally will recognize gain or loss equal to the difference, if any, between (i) the cash received and (ii) such U.S. holder’s adjusted tax basis in the Company Common Stock exchanged pursuant to the Merger. Such gain or loss will be long-term capital gain or loss for a U.S. holder whose holding period in such shares exceeds one year at the time of the Merger.

Non-U.S. holders generally will not be subject to U.S. federal income tax with respect to the receipt of cash in the Merger unless such Non-U.S. holder has certain connections to the United States, but may be subject to the backup withholding rules unless the Non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding.

Please carefully review the information under the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Transactions” beginning on page 88 for a more detailed discussion of the material U.S. federal income tax consequences of the Transactions.

Regulatory Approvals (see page 94)

Under the terms of the Merger Agreement, consummation of the Merger is subject to the expiration or termination of any waiting periods under the HSR Act, including any extensions thereof, applicable to the Merger and, potentially, applicable antitrust laws of the Springing Jurisdictions. The Merger cannot be completed until the waiting period (and any extension thereof) under the HSR Act and the laws of the Springing Jurisdictions (if triggered) have expired or been terminated.

On November 21, 2025, the Company and Novartis filed notification of the proposed Merger with the Federal Trade Commission (the “FTC”) and the Department of Justice (the “DOJ”) under the HSR Act.

On December 17, 2025, the FTC granted a request for the early termination of the waiting period under the HSR Act.

Legal Proceedings (see page 95)

On December 3, 2025, a purported stockholder of the Company filed a lawsuit in the United States District Court for the Southern District of California against the Company and the Board, captioned Steve Barnhart v. Avidity Biosciences, Inc. et al, Case No. 25-CV-03414-TWR-BLM (the “Barnhart Complaint”). The Barnhart Complaint asserts claims under Sections 14(a) and 20(a) of the Exchange Act, alleging, among other things, that the preliminary proxy statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC ”) on November 24, 2025, omits material information and/or contains misleading disclosures. The Barnhart Complaint seeks, among other things, injunctive relief preventing the consummation of the Merger and attorneys’ fees. The Company has also received certain demand letters from other purported stockholders of the Company making allegations similar to those contained in the Barnhart Complaint (the “Demand Letters”).

Additionally, the Company has received a demand from another purported stockholder of the Company seeking to inspect the Company’s books and records pursuant to Section 220 of the DGCL in connection with the Merger (the “220 Demand”).

The Company, SpinCo and Merger Sub believe the claims asserted in the Barnhart Complaint, the Demand Letters and the 220 Demand are without merit. Additional lawsuits may be filed against or additional letters like the Demand Letters or demands like the 220 Demand may be sent to the Company, the Board, Novartis, SpinCo and/or Merger Sub in connection with the Transactions. If additional similar complaints are filed or letters or demands are sent, absent new or different allegations that are material, the Company will not necessarily announce such additional filings or the receipt of such letters or demands.

Delisting and Deregistration of Company Common Stock

If the Merger is completed, the Company Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and the Company will no longer file periodic reports with the SEC on account of Company Common Stock.

QUESTIONS AND ANSWERS ABOUT THE

SPECIAL MEETING, THE MERGER AND THE SPIN-OFF

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger Agreement, the Separation Agreement, the Merger, the Spin-Off and the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the section of this proxy statement entitled “Summary” beginning on page 1 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 158.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.

You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Board for use at the Special Meeting because you have been identified as a Company stockholder as of the close of business on [●], the Record Date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company Common Stock with respect to such matters.

Q.	When and where is the Special Meeting?

A.

The Special Meeting will take place on [●], at [●] (unless the Special Meeting is adjourned or postponed), virtually via live webcast on the Internet. Please note that you will not be able to attend the Special Meeting physically in person. To attend the Special Meeting, you must register in advance at www.proxydocs.com/RNA. To complete your registration, you will need the control number included on your proxy card. If you are a beneficial owner, you will need to obtain a valid proxy card in order to register to attend the Special Meeting. Upon completing your registration, you will receive an email confirmation with further instructions. On the day of the Special Meeting, you should allow ample time for check-in proceedings. We will have technicians standing by and ready to assist you with any technical difficulties you may have in accessing the virtual live webcast. If you encounter any difficulties accessing the virtual live webcast during the check-in or meeting time, please call the support team at 1-888-491-1002.

Q.	What am I being asked to vote on at the Special Meeting?

A.	You are being asked to consider and vote on:

•	the Transactions Proposal;

•	the Adjournment Proposal; and

•	the Non-Binding Merger-Related Compensation Proposal.

Q.	What are the proposed transactions and what effects will they have on the Company?

A.

The proposed transactions are (i) the separation of certain assets and liabilities of the Company into SpinCo through the Separation and thereafter (a) the Distribution of SpinCo Common Stock to the Company’s stockholders and holders of Company Warrants or (b) a Permitted Third Party Sale (which, in either case, may also include the sale of assets of the Company subject to the ROFN to the ROFN Holder); and (ii) the merger of Merger Sub with and into the Company, with the Company continuing as the Surviving Corporation and becoming an indirect, wholly owned subsidiary of Novartis. In connection with the Distribution, holders of Company Equity Awards who are Service Providers are entitled to receive Make

Whole Awards that will be settled in shares of SpinCo Common Stock at a ratio of one share of SpinCo Common Stock per ten shares of Company Common Stock underlying each such Company Equity Award. The terms and conditions of the Merger are governed by the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. The terms and conditions of the Spin-Off are governed by the Separation Agreement, a copy of which is attached as Annex B to this proxy statement. Your vote is required in connection with the proposed Transactions.

If the Distribution occurs, SpinCo will be a separate, independent, publicly held company that will own and operate the SpinCo Business (assuming no assets of the Company subject to the ROFN are sold to the ROFN Holder). If the Company consummates a sale of assets of the Company subject to the ROFN to the ROFN Holder, SpinCo may receive less than all of the SpinCo Business. If a Permitted Third Party Sale occurs, the Company will no longer have any interest in SpinCo.

Q.	What will the Company’s stockholders receive if the Transactions are completed?

A.	Upon completion of the Merger, for each share of Company Common Stock that a stockholder owns, such stockholder will be entitled to receive the Merger Consideration.

Following the Separation, Company stockholders will be entitled to receive (i) shares of SpinCo Common Stock in the Distribution at a ratio of one share of SpinCo Common Stock for every ten shares of Company Common Stock and/or (ii) a pro rata distribution of the Permitted Sale Proceeds, if any.

Q.	How does the Merger Consideration compare to the market price of Company Common Stock?

A.

The $72.00 Merger Consideration represents a premium of approximately 46% over the Company’s closing share price of $49.15 on October 24, 2025, and approximately 62% over the Company’s closing 30-day volume weighted average price of $44.42 measured as of October 24, 2025.

On [●], the most recent practicable date before this proxy statement was first mailed to the Company’s stockholders, the closing price for Company Common Stock on Nasdaq was $[●] per share of Company Common Stock. You are encouraged to obtain current market quotations for Company Common Stock in connection with voting your shares of Company Common Stock.

Q.	Who is entitled to vote at the Special Meeting?

A.

Stockholders as of [●], which is the Record Date, are entitled to notice of the Special Meeting and to vote at the Special Meeting (and at any adjournment or postponement thereof). Each of our stockholders is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Company Common Stock owned as of the close of business on the Record Date.

Q.	What will holders of the Company’s Equity Awards and Company Warrants receive if the Transactions are completed?

A.	At the Effective Time:

•

each Company Stock Option that is outstanding immediately prior to the Effective Time will become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time, and, at the Effective Time, each Company Stock Option that has a per share exercise price that is less than the Merger Consideration, will be cancelled and converted into the right to receive a cash payment (without interest and subject to any applicable withholding taxes required by applicable law) equal to the product of the excess of the Merger Consideration over the per share exercise price of such Company Stock Option, multiplied by the total number of shares of the Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time;

•

subject to certain exceptions for the New Hire RSUs and 2026 LTI Awards, each then-outstanding Company RSU, will become fully vested effective immediately prior to, and contingent upon, the Effective Time and, at the Effective Time will be cancelled and the holder thereof will be entitled to receive a cash payment (without interest and subject to any applicable withholding taxes required by applicable law) equal to the product of the Merger Consideration and the number of shares of Company Common Stock subject to such Company RSU; and

•

each Company Warrant that is outstanding immediately prior to the Effective Time will become exercisable solely for the same Merger Consideration as the holder of such Company Warrant would have received if such Company Warrant was exercised immediately prior to the Effective Time. The Company will also distribute one share of SpinCo Common Stock for every ten shares of Company Common Stock underlying the Company Warrants to the holders of the Company Warrants in accordance with their terms.

If the Distribution occurs, holders of Company Equity Awards (subject to certain exceptions for New Hire RSUs and any portion of the 2026 LTI Awards that is unvested as of the Distribution Record Date) as of the Distribution Record Date who are Service Providers will receive a non-transferable Make Whole Award that will be settled in shares of SpinCo Common Stock at a ratio of one share of SpinCo Common Stock per ten shares of Company Common Stock underlying each such Company Stock Option or Company RSU, as required by the terms of such Company Equity Awards and as permitted by the SEC’s Staff Legal Bulletin No. 4. Holders of Company Stock Options who are not Service Providers as of the Distribution Record Date will not be eligible to receive Make Whole Awards. Such holders of Company Stock Options may still receive shares of SpinCo Common Stock in respect of the Company Common Stock underlying such Company Stock Options if such holders exercise their options on or prior to the Distribution Record Date.

If a sale of assets of the Company subject to the ROFN to the ROFN Holder and/or a permitted Third Party Sale occurs, the Permitted Sale Proceeds arising out of such sale will also be distributed on a pro rata basis to Company stockholders, holders of Company Warrants and holders of Company Equity Awards.

Q.	What will happen to the Company’s 2020 Employee Stock Purchase Plan in connection with the Transactions?

A.

From October 25, 2025, no new participants were permitted to participate in the Company’s 2020 Employee Stock Purchase Plan (the “ESPP”), and ESPP participants as of October 25, 2025, were not permitted to increase their payroll deductions or purchase elections from those in effect on such date. The final offering period under the ESPP was accelerated and terminated on November 14, 2025. No further purchases pursuant to the ESPP will occur prior to the Effective Time. Shares of Company Common Stock purchased via the ESPP will be treated in the same manner as other outstanding shares of Company Common Stock in the Merger.

Q.	How does the Board recommend that I vote?

A.

The Board unanimously recommends that you vote “FOR” approval of the Transactions Proposal, “FOR” approval of the Adjournment Proposal and “FOR” approval of the Non-Binding Merger-Related Compensation Proposal.

Q.	When do you expect the Transactions to be completed?

A.

We are working towards completing the Transactions as soon as possible. Assuming timely receipt of required regulatory approvals and satisfaction of other closing conditions, including approval by the Company’s stockholders of the Transactions Proposal, we anticipate that the Transactions will be completed in the first half of 2026.

Q.	What happens if the Transactions are not completed?

A.

If the Transactions Proposal is not approved or if the Transactions are not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. The Distribution will also not occur and the Company’s stockholders will not receive any shares of SpinCo Common Stock. The Distribution will also not occur in the event of a Permitted Third Party Sale. If the Merger is not completed, the Company will remain an independent public company and the Company Common Stock will continue to be listed and traded on Nasdaq. Whether or not the Merger is consummated or the Distribution occurs, it is possible that the sale of assets of the Company subject to the ROFN to the ROFN Holder, or a sale of all of SpinCo to a third party (including the ROFN Holder), may still occur.

Additionally, under specified circumstances in the Merger Agreement, the Company or Novartis may be required to pay a termination fee to the other party with respect to the termination of the Merger Agreement. See the section of this proxy statement entitled “The Merger Agreement—Termination; Expenses” beginning on page 124.

Q.	What conditions must be satisfied to complete the Merger?

A.	Consummation of the Merger is subject to the completion of the Spin-Off and satisfaction or waiver of certain customary conditions, including, among other things:

•	the adoption of the Transactions Proposal by Requisite Company Vote;

•	the absence of certain legal restraints preventing or otherwise making illegal the consummation of the Merger;

•

the expiration or termination of any waiting periods under the HSR Act, including any extensions thereof, applicable to the Merger and, potentially, the applicable antitrust laws of the Springing Jurisdictions;

•	unless a Permitted Third Party Sale has occurred, the effectiveness of the Registration Statement;

•	either the occurrence of a Permitted Third Party Sale or, following the Separation, the completion of the Distribution;

•	the accuracy of representations and warranties of the parties and the parties’ performance of their respective obligations under the Merger Agreement; and

•

the absence of any Company Material Adverse Effect (as defined in the section of this proxy statement entitled “The Merger Agreement—Representations and Warranties—Company Material Adverse Effect” beginning on page 107) or any Parent Material Adverse Effect (as defined in the section of this proxy statement entitled “The Merger Agreement—Certain Definitions” beginning on page 98).

For a complete list of all of the conditions to the Closing, see the section of this proxy statement entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 121.

Q:	What conditions must be satisfied to complete the Spin-Off?

A.	The Spin-Off is subject to the satisfaction or waiver by the Company and SpinCo of the following conditions:

•

the satisfaction or, to the extent permitted therein, waiver of each of the conditions precedent in the Merger Agreement to the consummation of the Merger, other than (i) the completion of the Distribution, (ii) solely in the case of a Permitted Third Party Sale, effectiveness of the Registration Statement and (iii) any conditions that can only be satisfied at the Closing (provided that such conditions are then capable of being satisfied);

•

the absence of any judgment, ruling, order, writ, injunction, award, decision, assessment or decree of any governmental authority preventing the consummation of the Distribution, the Separation or the Merger and there shall not be any law enacted or deemed applicable to the Distribution, the Separation or the Merger by any governmental authority of competent jurisdiction that makes consummation of the Distribution, Separation or the Merger illegal;

•	the continued effectiveness of the License Agreement;

•	the execution of the Transition Services Agreement;

•	execution of documentation effecting transfer of the Third Party Agreements from the Company to SpinCo, in form reasonably satisfactory to Novartis; and

•	effectiveness in all material respects of the Separation.

Q.	What will happen in the Separation?

A.

After the Separation and assuming no assets of the Company subject to the ROFN are sold to the ROFN Holder, SpinCo will own all assets and liabilities exclusively related to early stage precision cardiology programs including AOC 1086 and AOC 1072, which target rare genetic cardiomyopathies, including phospholamban (PLN) and Protein Kinase AMP-activated non-catalytic subunit Gamma 2 (PRKAG2) Syndrome, respectively. SpinCo will also encompass collaborations with Bristol-Myers Squibb Company and Eli Lilly and Company, and hold rights to continue the development of the Company’s proprietary platform, including next-generation technology improvements, for applications in the cardiology field. For more information, see the sections of this proxy statement entitled “The Transactions (Proposal No. 1)—Overview” beginning on page 40, and “The Separation Agreement” beginning on page 129.

Q.	What will happen in the Spin-Off?

A.

After effecting the Separation, but prior to the Effective Time, the Company will effect (i) the Distribution at a ratio of one share of SpinCo Common Stock for every ten shares of Company Common Stock held (or underlying a Company Warrant in accordance with its terms) as of the Distribution Record Date or (ii) a Permitted Third Party Sale, and thereafter distribute the Permitted Sale Proceeds to the Company’s stockholders, holders of Company Warrants and holders of Company Equity Awards, as of the chosen record date for distributing such proceeds, on a pro rata basis and subject to applicable tax withholding. In the case of either the Distribution or a Permitted Third Party Sale, the Company may also sell assets of the Company subject to the ROFN to the ROFN Holder and thereafter distribute the Permitted Sale Proceeds to the Company’s stockholders, holders of Company Warrants and holders of Company Equity Awards, as of the chosen record date for distributing such proceeds, on a pro rata basis and subject to applicable tax withholding. In connection with the Distribution, holders of Company Equity Awards (other than the New Hire RSUs or any portion of the 2026 LTI Awards that is unvested as of the Distribution Date) who are Service Providers are entitled to receive Make Whole Awards that will be settled in shares of SpinCo Common Stock at a ratio of one share of SpinCo Common Stock per ten shares of Company Common Stock underlying each such Company Equity Award.

If the Distribution is completed, SpinCo will operate as a separate, independent, publicly held company. See the section of this proxy statement entitled “The Transactions (Proposal No. 1)—The Transactions” beginning on page 40.

Q.	Why is the Separation important?

A.

The Separation is an important step in the Transactions negotiated by the Company and Novartis. The Company believes that this structure further unlocks the potential of the AOC platform while also allowing for SpinCo to be uniquely focused on early stage precision cardiology programs and providing additional value to the Company’s stockholders.

Q.	How will SpinCo be financed?

A.

In the event of the Distribution, immediately prior to the Distribution Effective Time, the Company will pay and contribute to SpinCo an amount in cash equal to $270 million, minus the sum of the amount of marketable securities and cash and cash equivalents contained in any bank and brokerage accounts owned by SpinCo as of the close of business on the day prior to the Distribution Effective Time (such net amount, the “SpinCo Funding”). However, if the aggregate amount of marketable securities and cash and cash equivalents contained in any bank and brokerage accounts owned by the Company and its subsidiary as of the close of business on the day prior to the Distribution Effective Time is less than the SpinCo Funding (such difference, the “SpinCo Funding Shortfall”), then Novartis will cause the Company to pay, or pay on behalf of the Company, the SpinCo Funding Shortfall to SpinCo concurrently with the Closing. In the event of a Permitted Third Party Sale, the Company will not be obligated to pay the SpinCo Funding.

The Company’s liabilities under the Separation Agreement include payment of certain transaction expenses in connection with the Transactions. Except as otherwise set forth in the Separation Agreement, the Transition Services Agreement or the Occupancy License Agreement, the Company and SpinCo will each bear its own costs and expenses incurred after the Distribution.

Q.	What is the ROFN and how does it affect the Transactions?

A.

The Separation includes certain assets of the Company that triggered a right of first negotiation with the ROFN Holder. The Company provided notice of the Transactions to the ROFN Holder concurrently with the announcement of the Transactions. The Company is permitted to negotiate the transfer or sale of assets of the Company subject to the ROFN with the ROFN Holder, and, if an agreement is reached, consummate the sale of all or a portion of such assets as described below. If a sale of assets of the Company subject to the ROFN is consummated, SpinCo would receive less than all of the SpinCo Business and in the event of the Distribution, Company stockholders would receive the same number shares of SpinCo Common Stock and separately receive Permitted Sale Proceeds in connection with such a sale. The value of the SpinCo Business and the value received upon a sale of such assets is uncertain and may be higher or lower than the value that has been ascribed to SpinCo assuming receipt of 100% of the SpinCo Business. For more information, see the section of this proxy statement entitled “The Merger Agreement—ROFN” beginning on page 123.

Q.	What are the material U.S. federal income tax consequences of the Merger?

A.

Under U.S. federal income tax laws, the Merger will be a taxable transaction. Accordingly, a U.S. holder (as defined in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Transactions” beginning on page 88) generally will recognize gain or loss equal to the difference, if any, between (i) the cash received and (ii) such U.S. holder’s adjusted tax basis in the Company Common Stock exchanged pursuant to the Merger. Such gain or loss will be long-term capital gain or loss for a U.S. holder whose holding period in such shares exceeds one year at the time of the Merger.

Non-U.S. holders (as defined in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Transactions” beginning on page 88) generally will not be subject to U.S. federal income tax with respect to the receipt of cash in the Merger unless such Non-U.S. holder has certain connections to the United States, but may be subject to the backup withholding rules unless the Non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding.

Please carefully review the information in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Transactions” beginning on page 88 for a more detailed discussion of the material U.S. federal income tax consequences of the Merger.

Q.	What are the material U.S. federal income tax consequences of the Distribution pursuant to the Spin-Off and the distribution of Permitted Sale Proceeds?

A.

Under U.S. federal income tax laws, a U.S. holder (as defined in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Transactions” beginning on page 88) must include in its income as a taxable dividend the amount of any distribution made by the Company to the extent of its current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). The Company has not calculated earnings and profits in accordance with U.S. federal income tax principles. Accordingly, U.S. holders should expect to treat the Distribution, and/or the receipt of their portion of any Permitted Sale Proceeds, as a taxable dividend. The Company or other applicable withholding agents may be required or permitted to withhold at the applicable rate on all or a portion of the amount payable to Non-U.S. holders (as defined in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Transactions” beginning on page 88), and, in the event of the Distribution, any such withholding will be satisfied by the Company or such agent by withholding and selling a portion of the shares of SpinCo Common Stock that otherwise would be distributable to the Non-U.S. holders or by withholding from other property held in the Non-U.S. holder’s account with the withholding agent.

Please carefully review the information in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Transactions” beginning on page 88 for a more detailed discussion of the material U.S. federal income tax consequences of the Spin-Off.

Q.	Do any of the Company’s directors or officers have interests in the Transactions that may differ from or be in addition to my interests as a stockholder?

A.

Yes, in considering the recommendation of the Board with respect to the Transactions Proposal, you should be aware that our directors and executive officers may have interests in the Transactions that are different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the other transaction documents, and in recommending that the Transactions Proposal be adopted by the Company’s stockholders. See the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions” beginning on page 79.

Q.	Why am I being asked to consider and vote on the Non-Binding Merger-Related Compensation Proposal?

A.

Under Section 14A of the Exchange Act and Rule 14a-21 thereunder, the Company is required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to our named executive officers that is based on, or otherwise relates to, the Transactions, commonly referred to as “golden parachute” compensation. This vote is separate from the votes to approve the Transactions and is not a condition to the completion of the Transactions.

Q.	What will happen if the Company’s stockholders do not approve the Non-Binding Merger-Related Compensation Proposal at the Special Meeting?

A.

Approval of the Non-Binding Merger-Related Compensation Proposal is not a condition to completion of the Transactions. The vote with respect to the Non-Binding Merger-Related Compensation Proposal is an advisory vote and will not be binding on the Company or Novartis. If the Transactions Proposal is approved by the Company’s stockholders and the Transactions are completed, the compensation that may be paid or become payable by the Company to its named executive officers in connection with the Transactions will or may be paid to the Company’s named executive officers pursuant to the terms of the applicable arrangement even if the Company’s stockholders fail to approve the Non-Binding Merger-Related Compensation Proposal.

Q.	What is the compensation that may be paid or become payable by the Company to its named executive officers in connection with the Merger for purposes of this advisory vote?

A.

The compensation that may be paid or become payable by the Company to its named executive officers in connection with the Merger is described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers—Golden Parachute Compensation” beginning on page 86.

Q.	What vote is required for the Company’s stockholders to approve the Transactions Proposal?

A.

The adoption of the Transactions Proposal requires the affirmative vote of holders of a majority of the shares of Company Common Stock outstanding entitled to vote as of the closing of business on the Record Date.

Accordingly, abstentions will have the same effect as a vote “AGAINST” the proposal to approve the Transactions Proposal. If you fail to submit a proxy or to vote via the virtual meeting website at the Special Meeting or if your shares of Company Common Stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company Common Stock, your shares of Company Common Stock will have the same effect as a vote “AGAINST” the proposal to approve the Transactions Proposal.

Q.	What vote of the Company’s stockholders is required to approve the Adjournment Proposal?

A.

Approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast at the Special Meeting and entitled to vote as of the closing of business on the Record Date. A majority of votes cast means that the number of votes “FOR” a proposal must exceed the number of votes “AGAINST” that proposal.

Abstaining will have no effect on the outcome of the approval of the Adjournment Proposal, assuming the presence of a quorum. If you fail to submit a proxy or to vote via the virtual meeting website at the Special Meeting or if your shares of Company Common Stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company Common Stock, your shares of Company Common Stock will have no effect.

Q.	What vote of the Company’s stockholders is required to approve the Non-Binding Merger-Related Compensation Proposal?

A.

Approval by means of a non-binding, advisory vote, of the Non-Binding Merger-Related Compensation Proposal requires the affirmative vote of the majority of the votes cast at the Special Meeting and entitled to vote as of the closing of business on the Record Date. A majority of votes cast means that the number of votes “FOR” a proposal must exceed the number of votes “AGAINST” that proposal.

Abstaining will have no effect on the outcome of the approval of the Non-Binding Merger-Related Compensation Proposal, assuming the presence of a quorum. If you fail to submit a proxy or to vote via the virtual meeting website at the Special Meeting or if your shares of Company Common Stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company Common Stock, your shares of Company Common Stock will have no effect.

Q.	What is the difference between holding Company Common Stock as a stockholder of record and as a beneficial owner?

A.

If on the Record Date, your shares of Company Common Stock were registered directly in your name with our transfer agent, then you are a stockholder “of record.” If you are a stockholder of record, you may vote via the virtual meeting website at the Special Meeting, by mail or over the Internet. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote via the virtual meeting website if you have already voted by proxy. Voting via the virtual meeting website at the Special Meeting will revoke your proxy.

If your shares of Company Common Stock are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Company Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares of Company Common Stock, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares of Company Common Stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares of Company Common Stock virtually at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q.	If my shares of Company Common Stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Company Common Stock for me?

A.

No. Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Company Common Stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Company Common Stock. Banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposals to be considered at the Special Meeting, and, as a result, absent specific instructions from the beneficial owner of such shares of Company Common Stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company Common Stock on the proposals to be considered at the Special Meeting (“broker non-votes”) and we do not expect any broker non-votes at the Special Meeting. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company Common Stock, your shares of Company Common Stock will not be voted, and any such broker non-votes will be counted as abstentions, which will have the same effect as a vote “AGAINST” approval of the Transactions Proposal. Broker non-votes, if any, will have no effect on the Adjournment Proposal and the Non-Binding Merger-Related Compensation Proposal, assuming the presence of a quorum.

Q.	Who can vote at the Special Meeting?

A.

Only stockholders of record at the close of business on [●], the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the meeting. On the Record Date, [●] shares of Company Common Stock were outstanding and entitled to vote upon each of the matters to be presented at the meeting.

If you are a beneficial owner of shares of Company Common Stock registered in the name of your broker, bank, or other agent, you should have received a proxy card with these proxy materials from that organization rather than from us. Please complete and mail that proxy card to ensure that your vote is counted. Alternatively, you may vote over the Internet, as instructed by your broker or bank. To vote via the virtual meeting website at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request such a proxy form.

Q.	How many votes do I have?

A.

Each Company stockholder is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Company Common Stock that such holder owned as of the Record Date of [●]. As of the close of business on the Record Date, there were a total of [●] shares of Company Common Stock outstanding and entitled to vote at the Special Meeting.

Q.	What is the quorum requirement?

A.

Under the Amended and Restated Bylaws of the Company (the “Bylaws”), a quorum is present at a meeting of stockholders if there are present in person or by proxy at least a majority of the voting power of the shares of Company Common Stock outstanding and entitled to vote at the meeting.

Q.	How do I vote?

A.

Stockholder of Record. If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy prior to the Special Meeting to ensure that your vote is counted.

•

Virtually via the Internet: You may vote at www.proxypush.com/RNA, 24 hours a day, seven days a week, by following the instructions provided in your proxy card. You will be asked to provide the control number from your proxy card.

•

By Telephone: You may vote using a touch-tone telephone by calling 1-866-256-0714, 24 hours a day, seven days a week. You will need to use the control number included in your proxy card or on the instructions that accompanied your proxy materials to vote by telephone.

•

By Mail: If you request printed copies of the proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.

•

During the Special Meeting: You may vote electronically during the Special Meeting. To be admitted to the Special Meeting and vote your shares, please visit www.proxydocs.com/RNA to register in advance. Stockholders or their legal proxies must enter the control number found on their proxy card. After completion of your registration, further instructions, including a unique link to access the Special Meeting, will be emailed to you.

The Internet and telephone voting facilities for the submission of proxies for stockholders of record will close at [●] on [●]. If you choose to submit a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope, and your proxy card must be filed with the Corporate Secretary of the Company, by [●].

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Agent. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than directly from us. Please check with your bank, broker, or other agent and follow the voting instructions they provide to vote your shares.

Q.	Where can I find the voting results of the Special Meeting?

A.

If available, the Company may announce preliminary voting results at the conclusion of the Special Meeting. The Company intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting. All reports that the Company files with the SEC are publicly available when filed. See the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 158.

Q.	How can I change or revoke my proxy?

A.	If you own shares of Company Common Stock in your own name, you may revoke any prior proxy or voting instructions, regardless of how your proxy or voting instructions were originally submitted, by:

•	sending a written statement to that effect to the Corporate Secretary, which must be received by us by [●] on the business day immediately prior to the date of the Special Meeting;

•	submitting a properly signed proxy card or voting instruction form dated a later date;

•	submitting a later dated proxy or providing new voting instructions via the Internet or by telephone; or

•	attending the Special Meeting and voting your shares of Company Common Stock via the virtual meeting website.

If you hold shares of Company Common Stock in street name, you should contact your bank, brokerage firm or other nominee for instructions on how to change your voting instruction.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Company Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock is called a “proxy card.”

Q.	If a stockholder gives a proxy, how are the shares of Company Common Stock voted?

A.

Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card will vote your shares of Company Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you own shares of Company Common Stock that are registered in your own name and return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares of Company Common Stock to be voted, the shares of Company Common Stock represented by your properly signed proxy will be voted “FOR” approval of the Transactions Proposal, “FOR” approval of the Adjournment Proposal and “FOR” approval of the Non-Binding Merger-Related Compensation Proposal.

Q.	How are votes counted?

A.

For the Transactions Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as if you voted “AGAINST” approval of the proposal, and broker non-votes, if any, will be counted as abstentions.

For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

For the Non-Binding Merger-Related Compensation Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

Abstaining will have no effect on the outcome of the approval of the Adjournment Proposal and the Non-Binding Merger-Related Compensation Proposal, assuming the presence of a quorum. If you fail to submit a proxy or to vote via the virtual meeting website at the Special Meeting or if your shares of Company Common Stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company Common Stock, your shares of Company Common Stock will not be deemed present or be voted, and will have no effect for either the Adjournment Proposal or the Non-Binding Merger-Related Compensation Proposal, assuming the presence of a quorum.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.

If you received more than one proxy card, your shares of Company Common Stock are likely registered in different names or with different addresses or are in more than one account. Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive, in order to vote all of the shares of Company Common Stock that you own.

Q.	What is the difference between the Record Date, the Distribution Record Date and the record date for distributing Permitted Sale Proceeds?

A.

The Record Date is the cut-off date set by the Company to determine which of the Company’s stockholders are entitled to receive notice of and vote at the Special Meeting. In the event the Distribution is to occur, the Distribution Record Date is the cut-off date set by the Company used to determine which of the Company’s stockholders will be entitled to receive shares of SpinCo Common Stock in the Distribution. In the event the Company, any of its affiliates or SpinCo receives Permitted Sale Proceeds, the Company will set a record date for such distribution (which may be the same as the Distribution Record Date), which date will be the cut-off date used by the Company to determine which of the Company’s stockholders will be entitled to receive a pro-rata portion of such Permitted Sale Proceeds.

Q.	What happens if I sell my shares of Company Common Stock after the Record Date but before the Special Meeting?

A.

The Record Date for stockholders entitled to vote at the Special Meeting is earlier than both the date of the Special Meeting and the consummation of the Transactions. If you transfer your shares of Company Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares of Company Common Stock and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares of Company Common Stock at the Special Meeting but will transfer to such new Company stockholder both (i) the right to receive the Merger Consideration and (ii) the right to receive shares of SpinCo Common Stock pursuant to the Distribution and/or any Permitted Sale Proceeds.

Q.	What happens if I sell my shares of Company Common Stock after the Special Meeting but before the Effective Time?

A.

If you transfer your shares of Company Common Stock after the Special Meeting but before the Distribution Record Date and/or the record date used in connection with the distribution of Permitted Sale Proceeds and the Effective Time, you will have transferred the rights to receive both (i) the Merger Consideration and (ii) shares of SpinCo Common Stock pursuant to the Distribution and/or any Permitted Sale Proceeds.

If you transfer your shares of Company Common Stock after the Distribution Record Date and/or the record date used in connection with the distribution of Permitted Sale Proceeds but before the Effective Time, you will have transferred your right to receive the Merger Consideration; however, you will retain the right to receive shares of SpinCo Common Stock pursuant to the Distribution and/or any Permitted Sale Proceeds.

Q.	Who is paying for this proxy solicitation?

A.

We have retained Innisfree M&A Incorporated, a proxy solicitation firm (the “Proxy Solicitor”), to solicit proxies in connection with the Special Meeting at a cost of approximately $75,000, plus a success fee of $37,500 and expenses. The expense of soliciting proxies will be borne by the Company. We will also indemnify the Proxy Solicitor and its subsidiaries and their respective directors, officers, employees and agents against any and all claims, liabilities, losses, damages and expenses (including legal and other related fees and expenses) arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of Company

Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Q.	What do I need to do now?

A.

Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please promptly submit your proxy to ensure that your shares of Company Common Stock are represented at the Special Meeting. If you hold your shares of Company Common Stock in your own name as the stockholder of record, you may submit a proxy to have your shares of Company Common Stock voted at the Special Meeting in one of three ways: (i) using the Internet in accordance with the instructions set forth on the enclosed proxy card, (ii) calling toll-free at 1-866-256-0714, or (iii) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope. If you decide to attend the Special Meeting and vote via the virtual meeting website, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I surrender my shares of Company Common Stock now?

A.

No. Within five business days following the Effective Time, the paying agent will initiate the payment process. Holders of physical stock certificates will be sent a letter of transmittal with instructions for surrendering their certificates to receive the Merger Consideration. For holders of book-entry shares, the paying agent will send the Merger Consideration upon receipt of an “agent’s message” or other reasonably requested evidence of transfer. For more information, see the section of this proxy statement entitled “The Merger Agreement—Treatment of Company Common Stock and Share-Based Awards” beginning on page 102.

Q.	Am I entitled to appraisal rights under the DGCL?

A.

If the Merger is completed, Company stockholders or beneficial owners who continuously hold their shares of Company Common Stock through the effective date of the Merger, who do not vote in favor of the Transactions Proposal and who properly demand appraisal, and do not validly withdraw their demands or otherwise lose their appraisal rights, of their shares of Company Common Stock will be entitled to appraisal rights in connection with the Merger under Section 262. This means that stockholders are entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they fully comply with the procedures established by Section 262. Due to the complexity of the appraisal process, Company stockholders who wish to seek appraisal of their shares of Company Common Stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. The DGCL requirements for exercising appraisal rights are described in additional detail in the section of this proxy statement entitled “Appraisal Rights” beginning on page 149; Section 262 regarding appraisal rights may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Company stockholders who exercise their rights of appraisal pursuant to Section 262 do not waive their rights to receive their pro rata allocation of shares of SpinCo Common Stock pursuant to the Distribution and/or a pro rata distribution of Permitted Sale Proceeds, if any.

Q.	What is householding and how does it affect me?

A:

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

We will promptly deliver a separate copy of this proxy statement to any stockholder upon request submitted in writing to us at our principal offices at Avidity Biosciences, Inc., 3020 Callan Road, San Diego, CA 92121, Attention: Corporate Secretary, or by email at investors@aviditybio.com, or by calling us at (858) 401-7900.

If two or more stockholders sharing the same address are currently receiving multiple copies of this proxy statement and would like to receive only one copy for their household, the stockholders should contact their bank, broker or other nominee record holder, or contact us as instructed above.

Q.	Who can help answer any other questions I might have?

A.

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company Common Stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 456-3507

Banks & Brokers May Call Collect: (212) 750-5833

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from your bank, broker, or other nominee of record if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “look forward,” “believe,” “committed,” “investigational,” “pipeline,” “launch,” or similar terms, or by express or implied discussions regarding the proposed acquisition of the Company and the Company’s related Spin-Off, the expected timetable for completing each of the proposed Transactions, the composition of the assets and liabilities to be held by SpinCo and the Company following the Spin-Off, the management team for SpinCo and its cash balance, potential marketing approvals, new indications or labeling for the Company’s product candidates, the Company’s platform and preclinical assets, or potential future revenues from the Company’s product candidates. You should not place undue reliance on these statements. Such forward-looking statements are based on our current beliefs and expectations regarding future events, and are subject to significant known and unknown risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. There can be no guarantee that the Company’s investigational products will be submitted or approved for sale or for any additional indications or labeling in any market, or at any particular time, or that the Company’s approach to the discovery and development of product candidates based on its AOC™ platform will produce any products of commercial value. There can be no guarantee that the conditions to the closing of the Transactions will be satisfied on the expected timetable or at all or that the expected benefits or synergies from the Transactions will be achieved in the expected timeframe, or at all. In particular, expectations regarding the Company, SpinCo, or the Transactions could be affected by, among other things, the timing of the satisfaction of customary closing conditions, including the receipt of regulatory approvals and the approval of the Company’s stockholders, on acceptable terms or at all; risks and costs related to the implementation of the separation of SpinCo, including the ability to complete the separation in the anticipated timeframe, or at all, and any changes to the configuration of the businesses included in the separation if implemented; the potential sale of certain of SpinCo’s assets pursuant to the ROFN; the risk that competing offers or acquisition proposals will be made; the effects of disruption from the Transactions and the impact of the announcement and pendency of the Transactions on Novartis’s and/or the Company’s businesses, including their relationships with employees, business partners or governmental entities; the risk that the Transactions may be more expensive to complete than anticipated; the risk that stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; a diversion of management’s attention from ongoing business operations and opportunities as a result of the Transactions or otherwise; the uncertainties inherent in research and development, including clinical trial results and additional analysis of existing clinical data; regulatory actions or delays or government regulation generally; and the risks and factors referred to in Novartis AG’s most recent Annual Report on Form 20-F for the year ended December 31, 2024, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, and any subsequent filings made by either party with the SEC, available on the SEC’s website at www.sec.gov. The Company is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements contained in this communication as a result of new information, future events or otherwise, except to the extent required by law.

PARTIES TO THE TRANSACTIONS

Avidity Biosciences, Inc.

The Company, a Delaware corporation, is a biopharmaceutical company committed to delivering a new class of RNA therapeutics called Antibody Oligonucleotide Conjugates (“AOCs™”). The Company’s proprietary AOC platform is designed to combine the specificity of monoclonal antibodies (“mAbs”), with the precision of RNA therapeutics to target the root cause of diseases previously untreatable with such therapeutics. The Company’s pipeline includes programs in potentially registrational clinical trials:

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Delpacibart etedesiran, abbreviated as “del-desiran” (formerly AOC 1001), is designed to treat people with myotonic dystrophy type 1 (“DM1”), and is currently in Phase 3 development with the global HARBOR™ trial.

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Delpacibart braxlosiran, or “del-brax” (formerly AOC 1020), is the first investigational therapy designed to directly target DUX4 in people living with facioscapulohumeral muscular dystrophy (“FSHD”), and is currently in Phase 3 development with the FORTITUDE-3™ trial.

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Delpacibart zotadirsen, or “del-zota” (formerly AOC 1044), is designed for people with Duchenne muscular dystrophy (“DMD”), and is currently in development with the Phase 2 EXPLORE44 Open-Label Extension (“OLE”) study.

Additionally, the Company’s pipeline includes precision cardiology programs AOC 1086 and AOC 1072, which target rare genetic cardiomyopathies, including phospholamban and Protein Kinase AMP-activated non-catalytic subunit Gamma 2 Syndrome, respectively.

The Company’s principal executive office is located at 3020 Callan Road, San Diego, CA 92121. The Company’s telephone number is (858) 401-7900. The Company website address is www.aviditybiosciences.com. The information provided on the Company’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference here or by any other reference to its website provided in this proxy statement.

The Company Common Stock is listed and trades on Nasdaq under the symbol “RNA.”

Atrium Therapeutics, Inc. (formerly known as Bryce Therapeutics, Inc.)

SpinCo is a newly formed Delaware corporation and wholly owned subsidiary of the Company, was incorporated on September 30, 2025, under the name Bryce Therapeutics, Inc., and on December 8, 2025, changed its name to Atrium Therapeutics, Inc. SpinCo was incorporated for the purpose of engaging in the Spin-Off. Pursuant to the terms of the Separation Agreement, the Company will effect the Separation, causing the separation of the Company’s early stage precision cardiology programs into SpinCo and, assuming no assets of the Company subject to the ROFN are sold to the ROFN Holder, resulting in SpinCo owning, assuming or retaining all assets and liabilities of the Company and its subsidiaries exclusively related to the SpinCo Business.

Thereafter, but prior to the Effective Time, the Company will effect (i) the Distribution at a ratio of one share of SpinCo Common Stock for every ten shares of Company Common Stock held (or underlying a Company Warrant in accordance with its terms) as of the Distribution Record Date or (ii) a Permitted Third Party Sale and thereafter distribute the Permitted Sale Proceeds to the Company’s stockholders, holders of Company Warrants and holders of Company Equity Awards, as of the chosen record date for distributing such proceeds, on a pro rata basis and subject to applicable tax withholding. In the case of either the Distribution or a Permitted Third Party Sale, the Company may also sell assets of the Company subject to the ROFN to the ROFN Holder and thereafter distribute the Permitted Sale Proceeds to the Company’s stockholders, holders of Company Warrants and holders of Company Equity Awards, as of the chosen record date for distributing such proceeds, on a pro rata basis and subject to applicable tax withholding. In connection with the Distribution, holders of Company Equity Awards who are Service Providers are entitled to receive Make Whole Awards that will be settled in shares of SpinCo Common Stock at a ratio of one share of SpinCo Common Stock per ten shares of Company Common Stock underlying each such Company Equity Award. If the Distribution occurs, SpinCo will operate as a separate, independent, publicly held Company.

SpinCo has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Transactions.

The principal executive office of SpinCo is located at 10578 Science Center Drive, Suite 125, San Diego, CA 92121, and SpinCo’s telephone number is (858) 401-7900.

Novartis AG

Novartis AG was incorporated on February 29, 1996 under the laws of Switzerland as a stock corporation (Aktiengesellschaft) with an indefinite duration. On December 20, 1996, the predecessor companies of Novartis, Ciba-Geigy AG and Sandoz AG, merged into this new entity. Novartis AG is domiciled in and governed by the laws of Switzerland. Novartis is a multinational group of companies specializing in the research, development, manufacturing and marketing of a broad range of innovative pharmaceutical medicines. Novartis AG is a Swiss holding company and owns, directly or indirectly, all of the significant operating companies of Novartis.

The principal executive office of Novartis is located at Lichtstrasse 35, CH-4056 Basel, Switzerland.

Ajax Acquisition Sub, Inc.

Merger Sub was incorporated in Delaware on August 21, 2025, as an indirect, wholly owned subsidiary of Novartis, solely for the purpose of engaging in the Transactions, including the Merger.

Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Transactions, including the structuring and negotiation of the Transactions. Upon completion of the Merger, Merger Sub will merge with and into the Company and Merger Sub will cease to exist.

THE SPECIAL MEETING

This proxy statement is being provided to the Company’s stockholders as part of a solicitation of proxies by the Board for use at the special meeting to be held at the time specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides the Company’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to the Company’s stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually via live webcast on [●], at [●] or at any postponement or adjournment thereof. The Company’s stockholders will be able to attend the Special Meeting by registering at www.proxydocs.com/RNA.

Purpose of the Special Meeting

At the Special Meeting, holders of record of Company Common Stock as of the close of business on [●], will be asked to consider and vote on:

•	the Transactions Proposal;

•	the Adjournment Proposal; and

•	the Non-Binding Merger-Related Compensation Proposal.

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.

The Board unanimously recommends that you vote “FOR” each of the above proposals.

The Company’s stockholders must adopt the Transactions Proposal in order for the Transactions to occur. If the Company’s stockholders fail to adopt the Transactions Proposal, the Transactions will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement and a copy of the Separation Agreement is attached as Annex B to this proxy statement. We encourage you to read the Merger Agreement and the Separation Agreement carefully and in their entirety.

Record Date and Quorum

We have fixed the close of business on [●], as the Record Date for the Special Meeting, and only Company stockholders of record as of the Record Date are entitled to notice of, and to vote at (in person or by proxy), the Special Meeting.

You are entitled to receive notice of, and to vote at, the Special Meeting if you owned Company Common Stock at the close of business on the Record Date. You will be entitled to one vote for each share of Company Common Stock that you owned on the Record Date. As of the close of business on the Record Date, there were [●] shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. You will be entitled to one vote on all matters properly coming before the Special Meeting for each share of Company Common Stock that you owned on the Record Date.

Holders of at least a majority of the voting power of the shares of Company Common Stock outstanding and entitled to vote upon a question to be considered at the meeting constitute a quorum for the purposes of the Special Meeting. Shares of Company Common Stock represented at the Special Meeting but not voted, including shares of Company Common Stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the Special Meeting, the Special Meeting may be adjourned or postponed to solicit additional proxies. Pursuant to the Bylaws, approval of the adjournment of the Special Meeting in a situation in which a quorum is not present or represented at the Special Meeting can be made at the discretion of the chairperson of the Special Meeting or with the affirmative vote of holders of a majority of the shares of Company Common Stock present at the Special Meeting and entitled to vote on the proposal. Approval of each of the Non-Binding Merger-Related Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting.

Attendance

Only stockholders of record as of the Record Date, their duly authorized proxy holders, beneficial stockholders with proof of ownership and our guests may attend the Special Meeting. To gain admittance, please register in advance at www.proxydocs.com/RNA and enter your control number included in the proxy card that you receive. You will then be emailed further instructions including a unique link to allow you access to the Special Meeting.

Vote Required

Approval of the Transactions Proposal requires the affirmative vote of the holders of a majority of the shares of Company Common Stock entitled to vote on the proposal, voting as a single class. For the Transactions Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will count for the purpose of determining whether a quorum is present, but will not be counted as votes cast in favor of the Transactions Proposal and therefore will have the same effect as if you voted “AGAINST” approval of the Transactions Proposal.

If your shares of Company Common Stock are registered directly in your name with our transfer agent, you are considered, with respect to those shares of Company Common Stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of Company Common Stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of Company Common Stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of Company Common Stock by following their instructions for voting.

Banks, brokerage firms or other nominees who hold shares in street name for customers generally have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters such as the Transactions Proposal, the Non-Binding Merger-Related Compensation Proposal and the Adjournment Proposal and, as a result, absent specific instructions from the beneficial owner of such shares of Company Common Stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company Common Stock on non-routine matters. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, we do not expect any broker non-votes at the Special Meeting. Broker non-votes, if any, will not be counted for purposes of determining a quorum assuming attendance at the Special Meeting, and if there are broker non-votes with respect to your shares of Company Common Stock on the issue, as applicable, these broker non-votes will be counted as abstentions and will have the same effect as if you voted “AGAINST” approval of the Transactions Proposal.

Approval of each of the Non-Binding Merger-Related Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. For each of the Adjournment Proposal and the Non-Binding Merger-Related Compensation Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” A majority of votes cast means that the number of votes “FOR” a proposal must exceed the number of votes “AGAINST” that proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of this vote, assuming the presence of a quorum. For purposes of each of the Adjournment Proposal and the Non-Binding Merger-Related Compensation Proposal, if you attend the Special Meeting and do not vote on such proposal, this will have the same effect as if you voted “ABSTAIN” and thus will have no effect.

If you are a stockholder of record, you may have your shares of Company Common Stock voted on matters presented at the Special Meeting in any of the following ways:

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by proxy: stockholders of record have a choice of voting by proxy by telephone or over the Internet, by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet;

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•	by virtually attending via the virtual meeting website: you may attend the Special Meeting and cast your vote there.

If you are a beneficial owner, you should receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of Company Common Stock voted. Please note that if you are a beneficial owner and wish to vote via the virtual meeting website at the Special Meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the Special Meeting.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting your proxy over the Internet or by telephone. If you choose to submit a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope, and your proxy card must be filed with the Corporate Secretary of the Company, by [●].

If you submit a proxy, regardless of the method you choose to submit such proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Company Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company Common Stock should be voted on a matter, the shares of Company Common Stock represented by your properly signed proxy will be voted “FOR” approval of the Transactions Proposal, “FOR” approval of the Adjournment Proposal and “FOR” approval of the Non-Binding Merger-Related Compensation Proposal.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE MEETING PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

As of the Record Date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [●] shares of Company Common Stock (not including any Company Common Stock deliverable upon exercise or conversion of any Company Stock Options), representing approximately [●]% of the shares of outstanding Company Common Stock. We currently expect that our directors and executive officers will vote all such shares of Company Common Stock “FOR” approval of the Transactions Proposal, “FOR” approval of the Adjournment Proposal and “FOR” approval of the Non-Binding Merger-Related Compensation Proposal.

Proxies and Revocation

Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the envelope provided, or may vote via the virtual meeting website by attending the Special Meeting. If you are a beneficial owner of Company Common Stock registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Please complete and mail that proxy card to ensure that your vote is counted. Alternatively, you may vote over the Internet, as instructed by your broker or bank. If you fail to submit a proxy or to vote via the virtual meeting website at the Special Meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of Company Common Stock will not be deemed present or voted on the Transactions Proposal and will have the same effect as a vote “AGAINST” the Transactions Proposal, and your shares of Company Common Stock will not have an effect on the Adjournment Proposal or the Non-Binding Merger-Related Compensation Proposal.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to the Company’s Corporate Secretary, which must be filed with the Corporate Secretary by [●] on the business day immediately prior to the date of the Special Meeting, or by virtually attending the Special Meeting and voting via the virtual meeting website. Written notice of revocation should be mailed to: Avidity Biosciences, Inc., Attention: Corporate Secretary, 3020 Callan Road, San Diego, CA 92121.

Adjournments

Although not currently expected, the Special Meeting may be adjourned, if necessary, desirable or appropriate, or to solicit additional proxies if, at the time of the Special Meeting, there are an insufficient number of votes in favor of adopting the Transactions Proposal. Pursuant to the Bylaws, approval of the adjournment of the Special Meeting in a situation in which a quorum is not present or represented at the Special Meeting can be made at the discretion of the chairperson of the Special Meeting or with the affirmative vote of the holders of a majority of Company Common Stock present at the Special Meeting and entitled to vote on the proposal. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting and entitled to vote on the proposal. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

Anticipated Date of Completion of the Merger

We are working towards completing the Merger as soon as possible. Assuming timely receipt of required regulatory approvals and satisfaction of other closing conditions, including approval by the Company’s stockholders of the Transactions Proposal, we anticipate that the Merger will be completed in the first half of 2026. If the Company’s stockholders vote to approve the Transactions Proposal, the Merger will become effective as soon as practicable following the satisfaction or waiver of the other conditions to the Merger, including the effectiveness of the Distribution or the consummation of a Permitted Third Party Sale, subject to the terms of the Merger Agreement. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Closing and Effective Time of the Merger” beginning on page 102.

Dissenters’ Rights

Notwithstanding anything to the contrary in the Merger Agreement, any shares outstanding immediately prior to the Effective Time which are held by stockholders who do not vote in favor of the adoption of the Transactions Proposal, who are entitled to appraisal rights under Section 262 of the DGCL and who have properly exercised and perfected their respective demands for appraisal of such shares in the time and manner provided in Section 262 and as of the Effective Time, who have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Appraisal Shares”), shall not be converted into the right to receive the Merger Consideration, but shall, by virtue of the Merger, be automatically cancelled and no longer outstanding, shall cease to exist and shall be entitled to only such consideration as shall be determined pursuant to Section 262; provided, that if any such stockholder shall have failed to perfect or shall have effectively withdrawn or lost such stockholder’s right to appraisal and payment under the DGCL, such stockholder’s shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (less any amounts entitled to be deducted or withheld pursuant to the section of this proxy statement entitled “The Merger Agreement—Exchange and Payment Procedures” beginning on page 104), and such shares shall no longer be deemed to be Appraisal Shares. The Company shall give prompt notice to Novartis and Merger Sub of any demands received by the Company for appraisal of any shares, withdrawals of such demands and any other instruments served pursuant to Section 262, in each case prior to the Effective Time. Novartis and Merger Sub shall have the right to participate in and, after the Effective Time, control all negotiations and proceedings with respect to such demands, and the Company shall not, without the prior written consent of Novartis and Merger Sub (which consent shall not be unreasonably withheld, conditioned or delayed), settle or offer to settle, or make any payment with respect to, any such demands, approve any withdrawal of any such demands or agree or commit to do any of the foregoing. Company stockholders who exercise their rights of appraisal pursuant to Section 262 do not waive their rights to receive their pro rata allocation of shares of SpinCo Common Stock pursuant to the Distribution and/or a pro rata distribution of Permitted Sale Proceeds, if any. For more information, please see the section of this proxy statement entitled “Appraisal Rights” beginning on page  149.

Solicitation of Proxies; Payment of Solicitation Expenses

The Company has engaged the Proxy Solicitor to assist in the solicitation of proxies for the Special Meeting at a cost of $75,000, plus a success fee of $37,500 and expenses. The Company will bear the cost of soliciting proxies and will also indemnify the Proxy Solicitor and its subsidiaries and their respective directors, officers, employees and agents against any and all claims, liabilities, losses, damages and expenses (including legal and other related fees and expenses). The Company may also reimburse banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of shares of Company Common Stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person, but they will not be paid any additional amounts for soliciting proxies.

Other Matters

No matters other than the matters described in this proxy statement will be presented for action at the Special Meeting, nor may any additional matters be included.

Questions and Additional Information

If your shares are registered directly in your name through our transfer agent, or you have stock certificates registered in your name, and you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 456-3507

Banks & Brokers May Call Collect: (212) 750-5833

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee of record if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions.

THE TRANSACTIONS (PROPOSAL NO. 1)

This discussion of the Transactions is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A, and the Separation Agreement, which is attached to this proxy statement as Annex B. You should read the entire Merger Agreement and the Separation Agreement carefully, as these are the legal documents that govern the transaction.

Overview

On October 25, 2025, to effect the acquisition of the Company by Novartis, (i) the Company, Novartis and Merger Sub entered into the Merger Agreement, and (ii) the Company, SpinCo and Novartis (with respect to certain sections therein) entered into the Separation Agreement. The Transactions include the separation of the SpinCo Business from the Company through the Separation; and the Distribution of all of the issued and outstanding shares of SpinCo Common Stock as of the time of the Distribution at a ratio of one share of SpinCo Common Stock for every ten shares of Company Common Stock held as of the Distribution Record Date or a Permitted Third Party Sale. In the case of either the Distribution or a Permitted Third Party Sale, the Company may also sell assets of the Company subject to the ROFN to the ROFN Holder and thereafter distribute the Permitted Sale Proceeds to the Company’s stockholders, holders of Company Warrants and holders of Company Equity Awards, as of the chosen record date for distributing such proceeds, on a pro rata basis and subject to applicable tax withholding.

The Transactions

In connection with the acquisition of the Company by Novartis and pursuant to the Separation Agreement, the Company and SpinCo will consummate the Separation, which, assuming no assets of the Company subject to the ROFN are sold to the ROFN Holder, will result in SpinCo owning, assuming or retaining all assets and liabilities of the Company and its subsidiaries exclusively related to the SpinCo Business, and the Company owning, assuming or retaining all other assets and liabilities. The transfer of the ROFN Assets to SpinCo triggered a ROFN in favor of the ROFN Holder. The Company is permitted to negotiate the sale of assets of the Company subject to the ROFN with the ROFN Holder, and, if an agreement is reached, consummate such a sale. If assets of the Company subject to the ROFN are sold to the ROFN Holder, SpinCo may receive less than all of the SpinCo Business.

After effecting the Separation, the Company will effect (i) the Distribution at a ratio of one share of SpinCo Common Stock for every ten shares of Company Common Stock held (or underlying a Company Warrant in accordance with its terms) as of the Distribution Record Date or (ii) a Permitted Third Party Sale, and thereafter distribute the Permitted Sale Proceeds to the Company’s stockholders, holders of Company Warrants and holders of Company Equity Awards, as of the chosen record date for distributing such proceeds, on a pro rata basis and subject to applicable tax withholding. In the case of either the Distribution or a Permitted Third Party Sale, the Company may also sell assets of the Company subject to the ROFN to the ROFN Holder and thereafter distribute the Permitted Sale Proceeds to the Company’s stockholders, holders of Company Warrants and holders of Company Equity Awards, as of the chosen record date for distributing such proceeds, on a pro rata basis and subject to applicable tax withholding. In connection with the Distribution, holders of Company Equity Awards (other than the New Hire RSUs or any portion of the 2026 LTI Awards that is unvested as of the Distribution Date) who are Service Providers are entitled to receive Make Whole Awards that will be settled in shares of SpinCo Common Stock at a ratio of one share of SpinCo Common Stock per ten shares of Company Common Stock underlying each such Company Equity Award.

Prior to the date of the Distribution, SpinCo, on December 10, 2025, filed the Registration Statement to register the shares of SpinCo Common Stock that will be distributed in the Distribution under the Exchange Act. Following the completion of the Distribution, SpinCo will be a separate, independent, publicly held company.

Following the Distribution of SpinCo Common Stock or a Permitted Third Party Sale (which, in either case, may also include the sale of assets of the Company subject to the ROFN to the ROFN Holder), Merger Sub will merge with and into the Company, whereby the separate existence of Merger Sub will cease and the Company will continue as the Surviving Corporation and as an indirect wholly owned subsidiary of Novartis. The shares of Company Common Stock will be delisted from Nasdaq, deregistered under the Exchange Act and cease to be publicly traded.

Effect on the Company if the Transactions Are Not Completed

If the Transactions Proposal is not approved by the Company’s stockholders, or if the Transactions are not completed for any other reason, the Company’s stockholders will not receive any consideration for their shares of Company Common Stock in connection with the Transactions. Instead, the Company will remain an independent public company, and the Company Common Stock will continue to be listed and traded on Nasdaq. In addition, if the Transactions are not completed, the Company’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to clinical study and commercialization of the Company’s product candidates, the industry in which the Company operates, market volatility and adverse economic conditions. Whether or not the Merger is consummated or the Distribution occurs, it is possible that the sale of assets of the Company subject to the ROFN or all of SpinCo to a third party may still occur.

Furthermore, if the Transactions are not completed, and depending on the circumstances that would have caused the Transactions not to be completed, the price of the Company Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of Company Common Stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Transactions are not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Company Common Stock. If the Transactions Proposal is not approved by the Company’s stockholders or if the Transactions are not completed for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered or that the Company’s business, prospects or results of operation will not be adversely impacted.

In addition, the Merger Agreement provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be required to pay to Novartis the Termination Fee of $450 million. In certain other circumstances, Novartis may be required to pay to Company the Reverse Termination Fee of $600 million. See the sections of this proxy statement entitled “The Merger Agreement—Termination; Expenses—Company Termination Fee” beginning on page 126, and “The Merger Agreement—Termination; Expenses—Novartis Termination Fee” beginning on page 127, for a discussion of the circumstances under which the Termination Fee and Reverse Termination Fee may be required to be paid.

Background of the Transactions

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement and the Separation Agreement. This chronology does not purport to catalogue every conversation of or among members of the Board, the Company’s representatives, Novartis’s representatives and other parties.

With the support of the Board, Company management regularly meets with other biotechnology and pharmaceutical companies regarding a variety of potential partnerships, licensing arrangements, joint ventures, collaborations and other strategic transactions and at the request of those companies to share program updates concerning the Company. The Board also periodically evaluates the Company’s historical performance, future growth prospects, and long-term strategic plan and considers various strategic opportunities available to the Company, as well as ways to enhance stockholder value, including in light of the business, competitive, regulatory, financing and economic environment and developments in the Company’s industry. Given the Company’s ongoing research and development of multiple product candidates across various therapeutic areas and at different pipeline stages, these reviews have often focused on the need to raise additional capital to support the Company’s long-term strategic goals and have also included discussions as to whether the Company should continue to execute on its strategy as a stand-alone company, pursue various partnerships, collaborations, or licensing arrangements, or pursue a separation of programs or assets.

On May 20, 2025, the Board held a regularly scheduled meeting, which was also attended by representatives of Company management and Goldman Sachs & Co. LLC (“Goldman Sachs”), which had been previously formally retained by the Company to advise the Company in connection with preparing for potential acquisition proposals it may receive and any other attempts to acquire all or a portion of the stock or assets of the Company. No such potential acquisition proposal was received by the Company and there was no other attempt to acquire all or a portion of the stock or assets of the Company, except for the events described herein. At this meeting, among other topics, the Board discussed updates regarding key Company programs and potential financing opportunities in 2025 and beyond to support the Company’s ongoing research, development and pre-commercialization activities. Company management reviewed a long-range financial forecast for the Company with the Board. For more information about the long-range financial forecast presented at the May 20, 2025 Board meeting, see the discussion of the May 2025 Projections in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Certain Financial Projections” beginning on page 73. Company management also presented to the Board a financing “roadmap” driven by the Company’s projected need for an additional $1.5 billion in financing to achieve cash flow positive status in 2029 and proposed potential financing windows in 2025 and 2026. Representatives of Goldman Sachs reviewed its preliminary financial analyses of the Company based on the May 2025 Projections. Representatives of Goldman Sachs also discussed with the Board the strategic landscape for the Company’s industry. The Board discussed the standalone strategic plan and timeline considerations for financing and processes.

In early June 2025, the Company worked with financial advisors and legal counsel to plan a potential significant capital raise, including identifying a potential underwriting syndicate, which ultimately resulted in the execution of the capital raise in connection with the presentation of topline and functional data from the ongoing EXPLORE44-OLE trial in the fourth quarter of 2025, as described further below.

On June 9, 2025, the Company announced positive topline data from the dose escalation cohorts of the del-brax Phase 1/2 FORTITUDE™ program in FSHD that showed del-brax had favorable safety and tolerability with early and consistent trends towards benefit with del-brax compared to placebo across multiple functional and participant-reported outcome measures.

On July 2, 2025, Susanne Kreutz, Global Head Corporate & Business Development of Novartis, contacted Michael MacLean, Chief Financial Officer of the Company, proposing that Vasant Narasimhan, M.D., the Chief Executive Officer of Novartis, speak with Sarah Boyce, the President and Chief Executive Officer of the Company about a possible acquisition of the Company by Novartis.

On July 3, 2025, Dr. Narasimhan and Ms. Boyce spoke by phone, and Dr. Narasimhan conveyed that Novartis had an interest in a potential acquisition of the Company and provided an oral, preliminary, non-binding proposal to purchase all of the outstanding shares of the Company’s common stock for $52.00 per share in cash, which was subsequently confirmed in a non-binding written proposal delivered by Dr. Kreutz (the “July 3 Proposal”), and was subject to further due diligence by Novartis. The July 3 proposal represented a 77% premium to the Company’s closing share price on July 2, 2025, and reflected an implied total equity valuation of $7.4 billion. The July 3 Proposal also indicated that Novartis expected to be in a position to announce a transaction within four weeks of getting access to further due diligence materials. Ms. Boyce indicated to Dr. Narasimhan that she would convey the July 3 Proposal to the Board.

On July 5, 2025, the Board held a meeting, which was also attended by representatives of Company management, Goldman Sachs, Barclays (which was anticipated by the Board to be engaged as a co-advisor to Goldman Sachs) and Kirkland & Ellis LLP (“Kirkland”), the Company’s outside counsel. Ms. Boyce updated the Board on her interactions with Dr. Narasimhan related to the July 3 Proposal. Ms. Boyce reminded the Board of the May 2025 Projections, as well as related preliminary financial analyses reviewed by Goldman Sachs in May 2025, and noted that Company management would work on updating those long-term forecasts. The Board discussed with representatives from Kirkland fiduciary duties, including with respect to potential conflicts of interest, in connection with evaluating the July 3 Proposal. Representatives of Goldman Sachs and Barclays reviewed the July 3 Proposal, prior transactions by Novartis and strategic and timing considerations around responding to Novartis. The Board discussed the July 3 Proposal and potential next steps with its advisors, taking into account the Board’s concern that engaging with Novartis in response to the July 3 Proposal could result in significant distraction to the detriment of critical operations of the Company as well as the risk of market rumors or leaks concerning such engagement. The Board directed Ms. Boyce to communicate to Novartis that the July 3 Proposal did not appropriately value the Company.

On July 7, 2025, Ms. Boyce and Dr. Narasimhan spoke by phone regarding the July 3 Proposal, and Ms. Boyce conveyed that the Board did not believe this proposal appropriately valued the Company. Dr. Narasimhan indicated that he would speak to Novartis’s management team and would come back to Ms. Boyce.

On July 9, 2025, Ms. Boyce and Dr. Narasimhan spoke by phone at Dr. Narasimhan’s request, and Dr. Narasimhan provided a revised oral, preliminary, non-binding proposal to purchase all of the outstanding shares of the Company’s common stock for $60.00 per share in cash, which was subsequently confirmed in a non-binding written proposal delivered by Dr. Kreutz (the “July 9 Proposal”), and was subject to further due diligence by Novartis. The July 9 proposal represented a 105% premium to the Company’s closing share price on July 8, 2025 and reflected an implied total equity valuation of $8.5 billion. Ms. Boyce did not respond to the July 9 Proposal other than to indicate to Dr. Narasimhan that she would convey the July 9 Proposal to the Board.

On July 13, 2025, the Board held a meeting, which was also attended by representatives of Company management, Goldman Sachs, Barclays and Kirkland. Ms. Boyce updated the Board on her interactions with Dr. Narasimhan related to the July 9 Proposal. Representatives of Goldman Sachs and Barclays reviewed their preliminary financial analyses of the Company and the July 9 Proposal with the Board and also noted that Company management was working on an updated long-range financial forecast which could be used for purposes of financial analyses in the future. The Board discussed the July 9 Proposal and potential strategies for responding to Novartis with its advisors. The Board directed Ms. Boyce to communicate to Novartis that the July 9 Proposal did not appropriately value the Company but that Ms. Boyce and select members of senior management were willing to meet with representatives of Novartis under a confidentiality agreement in order to explain the key reasons for the Company’s conviction in the strength of its standalone plan and prospects.

Later on July 13, 2025, Ms. Boyce and Dr. Narasimhan spoke by phone, and Ms. Boyce conveyed that the July 9 Proposal did not appropriately value the Company. Dr. Narasimhan indicated that Novartis would not be able to increase its offer price without having access to due diligence information. Ms. Boyce offered examples of current developments (based on public information) to contextualize the Company’s response and offered to schedule a meeting in the coming week with herself, Mr. MacLean and W. Michael Flanagan, Ph.D., Chief Scientific Officer of the Company, together with representatives of Novartis, to share confidential information that supported their conviction as to the value of the Company. Dr. Narasimhan agreed to a meeting to be held on July 17, 2025. Following this call, Mr. MacLean sent representatives of Novartis a proposed confidentiality agreement, which contained a standstill provision.

On July 15, 2025, the Company and Novartis entered into a confidentiality agreement, which contained a standstill provision (the “Novartis NDA”).

On July 17, 2025, Ms. Boyce, Mr. MacLean and Dr. Flanagan, met with Dr. Kreutz, Aharon (Ronny) Gal, Ph.D., Chief Strategy & Growth Officer at Novartis and other representatives of Novartis, to discuss the Company’s three leading programs (del-zota, del-desiran and del-brax), as well as its broader platform and pipeline (the “July 17 Meeting”).

On July 21, 2025, Dr. Kreutz called Mr. MacLean and asked about Novartis starting due diligence on the Company. Mr. MacLean clarified that the purpose of the July 17 Meeting was to give Novartis more insight into the Company’s conviction in its standalone path and why the July 9 Proposal was viewed as not appropriately valuing the Company, and that the Company was not prepared to provide Novartis with additional due diligence information at that time.

Also on July 21, 2025, Ms. Boyce and Dr. Narasimhan spoke by phone at Dr. Narasimhan’s request, and Dr. Narasimhan indicated that Novartis would be submitting a revised oral, preliminary, non-binding proposal to purchase all of the outstanding shares of the Company’s common stock for $70.00 per share in cash, but that Novartis would require that the Company agree to enter into a four-week exclusivity period with Novartis. Ms. Boyce did not respond to this proposal other than to indicate to Dr. Narasimhan that she would convey this proposal to the Board.

On July 22, 2025, Dr. Kreutz provided Ms. Boyce a non-binding written proposal confirming such revised oral proposal, which was conditioned on agreeing to a four-week exclusivity period (the “July 22 Proposal”) and was subject to further due diligence by Novartis. The July 22 Proposal represented a 106% premium to the Company’s closing share price on July 21, 2025, and reflected an implied total equity valuation of $10 billion.

On July 23, 2025, the Company announced the U.S. Food and Drug Administration (“FDA”) had granted Breakthrough Therapy designation to del-zota for the treatment of Duchenne muscular dystrophy in people living with mutations amenable to exon 44 skipping.

Also on July 23, 2025, the Board held a meeting, which was also attended by representatives of Company management, Goldman Sachs, Barclays and Kirkland. Ms. Boyce updated the Board on her interactions with Dr. Narasimhan related to the July 22 Proposal. Representatives of Goldman Sachs and Barclays reviewed their preliminary financial analyses of the Company and the July 22 Proposal and strategic and timing considerations around responding to Novartis and conducting outreach to select third parties. Representatives of Goldman Sachs and Barclays discussed with the Board seven potential third parties (Party A, Party B, Party C, Party D, Party E, Party F and Party G) to be contacted and the timing and messaging for outreach in order to maximize the chances that one or more third parties would be in a position to effectively compete with the July 22 Proposal or any subsequent improved proposal by Novartis. The Board discussed the July 22 Proposal and potential next steps with its advisors, taking into consideration that contacting and potentially engaging with third parties could result in significant distraction to the detriment of critical operations of the Company, as well as the risk of market rumors or leaks concerning such engagement that could negatively impact the Company’s relationships with key third parties and employees. The Board directed Ms. Boyce to communicate to Dr. Narasimhan that the Company was willing to facilitate due diligence by Novartis on the timeline proposed by Novartis, but that the Company expected Novartis to further improve the July 22 Proposal following due diligence and did not view the July 22 Proposal as appropriately valuing the Company or as a basis for agreeing to exclusivity. In addition, the Board directed representatives of Goldman Sachs and Barclays to conduct outreach to the seven selected potential third parties following confirmation that Novartis would engage in due diligence without exclusivity. After the representatives of Goldman Sachs and Barclays exited the meeting, the Board discussed with representatives of Kirkland its fiduciary duties in the context of a potential M&A transaction and representatives of Kirkland then reviewed with the Board relationship disclosures that had been provided to the Board by each of Goldman Sachs and Barclays. The Board determined that none of these relationships interfered with the Company’s engagement of Goldman Sachs or Barclays in connection with a potential M&A transaction involving Novartis.

On July 25, 2025, Ms. Boyce and Dr. Narasimhan spoke by phone, and Ms. Boyce delivered feedback on the July 22 Proposal and exclusivity request, as previously discussed with the Board, and indicated that the Company had engaged Goldman Sachs and Barclays for purposes of the potential M&A transaction. Dr. Narasimhan responded that Novartis was prepared to move quickly to complete due diligence and acknowledged the feedback that the Company expected Novartis to increase its offer following due diligence. Dr. Narasimhan also expressed that Novartis would consider the Company’s refusal to grant exclusivity at that time.

On July 26, 2025, Dr. Narasimhan called Ms. Boyce and asked to get the Novartis team started on diligence as quickly as possible, as Novartis had been made aware of market rumors that Novartis and the Company were speaking.

Also on July 26, 2025, Dr. Gal and Dr. Kreutz called Mr. MacLean to speak about the diligence process, emphasizing the same urgency expressed by Dr. Narasimhan. Mr. MacLean then introduced representatives of Goldman Sachs, Barclays and Kirkland to Dr. Gal and Dr. Kreutz to facilitate the due diligence process.

On July 27, 2025, representatives of Kirkland met virtually with representatives of Covington & Burling LLP (“Covington”), outside counsel to Novartis, to discuss due diligence process matters and a proposed amendment to the Novartis NDA in order to facilitate access to certain due diligence. Later that day, the Company and Novartis executed an amendment to the Novartis NDA, which provided for its term to end upon the earlier to occur of (i) the closing of the contemplated transaction between parties and (ii) two years from the date of execution (the “Amended Novartis NDA”).

Also on July 27, 2025, representatives of Goldman Sachs and Barclays met virtually with representatives of Gordon Dyal & Co. Advisory Group LP (“Dyal”), financial advisor to Novartis, to discuss due diligence process matters and access to a virtual data room of the Company (the “VDR”).

Later on July 27, 2025, the Company opened the VDR to Novartis, which included technical, corporate and legal diligence items. Between July 27 and August 28, 2025, the Company held multiple diligence calls with Novartis and their respective advisors and responded to various diligence requests from Novartis.

On July 28, 2025, a reporter from the Wall Street Journal contacted a representative of a public relations firm historically engaged by the Company to inquire about rumors about a potential transaction between the Company and Novartis. The representative informed the Company of this outreach. The Company did not authorize a response to the reporter from the Wall Street Journal.

Beginning on July 28, 2025, at the direction of the Board, representatives of Goldman Sachs and Barclays began outreach to Party A, Party B, Party C, Party D, Party E, Party F and Party G and indicated that the Company was in receipt of a highly compelling proposal for a potential acquisition and that the potential acquiror was prepared to complete diligence on an accelerated timetable. Representatives of Goldman Sachs and Barclays also conveyed to each party that if there was an interest in participating, upon execution of a confidentiality agreement, the Company was prepared to schedule a meeting between the party and the Company’s management. The Company previously had discussions about general program updates and status of the various Company programs with Novartis, Party A, Party B, Party C, Party E, Party F and Party G at a biotechnology conference in January 2025 and with Party A, Party B, Party F and Party G at a biotechnology conference in June 2025. Party A and Party B had previously expressed interest in exploratory discussions regarding a potential strategic transaction with the Company and had each previously received non-public information regarding the Company pursuant to preexisting confidentiality agreements.

On July 29 and July 30, 2025, representatives of Kirkland met with representatives of Freshfields LLP (“Freshfields”), outside regulatory counsel to Novartis, to discuss regulatory aspects of a potential transaction.

Between July 30 and August 2, 2025, the Company entered into confidentiality agreements with Party A, Party B, Party C and Party G related to a potential transaction. The confidentiality agreements with Party B and Party G contained standstill provisions (each of which terminated in connection with the execution and announcement of the Transactions); those with Party A and Party C did not contain standstill provisions.

On July 30, 2025, Party D and Party E declined management presentations with the Company and indicated they were not prepared to pursue an acquisition of the Company, citing internal strategic focus on different therapeutic areas and treatment modalities.

Between July 30 and August 8, 2025, the Company conducted management presentations and other meetings as requested with Party A, Party B, Party C and Party G.

On July 31, 2025, Party F declined the Company’s management presentation and indicated they were not prepared to pursue an acquisition of the Company, citing their view of valuation and potential clinical and regulatory considerations as reasons and sharing their expectation that they would not be able to compete with other bidders on valuation.

Also on July 31, 2025, Party G declined to further participate in the process and said that although they remained highly interested in the Company and its programs and would be interested in seeing data readouts in the future, they would need a couple of months to conduct due diligence and would not be in a position to execute a transaction on the Company’s anticipated process timeline.

On August 1, 2025, the Company conducted management presentations with Party A and Party B, and both parties were granted VDR access subsequent to their sessions.

Also on August 1, 2025, representatives of Covington sent an initial draft merger agreement to representatives of Kirkland. This initial draft agreement contemplated a tender offer to purchase all of the issued and outstanding shares of the Company common stock followed by a merger of a subsidiary of Novartis into the Company in accordance with Section 251(h) of the DGCL. At the time, it was the expectation of the parties that a transaction could be consummated prior to the end of 2025.

Also on August 1, 2025, representatives of Goldman Sachs and Barclays spoke with representatives of Dyal regarding due diligence items.

On August 4, 2025, the Company conducted a management presentation with Party C and Party C was subsequently granted access to a VDR which only contained the management presentation and a commercial presentation prepared by the Company.

Also on August 4, 2025, Party B declined to further participate in the process citing that they would not be in a position to execute a transaction on the Company’s anticipated process timeline.

Between August 4 and August 7, 2025, the Company conducted functional diligence sessions with Party A related to clinical, regulatory, chemistry, manufacturing, and controls (“CMC”) and commercial diligence.

On August 4, 2025, Party A communicated to representatives of Goldman Sachs and Barclays that they had an internal session scheduled for August 8, 2025, and would provide an update including whether they would be prepared to submit a proposal.

On August 5, 2025, representatives of Goldman Sachs and Barclays spoke with representatives of Dyal regarding due diligence items.

On August 5 and August 8, 2025, at the direction of the Company, representatives of Goldman Sachs and Barclays sent process letters to Party A and Party C, respectively, requesting that preliminary non-binding written proposals for a potential acquisition of the Company be submitted to Goldman Sachs and Barclays no later than 12:00 p.m., Eastern time, on August 12, 2025.

During the trading day on August 6, 2025, the Financial Times published an article reporting that Novartis was in early-stage discussions with the Company about a potential transaction (the “August 6 Market Rumor”). On the trading day immediately prior to the publication of this article, the Company’s share price closed at $38.26. On the trading day that this article was published, the Company’s share price closed at $48.26. Later the same day, Dr. Narasimhan sent an email to Ms. Boyce saying that Novartis was concerned with the August 6 Market Rumor and requested a call for the following day to discuss accelerating diligence and a potential path forward.

On August 7, 2025, Ms. Boyce and Dr. Narasimhan spoke by phone and discussed the August 6 Market Rumor and the importance of an efficient due diligence process.

Later on August 7, 2025, representatives of Kirkland sent a markup of the draft merger agreement to representatives of Covington.

On August 8, 2025, the members of the Human Capital Management Committee of the Board (the “HCM Committee”) held a meeting, which was also attended by representatives of Company management and Kirkland. The HCM Committee and representatives of Kirkland discussed certain compensation matters recommended by Company management for HCM Committee consideration in connection with a potential acquisition of the Company, including the analysis of the impact of Sections 280G and 4999 of the Code on certain payments expected to be made to the Company’s management team members in the event of a change in control (and the estimated cost of potential gross-up payments by the Company), based on the expectation of the parties that a transaction could be consummated prior to the end of 2025, and the implementation of a non-executive transaction bonus pool. The HCM Committee confirmed its support for these compensation matters and directed Company management and advisors of the Company to communicate these matters to potential buyers.

Later on August 8, 2025, representatives of Kirkland shared draft disclosure schedules with representatives of Covington, which included the proposed gross-up payments by the Company and proposed a non-executive bonus pool.

On August 8, 2025, Party A declined to further participate in the process, sharing that while they were impressed with the Company, they would need greater FDA regulatory certainty before pursuing a transaction given the expected purchase price.

Later on August 8, 2025, representatives of Company management held a diligence call with representatives of Novartis related to the Company’s pre-clinical pipeline and platform.

Later on August 8, 2025, representatives of Goldman Sachs and Barclays spoke with representatives of Dyal regarding open due diligence items.

On August 11, 2025, representatives of Covington told representatives of Kirkland that a review of certain due diligence matters would need to be completed prior to Novartis advancing its interest in a potential transaction with the Company.

Between August 11 and August 15, 2025, representatives of Company management and Kirkland held calls on a number of due diligence matters with representatives of Novartis and Covington and exchanged updated drafts of the draft merger agreement and disclosure schedules.

On August 13, 2025, after receipt of the Company’s process letter on August 8, Party C communicated to Goldman Sachs and Barclays that they could not act on the timeline proposed by the Company and would need more time to assess making a proposal.

Following discussion between Company management and Troy Wilson, Ph.D., Chairman of the Board, on August 13 and August 15, 2025, the Company executed engagement letters with Goldman Sachs and Barclays, respectively, which provided that they would serve as co-financial advisors to assist the Board with its exploration and evaluation of strategic alternatives, including a potential sale of the Company. The Board determined to have two financial advisors given the expertise and knowledge of the Company of each of the advisors.

On August 20, 2025, Ms. Boyce and Dr. Narasimhan spoke by phone, at Ms. Boyce’s request, and Ms. Boyce asked for an update on timing for Novartis to conclude due diligence and submit a revised proposal.

Dr. Narasimhan said Novartis needed additional time, potentially several weeks, to complete its due diligence and internal governance processes given the size of the deal. Ms. Boyce indicated that this timing update was a surprise and that she would need to discuss internally.

Later that same day, Ms. Boyce and Dr. Narasimhan spoke by phone, at Ms. Boyce’s request. Ms. Boyce explained that absent a signed definitive agreement with Novartis, the Company expected to complete a significant capital raise at the start of September 2025. Dr. Narasimhan responded that he would let Ms. Boyce know by the next day if Novartis would expedite its timing.

On August 21, 2025, representatives of Goldman Sachs and Barclays spoke with representatives of Dyal as a follow-up to the conversations between Ms. Boyce and Dr. Narasimhan the previous day. Representatives of Dyal conveyed that Novartis could potentially accelerate its internal process to finalize a transaction in advance of the Company’s planned capital raise if certain due diligence matters could be resolved in a manner satisfactory to Novartis in advance of signing a definitive agreement. Representatives from Goldman Sachs and Barclays requested additional information to better understand unresolved due diligence matters, reiterated the Company’s timing for its planned capital raise and asked that Novartis convey its “best and final” proposal for a transaction sufficiently in advance of the Company’s planned capital raise.

During the period from August 21 to August 28, 2025, Novartis and its representatives engaged in discussions with the Company and its representatives concerning due diligence matters that Novartis wished to resolve in advance of signing a definitive agreement.

On August 26, 2025, Dr. Narasimhan called Ms. Boyce and confirmed that Novartis was on track to submit their “best and final” proposal on August 29, 2025, and to sign a definitive transaction agreement in advance of the Company’s planned capital raise, but noted outstanding diligence items that Novartis was still considering.

Following Dr. Narasimhan’s call to Ms. Boyce on August 26, 2025, representatives of Kirkland reached out to representatives of Covington to discuss the outstanding diligence items which Novartis was still considering and indicated that conditioning the execution or consummation of a definitive agreement on these matters would not be acceptable to the Company.

On August 29, 2025, Dr. Narasimhan called Ms. Boyce and told her that, subject to a final pending internal process step, he expected to send a “best and final” proposal from Novartis to the Company, reflecting an improved non-binding proposal to acquire the Company for more than $70.00 per share of Company common stock, with execution of a definitive transaction agreement conditioned upon the Company addressing certain due diligence matters in a manner satisfactory to Novartis (the “August 29 Oral Proposal”).

Later on August 29, 2025, Ms. Boyce discussed these developments with Dr. Wilson and he confirmed his support for the Company messaging to Novartis that it was discontinuing discussions with Novartis at that time in order to pursue consummation of its planned capital raise because conditioning the execution of the definitive transaction agreement on the resolution of due diligence matters was unacceptable.

Following this conversation, later on August 29, 2025, Ms. Boyce communicated to Dr. Narasimhan that the pre-signing due diligence condition was unacceptable and that the Company would discontinue discussions with Novartis and proceed with pursing its planned capital raise at this time. Following this, the Company terminated VDR access for Novartis and its advisors.

On August 30, 2025, the Board held a meeting, which was also attended by representatives of Company management, Goldman Sachs, Barclays and Kirkland. Ms. Boyce updated the Board on her interactions with Dr. Narasimhan related to the August 29 Oral Proposal. The Board discussed the August 29 Oral Proposal and the due diligence condition requested by Novartis. Representatives of Goldman Sachs and Barclays discussed interactions with the seven parties contacted at the direction of the Board in order to explore interest in a potential acquisition of the Company, noting that none of the seven parties submitted proposals but that four of the parties (Party A, Party B, Party C and Party G) expressed interest in the Company’s programs and could potentially be interested in exploring a strategic transaction at a future date. The Board confirmed its support for discontinuing discussions with Novartis at that time in order to continue pursuit of the planned capital raise.

On September 9, 2025, the Board held a regularly scheduled meeting, which was also attended by representatives of Company management. Mr. MacLean provided a financial update, and the Board discussed the Company’s upcoming capital raise expected to begin after the functional data release for del-zota was shared with investors on September 10, 2025.

On September 10, 2025, prior to market opening, the Company announced positive new data from participants treated continuously with del-zota for one year in the EXPLORE44 and EXPLORE44-OLE trials. These data demonstrated reversal of disease progression and unprecedented improvement compared to baseline and natural history across multiple functional measures.

Also on September 10, 2025, after the close of market, the Company announced that it intended to offer and sell, subject to market and other conditions, $500 million of shares of Company Common Stock in an underwritten public offering. In addition, the Company announced that it intended to grant the underwriters a 30-day option to purchase up to an additional $75 million of shares of Company Common Stock. All of the shares of Company Common Stock to be sold in the offering were to be sold by the Company. The Company published in a press release that it intended to use the net proceeds from the offering, together with its existing cash, cash equivalents and marketable securities, to advance the development of its three late-stage clinical programs (del-zota, del-desiran and del-brax) to build appropriate commercial inventory levels to support multiple potential launches, to expand its commercial infrastructure, to progress research and development associated with its AOC platform, and for working capital and general corporate purposes.

On September 11, 2025, the Company announced the pricing of its upsized underwritten public offering of 15 million shares of Company Common Stock at a price to the public of $40.00 per share. The Company issued a press release disclosing that the gross proceeds to the Company from the offering, before deducting the underwriting discounts and commissions and other offering expenses, were expected to be $600 million. In addition, the Company announced that it intended to grant the underwriters a 30-day option to purchase up to an additional $90 million of shares of Company Common Stock. The Company said the offering was expected to close on or about September 15, 2025, subject to the satisfaction of customary closing conditions.

During the week of September 14, 2025, a senior executive of Party C spoke with Ms. Boyce at an industry conference and mentioned Party C’s continued interest in the Company’s programs. The senior executive of Party C did not say anything to imply that Party C intended on proposing a transaction involving the Company or making an offer to acquire the Company at that time.

On September 15, 2025, the Company closed its underwritten public offering of 17,250,000 shares of Company Common Stock, including 2,250,000 shares sold pursuant to the underwriters’ full exercise of their option to purchase additional shares, at a price to the public of $40.00 per share. The gross proceeds to the Company from the offering, before deducting the underwriting discounts and commissions and other offering expenses, were $690 million.

On September 18, 2025, Dr. Narasimhan reached out to Ms. Boyce requesting to talk that day or the next.

On September 19, 2025, Ms. Boyce and Dr. Narasimhan spoke by phone and Dr. Narasimhan communicated that Novartis would submit a revised non-binding, “best and final” proposal to acquire the Company for $72.00 per share in cash, including a potential separation of a newly incorporated company, SpinCo, holding certain assets of the Company, with the signing and/or closing of a definitive transaction agreement conditioned upon the Company addressing certain due diligence matters in a manner satisfactory to

Novartis. Ms. Boyce told Dr. Narasimhan that a deal subject to conditionality was not favorable and that she would need to discuss any revised proposal with the Board.

Later on September 19, 2025, representatives of Kirkland spoke with representatives of Covington to better understand the conditions proposed in the oral “best and final” offer Dr. Narasimhan communicated to Ms. Boyce earlier that day and convey the importance of deal certainty to the Company.

On September 21, 2025, Dr. Narasimhan confirmed the revised oral proposal by Novartis in a non-binding written proposal delivered by Dr. Kreutz (the “September 21 Proposal”), setting forth the offer by Novartis to acquire the Company for $72.00 per share in cash, together with potential additional consideration to the Company’s stockholders in respect of the pre-closing separation of SpinCo that would hold assets of the Company non-core to its three late-stage clinical programs (del-zota, del-desiran and del-brax) and follow-on programs. The September 21 Proposal was conditioned on the pre-signing resolution of certain due diligence matters in a manner satisfactory to Novartis.

Later on September 21, 2025, Ms. Boyce provided an update of the reengagement by Novartis and the September 21 Proposal to Dr. Wilson.

On September 23, 2025, the Board held a meeting, which was also attended by representatives of Company management, Goldman Sachs, Barclays and Kirkland. Ms. Boyce updated the Board on her interactions with Dr. Narasimhan related to the September 21 Proposal. The Board discussed the September 21 Proposal with its advisors and directed Ms. Boyce to communicate to Dr. Narasimhan that the Company was willing to engage in discussions related to the September 21 Proposal.

Later on September 23, 2025, Ms. Boyce and Dr. Narasimhan spoke by phone and Ms. Boyce indicated the Company was willing to reengage with Novartis on due diligence and negotiation of transaction agreements on the basis of the September 21 Proposal.

On September 24, 2025, the Company re-opened the VDR to Novartis. Commencing on September 24, 2025, and continuing until the execution of the Transaction Documents (as defined below), the Company and its representatives engaged in due diligence discussions with Novartis and its representatives and responded to various diligence requests from Novartis, including in respect of the resolution of the due diligence matters raised by Novartis in the September 21 Proposal and the separation of assets into SpinCo in connection with the Spin-Off.

Between September 26 and 29, 2025, Dr. Kreutz and Mr. MacLean held discussions to coordinate a site visit by representatives of Novartis to the Company’s offices in San Diego, California. On September 30, 2025, representatives of the Company met with representatives of Novartis at the Company’s offices in San Diego, California and discussed the Company’s early-stage precision cardiology programs and collaborations as well as the Company’s proprietary platform, including next-generation technology improvements, in order to advance the parties’ discussions for the separation of SpinCo.

On October 1, 2025, Dr. Kreutz sent Mr. MacLean a draft letter agreement which provided for exclusive negotiations between Novartis and the Company until 11:59 p.m., Eastern time, on October 28, 2025 (the “Draft Exclusivity Agreement”).

Also on October 1, 2025, representatives of the Company and Novartis met to coordinate key workstreams for the proposed separation of assets for SpinCo.

On October 2, 2025, representatives of Kirkland communicated to representatives of Covington that the Company expected to further align on the proposed separation of assets for SpinCo and the key transaction agreements and confirm timing for an expected announcement before entering into exclusivity.

Between October 2 and October 16, 2025, Mr. MacLean, Dr. Gal and Dr. Kreutz spoke by phone and discussed the proposed separation of assets for SpinCo as well as remaining due diligence matters. During these conversations, Dr. Kreutz confirmed that the objective of Novartis was to finalize definitive agreements more quickly than its proposed exclusivity expiration date of October 28, 2025.

On October 8, 2025, Covington sent Kirkland a markup of the draft merger agreement previously exchanged on August 13, 2025, revised to reflect a one-step merger structure and the Spin-Off. Following the September 21 Proposal, it was the expectation of the parties that a transaction could be consummated in the first half of 2026 (given the additional time that would be required to complete the Spin-Off).

Between October 8, 2025, and the announcement of the Transactions on October 26, 2025, representatives of Kirkland and Covington exchanged drafts of the merger agreement, the license agreement, the separation and distribution agreement, a transition services agreement to be in agreed form, and associated schedules (together, the “Transaction Documents”), and held meetings regarding the negotiation of the Transaction Documents. Certain key issues negotiated and resolved in the Transaction Documents included the size of the termination fee payable by the Company, the amount of funding to be contributed by the Company to SpinCo in the event shares of SpinCo Common Stock were distributed to the Company’s stockholders, the scope of assets and contracts to be separated into SpinCo and the scope and duration of transition services, provisions related to the Company’s compliance with the ROFN with the ROFN Holder to be notified concurrently with the public announcement of the Transactions, severance and retention matters affecting non-executive employees, mitigation strategies (with no gross-up payments made by the Company) to eliminate the impact of Sections 280G and 4999 of the Code on certain payments expected to be made to the Company’s management team members in the event of a change in control (given the anticipated closing of the Transactions in 2026 as a result of the timing associated with the Spin-Off), 2026 ordinary course compensation matters (given the anticipated closing of the Transactions in 2026 as a result of the timing associated with the Spin-Off), and provisions of the Transaction Documents that could be impacted by the risk of a prolonged U.S. federal government shutdown.

On October 10, 2025, representatives of Kirkland sent a markup of the Draft Exclusivity Agreement to Covington, decreasing the exclusivity period to run from October 10, 2025, until 11:59 p.m., Eastern time, on October 19, 2025 (the “Exclusivity Agreement”).

On October 11, 2025, the Company and Novartis executed the Exclusivity Agreement.

Also on October 11, 2025, representatives of Kirkland shared the initial draft separation and distribution agreement related to the Spin-Off with representatives of Covington.

On October 13, 2025, the Company announced that based on a pre-Biologics License Application (“BLA”) meeting with FDA regarding the Company’s planned BLA submission for del-zota, the Company had updated its expected timing for submission of the BLA to the first quarter of 2026 from its previous guidance of year end 2025 in order to provide the FDA with additional non-clinical data to support the CMC package.

On October 14, 2025, representatives of Covington shared the initial draft transition services agreement related to the Spin-Off with representatives of Kirkland.

On October 15, 2025, representatives of Covington shared the initial draft license agreement related to the Spin-Off with representatives of Kirkland.

On October 15, 2025, representatives of Kirkland and Covington spoke, during which call the representatives of Covington confirmed that the objective of Novartis was to finalize definitive agreements promptly, but that Novartis had not yet concluded its due diligence.

On October 17, 2025, Ms. Boyce and Dr. Narasimhan spoke by phone at Dr. Narasimhan’s request and Ms. Boyce requested additional clarity on the timing for Novartis to finalize its due diligence. Dr. Narasimhan indicated that the board of directors of Novartis would be reviewing the Transactions during the coming week.

On October 18, 2025, representatives of Goldman Sachs and Barclays spoke with representatives of Dyal regarding open due diligence items.

On October 17 and October 21, 2025, Dr. Gal and Dr. Kreutz spoke by phone with Mr. MacLean concerning timing for finalizing open items in the Transaction Documents, including the amount of the funding for SpinCo in the event shares of SpinCo Common Stock were distributed to the Company’s stockholders, and confirming completion of due diligence by Novartis.

Following this conversation, also on October 21, 2025, representatives of Goldman Sachs and Barclays spoke with representatives of Dyal regarding the expected timeline for a potential announcement and finalizing open items in the Transaction Documents.

On October 22, 2025, Ms. Boyce and Dr. Narasimhan spoke by phone and aligned on the timeline for a potential announcement assuming resolution of open items in the Transaction Documents, including the amount of the funding for SpinCo in the event shares of SpinCo Common Stock were distributed to the Company’s stockholders. Dr. Narasimhan confirmed there were no remaining due diligence matters to be resolved prior to signing.

Following this conversation, also on October 22, 2025, representatives of Goldman Sachs and Barclays spoke with representatives of Dyal regarding resolution of open items in the Transaction Documents.

Later on October 22, 2025, the Board held a meeting, which was also attended by representatives of Company management, Goldman Sachs, Barclays and Kirkland (the “October 22 Meeting”). Ms. Boyce informed the Board that the purpose of the meeting was to discuss the proposal by Novartis to purchase all of the outstanding shares of Company Common Stock for $72.00 per share in cash and the related pre-closing separation of certain assets of the Company into SpinCo (the “Proposed Transaction”), but that no action would be requested from the Board at the meeting as Novartis and the Company continued to engage on the resolution of open terms of the Proposed Transaction. Ms. Boyce discussed with the Board her conversation with Dr. Narasimhan earlier the same day regarding timing around a potential signing and the position of Novartis on the amount of funding to be contributed to SpinCo in the event shares of SpinCo Common Stock were distributed to the Company’s stockholders. The Board discussed with representatives of Kirkland legal considerations as to fiduciary duties. The Board then discussed with representatives of Kirkland the material terms of the Transaction Documents, drafts of which had been shared with the Board prior to the meeting, and the outstanding legal issues within the Proposed Transaction. Representatives of Company management then discussed with the Board the October 2025 Projections and the underlying assumptions used to prepare the October 2025 Projections, describing changes since the May 2025 Projections previously reviewed with the Board. Representatives of Goldman Sachs and Barclays then reviewed their preliminary financial analyses of the Company and the Proposed Transaction. For more information about the October 2025 Projections presented at the October 22 Meeting, see the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Certain Financial Projections” beginning on page 73. Representatives of Company management then discussed with the Board reference materials prepared by Company management with respect to SpinCo, including status of key programs, projections and underlying assumptions for SpinCo.

Following the October 22 Meeting, Ms. Boyce and Dr. Narasimhan spoke by phone and Ms. Boyce agreed to the funding amount proposed by Novartis for SpinCo in the event shares of SpinCo Common Stock were distributed to the Company’s stockholders and discussed an open issue in the Transaction Documents related to the impact of the then-ongoing government shutdown. The outstanding issues were subsequently resolved among the parties and their counsel.

Following the close of trading on October 24, 2025, the Board held a meeting, which was also attended by representatives of Company management, Goldman Sachs, Barclays and Kirkland. Ms. Boyce explained that the purpose of the meeting was to update the Board on negotiations with Novartis and to seek approval for the

Proposed Transaction and the Transaction Documents. Representatives of Kirkland updated the Board on the resolution of open points previously discussed at the October 22 Meeting. Representatives of Goldman Sachs and Barclays then reviewed their financial analyses of the Company and the Proposed Transaction. For a detailed discussion of the October 2025 Projections which were authorized by the Board for use by Goldman Sachs and Barclays in their respective financial analyses and opinions, please see the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Certain Financial Projections” beginning on page 73. Representatives of Goldman Sachs rendered its opinion, which was subsequently confirmed by delivery of a written opinion, to the Board that, as of such date and based upon and subject to the factors and assumptions set forth therein, the Aggregate Merger and Distribution Consideration paid to the Company’s stockholders (other than Novartis and its affiliates) pursuant to the Merger Agreement and Separation Agreement was fair from a financial point of view to such stockholders. Representatives of Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the Aggregate Merger and Distribution Consideration to be offered to the Company’s stockholders was fair to such stockholders from a financial point of view. For a detailed discussion of the financial analyses and opinions of each of Goldman Sachs and Barclays, please see the sections of this proxy statement entitled “The Transactions (Proposal No. 1)—Opinion of Goldman Sachs” beginning on page 61, and “The Transactions (Proposal No. 1)—Opinion of Barclays” beginning on page 67. After considering the terms of the Proposed Transaction, including the potential benefits to the Company’s stockholders as well as the risks and uncertainties, taking into consideration the matters discussed during the meeting and prior meetings of the Board (for additional detail, see the various reasons described under the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Reasons for the Transactions; Recommendation of the Board—Reasons for the Transactions” beginning on page 54), the Board unanimously determined that the Merger, the Spin-Off and the other Transactions are advisable, fair to and in the best interests of the Company and its stockholders; adopted, approved and declared advisable the Merger Agreement, the Separation Agreement and the Transactions in accordance with the DGCL, and approved the Transaction Documents and the transactions contemplated therein and resolved to recommend that the Company’s stockholders vote to approve the adoption of the Merger Agreement and the Separation Agreement on the terms and subject to the conditions set forth in each such agreement.

On October 25, 2025, the Company and Novartis entered into the Merger Agreement, the Separation Agreement and the License Agreement and the following day, on October 26, 2025, each of the Company and Novartis issued a press release announcing the execution of the Merger Agreement, the Separation Agreement and the License Agreement.

Reasons for the Transactions; Recommendation of the Board

Recommendation of the Board

At a meeting held on October 24, 2025, the Board unanimously (i) determined that the Merger Agreement, the Separation Agreement, the Transactions and the transactions contemplated by the License Agreement and the Transition Services Agreement, are advisable, fair to and in the best interests of the Company and its stockholders; (ii) adopted, approved and declared advisable the Merger Agreement, the Separation Agreement, the Transactions and the transactions contemplated by the License Agreement and the Transition Services Agreement, in accordance with the DGCL, and approved the execution, delivery and performance by the Company of the Merger Agreement and the Separation Agreement and the consummation by the Company of the Transactions and the transactions contemplated by the License Agreement and the Transition Services Agreement; (iii) resolved to recommend that the Company’s stockholders vote to approve the Transactions Proposal; and (iv) to the extent necessary, adopted a resolution having the effect of causing the Merger Agreement, the Transactions and the transactions contemplated by the License Agreement and the Transition Services Agreement not to be subject to any takeover provision that might otherwise apply to the Merger Agreement, the Transactions and the transactions contemplated by the License Agreement and the Transition Services Agreement.

The Board unanimously recommends that you vote “FOR” approval of the Transactions Proposal, “FOR” approval of the Adjournment Proposal and “FOR” approval of the Non-Binding Merger-Related Compensation Proposal.

Reasons for the Transactions

In evaluating the Merger Agreement, the Spin-Off Agreements (as defined in the section of this proxy statement entitled “The Merger Agreement—Spin-Off Agreements” beginning on page 120) and the Transactions, including the Merger and the Spin-Off, the Board consulted with senior Company management, its outside legal counsel and its financial advisors, and considered a number of factors, including the following non-exhaustive list of material reasons (which are not listed in order of relative importance) that the Board believes support its unanimous determination and recommendation:

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Merger Consideration; Certainty of Value. The Board weighed, on the one hand, the certainty of the Company’s stockholders receiving $72.00 per share in cash in the Merger; compared with, on the other hand, the uncertainty that trading values for the shares of Company Common Stock would approach an amount comparable to the Merger Consideration in the foreseeable future. The Board believed this certainty of value and immediate liquidity to the Company’s stockholders was compelling, especially when viewed against the execution risks and uncertainties associated with executing the Company’s standalone plan and the other risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent quarterly reports on Form 10-Q.

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Value from Separation. The Board recognized the value of the opportunity for its stockholders to receive additional consideration in respect of the Separation in the form of (i) shares of SpinCo Common Stock in the Distribution at a ratio of one share of SpinCo Common Stock for every ten shares of Company Common Stock and/or (ii) a pro rata distribution of the Permitted Sale Proceeds, if any. The Board further considered that the Separation and Distribution, if consummated, would allow SpinCo to focus on the assets to be contributed to SpinCo with dedicated resources, leading to the potential future profitability of SpinCo’s programs and product candidates or potential strategic alternatives. The Company management prepared an estimated value of SpinCo of $1.58 per share of Company Common Stock, which value was approved by the Company for use by Goldman Sachs and Barclays to perform their respective financial analyses described further in the sections of this proxy statement entitled “The Transactions (Proposal No. 1)—Opinion of Goldman Sachs” beginning on page 61 and “The Transactions (Proposal No. 1)—Opinion of Barclays” beginning on page 67.

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Implied Premium. The Board considered the current and historical market prices, volatility and trading information regarding shares of Company Common Stock, including the fact that the Merger Consideration represented a premium of approximately 48% over the closing price of $48.55 per share of Company Common Stock on October 23, 2025, the last trading day before the Board approved the Transactions, and a premium of approximately 62% based on the volume weighted average price for the 30-day period ended October 23, 2025 of $44.35 per share of Company Common Stock.

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Financial Conditions and Prospects of the Company. The Board considered the Company’s current and historical financial condition and results of operations, competitive position, assets, business and prospects, including the October 2025 Projections, which are discussed further in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Certain Financial Projections” beginning on page 73. The Board further considered factors related to the significant capital investment and cash flows required for the Company to continue executing its standalone plan, including the fact that, even after accounting for the Company’s underwritten public offering in September 2025 with gross proceeds (before deducting the underwriting discounts and commissions and other offering expenses) of $690 million, the October 2025 Projections (which are further described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Certain Financial Projections” beginning on page 73) assumed an additional $500 million in net proceeds to the Company from an equity financing in 2026 and the risk-adjusted proceeds of $128 million from the sale of a priority review voucher in 2026, and that the Company may need to seek additional funding through future debt or equity financing or additional collaborations or strategic partnerships. The Board considered that any such fundraising would likely be highly dilutive for the Company’s existing stockholders, and that any such fundraising or such collaborations or strategic partnerships might only be available on unfavorable terms, or might not be available at all, given the current and anticipated market conditions for biotechnology companies over the next months to years.

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Product Development and Regulatory Risks. The Board considered the risks and uncertainties inherent to the research, development, manufacture and commercialization of its three late-stage clinical programs del-desiran, del-brax and del-zota, as well as the further research, development, manufacture and commercialization of its other product candidates and platform, including those to be assigned to SpinCo. Such risks and uncertainties include risks relating to: (i) the fact that the Company’s approach to the discovery and development of product candidates based on its AOC platform is unproven; (ii) potential timing delays or difficulty obtaining FDA (or other applicable) approvals and the costs to obtain such approvals; (iii) the Company’s reliance on third parties to conduct preclinical studies and clinical trials and manufacture and supply its product candidates for clinical and preclinical development; (iv) patient qualification and enrollment; (v) the funding required to complete development and future commercialization of its product candidates; (vi) future legislation and healthcare reform; and (vii) the other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent quarterly reports on Form 10-Q.

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Competition. The Board considered competitive considerations, including that certain other biopharmaceutical companies are developing product candidates targeting the same indications as the Company. The Board further considered that the Company’s clinical trials may compete with other clinical trials for product candidates that are in the same therapeutic areas as that of the Company.

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Interactions with Potentially Interested Counterparties; Outreach Process. The Board considered the process the Company conducted with the assistance of Goldman Sachs and Barclays in response to the July 3 Proposal and subsequent proposals from Novartis, as further described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Background of the Transactions” beginning on page 41. As a part of this process, representatives from Goldman Sachs and Barclays identified and contacted seven potential counterparties regarding a potential strategic transaction, each of which ultimately declined to pursue such a transaction. The Board believed that it was unlikely that any other potential counterparty would be willing and able to acquire the Company at a price in excess of the Merger Consideration, even if the Company were to conduct additional outreach, and that it was unlikely that any other potential counterparty would be willing and able to consummate a transaction that the Board would view as more value-maximizing for the Company’s stockholders than the proposed Transactions.

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Negotiation Process. The Board considered the fact that the terms of the Transactions and the Transaction Documents were the result of robust arm’s length negotiations conducted by the Company at the direction of the Board with the assistance of independent financial advisors and outside legal counsel. The Board also considered the enhancements to the terms of the Transactions and the Transaction Documents that the Company and its advisors were able to obtain because of negotiations with Novartis and its financial and legal advisors following the July 3 Proposal, including that Novartis had increased its offer price from an initial price of $52.00 per share in cash to a final price of $72.00 per share in cash in the Merger plus the opportunity to receive additional consideration in respect of the Separation in the form of (i) shares of SpinCo Common Stock in the Distribution at a ratio of one share of SpinCo Common Stock for every ten shares of Company Common Stock and/or (ii) a pro rata distribution of the Permitted Sale Proceeds, if any. The Board considered that these negotiations, in its view, resulted in the best and final offer from Novartis and the highest per share value and most favorable terms that were reasonably attainable.

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Fairness Opinion of Goldman Sachs. The Board also considered the oral opinion of Goldman Sachs rendered to the Board on October 24, 2025, which was subsequently confirmed by delivery of a written opinion dated October 25, 2025, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Goldman Sachs in preparing its opinion, the Aggregate Merger and Distribution Consideration to be paid to the Company’s stockholders (other than as specified in such opinion) was fair to such stockholders from a financial point of view (as further described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Opinion of Goldman Sachs” beginning on page 61).

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Fairness Opinion of Barclays. The Board also considered the oral opinion of Barclays rendered to the Board on October 24, 2025, which was subsequently confirmed in writing by delivery of Barclays’ written opinion dated October 25, 2025, to the effect that, as of the date of such opinion and based upon and subject to the qualifications, limitations and assumptions stated in such opinion, the Aggregate Merger and Distribution Consideration to be offered to the Company’s stockholders was fair to such stockholders from a financial point of view (as further described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Opinion of Barclays” beginning on page 67).

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Appraisal Rights. The Board considered the fact that statutory appraisal rights under the DGCL in connection with the Merger will be available to stockholders who do not vote in favor of the adoption of the Transactions, properly demand appraisal of their shares of Company Common Stock and fully comply with all required procedures under Section 262 (as further described in the section of this proxy statement entitled “Appraisal Rights” beginning on page 149).

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Opportunity of Company Stockholders to Vote; Rights to Adjourn or Postpone to Solicit Additional Proxies. The Board considered the fact that the Transactions would be subject to the approval of the Company’s stockholders, and that the Company’s stockholders would be free to evaluate the Transactions and vote for or against the approval of the Transactions Proposal at the Special Meeting. In addition, the Board considered the fact that the Company could require the adjournment or postponement of the Special Meeting, upon the terms and subject to the conditions specified in the Merger Agreement, for the absence of a quorum at the Special Meeting or to allow additional solicitation of votes in order to obtain the adoption of the Transactions by holders representing at least a majority of all outstanding shares of Company Common Stock entitled to vote thereon.

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Timing and Likelihood of Consummation. The Board considered the timing and likelihood that the Transactions would be consummated based on, among other things (not in any relative order of importance and as further described in the sections of this proxy statement entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 121 and “The Separation Agreement—Conditions to the Distribution” beginning on page 135):

•	the fact that there are not expected to be significant antitrust or other regulatory impediments, other than review pursuant to the HSR Act;

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the likelihood of obtaining required regulatory approvals (including, if triggered, in the Springing Jurisdictions), including the requirements for Novartis to seek the required regulatory approvals in the Merger Agreement (subject to the limitations therein, including that Novartis will not be required to agree, and the Company requires the consent of Novartis to agree, to specified remedies, undertakings and limitations) (as further described in the section of this proxy statement entitled “The Merger Agreement—Filings; Other Actions; Notification” beginning on page 116) and the existence of the Reverse Termination Fee potentially payable by Novartis as discussed below;

•	the fact that there is no financing or due diligence condition to the completion of the Merger or the Spin-Off in the Merger Agreement or the Separation Agreement;

•	the fact that approval of the Merger and the Spin-Off by the Company’s stockholders, and completion of the Spin-Off, are conditions to the Closing;

•	the fact that the conditions to the Closing and the Spin-Off are specific and limited in scope;

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the business reputation and global capabilities of Novartis and the Board’s perception, based on discussions with Company management and the Company’s financial advisors and outside legal counsel, that Novartis is willing and able to devote the resources necessary to complete the Transactions in an expeditious manner;

•	the financial condition of Novartis, including that it has sufficient access to financial resources to fund the Transactions without the need for any condition related to third-party financing; and

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the Company’s ability, under certain circumstances pursuant to the Merger Agreement and the Separation Agreement, to seek specific performance to enforce the Merger Agreement and the Separation Agreement.

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Other Terms of the Merger Agreement. The Board considered other terms of the Merger Agreement, as further described under the section of this proxy statement entitled “The Merger Agreement” beginning on page 97, including:

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Ability to Respond to Unsolicited Acquisition Proposals. The Company’s ability, in certain circumstances, to furnish information to and conduct negotiations with a third party regarding a bona fide written, unsolicited, alternative Acquisition Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—Certain Definitions” beginning on page 98) that the Board determines in good faith, after consulting with its outside legal counsel and financial advisors, constitutes or could reasonably be expected to lead to a Superior Proposal (as further described in the section of this proxy statement entitled “The Merger Agreement—Acquisition Proposals” beginning on page 113).

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Company Adverse Recommendation Change in Response to a Superior Proposal or an Intervening Event. The ability of the Board, in certain circumstances, to (i) change its recommendation in favor of the Transactions Proposal in response to an Acquisition Proposal or terminate the Merger Agreement in favor of a Superior Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—Certain Definitions” beginning on page 98) and enter into a Specified Agreement (as defined in the section of this proxy statement entitled “The Merger Agreement—The Board’s Recommendation; Company Adverse Recommendation Change—Company Adverse Recommendation Change” beginning on page 114) or (ii) change its recommendation in favor of the Transactions Proposal in response to an Intervening Event (as defined in the section of this proxy statement entitled “The Merger Agreement—Certain Definitions” beginning on page 98); in each case (i) or (ii), subject to the ability of Novartis to negotiate revised terms and conditions of the Merger Agreement that would obviate the basis for such change in recommendation (as further described in the section of this proxy statement entitled “The Merger Agreement—The Board’s Recommendation; Company Adverse Recommendation Change” beginning on page 114).

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Outside Date. The fact that the initial Outside Date of July 27, 2026, which may be automatically extended for one additional period of three months (which will expire no later than October 26, 2026) in the event that, as of the Outside Date, the conditions to each party’s obligation to effect the Merger (other than the Antitrust and Judgment/Illegality Conditions solely in respect of the HSR Act or pursuant to Schedule I of the Merger Agreement, and conditions for the Requisite Company Vote, Spin-Off Registration, or the Spin-Off or Permitted Third Party Sale) have been satisfied, is anticipated to allow for sufficient time to consummate the Transactions (as further described in the section of this proxy statement entitled “The Merger Agreement—Termination; Expenses” beginning on page 124).

•	Termination Fee. The fact that if the Merger Agreement is terminated:

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by Novartis in connection with a Company Adverse Recommendation Change (as defined in the section of this proxy statement entitled “The Merger Agreement—The Board’s Recommendation; Company Adverse Recommendation Change—Company Adverse Recommendation Change” beginning on page 114);

•	by the Company in connection with its acceptance of a Superior Proposal and entry into a Specified Agreement; or

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by (a) either Novartis or the Company if the Effective Time has not occurred on or prior to the Outside Date or (b) Novartis as a result of the Company’s breach of any representation or warranty or its failure to perform any covenant, and, in either case, an Acquisition Proposal has been made to the Company or has been publicly made directly to the Company’s stockholders or otherwise publicly disclosed and, in each case, not withdrawn, prior to the date of such termination described in (a) or (b), and following any such termination described in (a) or (b), the Company consummates or enters into a definitive agreement to effect such Acquisition Proposal within 12 months following such termination;

the Company will be required to pay to Novartis a Termination Fee of $450 million, an amount which the Board considered reasonable and unlikely to deter competing bids (as further described in the section of this proxy statement entitled “The Merger Agreement—Termination; Expenses—Company Termination Fee” beginning on page 126).

•	Reverse Termination Fee. The fact that if the Merger Agreement is terminated by Novartis or the Company prior to the Effective Time as a result of:

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a judgment or law imposed by a Governmental Authority (as defined in the section of this proxy statement entitled “The Merger Agreement—Certain Definitions” beginning on page 98) having jurisdiction under any antitrust law, solely to the extent such judgment arises under any antitrust laws or such law is an antitrust law; or

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the Effective Time having not occurred on or prior to the Outside Date, and as of such termination, (i) any of the Antitrust and Judgment/Illegality Conditions are not satisfied (as the result of a judgment or law imposed by any Governmental Authority having jurisdiction under any antitrust laws and, in each case, solely to the extent such judgment arises under any antitrust laws or is an antitrust law) and (ii) all of the other conditions to the consummation of the Merger have been satisfied or waived (to the extent waivable);

Novartis will be required to pay to the Company a Reverse Termination Fee of $600 million, an amount which the Board considered appropriate given the size of the Transactions (as further described in the section of this proxy statement entitled “The Merger Agreement—Termination; Expenses—Novartis Termination Fee” beginning on page 127).

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Other Terms of the Separation Agreement. The Board considered other terms of the Separation Agreement, which are more fully described in the section of this proxy statement entitled “The Separation Agreement” beginning on page 129, including:

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Transfer of Certain Assets. The allocation of certain assets and liabilities of the Company and its subsidiaries to SpinCo exclusively related to the Company’s early stage precision cardiology programs and collaboration agreements with Bristol-Myers Squibb Company and Eli Lilly and Company (as further described in the section of this proxy statement entitled “The Separation Agreement—Transfer of Assets and Assumption of Liabilities” beginning on page 129).

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Distribution Tax Treatment. The tax treatment of the Spin-Off, including that the Distribution, if any, is intended to be a taxable distribution to the Company’s stockholders and that the Company and SpinCo have specific indemnification obligations to each other in connection with the

Spin-Off (as further described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Transactions” beginning on page 88).

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Financing of SpinCo. The fact that, in the event of the Distribution, and not in the event of a Permitted Third Party Sale, immediately prior to the Distribution Effective Time, the Company will pay and contribute to SpinCo an amount in cash equal to $270 million, minus the sum of the amount of marketable securities and cash and cash equivalents contained in any bank and brokerage accounts owned by SpinCo as of the close of business on the day prior to the Distribution Effective Time (as further described in the section of this proxy statement entitled “The Separation Agreement—Financing of SpinCo” beginning on page 134).

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Guaranty. The guaranty by Novartis of the performance by the Company of its obligations under the Separation Agreement, the License Agreement, the Transition Services Agreement and the Occupancy License Agreement following the Effective Time.

In the course of reaching the determinations and decisions and making the recommendation described above, the Board, in consultation with senior Company management, its outside legal counsel and its financial advisors, also considered the risks and potential reasons to not proceed with the Merger and the Spin-Off, including the following material reasons (which reasons are not necessarily presented in order of relative importance):

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No Participation in Future Gains. The Board considered the fact that the Company will no longer exist as an independent public company and that the Company’s stockholders will forego any future increase in the Company’s value that might result from earnings or possible growth as an independent company if the Transactions are completed. The Board was optimistic about the Company’s prospects on a standalone basis, but concluded that the premium reflected in the Merger Consideration and the opportunity to receive additional consideration in respect of the Separation in the form of (i) shares of SpinCo Common Stock in the Distribution at a ratio of one share of SpinCo Common Stock for every ten shares of Company Common Stock and/or (ii) a pro rata distribution of the Permitted Sale Proceeds, if any, was fair compensation for the loss of the potential benefits that could be reasonably expected to be realized by the Company on a risk-adjusted basis.

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Inability to Solicit Takeover Proposals. The Board considered the fact that the Merger Agreement contains covenants prohibiting the Company from soliciting other potential Acquisition Proposals and restricting its ability to entertain other potential Acquisition Proposals unless certain conditions are satisfied. The Board also considered the fact that the right afforded to Novartis under the Merger Agreement to match an alternative Acquisition Proposal that the Board determines in good faith is a Superior Proposal may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, the Company (as further described in the section of this proxy statement entitled “The Merger Agreement—Acquisition Proposals” beginning on page 113).

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The Termination Fee. The Board considered the fact that the Company may be required to pay a Termination Fee of $450 million to Novartis if the Merger Agreement is terminated under certain circumstances, including in connection with the Company accepting a Superior Proposal or due to the Board changing or withdrawing its recommendation in favor of the Merger and the Spin-Off (as further described in the section of this proxy statement entitled “The Merger Agreement—Termination; Expenses—Company Termination Fee” beginning on page 126).

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The Reverse Termination Fee. The Board considered the fact that the Reverse Termination Fee of $600 million will not be available in all instances in which the Merger Agreement is terminated (as further described in the section of this proxy statement entitled “The Merger Agreement—Termination; Expenses—Novartis Termination Fee” beginning on page 127).

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Effect of Announcement. The Board considered the potential effects of the public announcement of the Transactions, including, among other potential effects, distracting the Company’s employees, limiting the Company’s ability to attract and retain key personnel while the Transactions are pending, disrupting the Company’s relationships with business partners and influencing the Company’s stock price.

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Litigation Risk. The Board considered the risk of litigation in connection with the execution of the Merger Agreement, the Separation Agreement and the consummation of the Transactions which, even if lacking in merit, could nonetheless result in distraction and expense.

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Risks Relating to the Spin-Off. The Board considered risks relating to the Separation and the operation of SpinCo following the completion of the Merger and the Spin-Off, including the costs associated with the Spin-Off and the risk of not realizing the anticipated benefits of the Spin-Off.

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Interim Operating Covenants. The Board considered the fact that the Merger Agreement imposes restrictions on the conduct of the Company’s business prior to the Effective Time, requiring the Company to conduct its business in the ordinary course consistent with past practice and refrain from taking certain specified actions without the prior consent of Novartis (with certain exceptions, as further described in the section of this proxy statement entitled “The Merger Agreement—Conduct of Business Pending the Merger” beginning on page 109). The Board considered that such restrictions may potentially delay or prevent the Company from pursuing business strategies or opportunities that may arise pending consummation of the Transactions. The Board also considered that the Merger Agreement required the Company to take certain actions prior to the Effective Time as set forth in the Company Disclosure Letter.

•	Risks That the Transactions May Not Be Approved by Our Stockholders. The Board considered the possibility that the Transactions Proposal may not be approved by the Company’s stockholders.

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Risks That the Merger Might Be Delayed or Not Be Completed At All. The Board considered the fact that, although the Company expects that the Transactions will be consummated, there can be no assurance that all conditions to the parties’ obligations to consummate the Transactions will be satisfied, and considered the risks and costs to the Company if the Transactions are not consummated, including transaction costs, the diversion of management and employee attention, potential employee attrition, the potential effect on vendors, distributors, customers, partners, licensees and others that do business with the Company, and the potential effect on the trading price of Company Common Stock.

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Transaction Costs. The Board considered the fact that significant costs have been and will continue to be incurred in connection with negotiating, entering into and completing the Transactions, and that substantial time and effort of the Company’s management and other key employees have been and will be required, potentially resulting in disruptions to the operation of the Company’s business. The Board also considered the fact that, if the Transactions are not consummated, the Company will be required to pay its own expenses associated with the Transactions, and the resulting public announcement of the termination of the Merger and the Spin-Off could affect the trading price of the Company Common Stock.

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Potential Conflicts of Interest. The Board considered the potential conflicts of interest created by the fact that the Company’s executive officers and directors may have interests in the Transactions that may be different from or in addition to those of other stockholders (as further described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions” beginning on page 79).

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Regulatory Approval and Risks of Pending Actions. The Board considered the fact that the completion of the Merger requires certain regulatory clearances, which could subject the Transactions to unforeseen delays and risk. The Board also considered the fact that the Merger Agreement does not require Novartis to agree, and the Company requires the consent of Novartis to agree, to specified remedies, undertakings and limitations. The Board also considered the fact that consummation of the Merger is subject to a condition that there be no judgment issued or law enacted that makes consummation of the Merger illegal (as further described in the section of this proxy statement entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 121).

•

Tax Treatment. The Board considered the fact that the receipt of Merger Consideration and the opportunity to receive additional consideration in respect of the Separation in the form of (i) shares of SpinCo Common Stock in the Distribution at a ratio of one share of SpinCo Common Stock for every ten shares of Company Common Stock and/or (ii) a pro rata distribution of the Permitted Sale Proceeds, if any, in exchange for Company Common Stock as a result of the Transactions will generally be taxable to the Company’s stockholders for U.S. federal income tax purposes (as further described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Transactions”) beginning on page 88).

The Board concluded that, overall, the potential benefits of the Transactions to the Company’s stockholders outweighed the risks and uncertainties of the Transactions.

The foregoing discussion of reasons considered by the Board contains the material reasons considered by the Board, but is not in any way intended to be exhaustive. In light of the variety of reasons considered in connection with its evaluation of the Transactions, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determinations and recommendations. Each member of the Board applied their own individual business judgment to the process and may have given different weight to different reasons. The Board did not undertake to make any specific determination as to whether any reason or any particular aspect of a reason supported or did not support its ultimate determination. Rather, the Board based its recommendation on the totality of the information presented.

Opinion of Goldman Sachs

Goldman Sachs rendered its opinion to the Board that, as of October 25, 2025, and based upon and subject to the factors and assumptions set forth therein, the Aggregate Merger and Distribution Consideration paid to the Company’s stockholders (other than Novartis and its affiliates) pursuant to the Merger Agreement and Separation Agreement was fair from a financial point of view to such stockholders.

The full text of the written opinion of Goldman Sachs, dated October 25, 2025, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Transactions. Goldman Sachs’s opinion is not a recommendation as to how any Company stockholder should vote with respect to the Transactions or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement and Separation Agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of the Company and on Form 20-F of Novartis for the five years ended December 31, 2024;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and certain reports to stockholders on Form 6-K of Novartis;

•	certain other communications from the Company and Novartis to their respective stockholders;

•	certain publicly available research analyst reports for the Company and Novartis;

•

certain internal financial analyses and forecasts the Company prepared by the management of the Company and approved for Goldman Sachs’s use by the Company (as referred to in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Certain Financial Projections” beginning on page 73 as the October 2025 Projections and referred to in the summaries of Goldman Sachs’s opinion and Barclays’ opinion as the “Forecasts”);

•

certain internal forecasts related to the expected utilization by the Company of certain net operating loss carryforwards and tax credits prepared by the management of the Company and approved for Goldman Sachs’s use by the Company (the “NOL Forecasts”); and

•

estimates of the value of the SpinCo Common Stock to be issued as SpinCo Distribution Consideration of $1.58 per share of Company Common Stock prepared by the management of the Company (as described further in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Certain Financial Projections” beginning on page 73 and referred to in the summaries of Goldman Sachs’s opinion and Barclays’ opinion as the “Estimated SpinCo Value”) and approved for Goldman Sachs’s use by the Company.

Goldman Sachs also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company and SpinCo; reviewed the reported price and trading activity for the shares of Company Common Stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the biotechnology industry; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the Company’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Company’s consent that the Forecasts, the NOL Forecasts and the Estimated SpinCo Value have been reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of the Company. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company, SpinCo or any of their subsidiaries, and it was not furnished with any such evaluation or appraisal. At the instruction of the Company, Goldman Sachs assumed for purposes of its financial analysis and opinion that (i) the value of the SpinCo Distribution Consideration will be equal to the Estimated SpinCo Value and (ii) a Permitted Third Party Sale will not occur. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on the expected benefits of the Transactions in any way meaningful to its analysis. Goldman Sachs also assumed that the Transactions will be consummated on the terms set forth in the Merger Agreement and Separation Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’s opinion does not address the underlying business decision of the Company to engage in the Transactions, or the relative merits of the Transactions as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Subsequent to August 2025, Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. Goldman Sachs’s opinion addresses only the fairness from a financial point of view to the Company’s stockholders (other than Novartis and its affiliates), as of the date of the opinion, of the Aggregate Merger and Distribution Consideration paid to such holders pursuant to the Merger Agreement and Separation Agreement. Goldman Sachs’s opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement and Separation Agreement, the Merger, the Spin-Off or a Permitted Third Party Sale or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement and Separation Agreement or entered into or amended in connection with the Merger or the Spin-Off, including, the value of SpinCo or SpinCo Common Stock, any allocation of the Aggregate Merger and Distribution Consideration, the fairness of the Merger or the Spin-Off to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transactions, whether relative to the Aggregate Merger and Distribution Consideration to be paid to the Company’s stockholders (other than Novartis and its affiliates) pursuant to the Merger Agreement and Separation Agreement or otherwise. Goldman Sachs’s opinion is necessarily based on economic, monetary market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which the shares of Company Common Stock or the shares of SpinCo Common Stock will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Novartis, SpinCo or the Transactions, or as to the impact of the Transactions on the solvency or viability of the Company, Novartis or SpinCo, or the ability of the Company, Novartis or SpinCo to pay their respective obligations when they come due. Goldman Sachs’s opinion was approved by a fairness committee of Goldman Sachs.

Summary of Financial Analysis

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 23, 2025, the last trading day before the Board approved the Transactions, and is not necessarily indicative of current market conditions. At the instruction of the Company and based on the Estimated SpinCo Value provided by management, Goldman Sachs assumed for purposes of rendering its opinion and performing its financial analyses, that the value of the SpinCo Distribution Consideration is equal to $1.58 per share of Company Common Stock (as described further in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Certain Financial Projections” beginning on page 73).

Historical Stock Trading Analysis. Goldman Sachs analyzed (i) the $72.00 per share of Company Common Stock to be paid to the Company’s stockholders, and (ii) the $73.58 per share of Company Common Stock to be paid to the Company’s stockholders, comprised of $72.00 per share of Company Common Stock in cash and an estimated value of SpinCo of $1.58 per share of Company Common Stock, assuming the Distribution is consummated, corresponding to the Estimated SpinCo Value as prepared by the management of the Company and approved for Goldman Sachs’s use by the Company, pursuant to the Merger Agreement and Separation Agreement, respectively, in relation to the closing price of $48.55 per share of Company Common Stock as of October 23, 2025 (the “Last Trading Price”) the last trading day before the Board approved the Transactions, the 52-week high closing trading price per share of Company Common Stock as of October 23, 2025 (the “52-Week High”), the volume weighted average price (the “VWAP”) of the shares of Company Common Stock for the preceding 30-trading day (the “30-Day VWAP”), 60-trading day (the “60-Day VWAP”) and 90-trading day (the “90-Day VWAP”) periods ending October 23, 2025, and the median analyst price target per share of Company Common Stock as of October 23, 2025 (the “Median Analyst Price Target”).

The following table presents the results of this analysis:

Premium to:	Reference Price	Merger Consideration ($72.00 per share of Company Common Stock)	Aggregate Merger and Distribution Consideration ($73.58 per share of Company Common Stock)
Last Trading Price	$48.55	48%	52%
52-Week High	$52.55	37%	40%
30-Day VWAP	$44.35	62%	66%
60-Day VWAP	$44.32	62%	66%
90-Day VWAP	$41.19	75%	79%
Median Analyst Price Target	$65.00	11%	13%

Illustrative Discounted Cash Flow Analysis. Using the Forecasts and NOL Forecasts (as described further in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Certain Financial Projections” beginning on page 74), Goldman Sachs performed an illustrative discounted cash flow analysis on the Company to derive a range of illustrative present values per share of Company Common Stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 15% to 17%, reflecting estimates of the Company’s weighted average cost of capital, Goldman Sachs discounted to present value as of September 30, 2025, (i) estimates of unlevered free cash flow for the Company for the fourth fiscal quarter of 2025 through fiscal year 2047 as reflected in the Forecasts and NOL Forecasts and (ii) a range of illustrative terminal values for the Company, which were calculated by applying perpetuity growth rates ranging from 1% to 3% to the terminal year unlevered free cash flow. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the Company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the Company, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative enterprise values for the Company by adding the ranges of present values it derived above. Goldman Sachs then added to the range of illustrative enterprise values it derived for the Company the amount of the Company’s net cash, as provided by and approved for Goldman Sachs’s use by the management of the Company and described further in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Certain Financial Projections” beginning on page 74, to derive a range of illustrative equity values for the Company. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of the Company as of October 23, 2025, as provided by and approved for Goldman Sachs’s use by the management of the Company, using the treasury stock method to derive a range of illustrative present values per share of Company Common Stock ranging from $66 to $79.

Selected Precedent Transactions Analysis. Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for the following selected transactions involving public commercial stage companies in the biotechnology industry as the target where the disclosed enterprise values for the transactions were between $8 billion and $15 billion since June 17, 2019. While none of the companies that participated in the selected transactions are directly comparable to the Company, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of the Company’s results, market sizes and product profile. For each of the selected biotechnology transactions, Goldman Sachs calculated and compared the implied acquisition premia based on the applicable target company’s last undisturbed closing price prior to announcement based on information in public filings. Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in biotechnology transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a median premium of 57% across the period. This analysis also indicated a 25th percentile premium of 38% and 75th percentile premium of 66% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 38% to 66% to the closing price per share of Company Common Stock of $48.55 as of October 23, 2025, and calculated a range of implied equity values per share of Company Common Stock of $67 to $80.

The following table presents the results of this analysis:

Announcement Date	Selected Transactions		Premium to Undisturbed (%)
	Target	Acquiror
July 2025	Verona Pharma plc	Merck & Co., Inc.	23%
June 2025	Blueprint Medicines Corporation	Sanofi SA	27%
January 2025	Intra-Cellular Therapies, Inc.	Johnson & Johnson	39%
December 2023	Karuna Therapeutics, Inc.	Bristol-Myers Squibb Company	53%
November 2023	ImmunoGen, Inc.	AbbVie Inc.	95%
April 2023	Prometheus Biosciences, Inc.	Merck & Co., Inc.	75%
May 2022	Biohaven Pharmaceutical Holding Company Ltd.	Pfizer Inc.	79%
December 2021	Vifor Pharma Ltd	CSL Ltd.	61%
September 2021	Acceleron Pharma Inc.	Merck & Co., Inc.	36%
October 2020	MyoKardia, Inc.	Bristol-Myers Squibb Company	61%
November 2019	The Medicines Company	Novartis AG	45%
June 2019	Array BioPharma Inc.	Pfizer Inc.	62%

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’s opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or Novartis or the contemplated Transactions.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’s providing its opinion to the Board as to the fairness from a financial point of view of the Aggregate Merger and Distribution Consideration to be paid to the Company’s stockholders (other than Novartis and its affiliates) pursuant to the Merger Agreement and Separation Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Novartis, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecasts.

The Aggregate Merger and Distribution Consideration was determined through arm’s-length negotiations between the Company and Novartis and was approved by the Board. Goldman Sachs provided advice to the Company during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to the Company or the Board or that any specific amount of consideration constituted the only appropriate consideration for the Transactions.

As described further in the section of the proxy statement entitled “The Transactions (Proposal No. 1)—Reasons for the Transactions; Recommendation of the Board” beginning on page 53, Goldman Sachs’s opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement and Separation Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

Goldman Sachs and its affiliates (collectively, “Goldman Sachs Affiliated Entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Novartis, any of their respective affiliates and third parties (collectively, the “Relevant Parties”), or any currency or commodity that may be involved in the Transactions. Goldman Sachs Investment Banking has an existing lending relationship with Novartis. Goldman Sachs acted as financial advisor to the Company in connection with, and participated in certain of the negotiations leading to, the Transactions. During the two-year period ended October 25, 2025, Goldman Sachs Investment Banking has not been engaged by the Company or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. The Goldman Sachs Affiliated Entities have provided certain financial advisory and/or underwriting services to Novartis and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner with respect to a public offering of investment-grade bonds by Novartis Capital Corp., a subsidiary of Novartis, in September 2024. During the two-year period ended October 25, 2025, Goldman Sachs has recognized less than $5 million in aggregate compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Novartis. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Company, Novartis and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.

As of October 25, 2025, Goldman Sachs Affiliated Entities had (i) no direct GS Principal Investment (as defined below) in the Company and/or its affiliates and (ii) no direct GS Principal Investment in Novartis and/or its Related Entities (as defined below).

On the public side of Goldman Sachs’s informational wall (the “Public Side”) and in the ordinary course of its various business activities, Goldman Sachs Affiliated Entities may also own equity securities in the Relevant Parties, and/or their respective affiliates arising from engaging in market making, trade execution, clearing, custody, margin lending and other similar financing transactions, securities lending, and related activities (including by acting as agent for third parties executing their transactions or as principal supplying liquidity to market participants, and any related hedging, other risk management or inventory management) (collectively, “Market Making Activities”), which positions change frequently. Regulatory, informational and operational barriers separate the Public Side from Goldman Sachs Investment Banking.

For purposes of this section of the proxy statement, (i) Goldman Sachs relied on its books and records to (1) unless otherwise indicated, calculate all amounts and (2) determine whether an entity is an affiliate, portfolio company, subsidiary or majority-owned subsidiary of another entity, and (ii) the following terms have the definitions set forth below:

•

“GS Principal Investments” (including any associated commitments) are (i) direct balance sheet investments in equity interests or equity securities held by Goldman Sachs Affiliated Entities for its own account or (ii) direct investments in equity interests held by a fund managed by a Goldman Sachs Affiliated Entity which fund is primarily for the benefit of Goldman Sachs Affiliated Entities and/or its current and former employees and not third party clients. GS Principal Investments do not include equity interests arising from Market Making Activities, equity derivatives, convertible debt instruments, or warrants or equity kickers received in connection with senior secured loans, mezzanine loans, warehouse loans, preferred equity with a fixed rate of return or other similar types of financing transactions (which may also be subject to hedging or other risk-mitigating instruments). GS Principal

Investments also do not include investments by funds managed by Goldman Sachs Affiliated Entities which funds are almost entirely for the benefit of third party clients (“GS Client Funds”), which funds can co-invest alongside, and/or make investments in, the Relevant Parties or their respective Related Entities. As investment managers for GS Client Funds, Goldman Sachs Affiliated Entities are required to fulfill a fiduciary responsibility to GS Client Funds in making decisions to purchase, sell, hold or vote on, or take any other action with respect to, any financial instrument.

•	“Related Entities” are, as applicable, a person or entity’s subsidiaries, affiliates, portfolio companies and/or funds managed thereby.

The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transactions. Pursuant to a letter agreement dated August 11, 2025, the Company engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. The engagement letter between the Company and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement of the Transactions, at approximately $108,000,000, $10,000,000 of which became payable at announcement of the Transactions, and the remainder of which is contingent upon consummation of the Transactions. In addition, the Company has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Opinion of Barclays

The Company engaged Barclays to act as its financial advisor with respect to pursuing a possible sale of the Company, pursuant to an engagement letter dated August 15, 2025. On October 24, 2025, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the Aggregate Merger and Distribution Consideration to be offered to the Company’s stockholders is fair to such stockholders from a financial point of view.

The full text of Barclays’ written opinion, dated as of October 25, 2025, is attached as Annex D to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Barclays’ opinion, the issuance of which was approved by Barclays’ Fairness Opinion Committee, is addressed to the Board, addresses only the fairness, from a financial point of view, of the Aggregate Merger and Distribution Consideration to be offered to Company stockholders and does not constitute a recommendation to any Company stockholder as to how such stockholder should vote with respect to the Transactions or any other matter. The terms of the Transactions were determined through arm’s-length negotiations between the Company and Novartis and were unanimously approved by the Board. Barclays did not recommend any specific form of consideration to the Company or that any specific form of consideration constituted the only appropriate consideration for the Transactions. Barclays was not requested to address, and its opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Transactions, the likelihood of the consummation of the Transactions, or the relative merits of the Transactions as compared to any other transaction in which the Company may engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Transactions, or any class of such persons, relative to the consideration to be offered to the Company stockholders in the Transactions. No limitations were imposed by the Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays, among other things, reviewed and analyzed:

•	the Merger Agreement and the specific terms of the Transactions;

•	the Separation Agreement, the License Agreement, the form of Transition Services Agreement attached to the Separation Agreement and the specific terms of the Spin-Off;

•

publicly available information concerning the Company that Barclays believed to be relevant to its analysis, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, and June 30, 2025;

•

financial and operating information with respect to the business, operations and prospects of the Company, including the Forecasts, furnished to Barclays by the Company (as described further in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Certain Financial Projections” beginning on page 73);

•

the NOL Forecasts, prepared by management of the Company (as described further in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Certain Financial Projections” beginning on page 73);

•

the Estimated SpinCo Value, furnished to Barclays by the Company (as described further in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Certain Financial Projections” beginning on page 73) and approved for Barclays’ use by the Company;

•

a trading history of the Company Common Stock from January 1, 2024, to October 23, 2025, the last trading day before the Board approved the Transactions, and a comparison of such trading history with those of other companies that Barclays deemed relevant;

•	a comparison of the historical financial results and present financial condition of the Company with those of other companies that Barclays deemed relevant;

•	a comparison of the financial terms of the Transactions with the financial terms of certain other recent transactions that Barclays deemed relevant;

•	certain publicly available research analyst reports for the Company; and

•	the results of Barclays’ efforts to solicit indications of interest from third parties with respect to a sale of the Company.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and had not assumed responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of management of the Company that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, upon the advice of the Company, Barclays assumed that the Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the Company’s future financial performance and that the Company would perform substantially in accordance with such projections. With respect to the NOL Forecasts, upon the advice of the Company, Barclays assumed that the amounts of such NOL Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future utilization of net operating losses by the Company and that the net operating losses contained in such NOL Forecasts would be substantially realized in accordance with such estimates. With respect to the Estimated SpinCo Value, upon the advice of the Company, Barclays assumed that such Estimated SpinCo Value was reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the value of the SpinCo Common Stock. At the instruction of the Company, Barclays assumed for purposes of its analysis and opinion that (i) the value of each share of SpinCo Common Stock would be equal to the Estimated SpinCo Value furnished to Barclays by the Company, and (ii) a Permitted Third Party Sale would not occur. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to the NOL Forecasts or the Estimated SpinCo Value or the assumptions on which they were based. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of the Company and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company.

Barclays assumed the accuracy of the representations and warranties contained in the Merger Agreement, the Separation Agreement, the License Agreement and the form of Transition Services Agreement attached to the Separation Agreement and all agreements related thereto. Barclays also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the consummation of the Transactions would be obtained within the constraints contemplated by the Merger Agreement, the Separation Agreement, the License Agreement and the form of Transition Services Agreement attached to the Separation Agreement and that the Transactions will be consummated in accordance with the terms of the Merger Agreement and the Separation Agreement, the License Agreement and the form of Transition Services Agreement attached to the Separation Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the Transactions, nor did Barclays’ opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood the Company had obtained such advice as it deemed necessary from qualified professionals.

In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of Company Common Stock but rather made its determination as to fairness, from a financial point of view, to the Company’s stockholders of the Aggregate Merger and Distribution Consideration to be offered to such stockholders in the Transactions on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

Summary of Material Financial Analyses

The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the Board. The summary of Barclays’ analyses and reviews provided below is not a complete description of the analyses and reviews underlying Barclays’ opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.

For the purposes of its analyses and reviews, Barclays made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, Novartis, Barclays or any other parties to the Transactions. No company, business or transaction considered in Barclays’ analyses and reviews is identical to the Company, Novartis, Merger Sub or the Transactions, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions considered in Barclays’ analyses and reviews. None of the Company, Novartis, Merger Sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or reflect the prices at which the companies, businesses or securities may actually be sold. Accordingly, the estimates used in, and the results derived from, Barclays’ analyses and reviews are inherently subject to substantial uncertainty.

The summary of the financial analyses and reviews provided below includes information presented in tabular format. In order to fully understand the financial analyses and reviews used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Barclays’ analyses and reviews.

Discounted Cash Flow Analysis

In order to estimate the present value of Company Common Stock, Barclays performed a discounted cash flow analysis of the Company. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated enterprise value of the Company as of September 30, 2025 using the discounted cash flow method, Barclays added (i) the Company’s projected after-tax unlevered free cash flows for the fourth fiscal quarter of 2025 through fiscal year 2047 based on the Forecasts and NOL Forecasts (as described further in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Certain Financial Projections” beginning on page 73) to (ii) the “terminal value” of the Company as of 2047, and discounted such amount to its present value using a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest, tax expense and amortization (excluding amortization of purchased intangibles) and subtracting capital expenditures and adjusting for changes in working capital. The residual value of the Company at the end of the forecast period, or “terminal value,” was estimated by applying a perpetuity growth rate of 1.0% to 3.0% to the Company’s projected 2047 unlevered free cash flow. The range of after-tax discount rates of 15.5% to 17.5% was selected based on an analysis of the weighted average cost of capital of the Company and the comparable companies. Barclays then calculated a range of implied prices per share of Company Common Stock by first calculating illustrative enterprise values for the Company by adding the ranges of present values it derived above. Barclays then added to the range of illustrative enterprise values it derived for the Company the amount of the Company’s net cash, as provided by and approved for Barclays’ use by the management of the Company and described further in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Certain Financial Projections” beginning on page 73, to derive a range of illustrative equity values for the Company. Barclays then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of the Company as of October 23, 2025, as provided by and approved for Barclays’ use by the management of the Company, using the treasury stock method and taking into account approximately 146.9 million shares of Company Common Stock, 13.7 million shares of Company Common Stock underlying then-outstanding Company Stock Options with a weighted average strike price of $21.64, 6.8 million shares of Company Common Stock underlying then-outstanding Company Warrants with a strike price of $0.001, 3.2 million shares of Company Common Stock underlying then-outstanding Company RSUs subject to time-based vesting and 0.8 million shares of Company Common Stock underlying then-outstanding Company RSUs subject to performance-based vesting. The following summarizes the result of these calculations:

Discount Rates	Perpetuity Growth Rates	Implied Equity Value per Share
15.5% - 17.5%	1.0% - 3.0%	$63.87 - $75.36

Barclays noted that on the basis of the discounted cash flow analysis, the Merger Consideration of $72.00 per share of Company Common Stock and Aggregate Merger and Distribution Consideration of $73.58 per share of Company Common Stock, comprised of $72.00 per share of Company Common Stock in cash to be paid to the Company’s stockholders in Merger Consideration and an estimated value of SpinCo of $1.58 per share of Company Common Stock, assuming the Distribution is consummated, as prepared by the management of the Company and approved for Barclays’ use by the Company (as described further in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Certain Financial Projections” beginning on page 73), were within the range of implied values per share calculated using the Forecasts and the NOL Forecasts.

Other Factors

Barclays also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were references for informational purposes, including, among other things, the Transaction Premium Analysis, Historical Share Price Analysis and Equity Research Price Target Analysis described below.

Transaction Premium Analysis

In order to assess the premium offered to the Company stockholders in the Transactions relative to the premiums offered to stockholders in other transactions, Barclays reviewed the premiums paid in all biopharmaceutical industry transactions involving companies with an enterprise value between $7.5 billion and $15.0 billion in the last five years. For each transaction, Barclays calculated the premium per share paid by the acquirer by comparing the announced transaction value per share to the target company’s share price: (i) one trading day prior to announcement and (ii) at each share price’s 52-week high. The results of this transaction premium analysis are summarized below:

Date Announced	Target	Acquiror	Unaffected Premium	Premium to 52-Week High
September 2025	Merus N.V.	Genmab A/S	41%	39%
July 2025	Verona Pharma plc	Merck & Co., Inc.	23%	10%
June 2025	Blueprint Medicines Corporation	Sanofi SA	27%	10%
January 2025	Intra-Cellular Therapies, Inc.	Johnson & Johnson	39%	39%
December 2023	Karuna Therapeutics, Inc.	Bristol Myers Squibb Company	53%	37%
December 2023	Cerevel Therapeutics Holdings, Inc.	AbbVie Inc.	73%	27%
November 2023	ImmunoGen, Inc.	AbbVie Inc.	95%	56%
April 2023	Prometheus Biosciences, Inc.	Merck & Co., Inc.	75%	58%
May 2022	Biohaven Pharmaceutical Holding Company Ltd.	Pfizer Inc.	79%	0%
September 2021	Acceleron Pharma Inc.	Merck & Co., Inc.	36%	25%
October 2020	MyoKardia, Inc.	Bristol Myers Squibb Company	61%	61%

The reasons for and the circumstances surrounding each of the transactions analyzed in the transaction premium analysis were diverse and there are inherent differences in the business, operations, financial conditions and prospects of the Company and the companies included in the transaction premium analysis. Accordingly, Barclays believed that a purely quantitative transaction premium analysis would not be particularly meaningful in the context of considering the Transactions. Barclays therefore made qualitative judgments concerning the differences between the characteristics of the selected transactions and the Transactions which would affect the acquisition values of the target companies and the Company. Based upon these judgments, Barclays selected a range of 37% to 74% to the closing price of Company Common Stock on October 23, 2025, the last trading day before the Board approved the Transactions, and a range of 18% to 47% to the 52-Week high price of Company Common Stock on November 13, 2024, to calculate a range of implied prices per share of the Company. The following summarizes the result of these calculations:

	Implied Premium Range	Implied Equity Value per Share
Current Share Price of $48.55	37% - 74%	$67 - $84
52-Week High Share Price of $52.50	18% - 47%	$62 - $77

Barclays noted that on the basis of the transaction premium analysis, the Merger Consideration of $72.00 per share of Company Common Stock and Aggregate Merger and Distribution Consideration of $73.58 per share of Company Common Stock, comprised of $72.00 per share of Company Common Stock in cash to be paid to the Company’s stockholders in Merger Consideration and an estimated value of SpinCo of $1.58 per share of Company Common Stock, assuming the Distribution is consummated, as prepared by the management of the Company and approved for Barclays’ use by the Company (as described further in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Certain Financial Projections” beginning on page 73), were within the range of implied values per share calculated using the closing price of Company Common Stock on October 23, 2025 and the 52-Week high price of Company Common Stock on November 13, 2024.

Historical Share Price Analysis

To illustrate the trend in the historical trading prices of Company Common Stock, Barclays considered historical data with regard to the trading prices of Company Common Stock for the period from October 23, 2024, to October 23, 2025, the last trading day before the Board approved the Transactions. Barclays noted that during the period from October 23, 2024, to October 23, 2025, the closing price of Company Common Stock ranged from $24 to $53.

Analyst Price Target Analysis

Barclays reviewed publicly available price targets for shares of Company Common Stock prepared and published in 2025 by equity research analysts associated with various Wall Street firms with data current as of October 23, 2025, the last trading day before the Board approved the Transactions. Barclays noted that the range of analyst price targets was $53 to $96.

General

Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Board selected Barclays because of its familiarity with the Company and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the Transactions.

Barclays is acting as financial advisor to the Company in connection with the Transactions. As compensation for its services in connection with the Transactions, the Company paid Barclays a fee of $3,500,000 upon the delivery of Barclays’ opinion, which is referred to as the “Barclays Opinion Fee.” The Barclays Opinion Fee was not contingent upon the conclusion of Barclays’ opinion or the consummation of the Transactions. Additional compensation of approximately $48.5 million will be payable on completion of the

Transactions against which the amounts paid for the opinion will be credited. In addition, the Company has agreed to reimburse Barclays for a portion of its reasonable out-of-pocket expenses incurred in connection with the Transactions and to indemnify Barclays for certain liabilities that may arise out of its engagement by the Company and the rendering of Barclays’ opinion. Barclays has performed various investment banking and financial services for the Company, Novartis and their affiliates in the past, and is likely to perform such services in the future, and has received, and is likely to receive, customary fees for such services. Specifically, in the past two years, Barclays has: (i) for the Company, (1) acted as joint bookrunning manager on the Company’s registered equity offerings in June 2024 and (2) acted as joint bookrunning manager on the Company’s registered equity offering in August 2024; and (ii) for Novartis, (1) acted as joint bookrunning manager on Novartis’s registered debt offering in September 2024 and (2) an affiliate of Barclays has been a counterparty to Novartis in various hedging transactions. During the two-year period ended October 25, 2025, the aggregate amount of compensation received by Barclays from Novartis was less than $5 million.

Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Novartis and their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Certain Financial Projections

The Company does not, as a matter of course, publicly disclose forecasts or internal projections as to future performance, or results of operations, earnings or other results, due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized.

October 2025 Projections

In October 2025, in connection with the Board’s evaluation of the Transactions (as described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Background of the Transactions” beginning on page 41), at the direction of the Board, the Company’s management prepared an updated version of the May 2025 Case 1 Projections (as defined and discussed below), to reflect, among other things, an increased projected market penetration for del-desiran, revised projected timing for the commercial launch of del-brax, an increased projected market share for del-zota, revised equity financing assumptions in light of the Company’s underwritten public offering in September 2025, updates to the Company’s capitalization to reflect the then-current outstanding common stock and dilutive instruments and updates to reflect the Company’s then-current cash balance. These projections (the “October 2025 Projections”) assumed the SpinCo Business remained part of the Company. The October 2025 Projections were presented to the Board in connection with its consideration of the Transactions, and, at the instruction of the Board, were relied upon by Goldman Sachs and Barclays in connection with the rendering of their opinions to the Board and in performing their respective financial analyses as described in the sections of this proxy statement entitled “The Transactions (Proposal No. 1)—Opinion of Goldman Sachs” beginning on page 61 and “The Transactions (Proposal No. 1)—Opinion of Barclays” beginning on page 67. The October 2025 Projections were the only financial projections with respect to the Company used by Goldman Sachs and Barclays in performing their financial analyses and in connection with rendering their opinions.

The October 2025 Projections assume, among other things, two platform product launches in 2030 and one platform product launch per year thereafter, a starting cash balance of $1.875 billion, $500 million in assumed net proceeds from an equity financing in 2026 at a price of $65 per share of Company Common Stock, $128 million in assumed risk-adjusted proceeds from the sale of a priority review voucher in 2026,

$249.4 million in federal net operating loss carryforwards as of December 31, 2024, and taxes based on a 25% tax rate. For purposes of enabling Goldman Sachs and Barclays to perform their respective financial analyses described further in the sections of this proxy statement entitled “The Transactions (Proposal No. 1)—Opinion of Goldman Sachs” beginning on page 61 and “The Transactions (Proposal No. 1)—Opinion of Barclays” beginning on page 67, the Company’s management calculated the estimated benefit of taxes saved from tax attributes generated as a result of current and future estimated losses based on a 25% tax rate, which resulted in $168 million in tax savings in 2029 and $333 million in tax savings in 2030. The aforementioned tax savings are not reflected in the below table. The following table summarizes the October 2025 Projections:

October 2025 Projections (Risk Adjusted)

(Amounts in millions)

	Fiscal year ended December 31,
	Q4’25	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
Total Revenue	$8	$24	$356	$966	$1,911	$3,397	$5,372	$7,541	$9,020	$9,719	$10,192	$10,397
Gross Profit	$8	$19	$296	$674	$1,630	$2,956	$4,681	$6,552	$7,822	$8,330	$8,654	$8,770
EBIT	$(211)	$(738)	$(543)	$(125)	$749	$1,827	$3,247	$4,769	$5,790	$6,165	$6,402	$6,454
NOPAT	$(211)	$(738)	$(543)	$(125)	$562	$1,370	$2,435	$3,576	$4,342	$4,624	$4,802	$4,840
Unlevered Free Cash Flow	$(219)	$(743)	$(681)	$(417)	$346	$1,066	$2,071	$3,230	$4,120	$4,519	$4,731	$4,810

	Fiscal year ended December 31,
	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047
Total Revenue	$10,380	$10,253	$10,114	$10,002	$9,908	$7,369	$4,531	$3,020	$2,478	$2,504	$2,555
Gross Profit	$8,733	$8,621	$8,509	$8,425	$8,349	$6,285	$3,904	$2,591	$2,110	$2,129	$2,172
EBIT	$6,418	$6,324	$6,234	$6,165	$6,091	$4,605	$2,840	$1,836	$1,469	$1,494	$1,527
NOPAT	$4,813	$4,743	$4,675	$4,624	$4,568	$3,454	$2,130	$1,377	$1,101	$1,120	$1,145
Unlevered Free Cash Flow	$4,816	$4,762	$4,696	$4,641	$4,582	$3,835	$2,556	$1,604	$1,183	$1,111	$1,137

May 2025 Projections

As part of the Board’s process for evaluating the Company’s business, strategic and financial position, in May 2025 the Company’s management prepared and reviewed with the Board two sets of long range, risk-adjusted financial forecasts for the Company (the “May 2025 Projections”). The first set of long range financial forecasts (the “May 2025 Case 1 Projections”) assumed a higher market penetration for del-zota, del-desiran and del-brax, $500 million in assumed net proceeds from an equity financing in 2026 at a price of $45 per share of Company Common Stock, and $500 million in assumed net proceeds from an equity financing in 2027 at a price of $60 per share of Company Common Stock. The second set of long range financial forecasts (the “May 2025 Case 2 Projections”) assumed a lower market penetration for del-zota, del-desiran and del-brax, $500 million in assumed net proceeds from an equity financing in 2026 at a price of $45 per share of Company Common Stock, and $700 million in assumed net proceeds from an equity financing in 2027 at a price of $60 per share of Company Common Stock. Each of the May 2025 Projections further assumed, among other things, two platform product launches in 2030 and one platform product launch per year thereafter, a starting cash balance of $1.380 billion, and $249 million in federal net operating loss carryforwards as of December 31, 2024. The May 2025 Projections assumed the SpinCo Business remained part of the Company. The May 2025 Projections were considered by the Board in connection with the evaluation of the July 3 Proposal, the July 9 Proposal and the July 22 Proposal as described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Background of the Transactions” beginning on page 41. The following table summarizes the portions of the May 2025 Projections that were presented to the Board:

May 2025 Case 1 Projections (Risk Adjusted)

(Amounts in millions)

	Fiscal year ended December 31,
	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	//
Revenue	$0	$25	$393	$1,030	$2,065	$3,551	$5,458	$7,519	$8,684	$9,340	$9,809
EBIT	$(603)	$(737)	$(578)	$(68)	$883	$1,960	$3,322	$4,751	$5,500	$5,838	$6,071

	Fiscal year ended December 31,
	2037	//	2039	//	2041	//	2043	//	2045	//	2047
Revenue	$10,022		$9,777		$9,594		$4,163		$2,477		$2,555
EBIT	$6,111		$5,944		$5,853		$2,473		$1,393		$1,443

May 2025 Case 2 Projections (Risk Adjusted)

(Amounts in millions)

	Fiscal year ended December 31,
	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	//
Revenue	$0	$24	$209	$727	$1,611	$2,927	$4,669	$6,604	$7,681	$8,294	$8,730
EBIT	$(603)	$(737)	$(714)	$(227)	$564	$1,508	$2,746	$4,084	$4,774	$5,091	$5,310

	Fiscal year ended December 31,
	2037	//	2039	//	2041	//	2043	//	2045	//	2047
Revenue	$8,922		$8,663		$8,510		$3,901		$2,473		$2,555
EBIT	$5,343		$5,170		$5,099		$2,272		$1,384		$1,436

SpinCo Projections

In connection with the Board’s evaluation of the potential Spin-Off in October 2025, the Company’s management prepared and presented to the Board on October 22, 2025, a standalone set of long range, risk-adjusted, pro forma financial forecasts after giving effect to the Separation and assumed Distribution of SpinCo (the “SpinCo Projections”). The SpinCo Projections assume SpinCo is funded with $300 million in cash at the time of the Distribution (i.e., the SpinCo Projections were evaluated prior to the time that the Company and Novartis agreed that $270 million would be the amount contributed by the Company to SpinCo in the event SpinCo were distributed to the Company’s stockholders), $100 million in assumed net proceeds from an equity financing in 2028, $100 million in assumed net proceeds from an equity financing in 2029, $100 million in assumed net proceeds from an equity financing in 2030, $100 million in assumed net proceeds from an equity financing in 2031, federal net operating loss carryforwards accumulating at the annual EBIT, and taxes based on a 25% tax rate. The SpinCo Projections also include milestones from the Company’s preexisting collaboration agreements, which are to be transferred to SpinCo as part of the Separation. In addition, the Company’s management calculated the estimated benefit of taxes saved from tax attributes generated as a result of current and future estimated losses based on a 25% tax rate, which resulted in $2 million in tax savings in 2034, $19 million in tax savings in 2035, $43 million in tax savings in 2036 and $51 million in tax savings in 2037. The aforementioned tax savings are not reflected in the below table. The SpinCo Projections that were presented to the Board are summarized below.

SpinCo Projections (Risk Adjusted)

(Amounts in millions)

	Fiscal year ended December 31,
	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
Revenue	$42	$28	$21	$22	$26	$54	$104	$132	$202	$349
Gross Profit	$42	$28	$21	$22	$25	$50	$92	$113	$174	$297
EBIT	($6)	($40)	($85)	($67)	($86)	($90)	($55)	($34)	$9	$97
NOPAT	($6)	($40)	($85)	($67)	($86)	($90)	($55)	($34)	$7	$73
Unlevered Free Cash Flow	($12)	($38)	($84)	($67)	($86)	($95)	($62)	($39)	($4)	$51

	Fiscal year ended December 31,
	2036	2037	2038	2039	2040	2045	2050	2055	2060	2061	2062
Revenue	$530	$641	$794	$961	$1,111	$1,497	$1,404	$1,277	$1,255	$1,278	$1,301
Gross Profit	$451	$545	$675	$817	$945	$1,272	$1,193	$1,086	$1,067	$1,086	$1,105
EBIT	$215	$278	$365	$452	$533	$749	$679	$582	$559	$577	$595
NOPAT	$161	$208	$274	$339	$400	$562	$509	$436	$419	$433	$447
Unlevered Free Cash Flow	$134	$192	$251	$314	$377	$554	$511	$439	$416	$429	$443

Using the SpinCo Projections, Company management performed a discounted cash flow analysis of SpinCo using discount rates ranging from 17% to 19%, reflecting Company management’s estimates of SpinCo’s weighted average cost of capital and a terminal value derived by Company management by applying a range of estimated perpetuity growth rates determined by Company management of 0% to 2% to the terminal year unlevered free cash flow. This discounted cash flow analysis resulted in a reference range of implied equity values of SpinCo ranging from $344 million to $349 million.

The Company management separately prepared an estimated value of SpinCo of $1.58 per share of Company Common Stock, which value was derived by taking the $270 million agreed-upon amount of funding to be contributed by the Company to SpinCo in the event SpinCo were distributed to the Company’s stockholders, and dividing such amount by the fully diluted outstanding shares of the Company as of October 23, 2025, determined using the treasury stock method and taking into account approximately 146.9 million shares of Company Common Stock, 13.7 million shares of Company Common Stock underlying then-outstanding Company Stock Options with a weighted average strike price of $21.64, 6.8 million shares of Company Common Stock underlying then-outstanding Company Warrants with a strike price of $0.001, 3.2 million shares of Company Common Stock underlying then-outstanding Company RSUs subject to time-based vesting and 0.8 million shares of Company Common Stock underlying then-outstanding Company RSUs subject to performance-based vesting. This estimated value was approved by the Company for Goldman Sachs’s and Barclays’ use for purposes of enabling Goldman Sachs and Barclays to perform their respective financial analyses described further in the sections of this proxy statement entitled “The Transactions (Proposal No. 1)—Opinion of Goldman Sachs” beginning on page 61 and “The Transactions (Proposal No. 1)—Opinion of Barclays” beginning on page 67.

The Company is summarizing the October 2025 Projections, the May 2025 Projections and the SpinCo Projections (collectively, the “Projections”) in this proxy statement to provide Company stockholders with access to certain non-public, unaudited, risk-adjusted prospective financial information that was prepared for the Board for the purposes described above. The Company makes and has made no representation to Novartis or Merger Sub, in the Merger Agreement, Separation Agreement or otherwise, concerning any projected financial information, including the Projections.

Each set of Projections was based upon certain financial, operating and commercial assumptions and estimates developed solely using the information available to the Company’s management at the time each set of Projections was created.

Cautionary Note About the Projections

The Projections, while necessarily presented with numerical specificity, were based on numerous variables and assumptions and estimates, some as to future events, that were inherently uncertain and many of which were beyond the Company’s control at the time each of the Projections were created. The Projections reflect numerous estimates and assumptions made by the Company’s management based on information available at the time each of the Projections were developed, including estimates and assumptions related to industry performance and competition, regulatory conditions, general business, economic, market and financial conditions and matters specific to the Company’s product candidates and programs or, in the case of the SpinCo Projections, the product candidates and programs being transferred to SpinCo in the Separation, all of which were difficult to predict and many of which were beyond the Company’s control. None of the Projections accounted for a possible sale of assets of the Company subject to the ROFN or a possible sale of all of SpinCo to a third party. As a result, there can be no assurance that the Projections accurately reflect future trends or accurately estimate the future market for the Company’s product candidates and programs or, in the case of the SpinCo Projections, the product candidates and programs being transferred to SpinCo in the Separation. The Projections also reflect assumptions and estimates as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Projections not to be achieved include, but are not limited to, market acceptance and success of the Company’s product candidates and programs or, in the case of the SpinCo Projections, the product candidates and programs being transferred to SpinCo in the Separation, availability of third party reimbursement, the success of the Company’s ongoing collaborations and potential collaborations with partners whom the Company or SpinCo may develop or commercialize product candidates with, the timing of regulatory approvals and introductions of new products, market acceptance of new products, impact of competitive products and pricing, the availability and use of net operating losses, the effect of regulatory actions, the effect of global economic conditions, fluctuations in foreign currency exchange rates, the cost and effect of changes in tax and other legislations and other risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, the Projections may be affected by the Company’s or, in the case of the SpinCo Projections, SpinCo’s ability to achieve strategic goals, objectives and targets over the applicable periods and the scope of assets actually held by SpinCo following the Distribution in light of the potential for a sale of assets pursuant to the ROFN or in light of the fact that SpinCo may not continue as an independent public company in the event a Permitted Third Party Sale is consummated. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The Projections cover multiple years and, by their nature, become subject to greater uncertainty with each successive year.

In light of the foregoing factors and the uncertainties inherent in the Projections, the Company’s stockholders are cautioned not to place undue, if any, reliance on the Projections. The Projections were not prepared with a view toward public disclosure. The inclusion of the Projections in this proxy statement should not be regarded as an indication that the Company or any of its affiliates, advisors or representatives (including Goldman Sachs and Barclays) considered or consider the Projections to be predictive of actual future events, and the Projections should not be relied upon as such or construed as financial guidance. Further, the inclusion of the Projections in this proxy statement does not constitute an admission or representation by the Company, the Board, or any of their affiliates or representatives (including Goldman Sachs or Barclays) that the information presented is material. Neither the Company nor any of its affiliates or representatives (including Goldman Sachs or Barclays) assumes any responsibility for the accuracy of this information. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives (including Goldman Sachs or Barclays) can give any assurance that actual results will not differ from the Projections, and none of them undertake any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date each of the Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the Projections are shown to be in error. The Company does not intend to make publicly available any update or other revision to the Projections, except as otherwise required by law.

Neither the Company nor any of its affiliates, advisors, officers, directors or representatives (including Goldman Sachs or Barclays) has made or makes any representation or warranty to any holder of Company

Common Stock or other person, including Novartis or Merger Sub, regarding the ultimate performance of the Company or SpinCo compared to the information contained in the Projections, or that the Projections will be realized. The October 2025 Projections and the May 2025 Projections were prepared prior to the execution of the Merger Agreement and the Separation Agreement assuming the Company’s continued operation as a stand-alone company and do not take into account the Transactions, including the effect of any business or strategic decision or action that has been or will be taken as a result of the execution of the Merger Agreement and the Separation Agreement (including, for the avoidance of doubt, the Separation, a possible sale of assets of the Company subject to the ROFN or a possible sale of all of SpinCo to a third party). The Projections are subjective in many respects and are forward looking statements that remain subject to interpretation. For additional information, please see the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 31.

The Projections were not prepared with a view toward compliance with published SEC guidelines, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or U.S. generally accepted accounting principles (“GAAP”). Certain of the measures included in the Projections are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. SEC rules, which otherwise would require a reconciliation of a non-GAAP measure to a GAAP measure, do not apply to non-GAAP measures provided to a board of directors or financial advisors in connection with proposed business combination transactions such as the Transactions if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures to GAAP financial measures were not provided to or relied upon by the Board, Goldman Sachs or Barclays in connection with the Transactions. In addition, the Projections were not prepared with the assistance of, or reviewed, compiled or examined by, independent accountants. The Projections are not being included in this proxy statement to influence any stockholder’s decision on how to vote with respect to the Merger and the Spin-Off, but instead are being included because the Projections were provided to the Board to evaluate the Transactions, and the October 2025 Projections were provided to Goldman Sachs and Barclays in connection with the rendering of their opinions to the Board and in performing their financial analyses as described in the sections of this proxy statement entitled “The Transactions (Proposal No. 1)—Opinion of Goldman Sachs” beginning on page 61 and “The Transactions (Proposal No. 1)—Opinion of Barclays” beginning on page 67. The Projections may differ from publicly available analyst estimates, and the Projections do not take into account any events or circumstances after the date they were each prepared, including the announcement of the Merger and the Spin-Off.

THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS AND ESTIMATES UNDERLYING THE PROJECTIONS ARE NO LONGER APPROPRIATE.

The May 2025 Projections and the October 2025 Projections were prepared at the times noted above by the Company’s management based on their then-current assumptions and estimates about the Company’s continued operation as a stand-alone, publicly traded company with respect to market growth and the development and commercialization of the Company’s product candidates, including risk and probability adjustments reflecting Company management’s good faith assessment as to the probability of success for the Company’s product candidates and programs as of the times when the applicable projections were prepared, and the Company’s existing collaborations with third parties. The SpinCo Projections were prepared at the time noted above by the Company’s management based on their then-current assumptions and estimates about SpinCo’s operation as a stand-alone, publicly traded company following the Separation and an assumed Distribution, with respect to market growth and the development and commercialization of the product candidates being transferred to SpinCo in the Separation, including risk and probability adjustments reflecting Company management’s good faith assessment as to the probability of success for the product candidates and programs being transferred to SpinCo in the Separation as of the times when the applicable projections were prepared, and the Company’s existing collaborations with third parties being transferred to SpinCo in the Separation.

The Projections were based on certain internal assumptions and estimates about pricing, sales ramp, market share, competition, market exclusivity, research and development expenses, commercial expenses, general and administrative expenses, effective tax rate and utilization of net operating losses, any future financing conducted by the Company or SpinCo (as applicable) the probability of success associated with regulatory approvals of the Company’s product candidates and programs or, in the case of the SpinCo Projections, the product candidates and programs being transferred to SpinCo in the Separation, and other relevant factors related to the Company’s or SpinCo’s (as applicable), long-range operating plan. The foregoing is a summary of certain key assumptions and estimates and does not purport to be a comprehensive or exhaustive overview of all metrics, assumptions and estimates included or reflected in any of the Projections. For information on factors that may cause the Company’s future results to vary materially, please see the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 31.

Financial Information of Atrium Therapeutics, a business of Avidity Biosciences, Inc.

The audited historical combined financial statements and the unaudited interim condensed combined financial statements of Atrium Therapeutics, a business of Avidity Biosciences, Inc., and the corresponding notes thereto are attached at Annex F.

Interests of Certain Persons in the Transactions

In considering the recommendation of the Board with respect to the Transactions Proposal, you should be aware that the executive officers and directors of the Company have certain interests in the Transactions that are different from, or in addition to, the interests of the Company’s stockholders generally. The directors of the Company were aware of these interests and considered them at the time they evaluated and negotiated the Merger Agreement, the Separation Agreement and the Transactions, and in recommending that the Merger Agreement and Separation Agreement be adopted by the Company’s stockholders. These interests are further described below.

The Company’s executive officers are as follows:

Name	Position
Sarah Boyce	President, Chief Executive Officer and Director
Charles Calderaro III	Chief Technical Officer
W. Michael Flanagan, Ph.D.	Chief Scientific Officer
Kathleen Gallagher	Chief Program Officer
Steven Hughes, M.D.	Chief Medical Officer
Michael F. MacLean	Chief Financial Officer
Teresa McCarthy	Chief Human Resources Officer
John B. Moriarty, Jr, J.D.	Chief Legal Officer and Corporate Secretary
Eric Mosbrooker	Chief Commercial Officer

The Company’s directors are as follows:

Name
Carsten Boess
Sarah Boyce
Troy Wilson, Ph.D., J.D.
Arthur A. Levin, Ph.D.
Simona Skerjanec
Tamar Thompson
Noreen Henig, M.D.
Edward M. Kaye, M.D.
Jean Kim

Consideration Payable for Outstanding Shares

The executive officers and directors of the Company who own shares of Company Common Stock will receive in the Merger the same Merger Consideration, and will receive in the Spin-Off shares of SpinCo Common Stock in the Distribution and/or a pro rata distribution of Permitted Sale Proceeds, if any, in each case, on the same terms and conditions, as the other stockholders of the Company, as described in the section of this proxy statement entitled “The Merger Agreement—Treatment of Company Common Stock and Share-Based Awards” beginning on page 102.

For further information regarding the issued and outstanding shares of Company Common Stock beneficially owned as of November 18, 2025, by the Company’s executive officer and directors, see the table included under the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 146 (which table includes, in accordance with SEC rules, certain shares of Company Common Stock underlying Company Stock Options that were exercisable as of November 18, 2025, or exercisable within 60 days of November 18, 2025, and certain shares of Company Common Stock that are subject to outstanding and unvested Company RSUs that are scheduled to vest within 60 days of November 18, 2025, which shares may also be included in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—Treatment of Equity-Based Awards” beginning on page 80).

Treatment of Equity-Based Awards

Treatment of Company Stock Options in Connection with the Transactions

In connection with the Transactions, the Merger Agreement provides that immediately prior to the Effective Time, each outstanding Company Stock Option will become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time, and at the Effective Time, each Company Stock Option that is then outstanding and unexercised which has a per share exercise price that is less than the Merger Consideration (provided, each currently outstanding Company Stock Option has an exercise price that is less than the Merger Consideration), will be cancelled and converted into the right to receive a cash payment (without interest and subject to any applicable withholding taxes required by applicable law) equal to the product of the excess of the Merger Consideration over the per share exercise price of such Company Stock Option, multiplied by the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time. In addition, holders of Company Stock Options as of the record date for a distribution of Permitted Sale Proceeds will receive a pro rata distribution of such Permitted Sale Proceeds. The value of the shares of SpinCo Common Stock that may be received per Company Stock Option, and the value of any pro rata distribution of Permitted Sale Proceeds, is not yet known and may differ for a number of reasons, including a sale of assets of the Company subject to the ROFN to the ROFN Holder or a Permitted Third Party Sale. However, in connection with the evaluation of the Transactions, the Company management prepared an estimated value of SpinCo (assuming the Distribution is completed and that there is no distribution of Permitted Sale Proceeds) of

$1.58 per share of Company Common Stock. This estimated value is included in the table below with respect to these shares of SpinCo Common Stock and is included for illustrative purposes only.

The following table sets forth, for each of the Company’s directors and executive officers, (i) the number of vested and unvested Company Stock Options that are expected to be held as of January 12, 2026; (ii) the Merger Consideration payable for these Company Stock Options; and (iii) the estimated value of the shares of SpinCo Common Stock to be received for these Company Stock Options, assuming solely for purposes of this table that the Distribution is completed and that there is no distribution of Permitted Sale Proceeds.

Name	Company Stock Options as of January 12, 2026 (vested) (#)	Cash Merger Consideration for vested Company Stock Options as of January 12, 2026 ($)	Estimated Value of Shares of SpinCo Common Stock to be granted with respect to vested Company Stock Options as of January 12, 2026 ($)(1)	Company Stock Options as of January 12, 2026 (unvested) (#)	Cash Merger Consideration for unvested Company Stock Options as of January 12, 2026 ($)	Estimated Value of Shares of SpinCo Common Stock to be granted with respect to unvested Company Stock Options as of January 12, 2026 ($)(1)
Sarah Boyce	1,704,347	99,412,020	2,692,869	471,668	25,502,602	745,236
Charles Calderaro III	20,000	811,600	31,600	60,000	2,434,800	94,800
W. Michael Flanagan, Ph.D.	245,166	13,659,686	387,363	152,334	8,250,695	240,688
Kathleen Gallagher	121,482	6,379,947	191,943	86,848	4,097,389	137,220
Stephen Hughes, M.D.	140,222	7,694,548	221,551	174,911	9,571,060	276,360
Michael F. MacLean	423,748	23,062,101	669,522	163,627	8,938,704	258,531
Teresa McCarthy	388,625	19,888,303	614,028	129,875	6,954,928	205,203
John B. Moriarty, Jr, J.D.	69,166	2,061,599	109,283	140,834	4,356,202	222,518
Eric Mosbrooker	32,188	1,746,610	50,858	195,000	11,436,375	308,100
Carsten Boess	93,347	5,067,426	147,489	10,034	385,105	15,854
Troy Wilson, Ph.D., J.D.	28,489	1,120,838	45,013	10,034	385,105	15,854
Arthur A. Levin, Ph.D.	246,489	12,927,178	389,453	49,034	2,316,775	77,474
Simona Skerjanec	22,329	962,167	35,281	30,013	1,246,001	47,421
Tamar Thompson	57,489	3,060,968	90,833	10,034	385,105	15,854
Noreen Henig, M.D.	93,346	5,147,449	147,487	10,034	385,105	15,854
Edward M. Kaye, M.D.	93,346	5,147,449	147,487	10,034	385,105	15,854
Jean Kim	87,489	4,392,068	138,233	10,034	385,105	15,854

(1)

These estimates are based on the Company’s management’s estimated value of SpinCo of $1.58 per share of Company Common Stock underlying the Company Stock Option, which assumes that the Distribution is completed and that there is no distribution of Permitted Sale Proceeds. These estimates are included for illustrative purposes only. The actual value of such SpinCo Common Stock is not yet known and may differ for a number of reasons, including a sale of assets of the Company subject to the ROFN to the ROFN Holder or a Permitted Third Party Sale.

Treatment of Company RSUs in Connection with the Transactions

In connection with the Transactions, the Merger Agreement provides that at the Effective Time and subject to certain exceptions for New Hire RSUs and 2026 LTI Awards, each Company RSU that is outstanding as of immediately prior to the Effective Time will become fully vested effective immediately prior to, and contingent upon, the Effective Time and, at the Effective Time, will be cancelled and the holder thereof will be entitled to receive a cash payment (without interest and subject to any applicable withholding taxes required by applicable law) equal to the product of the Merger Consideration and the number of shares of Company Common Stock subject to such Company RSU. In addition, holders of Company RSUs as of the record date for a distribution of Permitted Sale Proceeds will receive a pro rata distribution of such Permitted Sale Proceeds. The value of the SpinCo Common Stock that may be received per Company RSU, and the value of any pro rata distribution of Permitted Sale Proceeds, is not yet known and may differ for a number of reasons, including a sale of assets of the Company subject to the ROFN to the ROFN Holder or a Permitted Third Party Sale. However, in connection with the evaluation of the Transactions, the Company management prepared an estimated value of SpinCo (assuming the Distribution is completed and that there is no distribution of Permitted Sale Proceeds) of $1.58 per share of Company Common Stock. This estimated value is included in the table below with respect to these shares of SpinCo Common Stock and is included for illustrative purposes only.

The following table sets forth, for each of the Company’s directors and executive officers identified above, (i) the number of shares of Company Common Stock underlying Company RSUs that are expected to be held as of January 12, 2026; (ii) the Merger Consideration payable for these Company RSUs; and (iii) the estimated value of the shares of SpinCo Common Stock to be received for these Company RSUs, assuming solely for purposes of this table that the Distribution is completed and that there is no distribution of Permitted Sale Proceeds.

Name	Company RSUs as of January 12, 2026 (#)(1)	Cash Merger Consideration for Company RSUs as of January 12, 2026 ($)	Estimated Value of Shares of SpinCo Common Stock to be granted with respect to Company RSUs as of January 12, 2026 ($)(2)
Sarah Boyce	367,750	26,478,000	581,045
Charles Calderaro III	102,000	7,344,000	161,160
W. Michael Flanagan, Ph.D.	125,750	9,054,000	198,685
Kathleen Gallagher	114,982	8,278,704	181,672
Stephen Hughes, M.D.	116,875	8,415,000	184,663
Michael F. MacLean	116,875	8,415,000	184,663
Teresa McCarthy	113,125	8,145,000	178,738
John B. Moriarty, Jr, J.D.	109,500	7,884,000	173,010
Eric Mosbrooker	120,750	8,694,000	190,785
Carsten Boess	6,692	481,824	10,574
Troy Wilson, Ph.D., J.D.	6,692	481,824	10,574
Arthur A. Levin, Ph.D.	15,692	1,129,824	24,794
Simona Skerjanec	6,692	481,824	10,574
Tamar Thompson	6,692	481,824	10,574
Noreen Henig, M.D.	6,692	481,824	10,574
Edward M. Kaye, M.D.	6,692	481,824	10,574
Jean Kim	6,692	481,824	10,574

(1)

The number of Company RSUs includes certain awards that were accelerated and settled in December 2025, subject to clawback, as further described and quantified in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—280G Mitigation Actions” beginning on page 84).

(2)

These estimates are based on the Company’s management’s estimated value of SpinCo of $1.58 per share of Company Common Stock underlying the Company Stock Option, which assumes that the Distribution is completed and that there is no distribution of Permitted Sale Proceeds. These estimates are included for illustrative purposes only. The actual value of such SpinCo Common Stock is not yet known and may differ for a number of reasons, including a sale of assets of the Company subject to the ROFN to the ROFN Holder or a Permitted Third Party Sale.

Make Whole Awards

If the Distribution is completed, holders of certain Company Equity Awards as of the Distribution Record Date (including those Company Stock Options and Company RSUs held by the Company’s directors and executive officers as shown in the tables above that remain outstanding as of the Distribution Record Date) will receive a non-transferable Make Whole Award that will be settled in shares of SpinCo Common Stock at a ratio of one share of SpinCo Common Stock per ten shares of Company Common Stock underlying each such Company Equity Award, and required by the terms of the Company Equity Award and as permitted by the SEC’s Staff Legal Bulletin No. 4. To the extent such Company Equity Awards are exercised or settled, as applicable, prior to the Distribution Record Date, then such holders will receive shares of SpinCo Common Stock in respect of the Company Common Stock in connection with the Distribution. The estimated value of the shares of SpinCo Common Stock to be granted (whether as a result of the Distribution or pursuant to Make Whole Awards) to the Company’s directors and executive officers is shown in the tables above.

Employment Agreements with Executive Officers

Each of the Company’s executive officers have entered into employment agreements with the Company (collectively, the “Employment Agreements”), which provide for contractual severance protections in both change in control and non-change in control scenarios.

The Employment Agreement for Ms. Boyce provides that upon a termination of her employment by the Company without “cause” or a resignation by Ms. Boyce for “good reason,” in each case, within 59 days prior to or 24 months following a “change of control” (a “CIC Termination”), Ms. Boyce would be entitled to: (i) an amount equal to 24 months of her base salary, (ii) an amount equal to 200% of her target annual bonus for the year in which the termination occurs, (iii) an amount equal to her prorated target annual bonus for the calendar year in which her termination occurs, (iv) payment of the COBRA premiums for her and her eligible dependents for up to 18 months following such termination, (v) an amount equal to the COBRA premiums for her and her eligible dependents for six months, and (vi) accelerated vesting of any unvested time-based vesting equity awards.

The Employment Agreements for the other executive officers (excluding Ms. Boyce) provide that upon a CIC Termination, each of the executive officers would be entitled to: (i) an amount equal to 18 months of their base salary, (ii) an amount equal to 150% of their target annual bonus for the year in which the termination occurs, (iii) an amount equal to their prorated target annual bonus for the calendar year in which the termination occurs, (iv) payment of the COBRA premiums for them and their eligible dependents for up to 18 months following such termination, and (v) accelerated vesting of any unvested time-based vesting equity awards. The consummation of the Merger will result in a “change in control” for purposes of the Employment Agreements.

Pursuant to the Employment Agreements, in the event that any executive officer’s termination occurs after the occurrence of a “change of control” and after the conclusion of a calendar year in respect of their annual bonus has yet been paid, each executive officer is entitled to their annual bonus for such completed calendar year based on actual performance, paid when annual bonuses are paid to the Company’s employees generally, but in all events prior to March 15 of the calendar year in which their termination occurs. Payment of severance in a CIC Termination scenario for all executive officers is contingent on the executive officer’s execution of a release of claims and compliance with post-termination obligations.

In accordance with SEC requirements, potential severance payments to Mses. Boyce and McCarthy and Messrs. MacLean, Flanagan and Moriarty are summarized in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers—Golden Parachute Compensation” beginning on page 86. Potential severance payments to Messrs. Calderaro III, Hughes and Mosbrooker and Ms. Gallagher are approximately $4,815,461 in the aggregate (utilizing the same assumptions summarized in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers—Golden Parachute Compensation” beginning on page 86).

In connection with the Separation, the Employment Agreements for Mr. Hughes and Ms. Gallagher are expected to be assigned to and assumed by SpinCo. Such transfers will not be deemed to be a termination of employment by the Company and will not trigger any obligation to pay severance, separation pay, salary continuation, or other similar benefits to such executive officers.

2025 Annual Cash Bonus

In December 2025, the Company determined the performance achievement of the 2025 annual cash bonuses based on actual performance at a 150% achievement level relative to the Company’s corporate performance goals for the executive officers of the Company. Pursuant to such determination, the 2025 annual cash bonus amount for each executive officer is set forth in the table below.

Name	2025 Annual Bonus (based on 150% achievement level) ($)
Sarah Boyce	683,010
Charles Calderaro III	347,625
W. Michael Flanagan, Ph.D.	371,520
Kathleen Gallagher	315,495
Stephen Hughes, M.D.	385,155
Michael F. MacLean	357,818
Teresa McCarthy	323,865
John B. Moriarty, Jr, J.D.	354,375
Eric Mosbrooker	326,025

280G Mitigation Actions

To mitigate the potential impact of Section 280G and Section 4999 of the Code on the Company and certain of its executive officers, the Company in December 2025, following prior consultation with Novartis, (i) paid the 2025 annual cash bonuses on December 17, 2025, and (ii) accelerated the vesting and settlement of certain Company RSUs into 2025 (the “Accelerated RSUs” and, together with (i), the “Accelerated Amounts”). The Accelerated Amounts represent payments or amounts the executive officer otherwise would have been entitled to receive upon the consummation of the Merger or otherwise in 2026, and there will be no duplication of payments. All Accelerated Amounts were reduced by applicable tax withholdings and each is subject to the terms of the Accelerated Payments and Clawback Agreement between the Company and the executive officer (such agreement, the “Clawback Agreement”). Specifically, the 2025 annual cash bonuses (as described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—2025 Annual Cash Bonuses” beginning on page 84) was accelerated for each executive officer noted above other than Messrs. Hughes and MacLean and the number of Accelerated RSUs are as follows: 31,000 for Ms. Boyce; 23,250 for Mr. Calderaro; 27,500 for Dr. Flanagan; 82,732 for Ms. Gallagher; 39,000 for Ms. McCarthy; 56,000 for Mr. Moriarty and 78,250 for Mr. Mosbrooker, which, with respect to Ms. Gallagher and Mr. Mosbrooker, excludes certain Company RSUs that would have been settled under the terms of such Company RSUs prior to January 12, 2026, without such acceleration.

Pursuant to the Clawback Agreement, if an executive’s employment with the Company is terminated for “cause” or voluntarily by the executive other than for “good reason” prior to the date on which the applicable payment would have been made (or, if later, prior to December 31, 2029, in the case of Company RSUs subject to performance-based vesting) but for the payment of the relevant Accelerated Amount, then the executive will be required to repay to the Company the applicable Accelerated Amount.

In addition, the Company may obtain third-party valuations of restrictive covenants and pre- or post-change in control “reasonable compensation” (as defined in Section 280G of the Code); or enter into new or expanded non-competition agreements with the Company’s disqualified individuals.

New Equity Awards

If Closing has not occurred by March 1, 2026, the Company may grant additional Company RSUs, including to its executive officers, as further discussed in the section of this proxy statement entitled “The Merger Agreement—Employee Benefits” beginning on page 117.

CEO Bonus Increase

In December 2025, the Company increased the target annual bonus applicable to the Chief Executive Officer of the Company for the 2026 calendar year to 70% of her annual base salary as further discussed in the section of this proxy statement entitled “The Merger Agreement—Employee Benefits” beginning on page 117.

Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, the Company’s directors and officers will be entitled to certain ongoing indemnification. See the section of this proxy statement entitled “The Merger Agreement—Indemnification of Officers and Directors” beginning on page 119 for a description of such ongoing indemnification and coverage obligations.

For further information with respect to the arrangements between the Company and its named executive officers, see the information included under the sections of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—Employment Agreements with Executive Officers” beginning on page 83 and “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers” beginning on page 85.

Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers

The table below sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation that may be paid or become payable to each of the Company’s “named executive officers” (as identified in accordance with SEC regulations) and that is based on, or otherwise relates to, the Transactions. The amounts listed below are estimates based on the following assumptions:

•	the Effective Time occurred on January 12, 2026 (which is the assumed date solely for purposes of the director and officer compensation disclosure herein);

•

each named executive officer were to have experienced a qualifying termination with either or both of the Company and SpinCo on January 12, 2026 (such termination being assumed, as required by Item 402(t) of Regulation S-K, solely for purposes of estimating the severance component of this golden parachute compensation disclosure (notwithstanding that transfers of employment of certain named executive officers to SpinCo in connection with the Transactions will not be deemed to be a termination of employment by the Company and are not expected to trigger any obligation to pay severance));

•

a price of $72.00 per share of Company Common Stock (which does not include a value in respect of any SpinCo Common Stock to be received by the named executive officers (whether as a result of the Distribution or pursuant to Make Whole Awards));

•	each named executive officer’s base salary and annual target bonus remain unchanged from those in effect as of January 1, 2026;

•	each named executive officer’s Company Equity Awards are those that are outstanding as of January 12, 2026, plus the Accelerated RSUs described above; and

•	each named executive officer timely executes a release of claims and maintains compliance with post-termination obligations.

Therefore, the payment amounts indicated below are hypothetical and estimated based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before completion of the Transactions. As a result, the actual amounts, if any, that would be received by a named executive officer may materially differ from the amounts set forth below. All dollar amounts are shown on a pre-tax basis and have been rounded to the nearest whole dollar.

For purposes of this disclosure as required under SEC rules, “single-trigger” refers to payments and benefits that arise solely as a result of the completion of the Merger and “double-trigger” refers to payments and benefits that require two conditions, which are the completion of the Merger and a qualifying termination of employment.

As described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—280G Mitigation Actions” beginning on page 84, in order to mitigate or eliminate the application of certain transaction-related excise taxes on the Company’s executive officers, the Company paid or settled the Accelerated Amounts subject to the Clawback Agreement with the affected executive officer, which generally requires the executive officer to return payments to the Company if the executive officer experiences certain terminations of employment prior to the date upon which the applicable compensation would otherwise have been payable or settled.

Golden Parachute Compensation(1)

Named Executive Officer	Cash ($)(2)	Equity ($)(3)	Perquisites/Benefits ($)(4)	Total ($)
Sarah Boyce President and Chief Executive Officer	2,701,635	51,980,602	64,386	54,746,623
Michael F. MacLean Chief Financial Officer	1,207,243	17,353,704	16,520	18,577,467
W. Michael Flanagan, Ph.D. Chief Scientific Officer	1,253,474	17,304,695	33,834	18,592,003
Teresa McCarthy Chief Human Resources Officer	1,092,690	15,099,928	48,290	16,240,908
John B. Moriarty, Jr, J.D. Chief Legal Officer and Corporate Secretary	1,195,628	12,240,202	48,290	13,484,120

(1)	With the exception of the single-trigger payments made in respect of the named executive officer’s outstanding Company Equity Awards, all amounts reflected in the table are double-trigger.
(2)

The amounts in this column represent the cash severance payments that would be payable to each applicable named executive officer upon a qualifying termination of employment within 59 days prior to or 24 months following a “change in control” (which will occur upon the Closing), which would equal the sum of (x) 1.5 times (or, for Ms. Boyce, 2.0 times) the sum of (A) such officer’s applicable base salary as in effect on the date of termination and (B) such officer’s applicable current target annual cash bonus for the year in which such termination occurs, and (y) such officer’s applicable prorated target annual bonus for the year of termination, pursuant to the arrangements described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—Employment Agreements with Executive Officers” beginning on page 83. The estimated amount of each such cash severance component is shown in the following table, based on compensation in effect as of January 12, 2026. The amounts in this column would be distributed to the named executive officer as a lump sum, except the amount equal to 2.0 times Ms. Boyce’s applicable base salary, which would be payable as 18 months’ worth of continued base salary plus a lump-sum payment equal to six months’ base salary.

Named Executive Officer	Annual Salary ($)	Target Annual Bonus Opportunity ($)	Cash Severance Multiplier ($)	Pro-Rated Annual Bonus ($)	Total Cash Payments ($)
Sarah Boyce	789,256	552,479	2.0	18,165	2,701,634
Michael F. MacLean	551,304	248,087	1.5	8,156	1,207,243
W. Michael Flanagan, Ph.D.	572,416	257,587	1.5	8,468	1,253,474
Teresa McCarthy	498,992	224,546	1.5	7,382	1,092,690
John B. Moriarty, Jr, J.D.	546,000	245,700	1.5	8,078	1,195,628

(3)

The amounts in this column represent, for each named executive officer, on a pre-tax basis, (i) the value of unvested Company RSUs held by such named executive officer as of January 12, 2026, plus the Accelerated RSUs, which will vest upon the Merger; and (ii) the spread value of unvested Company Stock Options which have a per share exercise price that is less than the Merger Consideration held by such named executive officer as of January 12, 2026, which will vest upon the Merger, assuming the closing occurred on January 12, 2026. For each unvested Company RSU (including Accelerated RSUs), the cash value of such Company RSU is calculated by multiplying (x) the number of shares of Company Common Stock subject to such Company RSU by (y) the Merger Consideration. For each unvested Company Stock Option which has a per share exercise price that is less than the Merger Consideration, the cash spread value is calculated by multiplying (x) the amount by which the $72.00 cash Merger Consideration exceeds the per share exercise price of such Company Stock Option by (y) the number of shares of Company Common Stock subject to such Company Stock Option. Such payments are made as a result of the Closing (on a “single trigger basis”). For additional information on the treatment of outstanding equity awards held by each named executive officer in the Merger, see the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—Treatment of Equity-Based Awards” beginning on page 80.

The number of unvested Company RSUs and unvested Company Stock Options which have a per share exercise price that is less than the Merger Consideration held by each named executive officer and their estimated values are as follows:

Named Executive Officer	Company RSUs Vesting Upon Closing (#)	Cash Value of Company RSUs Vesting Upon Closing ($)	Unvested Company Stock Options Vesting Upon Closing (#)	Spread Value of Unvested Company Stock Options Vesting Upon Closing ($)
Sarah Boyce	367,750	26,478,000	471,668	25,502,602
Michael F. MacLean	116,875	8,415,000	163,627	8,938,704
W. Michael Flanagan, Ph.D.	125,750	9,054,000	152,334	8,250,695
Teresa McCarthy	113,125	8,145,000	129,875	6,954,928
John B. Moriarty, Jr. J.D.	109,500	7,884,000	140,834	4,356,202

As described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—Treatment of Equity-Based Awards” beginning on page 80, holders of Company Equity Awards as of the record date for a distribution of Permitted Sale Proceeds will receive a pro rata distribution of such Permitted Sale Proceeds (subject to certain exceptions for RSUs granted following the execution of the Merger Agreement). The amounts in the table above do not include the estimated value of the SpinCo Common Stock to be received in connection with the Distribution (if it occurs). An estimate of such amounts is shown in the table below. These estimates are based on the Company’s management’s estimated value of SpinCo of $1.58 per share of Company Common Stock underlying the Company Stock Option which assumes that the Distribution is completed and that there is no distribution of Permitted Sale Proceeds. These estimates are included for illustrative purposes only. The actual value of such SpinCo Common Stock is not yet known and may differ for a number of reasons, including a sale of assets of the Company subject to the ROFN to the ROFN Holder or a Permitted Third Party Sale.

Named Executive Officer	Estimated Value of Shares of SpinCo Common Stock to be Granted with Respect to Unvested Company Stock Options as of January 12, 2026 ($)	Estimated Value of Shares of SpinCo Common Stock to be granted with respect to Company RSUs as of January 12, 2026 ($)
Sarah Boyce	745,236	581,045
Michael F. MacLean	258,531	184,663
W. Michael Flanagan, Ph.D.	240,688	198,685
Teresa McCarthy	205,203	178,738
John B. Moriarty, Jr. J.D.	222,518	173,010

(4)

The amounts in this column represent the value of 18 months of benefit continuation in Company group health plans at active employee rates to which the named executive officers would be entitled if a qualifying termination had occurred upon the assumed Effective Time (and for Ms. Boyce only, including an additional amount equal to the COBRA premiums for her and her eligible dependents for six months, distributed as a lump sum).

Executive Officers Following the Merger

It is possible that continuing Company employees, including the executive officers, will engage in discussions about, or enter into, new employment or compensation arrangements with Novartis or its affiliates. Such arrangements may include agreements regarding future terms of employment, compensation or benefits. As of the date of this proxy statement, none of our executive officers have engaged in such discussions or entered into any new agreement or arrangement with the Company, Novartis or any of their affiliates regarding compensation from, employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.

Material U.S. Federal Income Tax Consequences of the Transactions

This section describes the material U.S. federal income tax consequences of the Distribution, the ownership and disposition of SpinCo Common Stock, if any, received pursuant to the Distribution, the distribution of Permitted Sale Proceeds, if any, and the Merger (the “Relevant Transactions”).

This section applies solely to Persons that hold shares of Company Common Stock as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). This section does not address all aspects of U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to a holder in light of such holder’s individual circumstances, including state, local or non-U.S. tax consequences, estate and gift tax consequences, and tax consequences arising under the Medicare tax on net investment income or the alternative minimum tax. Moreover, this section does not address the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith and any laws, regulations or practices adopted in connection with any such agreement). This section does not apply to holders subject to special rules, including:

•	a dealer or broker in stocks, securities, commodities or foreign currencies;

•	a regulated investment company or real estate investment trust;

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•	a tax-exempt organization;

•	a bank, financial institution, mutual fund or insurance company;

•

a Person that directly, indirectly or constructively owns 5% or more of the combined voting power of Company or SpinCo, or of the total value of the shares of Company Common Stock or SpinCo Common Stock;

•	a Person that directly, indirectly or constructively owns shares of Novartis or its affiliates;

•	a Person that holds shares of Company Common Stock or SpinCo Common Stock as part of a straddle or a hedging, conversion, or other risk reduction transaction for U.S. federal income tax purposes;

•	a Person that acquires or sells shares of Company Common Stock as a part of wash sale for U.S. federal income tax purposes;

•	a Person that is, or holds Company Common Stock through, partnerships or other pass-through entities for U.S. federal income tax purposes;

•	a Person that is an expatriate and former long-term resident of the United States;

•	a Person required to recognize income or gain no later than such income or gain is required to be reported on an applicable financial statement (as defined in Section 451(b) of the Code);

•	a Person holding Company Common Stock as qualified small business stock for purposes of Sections 1045 and/or 1202 of the Code;

•

a Person that acquired shares of Company Common Stock or SpinCo Common Stock pursuant to the exercise of employee share options, through a tax qualified retirement plan or otherwise as compensation; or

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.

This section is based on the Code, its legislative history, existing and proposed regulations, published rulings and court decisions, all as of the date of this proxy statement. These laws are subject to change, possibly on a retroactive basis. Any such change could alter the tax consequences to the holders as described herein.

This discussion is intended to provide only a general summary of the material U.S. federal income tax consequences of the Relevant Transactions. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the Relevant Transactions. The U.S. federal income tax laws are complex and subject to varying interpretations. Accordingly, the Internal Revenue Service (the “IRS”) may not agree with the tax consequences described in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Company Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. Stockholders that are partners of a partnership holding shares of Company Common Stock should consult their own tax advisors.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE RELEVANT TRANSACTIONS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL (INCLUDING THE ALTERNATIVE MINIMUM TAX), STATE, LOCAL OR NON-U.S. AND OTHER TAX LAWS AND OF CHANGES IN THOSE LAWS.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Company Common Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia or other entity treated as a domestic corporation for U.S. federal income tax purposes;

•

a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more U.S. Persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. Person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “Non-U.S. holder” is a beneficial owner (other than a partnership or other pass-through entity for U.S. federal income tax purposes) of shares of Company Common Stock that is not a U.S. holder.

U.S. Holders

Tax Consequences of the Distribution Pursuant to the Spin-Off and the Distribution of Permitted Sale Proceeds

The distribution of SpinCo Common Stock in the Distribution (including fractional shares for which U.S. holders receive cash in lieu thereof) if the Distribution occurs, and/or the distribution of a U.S. holder’s portion of the Permitted Sale Proceeds in the event of a sale of assets of the Company subject to the ROFN to the ROFN Holder or a Permitted Third Party Sale, will be treated as a taxable distribution to U.S. holders for U.S. federal income tax purposes. As a general matter, a distribution by a corporation to a stockholder with respect to such stockholder’s shares of the corporation’s stock is treated as a taxable dividend to the extent of such stockholder’s ratable share of any current or accumulated earnings and profits of the corporation, with the excess treated first as a non-taxable return of capital to the extent of such holder’s adjusted tax basis in the shares of the corporation’s stock and, thereafter, as capital gain.

However, the Company has not calculated earnings and profits in accordance with U.S. federal income tax principles. Accordingly, U.S. holders should expect to treat the Distribution (including fractional shares for which U.S. holders receive cash in lieu thereof) if the Distribution occurs, and/or the distribution of a U.S. holder’s portion of the Permitted Sale Proceeds in the event of a sale of assets of the Company subject to the ROFN to the ROFN Holder or a Permitted Third Party Sale, as a taxable dividend for U.S. federal income tax purposes and the remainder of this discussion assumes such treatment. Dividends are generally taxed as ordinary income. Dividends paid to a non-corporate U.S. holder (including an individual) that constitute qualified dividend income are taxable to the U.S. holder at the preferential rates applicable to long-term capital gains, provided that the U.S. holder holds the shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. The Company expects that any amount treated as a dividend paid by the Company to a non-corporate U.S. holder pursuant to the Distribution and/or the distribution of Permitted Sale Proceeds will constitute qualified dividend income to any U.S. holder that meets the applicable holding period requirements.

A U.S. holder’s tax basis in the shares of SpinCo Common Stock received in the Distribution generally will equal the fair market value of those shares on the Distribution Date, and a U.S. holder’s holding period for those shares will begin the day after the Distribution Date.

A U.S. holder that receives cash in lieu of a fractional share of SpinCo Common Stock generally will be treated as having received a fractional share and having received such cash as consideration for the sale of such share, and will recognize capital gain or loss (if any) based on the difference between the amount of cash received and the fair market value on the Distribution Date of the fractional share of SpinCo Common Stock deemed received. Such gain or loss generally will be short-term capital gain or loss. The deductibility of capital losses is subject to limitations.

Although the Company will ascribe a value to the shares of SpinCo Common Stock it distributes in the Distribution for tax purposes, this valuation is not binding on the IRS or any other tax authority. These taxing authorities could ascribe a higher valuation to those shares, particularly if the shares of SpinCo Common Stock trade at prices significantly above the value ascribed to those shares by the Company in the period following the Distribution. Such a higher valuation may cause a larger reduction in the tax basis of a U.S. holder’s shares of Company Common Stock or may cause a U.S. holder to recognize additional dividend or capital gain income.

Distributions on SpinCo Common Stock

If SpinCo makes distributions of cash or property on its shares, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from SpinCo’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends received by certain non-corporate U.S. holders (including individuals) may be taxed at preferential rates applicable to qualified dividend income, provided certain holding period requirements are met. Corporate U.S. holders that meet certain holding period and other requirements may be eligible for a dividends-received deduction for a portion of the dividend received. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its SpinCo Common Stock, but not below zero. Any excess will be treated as capital gain. Such gain generally will be taxable as long-term capital gain if the U.S. holder’s holding period in the SpinCo Common Stock exceeds one year, which is subject to preferential tax rates for non-corporate U.S. holders.

Sale or Other Taxable Disposition of SpinCo Common Stock

Upon a subsequent sale or other taxable disposition of a share of SpinCo Common Stock, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on the disposition of the share and the U.S. holder’s adjusted tax basis in the share. The gain or loss will be capital gain or loss. A non-corporate U.S. holder (including an individual) with a holding period in excess of one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Tax Consequences of the Merger

The Merger will be a taxable transaction for U.S. federal income tax consequences.

Accordingly, a U.S. holder generally will recognize gain or loss equal to the difference, if any, between (i) the cash received and (ii) such U.S. holder’s adjusted tax basis in the Company Common Stock exchanged pursuant to the Merger. Such gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such shares exceeds one year at the time of the Closing. Long-term capital gain is subject to U.S. federal income tax at preferential tax rates for non-corporate U.S. holders. The deductibility of capital losses is subject to limitations. A U.S. holder that acquired different blocks of Company Common Stock at different times and different prices must determine its adjusted tax basis and holding period separately with respect to each block of the shares.

Non-U.S. Holders

Tax Consequences of the Distribution Pursuant to the Spin-Off and the Distribution of Permitted Sale Proceeds

For the reasons discussed above, Non-U.S. holders should expect to treat the Distribution (including fractional shares for which Non-U.S. holders receive cash in lieu thereof) if the Distribution occurs, and/or the distribution of a Non-U.S. holders’ portion of the Permitted Sale Proceeds in the event of a sale of assets of the Company subject to the ROFN to the ROFN Holder or a Permitted Third Party Sale, as a taxable dividend for U.S. federal income tax purposes.

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount received (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. holder furnishes a valid IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable documentation), certifying qualification for the lower treaty rate). A Non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

The Company or other applicable withholding agents may be required or permitted to withhold at the applicable rate on all or a portion of the amount payable to a Non-U.S. holder, and, in the event of the Distribution, any such withholding would be satisfied by the Company or such agent by withholding and selling a portion of the shares of SpinCo Common Stock that otherwise would be distributable to such holder or by withholding from other property held in such holder’s account with the withholding agent.

If the amount paid to a Non-U.S. holder is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such distribution is attributable), the Non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the amount received is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, that the Non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such distribution is attributable).

Any such effectively connected distribution will be subject to U.S. federal income tax on a net income basis at the regular rates that apply to U.S. Persons. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected distribution, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Distributions on SpinCo Common Stock

If SpinCo makes distributions of cash or property on its shares, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from SpinCo’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. holder’s adjusted tax basis in its SpinCo Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Transactions—Non-U.S. Holders—Sale or Other Taxable Disposition of SpinCo Common Stock” beginning on page 92.

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. holder of SpinCo Common Stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. holder furnishes a valid IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable documentation), certifying qualification for the lower treaty rate). A Non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. holder are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, that the Non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable).

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates that apply to U.S. Persons. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition of SpinCo Common Stock

A Non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of SpinCo Common Stock (including with respect to any cash received in lieu of a fractional share of SpinCo Common Stock) unless:

•

the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

•	the Non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

SpinCo Common Stock constitutes a U.S. real property interest, or “USRPI,” by reason of SpinCo’s status as a U.S. real property holding corporation, or “USRPHC,” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition or such Non-U.S. holder’s holding period of such SpinCo Common Stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates that apply to U.S. Persons. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. holder timely files U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, SpinCo does not anticipate becoming a USRPHC. Because the determination of whether SpinCo is a USRPHC depends on the fair market value of SpinCo’s USRPIs relative to the fair market value of its non-U.S. real property interests and its other business assets, there can be no assurance SpinCo will not become a USRPHC in the future. Even if SpinCo were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. holder of SpinCo Common Stock will not be subject to U.S. federal income tax if such stock is “regularly traded,” as defined by applicable U.S. Treasury Regulations, on an established securities market, and such Non-U.S. holder owned, actually and constructively, 5% or less of such stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. holder’s holding period, or if another exception from these rules under the Code applies. No assurance can be provided that SpinCo Common Stock will be treated as “regularly traded,” as defined by applicable U.S. Treasury Regulations, on an established securities market.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Tax Consequences of the Merger

Subject to the discussion under the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Transactions—Information Reporting and Backup Withholding” beginning on page 93, any gain recognized on the receipt of the cash pursuant to the Merger by a Non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable); or

•	the Non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates that apply to U.S. Persons. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments to a holder pursuant to the Relevant Transactions, unless such stockholder is an entity that is exempt from information reporting and, when required, properly demonstrates its eligibility for exemption. Any payment to a U.S. holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.

The information reporting and backup withholding rules that apply to payments to a holder pursuant to the Relevant Transactions generally will not apply to payments to a Non-U.S. holder if such Non-U.S. holder certifies under penalties of perjury that it is not a U.S. Person (generally by providing an IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) or otherwise establishes an exemption. Non-U.S. holders should consult their own tax advisors to determine which IRS Form W-8 is appropriate. However, information returns are required to be filed with the IRS in connection with any distribution of SpinCo Common Stock in the Distribution or the Permitted Sale Proceeds to the Non-U.S. holder, regardless of whether such distributions constitute dividends or any tax was actually withheld.

Certain stockholders (including corporations) generally are not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability if the required information is properly and timely furnished by such holder to the IRS.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR STOCKHOLDERS. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE RELEVANT TRANSACTIONS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL, NON-U.S., OR OTHER LAWS.

Regulatory Approvals

Under the terms of the Merger Agreement, consummation of the Transactions is subject to the expiration or termination of any waiting periods under the HSR Act, including any extensions thereof, applicable to the Transactions and, potentially, applicable antitrust laws of the Springing Jurisdictions. The Transactions cannot be completed until the waiting period (and any extension thereof) under the HSR Act and the laws of the Springing Jurisdictions (if triggered) have expired or been terminated.

On November 21, 2025, the Company and Novartis filed notification of the Transactions with the FTC and the DOJ under the HSR Act. On December 17, 2025, the FTC granted a request for the early termination of the waiting period under the HSR Act.

At any time before or after the Effective Time, the DOJ or the FTC (notwithstanding the termination of the waiting period under the HSR Act) could take such action under antitrust laws as they deem necessary or desirable in the public interest, including seeking to enjoin the completion of the Transactions and seeking divestiture of substantial assets of the Company or Novartis. At any time before or after the Effective Time (and notwithstanding the termination of the waiting period under the HSR Act), any state or non-U.S. governmental entity could take such action under antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Transactions and seeking divestiture of substantial assets of the Company or Novartis. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

There can be no assurance that all of the regulatory approvals described above, or any other regulatory approvals that might be required to consummate the Merger, will be sought or obtained and, if obtained, there can be no assurance as to the timing of any approvals, ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. There can also be no assurance that the DOJ, the FTC, any other governmental entity or any private party will not attempt to challenge the Transactions on antitrust grounds, and, if such a challenge is made, there can be no assurance as to its result. For a description of the parties’ obligations with respect to regulatory approvals related to the Transactions, see the section of this proxy statement entitled “The Merger Agreement—Filings; Other Actions; Notification” beginning on page 116.

Legal Proceedings

On December 3, 2025, a purported stockholder of the Company filed a lawsuit in the United States District Court for the Southern District of California against the Company and the Board, captioned Steve Barnhart v. Avidity Biosciences, Inc. et al, Case No. 25-CV-03414-TWR-BLM (the “Barnhart Complaint”). The Barnhart Complaint asserts claims under Sections 14(a) and 20(a) of the Exchange Act, alleging, among other things, that the preliminary proxy statement filed by the Company with the SEC on November 24, 2025, omits material information and/or contains misleading disclosures. The Barnhart Complaint seeks, among other things, injunctive relief preventing the consummation of the Merger and attorneys’ fees. The Company has also received certain demand letters from other purported stockholders of the Company making allegations similar to those contained in the Barnhart Complaint (the “Demand Letters”).

Additionally, the Company has received a demand from another purported stockholder of the Company seeking to inspect the Company’s books and records pursuant to Section 220 of the DGCL in connection with the Merger (the “220 Demand”).

The Company, SpinCo and Merger Sub believe the claims asserted in the Barnhart Complaint, the Demand Letters and the 220 Demand are without merit. Additional lawsuits may be filed against or additional letters like the Demand Letters or demands like the 220 Demand may be sent to the Company, the Board, Novartis, SpinCo and/or Merger Sub in connection with the Transactions. If additional similar complaints are filed or letters or demands are sent, absent new or different allegations that are material, the Company will not necessarily announce such additional filings or the receipt of such letters or demands.

Delisting and Deregistration of the Company Common Stock

Upon completion of the Merger, the shares of Company Common Stock currently listed on Nasdaq will cease to be listed on Nasdaq and will subsequently be deregistered under the Exchange Act. Should the Spin-Off occur, SpinCo will continue its existence as a separate and independent publicly traded company.

Appraisal Rights

If the Transactions are consummated, stockholders or beneficial owners who continuously hold their shares of Company Common Stock through the Effective Time who do not vote in favor of the adoption of the Transactions Proposal and who properly demand appraisal of their shares of Company Common Stock will be entitled to appraisal rights in connection with the Merger so long as they comply fully with Section 262. This means that stockholders are entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery, and to receive, in lieu of the Merger Consideration, payment in cash of the amount determined by the Delaware Court of Chancery to be the “fair value” of their shares of Company Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply fully with the procedures established by Section 262. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of Company Common Stock are encouraged to seek the advice of legal counsel with respect to the exercise of their appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares of Company Common Stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the Merger Consideration.

Stockholders wishing to exercise the right to seek an appraisal of their shares of Company Common Stock must do ALL of the following:

•	the stockholder must not vote in favor of the Transactions Proposal;

•	the stockholder must deliver to the Company a written demand for appraisal before the vote on the Transactions Proposal at the Special Meeting;

•

the stockholder must continuously hold the shares of Company Common Stock that are subject to the demand from the date of making the demand through the Effective Date (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers such shares of Company Common Stock before the Effective Date);

•

the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Company Common Stock within 120 days after the Effective Date (the Surviving Corporation is under no obligation to file any petition and has no intention of doing so); and

•

the stockholder must serve of a copy of the filed petition on the Surviving Corporation, which must file in the office of the register in Delaware Court of Chancery a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity within 20 days after such service.

Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement entitled “Appraisal Rights” beginning on page 149. Section 262, the relevant section of the DGCL regarding appraisal rights, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Company stockholders who exercise their rights of appraisal pursuant to Section 262 do not waive their rights to receive their pro rata allocation of shares of SpinCo Common Stock pursuant to the Distribution and/or a pro rata distribution of Permitted Sale Proceeds, if any. If you hold your shares of Company Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures.

THE MERGER AGREEMENT

This section describes the material terms of the Merger Agreement. The description of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety.

Explanatory Note Regarding the Merger Agreement

The following summary of the Merger Agreement is intended solely to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the parties or any of their subsidiaries or affiliates. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement in its entirety carefully because this summary and the other descriptions of the Merger Agreement elsewhere in this proxy statement may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary nor any other information contained in this proxy statement. Capitalized terms used in this section but not defined in this proxy statement have the meanings ascribed to them in the Merger Agreement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by the Company, Novartis and Merger Sub in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC or from what may be viewed as material by Company stockholders; in some cases, such representations and warranties were qualified by (i) matters specifically disclosed in the Company’s filings with the SEC prior to the date of the Merger Agreement and (ii) confidential matters disclosed to Novartis and Merger Sub by the Company in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk among the Company, Novartis and Merger Sub rather than to establish matters as facts and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements therein (or any descriptions thereof) as characterizations of the actual state of facts or condition of the Company, Novartis, Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Novartis and Merger Sub, because the parties may take certain actions that are either expressly permitted in a disclosure letter provided by the Company to Novartis (the “Company Disclosure Letter”) or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below and included as Annex A only to provide you with information regarding its terms and conditions, not to provide any other factual information regarding the Company, Novartis, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement and in our filings with the SEC regarding the Company and our business.

Certain Definitions

For the purposes of this section of this proxy statement or as otherwise specified:

“Acceptable Confidentiality Agreement” means a customary confidentiality agreement (i) containing confidentiality, non-use, and other terms that are no less favorable to the Company in the aggregate than those contained in the Confidentiality Agreement between the Company and Novartis, dated July 15, 2025, and amended on July 27, 2025, and (ii) that does not prevent the Company from providing any information to Novartis in accordance with the Merger Agreement or otherwise complying with its obligation under the Merger Agreement.

“Acquisition Proposal” means any inquiry, offer, proposal or indication of interest (in writing or otherwise) from any Person or “group” (as defined under Section 13(d) of the Exchange Act) relating to any transaction or series of related transactions (other than the Transactions) involving:

•

any acquisition or purchase by any Person or “group,” directly or indirectly, of 20% or more of any class of outstanding voting or equity securities of the Company, or any tender offer or exchange offer that, if consummated, would result in any Person or “group” beneficially owning 20% or more of any class of outstanding voting or equity securities of the Company;

•

any merger, amalgamation, consolidation, share exchange, business combination, liquidation, dissolution, or similar transaction involving the Company or any Company subsidiary that, if consummated, would result in any Person or “group,” directly or indirectly, (A) acquiring assets (including equity interests of any Company subsidiary) of the Company or any Company subsidiary representing 20% or more of the Company’s consolidated assets or (B) beneficially owning 20% or more of any class of outstanding voting or equity securities of the Company or the surviving entity, or of the resulting direct or indirect parent of the Company or such surviving entity;

•

any acquisition or license (other than any non-exclusive and non-material license granted by the Company in the ordinary course of business consistent with past practice) of, or joint venture, collaboration, or other similar transaction involving (A) assets (including equity interests of any Company subsidiary) of the Company or any Company subsidiary representing 20% or more of the Company’s consolidated assets (based on the fair market value thereof), or (B) del-desiran, del-brax, or del-zota; or

•

any combination of the foregoing; however, none of the Distribution, the ROFN Sale, or any inquiry, offer, proposal or indication of interest solely to effect the ROFN Sale shall be an Acquisition Proposal.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Company Adverse Recommendation Change” means the Board’s (or any committee thereof) undertaking of any of the following actions:

•

withholding, failing to include in (or remove from) the proxy statement, withdrawing, qualifying, or modifying (or publicly proposing or resolving to withhold, fail to include in (or remove from) the proxy statement, withdrawing, qualifying or modifying) the Company Recommendation in a manner adverse to Novartis;

•	adopting, approving, recommending, submitting to the Company stockholders any Acquisition Proposal;

•

failing to (i) reaffirm the Company Recommendation following a publicly announced Acquisition Proposal; and (ii) recommend against acceptance of a tender or exchange offer by the Company stockholders for outstanding shares of Company Common Stock following the commencement of such tender or exchange offer, in each case, within ten Business Days after receipt of a written request of Novartis;

•	taking any action to exempt any Person or any action taken by any Person (other than Novartis and its subsidiaries) from any takeover provision;

•

causing or allowing the Company to enter into a Specified Agreement (as defined in the section of this proxy statement entitled “The Merger Agreement—The Board’s Recommendation; Company Adverse Recommendation Change—Company Adverse Recommendation Change” beginning on page 114); or

•	resolving or agreeing to take any such action described above.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Novartis prior to the execution of the Merger Agreement.

“Company Employee Benefit Plan” means any benefit plan, program, policy, practice, trust, fund, arrangement or contract (i) maintained, contributed to or required to be contributed to by the Company or any of its subsidiaries or (ii) under which the Company or any of its subsidiaries has or would reasonably be expected to have any liability (including on account of any ERISA Affiliate of the Company or any of its subsidiaries) (whether or not an “employee benefit plan” within the meaning of Section 3(3) of ERISA), in each case of clauses (i) and (ii), that provides benefits to current or former employees, non-employee directors, or individual independent contractors (or beneficiaries thereof), including any pension, profit- sharing, 401(k) retirement, bonus, incentive compensation, deferred compensation, loan, vacation, sick pay, employee stock ownership, stock purchase, stock option or other equity-based compensation plans, severance, indemnification, employment, contractor, unemployment, death, hospitalization, sickness, or other medical, dental, vision, life, or other insurance, long- or short- term disability, change of control, fringe benefit, cafeteria plan or any other employee or fringe benefit plan, program, policy, practice, trust, fund, arrangement or contract (in each case prior to giving effect to the Spin-Off). Company Employee Benefit Plans shall not include any plan or arrangement maintained by a Governmental Authority.

“Company Intellectual Property” means all intellectual property owned or purported to be owned by (whether wholly or jointly with others), licensed or sublicensed to, or used or held for use by, the Company or any Company subsidiary that, in each case, (i) are used or practiced in, intended to be used with or practiced in, developed, filed or registered for, or necessary to, the conduct of the RemainCo Business (as defined below) as presently conducted and as presently contemplated to be conducted, (ii) relate to the Company Platform (as defined below) or (iii) relate to any Company Product (as defined below) that is included in the RemainCo Assets (as defined in the section of this proxy statement entitled “The Separation Agreement—Transfer of Assets and Assumption of Liabilities” beginning on page 129), including all Owned Company Intellectual Property and all Non-Owned Company Intellectual Property.

“Company Platform” means the Company’s platform technology relating to oligonucleotide-based therapeutics or delivery technologies, including all uses and processes involved in the use of such platform technologies, and all modifications thereto, including certain technologies set forth in the License Agreement.

“Company Product” means any product or product candidate (including any pharmaceutical or medicinal therapy agents, compounds or molecules) subject to a non-clinical or clinical trial, or being researched, tested, developed, manufactured, imported, exported or otherwise exploited by, or on behalf of, the Company or any Company subsidiary or any other product with respect to which the Company or any Company subsidiary has royalty rights, (a) including delpacibart etedesiran (del-desiran), delpacibart braxlosiran (del-brax), delpacibart zotadirsen (del-zota), and AOC 1045 and (b) other than for purposes of certain sections of the Merger Agreement, excluding any Cardiovascular Products that are SpinCo Assets, in each case, in any dosage form or formulation.

“Governmental Authority” means any transnational, supranational, national, federal, state, provincial, municipal, local or foreign governmental, judicial, quasi-judicial, legislative, executive, regulatory (including stock exchange) or administrative authority, department, agency, organization, body, court, arbitration tribunal or panel, instrumentality or official, including any political subdivision thereof.

“Intervening Event” means any Effect (as defined in the section of this proxy statement entitled “The Merger Agreement—Representations and Warranties—Company Material Adverse Effect” beginning on page 107) occurring or arising after October 25, 2025, that did not result from or arise out of the announcement or pendency of, or any actions required to be taken by the Company (or to be refrained from being taken by the Company) pursuant to the Merger Agreement and that was neither known to, nor reasonably foreseeable by, or the effects of which were neither known to, nor reasonably foreseeable by, the Board as of October 25, 2025, that materially and positively affects the business, assets or operations of the Company and its subsidiaries, taken as a whole, and is not related to any Acquisition Proposal, which Effect becomes known to the Board after October 25, 2025, and prior to obtaining the Requisite Company Vote to approve the adoption of the Merger Agreement and the Separation Agreement, other than (i) the receipt, existence of or terms of an Acquisition Proposal, (ii) any inquiry, indication of interest, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or the consequences thereof, (iii) developments or changes in the biopharmaceutical industry, (iv) changes, in and of itself, in the market price or trading volume of the shares of Company Common Stock, or (v) the fact that, in and of itself, the Company exceeds any internal or published industry analyst projections or forecasts or estimates of revenues or earnings.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, that has had, or would reasonably be expected to have, a material adverse effect on the ability of Novartis or Merger Sub to consummate the Transactions on or before the Outside Date.

“Regulatory Authority” means the FDA, the European Medicines Agency, the U.K. Medicines and Healthcare products Regulatory Agency, the China National Medical Products Administration, China’s Center for Drug Evaluation, the Japan Pharmaceuticals and Medical Devices Agency, Health Canada and any other Governmental Authority with jurisdiction over the research, development, commercialization, manufacture, marketing or exploitation of the Company Platform or any Company Product, or any successor agency to any of the foregoing.

“RemainCo Business” means all businesses, operations, activities, physical assets and intangible assets (such as intellectual property, including all trade secrets, know-how and other confidential or proprietary information) of the Company and its subsidiaries (including SpinCo and its subsidiaries), whether or not such businesses, operations, activities, or physical and intangible assets are or have been terminated, divested or discontinued, other than the SpinCo Business.

“ROFN Assets” means the assets of the Company and its subsidiaries that are subject to the ROFN in the ROFN Side Letter; provided, however, in no case shall any RemainCo Assets (as defined in the section of this proxy statement entitled “The Separation Agreement—Transfer of Assets and Assumption of Liabilities” beginning on page 129) be included in the ROFN Assets.

“ROFN Purchase Agreement” means a definitive written agreement entered into between the Company or any of its subsidiaries, on the one hand, and the ROFN Holder or one of its Affiliates, on the other hand, in which the parties agree to effect the ROFN Sale.

“ROFN Purchase Documents” means collectively, the ROFN Purchase Agreement and any written contracts between the Company or any of its subsidiaries, on the one hand, and the ROFN Holder or one of its Affiliates, on the other hand, or other instruments and documents delivered in connection therewith.

“ROFN Sale” means a transaction or series of related transactions that directly result from any exercise by the ROFN Holder of the ROFN pursuant to the terms and conditions of the ROFN Side Letter in which the ROFN Assets (but no other assets of the Company or its subsidiaries) are sold, licensed or transferred, directly or indirectly, and in accordance with the Merger Agreement.

“ROFN Side Letter” means the side letter agreement, dated as of November 27, 2023, between the Company and the ROFN Holder, but excluding any subsequent amendments, modifications or restatements thereof.

“Stock Plans” means the Company’s 2013 Amended and Restated Equity Incentive Plan, 2020 Incentive Award Plan, 2022 Employment Inducement Incentive Award Plan, each as amended from time to time, and any other equity plans, agreements or arrangements of the Company or any Company subsidiary, other than the ESPP.

“Superior Proposal” means a bona fide written Acquisition Proposal made by any Person or “group” (as defined under Section 13(d) of the Exchange Act) after October 25, 2025, and prior to obtaining the Requisite Company Vote to approve the adoption of the Merger Agreement and the Separation Agreement that is, on terms that the Board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) taking into account all legal, financial, regulatory, and other aspects of the Acquisition Proposal and the person or “group” making the Acquisition Proposal (including any conditions to closing and certainty of closing, timing, any applicable break-up fees and expense reimbursement provisions, and ability of such person or “group” to consummate the Acquisition Proposal), (i) would, if consummated, result in a transaction that is more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than are the Transactions, and (ii) is reasonably likely to be consummated on the terms proposed without undue delay; provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”; provided further, that in no event shall an Acquisition Proposal be deemed to be a Superior Proposal (i) if consummation of the transaction contemplated thereby is subject to any financing condition or otherwise requires financing that is not fully committed or (ii) solely as a result of such Acquisition Proposal not including a condition relating to a spin-off or separation of any business or assets of the Company or any ROFN Sale, as a condition to the consummation thereof.

“Transactions” means the transactions contemplated by the Merger Agreement and the Spin-Off Agreements (as defined in the section of this proxy statement entitled “The Merger Agreement—Spin-Off Agreements” beginning on page 120), including the Merger and the Spin-Off.

“Willful Breach” means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case, that is the consequence of an act or omission by a party with the knowledge that the taking of such act or failure to take such act would cause a breach of the Merger Agreement.

Effects of the Merger

The Merger Agreement provides that, following satisfaction or waiver of the Closing conditions (described under the section of this proxy statement entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 121) set forth in the Merger Agreement (including completion of the Separation and Spin-Off), Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub will cease. Following the Merger, the Company will continue to exist as the Surviving Corporation and an indirect wholly owned subsidiary of Novartis.

The directors and officers of Merger Sub immediately prior to the Effective Time will, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation, respectively, in each case until their respective successors have been duly elected or appointed and qualified, or until their earlier resignation, removal or death in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The Company shall use reasonable best efforts to cause each director of the Company immediately prior to the Effective Time to resign from the Board, conditioned upon and effective as of the Effective Time.

As of the Effective Time, (i) the certificate of incorporation of the Company will, by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Exhibit A of the Merger Agreement; and (ii) the bylaws of the Surviving Corporation will be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that references to the name of Merger Sub will be replaced by references to the name of the Surviving Corporation).

Following the completion of the Merger, shares of Company Common Stock will be delisted from Nasdaq, deregistered under the Exchange Act and cease to be publicly traded.

Closing and Effective Time of the Merger

Unless otherwise mutually agreed, the Closing will take place on a date to be specified by the parties, which shall be no later than one Business Day after the date the conditions to the Closing (described under the section of this proxy statement entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 121) are satisfied or waived in accordance with the Merger Agreement (other than conditions that by their nature are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or waiver of those conditions at or prior to the Closing).

Assuming timely satisfaction of the necessary Closing conditions, the Effective Time will occur when the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (or at such later date or time as the Company and Novartis may agree and specify in the Certificate of Merger, in accordance with the DGCL).

Treatment of Company Common Stock and Share-Based Awards

Common Stock

The Merger Agreement provides that each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including any shares issued as a result of the exercise of any Company Warrants prior to the Effective Time, but excluding the Excluded Shares (as defined in the section of this proxy statement entitled “Summary—The Merger Agreement” beginning on page 8)) will be cancelled and converted automatically into the right to receive the Merger Consideration.

As of the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder of either a certificate representing such shares (a “Certificate”) or non-certificated shares represented by book-entry (“Book-Entry Shares”) will no longer have any rights with respect to those shares, except the right to receive, as the case may be: (i) the Merger Consideration payable with respect to such shares upon surrender of the Certificate or Book-Entry Shares, without interest, or (ii) with respect to Appraisal Shares, payment for such Appraisal Shares only to the extent provided by Section 262.

Each share held in the treasury of the Company, owned by Novartis or Merger Sub, or owned by any direct or indirect wholly owned subsidiary of the Company or Novartis immediately prior to the Effective Time will be cancelled without any conversion thereof and cease to exist. No payment or distribution will be made with respect to such shares.

At the Effective Time, by virtue of the Merger and without any action on the part of Novartis, Merger Sub or the Company, each share of Merger Sub capital stock will be converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation.

Stock Options

The Merger Agreement provides that, at the Effective Time, each Company Stock Option that is outstanding and unexercised as of immediately prior to the Effective Time, whether or not vested and which has a per share exercise price that is less than the Merger Consideration, will be cancelled and converted into the right to receive a cash payment (without interest and subject to any applicable withholding taxes required by applicable law) equal to the product of (x) the excess of the Merger Consideration over the per share exercise price of such Company Stock Option, and (y) the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time. The Merger Consideration exceeds the exercise price of each currently outstanding Company Stock Option; accordingly, each Company Stock Option will be entitled to receive consideration in accordance with the foregoing.

Restricted Stock Units

Subject to certain exceptions outlined in the Company Disclosure Letter for the New Hire RSUs and 2026 LTI Awards (each, as defined in the section of this proxy statement entitled “The Merger Agreement—Employee Benefits” beginning on page 117), each outstanding Company RSU as of immediately prior to the Effective Time will, (i) become fully vested effective immediately prior to (and contingent upon) the Effective Time, and (ii) at the Effective Time, by virtue of the Merger, be automatically cancelled and converted into the right of such Company RSU holder to receive, in consideration of the cancellation of such Company RSU, an amount in cash (without interest and subject to any applicable withholding taxes required by applicable law) equal to the RSU Consideration.

Warrants

During the Pre-Closing Period, the Company must take all required actions to effect the treatment of the Company Warrants under the Merger Agreement and must use reasonable best efforts to comply with its obligations under the Company Warrants, including the delivery of notices to certain warrant holders under the terms of their warrants. Each Company Warrant that is outstanding immediately prior to the Effective Time will become exercisable upon the Effective Time, solely for the same Merger Consideration that the holder thereof would have been entitled to receive if such holder had been a holder of Company Common Stock then issuable upon the exercise in full of such Company Warrant without regard to any limitations on exercise contained therein immediately prior to the Effective Time, under the terms of the section of this proxy statement entitled “The Merger Agreement—Treatment of Company Common Stock and Share-Based Awards” beginning on page 102. Following the Effective Time, the holder of such Company Warrant will not have any right under such Company Warrant or the Merger Agreement to acquire any securities in the Company, SpinCo, the Surviving Corporation, Novartis or any of their respective Affiliates.

Stock Plans

As of the Effective Time, all Stock Plans and all outstanding equity and equity-based awards will be terminated, effective as of immediately prior to (and contingent upon) the Closing, and no further shares of Company Common Stock, Company Stock Options, Company RSUs, equity interests or other rights with respects to shares of Company Common Stock will be granted thereunder.

Employee Stock Purchase Plan

The Company, the Board, or the applicable committee thereof, as applicable, agreed to take all actions necessary to: (i) terminate the ESPP and all outstanding rights thereunder no later than the day immediately prior to the date of the Closing (such date, the “Closing Date”), contingent upon the Closing, and to otherwise effect the treatment of the ESPP per the terms of the Merger Agreement, including by providing any applicable notice to ESPP participants describing such treatment; and (ii) ensure that, from and after October 25, 2025, (a) no new participants were permitted to participate in the ESPP, (b) participants were not permitted to increase their payroll deductions or purchase elections from those in effect on October 25, 2025, and (c) except for the offering or purchase period under the ESPP in progress as of October 25, 2025 (the “Final Offering Period,” which terminated on November 14, 2025), no offering or purchase period was commenced. The Company accelerated the exercise date applicable to the Final Offering Period to occur on such termination date with respect to any then-outstanding purchase rights.

Subject to the terms of the Merger Agreement, (i) all amounts allocated to each ESPP participant’s account at the end of the Final Offering Period were used to purchase whole shares of Company Common Stock under the terms of the ESPP for such offering period, which shares shall be cancelled at the Effective Time in exchange for the right to receive the Merger Consideration in accordance with the terms described in the section of this proxy statement entitled “The Merger Agreement—Treatment of Company Common Stock and Share-Based Awards” beginning on page 102, following the purchase of shares of Company Common Stock; and (ii) after the purchase, the Company returned any funds remaining in each participant’s account to such participant.

Avidity Board Actions

The Board (or, if appropriate, any committee thereof) has agreed, prior to the Effective Time, to adopt appropriate resolutions and to take all other actions necessary to effect the treatment of Company Stock Options and Company Warrants, and the termination of Stock Plans and Company RSUs described above, including delivering written notice (in a form approved by Novartis) to each holder of any Company Equity Award of the treatment of such award, and delivering any required notices to the holder of Company Warrants.

Exchange and Payment Procedures

Prior to the Effective Time, Novartis will designate a bank or trust company reasonably acceptable to the Company (the “Paying Agent”) to make payments of the Merger Consideration (described in the foregoing section of this proxy statement entitled “The Merger Agreement—Treatment of Company Common Stock and Share-Based Awards” beginning on page 102) to the Company’s stockholders (other than holders of the Excluded Shares), and non-employee holders of Company Stock Options, Company RSUs and Company Warrants. Novartis will deposit or cause to be deposited with the Paying Agent cash sufficient to pay the aggregate Merger Consideration payable to such holders (other than any Merger Consideration in respect of any Excluded Shares) (such cash, the “Exchange Fund”). Subject to the terms of the Merger Agreement, the Paying Agent will invest the Exchange Fund as directed by Novartis and any amounts in excess of the amounts payable under the Merger Agreement will be returned to Novartis; provided, that (i) no such investment or losses thereon shall relieve making the payments described above or affect the amount of Merger Consideration payable in respect of such shares of Company Common Stock, non-employee Company Stock Options, non-employee Company RSUs or the amounts payable in respect of the Company Warrants; and (ii) no such investment of the Exchange Fund shall have maturities that could prevent or delay payments to be made pursuant to the Merger Agreement.

Promptly (but no later than five Business Days) after the Effective Time, Novartis and the Surviving Corporation will cause the Paying Agent to mail to each holder of record (as of immediately prior to the Effective Time) of Certificates and Book-Entry Shares a form of letter of transmittal together with instructions thereto. Upon the Paying Agent’s receipt of (i) a surrendered Certificate for cancellation together with a letter of transmittal (or affidavits in lieu thereof in the case of lost, stolen or destroyed certificates), in the case of Certificates, or (ii) a customary agent’s message in the case Book-Entry Shares; in each case of (i) and (ii), together with other documents as may be required pursuant to the instructions, the holder of such shares will be entitled to receive in exchange therefor the Merger Consideration for each such share, and each such share will then be cancelled. No interest will accrue or be paid upon surrender of any Certificate or Book-Entry Shares for the benefit of the holder thereof. The Merger Consideration paid upon surrender or exchange of Certificates or Book-Entry Shares will satisfy all rights pertaining to the shares of Company Common Stock such Certificates or Book-Entry Shares represent. If, after the Effective Time, such Certificates or Book-Entry Shares are presented to the Surviving

Corporation or the Paying Agent, they will be cancelled and exchanged pursuant to the terms of the Merger Agreement. The Merger Agreement also specifies certain stipulations for payment in the event of a transfer of ownership of shares of Company Common Stock that are not registered in the transfer records of the Company.

If any funds in the Exchange Fund remain undistributed for 12 months after the Effective Time, subject to applicable abandoned property, escheat and other similar laws, the Paying Agent will deliver such funds (including all interest and other income received by the Paying Agent with respect thereto) to Novartis, and any holder of Certificates, Book-Entry Shares, Company Stock Options or Company RSUs who has not complied with the exchange procedures (described in the foregoing section of this proxy statement entitled “The Merger Agreement—Treatment of Company Common Stock and Share-Based Awards” beginning on page 102) will thereafter look only to Novartis as a general creditor thereof for payment of their claim for Merger Consideration.

If any Certificate is lost, stolen, or destroyed, upon (i) the making of an affidavit of that fact by the holder of such Certificate, and (ii) the posting by such holder of a bond as indemnity against any claim that may be made against it with respect to such Certificate (which amount shall not exceed the Merger Consideration payable with respect to the shares of Company Common Stock represented by such Certificate), then, subject to the exchange procedures described in the foregoing section of this proxy statement entitled “The Merger Agreement—Treatment of Company Common Stock and Share-Based Awards” beginning on page 102, the Paying Agent will pay the applicable Merger Consideration to be paid in respect thereof in exchange for such lost, stolen, or destroyed Certificate.

Representations and Warranties

Representations and Warranties of the Company

We have made customary representations and warranties in the Merger Agreement that are subject to, in some cases, specified exceptions and qualifications contained in the Company Disclosure Letter, or in reports filed or furnished by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), at least three days prior to October 25, 2025 (including items incorporated by reference therein but excluding all cautionary and forward-looking disclosures). These representations and warranties relate to, among other things:

•

the Company’s and its subsidiaries’ due formation, valid existence and good standing under their respective jurisdictions of organization, and their respective corporate power and authority to carry out their respective businesses as conducted as of the date of the Merger Agreement;

•	the Company’s ownership of its subsidiaries, and their respective ownership interests in any other Person;

•

the Company’s capital structure in respect of, among other things, shares of Company Common Stock, preferred shares (none of which were outstanding), the number of shares of Company Common Stock subject to outstanding Company RSUs, the number of shares of Company Common Stock issuable upon the exercise of outstanding Company Stock Options, the number of shares of Company Common Stock issuable pursuant to the Company Warrants, the number of shares of Company Common Stock reserved for issuance under Stock Plans and the number of shares of Company Common Stock reserved for issuance under the ESPP;

•	the Company’s corporate power and authority related to the Transaction Documents;

•

the absence of violations of or conflicts with certain contracts by which the Company or its subsidiaries are bound, governing documents of the Company or its subsidiaries, and applicable law, as a result of the Company’s entry into and performance under the Transaction Documents;

•

the Company’s SEC filings since January 1, 2022 (collectively, including all exhibits thereto and information incorporated by reference therein, the “Company SEC Documents”), and the financial statements included therein; and the absence of ongoing or outstanding SEC review, comment or investigation relating to the Company SEC Documents;

•	the Company’s compliance since January 1, 2022, with applicable rules and regulations of Nasdaq and the Sarbanes-Oxley Act of 2002;

•	the Company’s compliance with all applicable listing and corporate governance requirements of Nasdaq;

•	the Company’s and its subsidiaries’ disclosure controls and procedures over financial reporting;

•

the absence of a Material Adverse Effect (as described in the section of this proxy statement entitled “The Merger Agreement—Representations and Warranties—Company Material Adverse Effect” beginning on page 107) since December 31, 2024;

•	the absence of certain pending or threatened legal proceedings;

•	the Company’s material compliance with the Exchange Act in furnishing this proxy statement and the Registration Statement, at the time of the filing thereof;

•	with the exception of the fees paid to Goldman Sachs and Barclays, the absence of any undisclosed broker’s or finder’s fees in connection with the Transactions;

•	employee benefits and compensation plans, contracts, policies, programs and arrangements of the Company and its subsidiaries, and related compliance with applicable laws;

•	certain other employment and labor matters of the Company and its subsidiaries;

•	the Board’s receipt of written fairness opinions from Goldman Sachs and Barclays;

•	tax matters of the Company Tax Group;

•

the Company’s and its subsidiaries’ compliance with applicable laws since January 1, 2022; and their possession of certain licenses, permits and other authorizations necessary to own, lease and operate their respective properties and assets or to carry on their respective businesses in accordance with all laws;

•	intellectual property of the Company and its subsidiaries;

•	certain matters pertaining to cyber security, data protection, privacy and information security;

•

certain Material Contracts to which the Company or any of its subsidiaries is party; the validity, binding nature and effectiveness of such Material Contracts; and the absence of breach or default by the Company or its subsidiaries under any Material Contract;

•

certain regulatory matters relating to the Company and its subsidiaries, including with respect to Collaboration Partners to the extent relating to a Company Product or the Company Platform, including, but not limited to, material compliance with healthcare laws and FDA regulations, the conduct of non-clinical and clinical trials, the manufacturing of Company Products, clinical testing and the possession of necessary authorizations from applicable Governmental Authorities and Regulatory Authorities;

•	real property of the Company and its subsidiaries;

•	certain environmental matters of the Company and its subsidiaries;

•	certain insurance policies of the Company and its subsidiaries;

•	the absence of certain transactions with Affiliates since January 1, 2022;

•

the inapplicability of certain anti-takeover statutes or regulations, or any anti-takeover provision in the Company’s and its subsidiaries’ governance documents, to the Company’s securities, the Merger or the other Transactions;

•	the Company’s and its subsidiaries’ title to certain tangible and intangible assets;

•	the material compliance of the Company’s and its subsidiaries’ books and records with the requirements of GAAP and other applicable laws since January 1, 2022;

•	the Company’s and its subsidiaries’ compliance with applicable anti-bribery, anti-corruption, anti-money laundering and global trade controls laws;

•	the Company’s and its subsidiaries’ compliance with U.S. national security laws; and

•

the ownership of SpinCo; the absence of any business activities, operations, assets, liabilities or obligations of SpinCo prior to the Spin-Off; and the solvency of SpinCo after giving effect to the Transactions.

Company Material Adverse Effect

Many of the Company’s representations and warranties summarized in the foregoing section are qualified by, among other things, exceptions relating to the absence of a Company Material Adverse Effect. A “Company Material Adverse Effect” means any event, condition, change, effect, circumstance, occurrence or development of a state of facts (each, an “Effect,” and collectively, “Effects”), individually or in the aggregate with all other Effects, that has had, or would reasonably be expected to have, a material adverse effect on (i) the business, operations, assets, properties, liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole; or (ii) the ability of the Company to consummate the Transactions on or before the Outside Date (as defined in the section of this proxy statement entitled “The Merger Agreement—Termination; Expenses—Termination” beginning on page 124).

However, to the extent that an Effect results from any of the following, subject to certain other limitations in the Merger Agreement, it will not constitute a Company Material Adverse Effect for the purposes of clause (i) above:

(a)	changes in any applicable law or GAAP, or changes in the interpretation thereof, occurring after October 25, 2025;

(b)	changes generally affecting the economy, or affecting financial or securities markets (including changes in interest rates and exchange rates);

(c)	general conditions in the biopharmaceutical industry;

(d)

acts of terrorism, war, armed hostilities, natural disasters, weather-related events or fires, epidemics, pandemics or disease outbreaks, or any escalation or general worsening of any of the foregoing;

(e)

changes in the market price or trading volume of the shares of Company Common Stock (but the facts and circumstances giving rise to such changes may be taken into account in determining whether there has been a Company Material Adverse Effect);

(f)

any failure in and of itself by the Company to meet any internal or published industry analyst projections, forecasts or estimates of revenues and earnings, for any period ending on or after October 25, 2025 (but the facts and circumstances giving rise to such failure may be taken into account in determining whether there has been a Company Material Adverse Effect);

(g)

the announcement, pendency or consummation of the Transactions (but which shall not apply to any representation or warranty which purpose specifically is to address the consequences of the execution and delivery of the Merger Agreement or the Spin-Off Agreements (as defined in the section of this proxy statement entitled “The Merger Agreement—Spin-Off Agreements” beginning on page 120), the consummation of the Transactions, the ROFN Sale (as described in the section of this proxy statement entitled “The Merger Agreement—ROFN” beginning on page 123), or the performance of obligations under the Merger Agreement);

(h)	any results from the non-clinical studies or clinical trials of the Company or any competitors, or the announcements thereof;

(i)	results of meetings with, guidance by, announcement by or publication by the FDA or any other Governmental Authority relating to any Company Product, or relating to a product or product candidate of any competitor, including any decision by the FDA or any other Governmental Authority with respect to approval, market entry or threatened market entry of any product competitive with any Company Product;

(j)	any manufacturing or supply chain disruptions or delays affecting any Company Product (only if not caused by the Company’s or a Company subsidiary’s action or failure to take action);

(k)	any developments relating to reimbursement, coverage or payor rules with respect to any Company Product;

(l)

any recommendations, statements or other pronouncements published or proposed by professional medical organizations or any Governmental Authority, or any panel or admission relating to pricing, reimbursement or coverage of any Company Product or a competitor’s product or product candidate;

(m)	any Transaction Litigation;

(n)

any Effects solely to the extent that they (i) relate to the SpinCo Assets or SpinCo Liabilities (each, as defined in the section of this proxy statement entitled “The Separation Agreement—Transfer of Assets and Assumption of Liabilities” beginning on page 129); (ii) would not, individually or in the aggregate, reasonably be expected to adversely affect the Company, any other member of the RemainCo Group, the RemainCo Business, or Novartis or any of its Affiliates; and (iii) would not, individually or in the aggregate, reasonably be expected to have a material and adverse effect on SpinCo’s ability to perform its obligations under the Third Party Agreements; and

(o)	certain matters listed in the Company Disclosure Letter provided to Novartis.

In each case with respect to clauses (a), (b), (c) and (d), such clause will not constitute a Company Material Adverse Effect only to the extent the Company and its subsidiaries, taken as a whole, are not disproportionately affected by such changes or events relative to other companies in the biopharmaceutical industry (and only to the extent of such disproportionate impact), and with respect to clauses (h), (i), (j) and (k), only to the extent such condition or event does not result from (1) any action taken (or the failure to take any action) by or at the direction of the Company or any Company subsidiary constituting common law fraud or a violation of applicable law, or (2) any willful or material failure on the part of the Company or any Company subsidiary to comply with the then-approved clinical protocol for the development of any Company Product, unless Novartis shall have consented in writing to the taking of, or the failure to take, any such action.

Representations and Warranties of Novartis and Merger Sub

The Merger Agreement also contains customary representations and warranties made by Novartis and Merger Sub that are subject to specified exceptions and qualifications contained in the Merger Agreement. The representations and warranties of Novartis and Merger Sub relate to, among other things:

•	their valid existence and good standing under their respective jurisdictions of organization and their respective qualification and licensing to carry out their respective businesses;

•	the capitalization, ownership and conduct of business of Merger Sub;

•	their corporate power and authority related to the Merger Agreement and the Transactions;

•

the absence of any conflicts with their organizational documents, applicable laws or contracts to which they are bound, caused by the consummation of the Transactions or compliance with the Merger Agreement;

•	required governmental, Nasdaq or New York Stock Exchange filings, approvals, notices, reports, consents, registrations, permits or authorizations;

•	the accuracy of the information supplied by Novartis or Merger Sub, as applicable, in this proxy statement and the Registration Statement at the time of the filings thereof;

•	Novartis having access to sufficient funds necessary for the payment of amounts contemplated by the Merger Agreement and the other Transactions on the Closing Date;

•

the absence of (i) pending or threatened legal proceedings or investigations against Novartis or Merger Sub and (ii) any judgment that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

•

the absence of ownership (direct or indirect) by Novartis, Merger Sub or any of their Affiliates of any Company Common Stock (or securities, contracts or obligations convertible into such Company Common Stock) for the three years prior to October 25, 2025; and

•	the absence of any undisclosed broker’s or finder’s fees in connection with any of the Transactions.

Conduct of Business Pending the Merger

During the Pre-Closing Period, subject to the separation of the SpinCo Business and except (i) as set forth in the Company Disclosure Letter; (ii) as expressly required by the Merger Agreement or the Separation Agreement; (iii) as required to effect the ROFN Sale; (iv) for a distribution of Permitted Sale Proceeds paid to the Company’s stockholders (less such amounts paid to holders of Company Equity Awards pursuant to the terms of the Merger Agreement); (v) with the prior written consent of Novartis (which consent will not be unreasonably withheld, conditioned or delayed); or (vi) as required by applicable law, the Company shall, and shall cause its subsidiaries to, conduct their respective businesses in the ordinary course of business consistent with past practice in all material respects, and to use reasonable best efforts to preserve intact their material assets, maintain their material authorizations, keep available the services of their respective directors, officers, key employees and key contractors, and maintain and preserve their present material business relationships with Collaboration Partners, suppliers and other Persons having material business relations with the Company or any Company subsidiary.

The Company has further agreed that, subject to the separation of the SpinCo Business, the Company Disclosure Letter, or as expressly required by the Merger Agreement, by the Separation Agreement or by applicable law, or as required to effect the ROFN Sale, the Company will not, and will cause its subsidiaries not to, do any of the following (directly or indirectly) without the prior written consent of Novartis during the Pre-Closing Period (which consent shall not be unreasonably withheld, conditioned or delayed):

•

sell, pledge, dispose of, assign, lease, license, sublicense, dedicate to the public, or otherwise transfer, abandon or permit to lapse, or create or incur any Lien (other than Permitted Liens) on any of the Company’s or its subsidiaries’ material assets, intellectual property, securities, properties, interests, businesses or authorizations; this does not include (i) sales of obsolete equipment in the ordinary course of business consistent with past practice (except in the case of any Company Intellectual Property), or (ii) non-exclusive grants of rights to use Company Intellectual Property that are incidental to and not material to performance under the applicable agreement, which agreement is entered into in the ordinary course of business consistent with past practice;

•	directly or indirectly acquire any material assets, securities, properties, interests or businesses, other than supplies in the ordinary course of business consistent with past practice;

•	merge or consolidate the Company or any Company subsidiary with any Person;

•

adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Transactions);

•	form any new subsidiary;

•	adopt or implement any stockholder rights plan or similar arrangement;

•	enter into any agreement with respect to the voting or registration of any Company or Company subsidiary security;

•	amend, waive, rescind or otherwise modify the organizational documents of the Company or its subsidiaries;

•	split, combine or reclassify any shares of its capital stock;

•

establish a record date for, declare, set aside or pay any dividend or other distribution in respect of its capital stock, except for dividends payable by any Company subsidiary to the Company or to any other Company subsidiary, the Distribution or the distribution of the Permitted Sale Proceeds to the Company’s stockholders (less the amount of Permitted Sale Proceeds paid to holders of Company Equity Awards pursuant to the Merger Agreement);

•	directly or indirectly redeem, repurchase or acquire (or offer to do any of the foregoing) any Company Securities or Company Subsidiary Securities, except:

(i) the Company’s acquisition of shares of Company Common Stock in connection with the surrender of such shares by holders of Company Stock Options, in order for such holders to pay the exercise price of such options that are outstanding as of October 25, 2025;

(ii) the withholding of shares of Company Common Stock to satisfy tax obligations with respect to Company Equity Awards outstanding as of October 25, 2025;

(iii) the Company’s acquisition of shares of Company Common Stock or Company Equity Awards in connection with the forfeiture of such shares or awards; and

(iv) the exercise, cancellation or conversion of Company Warrants;

•

issue, sell or grant any Company Securities or Company Subsidiary Securities, other than in the Distribution or the issuance of (i) any shares of Company Common Stock upon the exercise of Company Stock Options or Company Warrants, or upon the settlement of vested Company RSUs (in each case, that are outstanding on October 25, 2025); (ii) purchase rights under the ESPP made pursuant to elections in effect on October 25, 2025; and (iii) any Company Subsidiary Securities to the Company;

•	amend any term of any Company or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

•	create, incur, assume or otherwise become liable (whether directly, contingently or otherwise) with respect to any indebtedness for borrowed money or guarantees thereof;

•	issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries;

•	make any loans to, advances to, capital contributions to or investments in any other Person;

•

re-invest any funds or monies in any assets or securities with a credit rating lower than those assets or securities into which such funds or monies are invested as of October 25, 2025, other than advances to its employees and consultants in the ordinary course of business consistent with past practice, and advances of expenses as required under the organizational documents of the Company and its subsidiaries, or under any contract made available to Novartis;

•	except as required by the terms of any Company Employee Benefit Plan as in effect on October 25, 2025, and listed in the Company Disclosure Letter:

(i) with respect to any current or former director, officer, employee or individual independent contractor of the Company or any Company subsidiary, (1) grant, increase or amend any severance, change of control, retention, termination or similar pay, compensation, bonus or benefits; (2) enter into any employment, consulting, severance, retention, change in control, termination, retirement, deferred compensation or other similar agreement (or amend or terminate any such existing agreement); (3) pay any compensation or benefit not provided for under the terms of any Company Employee Benefit Plan as of October 25, 2025; or (4) grant any promotion, other than to fill a vacated role;

(ii) establish, adopt, amend or terminate any Company Employee Benefit Plan;

(iii) recognize any union, works council or similar employee representative; or establish, adopt, amend or terminate any collective bargaining agreements;

(iv) enter into any trust, annuity or insurance contract or similar agreement, or take any other action to fund or otherwise secure the payment of any compensation or benefit;

(v) establish, adopt or enter into any plan, agreement or arrangement, or otherwise commit to, gross up, indemnify or otherwise reimburse any current or former service provider for any Tax incurred by such service provider; or

(vi) hire or engage, or terminate other than for cause, any individual as a director, officer, employee or individual independent contractor, other than in the ordinary course of business consistent with past practice for employees or independent contractors (1) who are not in commercial or marketing roles, and (2) who are below the level of Vice President or whose annual base compensation is less than $200,000 per year;

•	commence any offering or offering period under the ESPP;

•	grant, amend, modify or accelerate the vesting of any Company Equity Awards under any Stock Plan;

•	forgive any loans to directors, officers, employees or any of their Affiliates;

•	enter into any transactions or contracts with any Affiliates or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K;

•

discharge or satisfy any material liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with the terms thereof;

•	accelerate or delay collection in any material respect of notes or accounts receivable outside of their regular due dates, or beyond the ordinary course of business consistent with past practice;

•	delay or accelerate in any material respect payment of any account payable in advance of its due date, or beyond the ordinary course of business consistent with past practice;

•	make any material change in the Company’s methods of accounting, except as required by GAAP, the Exchange Act or applicable SEC rules and regulations;

•	with respect to taxes:

(i) make any material tax election unless consistent with prior practice in filing tax returns;

(ii) change or rescind any material tax election;

(iii) change any annual tax accounting period, adopt or change any material method of tax accounting;

(iv) amend any material tax returns;

(v) extend the statute of limitations with respect to any material tax return (other than an extension for the filing of a tax return that is automatically granted);

(vi) enter into any closing agreement with any Taxing Authority with respect to a material tax;

(vii) settle or compromise any material tax claim, audit or assessment; or

(viii) surrender any right to claim a material tax refund;

•	write up, write down or write off the book value of any assets, in the aggregate, except in accordance with GAAP;

•

compromise, settle or offer or propose to settle, any proceeding, except with respect to matters that (i) involve the payment of monetary damages not in excess of $500,000 per proceeding or $1,000,000 in the aggregate and (ii) do not (1) impose any other obligation or limitation upon and material (individually or in the aggregate) to the Company, any Company subsidiary, Novartis, Merger Sub, or any of their Affiliates, or (2) result in any imposition of any material non-monetary obligation on, or the admission of wrongdoing by, the Company or any of its subsidiaries;

•

commence any proceeding, except (i) routine matters in the ordinary course of business; (ii) cases where the Company consults with Novartis and reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business; or (iii) in connection with any actual or alleged breach of the Merger Agreement;

•

except in connection with any transaction to the extent specifically permitted by any other covenant described in the Merger Agreement, (i) terminate, cancel, assign, renew or agree to any material amendment of, change in or waiver under any Material Contract or any ROFN Purchase Document; (ii) enter into any contract that, if existing on October 25, 2025, would be a Material Contract (except for any statement of work, purchase order or similar ancillary document issued under an existing Material Contract, in each case not in excess of $1,000,000 individually), or amend or modify any such contract; or (iii) amend or modify any contract existing as of October 25, 2025, that would become a Material Contract if such amendment or modification occurs;

•	incur or authorize any capital expenditures or any obligations or liabilities in respect thereof, except in accordance with the capital expenditure budget set out in the Company Disclosure Letter;

•

convene, adjourn or postpone any regular or special meeting of the Company’s stockholders other than an annual meeting of stockholders for purposes of election of directors, ratification of the Company’s auditors, and other routine matters to the extent required by applicable law; however, the Company will use its reasonable best efforts to oppose any stockholder proposal presented at any such meeting, and such efforts shall not require the Board to take any action that would reasonably be expected to result in a breach of their fiduciary duties under applicable law;

•	fail to keep in full force and effect insurance coverage in a manner consistent with past practice with respect to the assets, operations and activities of the Company and its subsidiaries;

•	with respect to intellectual property matters:

(i) extend, amend, condition, restrict, waive, cancel, abandon, withdraw, fail to renew, permit to lapse, modify or otherwise alter any rights in or to any Company Intellectual Property;

(ii) fail to diligently prosecute any material patent application or to maintain any issued patent, in each case, owned by the Company or any Company subsidiary that is included in Company Intellectual Property, or fail to diligently prosecute or maintain any material Company Intellectual Property as to which the Company or any Company subsidiary controls the prosecution or maintenance thereof, as applicable;

(iii) terminate or fail to renew (to the extent renewable at the option of the Company) any contract under which material Company Intellectual Property is licensed to the Company;

(iv) disclose to any third party, other than under a confidentiality agreement or other legally binding confidentiality undertaking, any trade secret or other know-how of the Company that is included in the Company Intellectual Property, in a manner that would result in loss of material trade secret protection thereon, except for any such disclosures made as a result of publication of a patent application or in connection with any required regulatory filing; or

(v) select, update, change, test for safety and marketing purposes or initiate use of any new trademark or any new domain name proposed to be used in connection with any Company Product, including branding, naming or product descriptions that are submitted as part of any review with a Governmental Authority;

•	with respect to clinical trials and non-clinical studies, without first consulting Novartis in good faith:

(i) commence any clinical trial of which Novartis has not been informed prior to October 25, 2025;

(ii) unless mandated by any Governmental Authority, make any material change to, discontinue, terminate or suspend any ongoing clinical study, or withdraw any application for marketing approval of any Company Product from a Regulatory Authority; or

(iii) make any material change to, discontinue, terminate or suspend any ongoing IND-enabling non-clinical study;

•	engage in any transfer of data subject to the U.S. Bulk Data Final Rule;

•	materially revise, alter, update or otherwise change the current plans and designs for the construction being undertaken by or on behalf of the Company at the Callan Road Facility; or

•	agree, resolve or commit to do any of the foregoing actions.

Acquisition Proposals

Under the Merger Agreement, during the Pre-Closing Period, the Company and its subsidiaries have agreed not to, and will not authorize their representatives to, directly or indirectly:

•

solicit, initiate, propose or take any action to knowingly encourage any inquiries or the submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal;

•

except as expressly permitted by the Merger Agreement, enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any Person or “group” (as defined under Section 13(d) of the Exchange Act) any non-public information or data relating to, afford access to the business, personnel, properties, assets, books or records of the Company and its subsidiaries in connection with, or otherwise cooperate with any person with respect to, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

•

grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality, standstill or similar agreement (or any confidentiality, standstill or similar provision of any other contract); provided, that the Company may waive any such standstill or similar provision should the Board determine in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, solely to the extent necessary to permit the applicable person (if such person has not been solicited in breach of the standstill provision) to make a confidential Acquisition Proposal to the Board, conditioned upon such Person agreeing that the Company shall not be prohibited from providing any information to Novartis (including regarding any such Acquisition Proposal) in accordance with, and otherwise complying with, the standstill provision in the Merger Agreement;

•

enter into any letter of intent, contract, commitment or agreement in principle with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or enter into any contract or commitment requiring the Company to abandon, terminate or fail to consummate the Transactions;

•

exempt any Person or “group” (as defined under Section 13(d) of the Exchange Act) from the restriction on “business combinations” or any similar provision contained in applicable takeover provisions or the organizational documents of the Company; or grant a waiver under Section 203 of the DGCL; or

•	resolve, propose or agree to do any of the foregoing.

If, in response to an unsolicited bona fide written Acquisition Proposal made by a Person or “group” after October 25, 2025, in circumstances not involving a breach of the applicable terms of the Merger Agreement, the

Board determines in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) that such Acquisition Proposal constitutes (or could reasonably be expected to lead to) a Superior Proposal and, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, then the Company may, at any time before obtaining the Requisite Company Vote to approve the adoption of the Merger Agreement and the Separation Agreement (but in no event after such time), enter into an Acceptable Confidentiality Agreement with such Person or “group,” and pursuant to such Acceptable Confidentiality Agreement, (i) furnish information and data with respect to the Company and its subsidiaries, and afford access to the business, personnel, properties, assets, books or records of the Company and its subsidiaries, and (ii) enter into, maintain and participate in discussions or negotiations with the Person or “group” making such Acquisition Proposal and its representatives. Upon receipt of such Superior Proposal, the Company will concurrently provide to Novartis any information and data concerning the Company or any Company subsidiary, or access provided to such Person or “group,” that was not previously made available to Novartis. The Company will also provide Novartis with a copy of any Acceptable Confidentiality Agreement as entered into within 24 hours following its execution, and the Company will not terminate, waive or modify any material provision of any Acceptable Confidentiality Agreement.

The Company will, within 24 hours after receipt, notify Novartis of any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; such notification will include the identity of the Person making such Acquisition Proposal, along with a copy of any Acquisition Proposal, inquiry, proposal or offer (or a summary of any oral proposal). Thereafter, the Company will keep Novartis reasonably informed on a reasonably current basis of the status of any such Acquisition Proposal or inquiry, including by providing copies of material documentation and summaries of related substantive communications between the Company and the Person making such proposal or inquiry, within 24 hours of receipt or delivery.

The Board’s Recommendation; Company Adverse Recommendation Change

Recommendation of the Board

As described above, and subject to the provisions described below, the Board unanimously recommends that you vote (1) “FOR” the approval of the Transactions Proposal; (2) “FOR” the approval of the Adjournment Proposal; and (3) “FOR” the approval of the Non-Binding Merger-Related Compensation Proposal.

Company Adverse Recommendation Change

Except as expressly permitted below, neither the Board nor any Board committee will effect any Company Adverse Recommendation Change, nor cause or allow the Company to enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Proposal (a “Specified Agreement”), or resolve or agree to take any such action.

At any time prior to obtaining the Requisite Company Vote to approve the adoption of the Merger Agreement and the Separation Agreement, the Board may effect a Company Adverse Recommendation Change in connection with an Acquisition Proposal or terminate the Merger Agreement to enter into a Specified Agreement, in each case if, and only if:

•	the Company is not in breach of the Merger Agreement with respect to the Acquisition Proposal that is the subject of such Company Adverse Recommendation Change or Specified Agreement;

•

the Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to make the Company Adverse Recommendation Change or that termination of the Merger Agreement to enter into a Specified Agreement would be inconsistent with the Board’s fiduciary duties under applicable law;

•	the Company has given Novartis written notice of the Board’s intention to make a Company Adverse Recommendation Change or to terminate the Merger Agreement to enter into a Specified Agreement not earlier than 11:59 p.m., New York City time, on the fourth Business Day after Novartis receives such written notice; and

•

the Company shall have complied with the following conditions: (1) prior to giving effect to clauses (3) through (5), the Board shall have determined that such Acquisition Proposal is a Superior Proposal; (2) the Company shall have provided to Novartis information about such Acquisition Proposal in accordance with the Merger Agreement; (3) the Company shall have negotiated in good faith with Novartis during the four Business Day-period following delivery of the above notice with respect to proposed revisions to the Merger Agreement, such that the Acquisition Proposal would no longer constitute a Superior Proposal; (4) after considering the results of negotiations with Novartis and taking into account the proposals made by Novartis, if any, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, the Board shall have determined in good faith that such Acquisition Proposal remains a Superior Proposal, and that the failure to make the Company Adverse Recommendation Change or terminate the Merger Agreement to enter into a Specified Agreement would be inconsistent with its fiduciary duties under applicable law; and (5) if the Company intends to terminate the Merger Agreement to enter into a Specified Agreement, it shall only do so if it is not in breach of the Merger Agreement with respect to such Acquisition Proposal.

At any time prior to obtaining the Requisite Company Vote to approve the adoption of the Merger Agreement and the Separation Agreement, the Board may make a Company Adverse Recommendation Change with respect to an Intervening Event, if and only if:

•

the Board determines in good faith, after consultation with its outside legal counsel, that the failure to make the Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable law;

•

Novartis shall have received from the Company written notice not later than 11:59 p.m., New York City time, on the fourth Business Day prior to the making of any Company Adverse Recommendation Change, describing the Intervening Event in reasonable detail;

•

during the fourth Business Day period provided in the above clause, the Company shall have negotiated in good faith with Novartis, to the extent Novartis wants to negotiate, with respect to any proposed revisions to the Merger Agreement or other proposals made by Novartis that would obviate the requirement to make a Company Adverse Recommendation Change; and

•

after considering the results of negotiations with Novartis and taking into account the proposals made by Novartis, after consultation with its outside legal counsel, the Board shall have determined in good faith that the failure to make the Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable law.

However, nothing in this section prohibits the Company from (i) taking and disclosing a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act; (ii) complying with Item 1012(a) of Regulation M-A under the Exchange Act; or (iii) making any disclosure that constitutes a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act. None of the actions described in this paragraph shall be considered a Company Adverse Recommendation Change.

Special Meeting

The Company has agreed to duly call, give notice of, convene and hold the Special Meeting for the purpose of obtaining the Requisite Company Vote to approve the adoption of the Merger Agreement and the Separation Agreement with a Record Date and meeting date to be selected after reasonable consultation with Novartis as promptly as practicable, but in no event later than ten days, after the date on which the Registration Statement has become effective, unless the conditions for a Permitted Third Party Sale have been satisfied, in which case as promptly as practicable, and in no event later than ten days, after the date on which such Permitted Third Party Sale has been consummated in accordance with the Merger Agreement.

The adoption of the Merger Agreement, the Separation Agreement and other proposals described in the notice to which this proxy statement is attached (including, for the avoidance of doubt, adjournments proposed in compliance with the Merger Agreement or any non-binding advisory vote required under applicable law) will be the only matters that the Company will propose to be acted on by the Company’s stockholders at the Special Meeting.

Filings; Other Actions; Notification

Cooperation of the Parties

The Company, Novartis and Merger Sub have agreed to use their reasonable best efforts to take, or cause to be taken, and to do, or cause to be done, all things necessary, proper or advisable to consummate the Transactions in the most expeditious manner practicable, including:

•

cooperating in with each other in connection with any filing or submission to any Governmental Authority, and in connection with any investigation or other inquiry by any Governmental Authority, in each case with respect to the Transactions;

•	obtaining as promptly as practicable and maintaining all authorizations necessary or advisable to be obtained from any Governmental Authority;

•

defending or contesting any judicial or administrative proceedings that challenge the Merger Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority in respect of any such proceeding vacated or reversed;

•	promptly notifying the other party of any communication with any Governmental Authority with respect to the Transactions;

•	keeping the other party informed as to the status of any such request, inquiry, investigation, proceeding or other communication;

•	providing the other party with a reasonable opportunity to review any proposed communication or filing to any Governmental Authority with respect to the Transactions;

•

not agreeing to participate in any substantive meeting with any Governmental Authority, in respect of any filing, investigation, inquiry or proceeding concerning the Merger Agreement or the Transactions, without first consulting with the other party and, if permitted, giving the other party the opportunity to attend; and

•

furnishing the other party with copies of all correspondence and filings (which may be redacted under specified circumstances) with any such Governmental Authority with respect to the Merger Agreement or the Transactions, except for the parties’ HSR filings.

The parties have further agreed that Novartis, upon reasonable consultation with the Company, will (i) control the strategy and timing for, and make all decisions (and will take the lead in all meetings and communications with any Governmental Authority) for obtaining any authorizations from any Governmental Authority in connection with the Transactions and (ii) control the overall development of the positions to be taken and any regulatory actions to be requested in any filing or submission with a Governmental Authority in connection with obtaining any authorizations with respect to the Transactions and in connection with any investigation or other inquiry or proceeding by or before, or any negotiations with, a Governmental Authority relating to the foregoing.

Antitrust Clearance

In furtherance of the above, the Company and Novartis will, as promptly as practicable but within 20 Business Days after October 25, 2025, file any forms necessary pursuant to the HSR Act and any other applicable antitrust law or foreign investment laws with respect to the Transactions, with such filings being completed on November 21, 2025. The Company and Novartis were required to use their reasonable best efforts to enable the applicable waiting periods to terminate or expire and obtain any required authorizations under such antitrust laws as soon as practicable. Notwithstanding the foregoing, Novartis was allowed to cause its filing under the HSR Act to be withdrawn and refiled to provide the applicable Governmental Authority with additional time to review any of the Transactions; however, no party shall consent otherwise to any voluntary delay of the consummations of the Transactions. On December 17, 2025, the FTC granted a request for the early termination of the waiting period under the HSR Act.

Notification and Access to Information

During the Pre-Closing Period, the Company, Novartis and Merger Sub agreed to give each other prompt notice of (i) any proceedings commenced or, to such party’s knowledge, threatened, by or against, relating to or involving, or otherwise affecting the Company, any Company subsidiary, Novartis or any of Novartis’s controlled Affiliates, that relate to the Merger Agreement or the consummation of the Transactions; (ii) anything that would reasonably be expected to lead to any of the conditions to Closing described in the section of this proxy statement entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 121; and (iii) any other communication alleging that third-party consent may be required in connection with any of the Transactions.

During the Pre-Closing Period, subject to applicable law, the Company also agreed to (i) promptly inform Novartis in writing of material submissions or correspondence to Regulatory Authorities related to the Company Platform or Company Products; (ii) provide Novartis a reasonable opportunity to consult on and review any proposed submissions to or filings with Regulatory Authorities, and any material correspondence with Regulatory Authorities, and consider input from Novartis in good faith; (iii) promptly inform and provide copies to Novartis of certain authorizations received from Regulatory Authorities relating to the Company Products, and of any safety or quality reports relating to the Company Platform or Company Products; and (iv) upon the Company becoming aware any inspections or audits by a Regulatory Authority relating to the Company Platform or Company Products, promptly inform Novartis of, provide a copy or written report of the findings of, and consider in good faith Novartis’s comments regarding any such inspections or audits.

During the Pre-Closing Period, subject to applicable laws, legal privileges, fiduciary duties or binding agreements relating to the exchange of information, the Company agreed to, (i) upon reasonable request and at Novartis’s expense, (1) grant Novartis, Merger Sub and their respective representatives reasonable access to its officers, employees, agents, properties, facilities, books, records, contracts and other assets and (2) promptly furnish to Novartis, Merger Sub and their respective representatives copies of all existing financial, operating and other information; and (ii) at the reasonable request of Novartis, use reasonable best efforts to facilitate site visits by any of Novartis, Merger Sub or their respective representatives at any third-party contract manufacturer facility of the Company or any Company subsidiary. The Company has also agreed to take further actions as set forth in the Company Disclosure Letter.

Employee Benefits

For a period of one year immediately following the Closing Date, but not beyond the date on which a Continuing Employee’s (as defined below) employment with the Company or any of its subsidiaries terminates (the “Continuation Period”), Novartis will provide, or cause one of its Affiliates (including after the Closing, the Company and its subsidiaries) to provide, each individual employed by the Company or any of its subsidiaries immediately prior to the Closing who is retained by Novartis (after giving effect to the Spin-Off) (each, a “Continuing Employee”) with (i) the base salary or hourly wages and annual cash bonus targets that are, in each case, at least equal to those provided to the Continuing Employee immediately prior to the Closing, and (ii) retirement, health and welfare benefits (excluding any change in control, transaction, retention, equity or equity-based compensation, severance, termination protection, defined benefit pension, deferred compensation, retiree health or welfare, or other similar compensation or benefits) that are substantially comparable in the aggregate to either (1) the employee benefits provided to the Continuing Employee immediately prior to the Closing or (2) in the discretion of Novartis, employee benefits provided to similarly-situated new hire employees of Novartis and its Affiliates.

The Merger Agreement does not prohibit Novartis or any of its Affiliates (including, after the Closing, the Company or any of its subsidiaries) from terminating the employment of any Continuing Employee during the Continuation Period. The obligations of Novartis and its Affiliates with respect to any Continuing Employee engaged outside of the United States through an employer of record will be subject to the terms and conditions of the applicable contract with the employer of record and will be modified accordingly to the extent necessary to comply with such terms and conditions. For the one-year period following the Closing Date, Novartis will, or will cause its applicable Affiliate (including, following the Closing, the Surviving Corporation) to, provide each Continuing Employee with severance benefits described in the Company Disclosure Letter.

Following the Effective Time, Novartis will, subject to applicable laws, give each Continuing Employee full credit for prior service with the Company and its subsidiaries for purposes of vesting and eligibility to participate in employee benefit plans maintained by Novartis or its Affiliates for which the Continuing Employee is otherwise eligible to participate (but such service credit shall not be provided for purposes of benefit accrual, except for vacation and severance, as applicable); however, service of a Continuing Employee prior to the Effective Time will not be recognized for any purpose, including any entitlement to participate in or receive benefits with respect to, any equity or equity-based plans or compensation, any retiree medical programs or other retiree welfare benefit programs, any defined benefit plan or any frozen or grandfathered benefit or frozen or grandfathered plan maintained by Novartis or its Affiliates. If the Effective Time occurs prior to the date on which the Company pays annual bonuses for calendar year 2025, such annual bonuses will be treated in accordance with the terms of the Merger Agreement. In no event shall anything contained in this section result in any duplication of benefits.

Novartis will use reasonable best efforts (i) to waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Company or any Company subsidiary applicable to such Continuing Employee prior to the Effective Time and (ii) either to (1) recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs, or (2) pro-rate annual deductibles and out-of-pocket limits under its medical and dental plans for Continuing Employees for the portion of the calendar year containing the Closing Date in which they participate in such plans.

Neither Novartis nor any of its Affiliates will be obligated to continue to employ any Continuing Employee following the Effective Time. Novartis or its Affiliates may revise, amend or terminate any Company Employee Benefit Plan or any other employee benefit plan, program or policy in effect from time to time. Nothing in the Merger Agreement shall be construed as an amendment of any Company Employee Benefit Plan or any employee benefit plan, program or policy of Novartis and its Affiliates, nor does the Merger Agreement create any third-party beneficiary rights or obligations in any Person (including any current or former service provider or employee of Novartis or any of its Affiliates (or any beneficiaries or dependents thereof)).

The provisions of this section applicable to Continuing Employees will not, in any event, apply to any employee of the Company or any Company subsidiary whose employment has been terminated and who is later employed by Novartis, the Surviving Corporation or any of their respective subsidiaries.

All formal written communications to the officers or employees of the Company and its subsidiaries regarding employment, compensation or benefit matters that relate to the Transactions or are affected by the Merger Agreement will be subject to Novartis’s prior consent (not to be unreasonably withheld, conditioned or delayed), unless such communication is to SpinCo Employees (as defined in the section of this proxy statement entitled “The Separation Agreement—Employee Matters” beginning on page 138) and does not relate to the

Merger Agreement, compensation or benefit matters addressed in the Separation Agreement or the Transactions. The Company must provide Novartis with a copy of the intended communication, which Novartis will have a reasonable period of time to review and provide comments on; provided, that such review and comments are not unreasonably withheld, conditioned or delayed. Any related group oral presentations must be consistent with such formal written communications in all material respects.

The Company Disclosure Letter additionally provides that the Company may do the following:

•

if Closing has not occurred by March 1, 2026, the Company may make its annual long-term incentive award grants in connection with the Company’s annual performance award cycle in the ordinary course consistent with past practice (the “2026 LTI Awards”), and the grant date fair value of all such awards on an aggregated basis shall not exceed $130,000,000. The 2026 LTI Awards will be granted in the form of Company RSUs, and will vest in equal, monthly installments over the four-year period following the applicable grant date. Any portion of a 2026 LTI Award held by a Company or SpinCo employee as of immediately prior to the Effective Time that has vested pursuant to the time-based vesting schedule will be subject to the same treatment as other Company RSUs, and, as of the Effective Time, any then-unvested portion of the 2026 LTI Awards will be cancelled for no consideration as of the Effective Time and will not be eligible for settlement of a Make Whole Award (as defined in the section of this proxy statement entitled “The Separation Agreement—Employee Matters” beginning on page 138);

•

if Closing has not occurred by January 1, 2026, the Company may increase the target annual bonus applicable to the Chief Executive Officer of the Company for the 2026 calendar year to 70% of her annual base salary;

•

the Company and its subsidiaries may establish a cash-based special bonus program, with up to 100 individuals (excluding any executive officers of the Company) to receive awards, each individual award not to exceed $150,000, with the aggregate amount of all bonuses awarded not to exceed $12,000,000 in the aggregate. Any awards granted under this program shall vest and become payable as follows: 50% on the Closing Date and 50% six months after the Closing Date, with the post-Closing portion subject to individual performance goals for anyone whose aggregate award exceeds $100,000;

•

the Company may grant Company RSUs to address promised equity awards in offer letters with recently-hired employees, which have not yet been granted (the “New Hire RSUs”). The New Hire RSUs granted will be subject to vesting in equal, annual installments over the four-year period following the applicable grant date. At the Effective Time, each then-outstanding award of New Hire RSUs will be converted at the Effective Time into a cash award, and New Hire RSUs will not be eligible for settlement of a Make Whole Award; and

•

the Company may enter into offer letters that provide for a deferred cash award (“New Hire Cash Award”), with an economic value determined in the ordinary course of business consistent with the Company’s past practice for new hires at the same level. Any New Hire Cash Award shall have a vesting schedule consistent with the Company’s past practice.

Indemnification of Officers and Directors

The Merger Agreement provides for certain indemnification and insurance rights in favor of current, former and incoming directors and officers of the Company and its subsidiaries who serve in such capacities at or prior to the Effective Time (collectively, the “indemnitees”). Specifically, Novartis and Merger Sub have agreed that all rights and obligations to indemnification, advancement of expenses and exculpation from liabilities for acts and omissions occurring at or prior to the Effective Time by the Company now existing in favor of indemnitees as provided in the Company’s organizational documents or pursuant to any other contracts set forth in the Company Disclosure Letter and made available to Novartis, will survive the Merger, continue in full force and effect in accordance with their respective terms and for a period of six years following the Effective Time.

From the Effective Time until the sixth anniversary of the Closing Date, the Surviving Corporation will, and Novartis will cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance policies in respect of acts or omissions occurring on or prior to the Effective Time covering each such Person currently covered by the Company’s officers’ and directors’ liability insurance policies or provide substitute policies for such Persons currently covered by the Company’s officers’ and directors’ liability insurance, in either case, on terms with respect to coverage and amount no less favorable than those of such policies in effect on October 25, 2025. However, the maximum aggregate annual premium for such “tail” insurance policies will not exceed 300% of the last aggregate annual premium the Company paid. If such insurance is unavailable or the premiums for such insurance would at any time exceed such maximum amount, then the Surviving Corporation will cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to such maximum amount.

Spin-Off Agreements

Unless the conditions for a Permitted Third Party Sale under the Merger Agreement have previously been satisfied, the Company will consummate the Distribution and the other transactions contemplated as a part of the Separation in accordance with the terms and conditions of the Separation Agreement, the License Agreement and the Transition Services Agreement (collectively, the “Spin-Off Agreements”), the Merger Agreement and in compliance with applicable laws. For more information, see the section of this proxy statement entitled “The Separation Agreement” beginning on page 129.

The Company will use its reasonable best efforts to cause SpinCo to submit to or confidentially file with the SEC a Registration Statement (or Form S-1 if the Company so determines after consultation with Novartis) to register the SpinCo Common Stock to be issued with the Spin-Off within 60 days after October 25, 2025. The Company will submit to or file with the SEC such Registration Statement no later than 90 days after such date (or such other date mutually agreed by the parties). Among other things, the Company will:

•

timely provide drafts of the Registration Statement to Novartis for review and comment (which comments will be considered by the Company in good faith) and give Novartis and its counsel a reasonable opportunity to review and comment on such drafts;

•

upon receipt of any comments from the SEC regarding the Registration Statement, promptly notify Novartis and provide a copy of such SEC comments for Novartis’s review and feedback (which the Company will consider in good faith);

•	use reasonable best efforts to respond to all comments of the staff of the SEC and file all necessary amendments to the Registration Statement as promptly as possible;

•

use reasonable best efforts to seek effectiveness of the Registration Statement as promptly as practicable, and thereafter will use its reasonable best efforts to maintain the effectiveness of the Registration Statement;

•	cause the information statement and/or prospectus relating to the Distribution to be mailed or made available to the Company’s stockholders; and

•	use reasonable best efforts to cause Nasdaq to list the SpinCo Common Stock prior to the Distribution Effective Time.

If at any time prior to the Distribution, any information relating to the Company, Novartis, SpinCo or any of their respective Affiliates, officers or directors is discovered by the Company or Novartis that should be included in the Registration Statement so that such statement does not include any untrue statement of material fact or omit to state a material fact required to be stated therein, the party that discovers such information will promptly notify the other party, and the Company will file an amendment or supplement, as applicable, with the SEC describing such information. To the extent required by applicable law, the Company will disseminate such information to the Company’s stockholders.

Transaction Litigation

The Company has agreed to promptly (and in any event within two Business Days) advise Novartis in writing upon becoming aware of any suits, claims, actions, proceedings, arbitrations, mediations, investigations, litigation, hearings, demands, or informal inquiries or requests by subpoena for documents asserted, threatened or commenced against the Company or any of its directors or officers in such individual’s capacity as such, by any stockholder of the Company (in the stockholder’s capacity as such) or through a derivative action challenging or seeking to restrain or prohibit the consummation of the Transactions (“Transaction Litigation”). The Company has also agreed to keep Novartis informed on a reasonably prompt basis regarding any such Transaction Litigation. In addition, the Company will give Novartis the opportunity to (a) participate in the defense, prosecution, settlement or compromise of any Transaction Litigation, and (b) consult with counsel to the Company regarding the defense, prosecution, settlement or compromise with respect to any such Transaction Litigation. For purposes of this provision, “participate” means that Novartis will be kept reasonably apprised, on a reasonably prompt basis, of proposed strategy and other significant decisions with respect to the Transaction Litigation, and Novartis may offer comments or suggestions with respect to such Transaction Litigation which the Company will consider in good faith; provided, that the Company will not settle or compromise, or agree to settle or compromise, any Transaction Litigation without Novartis’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed), and the Company will not file any supplemental disclosures to moot or otherwise address the claims in any proceeding without giving Novartis the opportunity to offer comments or suggestions which the Company will consider in good faith.

Conditions to the Closing of the Merger

The respective obligations of the Company, Novartis and Merger Sub to consummate the Merger are subject to the completion of the Spin-Off and satisfaction or, to the extent permitted by applicable law, waiver on or prior to the Closing Date of each of the following conditions:

•	the Merger Agreement and the Separation Agreement must have been duly approved by the holders of a majority of the shares of Company Common Stock entitled to vote on the Transactions Proposal;

•

no law will have been enacted or deemed applicable to the Merger issued by any Governmental Authority of competent jurisdiction which makes the consummation of the Merger illegal, and no judgment preventing the consummation of the Merger will have been issued by any Governmental Authority of competent jurisdiction and remain in effect (the “Judgment/Illegality Condition”);

•

any waiting period (and any extension thereof entered into in compliance with the Merger Agreement, including under any agreement between a party and a Governmental Authority agreeing not to consummate the Merger prior to a certain date entered into in compliance with the Merger Agreement) applicable to the consummation of the Merger under the HSR Act will have expired or been terminated, and certain other matters described in the Merger Agreement that may trigger applicable antitrust laws in the Springing Jurisdictions have not occurred (the “Joint Antitrust Condition”);

•

unless a Permitted Third Party Sale has been consummated, the Registration Statement will have become effective under the Exchange Act and will not be the subject of any stop order or similar proceeding under the Exchange Act, and no proceeding for that purpose will have been initiated or overtly threatened by the SEC and not concluded or withdrawn; and

•

either (i) the Spin-Off and the Separation must have been completed in accordance with the Spin-Off Agreements, or (ii) a Permitted Third Party Sale has been consummated (with Novartis’s prior written consent) in accordance with definitive agreements entered into for such Permitted Third Party Sale.

The obligations of Novartis and Merger Sub to consummate the Merger are subject to the completion of the Spin-Off and satisfaction or, to the extent permitted by applicable law, waiver on or prior to the Closing Date of each of the following conditions:

•

no matter described in Merger Agreement that may trigger the Springing Jurisdictions will have occurred (the “Company Antitrust Condition,” and together with the Judgment/Illegality Condition and the Joint Antitrust Condition, the “Antitrust and Judgment/Illegality Conditions”);

•

the Company’s representations and warranties regarding (i) the organization and good standing of the Company; (ii) the Company’s capital structure as it relates to Company Common Stock, Company Equity Awards and Company Warrants; (iii) the Company’s corporate authority and approval regarding the Merger and the Transaction Documents; (iv) the Company’s subsidiaries; (v) the disclosure of broker’s and finder’s fees; (vi) the opinions of the financial advisors to the Company; (vii) certain specified disclosures regarding the Company’s intellectual property; (viii) the Company and its subsidiaries’ compliance with healthcare laws and certain disclosures relating to any adverse event findings (as such term is defined in 21 C.F.R. 312.32) and FDA submissions, authorizations and reports in accordance with the Merger Agreement; (ix) the Board’s actions relating to any takeover provisions; and (x) certain representations relating to the development of technologies critical to National Security; must be true and correct in all material respects when made and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

the Company’s representations and warranties regarding capitalization (with specified exceptions) must be true and correct in all respects (other than de minimis inaccuracies) when made and as of the Closing Date (as though made on and as of such date), except to the extent expressly made as of an earlier date, in which case as of such earlier date;

•	the Company’s representation that no Company Material Adverse Effect has occurred since December 31, 2024, must be true and correct in all respects as of October 25, 2025, and as of the Closing Date;

•

the Company’s other representations and warranties must be true and correct without giving effect to any limitation on any representation or warranty indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially” when made and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be so true and correct has not or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•	the Company must have performed and complied with, in all material respects, all obligations, agreements and covenants required by the Merger Agreement;

•	since October 25, 2025, no Company Material Adverse Effect will have occurred; and

•

the Company must have furnished Novartis with a certificate signed on behalf of the Company by the Company’s chief executive officer or chief financial officer, dated as of the Closing Date, certifying the satisfaction by the Company of certain conditions described above and specified in the Merger Agreement.

The obligations of the Company to effect the Merger are also subject to the satisfaction or, to the extent permitted by applicable law, waiver on or prior to the Closing Date of each of the following conditions:

•

Novartis’s and Merger Sub’s representations and warranties regarding organization, good standing and qualifications of Novartis and Merger Sub and the corporate authority and approval with regard to the Merger and the Merger Agreement; and the disclosure of broker’s and finder’s fees must be true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

the other representations and warranties of Novartis and Merger Sub must be true and correct without giving effect to any limitation on any representation or warranty indicated by the words “Parent Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially” as of the date of the Merger Agreement and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representations and warranties to be so true and correct has not or would not be reasonably expected to, have, individually or in the aggregate, a Parent Material Adverse Effect;

•

Novartis must have performed and complied with, in all material respects, all of the obligations, agreements and covenants required to be performed or complied with by it under the Merger Agreement; and

•

Novartis must have furnished the Company with a certificate signed on behalf of Novartis by a duly authorized representative of Novartis, dated the date of the Closing Date, certifying the satisfaction by Novartis of the conditions described above.

ROFN

Pursuant to the terms of the Merger Agreement and the ROFN Side Letter, the Company is permitted to enter into the ROFN Purchase Documents and consummate the ROFN Sale (notwithstanding any other provision of the Merger Agreement which requires Novartis’s written consent).

Additionally, the Company will:

•

not disclose any information of the Company or any of its subsidiaries related to the RemainCo Business, any RemainCo Assets or RemainCo Liabilities (each, as defined in the section of this proxy statement entitled “The Separation Agreement—Transfer of Assets and Assumption of Liabilities” beginning on page 129);

•

keep Novartis informed of developments in connection with the potential ROFN Sale, including by promptly providing Novartis with the ROFN Notice, the ROFN Exercise Notice, drafts of any ROFN Purchase Agreement or ROFN Purchase Documents and summaries of substantive communications between the Company and the ROFN Holder relating to the ROFN;

•	regularly discuss with and promptly respond to Novartis’s reasonable requests for updates on the status of the potential ROFN Sale;

•

if the Company enters into the ROFN Purchase Documents, (i) use reasonable best efforts to ensure that the ROFN Sale is consummated prior to the Closing Date and (ii) timely satisfy any conditions precedent contemplated in the ROFN Purchase Documents; and

•

provide Novartis with prompt written notice of any material default or material breach (or any event that, with or without notice, lapse of time or both, would give rise to any material default or material breach) under the ROFN Purchase Documents that would reasonably be expected to result in the termination of the ROFN Purchase Agreement or any rights with respect to the ROFN or the incurrence of a material liability or other material obligation of the Company.

If a ROFN Sale is consummated, SpinCo would receive less than all of the SpinCo Business, and in the event of the Distribution, you would receive the same number shares of SpinCo Common Stock regardless of the ROFN Sale and separately receive Permitted Sale Proceeds in connection with the ROFN Sale. The value of the SpinCo Business and the value received upon a ROFN Sale is uncertain and may be higher or lower than the value that has been ascribed to SpinCo assuming receipt of 100% of the SpinCo Business.

If the Company or SpinCo does not enter into definitive agreements to effect the ROFN Sale (in accordance with the terms of the ROFN Side Letter), then the Company will cease all discussions with the ROFN Holder regarding the ROFN Assets and the potential ROFN Sale. Thereafter, the Company may no longer agree or enter into any arrangement in respect of a ROFN Sale.

The ROFN Sale will not include any RemainCo Assets (as defined in the section of this proxy statement entitled “The Separation Agreement—Transfer of Assets and Assumption of Liabilities” beginning on page 129) or impose any obligations or other liabilities on the Surviving Corporation or its Affiliates after the Closing (unless expressly set forth in the Spin-Off Agreements). The ROFN Sale will in no event delay the Company’s obligation to effect the Spin-Off in accordance with the Spin-Off Agreements and the Merger Agreement; provided, that the ROFN Assets may be sold to the ROFN Holder prior to or following the Spin-Off, and the proceeds from such ROFN Sale subsequently distributed to the Company’s stockholders pursuant to the terms of the Merger Agreement as Permitted Sale Proceeds.

Permitted Third Party Sale

Any Permitted Third Party Sale will: (i) not delay the Company’s obligations to conduct the Spin-Off in accordance with the Spin-Off Agreements and the Merger Agreement; (ii) be consummated on the same terms as the Spin-Off Agreements; (iii) not include any assets of the Company that would constitute RemainCo Assets (as defined in the section of this proxy statement entitled “The Separation Agreement—Transfer of Assets and Assumption of Liabilities” beginning on page 129) (except that the Distribution of SpinCo by the Company to its stockholders shall be replaced by the sale of SpinCo by the Company to such third party as contemplated by the Separation Agreement and except for the payment of an agreed purchase price to the Company for SpinCo); (iv) not impose any obligations or other liabilities on the Surviving Corporation or any of its Affiliates after the Closing other than those expressly set forth in the Spin-Off Agreements, or include provisions that adversely impact the Surviving Corporation or its businesses; (v) include a full release of claims relating to the Transactions by such third-party acquirer in favor of the Company and its Affiliates; and (vi) be completed within 60 days from the date the definitive agreement to effect the Permitted Third Party Sale is entered into. In the event of a distribution of Permitted Sale Proceeds prior to the Effective Time, as soon as practicable following such distribution, the Company shall pay each holder of Company Equity Awards as of the record date used by the Company for such distribution an amount in cash from the Permitted Sale Proceeds, subject to applicable tax withholding, equal to the product of (x) the aggregate number of shares of Company Common Stock underlying the outstanding Company Equity Awards held by such holder as of such record date (whether vested or unvested) and (y) the per share amount payable to the Company’s stockholders in such distribution.

For more information, please refer to the section of this proxy statement entitled “The Separation Agreement—Overview” beginning on page 129.

Termination; Expenses

Termination

The Merger Agreement may be terminated at any time prior to the Effective Time as follows:

(a) by mutual written consent of Novartis and the Company at any time prior to the Effective Time;

(b) by either the Company or Novartis by written notice to the other, if:

(i) the Effective Time has not occurred on or prior to the Outside Date; provided, that the Outside Date will be automatically extended for one additional period of three months, ending no later than 5:00 p.m. New York City time on October 26, 2026, in the event that as of the then-scheduled Outside Date, the conditions to each party’s obligation to effect the Merger (other than (1) the Antitrust and Judgment/Illegality Conditions, in each case solely in respect of the expiration or termination of any waiting periods under the HSR Act and the Springing Jurisdictions, if applicable, or (2) the conditions for the Requisite Company Vote, Spin-Off Registration or the Spin-Off or Permitted Third Party Sale) have been satisfied or waived by Novartis or Merger Sub, to the extent waivable (other than conditions that by their nature are to be satisfied at the Closing, each of which is then capable of being satisfied); provided further, that the right to terminate the Merger Agreement under this paragraph (b)(i) will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the primary cause of, or resulted in, the failure of the Effective Time to have occurred on or prior to the Outside Date; or

(ii) any final, non-appealable judgment preventing the consummation of the Merger has been issued by any Governmental Authority of competent jurisdiction and remain in effect or there is any law enacted or deemed applicable to the Merger by any Governmental Authority of competent jurisdiction that makes consummation of the Merger permanently illegal; provided, that a party may not terminate the Merger Agreement under the provision described in this paragraph (b)(ii) if the judgment or law preventing or making permanently illegal the consummation of the Merger under this paragraph (b)(ii) was primarily caused by or the result of the failure of such party to perform any of its obligations under the Merger Agreement;

(c) by Novartis by written notice to the Company at any time prior to the Effective Time, if:

(i) the Board has made a Company Adverse Recommendation Change any time prior to obtaining the Requisite Company Vote to approve the adoption of the Merger Agreement and the Separation Agreement; or

(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company, as set forth in the Merger Agreement, has occurred, that would cause the Company’s representations and warranties and the Company’s performance obligations, as applicable, not to be satisfied; provided that, if such a breach is curable by the Company within the earlier of the Outside Date and 20 Business Days after the date Novartis gives the Company notice of such breach, then Novartis may not terminate on account of such breach unless such breach remains uncured upon the earlier of such dates; provided further that Novartis will not be entitled to terminate the Merger Agreement under the provision described in this paragraph (c)(ii) if either Novartis or Merger Sub is in breach of its obligations under the Merger Agreement such that the Company would be entitled to terminate the Merger Agreement, as set forth in paragraph (d)(ii) below;

(d) by the Company by written notice to Novartis at any time prior to the Effective Time:

(i) at any time prior to obtaining the Requisite Company Vote to approve the adoption of the Merger Agreement and the Separation Agreement, in order to accept a Superior Proposal and enter into the Specified Agreement relating to such Superior Proposal, if (1) such Superior Proposal did not result from any breach of the Company’s non-solicitation obligations under the Merger Agreement with respect to such Superior Proposal and any Acquisition Proposal that was a precursor thereto, (2) the Board, after satisfying all of the requirements to effect a Company Adverse Recommendation Change, has authorized the Company to enter into a Specified Agreement, and (3) the Company has paid the Termination Fee (as described in the section of this proxy statement entitled “The Merger Agreement—Termination; Expenses—Company Termination Fee” beginning on page 126) and has entered into the Specified Agreement concurrently with the termination of the Merger Agreement; or

(ii) if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Novartis or Merger Sub set forth in the Merger Agreement has occurred, which breach or failure to perform has a Parent Material Adverse Effect; provided, that if such a breach is curable by Novartis within the earlier of the Outside Date and 20 Business Days after the date the Company gives Novartis notice of such breach, then the Company may not terminate the Merger Agreement on account of such breach unless such breach remains uncured upon the earlier of such dates; provided further, that the

Company will not be entitled to terminate under the provision described in this paragraph (d)(ii) if the Company is in breach of its obligations under the Merger Agreement such that Novartis would be entitled to terminate the Merger Agreement under paragraphs (c)(i) or (c)(ii) above.

Effect of Termination

If the Merger Agreement is terminated in accordance with its terms, the Merger Agreement will be of no further force or effect without liability of any party (or any stockholder or representative of such party) to each other party, except that (i) certain specified provisions and definitions of the Merger Agreement will survive, including those relating to the Company’s Termination Fee and Novartis’s Reverse Termination Fee (each, as described below) and (ii) none of Novartis, Merger Sub or the Company will be relieved or released from any liabilities or damages (which, in the case of liabilities or damages payable by Novartis and Merger Sub, the parties acknowledge and agree may include, to the fullest extent permitted by Section 261(a)(1) of the DGCL, amounts representing or based on the loss of any premium or other economic entitlement the Company’s stockholders would be entitled to receive under the Merger Agreement if the Closing were to occur) arising out of any common law fraud or Willful Breach of the Merger Agreement or any other agreement delivered in connection with the Merger Agreement.

Expenses

Except as set forth in the Merger Agreement and summarized below, all expenses incurred in connection with the Merger Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Transactions are consummated; provided, that Novartis will pay all filing fees required in connection with the Merger pursuant to the HSR Act or applicable pursuant to Schedule I to the Merger Agreement.

Company Termination Fee

The Company will pay to Novartis a fee of $450 million (the “Termination Fee”) if:

(a)

Novartis terminates the Merger Agreement under the provisions described in paragraph (c)(i) in the section of this proxy statement entitled “The Merger Agreement—Termination; Expenses—Termination” beginning on page 124;

(b)

the Company terminates the Merger Agreement under the provisions described in paragraph (d)(i) in the section of this proxy statement entitled “The Merger Agreement—Termination; Expenses—Termination” beginning on page 124; or

(c)

(i) Novartis or the Company terminates the Merger Agreement under the provisions described in paragraph (b)(i) in the section above, or by Novartis under the provisions described in paragraph (c)(ii) in the section of this proxy statement entitled “The Merger Agreement—Termination; Expenses—Termination” beginning on page 124; (ii) after October 25, 2025, an Acquisition Proposal is made to the Company or publicly made directly to the Company’s stockholders or otherwise publicly disclosed, and not withdrawn (in the case of an Acquisition Proposal that has been communicated directly to the Company’s stockholders or publicly disclosed, publicly withdrawn) prior to the date of such termination of the Merger Agreement; and (iii) the Company or any of its subsidiaries consummates an Acquisition Proposal within 12 months after such termination or enters into a definitive agreement within 12 months after such termination to effect an Acquisition Proposal, in each case under this item (iii), replacing “20%” in the definition of Acquisition Proposal with “50%.”

Except in the case of common law fraud or a Willful Breach, payment of the Termination Fee is deemed to be liquidated damages for any and all losses or damages incurred by Novartis, Merger Sub, any of their respective Affiliates or any other Person in connection with the Merger Agreement (and the termination thereof), the Transactions or any matter forming the basis for such termination, and none of Novartis, Merger Sub, any of their respective Affiliates or any other Person will be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates for damages or any equitable relief arising out of or in connection with the Merger Agreement, any of the Transactions or any matters forming the basis for such termination.

Notwithstanding the foregoing, nothing in this section of the proxy statement entitled “The Merger Agreement—Termination; Expenses” beginning on page 124 will prevent, limit or otherwise restrict the right of Novartis and Merger Sub to bring or maintain any claims arising out of the Company’s common law fraud or Willful Breach of any provision of the Merger Agreement (or any other agreement or certificate delivered in connection therewith) and any Termination Fee paid to Novartis under the Merger Agreement will be offset against any award for damages given to Novartis pursuant to any claim for fraud or Willful Breach. Any Termination Fee paid by the Company under this section is payable only once and not in duplication, even if such payment is payable under one or more provisions. If the Company fails to make payment of any amount payable under this section within the applicable time period, and Novartis commences a proceeding to collect such amount, the Company will reimburse Novartis for its fees and expenses, including reasonable attorneys’ fees and expenses, incurred in connection with such proceeding and shall pay interest on the amount of the payment in accordance with the Merger Agreement.

Novartis Termination Fee

Novartis will pay the Company a fee of $600 million (the “Reverse Termination Fee”) if:

(a)

the Merger Agreement is terminated by either Novartis or the Company pursuant to paragraph (b)(ii) in the section of this proxy statement entitled “The Merger Agreement—Termination; Expenses—Termination” beginning on page 124 as the result of a judgment or law imposed by any Governmental Authority having jurisdiction under any antitrust laws, in each case, solely to the extent that such judgment arises under any antitrust laws or such law is an antitrust law; or

(b)

the Merger Agreement is terminated by either Novartis or the Company pursuant to paragraph (b)(i) in the section of this proxy statement entitled “The Merger Agreement—Termination; Expenses—Termination” beginning on page 124 and, as of such termination, (i) any of the Antitrust and Judgment/Illegality Conditions are not satisfied (as the result of a judgment or law imposed by any Governmental Authority having jurisdiction under any antitrust laws and, in each case, solely to the extent such judgment arises under any antitrust laws or is an antitrust law) and (ii) all of the other conditions set forth in Article 7 of the Merger Agreement have been waived or satisfied (to the extent waivable).

Payment of the Reverse Termination Fee is deemed to be liquidated damages for any and all losses or damages incurred by the Company and any of its Affiliates, or any other Person, in connection with the Merger Agreement, the Transactions or any matter forming the basis for such termination, and none of the Company nor any of its Affiliates, or any other Person, will be entitled to bring or maintain any claim, action or proceeding against Novartis, Merger Sub or any of their Affiliates or representatives for damages or any equitable relief arising out of or in connection with the Merger Agreement, any of the Transactions or any matters forming the basis for such termination.

Notwithstanding the foregoing, nothing in this section of this proxy statement entitled “The Merger Agreement—Termination; Expenses” beginning on page 124 will prevent, limit or otherwise restrict the right of the Company to bring or maintain any claims arising out of Novartis’s or Merger Sub’s common law fraud or Willful Breach of any provision of the Merger Agreement (or any other agreement or certificate delivered in connection therewith), and any Reverse Termination Fee paid to the Company under the Merger Agreement will be offset against any award for damages given to the Company pursuant to any claim for fraud or Willful Breach. Any Reverse Termination Fee paid by Novartis under this section is payable only once and not in duplication, even if such payment is payable under one or more provisions.

Amendments and Waivers

Prior to the Effective Time, any provision of the Merger Agreement may be amended or waived by written agreement of the parties and signed, in the case of an amendment, such amendment signed by the Company, Novartis and Merger Sub, and in the case of a waiver, signed by each party against whom the waiver is to be effective. In the event that the Requisite Company Vote to approve the adoption of the Merger Agreement and the Separation Agreement has already been obtained, and the amendment requires further approval of the Company’s stockholders under applicable law, the effectiveness of such amendment is subject to approval by the Company’s stockholders.

The failure or delay of any party in exercising any right, power, remedy or privilege under the Merger Agreement does not constitute a waiver thereof, nor does any single or partial exercise thereof preclude any such other or further exercise thereof or the exercise of any right, power or privilege.

Governing Law; Jurisdiction

The parties to the Merger Agreement have agreed that the Merger Agreement is governed by, will be construed in accordance with, and all disputes arising out of or in connection with the Merger Agreement or the Transactions will be resolved under the laws of the State of Delaware.

The parties to the Merger Agreement have agreed that any suit, action or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Merger Agreement or the Transactions (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) must be brought in the Delaware Chancery Court. If such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court will have exclusive jurisdiction and venue.

Enforcement; Remedies

The parties have agreed that irreparable damage would occur and that the parties would not have any adequate remedy at law if any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached.

The parties have further agreed that the parties will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in the Delaware courts. In any action for specific performance, each party has waived the defense of adequacy of a remedy at law and waived any requirement for the securing or posting of any bond in connection with such remedy, in addition to any other remedy to which they are entitled at law or in equity. The parties have not waived their right to seek any other form of relief available under the Merger Agreement (including monetary damages) and are not required to institute any proceeding for specific performance prior to exercising any termination right (and pursuing damages after such termination).

THE SEPARATION AGREEMENT

This section describes the material terms of the Separation Agreement. The description of the Separation Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is attached as Annex B. This summary does not purport to be complete and may not contain all of the information about the Separation Agreement that is important to you. We encourage you to read the Separation Agreement carefully and in its entirety.

The Separation Agreement and this summary of its terms are included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Separation Agreement.

Overview

After effecting the Separation, the Company will effect (i) the Distribution at a ratio of one share of SpinCo Common Stock for every ten shares of Company Common Stock held (or underlying a Company Warrant in accordance with its terms) as of the Distribution Record Date or (ii) a Permitted Third Party Sale, and thereafter distribute the Permitted Sale Proceeds to the Company’s stockholders, holders of Company Warrants and holders of Company Equity Awards, as of the chosen record date for distributing such proceeds, on a pro rata basis and subject to applicable tax withholding. In the case of either the Distribution or a Permitted Third Party Sale, the Company may also sell assets of the Company subject to the ROFN to the ROFN Holder and thereafter distribute the Permitted Sale Proceeds to the Company’s stockholders, holders of Company Warrants and holders of Company Equity Awards, as of the chosen record date for distributing such proceeds, on a pro rata basis and subject to applicable tax withholding. In connection with the Distribution, holders of Company Equity Awards (other than the New Hire RSUs or any portion of the 2026 LTI Awards that is unvested as of the Distribution Date) who are Service Providers are entitled to receive Make Whole Awards that will be settled in shares of SpinCo Common Stock at a ratio of one share of SpinCo Common Stock per ten shares of Company Common Stock underlying each such Company Equity Award.

In any case following the Closing, the Company will have no continuing ownership interest in SpinCo.

Among other things, the Separation Agreement specifies which assets of the Company are to be transferred to and which liabilities of the Company are to be assumed by SpinCo and sets forth when and how these transfers and assumptions will occur. The Separation Agreement also includes procedures by which the Company and SpinCo will become separate and independent companies (subject to the Transition Services Agreement, License Agreement and Occupancy License Agreement). The matters addressed by the Separation Agreement include the matters described below. Capitalized terms used in this section but not defined in this proxy statement have the meanings ascribed to them in the Separation Agreement.

Transfer of Assets and Assumption of Liabilities

The Separation Agreement identifies the assets to be transferred to (including the contracts to be assigned) or retained by, and the liabilities to be assumed or retained by, each of the Company and SpinCo, and it provides for when and how these transfers, assumptions and assignments will occur. For the purpose of the Separation Agreement, and subject to terms of and any exceptions set forth in the Separation Agreement, the assets consist of all right, title and ownership interests in and to all assets, properties, claims, information generated for the business, intellectual property, contracts and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere on behalf of the applicable Person or entity), of every kind, character and description, whether real, personal or mixed, tangible or intangible, whether accrued or contingent, in each case, whether or not received, recorded or reflected or required to be recorded or reflected on the books and records or financial statements of such Person or entity, including rights and benefits pursuant to any contract, license, permit, indenture, note, bond, mortgage, agreement, concession, franchise, instrument, undertaking, commitment, understanding or other arrangement. Liabilities consist of any and all debts, guarantees, assurances, commitments, losses, remediation, deficiencies, penalties, settlements, sanctions, costs, expenses, interest and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown, reserved or unreserved, or determined or determinable, including those arising under any law, proceeding, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority and those arising under any contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, covenant, commitment or undertaking or any fines, damages or equitable relief which may be imposed and including all costs and expenses related thereto.

Generally, following the Distribution, SpinCo will own, assume or retain all assets and liabilities of the Company and its subsidiaries exclusively related to the SpinCo Business, and the Company will own, assume or retain all other assets and liabilities.

In particular, the Separation Agreement provides that subject to the terms and conditions contained therein, the following assets will generally be retained by or transferred to SpinCo, subject to certain exceptions (collectively, the “SpinCo Assets”):

•	the “Avidity” marks and names;

•

certain specified intellectual property related to the Company’s AOC platform and intellectual property exclusively used in or exclusively related to the SpinCo Programs or the SpinCo Business (the “SpinCo Intellectual Property”);

•

all information technology assets (i) located at the Company’s offices at Science Center Drive in San Diego, California (the “SpinCo Real Property”) that are exclusively related to, as between the RemainCo Business and the SpinCo Business, the SpinCo Business; (ii) used exclusively by certain employees to be transferred to SpinCo (“Transferred Employees”); or (iii) otherwise specified in the Separation Agreement;

•

all licenses, permits, registrations, approvals and authorizations which have been issued by any Governmental Authority that are held by a member of the SpinCo Group that are exclusively related to, as between the RemainCo Business and the SpinCo Business, the SpinCo Business; or to the extent transferable, exclusively related to, as between the RemainCo Business and the SpinCo Business, the SpinCo Business;

•	all deposits, letters of credit, prepaid expenses, trade accounts and other accounts that are exclusively related to, as between the RemainCo Business and the SpinCo Business, the SpinCo Business;

•

all inventories of clinical products, goods, materials, parts, raw materials and clinical supplies that are exclusively related to, as between the RemainCo Business and the SpinCo Business, the SpinCo Business;

•	all real property leases for the SpinCo Real Property;

•

the Third Party Agreements and any other contracts that are exclusively related to, as between the RemainCo Business and the SpinCo Business, the SpinCo Business; and all rights and obligations arising under any such contracts, and the portions of any contract (other than any Third Party Agreement) that relates to both the SpinCo Business and the RemainCo Business (a “Commingled Contract”) that are exclusively related to, as between the RemainCo Business and the SpinCo Business, the SpinCo Business, and all rights and obligations arising under any such portions;

•	specified lab equipment and other tangible assets, to the extent such assets are not necessary for the conduct of the RemainCo Business as conducted in the 12 months prior to October 25, 2025;

•	all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution that are exclusively related to, or to claims arising out of, the SpinCo Business;

•	any goodwill that is as of the Distribution Effective Time exclusively related to the SpinCo Business; and

•

all other assets (other than intellectual property) owned or controlled by the Company or its subsidiaries and exclusively related to, as between the RemainCo Business and the SpinCo Business, the SpinCo Business.

All of the assets other than the assets allocated to SpinCo will generally be retained by, or transferred to, the Company. The Separation Agreement also identifies specific assets that will be allocated to the Company, including, subject to certain exceptions (collectively, the “RemainCo Assets”):

•	specified trademarks and domain names;

•

all other intellectual property (i) owned or controlled by the Company or its subsidiaries, but excluding the SpinCo Intellectual Property or (ii) otherwise specified in the Separation Agreement (the “RemainCo Intellectual Property”);

•	specified in-license agreements; and

•	all assets (other than intellectual property) owned or controlled by the Company or any of its subsidiaries, other than the assets to be retained by or transferred to SpinCo as described above.

The Separation Agreement provides that liabilities arising out of or resulting from the ownership or operation of SpinCo Business or the assets allocated to SpinCo will generally be retained by or transferred to SpinCo, including the following, subject to certain exceptions (collectively, the “SpinCo Liabilities”):

•

liabilities to the extent arising out of or resulting from any benefit plans maintained by SpinCo (or a professional employer organization or employer of record engaged by SpinCo) and offered to SpinCo employees;

•	liabilities to the extent arising out of or resulting from the employee benefit plans to be retained by or transferred to SpinCo;

•

liabilities to the extent arising out of or resulting from the employment or engagement of the Transferred Employees, either (i) exclusively arising following the Distribution Effective Time or (ii) otherwise allocated to SpinCo pursuant to the Separation Agreement;

•	any liabilities allocated to SpinCo or any of its subsidiaries following the Distribution under the Separation Agreement with respect to employee matters;

•

liabilities to the extent arising out of or resulting from the payment of the amounts under any retention bonus program or individual retention bonus awards established by SpinCo or individual award agreement entered into by SpinCo;

•

liabilities to the extent arising out of or resulting from the payment of certain amounts under or with respect to Company RSUs or cash awards granted to a newly-hired Company employee following the execution of the Merger Agreement, to the extent such newly-hired Company employee is a Transferred Employee;

•

liabilities to the extent arising out of or resulting from the payment of certain amounts under the Special Bonus Program (as defined in the Company Disclosure Letter) granted to a Transferred Employee; and

•

liabilities pursuant to any agreements or obligations of SpinCo, or following the Closing, any member of the SpinCo Group, under the Separation Agreement, the Merger Agreement, the License Agreement, the Transition Services Agreement or the Occupancy License Agreement.

All of the liabilities of the Company, other than the liabilities allocated to SpinCo, will generally be retained by or transferred to the Company, including the following, subject to certain exceptions (collectively, the “RemainCo Liabilities”):

•	liabilities to the extent arising out of or resulting from any assets allocated to Company;

•	liabilities to the extent arising out of or resulting from the ownership or operation of the RemainCo Business, as conducted at any time prior to, on or after the Distribution Effective Time;

•

liabilities to the extent arising out of or resulting from transaction expenses incurred by the Company or any of its subsidiaries in connection with the Merger Agreement and the Separation Agreement, whether paid on, prior to or after the Distribution Effective Time;

•

liabilities to the extent arising out of or resulting from the employment or engagement of all current and former employees and service providers of the Company, whether arising on, prior to or following the Distribution Effective Time;

•	liabilities to the extent arising out of or resulting from any Company Employee Benefit Plan which is not a Transferred Plan (as defined in the Separation Agreement);

•	any liabilities allocated to the Company or any member of the RemainCo Group with respect to employee matters; and

•	liabilities pursuant to any agreements or obligations of Novartis, or following the Closing, any member of the RemainCo Group, under the Transaction Documents or the Occupancy License Agreement.

Data and Materials Separation

As promptly as practicable (and no later than 20 Business Days) after October 25, 2025, the Company, SpinCo and Novartis will use reasonable best efforts to agree upon a data and materials separation plan (the “Data and Materials Separation Plan”), pursuant to which the Company, SpinCo and Novartis will (i) jointly review and determine which data and materials in possession of the Company, SpinCo or a third party are (a) exclusively related to the RemainCo Business, (b) exclusively related to the SpinCo Business or (c) related to both the RemainCo Business and the SpinCo Business (such assets, the “Commingled Assets”); and (ii) with respect to the Commingled Assets, determine each of RemainCo’s and SpinCo’s respective possession of, and rights of access to, such Commingled Assets.

The Data and Materials Separation Plan will provide that, in the event of any disagreement regarding such determinations, the parties and Novartis would engage one or more independent third parties to resolve such disagreements.

Except as otherwise specified in the Data and Materials Separation Plan, RemainCo will retain possession of each Commingled Asset.

The Company, SpinCo and Novartis will use their respective reasonable best efforts to (i) implement the Data and Materials Separation Plan prior to the Distribution Effective Time (or, in the case of transfers of tangible embodiments of SpinCo Assets pursuant to the Separation Agreement, as promptly as practicable following the date of delivery of such assets); and (ii) from and after the Distribution Effective Time, comply with the requirements under the Data and Materials Separation Plan with respect to the maintenance of Commingled Assets that by their nature cannot be fully disentangled.

Consents and Delayed Transfers

The Separation Agreement provides that the Company and SpinCo will use reasonable best efforts to transfer any transferable licenses, permits, registrations, approvals and authorizations to SpinCo and obtain any consents with respect to, among other things, contracts required in connection with the Distribution or, at the written request of the other party, the assignment or novation of certain obligations under contracts, licenses and other liabilities of the parties. The Separation Agreement also requires the Company and SpinCo to cooperate with each other from and after the effective time of the Distribution to, among other things, execute and deliver, or use reasonable best efforts to cause to be executed and delivered, all instruments, and to make all filings, provide any notice and obtain all consents and/or approvals under any licenses, permits, waivers, orders or authorizations in order to effectuate the transfer of the applicable assets and assignment and assumption of the applicable liabilities pursuant to the Separation Agreement.

From and after the Distribution, with respect to any asset whose transfer or assignment is delayed (excluding any Third Party Agreement, as defined in the Separation Agreement), the party retaining such delayed asset will hold for the use and benefit of the party or its subsidiary entitled thereto (at the expense of the entity entitled thereto) and use reasonable best efforts to cooperate with the intended recipient to agree to any reasonable and lawful arrangements designed to provide the applicable party or its relevant subsidiary with the economic claims, rights, benefits and control over such delayed asset and assume the economic burdens and obligations with respect thereto in accordance with the Separation Agreement, including by subcontracting, sublicensing or subleasing arrangements to the extent legally permissible. From and after the Distribution, with respect to any liability whose assumption is delayed, the party or its relevant subsidiary intended to assume such delayed liability will, or will cause its relevant subsidiary to, pay or reimburse the party (or its relevant subsidiary) retaining such delayed liability for all amounts paid or incurred by such party in connection with the retention of such delayed liability. The party retaining any delayed asset or delayed liability will, or will cause its relevant subsidiary to, treat such delayed asset or delayed liability in the ordinary course of business in accordance with past practice.

Transition Services

From the date of the Separation Agreement through the Distribution Effective Time, RemainCo and SpinCo will, and from the Distribution Effective Time through the applicable Service Period (as defined in the Transition Services Agreement), SpinCo will use reasonable best efforts to, subject to certain exceptions and limitations: (i) establish replacement contracts (the “SpinCo Replacement Contracts”) with respect to the SpinCo Business with any vendor or service provider with respect to specified transition services to be provided under the Transition Services Agreement (the “Transition Services”); or (ii) establish other reasonable and lawful arrangements designed to provide the SpinCo Group with the rights and obligations contemplated under the Transition Services.

The Separation Agreement requires the parties to take certain actions in connection with, and as a condition to RemainCo’s obligations to provide certain services under, the Transition Services Agreement, including (i) using reasonable best efforts to establish separate information technology systems in order to receive information technology services; (ii) agreeing upon and using reasonable best efforts to implement a lab recommissioning plan for the SpinCo Real Property; (iii) establishing arrangements to prevent cross-contamination and entering into the Occupancy License Agreement for purposes of shared lab services in the event that the lab at the SpinCo Real Property is not recommissioned by the Closing; and (iv) establishing a quality management system for SpinCo in order to receive manufacturing services.

In the event of a Change of Control Transaction (as defined in the section of this proxy statement entitled “The Separation Agreement—Change of Control Transaction” beginning on page 142), RemainCo will not be obligated to provide any of the Transition Services.

Commingled Contracts

The Separation Agreement provides that any contract to which SpinCo or any of its subsidiaries following the Distribution is a party that relates to both the SpinCo Business and the RemainCo Business will be treated as a Commingled Contract. From the date of the Separation Agreement until the date that is 12 months after the Distribution, to the extent (i) the rights and obligations under any Commingled Contract have not or are not contemplated to be transferred to either SpinCo or the Company or provided pursuant to the Transition Services Agreement, (ii) replacement contracts, contract rights, bids, purchase orders or other agreements with respect to the SpinCo Business or the RemainCo Business have not been obtained or are not contemplated to be obtained pursuant to the Separation Agreement, and (iii) requested by either SpinCo or the Company in writing, each party will use reasonable best efforts to assist the other party (1) to establish replacement contracts, contract rights, bids, purchase orders or other agreements with respect to either the SpinCo Business or the RemainCo Business, or (2) to establish reasonable and lawful arrangements designed to provide either SpinCo and its subsidiaries or the Company and its subsidiaries following the Distribution with the rights and obligations under such Commingled Contract to the extent related to either the RemainCo Business or the SpinCo Business.

After the Distribution, if the Company holds any SpinCo Asset or SpinCo holds any RemainCo Asset (each as defined in the Merger Agreement), the Company or SpinCo, as applicable, must inform the other party and use reasonable best efforts to transfer such asset to the other party without extra cost.

Financing of SpinCo

In the event of the Distribution, and not in the event of a Permitted Third Party Sale, immediately prior to the Distribution Effective Time, the Company will pay and contribute to SpinCo the SpinCo Funding. However, if the aggregate amount of marketable securities and cash and cash equivalents contained in any bank and brokerage accounts owned by the Company and its subsidiary as of the close of business on the day prior to the Distribution Effective Time is less than the SpinCo Funding, then Novartis will cause the Company to pay, or pay on behalf of the Company, the SpinCo Funding Shortfall to SpinCo concurrently with the Closing.

In the event that SpinCo holds in its bank or brokerage accounts marketable securities, cash or cash equivalents having an aggregate value exceeding $270 million, SpinCo will, not later than immediately prior to the Distribution Effective Time, distribute to the Company marketable securities, cash or cash equivalents that are sufficient to reduce the value of SpinCo’s remaining marketable securities, cash and cash equivalents to $270  million.

The Distribution

Immediately prior to the Effective Time (and assuming a Permitted Third Party Sale has not occurred), the Company will distribute, on a pro rata basis, to holders of Company Common Stock and Company Warrants (in accordance with their terms) as of the Distribution Record Date, all of the shares of SpinCo Common Stock, as of the time of the Distribution. The Board (or a committee thereof), in accordance with applicable law, will establish the Distribution Record Date.

Each Company stockholder on the Distribution Record Date will be entitled to receive one share of SpinCo Common Stock for every ten shares of Company Common Stock held by such stockholder as of the Distribution Record Date. The Company will also deliver shares of SpinCo Common Stock to the holders of the Company Warrants in accordance with their terms.

On the Distribution Date, immediately prior to the Effective Time, the Company will instruct its stock transfer agent to effect the Distribution by distributing the shares of SpinCo Common Stock to the Company’s stockholders of record as of the Distribution Record Date, and to credit the appropriate number of shares of SpinCo Common Stock to book entry accounts for each such stockholder. The Company will instruct the stock transfer agent to deliver the shares of SpinCo Common Stock to a depositary and to mail each such Company stockholder on the Record Date a statement of the shares of SpinCo Common Stock credited to such stockholder’s account. In connection with the Distribution, holders of Company Equity Awards who are Service Providers are entitled to receive Make Whole Awards that will be settled in shares of SpinCo Common Stock at a ratio of one share of SpinCo Common Stock per ten shares of Company Common Stock underlying each such Company Equity Award.

Conditions to the Distribution

The consummation of the Distribution is subject to the satisfaction or, to the extent permitted by applicable law, waiver by the Company and SpinCo on or prior to the Distribution Date, as applicable, of each of the following conditions:

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satisfaction or, to the extent permitted therein, waiver of the conditions precedent in the Merger Agreement to the consummation of the Merger, other than (i) the completion of the Distribution, (ii) in the case of a Permitted Third Party Sale, effectiveness of the Registration Statement and (iii) any conditions that by their nature are to be satisfied at the Closing (provided that such conditions are then capable of being satisfied);

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the absence of any judgment, ruling, order, writ, injunction, award, decision, assessment or decree of any Governmental Authority preventing the consummation of the Separation, the Distribution or the Merger, and there shall not be any law enacted or deemed applicable to any such transaction by any Governmental Authority of competent jurisdiction that makes consummation of the Separation, the Distribution or the Merger illegal;

•	execution of documentation effecting transfer of the Third Party Agreements from the Company to SpinCo, in form reasonably satisfactory to Novartis;

•	continued effectiveness of the License Agreement;

•	execution and delivery of the Transition Services Agreement; and

•	effectiveness in all material respects of the Separation.

The Separation Agreement provides that the Company may waive any of the conditions to the Distribution and proceed with the Distribution even if all such conditions have not been met. Notwithstanding the Company’s contractual ability to waive the conditions in the Separation Agreement, the Company cannot proceed with the Distribution if there is a stop order, injunction or law preventing the consummation of the Separation or the Distribution, if the Registration Statement has not become or does not remain effective. However, the Company, as a public company, could still proceed with the Distribution if there is a stop order, injunction or law preventing the consummation of the Merger.

Access to Information

The Separation Agreement provides for the following access to information, subject to certain exceptions:

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after the Distribution Date, each of the Company and SpinCo, or any of their affiliates, agrees to provide to the other party, as soon as reasonably practicable after written request therefor, specific and identified agreements, documents, books, records or files (whether written or electronic) in the possession or under the control of such respective party or any of its subsidiaries which relate to the requesting party or its business or which are reasonably necessary or advisable for the requesting party to prepare its financial statements and any reports or filings to be made with any Governmental Authority or for legal compliance;

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from and after the Distribution Date, the Company and SpinCo will each use reasonable best efforts to make available (upon reasonable written request) its and its subsidiaries’ representatives as witnesses and any agreements, documents, books, records or files (whether written or electronic) within their control or which they may make available without undue burden, as reasonably required by the requesting party in connection with the prosecution or defense of any proceeding, with the requesting party to bear all reasonable out-of-pocket costs and expenses in connection therewith; and

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for a period of five years after the Distribution Date, upon reasonable prior notice, each of the Company and SpinCo will make available to the other applicable party’s officers and other authorized representatives reasonable access, during normal business hours, to its employees and properties that relate to the other party’s business, and will furnish promptly all information concerning such other party’s business, and such other party’s properties and personnel related thereto, as may reasonably be requested, provided that neither party will be required to (i) permit any inspection or disclosure of any information that, in the reasonable judgment of such party, would (1) be detrimental to such party’s or its subsidiaries’ business or operations, result in the disclosure of trade secrets or know-how of third parties or violate confidentiality obligations, (2) be reasonably likely to result in a violation of any law, fiduciary duty or binding agreement entered into prior to the date of the Separation Agreement or (3) involve information that is reasonably pertinent to a litigation or proceeding between SpinCo and its affiliates, on the one hand, and the Company and its affiliates, on the other hand, after the Distribution; (ii) disclose any privileged information; or (iii) submit to any invasive environmental testing or sampling.

Releases

The Separation Agreement provides that, subject to certain exceptions specified in the Separation Agreement, each party, on behalf of itself and each member of its group, and to the extent permitted by law, all persons who any time prior to the Distribution were stockholders, directors, officers, agents or employees of any member of its respective group (in their respective capacities as such), effective at the time and conditioned upon the occurrence of the Distribution, will remise, release and forever discharge the other party and the other members of the other party’s group and their respective successors, stockholders, directors, officers, agents or employees from any and all liabilities to the extent existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or have failed to occur, and any conditions existing or alleged to have existed, on or before the Distribution, including in connection with the Separation, the Distribution or any of the other transactions contemplated under the Separation Agreement, the License Agreement, the Transition Services Agreement and the Occupancy License Agreement.

Indemnification

In the Separation Agreement, subject to certain exceptions, the Company agrees to indemnify, defend and hold harmless SpinCo, each of its affiliates after giving effect to the Distribution, and each of their respective directors, officers, employees and agents, from and against all losses to the extent arising out of, by reason of or otherwise in connection with:

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any liabilities described under the section of this proxy statement entitled “The Separation Agreement—Transfer of Assets and Assumption of Liabilities” beginning on page 129 as allocated to the Company following the Distribution pursuant to the Separation Agreement;

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the failure of the Company, any of its subsidiaries following the Distribution, or any other Person or entity to pay, perform or otherwise promptly discharge such liabilities, whether prior to, at or after the effective time of the Distribution;

•	any breach by the Company or any of its subsidiaries of the Separation Agreement;

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except to the extent related to liabilities described under the section of this proxy statement entitled “The Separation Agreement—Transfer of Assets and Assumption of Liabilities” beginning on page 129 as allocated to the SpinCo Group following the Distribution pursuant to the Separation Agreement, any guarantee, indemnification obligation, surety bond or other credit support agreement, arrangement, commitment or understanding to the extent discharged or performed by Company or any of its affiliates following the Distribution for the benefit of SpinCo or any of its affiliates following the Distribution that survives the effective time of the Distribution;

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any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information supplied by Novartis or Merger Sub in writing expressly for inclusion in the Registration Statement in connection with the Distribution and the related information statement (including any amendments or supplements), the proxy statement or any other filings with the SEC made in connection with the transactions contemplated by the Separation Agreement;

•	certain tax liabilities that the Company is liable for pursuant to the Separation Agreement; and

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any liabilities relating to, arising out of or resulting from claims by any of the Company’s stockholders, in their capacity as such, in connection with the Distribution, except to the extent relating to, arising out of or resulting from existing agreements between such stockholders and any SpinCo indemnitees.

Subject to certain exceptions, SpinCo agrees to indemnify, defend and hold harmless the Company, each of its affiliates after giving effect to the Distribution, and each of their respective directors, officers, employees and agents, from and against all losses to the extent arising out of, by reason of or otherwise in connection with:

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any liabilities described under the section of this proxy statement entitled “The Separation Agreement—Transfer of Assets and Assumption of Liabilities” beginning on page 129 as allocated to SpinCo following the Distribution pursuant to the Separation Agreement;

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the failure of SpinCo, any of its subsidiaries following the Distribution or any other Person or entity to pay, perform or otherwise promptly discharge such liabilities, whether prior to, at or after the effective time of the Distribution;

•	any breach by SpinCo or any of its subsidiaries of the Separation Agreement;

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except to the extent related to liabilities described under the section of this proxy statement entitled “The Separation Agreement—Transfer of Assets and Assumption of Liabilities” beginning on page 129 as allocated to the Company following the Distribution pursuant to the Separation Agreement, any guarantee, indemnification obligation, surety bond or other credit support agreement, arrangement, commitment or understanding to the extent discharged or performed by SpinCo or any of its affiliates following the Distribution for the benefit of the Company or any of its affiliates following the Distribution that survives the effective time of the Distribution;

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any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Registration Statement in connection with the Distribution and the related information statement (including any amendments or supplements), the proxy statement or any other filings with the SEC made in connection with the transactions contemplated by the Separation Agreement, excluding any such liabilities to the extent relating to information supplied by Novartis or Merger Sub in writing expressly for inclusion in such filings;

•	any liabilities relating to, arising out of or resulting from claims by any holders of shares of SpinCo Common Stock, in their capacity as such, in connection with the Distribution;

•	certain tax liabilities that SpinCo is liable for pursuant to the Separation Agreement; and

•	any liabilities incurred in connection with the Company’s performance of certain services to be provided under the Transition Services Agreement.

Under the Separation Agreement, the amount of any indemnifiable loss will be reduced by (x) any insurance proceeds actually received, and any other amounts actually recovered from third parties in respect of the indemnifiable claim, less (y) any related costs and expenses of such receipt or recovery, including the aggregate cost of pursuing any related insurance claims and any taxes. The Separation Agreement provides that an insurer who would otherwise be obligated to pay any claim will not be relieved of the responsibility with respect thereto or have any subrogation rights with respect thereto solely by virtue of the indemnification provisions of the Separation Agreement. Pursuant to the Separation Agreement, the indemnified party will use reasonable best efforts to seek to collect or recover any third-party insurance proceeds or other indemnification, contribution or similar payments to which the indemnified party is entitled in connection with any liability for which the indemnified party seeks indemnification pursuant to the Separation Agreement. The amount of any claim by an indemnified party under the Separation Agreement will also be reduced to reflect any actual tax savings received by any indemnified party that result from the losses that gave rise to such indemnity and will be increased by an amount equal to any tax cost incurred by any indemnified party that results from the receipt of payments under the Separation Agreement.

The Separation Agreement also establishes procedures with respect to third-party claims subject to indemnification and related matters.

Tax Matters

The Separation Agreement will govern the respective rights, responsibilities and obligations of the Company and SpinCo after the Distribution with respect to tax liabilities and benefits, tax returns, tax contests and tax sharing regarding U.S. federal, state, local and foreign taxes. The Separation Agreement will also provide special rules for allocating certain tax liabilities resulting from the Distribution and related transactions.

Under the Separation Agreement, SpinCo generally will provide a tax indemnity to the Company for “SpinCo Indemnified Taxes” (generally, SpinCo’s shares of transfer taxes and any income taxes, calculated on a pro forma basis, attributable to the assets and liabilities associated with the SpinCo Business or imposed on SpinCo (in each case, other than taxes related to the Separation, Distribution, any sale of assets of the Company subject to the ROFN to the ROFN Holder or Permitted Third Party Sale) for any taxable period prior to the Distribution) and the Company generally will provide a tax indemnity to SpinCo for any Company indemnified taxes (generally, taxes arising in respect of the Separation, the Distribution, any sale of assets of the Company subject to the ROFN to the ROFN Holder or Permitted Third Party Sale, the Company’s share of transfer taxes, and taxes of the Company or the consolidated group of which the Company was the common parent that are not SpinCo Indemnified Taxes). The parties have also agreed to enter into a written, binding agreement to make a Section 336(e) Election (as defined in the Separation Agreement) with respect to SpinCo, which is expected to result in SpinCo receiving a fair market value tax basis in its assets.

Non-Solicit

The Separation Agreement provides that, for a period of 12 months following the Effective Time, none of the Company, SpinCo or any of their respective subsidiaries will, without the prior written consent of the other party, subject to certain exceptions, directly or indirectly recruit or solicit employees of the other party or its subsidiaries, or subject to certain exceptions, induce or attempt to induce any such employee to terminate their employment with, or otherwise cease their relationships with, the other party or its subsidiaries.

Additional Covenants

The Separation Agreement addresses additional obligations of the parties relating to, among other matters, further assurances, guarantees, provision and retention of corporate records, confidentiality, privilege, ownership and exchanges of information.

Novartis Guaranty

The Separation Agreement includes a guaranty by Novartis of the performance by the Company of its obligations under the Separation Agreement, the License Agreement, the Transition Services Agreement and the Occupancy License Agreement following the Effective Time.

Employee Matters

Prior to the Distribution Effective Time, RemainCo Group will transfer and assign the employment of specified current employees of the Company (the “SpinCo Employees”) to a member of the SpinCo Group or a professional employer organization or employer of record engaged by a member of the SpinCo Group (an “EOR”) in accordance with applicable law. Any SpinCo Employee not actively at work for RemainCo Group as of the Distribution Effective Time by reason of approved leave with RemainCo Group (an “Approved Leave Employee”) will remain employed by RemainCo Group, and a member of the SpinCo Group (or an EOR) will offer employment to the Approved Leave Employee following such leave (if the Approved Leave Employee returns within 12 months following the Distribution Effective Time), subject to certain limitations.

In addition, certain employees set forth on a schedule to the Separation Agreement will not be SpinCo Employees for a period of time following the Distribution Effective Date (each such employee, a “Transition Employee”), and a member of the SpinCo Group will offer employment to each Transition Employee as of the end of the applicable transition period set forth on a schedule to the Separation Agreement. Each Transition Employee who commences employment with a member of the SpinCo Group shall be deemed to be a Transferred Employee, except such employee will not be eligible for severance benefits in connection with the termination of their employment with RemainCo or its affiliates. For a period of 12 months immediately following the Distribution Effective Time (or, if shorter, the date of employment termination of the relevant Transferred Employee), SpinCo will, and will cause its affiliates or EOR to, provide each Transferred Employee with, subject to certain limitations, (i) a base salary or hourly wage rate and cash incentive compensation opportunities (excluding equity-based incentive opportunities) that are each no less favorable than such offered to such Transferred Employee immediately prior to the Distribution Effective Time, (ii) employee benefits that are substantially comparable in the aggregate to the employee benefits (excluding equity and equity-based compensation or benefits, defined benefit pension benefits, nonqualified deferred compensation and post-employment welfare benefits (collectively, “Excluded Benefits”)) provided to the Transferred Employees immediately prior to the Distribution Effective Time, and (iii) a primary work location at the same work location or another location within 50 miles of the work location as of immediately prior to the Distribution Effective Time. Nothing in the Separation Agreement creates any obligation on the part of any member of the RemainCo Group or any member of the SpinCo Group or an EOR to (i) continue the employment of any individual or permit the return from a leave of absence for any period or (ii) change the employment status of any individual from at-will.

SpinCo will assume and honor, or will cause a member of the SpinCo Group or an EOR to assume and honor, specified employment and individual agreements, including any severance obligations in respect of Transferred Employees.

On the Distribution Date, the Company will, or will cause one of its affiliates (other than a member of the SpinCo Group) to pay all Transferred Employees for their accrued, unused vacation and paid time off through the Distribution Effective Time.

In the event that a current employee at the executive level of any member of the RemainCo Group as of immediately following the Distribution Effective Time resigns from employment with RemainCo or any of its affiliates under circumstances entitling such employee to severance payments or benefits or any accelerated payment of any deferred cash, retention, transaction or similar bonus or award (collectively, the “Separation Benefits”) and such employee commences employment with SpinCo within 24 months following the Effective Time, SpinCo will reimburse RemainCo for the aggregate amount of the Separation Benefits within 30 days of the employee’s commencement of employment with SpinCo.

SpinCo will, or will cause its affiliates or an EOR to, credit each Transferred Employee the service credited to such Transferred Employee by RemainCo as of the Effective Time for purposes of eligibility, vesting, level of paid time off benefits and future paid time off accruals and for purposes of determining severance amounts, other than as would result in duplication of benefits for the same service period or with respect to any Excluded Benefits. SpinCo will, for the first plan year of such participating Transferred Employee, use reasonable best efforts to (i) waive or cause to be waived certain benefit plan requirements to the extent such benefit plan requirements would not have been applicable to or were otherwise satisfied by such Transferred Employee prior to the Distribution Effective Time under an analogous Company Employee Benefit Plan; and (ii) credit each

Transferred Employee with all amounts paid prior to the Distribution Effective Time with respect to any Company Employee Benefit Plan that is a group health benefit plan for purposes of satisfying all applicable deductible, coinsurance and out-of-pocket requirements.

As of the Distribution Effective Time, Transferred Employees will cease active participation in the Avidity Biosciences 401(k) Plan (the “401(k) Plan”). Prior to the Distribution Effective Time, the Company will fully vest all employees of the Company and its affiliates who participate in the 401(k) Plan in their account balances (to the extent not already fully vested). As of or prior to the Distribution Effective Time, SpinCo may establish a severance plan to be effective with respect to qualifying terminations from the SpinCo Group following the Distribution Effective Time.

As of or prior to the Distribution Effective Time, SpinCo may, or may cause the members of the SpinCo Group to, establish a severance plan to be effective with respect to qualifying terminations from the SpinCo Group following the Distribution Effective Time.

Following the Effective Time, the SpinCo Annual Incentive Plan (as defined in the Separation Agreement) will be established, which will have terms and opportunities that are comparable, with certain limitations, to those in effect as of immediately prior to the Effective Time under the corresponding Company Employee Benefit Plan, except that performance metrics under the SpinCo Annual Incentive Plan shall relate to the SpinCo Business and SpinCo may modify the terms of the SpinCo Annual Incentive Plan as it deems necessary and appropriate to comply with applicable Laws.

Following the Distribution, SpinCo will have full responsibility with respect to any liabilities arising or relating to the employment or engagement of all Transferred Employees to the extent exclusively arising following the Distribution Effective Time and liabilities under the employment and individual agreements and benefit plans transferred to SpinCo (inclusive of the payment or performance of any obligation arising out of or relating to any annual cash bonus or other short-term cash incentive plan or program in which SpinCo employees participate (including responsibility for the payment of the bonuses thereunder with respect to the entire calendar year in which the Closing occurs)), with certain exceptions.

Prior to the Distribution Date, the Company and SpinCo will cooperate to establish, according to the terms of the Separation Agreement, (i) an equity compensation plan and forms of standard award and Make Whole Award agreements thereunder, which plan and standard award agreements are intended to be substantially similar to the Company’s 2020 Incentive Award Plan and the forms of award thereunder, and (ii) an employee stock purchase plan intended to comply with Section 423 of the Code, which plan is intended to be substantially similar to the ESPP. SpinCo will adopt such plans, and the Company will approve such plans as SpinCo’s sole stockholder, following the filing of the listing application by SpinCo and prior to the Distribution Effective Time; provided, that except for the Make Whole Awards, no awards will be granted under such equity compensation plan, and no offering periods will commence under such employee stock purchase plan prior to the Distribution Effective Time. After such adoption and approval, and prior to the Distribution Effective Time, the Company and SpinCo will take all steps necessary to register the equity compensation plan under the Securities Act on SEC Form S-8 or other appropriate form. After such registration, SpinCo will grant the Make Whole Awards to all holders of outstanding Company RSUs (aside from the New Hire RSUs and 2026 LTI Awards) and Company Stock Options who are current Service Providers as of such grant. “Make Whole Award” means an award evidencing the right of holders of Company Equity Awards as of the Distribution Record Date to receive one share of SpinCo Common Stock per ten shares of Company Common Stock underlying such Company Equity Awards, subject to certain exceptions.

Following the Distribution Effective Time, the Company will not, and will cause its affiliates to not, seek to enforce the terms of any employee invention assignment and confidentiality agreement of the Company between any member of the RemainCo Group and a Transferred Employee with respect to any such Transferred Employee’s right to be employed by or provide services to the SpinCo Group, but not with respect to (i) any obligations of confidentiality or non-use of the Company’s confidential information that is unrelated to the SpinCo Business in connection with the SpinCo Business, (ii) relating to employee non-solicit obligations that apply to SpinCo under the Separation Agreement, or (iii) invention assignment provisions with respect to the RemainCo Business.

Licensed Names and Marks

SpinCo and the SpinCo Group grant to Novartis, the Company and the RemainCo Group a non-exclusive license to use the trademarks in the SpinCo Intellectual Property, including “Avidity,” “Avidity Bio” and “Avidity Biosciences” (the “SpinCo Marks”) to conduct the RemainCo Business outside the Cardiovascular Field (as defined in the License Agreement). This license generally expires six months after the Distribution Effective Time but expires four years after the Distribution Effective Time with regards to the “Avidity” trademark. RemainCo agrees to cease using “Avidity” (or variations thereof) in corporate names for RemainCo Group entities as soon as reasonably practicable after the Distribution Effective Time.

Likewise, the Company and the RemainCo Group grant to SpinCo and the SpinCo Group, a non-exclusive license to the trademarks in the RemainCo Intellectual Property (the “RemainCo Marks”) to conduct the SpinCo Business. This license expires three months after the Distribution Effective Time. SpinCo is prohibited from using “Avidity” in conjunction with the words “Bio” or “Biosciences” after the Distribution Effective Time.

Both parties and their respective group members may use the SpinCo Marks and RemainCo Marks, as applicable, solely in the manner in which such trademarks were used by the Company during the 12-month period prior to the Distribution Effective Time.

Technology Transfer

Subject to the License Agreement, as soon as reasonably practicable, but in no event later than nine months following the Distribution Effective Time, the Company, together with the RemainCo Group, will complete or cause to be completed, the transfer to SpinCo and the SpinCo Group all tangible embodiments of all assets transferred to SpinCo, including all trade secrets, know-how and any other confidential or proprietary information included therein.

Expenses

Except as otherwise set forth in the Separation Agreement, the Transition Services Agreement or the Occupancy License Agreement, all costs and expenses incurred on or prior to the date of the Distribution in connection with the preparation, execution, delivery, printing and implantation of the Separation Agreement, the Transition Services Agreement, the Occupancy License Agreement, the Registration Statement and the related information statement, and the transactions contemplated thereby, including the Distribution, will be paid by the Company and deemed to be liabilities of the Company. Each party will bear its own costs and expenses incurred after the date of the Distribution.

Termination

The Separation Agreement will terminate automatically and concurrently with any termination of the Merger Agreement and may be terminated, and the Distribution may be amended, modified or abandoned, at any time prior to the Distribution by an agreement in writing signed by the Company and Novartis, without the approval of SpinCo. After the Distribution, the Separation Agreement may only be terminated by an agreement in writing signed by the Company and SpinCo.

Governing Law

The parties to the Separation Agreement have agreed that the Separation Agreement is governed by, and will be construed in accordance with, the laws of the State of Delaware.

Jurisdiction

The parties to the Separation Agreement have agreed that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Spin-Off (whether brought by any party or any of its affiliates or against any party or any of its affiliates) will be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties irrevocably consented to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding.

No Third-Party Beneficiary

Except as otherwise provided in the indemnification provisions relating to indemnified parties, the Separation Agreement is solely for the benefit of the parties to the Separation Agreement and it does not confer upon any Person (other than the parties to the Separation Agreement and their respective successors and permitted assigns) any right, benefit or remedy of any nature.

Waiver

The parties to the Separation Agreement agreed that, at any time prior to the effective time of the Distribution, either party may extend the time for the performance of any of the obligations or other acts of the other party, or may waive compliance with any of the agreements of the other party or any conditions to its own obligations, in each case, only to the extent such obligations, agreements and conditions are intended for its benefit, provided that such extension or waiver is set forth in a writing executed by such party.

Specific Performance

The parties to the Separation Agreement have agreed that irreparable harm would occur that monetary damages could not make whole in the event of any breach of the Separation Agreement, and that the parties to the Separation Agreement are entitled to specific performance, or other non-monetary equitable relief, to prevent or restrain breaches or threatened breaches of the Separation Agreement without posting any bond or undertaking, in addition to any other remedy to which the parties may be entitled at law or in equity.

Permitted Third Party Sale

In the event of a Permitted Third Party Sale, among other things: (i) the Distribution will be replaced by consummation of a Permitted Third Party Sale; and (ii) certain tax obligations will no longer apply to the Company, SpinCo or any of their respective affiliates.

Change of Control Transaction

The Separation Agreement provides that, in the event of a Change of Control Transaction (as defined below), among other things, (i) the scope of intellectual property to be transferred to SpinCo will be adjusted according to the terms of the Separation Agreement; and (ii) RemainCo will not be obligated to provide any of the Transition Services.

For the purposes of this proxy statement, a “Change of Control Transaction” is a transaction with a third party or third parties involving (i) the acquisition, merger, or consolidation, directly or indirectly, of SpinCo or its affiliate, or, if there is a Person that controls SpinCo or its affiliate, such “Controlling Person,” and, immediately following the consummation of such transaction, the stockholders of SpinCo or its affiliate or Controlling Person, immediately prior thereto holding, directly or indirectly, as applicable, shares of capital stock of the surviving or continuing company representing less than 50% of the outstanding shares of such surviving or continuing company; (ii) the sale of all or substantially all of the assets or business of such party or, if there is a Controlling

Person, such Controlling Person; or (iii) a Person or “group” of Persons acting in concert, acquiring, directly or indirectly, more than 50% of the voting equity securities or management control of such party, or, if there is a Controlling Person, such Controlling Person. For the avoidance of doubt, a Change of Control Transaction includes a Permitted Third Party Sale.

VOTE ON ADJOURNMENT (PROPOSAL NO. 2)

The Company is requesting stockholders to approve a proposal to, as permitted under the terms of the Merger Agreement, adjourn the Special Meeting, if necessary, desirable or appropriate, or to solicit additional proxies if, at the time of the Special Meeting, there are an insufficient number of votes in favor of adopting the Transactions Proposal.

If this proposal to adjourn the Special Meeting is approved, the Company may adjourn the Special Meeting as permitted under the terms of the Merger Agreement, and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against approval of the Merger Agreement. Under the terms of the Merger Agreement, if this Adjournment Proposal is approved, the Company will reconvene the Special Meeting no more than seven days from the prior-scheduled date or to a date no later than the fifth business day prior to the Outside Date. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal. The Company does not intend to call a vote on this proposal if the Transactions Proposal has been approved at a Special Meeting.

The Special Meeting, if a quorum is present and the meeting is underway, may be adjourned to another place, date or time by the chairperson of the Special Meeting or by the affirmative vote of a majority of the votes cast at the Special Meeting.

If a quorum is not present, the Special Meeting may be adjourned to another place, date or time by the chairperson of the Special Meeting or by the affirmative vote of a majority of the votes present at the Special Meeting. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of this vote, assuming the presence of a quorum.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

VOTE ON THE NON-BINDING MERGER-RELATED

EXECUTIVE COMPENSATION ARRANGEMENTS (PROPOSAL NO. 3)

Section 14A of the Exchange Act and Rule 14a-21 thereunder, which were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, require for the Company to provide its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the payment of certain compensation that may become payable to the Company’s named executive officers in connection with the Transactions, as disclosed in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers—Golden Parachute Compensation” beginning on page 86 of this proxy statement.

Company stockholders are asked to indicate their approval of the compensation that may become payable to the Company’s named executive officers in connection with the Merger. These payments are set forth in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers—Golden Parachute Compensation” beginning on page 86 of this proxy statement and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of the Company’s overall compensation program for its named executive officers, and previously have been disclosed to the Company’s stockholders as part of the Company’s annual proxy statements.

Accordingly, the Company is requesting stockholders to adopt the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the stockholders of Avidity Biosciences, Inc. approve, on a nonbinding, advisory basis, the compensation that may be paid or become payable by the Company to its named executive officers that is based on or otherwise relates to the Transactions as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the proxy statement entitled ‘The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers—Golden Parachute Compensation.’”

Company stockholders should note that the approval of this proposal is not a condition to consummation of the Merger or the Spin-Off, and as an advisory vote, the result will not be binding on the Company, the Board, SpinCo or Novartis. Accordingly, regardless of the outcome of the advisory vote, if the Transactions are consummated, the Company’s named executive officers will be eligible to receive the compensation that is based on, or otherwise relates to, the Transactions in accordance with the terms and conditions applicable to those payments.

The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve, by means of a non-binding, advisory vote, the Non-Binding Merger-Related Compensation Proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of this vote, assuming the presence of a quorum.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NON-BINDING MERGER-RELATED COMPENSATION PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of Company Common Stock as of November 18, 2025, by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and current executive officers as a group, as reported by each person; and

•

each Person, or group of affiliated Persons, who beneficially owns more than 5% of the outstanding shares of Company Common Stock based on information provided in their most recent filings with the SEC.

The percentages in the columns entitled “Shares Beneficially Owned” are based on a total of 150,749,578 shares of Company Common Stock outstanding as of November 18, 2025.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of Company Common Stock. Shares of Company Common Stock subject to Company Stock Options that were exercisable as of November 18, 2025, or exercisable within 60 days of November 18, 2025, are considered outstanding and beneficially owned by the Person holding the Company Stock Options for the purpose of calculating the percentage ownership of that Person but not for the purpose of calculating the percentage ownership of any other Person. Company RSUs that are scheduled to vest during the 60-day period following November 18, 2025, are considered outstanding and beneficially owned by the holder of such Company RSUs for the purpose of calculating the percentage ownership of that Person but not for the purpose of calculating the percentage ownership of any other Person. Except as otherwise noted, the Persons in this table have sole voting and investing power with respect to all of the shares of Company Common Stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Avidity Biosciences, Inc., 3020 Callan Road, San Diego, CA 92121.

Beneficial ownership representing less than 1% of outstanding Company Common Stock is denoted with an asterisk (*).

	Beneficial Ownership
Name of Beneficial Owner	Number	Percentage
5% or Greater Stockholders
Janus Henderson Group plc(1)	14,522,915	9.63%
The Vanguard Group(2)	13,219,759	8.77%
Avoro Capital Advisors LLC(3)	9,935,792	6.59%
T. Rowe Price Associates, Inc.(4)	9,787,912	6.49%
Wellington Management Group LLP(5)	9,684,556	6.42%
RA Capital Management, L.P.(6)	8,641,031	5.73%
BlackRock, Inc.(7)	8,631,771	5.73%

Named Executive Officers and Directors
Sarah Boyce(8)	1,880,526	1.25%
Michael F. MacLean(9)	446,743	*
W. Michael Flanagan, Ph.D.(10)	292,865	*
Teresa McCarthy(11)	463,470	*
John B. Moriarty, Jr., J.D.(12)	80,918	*
Troy Wilson, Ph.D., J.D.(13)	100,599	*
Carsten Boess(14)	93,347	*
Noreen Henig, M.D.(15)	93,346	*

	Beneficial Ownership
Name of Beneficial Owner	Number	Percentage
Edward M. Kaye, M.D.(16)	93,346		*
Jean Kim(17)	87,489		*
Arthur A. Levin, Ph.D.(18)	384,460		*
Simona Skerjanec(19)	23,504		*
Tamar Thompson(20)	57,489		*
All executive officers and directors as a group (17 persons)(21)	4,605,549	2.97%

(1)

According to Amendment No. 3 to Schedule 13G filed with the SEC on November 14, 2025, entities affiliated with Janus Henderson Group plc have the shared power to vote or direct the vote of an aggregate of 14,522,915 shares of Company Common Stock and have the shared voting and dispositive power over an aggregate of 14,522,915 shares of Company Common Stock. The address of Janus Henderson Group plc is 201 Bishopsgate, EC2M 3AE, United Kingdom.

(2)

According to Amendment No. 3 to Schedule 13G filed with the SEC on October 30, 2025, The Vanguard Group (“Vanguard”), an investment adviser, was deemed the beneficial owner of 13,219,759 shares of Company Common Stock. Vanguard has shared voting power over 878,441 shares of Company Common Stock, sole dispositive power over 12,196,279 shares of Company Common Stock, and shared dispositive power over 1,023,480 shares of Company Common Stock. The address of Vanguard is 100 Vanguard Blvd, Malvern, PA 19355.

(3)

According to the Schedule 13G filed with the SEC on November 14, 2024, Avoro Capital Advisors LLC (“Avoro Capital”), an investment advisor, and Dr. Behzad Aghazadeh, Avoro Capital’s portfolio manager, were deemed the beneficial owners of 6,875,000 shares of Company Common Stock and 3,060,792 pre-funded warrants, and have the shared power to vote or direct the vote of an aggregate of 9,935,792 shares of Company Common Stock (including 3,060,792 shares of Company Common Stock issuable upon exercise of pre-funded warrants) and the shared voting and dispositive power over an aggregate of 9,935,792 shares of Company Common Stock (including 3,060,792 shares of Company Common Stock issuable upon exercise of pre-funded warrants). The address of Avoro Capital is 110 Greene Street, Suite 800, New York, NY 10012.

(4)

According to Amendment No. 7 to Schedule 13G filed with the SEC on November 14, 2025, T. Rowe Price Associates, Inc. (“T. Rowe”), an investment advisor, was deemed to be the beneficial owner of 9,787,912 shares of Company Common Stock. T. Rowe has sole voting power over 9,583,549 shares of Company Common Stock and sole dispositive power over 9,787,417 shares of Company Common Stock. The address of T. Rowe is 1307 Point Street, Baltimore, Maryland 21231.

(5)

According to Amendment No. 1 to Schedule 13G filed with the SEC on May 12, 2025, Wellington Management Group LLP (“WMG”), an investment adviser holding company, and certain affiliated entities, were deemed the beneficial owner of 9,684,556 shares of Company Common Stock. WMG has shared voting power over 8,441,215 shares of Company Common Stock and shared dispositive power over 9,684,556 shares of Company Common Stock. Wellington Group Holdings LLP has shared voting power over 8,441,215 shares of Company Common Stock and shared dispositive power over 9,684,556 shares of Company Common Stock. Wellington Investment Advisors Holdings LLP has shared voting power over 8,441,215 shares of Company Common Stock and shared dispositive power over 9,684,556 shares of Company Common Stock. Wellington Management Company LLP has shared voting power over 8,316,013 shares of Company Common Stock and shared dispositive power over 9,070,364 shares of Company Common Stock. The address of WMG and its affiliated entities is 280 Congress Street, Boston, MA 02210.

(6)

According to Amendment No. 2 to Schedule 13G filed with the SEC on November 14, 2025, entities and individuals affiliated with RA Capital Management, L.P., including Peter Kolchinsky, Rajeev Shah and RA Capital Healthcare Fund, L.P., have shared voting and dispositive power over an aggregate of 8,641,031 shares of Company Common Stock. The address of RA Capital Management, L.P. is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(7)

According to Amendment No. 5 to Schedule 13G filed with the SEC on October 17, 2025, BlackRock, Inc. has the sole power to vote or direct the vote of an aggregate of 8,455,367 shares of Company Common Stock, and has the sole power to dispose or direct the disposition of an aggregate of 8,631,771 shares of Company Common Stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(8)

Includes (i) 1,704,347 shares of Company Common Stock underlying Company Stock Options held by Ms. Boyce that are exercisable as of November 18, 2025, or that will become exercisable within 60 days after such date and (ii) 20,625 shares of Company Common Stock underlying Company RSUs held by Ms. Boyce that are scheduled to vest within 60 days after November 18, 2025. Does not include shares of Company Common Stock resulting from the acceleration in December 2025 of 31,000 Company RSUs held by Ms. Boyce as described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—280G Mitigation Actions” beginning on page 84.

(9)

Includes (i) 423,748 shares of Company Common Stock underlying Company Stock Options held by Mr. MacLean that are exercisable as of November 18, 2025, or that will become exercisable within 60 days after such date and (ii) 6,250 shares of Company Common Stock underlying Company RSUs held by Mr. MacLean that are scheduled to vest within 60 days after November 18, 2025.

(10)

Includes (i) 245,166 shares of Company Common Stock underlying Company Stock Options held by Dr. Flanagan that are exercisable as of November 18, 2025, or that will become exercisable within 60 days after such date and (ii) 6,250 shares of Company Common Stock underlying Company RSUs held by Dr. Flanagan that are scheduled to vest within 60 days after November 18, 2025. Does not include shares of Company Common Stock resulting from the acceleration in December 2025 of 27,500 Company RSUs held by Dr. Flanagan as described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—280G Mitigation Actions” beginning on page 84.

(11)

Includes (i) 388,625 shares of Company Common Stock underlying Company Stock Options held by Ms. McCarthy that are exercisable as of November 18, 2025, or that will become exercisable within 60 days after such date and (ii) 6,250 shares of Company Common Stock underlying Company RSUs held by Ms. McCarthy that are scheduled to vest within 60 days after November 18, 2025. Does not include shares of Company Common Stock resulting from the acceleration in December 2025 of 39,000 Company RSUs held by Ms. McCarthy as described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—280G Mitigation Actions” beginning on page 84.

(12)

Includes (i) 69,166 shares of Company Common Stock underlying Company Stock Options held by Mr. Moriarty that are exercisable as of November 18, 2025, or that will become exercisable within 60 days after such date and (ii) 6,250 shares of Company Common Stock underlying Company RSUs held by Mr. Moriarty that are scheduled to vest within 60 days after November 18, 2025. Does not include shares of Company Common Stock resulting from the acceleration in December 2025 of 56,000 Company RSUs held by Mr. Moriarty as described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—280G Mitigation Actions” beginning on page 84.

(13)

Includes (i) 58,399 shares of Company Common Stock, (ii) 28,489 shares of Company Common Stock underlying Company Stock Options held by Dr. Wilson that are exercisable as of November 18, 2025, or that will become exercisable within 60 days after such date and (iii) 13,711 shares of Company Common Stock held by a trust in which Dr. Wilson is co-trustee and in such capacity may be deemed a beneficial owner of the shares.

(14)

Includes 93,347 shares of Company Common Stock underlying Company Stock Options held by Mr. Boess that are exercisable as of November 18, 2025, or that will become exercisable within 60 days after such date.

(15)

Includes 93,346 shares of Company Common Stock underlying Company Stock Options held by Dr. Henig that are exercisable as of November 18, 2025, or that will become exercisable within 60 days after such date.

(16)

Includes 93,346 shares of Company Common Stock underlying Company Stock Options held by Dr. Kaye that are exercisable as of November 18, 2025, or that will become exercisable within 60 days after such date.

(17)

Includes 87,489 shares of Company Common Stock underlying Company Stock Options held by Ms. Kim that are exercisable as of November 18, 2025, or that will become exercisable within 60 days after such date.

(18)

Includes (i) 246,489 shares of Company Common Stock underlying Company Stock Options held by Dr. Levin that are exercisable as of November 18, 2025, or that will become exercisable within 60 days after such date and (ii) 131,372 shares held by a family trust of which Dr. Levin and his spouse are co-trustees.

(19)

Includes 23,504 shares of Company Common Stock underlying Company Stock Options held by Ms. Skerjanec that are exercisable as of November 18, 2025, or that will become exercisable within 60 days after such date.

(20)

Includes 57,489 shares of Company Common Stock underlying Company Stock Options held by Ms. Thompson that are exercisable as of November 18, 2025, or that will become exercisable within 60 days after such date.

(21)

Includes: (i) the shares described in footnotes 8 through 20, (ii) no shares of Company Common Stock held by Charles Calderaro III, 30,000 shares of Company Common Stock subject to Company Stock Options held by Mr. Calderaro that are exercisable within 60 days of November 18, 2025, and 10,000 shares of Company Common Stock underlying Company RSUs held by Mr. Calderaro that are scheduled to vest within 60 days after November 18, 2025, (iii) 12,726 shares of Company Common Stock held by Kathleen Gallagher, 121,482 shares of Company Common Stock subject to Company Stock Options held by Ms. Gallagher that are exercisable within 60 days of November 18, 2025, and 6,250 shares of Company Common Stock underlying Company RSUs held by Ms. Gallagher that are scheduled to vest within 60 days after November 18, 2025, (iv) 36,317 shares of Company Common Stock held by Steven Hughes, M.D., 145,864 shares of Company Common Stock subject to Company Stock Options held by Dr. Hughes that are exercisable within 60 days of November 18, 2025, and 6,250 shares of Company Common Stock underlying Company RSUs held by Dr. Hughes that are scheduled to vest within 60 days after November 18, 2025, and (v) 16,120 shares of Company Common Stock held by Eric Mosbrooker, 106,188 shares of Company Common Stock subject to Company Stock Options held by Mr. Mosbrooker that are exercisable within 60 days of November 18, 2025 and 16,250 shares of Company Common Stock underlying Company RSUs held by Mr. Mosbrooker that are scheduled to vest within 60 days after November 18, 2025. Does not include shares of Company Common Stock resulting from the acceleration in December 2025 of: (i) 23,250 Company RSUs held by Mr. Calderaro, (ii) 82,732 Company RSUs held by Ms. Gallagher and (iii) 78,250 Company RSUs held by Mr. Mosbrooker, each as described in the section of this proxy statement entitled “The Transactions (Proposal No. 1)—Interests of Certain Persons in the Transactions—280G Mitigation Actions” beginning on page 84.

APPRAISAL RIGHTS

If the Merger is completed, stockholders who do not vote in favor of the Transactions Proposal and who properly demand appraisal of their shares of Company Common Stock will be entitled to appraisal rights in connection with the Merger under Section 262. Failure to strictly comply with the procedures specified in Section 262 in a timely and proper manner will result in the loss of your appraisal rights under the DGCL.

The following discussion is not intended to be a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Throughout this summary of appraisal rights and the other descriptions of appraisal rights throughout this proxy statement, we refer to both record holders of Company Common Stock and beneficial owners of Company Common Stock collectively as “stockholders.” The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. If you hold your shares of Company Common Stock through a bank, broker or other nominee, and you wish to exercise appraisal rights, you should consult with your bank, broker or such other nominee.

Under Section 262, stockholders who (i) do not vote in favor of the Transactions Proposal; (ii) continuously hold such shares of Company Common Stock through the Effective Time; and (iii) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive in lieu of the Merger Consideration payment in cash of the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment and is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period.

Stockholders considering seeking appraisal should be aware that the fair value of their shares of Company Common Stock as determined pursuant to Section 262 could be more than, the same as or less than the Merger Consideration.

Under Section 262, when a merger agreement is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes the Company’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, stockholders who wish to exercise appraisal rights or who wish to preserve their right to do so should review the text of Section 262 carefully and in its entirety. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. Stockholders who lose their appraisal rights will be entitled to receive the Merger Consideration (without interest and subject to applicable tax withholding) if the Company’s stockholders approve the Transactions Proposal and the Transactions are subsequently consummated. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company Common Stock in connection with the Merger, the Company believes that any stockholder who considers exercising such rights should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of Company Common Stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Transactions Proposal;

•	the stockholder must deliver to the Company a written demand for appraisal before the vote on the Transactions Proposal at the Special Meeting;

•

the stockholder must continuously hold the shares of Company Common Stock that are subject to the demand from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers such shares of Company Common Stock before the Effective Time);

•

the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Company Common Stock within 120 days after the Effective Time (the Surviving Corporation is under no obligation to file any petition and has no intention of doing so); and

•

the stockholder must serve of a copy of the filed petition on the Surviving Corporation, which must file in the office of the register in Delaware Court of Chancery a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity within 20 days after such service.

Filing Written Demand

Any stockholder wishing to exercise appraisal rights must deliver to the Company, before the vote on the Transactions Proposal at the Special Meeting at which the Transactions Proposal will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares of Company Common Stock, and that stockholder must not vote or submit a proxy in favor of the Transactions Proposal. A Company stockholder exercising appraisal rights must hold the shares on the date the written demand for appraisal is made and must continue to hold the shares of record or beneficially own the shares of Company Common Stock through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Transactions Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Transactions Proposal or abstain from voting on the Transactions Proposal. Neither voting against the Transactions Proposal nor abstaining from voting or failing to vote on the Transactions Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Transactions Proposal. A stockholder’s failure to make the written demand prior to the taking of the vote on the Transactions Proposal at the Special Meeting will constitute a waiver of appraisal rights.

Demand for Appraisal by a Stockholder of Record

A demand for appraisal by a stockholder of record must be executed by or on behalf of such stockholder of record and must reasonably inform us of (i) the identity of the stockholder and (ii) state that the stockholder intends thereby to demand appraisal of such stockholder’s shares of Company Common Stock in connection with the Merger. If a stockholder of record is submitting a demand with respect to shares of Company Common Stock owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares of Company Common Stock are owned of record by more than one Person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner(s) and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner(s). A stockholder of record, such as a brokerage firm, bank, trust or other nominee, who holds shares of Company Common Stock as nominee or intermediary for one or more beneficial owners, may exercise appraisal rights with respect to shares of Company Common Stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of Company Common Stock as to which appraisal is sought. Where no number of shares of Company Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Company Common Stock held in the name of the stockholder of record.

Demand for Appraisal by a Beneficial Owner

A beneficial owner may, in such Person’s name, demand in writing an appraisal of such beneficial owner’s shares of Company Common Stock in accordance with the procedures of Section 262 summarized above, provided that (i) such beneficial owner continuously owns such shares of Company Common Stock through the Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of Section 262(a), and (ii) the demand made by such beneficial owner (1) reasonably identifies the stockholder of record of the shares of Company Common Stock for which the demand is made, (2) is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provides an address at which such beneficial owner consents to receive notices given by the Company under Section 262.

BENEFICIAL OWNERS WHO HOLD THEIR SHARES OF COMPANY COMMON STOCK IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES OF COMPANY COMMON STOCK.

Additional Instructions; Conditions

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Avidity Biosciences, Inc.

3020 Callan Road,

San Diego, California 92121

Telephone: (858) 401-7900

Attention: Corporate Secretary

Any stockholder may withdraw such stockholder’s demand for appraisal and accept the Merger Consideration by delivering to the Company a written withdrawal of the demand for appraisal within 60 days after the Effective Time. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

The shares of Company Common Stock are currently listed on a national securities exchange, and, assuming such shares of Company Common Stock remain listed on a national securities exchange immediately prior to the Merger (which we expect to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who are otherwise entitled to appraisal rights unless (1) the total number of shares of Company Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Company Common Stock eligible for appraisal or (2) the value of the aggregate Merger Consideration in respect of such total number of shares of Company Common Stock exceeds $1 million.

Notice by the Surviving Corporation

If the Merger is completed, within ten days after the Effective Time, the Surviving Corporation will notify each stockholder who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any Company stockholder who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of Company Common Stock held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Company Common Stock. Accordingly, any stockholders who desire to have their shares of Company Common Stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Company Common Stock within the time and in the manner prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the Effective Time, any stockholder who has complied with the requirements for exercise of appraisal rights, or a beneficial owner of shares of Company Common Stock held in either a voting trust or by a nominee on behalf of such Person, will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Company Common Stock not voted in favor of the adoption of the Merger Agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of stockholders of such shares of Company Common Stock. The Surviving Corporation must provide this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of Company Common Stock held either in a voting trust or by a nominee on behalf of such Person may, in such Person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements.

If a petition for an appraisal is duly filed by a stockholder and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of Company Common Stock and with whom agreements as to the value of their shares of Company Common Stock have not been reached (the “Chancery List”). After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares of Company Common Stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. Any Person whose name appears on the Chancery List may participate fully in all proceedings until it is finally determined that such Person is not entitled to appraisal rights under Section 262. Upon application by the Surviving Corporation or by any Person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal.

Determination of Fair Value

After determining the stockholders entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at

5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceedings, the Surviving Corporation may pay to each Person entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares of Company Common Stock as determined by the Delaware Court of Chancery, and (y) interest theretofore accrued, unless paid by the Surviving Corporation as part of the pre-judgment payment to the Person.

In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

Stockholders considering seeking appraisal should be aware that the fair value of their shares of Company Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Company Common Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither the Company nor Novartis anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of the Company and Novartis reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of Company Common Stock entitled to be appraised.

If any stockholder who demands appraisal of shares of Company Common Stock under Section 262 fails to perfect, or loses or successfully withdraws, such stockholder’s right to appraisal, the stockholder’s shares of Company Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw the right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, or if the stockholder delivers to the Surviving Corporation a written withdrawal of such stockholder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262.

From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Company Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the stockholder’s shares of Company Common Stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Company stockholders who exercise their rights of appraisal pursuant to Section 262 do not waive their rights to receive their pro rata allocation of shares of SpinCo Common Stock pursuant to the Distribution and/or a pro rata distribution of Permitted Sale Proceeds, if any.

To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

MARKET PRICES AND DIVIDEND DATA

Company Common Stock is listed on Nasdaq under the symbol “RNA.” As of the Record Date, there were [●] shares of Company Common Stock outstanding, held by approximately [●] stockholders of record. The Company has never declared or paid any cash dividends on Company Common Stock.

The following table presents the high and low intra-day sale prices of Company Common Stock on Nasdaq during the fiscal quarters indicated:

	Common Stock Prices
	High ($)	Low ($)
Fiscal Year 2025 – Quarter Ended	[●]	[●]
December 31 (through [●])	[●]	[●]
September 30	51.40	27.71
June 30	38.00	21.51
March 31	36.38	26.74
Fiscal Year 2024 – Quarter Ended	56.00	8.86
December 31	56.00	28.32
September 30	48.80	36.63
June 30	42.00	21.46
March 31	26.24	8.86
Fiscal Year 2023 – Quarter Ended	25.74	4.83
December 31	9.57	4.83
September 30	11.49	6.11
June 30	17.55	10.37
March 31	25.74	14.28

On [●], the latest practicable trading day before the printing of this proxy statement, the closing price for Company Common Stock on Nasdaq was $[●] per share. You are encouraged to obtain current market quotations for Company Common Stock.

Following the Merger, Company Common Stock will no longer be publicly traded and will be delisted from Nasdaq and deregistered under the Exchange Act, each in accordance with applicable law, rules and regulation. As a result, following the Merger, we will no longer file periodic reports with the SEC and you will no longer have any interest in the Company’s future earnings or growth.

OTHER MATTERS

Other Matters

No matters other than the matters described in this proxy statement will be presented for action at the Special Meeting, nor may any additional matters be included.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal operating offices, Avidity Biosciences, Inc., 3020 Callan Road, San Diego, CA 92121, Attention: Corporate Secretary, or if you call us at (858) 401-7900. In the future, if you want to receive separate copies of the proxy statement or annual report to stockholders, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

Submission of Stockholder Proposals

If the Merger is consummated, the Surviving Corporation will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed, we expect to hold an annual meeting of stockholders in 2026 (our “2026 Annual Meeting”).

In accordance with the SEC’s Rule 14a-8, to be considered for inclusion in the proxy statement for the 2026 Annual Meeting, your proposal must be submitted in writing, 120 calendar days before the date of the Company’s proxy statement in connection with the annual meeting, to our Corporate Secretary at Avidity Biosciences, Inc., 3020 Callan Road, San Diego, CA 92121. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2026 Annual Meeting, you must have delivered your notice to our Corporate Secretary at the address above between February 11, 2026, and March 12, 2026, which is between 120 and 90 days prior to the first anniversary of the 2025 Annual Meeting of stockholders. Your notice to the Corporate Secretary must set forth information specified in the Bylaws, including your name and address and the class and number of our shares that you beneficially own.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2026.

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting; and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must include, as to each person you propose to nominate for election as a director, the information required by the Bylaws and any other information concerning the proposed nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence (or lack of independence) of the proposed nominee.

For more information, and for more detailed requirements, please refer to our Bylaws, which were filed on as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on December 13, 2023.

In the event of the Spin-Off, SpinCo stockholders will receive separate communications from SpinCo about SpinCo’s annual meeting procedures.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company files at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. The Company’s public filings are also available in electronic format to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You can also review the Company’s SEC filings on its website at https://investors.aviditybiosciences.com/sec-filings. Information included on the Company’s website is not a part of and is not incorporated in this proxy statement.

The SEC allows the Company to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents described below that the Company has previously filed with the SEC, as well as the annexes to this proxy statement. These documents contain important information about the Company and its financial condition.

The following documents listed below that the Company has previously filed with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 8, 2025, August 7, 2025, and November 10, 2025, respectively;

•	Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Common Stockholders, filed with the SEC on April 29, 2025; and

•

Current Reports on Form 8-K, filed with the SEC on January 8, 2025, February 27, 2025, March 17, 2025, March 25, 2025, April 29, 2025, May 8, 2025, June 9, 2025, June 10, 2025, July 23, 2025, August 7, 2025, September 10, 2025, September 12, 2025, October 14, 2025, October 27, 2025, and December 18, 2025.

All documents that the Company files pursuant to Section 13(a), 13(c), 14 or 15(d) under the Exchange Act from the date of this proxy statement to the date on which the Special Meeting is held, including any adjournments or postponements, will also be deemed to be incorporated by reference in this proxy statement. Notwithstanding anything herein to the contrary, any information furnished under Item 2.02 or Item 7.01 of the Company’s Current Reports on Form 8-K, and any other information which is furnished but not filed with the SEC, is not incorporated herein by reference.

You may obtain any of the documents incorporated by reference from the SEC’s website described above. Documents incorporated by reference in this proxy statement are also available from the Company without charge, excluding all exhibits unless specifically incorporated by reference in such documents. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from the Company at the following address:

Avidity Biosciences, Inc.

3020 Callan Road,

San Diego, California 92121

Telephone: (858) 401-7900

Attention: Corporate Secretary

If you would like to request documents, please do so by [●] to receive them before the Special Meeting. If you request any incorporated documents, the Company will strive to mail them to you by first-class mail, or another equally prompt means, within one business day of receipt of your request.

You should rely only on the information contained in this proxy statement, including the annexes attached hereto or the information incorporated by reference herein, to vote your shares of Company Common Stock at the Special Meeting. The Company has not authorized anyone to provide you with information that differs from that contained in this proxy statement. This proxy statement is dated [●]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders will not create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

DATED AS OF OCTOBER 25, 2025

AMONG

NOVARTIS AG,

AJAX ACQUISITION SUB, INC.

AND

AVIDITY BIOSCIENCES, INC.,

A-i

A-ii

SCHEDULES AND EXHIBITS

Schedule I	Antitrust Proceedings
Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation

A-iii

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), is made and entered into as of October 25, 2025, among NOVARTIS AG, a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland (“Parent”), AJAX ACQUISITION SUB, INC., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and AVIDITY BIOSCIENCES, INC., a Delaware corporation (the “Company”).

INTRODUCTION

WHEREAS, on the terms and subject to the conditions set forth herein, the parties intend that Merger Sub will be merged (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly owned Subsidiary of Parent, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, in connection with the transactions contemplated hereby, the parties wish to effect the separation of the SpinCo Business and the RemainCo Business, prior to the Effective Time, through a spin-off of the SpinCo Business (or a portion thereof) into a separate, publicly traded company, which may be preceded or followed by a sale of certain SpinCo Assets pursuant to a certain right of first negotiation, in each case, in accordance with this Agreement and the Spin-Off Agreements;

WHEREAS, the Company Board has unanimously (i) determined that this Agreement, the Separation and Distribution Agreement and the Transactions are advisable, fair to and in the best interests of the Company and the stockholders of the Company (the “Stockholders”), (ii) adopted, approved and declared advisable this Agreement, the Separation and Distribution Agreement and the Transactions in accordance with the DGCL, and approved the execution, delivery and performance by the Company of this Agreement and the Separation and Distribution Agreement and the consummation by the Company of the Transactions, (iii) resolved to recommend that the Stockholders vote to approve the adoption of this Agreement and the Separation and Distribution Agreement on the terms and subject to the conditions set forth herein and in the Separation and Distribution Agreement (the “Company Recommendation”) and (iv) to the extent necessary, adopted a resolution having the effect of causing this Agreement and the Transactions not to be subject to any Takeover Provision that might otherwise apply to the Transactions, in each case on the terms and subject to the conditions of this Agreement;

WHEREAS, the respective boards of directors of Parent and Merger Sub have adopted, approved and declared advisable this Agreement and the Transactions and the board of directors of Merger Sub has recommended that the sole stockholder of Merger Sub adopt this Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and SpinCo are executing and delivering the Separation and Distribution Agreement and the License Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATION

SECTION 1.1. Definitions.

(a) As used in this Agreement, the following terms have the respective meanings set forth below:

“Acquisition Proposal” means any inquiry, offer, proposal or indication of interest (in writing or otherwise) from any Person or “group” (as defined under Section 13(d) of the Exchange Act) relating to any transaction or series of related transactions (other than the Transactions) involving (i) any acquisition or purchase by any Person or “group” (as defined under Section 13(d) of the Exchange Act), directly or indirectly, of 20% or more of any class of outstanding voting or equity securities of the Company, or any tender offer or exchange offer that, if consummated, would result in any Person or “group” (as defined under Section 13(d) of the Exchange Act) beneficially owning 20% or more of any class of outstanding voting or equity securities of the Company, (ii) any merger, amalgamation, consolidation, share exchange, business combination, liquidation, dissolution or similar transaction involving the Company or any Company Subsidiary that, if consummated, would result in any Person or “group” (as defined under Section 13(d) of the Exchange Act), directly or indirectly, (A) acquiring assets (including equity interests of any Company Subsidiary) of the Company or any Company Subsidiary representing 20% or more of the Company’s consolidated assets (based on the fair market value thereof) or (B) beneficially owning 20% or more of any class of outstanding voting or equity securities of the Company or of the surviving entity or of the resulting direct or indirect parent of the Company or such surviving entity, (iii) any acquisition or license (other than any non-exclusive and non-material license granted by the Company in the ordinary course of business consistent with past practice) of, or joint venture, collaboration or other similar transaction involving, (A) assets (including equity interests of any Company Subsidiary) of the Company or any Company Subsidiary representing 20% or more of the Company’s consolidated assets (based on the fair market value thereof), or (B) delpacibart etedesiran (del-desiran), delpacibart braxlosiran (del-brax) or delpacibart zotadirsen (del-zota) or (iv) any combination of the foregoing; provided, however, that none of the Spin-Off Distribution, the ROFN Sale or any inquiry, offer, proposal or indication of interest solely to effect the ROFN Sale shall be an Acquisition Proposal.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Anti-Corruption Laws” means all Laws regarding corruption, bribery, ethical business conduct, money laundering, political contributions, gifts, gratuities, and improper payments, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. §78-dd-1, et seq.), the UK Bribery Act 2010, and Laws implementing the Organisation for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Antitrust and Judgment/Illegality Conditions” means the conditions set forth in Section 7.1(b), Section 7.1(c) and Section 7.2(a) (it being understood that for purposes of Section 8.3(c)(ii), Section 7.2(a) constitutes an Antitrust and Judgment/Illegality Condition even if Parent or Merger Sub waives such condition).

“Business Day” (i) means any day other than Saturday, Sunday or any day on which commercial banks in New York, New York or Basel or Zurich, Switzerland are authorized or required by applicable Law to remain closed, and (ii) solely for the purposes of determining the Closing Date, means any day other than a Saturday or Sunday or any day on which the Secretary of State of Delaware is authorized or required by applicable Law to remain closed.

“Cardiovascular Product” has the meaning set forth in the License Agreement.

“Code” means the Internal Revenue Code of 1986.

“Collaboration Partners” means any of the Company’s or any Company Subsidiary’s licensees or licensors or any Third Party with which the Company or any Company Subsidiary has entered into a Contract for the research, development, supply, manufacturing, testing, distribution, import, export or commercialization of the Company Platform or any Company Product.

“Company Board” means the Board of Directors of the Company.

“Company Charter Documents” means the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company.

“Company Common Stock” means shares of common stock, par value $0.0001 per share, of the Company.

“Company Employee Benefit Plan” means any benefit plan, program, policy, practice, trust, fund, arrangement or Contract (i) maintained, contributed to or required to be contributed to by the Company or any Company Subsidiary or (ii) under which the Company or any Company Subsidiary has or would reasonably be expected to have any liability (including on account of any ERISA Affiliate of the Company or any Company Subsidiary) (whether or not an “employee benefit plan” within the meaning of Section 3(3) of ERISA), in each case of clauses (i) and (ii), that provides benefits to current or former employees, non-employee directors, or individual independent contractors (or beneficiaries thereof), including any pension, profit-sharing, 401(k) retirement, bonus, incentive compensation, deferred compensation, loan, vacation, sick pay, employee stock ownership, stock purchase, stock option or other equity-based compensation plans, severance, indemnification, employment, Contractor, unemployment, death, hospitalization, sickness, or other medical, dental, vision, life, or other insurance, long- or short-term disability, change of control, fringe benefit, cafeteria plan or any other employee or fringe benefit plan, program, policy, practice, trust, fund, arrangement or Contract (in each case prior to giving effect to the Spin-Off). Company Employee Benefit Plan shall not include any plan or arrangement maintained by a Governmental Authority.

“Company Equity Awards” means the Company Stock Options and the Company RSUs.

“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by (whether wholly or jointly with others), licensed or sublicensed to, or used or held for use by, the Company or any Company Subsidiary that, in each case, (i) are used or practiced in, intended to be used with or practiced in, developed, filed or registered for, or necessary to, the conduct of the RemainCo Business as presently conducted and as presently contemplated to be conducted, (ii) relate to the Company Platform or (iii) relate to any Company Product that is included in the RemainCo Assets, including all Owned Company Intellectual Property and all Non-Owned Company Intellectual Property.

“Company Material Adverse Effect” means any event, condition, change, effect, circumstance, occurrence or development of a state of facts (each, an “Effect” and, collectively, “Effects”), individually or in the aggregate with all other Effects, that has had, or would reasonably be expected to have, a material adverse effect on (i) the business, operations, assets, properties, liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the Transactions on or before the Outside Date; provided that no such Effect shall be considered in determining whether a Company Material Adverse Effect has occurred for purposes of clause (i) of this definition to the extent that it results from:

(A) changes in any applicable Law or GAAP or interpretation thereof occurring after the date hereof;

(B) changes generally affecting the economy or financial or securities markets (including changes in interest rates and exchange rates);

(C) general conditions in the biopharmaceutical industry;

(D) acts of terrorism, war, armed hostilities, natural disasters, weather-related events or fires, epidemics, pandemics or disease outbreaks, or any escalation or general worsening of any of the foregoing in this clause (D);

(E) changes in the market price or trading volume of the shares of Company Common Stock (it being understood and agreed that the facts and circumstances giving rise to such changes may be taken into account in determining whether there has been a Company Material Adverse Effect);

(F) any failure, in and of itself, by the Company to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period ending on or after the date hereof (it being understood and agreed that the facts and circumstances giving rise to such failure may be taken into account in determining whether there has been a Company Material Adverse Effect);

(G) the announcement, pendency, or consummation of the Transactions (including any resulting loss of or adverse change in the relationship of the Company and the Company Subsidiaries with their respective customers, partners or suppliers) (it being understood and agreed that this clause (G) shall not apply with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of this Agreement or the Spin-Off Agreements, the consummation of the Transactions or the ROFN Sale or the performance of obligations hereunder);

(H) any results, outcomes or data arising from the non-clinical studies or clinical trials of the Company or any competitors of the Company (or the announcements thereof);

(I) results of meetings with, or any guidance, announcement or publication, by the FDA or other Governmental Authority relating to any Company Product or product or product candidate of any competitor of the Company, including any decision by the FDA or any other Governmental Authority with respect to approval, market entry or threatened market entry of any product competitive with any Company Product;

(J) any manufacturing or supply chain disruptions or delays affecting any Company Product (to the extent not caused by any action or failure to take any action of the Company or any Company Subsidiary);

(K) any developments relating to reimbursement, coverage or payor rules with respect to any Company Product, and any recommendations, statements or other pronouncements published or proposed by professional medical organizations or any Governmental Authority, or any panel or advisory body empowered or appointed thereby, relating to pricing, reimbursement or coverage of any Company Product or product or product candidate of any competitor of the Company;

(L) any Transaction Litigation;

(M) Effects solely to the extent that they (1) relate to the SpinCo Assets or SpinCo Liabilities, (2) would not, individually or in the aggregate, reasonably be expected to adversely affect the Company, any other member of the RemainCo Group, the RemainCo Business, Parent or any of Parent’s Affiliates and (3) would not, individually or in the aggregate, reasonably be expected to have a material and adverse effect on the ability of SpinCo to perform its obligations under the Third Party Agreements (as defined in the Separation and Distribution Agreement); and

(N) the matter(s) set forth in Section 1.1(a)(i) of the Company Disclosure Letter;

in each case with respect to clauses (A), (B), (C), and (D), only to the extent the Company and the Company Subsidiaries, taken as a whole, are not disproportionately affected by such changes or events relative to other companies in the biopharmaceutical industry (and only to the extent of such disproportionate impact), and with respect to clauses (H), (I), (J) and (K), only to the extent such condition or event does not result from (1) any action taken (or the failure to take any action) by or at the direction of the Company or any Company Subsidiary constituting common law fraud or a violation of applicable Law or (2) any willful or material failure on the part of the Company or any Company Subsidiary to comply with the then-approved clinical protocol for the development of any Company Product, unless Parent shall have consented in writing to the taking of, or the failure to take, any such action.

“Company Platform” means the Company’s platform technology relating to oligonucleotide-based therapeutics or delivery technologies, including all uses and processes involved in the use of such platform technologies, and all modifications thereto, including the technologies set forth in Exhibit 1.128 of the License Agreement.

“Company Product” means any product or product candidate (including any pharmaceutical or medicinal therapy agents, compounds or molecules) subject to a non-clinical or clinical trial, or being researched, tested, developed, manufactured, imported, exported or otherwise exploited by, or on behalf of, the Company or any Company Subsidiary or any other product with respect to which the Company or any Company Subsidiary has royalty rights, (a) including delpacibart etedesiran (del-desiran), delpacibart braxlosiran (del-brax), delpacibart zotadirsen (del-zota), and AOC 1045 and (b) other than for purposes of Section 4.19 and Section 6.7, excluding any Cardiovascular Products that are SpinCo Assets, in each case, in any dosage form or formulation.

“Company RSUs” means all restricted stock units denominated in Company Common Stock, whether subject to time-based or performance-based vesting, that are granted under any Stock Plan.

“Company Stock Options” means all options to purchase shares of Company Common Stock granted under any Stock Plan.

“Company Subsidiaries” means the Subsidiaries of the Company.

“Company Subsidiary Charter Documents” means the certificate of incorporation and bylaws, or applicable equivalent documents, of the Company Subsidiaries.

“Company Tax Group” means the Company or any Company Subsidiary (including SpinCo and its Subsidiaries for any period ending on or before the date of the Spin-Off Distribution (if any) or the closing of the ROFN Purchase Agreement (if any), as applicable), and any grouping among the Company and the Company Subsidiaries for Tax purposes.

“Company Warrants” means all warrants to purchase shares of Company Common Stock, including the pre-funded warrants originally issued by the Company on March 4, 2024.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of July 15, 2025, between the Company and Novartis International AG, as amended on July 27, 2025.

“Contract” means, with respect to any Person, any contract, agreement, lease, sublease, license, sublicense, commitment, sale or purchase order, indenture, note, bond, loan, mortgage, deed of trust, instrument or other arrangement, whether written or oral, that is or purports to be legally binding and to which such Person is a party or by which such Person or such Person’s properties or assets are bound.

“Copyrights” means all copyrights (including all copyrights in any packaging, package inserts, website content, social media content, marketing or promotional materials, labeling information or other text provided to consumers), mask works, fonts and typefaces and similar rights, whether registered or unregistered, and all rights in any copyrightable works, in each case, throughout the world, all registrations and applications for any of the foregoing and all extensions, restorations and renewals for any of the foregoing, and all rights and priorities afforded under any Law with respect to any of the foregoing in any jurisdiction.

“Data Room” means the electronic data room hosted by Donnelley Financial Solutions and maintained by the Company in connection with the Transactions.

“Employee Company RSU” means any Company RSU granted to a then-current employee of the Company or any Company Subsidiary.

“Employee Company Stock Option” means any Company Stock Option granted to a then-current employee of the Company or any Company Subsidiary.

“Environmental Laws” means any Law, Judgment or Authorization relating to pollution, the environment, natural resources, or human health and safety, including any of the foregoing relating to (i) the presence, receipt, management, manufacture, processing, generation, use, distribution, transport, treatment, handling, storage, disposal, removal or remediation of any Hazardous Substance, (ii) air, indoor air, water (including ground, surface and drinking water), land surface or subsurface strata, noise or odor pollution, (iii) the Release or threatened Release into the environment of any Hazardous Substance, or (iv) the health and safety of employees and other individuals.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person which is (or at any relevant time was or will be) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliate service group” with the Company as such terms are defined in Sections 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exclusively Licensed Intellectual Property” means all Non-Owned Company Intellectual Property that is exclusively licensed to the Company or any Company Subsidiary, including any Non-Owned Company Intellectual Property that is exclusively licensed to the Company or any Company Subsidiary relating to (i) the Company Platform or any Company Product or the exploitation thereof, in each case, to the extent such exclusively in-licensed Non-Owned Company Intellectual Property (A) is used or practiced in, intended to be used with or practiced in, developed, filed or registered for, or necessary to, the conduct of the RemainCo Business as presently conducted and as presently contemplated to be conducted or (B) relates to any Company Product that is included in the RemainCo Assets, (ii) reagents for manufacturing, (iii) methods of manufacturing or (iv) methods or fields of use, whether or not the license is subject to retained rights of the licensor or other Persons, of any of the foregoing.

“Expenses” means all out-of-pocket costs and expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Spin-Off Agreements, the ROFN Purchase Documents and the Transactions, including the preparation, printing, filing and mailing of the Proxy Statement and the Spin-Off Registration Statement and all other matters related to the Transactions.

“FDA” means the United States Food and Drug Administration or any successor agency thereto.

“FDCA” means the United States Federal Food, Drug, and Cosmetic Act.

“Foreign Investment Laws” means all applicable Laws in effect from time to time that are designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in or control over domestic equities, securities, entities, assets, land or other holdings for reasons of national security or other public policy.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Good Clinical Practices” means all applicable requirements and standards for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials of pharmaceuticals (including drugs and biologics) (including all applicable requirements relating to protection of human subjects), as set forth in the FDCA (including 21 C.F.R. Parts 11, 50, 54, 56, and 312), and such standards of good clinical practice (including all applicable requirements relating to protection of human subjects), or as are required by Governmental Authorities in any other countries, including applicable regulations or guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use, where the Company currently intends to sell Company Products.

“Good Documentation Practices” means all applicable requirements and standards and practices of creating and maintaining records that are accurate, attributable, verified as genuine, legible, contemporaneous and complete, and are created and stored using security measures that protect the confidential nature (if applicable) and integrity of the records, and prevent unauthorized access to, and alteration, corruption or loss of such records in a manner sufficient to satisfy the requirements contained in 21 C.F.R. Parts 58, 312, 210, and 211, the FDA’s relevant guidance documents including E6(R2) Good Clinical Practice: Integrated Addendum to ICH E6(R1) (March 2018), and all comparable standards of any other applicable Governmental Authority.

“Good Laboratory Practices” means all applicable requirements and standards for conducting non-clinical laboratory studies of pharmaceuticals (including drugs and biologics), as set forth in the FDCA (including 21 C.F.R. Parts 11 and 58), and such standards of good laboratory practices as are required by Governmental Authorities in any other countries, including applicable regulations or guidelines from the Organisation for Economic Co-operation and Development, where the Company currently intends to sell Company Products.

“Good Manufacturing Practices” means all applicable requirements and standards for the manufacture, processing, packaging, testing, transportation, handling and holding of drug products, as set forth in the FDCA (including 21 C.F.R. Parts 11, 210, 211, and 610), and such standards of good manufacturing practices as are required by Governmental Authorities in any other countries, including applicable regulations or guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use, where the Company currently intends to sell the Company Products.

“Governmental Authority” means any transnational, supranational, national, federal, state, provincial, municipal, local or foreign governmental, judicial, quasi-judicial, legislative, executive, regulatory (including stock exchange) or administrative authority, department, agency, organization, body, court, arbitration tribunal or panel, instrumentality or official, including any political subdivision thereof.

“Hazardous Substance” means (i) any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, (ii) any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including any medical or biological waste, reagent, petroleum product or byproduct, asbestos or asbestos-containing material, lead, polychlorinated biphenyls, per- and poly-fluoroalkyl substances or (iii) any substance, waste or material regulated under any Environmental Law or that is capable of causing harm or injury to human health, natural resources or the environment or would reasonably be expected to give rise to liability or any obligation to remediate under any applicable Law.

“Health Care Laws” means (i) the FDCA, the PHSA and all other Laws applicable to the ownership, testing, research, development, manufacture, quality, safety, packaging, storage, use, distribution, labeling, promotion, sale, offer for sale, import, export or disposal of pharmaceutical products; (ii) all U.S. federal and state fraud and abuse Laws, including the Federal Healthcare Program Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Exclusion Laws (42 U.S.C. § 1320a-7); (iii) the Health Insurance Portability and Accountability Act of 1996 (commonly referred to as “HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (commonly referred to as the “HITECH Act”) (Pub. L. 104–191; Pub. L. 111-5); (iv) Titles XVIII (42 U.S.C. §1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) of the U.S. Social Security Act of 1935; (v) the U.S. federal Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h); (vi) Laws governing all federal and state health care programs defined in 42 U.S.C. §1320a-7b(f), government pricing or price reporting programs, including Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, the VA Federal Supply Schedule (38 U.S.C. § 8126), TRICARE (10 U.S.C. § 1071 et seq.) or any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement; (vii) all applicable Laws or Judgments administered by the FDA and other applicable Regulatory Authorities, including those governing or relating to Good Clinical Practices, Good Documentation Practices, Good Laboratory Practices, and Good Manufacturing Practices, including FDA’s regulations at 21 C.F.R. Parts 11, 50, 54, 56, 58, 210, 211, 312, 600 and 610; and (viii) any other applicable Laws related to healthcare regulatory matters, including any comparable state, local and foreign equivalent Laws in respect of any of the foregoing.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property” means all intellectual property, industrial and proprietary rights of any kind or nature, whether protected, created or arising under any Law in any jurisdiction, including the following: (i) Patents, (ii) Trademarks, (iii) Copyrights, (iv) Know-How, (v) all rights in software, designs, databases, data, collections of data, and compilations of data, (vi) domain names (both gTLDs, including traditional and new gTLDs, and ccTLDs), URLs, web addresses, social media tags, handles and other identifiers and all accounts therefor, (vii) all rights to sue, at law or in equity, for past, present and future infringements, misappropriations or other violations of any of the foregoing, (viii) all rights to secure or recover the proceeds, including licenses, royalties, income, payments, claims and damages, and all injunctive and other relief, with respect to any such infringements, misappropriations or other violations, and (ix) all other rights similar or pertaining to any of the foregoing in any jurisdiction worldwide.

“Intervening Event” means any Effect occurring or arising after the date hereof that did not result from or arise out of the announcement or pendency of, or any actions required to be taken by the Company (or to be refrained from being taken by the Company) pursuant to, this Agreement and that was neither known to, nor reasonably foreseeable by, or the effects of which were neither known to, nor reasonably foreseeable by, the Company Board as of the date hereof, that materially and positively affects the business, assets or operations of the Company and the Company Subsidiaries, taken as a whole, and is not related to any Acquisition Proposal, which Effect becomes known to the Company Board after the date hereof and prior to obtaining the Requisite Company Vote to approve the adoption of this Agreement and the Separation and Distribution Agreement, other than (i) the receipt, existence of or terms of an Acquisition Proposal, (ii) any inquiry, indication of interest, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or the consequences thereof, (iii) developments or changes in the biopharmaceutical industry, (iv) changes, in and of itself, in the market price or trading volume of the shares of Company Common Stock, or (v) the fact that, in and of itself, the Company exceeds any internal or published industry analyst projections or forecasts or estimates of revenues or earnings.

“IRS” means the Internal Revenue Service of the United States of America.

“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation (excluding any public networks).

“Judgment” means any judgment, ruling, order, writ, injunction, award, decision, assessment or decree of any Governmental Authority (whether temporary, preliminary or permanent).

“Know-How” means all trade secrets (including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding statutory or common law of any jurisdiction), know-how, and similar proprietary rights in confidential information of any kind, inventions (whether patentable or not and whether or not reduced to practice), discoveries, analytic models, improvements, compounds, processes, techniques, assays, chemical and biological materials, devices, methods, patterns, formulations and specifications.

“Law” means any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, rule, regulation, ruling, guidance, decree, treaty, Judgment or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“License Agreement” has the meaning set forth in the Separation and Distribution Agreement.

“Lien” means, with respect to any property or asset, any mortgage, lien, license, sublicense, pledge, claim, charge, hypothecation, option, right of first or last refusal, right of first or last offer, covenant not to sue, assert or exercise, security interest or other encumbrance of any kind or nature whatsoever.

“made available to Parent” means that such information, document or material was: (i) publicly available and filed as an exhibit to a Company SEC Document available on the SEC EDGAR database after January 1, 2024, and at least three days prior to the date hereof, (ii) delivered to Parent or Parent’s Representatives via electronic mail or in hard-copy form at least 24 hours prior to the execution and delivery of this Agreement, or (iii) made available for review by Parent or Parent’s Representatives at least 24 hours prior to the execution and delivery of this Agreement in the Data Room.

“Nasdaq” means the Nasdaq Stock Market.

“Non-Employee Company RSU” means any Company RSU that is not an Employee Company RSU.

“Non-Employee Company Stock Option” means any Company Stock Option that is not an Employee Company Stock Option.

“Non-Owned Company Intellectual Property” means all Company Intellectual Property that is not Owned Company Intellectual Property.

“Owned Company Intellectual Property” means all Company Intellectual Property owned or purportedly owned (whether wholly or jointly with others, as applicable) by the Company or any Company Subsidiary (or, with respect to Company Intellectual Property owned or purportedly owned by and licensed from SpinCo, by SpinCo).

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, that has had, or would reasonably be expected to have, a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions on or before the Outside Date.

“Patents” means all national, regional and international statutory invention registrations, issued patents and patent applications of any kind, including all applications and filings made pursuant to the Patent Cooperation Treaty (PCTs), provisionals, non-provisionals, converted provisionals, requests for continued examination, continuations, continuations-in-part, divisionals, substitutions, additions, reexaminations, reissues, supplemental examinations, oppositions, inter partes review, post-grant review, transitional program for covered business method patent review, interference proceedings, derivation proceedings, all rights in respect of design patents, utility models, certificates of invention and any similar rights, including so-called pipeline protection, patent term extension, and supplemental protection certificates, all inventions disclosed in each such registration, patent or patent application, and all rights and priorities afforded under any Law with respect to any of the foregoing in any jurisdiction, including all earlier-filed applications from which benefit or priority rights are derived, and all extensions, restorations, and renewals of any of the foregoing.

“Permitted Lien” means (i) any Lien that arises out of or with respect to Taxes of the Company Tax Group not yet due and payable that arose by operation of Law or that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (ii) any materialmen’s, mechanics’, carriers’, workers’, warehousemen’s, repairers’ and similar Liens arising in the ordinary course of business, securing obligations as to which there is no default and which are not yet due and payable, or the validity or amount of which is being contested in good faith by appropriate proceedings which have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves have been established in accordance with GAAP, (iii) with respect to real property, any nonmonetary Lien or other requirement or restriction arising under any zoning, entitlement, building, conservation restriction or other land use or Environmental Law that is not violated by the current or proposed use of such real property or the operation of the business of the Company and the Company Subsidiaries, and (iv) any non-exclusive licenses to or under Intellectual Property granted by the Company or any Company Subsidiary to any vendor or contractor pursuant to an agreement entered into in the ordinary course of business consistent with past practice in which such license is incidental to and not material to performance under such agreement.

“Permitted Sale Proceeds” means the cash proceeds received by the Company, any of its Affiliates or SpinCo in a ROFN Sale or Permitted Third Party Sale less the total amount of Expenses incurred by or on behalf of the Company or SpinCo in connection with or related to the authorization, preparation, negotiation, execution and performance of such transaction and any definitive agreements related thereto.

“Permitted Third Party Sale” means a sale of SpinCo by the Company to a Third Party in exchange for payment of an agreed purchase price in accordance with Section 2.8.

“Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or other entity, including any Governmental Authority.

“Personal Data” means all data or information that relates to an identified or identifiable person and any other data or information that constitutes personal data or personal information under any applicable Law relating to privacy, data protection, or other Laws pertaining to data protection and information security, which information includes any genetic data, financial, credit, medical information, names, addresses, social security or insurance numbers, telephone numbers, facsimile numbers, email addresses or other contact information, any device identifier, or any other information that constitutes protected health information under 45 C.F.R. § 160.103.

“PHSA” means the Public Health Service Act.

“Pre-Closing Period” means the period from the date hereof until the earlier of the Effective Time and the valid termination of this Agreement pursuant to Article 8.

“Proceeding” means any suit, claim, action, proceeding, arbitration, mediation, investigation, litigation, hearing, demand, inquiry or request for documents, whether by subpoena or informal letter.

“Proxy Statement” means the proxy statement relating to the Stockholders’ Meeting, as amended or supplemented from time to time, together with all annexes, schedules or exhibits thereto (including the letter to stockholders, notice of meeting and form of proxy), as required to be filed with the SEC.

“Regulatory Authority” means the FDA, the European Medicines Agency, the U.K. Medicines and Healthcare products Regulatory Agency, the China National Medical Products Administration, China’s Center for Drug Evaluation, the Japan Pharmaceuticals and Medical Devices Agency, Health Canada and any other Governmental Authority with jurisdiction over the research, development, commercialization, manufacture, marketing or exploitation of the Company Platform or any Company Product, or any successor agency to any of the foregoing.

“Release” means any release, spill, emission, discharge, leaking, pouring, dumping or emptying, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including soil, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property.

“RemainCo Assets” has the meaning set forth in the Separation and Distribution Agreement.

“RemainCo Business” has the meaning set forth in the Separation and Distribution Agreement.

“RemainCo Group” has the meaning set forth in the Separation and Distribution Agreement.

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, auditors, consultants, agents and other representatives.

“Requisite Company Vote” means the affirmative vote of the holders of not less than a majority of the outstanding Company Common Stock.

“ROFN” means the right of first negotiation granted to the ROFN Holder by the Company under the ROFN Side Letter.

“ROFN Assets” means the assets of the Company and its Subsidiaries that are subject to the ROFN in the ROFN Side Letter; provided, however, in no case shall any RemainCo Assets be included in the ROFN Assets.

“ROFN Holder” has the meaning set forth in Section 1.1(a)(ii) of the Company Disclosure Letter.

“ROFN Purchase Agreement” means a definitive written agreement entered into between the Company or any of its Subsidiaries, on the one hand, and the ROFN Holder or one of its Affiliates, on the other hand, in which the parties agree to effect the ROFN Sale.

“ROFN Purchase Documents” mean collectively, the ROFN Purchase Agreement and any written Contracts between the Company or any of its Subsidiaries, on the one hand, and the ROFN Holder or one of its Affiliates, on the other hand, or other instruments and documents delivered in connection therewith.

“ROFN Sale” means a transaction or series of related transactions that directly result from any exercise by the ROFN Holder of the ROFN pursuant to the terms and conditions of the ROFN Side Letter in which the ROFN Assets (but no other assets of the Company or its Subsidiaries) are sold, licensed or transferred, directly or indirectly, and in accordance with Section 2.7.

“ROFN Side Letter” means the side letter agreement, dated as of November 27, 2023, between the Company and the ROFN Holder, but excluding any subsequent amendments, modifications or restatements thereof.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement entered into between SpinCo and the Company on or about the date hereof.

“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed the sum of (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Law governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, (c) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature, and (d) such Person is not insolvent under applicable Law. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

“SpinCo” means Bryce Therapeutics, Inc., a Delaware corporation.

“SpinCo Assets” has the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Business” has the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Employees” has the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Liabilities” has the meaning set forth in the Separation and Distribution Agreement.

“Spin-Off” means the transactions contemplated by the Separation and Distribution Agreement and the Spin-Off Registration Statement, including the formation of SpinCo, the assignment or license of assets and liabilities of the Company to SpinCo, and the Spin-Off Distribution.

“Spin-Off Agreements” means the Separation and Distribution Agreement, the License Agreement and the Transition Services Agreement.

“Spin-Off Distribution” means the Distribution, as such term is defined in the Separation and Distribution Agreement.

“Stock Plans” means the Company’s 2013 Amended and Restated Equity Incentive Plan, 2020 Incentive Award Plan, 2022 Employment Inducement Incentive Award Plan, each as amended from time to time, and any other equity plans, agreements or arrangements of the Company or any Company Subsidiary, other than the ESPP.

“Subsidiary” means, with respect to any Person, any other Person of which (i) such first Person or any of its subsidiaries is a general partner or holds a majority of the voting interests of a partnership or (ii) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other corporate bodies performing similar functions (or, if there are no such ownership interests having ordinary voting power, 50% or more of the equity interests of which) are at any time directly or indirectly owned or controlled by such first Person.

“Superior Proposal” means a bona fide written Acquisition Proposal made by any Person or “group” (as defined under Section 13(d) of the Exchange Act) after the date hereof and prior to obtaining the Requisite Company Vote to approve the adoption of this Agreement and the Separation and Distribution Agreement that is on terms that the Company Board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation), taking into account all legal, financial, regulatory, and other aspects of the Acquisition Proposal and the Person or “group” (as defined under Section 13(d) of the Exchange Act) making the Acquisition Proposal (including any conditions to closing and certainty of closing, timing, any applicable break-up fees and expense reimbursement provisions, and ability of such Person or “group” (as defined under Section 13(d) of the Exchange Act) to consummate the Acquisition Proposal), (a) would, if consummated, result in a transaction that is more favorable to the holders of Company Common Stock (solely in their capacity as such) from a financial point of view than the Transactions (including any revisions to the terms of this Agreement proposed by Parent pursuant to Section 6.9(d)) and (b) is reasonably likely to be consummated on the terms proposed without undue delay; provided that, for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”; provided further that in no event shall an Acquisition Proposal be deemed to be a Superior

Proposal (i) if consummation of the transaction contemplated thereby is subject to any financing condition or otherwise requires financing that is not fully committed or (ii) solely as a result of such Acquisition Proposal not including a condition relating to a spin-off or separation of any business or assets of the Company or any ROFN Sale as a condition to the consummation thereof.

“Takeover Provisions” means any “moratorium,” “control share acquisition,” “fair price,” “interested stockholder,” “affiliate transaction,” “business combination” or other anti-takeover Laws, including Section 203 of the DGCL, or similar state anti-takeover laws and regulations, and any similarly restrictive provision in the Company Charter Documents or the Company Subsidiary Charter Documents.

“Tax” means all federal, state, local or foreign taxes, levies, imposts, duties or other like assessments, charges or fees (including estimated taxes, charges and fees), including any customs duties and any income, franchise, profits, gross receipts, minimum, base-erosion and anti-abuse, digital services, diverted profits, transfer, conveyance, documentary, excise, property, escheat, unclaimed property, windfall profit, sales, use, value-added, goods and services, ad valorem, license, capital, wage, employment, payroll, withholding, worker’s compensation, social security, severance, occupation, import, stamp, stamp duty, alternative, add-on minimum, environmental and other governmental taxes and charges, including any interest, penalties and additions to tax with respect thereto and any penalties imposed for any failure to timely, correctly or completely file any Tax Return.

“Tax Return” means any report, return, statement, declaration, election, schedule, voucher, document or other written information supplied to or filed with, or required to be supplied to or filed with, any Governmental Authority in connection with Taxes, including any amendments thereof, or schedules or attachments thereto.

“Tax Sharing Agreement” means any Tax allocation, apportionment, sharing, or indemnification agreement or arrangement, other than any agreement that is pursuant to an ordinary course commercial Contract the primary purpose of which does not relate to Taxes.

“Taxing Authority” means any Governmental Authority responsible for the collection, administration, assessment or regulation of Taxes or the enforcement of Tax Laws.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent, the Company or any of their respective Affiliates.

“To the knowledge of the Company” and similar phrases mean (i) the actual knowledge of the individuals listed on Section 1.1(a)(iii) of the Company Disclosure Letter, after making reasonable inquiry, and (ii) all knowledge which was, or would reasonably have been expected to be, obtained by such Persons after such reasonable inquiry, which, for purposes of Section 4.16 shall include such actual knowledge after making due inquiry of the Company’s outside intellectual property counsel, but in no event shall any such inquiry for purposes of this definition require a freedom to operate analysis if such analysis was not conducted prior to the date hereof.

“Trade Controls Laws” means any applicable Law pertaining to economic and trade sanctions, export and import controls, customs, and antiboycott laws, rules, and regulations including U.S. economic and trade sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the International Traffic in Arms Regulations administered and enforced by the Department of State’s Directorate of Defense Trade Controls, the Export Administration Regulations administered and enforced by the U.S. Department of Commerce’s Bureau of Industry and Security, Section 999 of the Code and U.S. customs regulations.

“Trademarks” means all trademarks, trade names, trade dress, service marks, logos, trade styles, certification marks, collective marks, designs, product get-up and product configuration rights, industrial designs and other identifiers of source, origin or quality, whether registered or unregistered, all registrations and applications for any of the foregoing and all renewals thereof, all rights and priorities afforded under any Law with respect to any of the foregoing in any jurisdiction and all goodwill associated with any of the foregoing.

“Transaction Litigation” means any Proceeding asserted, threatened or commenced against the Company or any of its directors or officers in such individual’s capacity as such by any Stockholder (in its capacity as such or through a derivative action) challenging or seeking to restrain or prohibit the consummation of the Transactions.

“Transactions” means the transactions contemplated by this Agreement and the Spin-Off Agreements, including the Merger and the Spin-Off.

“Transition Services Agreement” has the meaning set forth in the Separation and Distribution Agreement.

“U.S. Bulk Data Final Rule” means the U.S. DOJ Final Rule Implementing Executive Order 14117 of February 28, 2024 (Preventing Access to Americans’ Bulk Sensitive Personal Data and United States Government-Related Data by Countries of Concern), 90 Fed. Reg. 1636, codified at 28 C.F.R. Part 202.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, and any similar provision of state Law that applies to the Company or any Company Subsidiary.

(b) The following terms are defined in the following sections of this Agreement:

Term	Section
Acceptable Confidentiality Agreement	6.9(a)
Agreement	Preamble
Antitrust Laws	4.3(c)
Appraisal Shares	3.8
Authorizations	4.15(b)
Bankruptcy and Equity Exception	4.3(a)
Book-Entry Shares	3.2(a)
Callan Road Facility	4.20(c)
Callan Road Master Lease	4.20(c)
Candidate Date	4.19(h)
Capitalization Date	4.2(a)
Certificate	3.2(a)
Certificate of Merger	2.4
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Adverse Recommendation Change	6.9(c)
Company Disclosure Letter	Article 4
Company Financial Statements	4.6(a)
Company Recommendation	Introduction
Company Registered IP	4.16(a)
Company SEC Documents	4.5(a)
Company Securities	4.2(b)
Company Subsidiary Securities	4.4(b)
Continuation Period	6.3(a)
Continuing Employees	6.3(a)

Term	Section
Contractor Census	4.12(c)
Contractors	4.12(c)
Data Protection and Information Security Requirements	4.17(a)
Delaware Courts	9.4(b)
DGCL	Introduction
Effective Time	2.4
Employee Census	4.12(b)
ESPP	3.5
Exchange Fund	3.3(a)
Excluded Share	3.2(a)
Federal Health Care Programs	4.19(k)
Final Offering Period	3.5
Government Official	4.27
IND	4.19(d)
Indemnified Party	6.10(a)
Insurance Policies	4.22
IP Contractor	4.16(i)
Lease	4.20(b)
Leased Real Property	4.20(b)
Material Contract	4.18(a)
Maximum Amount	6.10(c)
Merger	Introduction
Merger Consideration	3.2(a)
Merger Sub	Preamble
Misconduct Allegation	4.12(h)
Option Consideration	3.4(a)
Outside Date	8.1(b)(i)
Parent	Preamble
Paying Agent	3.3(a)
Reverse Termination Fee	8.3(c)
Review Board	4.19(a)
RSU Consideration	3.4(b)
Sanctions	4.28
Security Incident	4.17(b)
Specified Agreement	8.1(d)(i)
Spin-Off Carveout	6.1(c)
Spin-Off Registration Statement	6.19(b)
Stockholders	Introduction
Stockholders’ Meeting	6.2(b)
Surviving Corporation	2.1
Termination Fee	8.3(b)
Willful Breach	8.2

SECTION 1.2. Interpretation. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions, table of contents and headings included herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified in this Agreement. All Exhibits, Annexes and Schedules appended hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” The word “or” shall not be exclusive. References to “dollars” or “$” are to United States of America dollars. References (a) to any Law shall be deemed to refer to such Law as amended from time to time and to any rules, regulations or interpretations promulgated thereunder as of the applicable date or during the applicable time, (b) to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof, if applicable, and thereof, unless otherwise expressly provided herein; provided that with respect to any Contract listed on the Company Disclosure Letter, all such amendments, modifications or supplements must also be listed in the appropriate section of the Company Disclosure Letter, (c) to any Person include the successors and permitted assigns of that Person, (d) from or through any date means, unless otherwise specified, from and including or through and including, respectively, (e) to the “date hereof” means the date of this Agreement and (f) to a “party” or the “parties” mean the parties to this Agreement unless otherwise specified in this Agreement or the context otherwise requires. Unless otherwise specified in this Agreement, (i) any action required to be taken by or on a day or Business Day may be taken until 11:59 p.m. Eastern Time on such day or Business Day, (ii) all references to “days” shall be to calendar days unless otherwise indicated as a “Business Day” and (iii) all days, Business Days, times and time periods contemplated by this Agreement will be determined by reference to Eastern Time. Unless otherwise specified in or required by this Agreement, neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Company Disclosure Letter is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material. Unless otherwise specified in or required by this Agreement, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any section of the Company Disclosure Letter is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against any particular party.

ARTICLE 2

THE MERGER

SECTION 2.1. The Merger. At the Effective Time, on the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and a wholly owned Subsidiary of Parent (the “Surviving Corporation”).

SECTION 2.2. Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL, including that from and after the Effective Time, the Surviving Corporation shall possess all the properties, rights, powers, privileges, immunities, licenses, franchises and authority and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under this Agreement and the DGCL.

SECTION 2.3. Closing. Subject to the provisions of Article 7, the closing of the Merger (the “Closing”) shall take place remotely by electronic exchange of documents on a date to be specified by the parties, which shall be no later than one Business Day after the date the conditions set forth in Article 7 (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of those conditions at the Closing) have been satisfied or, to the extent permitted, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time, or on such other date as Parent and the Company may mutually agree (such date upon which the Closing occurs, the “Closing Date”).

SECTION 2.4. Effective Time. As soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) in such form as reasonably agreed upon between the parties and as required by, and executed in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such later time as Parent and the Company shall agree and specify in the Certificate of Merger (the “Effective Time”).

SECTION 2.5. Surviving Corporation.

(a) Certificate of Incorporation. The certificate of incorporation of the Surviving Corporation shall, by virtue of the Merger and without any action on the part of the parties, be amended and restated at the Effective Time so as to read in its entirety as set forth in Exhibit A, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended, restated or amended and restated as provided therein and under the DGCL.

(b) Bylaws. The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter amended, restated or amended and restated as provided therein and under the DGCL.

SECTION 2.6. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation and shall serve until the earlier of their resignation, removal or death or until their respective successors have been duly elected or appointed and qualified, as the case may be. The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation and shall serve until the earlier of their resignation, removal or death or until their respective successors have been duly elected or appointed and qualified, as the case may be. The Company shall use reasonable best efforts to cause each director of the Company immediately prior to the Effective Time to resign from the Company Board, to be effective as of, and conditioned upon the occurrence of, the Effective Time.

SECTION 2.7. ROFN.

(a) The Company shall deliver to the ROFN Holder the ROFN Notice (as defined in the ROFN Side Letter) no later than 24 hours after the public announcement of this Agreement and, if the ROFN Holder delivers a ROFN Exercise Notice in accordance with (and as defined in) the ROFN Side Letter within the time period set forth therein, the Company shall comply with its obligations under the ROFN Side Letter and, notwithstanding any other provision of this Agreement requiring written consent of Parent, shall be permitted to enter into the ROFN Purchase Documents and consummate the ROFN Sale.

(b) If the ROFN Holder delivers a ROFN Exercise Notice in accordance with (and as defined in) the ROFN Side Letter, the Company shall:

(i) not disclose in connection with the potential ROFN Sale any information of the Company or any of its Subsidiaries related to the RemainCo Business, any RemainCo Assets or any RemainCo Liabilities, keep Parent informed in reasonable detail of developments in connection with the potential ROFN Sale, including by promptly providing Parent with the ROFN Notice, the ROFN Exercise Notice, drafts of any ROFN Purchase Agreement or other ROFN Purchase Documents and summaries of substantive communications relating thereto that are exchanged between the ROFN Holder and the Company (or their respective Representatives) relating in any way to the ROFN;

(ii) promptly respond to Parent’s reasonable requests for, and regularly discuss, updates on the status of the potential ROFN Sale;

(iii) if the ROFN Purchase Documents are entered into by the Company, use its reasonable best efforts to ensure that the ROFN Sale is consummated prior to the anticipated Closing Date and to satisfy on a timely basis all conditions precedent to the transactions contemplated by the ROFN Purchase Documents;

(iv) provide Parent with prompt written notice of any material default or material breach (or any event that, with or without notice, lapse of time or both, would give rise to any material default or material breach) under the ROFN Purchase Documents of which the Company becomes aware that would reasonably be expected to result in termination of the ROFN Purchase Agreement or any rights with respect to the ROFN or the incurrence of a material liability or other material obligation of the Company.

(c) If the Company or SpinCo, as applicable, (i) does not receive from the ROFN Holder a ROFN Exercise Notice prior to expiry of the ROFN Exercise Period (each as defined in the ROFN Side Letter) or (ii) does receive a valid ROFN Exercise Notice within the ROFN Exercise Period but has not entered into definitive agreements to effect a ROFN Sale by the end of the ROFN Negotiation Period (as defined in the ROFN Side Letter), then the Company shall cease all discussions with the ROFN Holder regarding the ROFN Assets and a potential ROFN Sale and shall thereafter no longer agree or enter into any arrangement in respect of a ROFN Sale, except in each case to the extent necessary to comply with the Company’s obligations under the ROFN Side Letter.

(d) The ROFN Sale shall (i) not delay the Company’s obligations to conduct the Spin-Off in accordance with the Spin-Off Agreements and this Agreement; provided, that the ROFN Assets may be sold to the ROFN Holder prior to or following the Spin-Off, (ii) not include any assets of the Company that would constitute RemainCo Assets and (iii) not impose any obligations or other liabilities on the Surviving Corporation or any of its Affiliates after the Closing other than those expressly set forth in the Spin-Off Agreements, from which time all such other obligations and other liabilities relating to the ROFN Sale shall be entirely for SpinCo’s account, or include provisions that adversely impact the Surviving Corporation or any of its Affiliates or their respective businesses.

SECTION 2.8. Permitted Third Party Sale. Any Permitted Third Party Sale shall (a) not delay the Company’s obligations to conduct the Spin-Off in accordance with the Spin-Off Agreements and this Agreement; (b) be consummated on the same terms as the Spin-Off Agreements (except that the Distribution of SpinCo by the Company to its shareholders shall be replaced by the sale of SpinCo by the Company to such Third Party as contemplated by the Separation and Distribution Agreement and except for the payment of an agreed purchase price to the Company for SpinCo), (c) not include any assets of the Company that would constitute RemainCo Assets, (d) not impose any obligations or other liabilities on the Surviving Corporation or any of its Affiliates after the Closing other than those expressly set forth in the Spin-Off Agreements, from which time all such other obligations and other liabilities relating to such sale shall be entirely for SpinCo’s account, or include provisions that adversely impact the Surviving Corporation or any of its Affiliates or their respective businesses, (e) include a full release of claims by the applicable acquirer (on behalf of itself and its Affiliates) in favor of the Company and its Affiliates relating to the Transactions, and (f) be completed, if at all, within 60 days from the date of entry into a definitive agreement to effect the Permitted Third Party Sale.

ARTICLE 3

CONSIDERATION; EXCHANGE OF CERTIFICATES

SECTION 3.1. Conversion of Merger Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the parties, each share of Merger Sub capital stock will be converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation.

SECTION 3.2. Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the parties or any Stockholder:

(a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including any shares issued as a result of the exercise of any Company Warrants prior to the Effective Time, but excluding (i) any shares to be cancelled pursuant to Section 3.2(b) and (ii) any Appraisal Shares (each share described in clauses (i) and (ii) of this Section 3.2(a), an “Excluded Share”)) shall be cancelled and shall be converted automatically into the right to receive an amount in cash equal to $72.00, without interest, subject to any applicable withholding Taxes (the “Merger Consideration”). As of the Effective Time, all shares of Company Common Stock (other than the Excluded Shares) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of either a certificate representing any such shares of Company Common Stock (each, a “Certificate”) or non-certificated shares of Company Common Stock represented by book-entry (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive, as the case may be, (A) the Merger Consideration payable with respect to such shares of Company Common Stock upon surrender of such Certificate or Book-Entry Shares in accordance with Section 3.3, without interest, or (B) the payment referred to in Section 3.8, in the case of each Appraisal Share.

(b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or Merger Sub or any direct or indirect wholly owned Subsidiary of Parent or the Company immediately prior to the Effective Time shall automatically be cancelled without any conversion thereof and shall cease to exist and no payment or distribution shall be made with respect thereto.

SECTION 3.3. Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent and reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of shares of Company Common Stock, holders of Non-Employee Company Stock Options, holders of Non-Employee Company RSUs and holders of Company Warrants to receive the funds to which holders of such shares of Company Common Stock (other than the Excluded Shares) shall become entitled pursuant to Section 3.2(a), Non-Employee Company Stock Options shall become entitled to pursuant to Section 3.4(a), Non-Employee Company RSUs shall become entitled to pursuant to Section 3.4(b), or Company Warrants shall become entitled to pursuant to Section 3.4(e). As and when necessary to comply with its and Merger Sub’s obligations hereunder, Parent shall deposit, or shall cause to be deposited, with the Paying Agent for the benefit of such holders of shares of Company Common Stock (other than Excluded Shares), holders of Non-Employee Company Stock Options, and holders of Non-Employee Company RSUs a cash amount in immediately available funds necessary for the Paying Agent to make payments under Section 3.2(a), Section 3.4(a), Section 3.4(b) or Section 3.4(e), as applicable (such cash being hereinafter referred to as the “Exchange Fund”). The Exchange Fund shall not be used for any other purpose. The Exchange Fund shall be invested by the Paying Agent as directed by Parent; provided that (i) no such investment or losses thereon shall relieve Parent from making the payments required by Section 3.2(a), Section 3.4(a), Section 3.4(b) or Section 3.4(e) or affect the amount of Merger Consideration payable in respect of such shares of Company Common Stock, the Option Consideration payable in respect of the Non-Employee Company Stock Options, the RSU Consideration payable in respect of the Non-Employee Company RSUs or the amounts payable in respect of the Company Warrants, and (ii) no such investment of the Exchange Fund shall have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any and all interest or other amounts earned with respect to such funds shall become part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 3.2(a), Section 3.4(a), Section 3.4(b) or Section 3.4(e) shall be promptly returned to Parent and any and all interest or other amounts earned with respect to such funds shall be treated for all U.S. federal (and applicable state or local) income Tax purposes as earned by Parent.

(b) Exchange Procedures. As promptly as practicable (but no later than five Business Days) after the Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Certificates and to each holder of record of Book-Entry Shares, in each case whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.2(a), (i) a letter of transmittal, which shall be in reasonable and customary form, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent (or effective affidavits in lieu thereof in accordance with Section 3.3(f)) and which shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for use in surrendering the Certificates or Book-Entry Shares in exchange for the Merger Consideration payable with respect thereto. Upon surrender to the Paying Agent of a Certificate for cancellation (or effective affidavits in lieu thereof in accordance with Section 3.3(f)), together with a duly completed and validly executed letter of transmittal, or receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares, the holder of such Certificate or Book-Entry Shares shall receive in exchange therefor the Merger Consideration which the shares of Company Common Stock theretofore represented by such Certificate or book-entries entitle such holder to receive pursuant to the provisions of this Article 3 and the Certificate or Book-Entry Shares so surrendered shall then be cancelled. No interest shall be paid or shall accrue on any Merger Consideration payable to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article 3. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate or Book-Entry Shares so surrendered are registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer or such Book-Entry Shares shall be properly transferred and the Person requesting such issuance shall pay any stock transfer Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or Book-Entry Shares or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable.

(c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid upon the surrender or exchange of Certificates and Book-Entry Shares in accordance with the terms of this Article 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates or book entries, and, after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article 3, except as otherwise provided by applicable Law.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates or Book-Entry Shares, Non-Employee Company Stock Options or Non-Employee Company RSUs for 12 months after the Effective Time shall be delivered to Parent or one of its Affiliates, upon demand, and any holders of Certificates or Book-Entry Shares, Non-Employee Company Stock Options or Non-Employee Company RSUs who have not theretofore complied with the applicable exchange procedures contemplated by this Article 3 shall thereafter look only to Parent (subject to applicable abandoned property, escheat or similar Laws), as general creditors thereof, for payment of their claim for Merger Consideration, Option Consideration or RSU Consideration, as applicable, without any interest thereon and subject to any withholding of Taxes required by applicable Law in respect of such holder’s surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 3.3(b), in respect of their Non-Employee Company Stock Options, or in respect of their Non-Employee Company RSUs, as the case may be.

(e) No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation, the Paying Agent or their respective Affiliates shall be liable to any Person in respect of any Merger Consideration or any cash from the Exchange Fund delivered to a Governmental Authority pursuant to any applicable abandoned property, escheat or similar Laws. If any Certificate or Book-Entry Share shall not have been surrendered prior to the earlier of (i) two years after the Effective Time and (ii) immediately prior to the date on which the Merger Consideration payable with respect to the shares of Company Common Stock represented by such Certificate or Book-Entry Share pursuant to this Article 3 would otherwise escheat to or become the property of any Governmental Authority, then any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

(f) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such reasonable amount as Parent or the Paying Agent, as the case may be, may direct as indemnity against any claim that may be made against it with respect to such Certificate (which amount shall not exceed the Merger Consideration payable with respect to the shares of Company Common Stock represented by such Certificate), the Paying Agent shall, subject to such Person’s compliance with the exchange procedures set forth in Section 3.3(b) (other than the surrender of a Certificate), issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable with respect to the shares of Company Common Stock represented by such Certificate in accordance with this Article 3.

SECTION 3.4. Company Equity Awards and Warrants.

(a) Treatment of Options. Each Company Stock Option that is outstanding as of immediately prior to the Effective Time shall (i) to the extent unvested, become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time, and (ii) at the Effective Time, by virtue of the Merger and without any further action on the part of the holder thereof or the parties, (x) if such Company Stock Option has a per share exercise price that is less than the Merger Consideration, be cancelled and, in exchange therefor, the former holder thereof shall be entitled to receive, in consideration of the cancellation of such Company Stock Option and in settlement therefor, a payment in cash (without interest and subject to any applicable withholding Taxes required by applicable Law) equal to the product of (1) the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time and (2) the excess of the Merger Consideration over the per share exercise price payable under such Company Stock Option immediately prior to the Effective Time (the “Option Consideration”), and (y) if such Company Stock Option has a per share exercise price that is equal to or greater than the Merger Consideration, be cancelled at the Effective Time without consideration payable in respect thereof.

(b) Treatment of Restricted Stock Units. Except as provided in the Company Disclosure Letter, each Company RSU that is outstanding as of immediately prior to the Effective Time shall (i) to the extent unvested, become fully vested effective immediately prior to, and contingent upon, the Effective Time, and (ii) at the Effective Time, by virtue of the Merger and without any further action on the part of the holder thereof or the parties, be cancelled and converted automatically into the right of the holder thereof to receive a payment in cash (without interest and subject to any applicable withholding Taxes required by applicable Law) equal to the product of (1) the Merger Consideration multiplied by (2) the total number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time (the “RSU Consideration”).

(c) Payment. On or prior to its first applicable payroll payment date that is no earlier than 10 days following the Closing, (i) the Surviving Corporation shall make (or cause to be made) a payment subject to withholding, if any, required by applicable Law, to each former holder of Employee Company Stock Options or Employee Company RSUs, such holder’s Option Consideration or RSU Consideration, as applicable and (ii) Parent shall deposit with the Paying Agent a cash amount for the Paying Agent to pay to each former holder of Non-Employee Company Stock Options or Non-Employee Company RSUs such holder’s Option Consideration or RSU Consideration, as applicable, in accordance with Section 3.4 and cause the Paying Agent to make such payments to such holders in accordance with the agreement to be entered into between the Paying Agent and Parent or its Affiliate.

(d) Termination of Stock Plans. As of the Effective Time, all Stock Plans and all outstanding equity and equity-based awards shall be terminated, effective as of immediately prior to the Closing and contingent upon the occurrence of the Closing, and no further shares of Company Common Stock, Company Equity Awards, equity interests or other rights with respect to shares of Company Common Stock shall be granted thereunder.

(e) Treatment of Company Warrants. During the Pre-Closing Period, the Company shall take all required actions to effect the treatment of the Company Warrants hereunder and shall use reasonable best efforts to comply with its obligations under the Company Warrants, including to deliver any notices required under the terms of any outstanding Company Warrants to the holders thereof, and the Company shall provide Parent with a reasonable opportunity to review and comment on such notices and will give reasonable and good faith consideration to any comments provided by Parent to such notices. Each Company Warrant that is outstanding immediately prior to the Effective Time will, upon the Effective Time, become exercisable by the holder thereof solely for the same Merger Consideration as such holder would have been entitled to receive following the Effective Time pursuant to Section 3.2(a) if such holder had been, immediately prior to the Effective Time, the holder of the number of shares of Company Common Stock then issuable upon exercise in full of such warrant without regard to any limitations on exercise contained therein. Following the Effective Time, no holder of any Company Warrant shall have any right hereunder or thereunder to acquire any Company Securities or any securities in the Surviving Corporation, SpinCo, Parent or any of their respective Affiliates.

(f) Impact of Permitted Sale Proceeds. In the event of a distribution of Permitted Sale Proceeds prior to the Effective Time, as soon as practicable following the distribution of Permitted Sale Proceeds to holders of Company Common Stock and prior to the Effective Time, the Company shall pay each holder of Company RSUs or Company Stock Options as of the record date used by the Company for such distribution an amount in cash from the Permitted Sale Proceeds, subject to applicable tax withholding, equal to the product of (i) the aggregate number of shares of Company Common Stock underlying the outstanding Company RSUs and Company Stock Options held by such holder as of such record date (whether vested or unvested) and (ii) the per share amount payable to holders of Company Common Stock in such distribution.

(g) Board Actions. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate, including obtaining any consents, required to, prior to the Effective Time, effect the transactions described in this Section 3.4, including delivering written notice (in form reasonably approved by Parent) to each holder of a Company Equity Award of the treatment of such award pursuant to this Section 3.4.

SECTION 3.5. Employee Stock Purchase Plan. The Company, the Company Board or the applicable committee thereof, as applicable, shall take all actions necessary to terminate the Company’s 2020 Employee Stock Purchase Plan (the “ESPP”) and all outstanding rights thereunder no later than the day immediately prior to the Closing Date, contingent upon the occurrence of the Closing, and to otherwise effectuate the treatment of the ESPP as contemplated in this Section 3.5. From and after the date hereof, the Company shall (a) take all actions necessary to ensure that (i) no new participants are permitted to participate in the ESPP and that participants may not increase their payroll deductions or purchase elections from those in effect on the date hereof and (ii) except for the offering or purchase period (if any) under the ESPP that is in progress as of the date hereof (the “Final Offering Period”), no offering or purchase period shall be commenced following the date hereof and (b) to the extent required by the ESPP, provide notice to participants describing the treatment of the ESPP pursuant to this Section 3.5. The Final Offering Period shall terminate no later than fifteen (15) Business Days following the date hereof, and the Company shall cause the exercise date applicable to the Final Offering Period to accelerate and occur on such termination date with respect to any then-outstanding purchase rights. Notwithstanding anything in this Agreement to the contrary, (A) all amounts allocated to each participant’s account under the ESPP at the end of the Final Offering Period shall thereupon be used to purchase whole shares of Company Common Stock under the terms of the ESPP for such offering period, which shares of Company Common Stock shall be cancelled at the Effective Time in exchange for the right to receive the Merger

Consideration in accordance with Section 3.2(a) following the purchase of shares of Company Common Stock and (B) the Company shall return to each participant the funds, if any, that remain in such participant’s account after such purchase.

SECTION 3.6. Adjustments to Prevent Dilution. Without limiting the other provisions of this Agreement, in the event that, during the period between the date hereof and the Effective Time, the number of outstanding shares of Company Common Stock or securities convertible into or exchangeable or exercisable for shares of Company Common Stock shall be changed into a different number of shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer or other similar transaction, then the Merger Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted, without duplication, to reflect such change; provided that, in any case, nothing in this Section 3.6 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement and for the avoidance of doubt, no adjustments shall be made solely as a result of the Spin-Off Distribution or any distribution of the Permitted Sale Proceeds.

SECTION 3.7. Withholding Rights. Notwithstanding anything in this Agreement to the contrary, each of Parent, Merger Sub, the Surviving Corporation, the Paying Agent, and their respective agents shall be entitled to deduct and withhold from any payment to be made to any Person pursuant to this Agreement any amount that Parent, Merger Sub, the Surviving Corporation, the Paying Agent, or their respective agents, as applicable, is required to deduct or withhold under any applicable Tax Law (including as a result of the Spin-Off Distribution or any distribution of the Permitted Sale Proceeds). Any amount so deducted shall be paid to the applicable Taxing Authority in accordance with applicable Tax Law and treated for all purposes of this Agreement as having been paid to the Person in respect of which such amount was withheld.

SECTION 3.8. Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time (other than any shares to be cancelled pursuant to Section 3.2(b)) and that are held by any Person who is entitled to demand and properly demands appraisal of such shares (“Appraisal Shares”) pursuant to, and who complies in all respects with, Section 262 of the DGCL shall not be converted into the right to receive Merger Consideration and shall entitle the holder only to payment for such Appraisal Shares in accordance with and to the extent provided by Section 262 of the DGCL; provided that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then such Appraisal Shares shall automatically be deemed to have been converted as of the Effective Time into, and become exchangeable solely for the right to receive, Merger Consideration as provided in Section 3.2(a). The Company shall promptly provide notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct (provided that such direction may not result in a binding obligation on the part of the Company that is effective prior to the Effective Time) all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. Any cash deposited with the Paying Agent pursuant to Section 3.3(a) with respect to shares of Company Common Stock that become Appraisal Shares shall be returned to Parent upon demand therefor.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (a) the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”), which Company Disclosure Letter identifies the particular Section (or, if applicable, subsection) of this Article 4 to which such exception relates, (b) any disclosure contained in any other section (or, if applicable, subsection) of the Company Disclosure Letter to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is intended to qualify such other representation and warranty or (c) disclosure in the Company SEC Documents publicly filed after January 1, 2024, and at least three days prior to the date hereof, excluding, in each case, any exhibits or schedules to such Company SEC Documents, any information in the “Risk Factors” or “Forward-Looking Statements” sections thereof and any other statements therein that are similarly cautionary, predictive or forward-looking in nature (it being acknowledged and agreed that clause (c) shall not apply to the representations and warranties set forth in Section 4.1 (Organization) Section 4.2 (Capitalization), Section 4.3 (Authorization; No Conflict), Section 4.4 (Subsidiaries), Section 4.5 (SEC Documents), Section 4.9 (Information Supplied), Section 4.10 (Broker’s or Finder’s Fees), Section 4.13 (Opinion of Financial Advisor) and Section 4.24 (Takeover Provisions)), the Company hereby represents and warrants to Parent and Merger Sub as follows:

SECTION 4.1. Organization. The Company (a) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, (b) has all requisite corporate power and authority to carry on its business as now conducted, and (c) is duly qualified or licensed to do business and (where applicable) is in good standing as a foreign corporation in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent accurate and complete copies of the Company Charter Documents as in effect as of the date hereof. The Company Charter Documents are in full force and effect, and the Company is not in violation of the Company Charter Documents in any material respect.

SECTION 4.2. Capitalization.

(a) The authorized capital stock of the Company consists of (i) 400,000,000 shares of Company Common Stock and (ii) 40,000,000 shares of preferred stock, par value $0.0001 per share. At the close of business on October 23, 2025 (the “Capitalization Date”), there were (A) 146,910,657 shares of Company Common Stock issued and outstanding, (B) no shares of preferred stock outstanding, (C) no shares of Company Common Stock held by the Company in its treasury, (D) outstanding Company Stock Options to purchase an aggregate of 13,668,203 shares of Company Common Stock, (E) 3,919,806 shares of Company Common Stock subject to or otherwise deliverable in connection with outstanding Company RSUs, (F) 6,822,737 shares of Company Common Stock issuable pursuant to the Company Warrants, (G) 5,144,614 shares of Company Common Stock reserved for issuance in respect of future awards under the Stock Plans, and (H) 1,299,919 shares of Company Common Stock reserved for issuance under the ESPP. All such issued and outstanding shares of capital stock of the Company have been, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized and validly issued, fully paid and non-assessable, and free of preemptive rights. All outstanding shares of Company Common Stock and all Company Equity Awards and Company Warrants have been issued or granted, as applicable, in compliance in all material respects with applicable Law. Section 4.2(a) of the Company Disclosure Letter sets forth an accurate and complete list as of the Capitalization Date of each outstanding Company Equity Award and Company Warrant, including, as applicable, the holder, the type of Company Equity Award, date of grant, expiration date, exercise price, vesting schedule or forfeiture conditions and number of shares of Company Common Stock subject thereto, and the Stock Plan under which the award is granted. From the close of business on the Capitalization Date to the date hereof, the Company has not issued any shares of capital stock, or any other Company Securities, except upon the exercise or settlement of the Company Equity Awards or Company Warrants, in each case outstanding as of the close of business on the Capitalization Date. Accumulated payroll deductions in respect of the Final Offering Period were $1,657,170.33 as of the close of business on the Capitalization Date.

(b) Other than the Company Common Stock, there are no outstanding bonds, debentures, notes, other indebtedness or securities of the Company having the right to vote or, other than the outstanding Company Equity Awards, Company Warrants, or purchase rights under the ESPP, that are convertible into or exchangeable or exercisable for, securities having the right to vote on any matters on which the Stockholders may vote. Except as set forth in this Section 4.2, as of the date hereof, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or ownership interests in, the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation (including under any stockholder rights plan or other arrangement commonly referred to as a “poison pill”) of the Company to issue, any capital stock or other voting securities, or ownership interests in, or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities, or ownership interests in, the Company, or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of any capital stock or other voting securities of, or ownership interests in, the Company (the items in clauses (i) through (iv) being referred to collectively as “Company Securities”). There are no outstanding contractual obligations of the Company or of any Company Subsidiary of any kind to redeem, purchase or otherwise acquire any Company Securities other than the Company Warrants. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party relating to the voting or disposition of any Company Securities or granting to any Person or group of Persons the right to elect, or to designate or nominate for election, a director to the Company Board or any Company Subsidiary.

SECTION 4.3. Authorization; No Conflict.

(a) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Spin-Off Agreements and to consummate the Transactions. The execution, delivery and performance of the Company’s obligations under this Agreement and the Spin-Off Agreements and the consummation of the Transactions have been duly and validly authorized by the Company Board. No other corporate proceedings on the part of the Company or its Stockholders are necessary to authorize the consummation of the Transactions and the performance of the Company’s obligations under this Agreement and the Spin-Off Agreements, except for (i) the approval of this Agreement and the Separation and Distribution Agreement by the Requisite Company Vote, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. At a meeting duly called and held, the Company Board unanimously (A) determined that this Agreement, the Separation and Distribution Agreement and the Transactions are advisable, fair to and in the best interests of the Company and the Stockholders, (B) adopted, approved and declared advisable this Agreement, the Separation and Distribution Agreement and the Transactions in accordance with the DGCL, and approved the execution, delivery and performance by the Company of this Agreement and the Separation and Distribution Agreement and the consummation by the Company of the Transactions, (C) resolved to recommend that the Stockholders vote to approve the adoption of this Agreement and the Separation and Distribution Agreement on the terms and subject to the conditions set forth herein and in the Separation and Distribution Agreement, and (D) to the extent necessary, adopted a resolution having the effect of causing this Agreement and the Transactions not to be subject to any Takeover Provision that might otherwise apply to the Transactions, in each case on the terms and subject to the conditions of this Agreement. As of the date hereof, none of the foregoing resolutions of the Company Board have been amended, rescinded or modified. This Agreement and the Separation and Distribution Agreement have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub (in the case of this Agreement) and by Parent (in the case of the Separation and Distribution Agreement), constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and equitable principles of general applicability (the “Bankruptcy and Equity Exception”).

(b) None of the execution, delivery or performance of this Agreement or the Spin-Off Agreements by the Company, the consummation by the Company of the Transactions, or compliance by the Company with any of the provisions herein or therein will (i) result in a violation or breach of, contravene or conflict with, (x) the Company Charter Documents or (y) any Company Subsidiary Charter Documents, (ii) assuming compliance with the matters referred to in Section 4.3(c), conflict with or result in a violation or breach of any applicable Judgment or any provision of any applicable Law, (iii) assuming compliance with the matters referred to in Section 4.3(c), require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any Company Subsidiary is entitled under any provision of any Contract binding upon the Company or any Company Subsidiary or any Authorization affecting, or relating in any way to, the assets or business of the Company and the Company Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any Company Subsidiary, except in the case of each of clauses (ii), (iii) and (iv) of this Section 4.3(b), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The execution, delivery and performance by the Company of this Agreement and the Spin-Off Agreements and the consummation by the Company of the Transactions require no action by or in respect of, or filing by or with, any Governmental Authority, except for (i) filing the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) compliance with and filings pursuant to the HSR Act, applicable non-U.S. competition and antitrust Laws (collectively, “Antitrust Laws”) and applicable Foreign Investment Laws, if any, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other United States state or federal securities Laws, (iv) compliance with any Nasdaq rules and the listing of the shares of common stock of SpinCo on Nasdaq, and (v) actions or filings the failure of which to make or obtain has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 4.4. Subsidiaries.

(a) Section 4.4 of the Company Disclosure Letter sets forth an accurate and complete list of the Company Subsidiaries, indicating for each such Subsidiary its respective jurisdiction of organization and amount and ownership of equity securities thereof issued and outstanding. Each Company Subsidiary (i) is an entity duly organized, validly existing and (where applicable) in good standing under the Laws of its jurisdiction of organization, (ii) has all requisite entity power and authority to carry on its business as now conducted, and (iii) is duly qualified or licensed to do business and (where applicable) is in good standing as a foreign corporation in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent accurate and complete copies of each of the Company Subsidiary Charter Documents as in effect on the date hereof. The Company Subsidiary Charter Documents are in full force and effect, and none of the Company Subsidiaries are in violation of the Company Subsidiary Charter Documents in any material respect.

(b) All of the outstanding capital stock or other voting securities of, or other ownership interests in, the Company Subsidiaries is owned by the Company, directly or indirectly, free and clear of any Liens or any other limitation or restriction (including on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests, but excluding any such restriction on the right to sell or otherwise dispose of such capital stock or other voting securities under applicable securities Laws). Except as set forth in Section 4.4 of the Company Disclosure Letter, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in any Company Subsidiary, (ii) securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or ownership interests in, any Company Subsidiary, (iii) warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, or other obligations of the Company or any Company Subsidiary to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock or other voting securities of, or ownership interests in, any Company Subsidiary or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of any capital stock or other voting securities of, or ownership interests in, any Company Subsidiary (the items in clauses (i) through (iv) of this Section 4.4(b), collectively, “Company Subsidiary Securities”). There are no outstanding contractual obligations of the Company or of any Company Subsidiary of any kind to redeem, purchase or otherwise acquire any Company Subsidiary Securities.

(c) Except for the capital stock or other voting securities of, or ownership interests in, the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.

(d) No former Subsidiary of the Company (other than the Company Subsidiaries) carried on any business, conducted any operations, held any assets or had any liabilities for which the Company or any Company Subsidiary is or would reasonably be expected to be liable.

SECTION 4.5. SEC Documents.

(a) Since January 1, 2022, the Company has filed with or furnished to the SEC all forms, reports, schedules, statements, prospectuses, registration statements, definitive proxy statements and other documents (collectively, including all exhibits thereto and information incorporated by reference therein, the “Company SEC Documents”) required to be filed by the Company with or furnished by the Company to the SEC in a timely manner. As of their respective filing dates (and as of the date of any amendment or supplement thereto), (i) each Company SEC Document complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the applicable requirements of Nasdaq, in each case, applicable to such Company SEC Documents and (ii) except to the extent that information contained in such Company SEC Documents has been revised, amended, modified, superseded (prior to the date hereof) by a later filed Company SEC Document, the Company SEC Documents when filed or furnished pursuant to the Securities Act or the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act or similar non-U.S. authority.

(b) The Company and the Company Subsidiaries have established, have maintained and maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and such disclosure controls and procedures are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the “principal executive officer” and “principal financial officer” (as such terms are defined in the Sarbanes-Oxley Act of 2002) of the Company to make the certifications required under the Exchange Act with respect to such reports.

(c) The Company and the Company Subsidiaries have established, have maintained and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act): (i) designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP, (ii) that pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Company Subsidiaries, (iii) that provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and the Company Subsidiaries are being made only in accordance with authorizations of the Company’s management and the Company Board, and (iv) that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s or the Company Subsidiaries’ assets that could have a material effect on the financial statements.

(d) The Company is, and since January 1, 2022, has been, in compliance in all material respects with all applicable listing and corporate governance requirements of Nasdaq, and is, and since January 1, 2022, has been, in compliance in all material respects with all applicable rules, regulations and requirements of the Sarbanes-Oxley Act of 2002 and the SEC. There are no outstanding loans or other extension of credit made by the Company or any Company Subsidiary to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. Since January 1, 2022, neither the Company nor, to the knowledge of the Company, the Company’s independent registered public accounting firm, has identified or been made aware of (i) any material deficiencies or weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, (ii) any fraud, whether or not material, that involves management or other employees who have a role in internal controls or (iii) any claim or allegation regarding any of the foregoing.

(e) Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off balance sheet arrangements (as defined in Item 303(a) of Regulation S-K under the Securities Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the Company’s published financial statements or other Company SEC Documents.

(f) The Company has made available to Parent accurate and complete copies of all material correspondence through the date hereof between the SEC, on the one hand, and the Company or any Company Subsidiary, on the other hand, including comment letters from the staff of the SEC relating to the Company SEC Documents containing unresolved comments and all written responses of the Company thereto. To the knowledge of the Company, as of the date hereof, no Company SEC Document is the subject of ongoing review, comment or investigation by the SEC. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Document.

SECTION 4.6. Company Financial Statements.

(a) The consolidated financial statements of the Company contained in the Company SEC Documents (including, in each case, any related notes and schedules thereto) (collectively, the “Company Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) during the periods involved and present fairly, in all material respects, the consolidated financial position and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments as permitted by GAAP and the applicable rules and regulations of the SEC).

(b) The Company and the Company Subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in any such liability or obligation, except liabilities or obligations that (i) are accrued or reserved against in the most recent Company Financial Statements included in the Company SEC Documents filed prior to the date hereof or are reflected in the notes thereto, (ii) are current liabilities incurred in the ordinary course of business consistent with past practice since the date of such Company Financial Statements and, individually and in the aggregate, are not material to the Company and the Company Subsidiaries, taken as a whole, (iii) are performance or compliance obligations under the terms of any Contract to which the Company or any Company Subsidiary is a party or by which it is bound (and do not arise from any failure by the Company or any Company Subsidiary to perform or comply with such Contract) and that has been made available to Parent or (iv) are incurred in connection with the Transactions.

SECTION 4.7. Absence of Material Adverse Effect.

(a) Since December 31, 2024, through the date hereof, there has not been or occurred any Effect, individually or in the aggregate with all other Effects, that has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(b) Since December 31, 2024, through the date hereof, the Company and the Company Subsidiaries have conducted their business in the ordinary course of business consistent with past practice and there has not been or occurred any event, condition, action or occurrence that, if taken during the period from the date hereof through the Effective Time without Parent’s consent, would constitute a breach of any of the covenants in clauses (i) through (vi), (viii), (ix), (xiii), (xv), (xvi), (xxi), (xxiv), and, solely as it relates to the foregoing, (xxix) of Section 6.1(b).

SECTION 4.8. Proceedings. There are no Proceedings, pending or, to the knowledge of the Company, threatened, against or affecting the Company or any Company Subsidiary or any present or former officer, director or employee of the Company or any Company Subsidiary in such individual’s capacity as such, and neither the Company nor any Company Subsidiary is subject to any outstanding Judgment, in each case, that would reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

SECTION 4.9. Information Supplied. Each of (a) the Proxy Statement, at the time of the filing thereof, at the time of any amendment of or supplement thereto, and at the time of any publication, mailing, distribution or dissemination thereof, and on the date of the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), and (b) the Spin-Off Registration Statement, at the time of the confidential submission or the filing thereof, at the time of any amendment of or supplement thereto, on the date it is declared effective by the SEC and at the time of any publication, mailing, distribution or dissemination thereof, (i) will comply as to form in all material respects with the requirements of the Exchange Act, and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. For clarity, the representations and warranties in this Section 4.9 will not apply to statements included or incorporated by reference in the Proxy Statement or the Spin-Off Registration Statement based upon information supplied to the Company by Parent or Merger Sub or any of their Representatives specifically for inclusion therein.

SECTION 4.10. Broker’s or Finder’s Fees. Except for Goldman Sachs & Co. LLC and Barclays Capital Inc., no broker, investment banker, finder, or other Person performing similar functions on behalf of the Company or any Company Subsidiary or under the Company’s or any Company Subsidiary’s authority is or will be entitled to any advisory, commission or broker’s or finder’s fee or similar fee or commission or reimbursement of expenses from the Company or any Company Subsidiary in connection with any of the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

SECTION 4.11. Employee Plans.

(a) Section 4.11(a) of the Company Disclosure Letter sets forth an accurate and complete list of all Company Employee Benefit Plans that are subject to ERISA, that provide for severance, change of control, retention, termination or similar pay, compensation, bonus or benefits, or that are otherwise material (in each case prior to giving effect to the Spin-Off).

(b) With respect to each Company Employee Benefit Plan set forth in Section 4.11(a) of the Company Disclosure Letter, the Company has made available to Parent an accurate and complete copy of: (i) the most recent plan document, including all amendments thereto (or, in either case, with respect to any unwritten material Company Employee Benefit Plan, a written description of the terms thereof), and any related trusts, (ii) the current summary plan description, including any summaries of material modifications, (iii) the most recent determination letter (or if applicable, advisory or opinion letter) from the Internal Revenue Service, if any, and any pending applications for a determination or opinion letter, (iv) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service with respect thereto (if any), including all schedules and attachments thereto, (v) the most recently prepared coverage and non-discrimination testing results (if any), and (vi) all material non-routine notices or other written correspondence regarding such Company Employee Benefit Plan from the Internal Revenue Service, Department of Labor, Pension Benefit Guarantee Corporation, or other Governmental Authority received by the Company within the last three years.

(c) Each Company Employee Benefit Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has been the subject of a favorable and up-to-date determination, advisory or opinion letter from the Internal Revenue Service on which the Company is entitled to rely, and no event has occurred, and no conditions, facts, or circumstances exist, that would reasonably be expected to cause the loss of such qualification or the imposition of liability, penalty or Tax under ERISA, the Code or other applicable Law related to such qualification. All assets of the Company Employee Benefit Plans consist of cash or actively traded securities.

(d) Each Company Employee Benefit Plan has been operated, established, maintained and administered in all material respects in accordance with its terms and with all provisions of ERISA, the Code and other applicable Laws.

(e) Neither the Company nor any Company Subsidiary has engaged in any non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, and, to the knowledge of the Company, no such prohibited transaction has occurred with respect to any Company Employee Benefit Plan. No fiduciary, within the meaning of Section 3(21) of ERISA, has breached their fiduciary duty with respect to a Company Employee Benefit Plan.

(f) No Company Employee Benefit Plan is (i) subject to Title IV of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” within the meaning of Section 4063 or 4064 of ERISA, (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (v) any health or other welfare arrangement that is self-insured, and none of the Company, any Company Subsidiary or any ERISA Affiliate of the Company or any Company Subsidiary has in the past six years sponsored, maintained, contributed to, been required to contribute to, or had any obligations or incurred any liability under any plan described in the foregoing clauses (i) through (v) of this Section 4.11(f). No Company Employee Benefit Plan is funded by a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code or other funding arrangement for the provision of welfare benefits.

(g) Neither the Company nor any Company Subsidiary provides, or has any liability or obligation to provide life insurance, health or medical benefits to any individual, or to the dependent of any individual, extending beyond the termination of the individual’s employment, except to the extent required by the Consolidated Omnibus Budget Reconciliation Act of 1985 or similar provisions of state Law for which the individual pays for the full cost of coverage.

(h) Neither the execution and delivery of this Agreement or the Spin-Off Agreements nor the consummation of the Transactions, alone or in combination with any other event (such as a termination of employment), will (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former employee or other service provider of the Company or any Company Subsidiary under any Company Employee Benefit Plan, (ii) increase any benefits otherwise payable under any Company Employee Benefit Plan, (iii) except as provided in Section 3.4, result in the acceleration of the time of payment or vesting of any compensation or benefits, (iv) result in the payment of any amount that would, individually or in combination with any other such payment, reasonably be expected to constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code, or (v) result in the triggering or imposition of any restrictions or limitations on the rights of the Company or any Company Subsidiary to amend or terminate any Company Employee Benefit Plan. Neither the Company nor any of the Company Subsidiaries has any obligation to pay any “gross up” or other reimbursement payment for any income or other Taxes, including under Section 409A or Section 4999 of the Code.

(i) All Company Equity Awards and all other equity or equity-based awards granted under any Stock Plan have been granted in accordance with the terms of the applicable Stock Plan and have been administered in accordance with the terms of the applicable award agreement. Each Company Stock Option has an exercise price that is no less than the fair market value of the underlying Company Common Stock on the date of grant, as determined in accordance with Section 409A of the Code, and is otherwise exempt from Section 409A of the Code. Each Company Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies. The Company has made available to Parent accurate and complete copies of (i) each Stock Plan, (ii) the forms of standard award agreement under the Stock Plans, and (iii) copies of any award agreements that materially deviate from such forms. The treatment of the Company Equity Awards under this Agreement and the Spin-Off Agreements does not violate the terms of the Stock Plans or any Contract governing the terms of such awards and will not cause adverse tax consequences under Section 409A of the Code.

(j) At all times, the ESPP has qualified as an “employee stock purchase plan” under Section 423 of the Code, and has been administered in accordance with its terms and all applicable Laws. All options to purchase shares under the ESPP (now outstanding or previously exercised or forfeited) have satisfied applicable Law, including the requirements of Section 423 of the Code. The treatment of the ESPP and purchase rights thereunder under this Agreement and the Spin-Off Agreements does not violate the terms of the ESPP.

(k) Each Company Employee Benefit Plan or other arrangement that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been written, executed and operated in compliance with Section 409A of the Code.

(l) No Company Employee Benefit Plan is subject to any Laws other than those of the United States or any state, county, or municipality in the United States, nor is any Company Employee Benefit Plan maintained outside of the United States or for the benefit of employees, directors, consultants or other independent contractors located outside of the United States, and neither the Company nor any Company Subsidiary contributes to or has any obligation to contribute to any scheme, plan or arrangement mandated by a Governmental Authority other than the United States federal government.

(m) Other than routine claims for benefits, no Proceedings with respect to any Company Employee Benefit Plan are pending or, to the knowledge of the Company, threatened, and there are no facts that reasonably would be expected to give rise to any such Proceedings, with respect to any Company Employee Benefit Plan or the assets of a Company Employee Benefit Plan.

(n) There has been no amendment to, or written interpretation of or announcement by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, any Company Employee Benefit Plan that would materially increase the expense of maintaining such Company Employee Benefit Plan above the level of expense incurred in respect thereof for the most recent fiscal year ending prior to the Closing Date.

(o) For each Company Employee Benefit Plan, all contributions, premiums and payments that have become due have been made within the time periods prescribed by the terms of such plan and applicable Law (or, to the extent not required to be made or paid on or before the date hereof, have been properly reflected on the financial statements of the Company in accordance with GAAP).

SECTION 4.12. Employment Matters.

(a) Neither the Company nor any Company Subsidiary is or has ever been a party to or otherwise bound by any collective bargaining agreement, Contract or other understanding with a labor union or labor organization, nor is any such Contract presently being negotiated, nor, to the knowledge of the Company, is there, nor has there been, a representation campaign or certification process with respect to any of the employees of the Company or any Company Subsidiary. There is no pending or, to the knowledge of the Company, threatened, labor strike, labor dispute, concerted walkout, concerted work stoppage, concerted slow-down or lockout involving the Company or any Company Subsidiary. There are no Proceedings pending or, to the knowledge of the Company, threatened, between the Company or any Company Subsidiary, on the one hand, and (i) any of their current or former employees, consultants, leased employees, temporary employees, or individual independent contractors or any other individual who provides (or formerly provided) personal services to the Company or any Company Subsidiary or (ii) any person seeking employment with the Company or any Company Subsidiary, on the other. No review, complaint or Proceeding by any Governmental Authority or employee or independent contractor or former employee or independent contractor with respect to the Company or any Company Subsidiary in relation to the employment or engagement of any employee or individual independent contractor is pending or, to the knowledge of the Company, threatened, nor has the Company or any Company Subsidiary received any notice from any Governmental Authority indicating an intention to conduct the same.

(b) The Company has made available to Parent an accurate and complete list of each officer and employee of the Company or any Company Subsidiary as of the date hereof and any prospective employee to whom the Company or any Company Subsidiary has made an offer of employment as of the date hereof, by name or, for individuals located outside the United States or who are citizens of the European Union, employee identification number, together with, as applicable, each such person’s job title, date of hire (actual or prospective), exempt classification status under the Fair Labor Standards Act, full-time or part-time status, immigration status, work location (identified by street address), annual base salary or wages, accrued vacation or other leave, annual incentive or bonus compensation target for the current calendar year (or other applicable bonus period), and whether such employee is currently on disability or other leave of absence, other than short-term absences of less than six weeks (such list, the “Employee Census”). All employees of the Company and any Company Subsidiary are employed on an “at-will” basis and their employment can be terminated at any time for any reason without any material amounts being owed to such individual other than with respect to wages accrued before termination, unreimbursed expenses, accrued but unused vacation and other paid time off, and any amounts required to be paid to such individual pursuant to applicable Law. Section 4.12(b) of the Company Disclosure Letter contains an accurate and complete list of all SpinCo Employees who are or at any relevant time have been involved in any research and development activities as part of the RemainCo Business, other than in a de minimis manner. All employment agreements and proprietary information and inventions agreements executed by the SpinCo Employees have been made available to Parent.

(c) The Company has made available to Parent an accurate and complete list of each natural person who serves as an independent contractor, consultant, or other non-employee service provider of the Company or any Company Subsidiary who (i) is reasonably expected to receive payments in excess of $100,000 per annum, (ii) has provided services as an independent contractor in three or more calendar years, or (iii) has provided more than 1,500 hours of services in either of the past two calendar years, or is reasonably expected to provide more than 1,500 in the current calendar year (such persons, collectively, “Contractors”) as of the date hereof, together with each such person’s description of services, consulting or contracting term and consulting or contracting fee (such list, the “Contractor Census”). Each of the Company’s and the Company Subsidiaries’

relationships with any individual independent contractor, consultant, or other non-employee service provider can be terminated on not more than 30 days’ notice for any reason without any amounts being owed to such individuals, other than with respect to compensation or payments accrued before the effective time of termination.

(d) The Company and the Company Subsidiaries are, and in the past three years have been, in compliance in all material respects with all Laws governing labor and employment, including those relating to wages, hours, benefits, worker classification, labor, immigration (including with respect to Forms I-9), affirmative action, collective bargaining, discrimination, civil rights, pay equity and transparency, paid sick leave, protected leave (including family, medical and parental leave), disability rights and accommodations, safety and health, workers’ compensation, the collection and payment of withholding or Social Security Taxes and similar Taxes. Neither the Company nor any Company Subsidiary is, or in the past three years has been, a government contractor. All employees of the Company and the Company Subsidiaries are employed in the United States, and all of the terms and conditions of their employment are governed exclusively by United States Law and not the Law of any other jurisdiction.

(e) The Company has made available to Parent an accurate and complete list of each former employee whose employment with the Company, or any Company Subsidiary has been terminated within the past 12 months, together with the job title, termination date of each such former employee, and whether the termination was voluntary or involuntary. Neither the Company nor any Company Subsidiary has experienced a “plant closing,” “business closing,” or “mass layoff” as defined in the WARN Act or any similar state, local or non-U.S. Law affecting any site of employment of the Company or any Company Subsidiary or one or more facilities or operating units within any site of employment or facility of the Company in the past three years, and, during the 90-day period preceding the date hereof, no employee of the Company or Company Subsidiary has suffered an “employment loss,” with respect to the Company as defined in the WARN Act.

(f) To the knowledge of the Company, no employee of the Company or any Company Subsidiary or any Contractor is a party to, or is otherwise bound by any non-competition agreement, or other restrictive covenant that in any material way prohibits, adversely affects or restricts the performance of such employee’s or such Contractor’s duties to the Company or any Company Subsidiary.

(g) The Company and the Company Subsidiaries have properly classified, pursuant to the Code and any other applicable Laws, all individual independent contractors, consultants, or other non-employee service providers used by the Company and any Company Subsidiary during the three-year period immediately preceding the date hereof. Neither the Company nor any Company Subsidiary has any “leased employees” within the meaning of Section 414(n) of the Code.

(h) In the past three years, no formal (or to the knowledge of the Company on the date hereof, informal) allegation, complaint, charge, or claim of harassment on the basis of gender, sex or race, sexual assault, sexual misconduct, gender discrimination, racial or ethnic discrimination has been made against any Person who is or was an officer, director, manager or supervisory-level employee of the Company or any Company Subsidiary (a “Misconduct Allegation”), and neither the Company nor any Company Subsidiary has entered into any settlement agreement, tolling agreement, nondisparagement agreement, confidentiality agreement or non-disclosure agreement, or any similar Contract with respect to any Misconduct Allegation.

SECTION 4.13. Opinion of Financial Advisor.

(a) The Company Board has received the opinion of Goldman Sachs & Co. LLC, to be subsequently confirmed by delivery of written opinion to the Company Board, to the effect that, as of the date of such opinion and based upon and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, (i) the Merger Consideration to be paid to the holders of Company Common Stock pursuant to this Agreement and (ii) the shares of SpinCo common stock to be issued to the holders of Company Common Stock in the Spin-Off Distribution pursuant to the Separation and Distribution Agreement are fair, from a financial point of view, to the holders of Company Common Stock (other than Parent and its affiliates), and such opinion has not been withdrawn, revoked or modified. The Company shall provide a copy of such written opinion to Parent solely for informational purposes promptly after receipt thereof by the Company.

(b) The Company Board has received the opinion of Barclays Capital Inc., to be subsequently confirmed by delivery of written opinion to the Company Board, to the effect that, as of the date of such opinion and based upon and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, (i) the Merger Consideration to be paid to the holders of Company Common Stock (other than the holders of Excluded Shares) pursuant to this Agreement and (ii) the shares of SpinCo common stock to be issued to the holders of Company Common Stock in the Spin-Off Distribution pursuant to the Separation and Distribution Agreement is fair, from a financial point of view, to such holders, and such opinion has not been withdrawn, revoked or modified. The Company shall provide a copy of such written opinion to Parent solely for informational purposes promptly after receipt thereof by the Company.

SECTION 4.14. Taxes.

(a) All income and other material Tax Returns required to be filed by or with respect to the Company Tax Group have been timely filed when due (taking into account applicable extensions automatically granted). All Tax Returns filed by or with respect to the Company Tax Group are accurate and complete in all material respects. All material Taxes of the Company Tax Group that are due have been timely paid in full. The Company has made adequate provision in accordance with GAAP for all accrued Taxes of the Company Tax Group not yet due and payable, and all other Tax matters. There are no Liens on any of the assets, rights or properties of the Company Tax Group with respect to Taxes, other than Liens for Taxes not yet due and payable that arose by operation of Law or Permitted Liens. No extension or waiver of the statute of limitations with respect to the time to assess Taxes of the Company Tax Group has been granted, which grant will remain in effect after Closing or has been requested where such request is currently pending, in each case, other than pursuant to an automatically granted extension of time to file Tax Returns.

(b) No material claims or deficiencies have been asserted in writing or otherwise in connection with any audit or examination by any Taxing Authority against the Company Tax Group, and no issue has been raised with the Company Tax Group (or any of its agents) by any examination conducted by any Taxing Authority that, by application of the same principles, would reasonably be expected to result in a material proposed deficiency for any other period not so examined which deficiency (or deficiencies), in either case, is not (or are not) adequately reserved for in the most recent Company Financial Statements. Any material deficiency resulting from any audit or examination relating to Taxes of the Company Tax Group by any Taxing Authority has been paid or is being contested in good faith and in accordance with applicable Law and is adequately reserved for on the balance sheets contained in the Company Financial Statements in accordance with GAAP.

(c) There is no material audit, examination or other proceeding (including any refund litigation, deficiency, proposed adjustment or other matter in controversy) now pending or, to the knowledge of the Company, threatened, against or with respect to the Company Tax Group in respect of any amount of Taxes or any Tax Return.

(d) The Company Tax Group has not been involved in any transaction or series of transactions the main purpose, or one of the main purposes, of which was the avoidance of Tax, or any transaction that produced a loss for Tax purposes with no corresponding commercial or economic loss. The Company Tax Group is not currently, and has never been, a party to a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or any similar transaction under any corresponding provision of state, local or non-U.S. Law or any “tax shelter” within the meaning of Section 6622 of the Code or any other transaction requiring disclosure under any similar provision of state, local or non-U.S. Tax Law.

(e) Neither the Company nor any Company Subsidiary has ever entered into any joint venture, partnership or other arrangement (including any collaboration agreement) that could reasonably be treated as a partnership for United States federal, state, local, or non-U.S. Tax purposes or holds interest in any Person (other than a Company Subsidiary) that are treated as equity for U.S. federal income Tax purposes.

(f) Neither the Company nor any Company Subsidiary is a party to any Tax Sharing Agreement (other than any Tax Sharing Agreement to which only the Company Tax Group is party).

(g) Since April 1, 2019, no claim has been made by any Governmental Authority in a jurisdiction in which the Company or any Company Subsidiary does not file a Tax Return to the effect that the Company or such Company Subsidiary is or may be subject to taxation by, or required to file any Tax Return in, such jurisdiction.

(h) Neither the Company nor any Company Subsidiary has, or has ever had, a permanent establishment, fixed place of business, or branch in any jurisdiction outside of the country under the laws of which it was formed.

(i) The Company Tax Group will not be required to include any material item of income in, or exclude any material item of deductions from, taxable income from any Tax period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting made prior to Closing for a Tax period (or portion thereof) ending prior to the Closing, (ii) closing agreement as described in Section 7121 of the Code executed prior to the Closing, (iii) change in method of accounting adopted prior to the Closing, (iv) open transaction disposition entered into prior to Closing outside the ordinary course of business, (v) prepaid amount received prior to Closing outside of the ordinary course of business, (vi) application of Sections 951, 951A, 956, 965 of the Code or any related provisions applicable to “controlled foreign corporations” (within the meaning of Section 957 of the Code) under federal, state, local or any foreign Tax Law, (vii) any deferred intercompany transaction in a Tax period (or portion thereof) ending prior to the Closing or excess loss account, (viii) any transaction under which previously utilized Tax losses or credits may be recaptured (including a dual consolidated loss or an excess loss account), (ix) Section 1400Z-2(a)(1)(A) of the Code, or (x) any comparable provision of state, local or foreign Tax Law. The Company Tax Group has not made an election under Section 965(h) of the Code.

(j) As of December 31, 2024, the United States federal income Tax Returns of the Company have been examined by and settled with the IRS or have expired or otherwise have been closed by virtue of the expiration of the relevant statute of limitations for all taxable periods ending on or before December 31, 2019.

(k) The Company Tax Group has not entered into a closing agreement pursuant to Section 7121 of the Code or any material closing agreement under any similar provision of state, local or non-U.S. Tax Law since conversion to a corporation in 2019. There is no request for a private letter ruling, technical advice memorandum or similar document with respect to the Company or any Company Subsidiary now pending with the IRS. The Company has made available to Parent accurate and complete copies of all private letter rulings, technical advice memoranda, and similar documents received by the Company or any Company Subsidiary from the IRS or any other Taxing Authority since conversion to a corporation in 2019.

(l) Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated United States federal income Tax Return (other than a group the common parent of which is the Company) or (ii) has any liability for Taxes of any Person (other than the Company and Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law), by contract (other than any contract the primary purpose of which does not relate to Taxes), or as a transferee or successor.

(m) The Company and the Company Subsidiaries have duly and timely withheld, collected, paid and reported to the proper Governmental Authorities all material Taxes required to have been withheld,

collected, paid or reported and complied with all information collection and record maintenance provisions in relation thereto under applicable Tax Law.

(n) Neither the Company nor any Company Subsidiary has ever (i) constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock purported to or intended to be governed by Section 355 or 361 of the Code within the past two years from the date hereof or (ii) been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) or made an election under Section 897(i)(1) of the Code.

(o) As of the Closing Date, there is no limitation on the availability or use of any carryforward of net operating loss, Tax credit or other Tax attribute as a result of the application of Sections 382 or 383 of the Code (or similar provision of state, local or non-U.S. Tax Law) other than any such limitation arising as a result of the Transactions.

(p) The Company Tax Group has possession, custody or control of all records and documentation that it is obliged to hold, preserve and retain for the purposes of any Tax and sufficient information to enable it to compute correctly the Company Tax Group’s liability for Taxes, and such records and documentation have been delivered to Parent. All agreements between or among members of the Company Tax Group have been adequately documented, and such documents have been duly executed in a timely manner. The prices for any property or services (or for the use of any property) provided by or to the Company Tax Group are arm’s-length prices for purposes of all applicable transfer pricing Laws, including Section 482 of the Code and any similar provision of state, local or non-U.S. applicable Law. All transactions and other dealings between the Company Tax Group and a Third Party have been (and can be demonstrated to have been) conducted on arm’s-length commercial terms.

(q) For purposes of this Agreement, the representations contained in this Section 4.14 and, to the extent referencing the Code or Taxes, Section 4.11 and Section 4.12, are the sole and exclusive representations of the Company Tax Group with respect to Taxes. All representations made pursuant to this Section 4.14 are made equally with respect to each predecessor of any member of the Company Tax Group (other than any predecessor of any member of the Company Tax Group prior to April 1, 2019) and any former Subsidiary of the Company Tax Group.

(r) As of the date immediately prior to the Closing Date, the Company Tax Group has filed all material income Tax Returns for the tax year ending December 31, 2024, required to be filed by or with respect to the Company Tax Group in a manner consistent with past practice and paid any amount of Taxes shown as due to be paid on such Tax Returns.

SECTION 4.15. Compliance.

(a) The Company and the Company Subsidiaries are, and, to the knowledge of the Company and to the extent related to the Company Platform or any Company Product, their Collaboration Partners are, and since January 1, 2022, have been, in material compliance with all Laws applicable to the Company or any Company Subsidiary or by which any of their respective properties or other assets or any of their businesses or operations are bound. Since January 1, 2022, none of the Company, any Company Subsidiary or, to the knowledge of the Company and to the extent related to the Company Platform or any Company Product, their Collaboration Partners, have received any notice or other communication from any Governmental Authority of any violation or any investigation with respect to any such Law.

(b) Each of the Company, the Company Subsidiaries, and, to the knowledge of the Company and to the extent related to the Company Platform or any Company Product, their Collaboration Partners possess all material registrations, licenses, franchises, permits, exemptions, clearances, certificates, approvals, consents and authorizations, and supplements or amendments to, the foregoing (collectively, “Authorizations”)

from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case, necessary for the lawful conduct of their respective businesses as now conducted. All such Authorizations are in full force and effect, the Company and the Company Subsidiaries and, to the knowledge of the Company and to the extent related to the Company Platform or any Company Product, their Collaboration Partners are in compliance in all material respects with the terms of all Authorizations and since January 1, 2022, none of the Company, any Company Subsidiary, or, to the knowledge of the Company and to the extent related to the Company Platform or any Company Product, any of their Collaboration Partners has received notice to the effect that a Governmental Authority was considering the amendment, termination, revocation or cancellation of any Authorization. The consummation of the Transactions, in and of itself, will not cause the revocation, termination or cancellation of any Authorization, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.16. Intellectual Property.

(a) Section 4.16(a) of the Company Disclosure Letter sets forth, as of the date hereof, an accurate and complete list of all (i) Patents and Patent applications (including any abandoned, withdrawn or expired Patents or Patent applications on which priority is claimed), (ii) Trademark registrations and applications, (iii) domain name registrations and applications (both gTLDs, including traditional and new gTLDs, and ccTLDs) and social media tags, handles and identifiers (including any account therefor), and (iv) Copyright registrations and applications that, in each case, are Owned Company Intellectual Property, Exclusively Licensed Intellectual Property or Company Intellectual Property owned or purportedly owned by and licensed from SpinCo (collectively, “Company Registered IP”). For each item of Company Registered IP, Section 4.16(a) of the Company Disclosure Letter sets forth an accurate and complete list of, as applicable: (A) all jurisdictions in which such Intellectual Property is registered, issued or granted or has been applied for and, in the case of any domain names, the registrar through which such domain name has been registered, (B) all registration, issuance, grant, serial and application numbers, (C) all filing, registration, issuance and grant dates and, in the case of any domain names, next renewal date, and (D) the legal (and, if different, record) owner(s) thereof and, if co- or jointly-owned, all co- or joint-owner(s). All Company Registered IP that is registered or has been issued or granted is valid, enforceable, subsisting and in full force and effect and all Company Registered IP that is the subject of a pending application for registration, issuance or grant is valid and subsisting.

(b) (i) None of the Owned Company Intellectual Property has been or currently is the subject of any pending Proceeding, (ii) to the knowledge of the Company, none of the Non-Owned Company Intellectual Property has been or currently is the subject of any pending Proceeding, and (iii) to the knowledge of the Company, none of the Owned Company Intellectual Property and none of the material Non-Owned Company Intellectual Property, in each case, has been or currently is the subject of any threatened Proceeding (including, in each case, clauses (i) through (iii), with respect to Patents, inventorship challenges, post-grant review proceedings, inter partes review proceedings, derivation proceedings, interferences, reexaminations and pre- and post-grant oppositions and invalidity challenges, and, with respect to Trademarks, invalidity, nullity, opposition, cancellation, concurrent use, substantive office actions (e.g., third party citations, lack of distinctiveness, genericness and other substantive refusals or objections), reexamination, expungement or similar Proceeding). No Owned Company Intellectual Property and, to the knowledge of the Company, no material Non-Owned Company Intellectual Property has been or currently is the subject of any Judgment restricting the Company’s or any Company Subsidiary’s rights in, to and under such Company Intellectual Property or the validity, enforceability, use, right to use, ownership, registration, right to register, priority, duration, scope or effectiveness of any such Company Intellectual Property or triggering any additional payment obligations with respect to any such Company Intellectual Property.

(c) (i) The Company or a Company Subsidiary (A) solely and exclusively held the right to claim priority to each of the Patents within the Owned Company Intellectual Property at the respective times that the Patents were filed, (B) solely and exclusively owned each of the Patents within the Owned Company Intellectual Property at the respective times that the Patents were filed, and (C) is the sole and exclusive owner of all Owned

Company Intellectual Property, (ii) all Owned Company Intellectual Property and, to the knowledge of the Company, all Exclusively Licensed Intellectual Property, is free and clear of all Liens, except for Permitted Liens and, with respect to the Exclusively Licensed Intellectual Property, the terms of the written license agreement granting to the Company or any Company Subsidiary an exclusive license to use or practice under such Exclusively Licensed Intellectual Property, and (iii) the Owned Company Intellectual Property and the Exclusively Licensed Intellectual Property constitute all of the Intellectual Property that is material and necessary to operate and conduct the RemainCo Business as such business is currently operated and conducted and as such business is currently contemplated to be operated and conducted.

(d) None of the Company, any Company Subsidiary, or to the knowledge of the Company, any Third Party licensor of Exclusively Licensed Intellectual Property, is party to any Contracts with any Third Parties that materially limit or materially restrict use of the Company Intellectual Property by the Company or any Company Subsidiary or that require any payments for such use. Neither the Company nor any Company Subsidiary has entered into any Contract granting another Person, or permitting another Person to retain, with respect to any Owned Company Intellectual Property or Exclusively Licensed Intellectual Property, the right (i) to bring any infringement, misappropriation or other enforcement actions with respect to, or otherwise to enforce, any such Company Intellectual Property, (ii) to defend any claim of infringement, misappropriation or other violation arising from the practice or other exploitation of any such Company Intellectual Property (or pursuant to which the Company or a Company Subsidiary expressly agrees to indemnify any Person against any such claim) or to defend the validity or patentability of any Patent within the Owned Company Intellectual Property or (iii) to control the prosecution of any such Company Intellectual Property.

(e) To the knowledge of the Company, there has been no unauthorized use, or infringement, misappropriation or other violation, by any Third Party of any Company Intellectual Property.

(f) The conduct of the RemainCo Business as such business has been conducted, as it currently is being conducted or as it currently is contemplated to be conducted (including with respect to the Company Platform or with respect to any Company Product, whether or not yet commercialized, that is included in the RemainCo Assets), has not, and does not presently, infringe, misappropriate or otherwise violate any Intellectual Property or other proprietary rights of any Third Party, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries. Neither the Company nor any Company Subsidiary has received any notice from any Third Party (including any unsolicited written offer to license such Third Party’s Intellectual Property or any request for indemnification) claiming or alleging that the conduct of the RemainCo Business as such business has been conducted, as it currently is being conducted or as it currently is contemplated to be conducted (including relating to the use or practice of any Company Intellectual Property or with respect to the Company Platform or with respect to any Company Product, whether or not yet commercialized, that is included in the RemainCo Assets) infringes, misappropriates or otherwise violates such Third Party’s Intellectual Property.

(g) All issuance, renewal, maintenance and other payments that have become due with respect to any Owned Company Intellectual Property and, to the knowledge of the Company, with respect to any Exclusively Licensed Intellectual Property, in each case, have been timely paid in full. All documents and other material required to be filed with respect to the Owned Company Intellectual Property and, to the knowledge of the Company, with respect to any Exclusively Licensed Intellectual Property, in each case, for the purposes of maintaining such Company Intellectual Property and updating the chain of title have been filed in a timely manner. Each of the Patents included in the Company Registered IP that is Owned Company Intellectual Property and, to the knowledge of the Company, that is Non-Owned Company Intellectual Property, in each case, properly identifies each inventor of the claims thereof as determined in accordance with the applicable Law of the jurisdiction in which such Patent is issued or is pending, or, in the case of abandoned Patents, was pending.

(h) The Company and the Company Subsidiaries have taken commercially reasonable measures to protect, preserve and maintain the secrecy, confidentiality and value of all Know-How and all other confidential and non-public data and other information included within the Company Intellectual Property, and to the knowledge of the Company and each Company Subsidiary, there has been no unauthorized disclosure or use of any material Know-How of the Company or any Company Subsidiary included within the Company Intellectual Property.

(i) The Company and the Company Subsidiaries have (i) caused each Person who was or is involved in the creation or development of any Intellectual Property as an employee of or independent contractor, consultant, or other non-employee service provider (each, an “IP Contractor”) to the Company or any Company Subsidiary to execute a binding and enforceable written agreement which includes provisions (including a present assignment of all right, title and interest therein and thereto) sufficient to ensure that the Company or such Company Subsidiary is the exclusive owner of any and all Intellectual Property created or developed by such Person within the scope of, or resulting from, their employment with the Company or such Company Subsidiary and, in the case of such IP Contractor, from the services such IP Contractor performs for the Company or such Company Subsidiary and (ii) caused all employees and other Persons (who are not otherwise bound by confidentiality and nondisclosure obligations to the Company by operation of law) with access to any non-public Company Intellectual Property to execute a binding and enforceable written confidentiality agreement that includes customary confidentiality terms and restrictions on use sufficient to protect the proprietary interests of the Company or such Company Subsidiary with respect to such Company Intellectual Property. No current or former employee of, or IP Contractor to, the Company or any Company Subsidiary owns any right, title, or interest in or to any Intellectual Property created or developed by such employee or IP Contractor during their employment or other engagement with the Company or such Company Subsidiary that either (A) is (or should have been) Company Intellectual Property or (B) is necessary for the conduct of the RemainCo Business as such business currently is being conducted or as it currently is contemplated to be conducted, and neither the Company nor any Company Subsidiary has received any written notice or claim to the contrary. To the knowledge of the Company, there has been no disclosure of any non-public Company Intellectual Property to any employee or other Person who has not executed a binding and enforceable written confidentiality agreement or is not otherwise bound by confidentiality and nondisclosure obligations to the Company by operation of law, as described in clause (ii) of this Section 4.16(i). To the knowledge of the Company, no employee or other Person who has executed such confidentiality agreement is in breach of, or is threatening to breach, any such written confidentiality agreement.

(j) To the knowledge of the Company, the Company and each Company Subsidiary have complied with any and all obligations pursuant to the Patent and Trademark Law Amendments Act, 35 U.S.C. §200 et seq., or other similar obligations under the Laws of any jurisdiction with respect to any Patents that are part of the Company Intellectual Property.

(k) No Owned Company Intellectual Property and, to the knowledge of the Company, no material Non-Owned Company Intellectual Property has been developed or otherwise obtained, in whole or in part, through the use of funding or other resources of any Governmental Authority or institution of higher learning.

(l) Section 4.16(l) of the Company Disclosure Letter sets forth an accurate and complete list of (i) all licenses, sublicenses, rights, interests and options granted by the Company or a Company Subsidiary to any Third Party with respect to any Intellectual Property (including coexistence agreements, prior rights agreement, rights of first or last refusal, covenants not to sue, exercise or assert, immunities from suit and rights to indemnification) (other than non-disclosure agreements and non-material and non-exclusive licenses granted by the Company or a Company Subsidiary to advertising agencies, vendors and other similar contractors, including non-material and non-exclusive licenses granted by the Company or a Company Subsidiary under material transfer agreements, clinical trial agreements, supply agreements, and manufacturing agreements, in each case, entered into in the ordinary course of business consistent with past practices), and (ii) all licenses, sublicenses, rights, interests and options granted by any Third Party to the Company or a Company Subsidiary with respect to any Intellectual Property (other than (A) licenses to generally commercially available software licensed pursuant to a standard “off-the-shelf” or “shrink wrap” or “click wrap” agreements and (B) agreements, including material transfer agreements, clinical trial agreements, supply agreements, and manufacturing agreements, to the extent, in each case, the grant of rights to use Intellectual Property thereunder are non-exclusive and incidental to and not material to performance under such agreement and such agreement is entered into in the ordinary course of business consistent with past practices), and in each case of clauses (i) and (ii) of this Section 4.16(l), other than licenses, sublicenses, rights, interest and options solely related to the SpinCo Business. Other than pursuant to a Contract set forth in Section 4.16(l) of the Company Disclosure Letter, there are no royalties, license fees, honoraria or other payment obligations of the Company or any Company Subsidiary or any of its or their Affiliates, excluding maintenance fees payable to Governmental Authority, with respect to any of the Non-Owned Company Intellectual Property.

(m) Neither the Company nor any Company Subsidiary has received any written opinions from counsel with respect to the validity, invalidity, enforceability, unenforceability, non-infringement or infringement of any Company Intellectual Property.

(n) None of (i) the execution and delivery of this Agreement, (ii) the consummation of the Transactions, or (iii) the performance by the Company or any Company Subsidiary of its obligations hereunder, in each case of clauses (i), (ii) and (iii) of this Section 4.16(n) conflicts or will conflict with, or alters or impairs or will alter or impair, any of the Company’s or any Company Subsidiary’s rights in, to and under any Company Intellectual Property or the validity, enforceability, use, right to use, ownership, registration, right to register, priority, duration, scope, or effectiveness of any Company Intellectual Property or will alter any, or trigger any additional, royalties, license fees, honoraria or other payment obligations of the Company or any Company Subsidiaries.

(o) There is no Company Registered IP or other material Company Intellectual Property that, as of the Closing, will be owned or purported to be owned (wholly or jointly with others) by, or exclusively licensed to, SpinCo, and which is necessary for the RemainCo Business as such business has been conducted, as it currently is being conducted or as it is currently contemplated to be conducted (including with respect to the Company Platform or with respect to any Company Product, whether or not yet commercialized, that is included in the RemainCo Assets), which is not subject to the licenses granted to the Company pursuant to the License Agreement. Subject to the Spin-Off and, to the extent consummated prior to the Closing, the ROFN Sale, as of the Closing, the Company and the Company Subsidiaries will (i) continue to own or have valid and enforceable rights or licenses in and to all Company Intellectual Property in the same manner as the Company and Company Subsidiaries owned or held rights in such Company Intellectual Property immediately prior to Closing, and (ii) have rights to all material Intellectual Property that, in each case, is owned by, is licensed or sublicensed to, or used or held for use by, the Company or any of its Subsidiaries relating to the RemainCo Business at any time between the date of this Agreement and the Closing as are sufficient for the Company and the Company Subsidiaries to use such material Intellectual Property to the same extent as used by the Company and the Company Subsidiaries in the RemainCo Business in the twelve-month period prior to the Closing.

(p) The statements set forth on Section 4.16(p) of the Company Disclosure Letter are true and complete.

SECTION 4.17. Data Protection.

(a) Since January 1, 2022, the Company and Company Subsidiaries have complied in all material respects with all Laws and all published rules, policies, and procedures established by the Company and Company Subsidiaries related to cyber security, privacy or data protection (collectively, “Data Protection and Information Security Requirements”), including with respect to the collection, use, disclosure, transfer, safeguarding, deletion, and other processing of Personal Data by and on behalf of the Company and Company Subsidiaries. Since January 1, 2022, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, each of the Company and Company Subsidiaries has provided all requisite notices and obtained all required consents that are necessary for the conduct of business as currently conducted, and the Transactions will comply in all material respects with all Data Protection and Information Security Requirements.

(b) Each of the Company and the Company Subsidiaries has implemented and maintains a comprehensive written information security program and has organizational, administrative, physical and technical safeguards designed to secure any Personal Data and any IT Assets from loss, damage, and unauthorized access, acquisition, interruption, alteration, modification, use or other processing, or any other compromise of confidentiality, integrity or availability of Personal Data or the IT Assets (any such incident, a “Security Incident”). Since January 1, 2022, there have not been any Security Incidents or claims related to Security Incidents and there are no information security or other vulnerabilities that could cause a material Security Incident. To the knowledge of the Company, there are no data security, information security, or other technological vulnerabilities with respect to the IT Assets that could adversely impact their operations or cause a Security Incident.

(c) All IT Assets used by Company or any Company Subsidiary are (i) owned by the Company or any Company Subsidiary, (ii) currently in the public domain or otherwise available to the Company or the relevant Company Subsidiary without the approval or consent of any Person or (iii) licensed or otherwise used by the Company or the relevant Company Subsidiary pursuant to terms of valid, binding written agreements. The IT Assets operate and perform in a manner that permits the Company and the Company Subsidiaries to conduct their respective businesses as currently conducted in all material respects and, to the knowledge of the Company, since January 1, 2022, no Person has gained unauthorized access to the IT Assets.

(d) None of the Company, any Company Subsidiary or, to the knowledge of the Company, any Collaboration Partner or other Third Party from which the Company or any Company Subsidiary receives Personal Data is (i) a “covered entity” as that term is defined at 45 C.F.R. § 160.103, (ii) a “business associate” as that term is defined at 45 C.F.R. § 160.103, or (iii) to the knowledge of the Company, in breach of any “business associate contract,” as described in 45 C.F.R. § 164.504(e). Since January 1, 2022, neither the Company nor any Company Subsidiary is in violation of the applicable portions of the administrative simplification provisions of Health Insurance Portability and Accountability Act or the regulations contained in 45 C.F.R. Parts 160 and 164, if applicable.

(e) None of the Company, any Company Subsidiary, or, to the knowledge of the Company, any Third Party acting on behalf of the Company or any of the Company Subsidiaries, has, since January 1, 2022, received any (i) written or, to the knowledge of the Company, oral notice of an investigation into compliance with, or a complaint alleging non-compliance with, Data Protection and Information Security Requirements, (ii) written or, to the knowledge of the Company, oral claim for compensation for loss or unauthorized collection, processing or disclosure of Personal Data, or (iii) written or, to the knowledge of the Company, oral notification of an application for rectification, erasure or destruction of Personal Data that is still outstanding.

SECTION 4.18. Material Contracts.

(a) Except for this Agreement and the Separation and Distribution Agreement, Section 4.18(a) of the Company Disclosure Letter contains an accurate and complete list of the following Contracts to which the Company or any Company Subsidiary is a party or by which it is bound as of the date hereof (each such Contract, whether or not set forth in such section of the Company Disclosure Letter, together with each Contract required to be listed in Section 4.16(l) of the Company Disclosure Letter and each Contract required to be filed by the Company as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), a “Material Contract”):

(i) each Contract (A) the terms of which obligate or may in the future obligate the Company or any Company Subsidiary to make any severance, termination or similar payment to any current or former employee or (B) pursuant to which the Company or any Company Subsidiary may be obligated to make any transaction, retention bonus or similar payment to any current or former employee or director;

(ii) each Contract (A) materially limiting the freedom or right of the Company or any Company Subsidiary (or, after the Effective Time, Parent or any of its Affiliates) to engage in any line of business or compete with any other Person in any geographic area, (B) containing any “most favored nations” terms and conditions (including with respect to pricing) or exclusivity obligations, (C) granting any right of first refusal, right of first offer, right of negotiation or similar right with respect to any material assets or business of the Company or any Company Subsidiary, or (D) that requires the Company or any Company Subsidiary to purchase a minimum quantity of goods or supplies relating to any Company Product;

(iii) each Contract that provides for indemnification (or reimbursement or advancement of legal fees or expenses) of any current or former officer, director or employee of the Company or any Company Subsidiary;

(iv) each Lease under which the Company or any Company Subsidiary leases, subleases or licenses any real property (whether as lessor or lessee);

(v) each Contract not otherwise disclosed pursuant to this Section 4.18(a) requiring or otherwise expected to involve (together with all other Contracts with the counterparty thereto) the potential payment by or to the Company and the Company Subsidiaries of more than an aggregate of $2,800,000 in any 12-month period following the date hereof and that is not terminable without penalty or further payment by the Company or any Company Subsidiary on less than 90 days’ notice;

(vi) each Contract (A) for the disposition of any material assets or business of the Company or any Company Subsidiary, (B) for the acquisition, directly or indirectly, of a material portion of the assets or business of any other Person (whether by merger, sale of stock or assets or otherwise) or (C) related to any disposition or acquisition of material assets or business of the Company that contains continuing representations, covenants, indemnities or other obligations (including “earn out” or other contingent payment obligations);

(vii) each Contract for any material joint venture, partnership, strategic alliance, collaboration or similar revenue sharing or partnering arrangement;

(viii) each Contract that is material to the Company and the Company Subsidiaries, taken as a whole, and (A) that relates to the research, testing, clinical trial, development, commercialization, manufacture, marketing, importation, exportation, sale, distribution, supply or license of the Company Platform or any Company Product or (B) under which non-clinical or clinical data relating to the Company Platform or any Company Product is or may be generated;

(ix) each Contract (other than in respect of trade debt incurred in the ordinary course of business consistent with past practice) related to indebtedness for borrowed money or any guarantees of any of the foregoing or the granting of Liens (other than Permitted Liens) over the property or assets of the Company or any Company Subsidiary;

(x) each Contract under which the Company or any Company Subsidiary (A) is required to make any expenditure including a capital commitment, loan or capital expenditure, of more than an aggregate of $5,000,000 after the date of this Agreement or (B) has, directly or indirectly, made any loan, extension of credit or capital contribution to, or other investment in, any Person (other than the Company or any Company Subsidiary and other than investments in marketable securities in the ordinary course of business consistent with past practice);

(xi) each Contract involving (A) “milestone” or other similar contingent payments, including upon the achievement of regulatory or commercial milestones, or (B) payment of royalties or other amounts calculated based upon sales, revenue, income or similar measure of the Company, any Company Subsidiary or any Company Product;

(xii) each Contract with a Collaboration Partner requiring the Company or any Company Subsidiary (or following Closing, Parent or any of its Affiliates) to use commercially reasonable (or similar) efforts related to research, development, regulatory approval, commercialization, sales, or marketing of any Company Product or any other product;

(xiii) each hedging, swap, derivatives or similar Contract;

(xiv) each Contract with a third-party professional employer organization;

(xv) each Contract with any Governmental Authority or any academic institution (except for clinical trial agreements, material transfer agreements and non-disclosure agreements (1) that are entered into in the ordinary course of business and (2) pursuant to which no material Intellectual Property has been or is contemplated to be generated);

(xvi) each stockholders’, investor rights, registration rights, tax receivables or similar or related Contract or any Contract relating to the exercise of any voting rights with respect to any Company Securities or Company Subsidiary Securities; and

(xvii) each Contract that involves the settlement of any past, pending or threatened Proceeding which (A) requires payment obligations after the date hereof in excess of $250,000 or (B) imposes material nonmonetary obligations or restrictions on the Company or any Company Subsidiary.

(b) Each of the Material Contracts is legal, valid, binding and in full force and effect and enforceable in accordance with its terms by the Company and any applicable Company Subsidiary party thereto, subject to the Bankruptcy and Equity Exception. Neither the Company nor any Company Subsidiary is in material breach or default under any Material Contract, nor, to the knowledge of the Company, does any condition exist that, with notice or lapse of time or both, would constitute a material breach or default thereunder by the Company or any Company Subsidiary party thereto. To the knowledge of the Company, no other party to any Material Contract is in material breach or default thereunder, nor does any condition exist that, with notice or lapse of time or both, would constitute a material breach or default thereunder of such other party. Neither the Company nor any Company Subsidiary has received or given any notice of termination or cancellation under any Material Contract or received or given any notice of breach or default in any material respect under any Material Contract, which breach or default has not been cured. The Company has made available to Parent accurate and complete copies of all of the Material Contracts, together with all amendments thereto and waivers thereunder.

SECTION 4.19. Regulatory Matters.

(a) All activities of the Company, the Company Subsidiaries and, to the knowledge of the Company and to the extent relating to the Company Platform or any Company Product, their Collaboration Partners are being, and since January 1, 2022, have been, conducted in compliance in all material respects with all Health Care Laws applicable to the Company, the Company Subsidiaries, the Company Platform or any Company Product, or by which any property, business, product or other asset of the Company and the Company Subsidiaries is bound or affected. Since January 1, 2022, none of the Company or any Company Subsidiary or, to the knowledge of the Company, any of their Collaboration Partners (to the extent relating to any Company Product) has received any notice or other written communication from the FDA, or any other Governmental Authority, or any institutional review boards, privacy boards, data safety monitoring boards or ethics committees responsible for review, oversight, or approval of any clinical trial involving a Company Product or the Company Platform in any jurisdiction (a “Review Board”), alleging any violation of any applicable Law or otherwise indicating an investigation into a potential violation of any applicable Law with respect to such activities.

(b) Section 4.19(b) of the Company Disclosure Letter sets forth an accurate and complete listing of all human clinical trials, together with the dates and brief descriptions of such trials, previously or currently undertaken or sponsored by or on behalf of the Company, any Company Subsidiary, or to the knowledge of the Company, any Collaboration Partner, or any third-party investigator for whom the Company or any Company Subsidiary provides material or financial support for any such clinical trial, in each case, with respect to any Company Product. To the knowledge of the Company, accurate and complete copies of all material data, material reports and other material documentation with respect to such non-clinical and clinical trials have been made available to Parent.

(c) All non-clinical studies conducted by or on behalf of the Company and the Company Subsidiaries (i) have been and are being conducted, as applicable, in compliance with all requirements of the Animal Welfare Act, the United States Department of Agriculture’s implementing regulations, and the Guide for the Care and Use of Laboratory Animals, if applicable, and with all requirements of 21 C.F.R. Part 58, (ii) which constitute in vivo activities have been approved by an external ethical review or animal welfare body, to the extent required by applicable Laws, and have been conducted with purpose bred animals (i.e., not wild caught), and (iii) have employed the procedures and controls required under Good Laboratory Practices if applicable. None of the Company or any Company Subsidiary or, to the knowledge of the Company, any Collaboration Partner has received any notice or other communication from a Governmental Authority or a Review Board requiring the termination or suspension or material modification of any non-clinical study with respect to any Company Product or otherwise involving the use of the Company Platform.

(d) All human clinical trials with respect to any Company Product conducted by or on behalf of the Company, any Company Subsidiary or, to the knowledge of the Company, any Collaboration Partner (i) have been, and are being, conducted in material compliance with all applicable Health Care Laws, including by filing annual and periodic reports, amendments and safety reports for the Company Products required to be made to any Regulatory Authority, and (ii) have been properly registered in compliance with all applicable Laws and the results of all such clinical trials have been disclosed in accordance with such Laws, in each case, including 42 C.F.R. Part 11, to the extent applicable. None of the Company or any Company Subsidiary, or, to the knowledge of the Company, any Collaboration Partner, has received any notice that the FDA, any Review Board, or any domestic or non-U.S. Governmental Authority, has initiated, or threatened to initiate, any clinical hold or other action to suspend any clinical trial sponsored by or on behalf of the Company or any Company Subsidiary, any action to suspend or terminate any Investigational New Drug application in the United States or other non-U.S. equivalent documents (each, an “IND”) sponsored by or on behalf of the Company or any Company Subsidiary or otherwise restrict the clinical study of any Company Product.

(e) None of the Company, any Company Subsidiary or any of their respective officers or employees, and to the knowledge of the Company, none of their respective Collaboration Partners, representatives or agents (in each case, acting in the capacity of a representative or agent of the Company or any Company Subsidiary), has engaged in any conduct that is not compliant in any material respect with applicable Health Care Laws relating to the integrity of data generated or used in any clinical trials or other studies related to the development, use, handling, safety, efficacy, quality, reliability or manufacturing of any Company Product or the Company Platform. Since January 1, 2022, none of the Company, any Company Subsidiary, any officer, director, employee or contractor of the Company or any Company Subsidiary or, to the knowledge of the Company, any Collaboration Partner or agent of the Company or any of the Company Subsidiaries has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to the FDA or any similar Regulatory Authority.

(f) All development and manufacture of the Company Products, including any components thereof and any clinical supplies used in any clinical trials, by or on behalf of the Company of the Company Subsidiaries has been conducted in compliance in all material respects with the applicable specifications and requirements of Good Manufacturing Practices and Health Care Laws. None of the Company, any of the Company Subsidiaries or any of their respective officers or employees, and to the knowledge of the Company, none of their respective Collaboration Partners, representatives or agents acting on behalf of the Company or any of the Company Subsidiaries has, with respect to any Company Product, (i) been subject to a Regulatory Authority shutdown or import or export prohibition or (ii) received any Form FDA 483, or other Regulatory Authority written notice of inspectional observations, “warning letters,” “untitled letters” or written requests or requirements to make any material change to any Company Product or any of the Company’s or the Company Subsidiaries’ processes or procedures. The Company and the Company Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure the integrity of data generated in manufacturing all Company Products and reasonably designed to encourage employees to report any compliance issues related thereto.

(g) The Company has no knowledge of (i) any adverse event or adverse finding in non-clinical or clinical testing that should have been reported but was not yet reported to any applicable Regulatory Authority or Review Board with respect to the safety, efficacy or quality of any Company Product, (ii) as of the date of this Agreement, any adverse event or adverse finding occurring in any ongoing clinical trial where the investigator or any Review Board or Regulatory Authority has prior to the execution of this Agreement requested or recommended verbally or in writing, as a result of such event or finding, a change, modification or cessation of such clinical trial, or (iii) any scientific or technical fact or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a material and adverse effect on the scientific, therapeutic or commercial viability of the Company Platform or any Company Product in light of the particular stage of development of such Company Product and taking into account all relevant facts and circumstances at the time such facts or circumstances arose, including medical and clinical considerations, the regulatory environment and competitive market conditions.

(h) The Company has made available to Parent accurate and complete copies of: (i) all Authorizations from the FDA and all material Authorizations from any other applicable Regulatory Authority held by the Company or any of the Company Subsidiaries related to any Company Product, (ii) all material written submissions made to and material written regulatory communications with the FDA or any other applicable Regulatory Authority related to any Company Product after the date on which the Company designated such Company Product as a clinical candidate (the “Candidate Date”) that are in the Company’s or any of the Company Subsidiaries’ possession or control as of the date hereof and (iii) all reports, results, data and information obtained, developed, or prepared after the Candidate Date in the Company’s or any of the Company Subsidiaries’ possession or control as of the date hereof relating to the safety, quality, or efficacy of the Company Platform or any of the Company Products, including all final reports prepared under 21 C.F.R. 58.185, all information collected pursuant to 21 C.F.R. Part 58 and all adverse event (as such term is defined or described in 21 C.F.R. 312.32) and other safety and quality information. For purposes of this Section 4.19(h) and Section 6.7(b), “control” shall mean the legal, contractual or other right to access, including access to the information and materials of Collaboration Partners.

(i) None of the Company or any Company Subsidiary or, to the knowledge of the Company, any Collaboration Partner, is currently marketing, distributing, selling or otherwise commercializing, or has ever marketed, distributed, sold or otherwise commercialized, the Company Platform or any Company Product, whether in or outside the United States.

(j) Neither the Company nor any Company Subsidiary is a party to or has any ongoing reporting obligations under any corporate integrity agreement, monitoring agreement, consent decree, settlement order or similar agreement with or imposed by any Governmental Authority and, to the knowledge of the Company, no such agreement, decree or order is currently contemplated, proposed or pending. To the knowledge of the Company, no Collaboration Partner is a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order or similar agreement with or imposed by any Governmental Authority to which the Company Platform or any Company Product is subject. None of the Company, any Company Subsidiary, or, to the knowledge of the Company, any of their respective Representatives (acting in such capacity) are subject to any investigation by any Governmental Authority or enforcement, regulatory or administrative proceeding relating to or arising under any Health Care Law and, to the knowledge of the Company, no such investigation or enforcement, regulatory or administrative proceeding has been threatened.

(k) None of the Company, any Company Subsidiary, any officer, director, managing employee of the Company or any Company Subsidiary or, to the knowledge of the Company and to the extent relating to the Company Platform or any Company Product, any Collaboration Partner: (i) has been placed under or otherwise made subject to, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made or failure to disclose occurred, would reasonably be expected to provide a basis for, the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any comparable non-U.S. Governmental

Authority to invoke a similar policy, (ii) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under Medicare, Medicaid, TRICARE or any similar government health care program (collectively, “Federal Health Care Programs”), (iii) has been subject to, or convicted of any crime or engaged in any conduct that would reasonably be expected to result in, debarment, exclusion, or suspension from participation in any Federal Health Care Program, or otherwise under 21 U.S.C. Section 335a or any similar Law, (iv) has had a civil monetary penalty assessed against it, him or her under Section 1128A of the Social Security Act, codified at Title 42, Chapter 7, of the United States Code, (v) is currently listed on the United States General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs or the List of Excluded Individuals/Entities published by the Department of Health and Human Services Office of Inspector General, or (vi) to the knowledge of the Company, is the target or subject of any current or potential investigation relating to any Federal Health Care Program-related offense.

(l) To the Company’s knowledge, neither the Company nor any of its Affiliates has been involved in any “covered data transactions” subject to the U.S. Bulk Data Final Rule that violate the U.S. Bulk Data Final Rule since the effective date of such rule on April 8, 2025.

SECTION 4.20. Real Property.

(a) Neither the Company nor any Company Subsidiary owns any real property or interests therein, nor has the Company or any Company Subsidiary ever owned any real property or interests therein. Neither the Company nor any Company Subsidiary is a party to an option, or any other agreement, to purchase any real property or interests therein.

(b) Each lease, sublease, license or any other instrument (each, a “Lease”) under which the Company or any Company Subsidiary leases, subleases or licenses any real property (each, “Leased Real Property”), or under which it has assigned such a lease, sublease or license, is valid and binding on the Company and each other party thereto and is in full force and effect. No event has occurred or circumstance exists that, with notice or lapse of time or both, would permit the termination, modification or acceleration of rent under such Lease. The Company and any Company Subsidiary has a good and valid leasehold interest in each Leased Real Property free and clear of all Liens except Permitted Liens. To the knowledge of the Company, the Leased Real Property and its continued use, occupancy and operation as currently used, occupied and operated, does not constitute a nonconforming use under any applicable building, zoning, subdivision or similar Law applicable to the Leased Real Property, or under the applicable Lease or any restrictive covenant affecting the Leased Real Property. Neither the Company nor any Company Subsidiary has received any notice of any pending or threatened condemnation Proceeding with respect to any Leased Real Property, and no portion of the Leased Real Property has been damaged or destroyed by fire or other casualty, which damage remains unrepaired. No Person leases, subleases, licenses or otherwise has the right to use or occupy any of the Leased Real Property other than, as applicable, the Company or relevant Company Subsidiary and no Person, other than the Company or a Company Subsidiary, is in possession of any Leased Real Property.

(c) The Company has made available to Parent an accurate and complete copy of the Lease, dated as of May 20, 2021, between 3020-3030 Callan Road Owner, L.L.C. (as-successor-in-interest to HCP Callan Road, LLC) and Turning Point Therapeutics, Inc., as amended by the First Amendment to Lease, dated as of August 31, 2021, the other First Amendment to Lease, dated as of September 16, 2022, the Second Amendment to Lease, dated as of August 2, 2023, and the Fourth Amendment to Lease, dated as of April 29, 2024, with respect to the premises located at 3020/3030 Callan Road, San Diego, CA 92121 (collectively, the “Callan Road Master Lease” and such premises, the “Callan Road Facility”), together with all amendments thereto and waivers thereunder.

(d) The Callan Road Master Lease is legal, valid, binding and in full force and effect and enforceable in accordance with its terms by any party thereto. To the knowledge of the Company, no party to the Callan Road Master Lease is in material breach or default thereunder, nor does any condition exist that, with notice or lapse of time or both, would constitute a breach or default thereunder of such other party. To the knowledge of the Company, no party to the Callan Road Master Lease has received or given any notice of termination or cancellation under the Callan Road Master Lease or received or given any notice of breach or default in any material respect under Callan Road Master Lease, which breach or default has not been cured. To the knowledge of the Company, the Callan Road Master Lease is the only agreement between the parties thereto related to the Callan Road Facility.

(e) The Company has made available to Parent accurate and complete copies of all material and current plans, designs and budgets for the construction being undertaken by or on behalf of the Company at the Callan Road Facility, which materials include the current expected completion date and amount of the Company’s tenant improvement allowance for the Callan Road Facility that has been spent.

SECTION 4.21. Environmental Matters.

(a) Except as has not had, or would reasonably be to not have, individually or in the aggregate, a Company Material Adverse Effect:

(i) The Company and the Company Subsidiaries are, and since January 1, 2018, have been, in compliance with all applicable Environmental Laws. There are no pending or, to the knowledge of the Company, threatened, Proceedings, Judgments, requests for information, or notices relating to the Company or any Company Subsidiary or any property currently or formerly leased, operated or used by the Company or any Company Subsidiary, related to or arising under any Environmental Law.

(ii) There has been no Release by the Company or any Company Subsidiary, or for which the Company or any Company Subsidiary would reasonably be expected to be liable by Contract or by operation of Law, of any Hazardous Substance into the environment. Neither the Company nor any Company Subsidiary has generated, treated, stored, disposed of, arranged for, transported, Released, or otherwise handled any Hazardous Substances in a manner that might give rise to any liability under any Environmental Laws.

(iii) Neither the Company nor any Company Subsidiary has received any written notice of, entered into, assumed (by contract or operation of Law or otherwise), undertaken or otherwise become subject to any liability of another Person relating to Environmental Laws.

(b) The Company has made available to Parent all Phase I and Phase II environmental site assessments and other material environmental, occupational health and safety, or industrial hygiene records and assessments, including all reports, analyses or modelling of risk of accidental or catastrophic releases of any Hazardous Substances required under Environmental Laws, environmental remedial and investigation reports, brownfields agreements, environmental sampling reports, environmental compliance audits, assessments, and environmental permits, that are in the possession or custody of the Company or any Company Subsidiary, or under their reasonable control.

SECTION 4.22. Insurance. There is no material claim by the Company or any Company Subsidiary pending under any of the material insurance policies of the Company and the Company Subsidiaries that are currently in effect (other than in connection with any Company Employee Benefit Plan) (the “Insurance Policies”) or under policies that were previously in effect. All Insurance Policies are in full force and effect. Neither the Company nor any Company Subsidiary is in breach or default, and neither the Company nor any Company Subsidiary has taken any action or failed to take any action which, with notice or the lapse of time or both, would reasonably be expected to constitute such a breach or default under, or permit rescission or termination of, any of such Insurance Policies. No notice of rescission, cancellation, termination, nonrenewal or material modification has been received with respect to any such Insurance Policy, except for customary notices of cancellation in advance of scheduled expiration.

SECTION 4.23. Affiliate Transactions. No (i) present or former officer or director of the Company or any Company Subsidiary, (ii) beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of five percent or more of the shares of Company Common Stock or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract with or binding upon the Company, any Company Subsidiary or any of their respective properties or assets or has any interest in any property owned by the Company or any Company Subsidiary or has engaged in any transaction with any of the foregoing since January 1, 2022.

SECTION 4.24. Takeover Provisions. Assuming the accuracy of Parent’s and Merger Sub’s representation and warranty set forth in Section 5.7, the Company Board has taken and will take all actions so that the restrictions (whether procedural, voting, approval, fairness or otherwise) applicable to business combinations contained in Section 203 of the DGCL and any other Takeover Provisions are, and will be, inapplicable to the execution, delivery and performance of this Agreement, and the timely consummation of the Merger and any other Transaction and will not restrict, impair or delay the ability of Parent or Merger Sub to vote or otherwise exercise all rights as a Stockholder. No “fair price,” “moratorium,” “control share acquisition” or other similar Takeover Provisions or any anti-takeover provision in the Company Charter Documents is, or at the Effective Time will be, applicable to the Company Securities, the Merger or the other Transactions.

SECTION 4.25. Assets.

(a) The Company or a Company Subsidiary has good and marketable title to, or good and valid leasehold interests in, all of the tangible assets reflected as owned, leased or used by it on the most recent consolidated balance sheet of the Company contained in the Company SEC Documents filed prior to the date hereof (except for properties or assets that have been sold or disposed of in the ordinary course of business consistent with past practice since the date of such balance sheet or as part of the Spin-Off or the ROFN Sale) free and clear of any Liens, except for Permitted Liens.

(b) At the Effective Time, the Company or another member of the RemainCo Group will have good and marketable title to, or good and valid leasehold interests in, all RemainCo Assets free and clear of any Liens, except for Permitted Liens.

(c) Other than with respect to Intellectual Property, upon the receipt by the Company of the services, benefits and licenses to be provided to the Company under the Spin-Off Agreements, the Company shall have, directly or indirectly, immediately following the Closing, the assets, properties and rights of every type and description, whether real or personal, tangible or intangible, material to the conduct of the RemainCo Business of the Company and the Company Subsidiaries as such business has been conducted, as it currently is being conducted or as it is currently contemplated to be conducted by the Company immediately prior to Closing, and such assets, properties and rights shall be adequate for the continued conduct of such business after the Effective Time in the same manner as conducted by the Company immediately prior to the Effective Time in all material respects.

SECTION 4.26. Books and Records. Since January 1, 2022, the books and records of the Company and the Company Subsidiaries have been maintained in accordance with GAAP (to the extent applicable) and any other applicable Law and accounting requirements, in each case, in all material respects, and reflect only actual transactions.

SECTION 4.27. Anti-Corruption Compliance. None of the Company, any Company Subsidiary, any officer, director or employee of the Company or any Company Subsidiary or, to the knowledge of the Company, any other Representative acting at the direction of or on behalf of the Company or any Company Subsidiary, in the past six years, directly or indirectly, has (a) violated or is violating in any respect any Anti-Corruption Laws applicable to the Company or any Company Subsidiary; (b) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses or renumerations relating to foreign or domestic political activity; (c) made, offered, authorized, facilitated or promised any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to any (i) any Representative of any Governmental Authority, (ii) any Representative of any commercial enterprise that is owned or controlled by a Governmental Authority, including any state-owned or controlled medical facility, (iii) any Representative of any public international organization, such as the International Monetary Fund, the United Nations or the World Bank, (iv) any Person acting in an official capacity for any Governmental Authority, enterprise, or organization identified above, (v) any political party, party official or candidate for political office (each of clauses (i) through (v) of this Section 4.27, a “Government Official”), (vi) any health care professional, or (vii) any other Person for the purpose of securing an unlawful advantage, inducing the recipient to violate an official or lawful duty or a duty to the recipient’s employer, reward the recipient for an unlawful advantage already given, or for any other improper purpose; (d) requested, agreed to receive, or accepted a payment, gift or hospitality from a Person if it is known or suspected that it is offered with the expectation that it will obtain a business advantage for them; or (e) established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties. Neither the Company nor any Company Subsidiary is, or in the past six years has been, under administrative, civil, or criminal investigation, indictment, information, suspension, debarment, or audit by any party, in connection with alleged or possible violations of any Anti-Corruption Laws, or has received written notice from, or made a voluntary disclosure to, the U.S. Department of Justice, the SEC, the UK Serious Fraud Office, or any other Governmental Authority regarding alleged or possible violations of any Anti-Corruption Laws. The Company maintains internal controls that are reasonably tailored to the size, complexity, operations, business lines, geographic footprint, and business model of the Company and the Company Subsidiaries, and which are reasonably designed to ensure compliance with the applicable Anti-Corruption Laws.

SECTION 4.28. Trade Controls. Since April 24, 2019, none of the Company, any Company Subsidiary, any officer, director or employee of the Company or, to the knowledge of the Company, any other Representative acting at the direction of or on behalf of the Company or any Company Subsidiary, (i) has violated any applicable Trade Controls Laws, (ii) is listed on any list of sanctioned persons administered or enforced by the United States, the United Nations Security Council, the European Union, any European Union member state, or the United Kingdom, or is owned or controlled by, or acting on behalf of, any such Person, (iii) is located, organized or resident in a country or region that is subject to comprehensive sanctions (which as of the date hereof are Cuba, Iran, North Korea, and the Crimea and separatist-controlled portions of the Donetsk and Luhansk regions of Ukraine), (iv) is otherwise targeted under any economic or financial sanctions, trade or export controls imposed, administered, or enforced by the United States, the United Kingdom, the European Union or any of its member states, or any other applicable sanctions authority with jurisdiction over the Company (collectively, “Sanctions”); or (v) is engaged in any dealings with any Person or country subject to Sanctions. There is no pending or, to the knowledge of the Company, threatened, investigation, inquiry, enforcement action, claim, complaint, voluntary or directed disclosure, administrative subpoena, or proceeding against the Company, any Company Subsidiary, or against any of the Company’s officers, directors or employees, related to any violation or potential violation of any Trade Controls Laws.

SECTION 4.29. National Security.

(a) Neither the Company nor any Company Subsidiary produces, designs, tests, manufactures, fabricates or develops one or more critical technologies, as defined at 31 C.F.R. § 800.215, that would require a U.S. regulatory authorization, as defined at 31 C.F.R. § 800.254, to Parent’s principal place of business as defined at 31 C.F.R. § 800.239. The foregoing representations and warranties in this Section 4.29(a) relate to the Laws referenced herein solely as in effect as of the date of this Agreement.

(b) The Company (i) does not perform the functions set forth in column 2 of Appendix A to 31 C.F.R. part 800 with respect to covered investment critical infrastructure, as defined at 31 C.F.R. § 800.212, (ii) does not maintain or collect, directly or indirectly, U.S. citizens’ sensitive personal data, as defined at 31 C.F.R. § 800.241 and (iii) is not a covered foreign person within the meaning of 31 C.F.R. § 850.209. The foregoing representations and warranties in this Section 4.29(b) relate to the Laws referenced herein solely as in effect as of the date of this Agreement.

SECTION 4.30. Solvency. As of immediately after giving effect to the Transactions (including the payment of all fees and expenses in connection therewith), SpinCo will be Solvent.

SECTION 4.31. SpinCo Activities. SpinCo is a newly formed wholly owned Subsidiary of the Company, has not engaged in any business or conducted any operations and has no, and prior to the Spin-Off will have no, assets, liabilities or obligations of any nature other than as required in connection with the Transactions and as incidental to its organization and existence.

SECTION 4.32. No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or the Company Subsidiaries, or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the transactions contemplated by this Agreement, and the Company hereby disclaims any such other representations and warranties.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

SECTION 5.1. Organization. Each of Parent and Merger Sub (a) is a corporation duly organized, validly existing and (where applicable) in good standing under the Laws of its jurisdiction of incorporation and (b) has all requisite corporate power and authority to carry on its business as now conducted.

SECTION 5.2. Merger Sub. Merger Sub is a wholly owned Subsidiary of Parent that was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Since the date of its incorporation, Merger Sub has not carried on any business or conducted any operations other than activities incident to Merger Sub’s formation, the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

SECTION 5.3. Authorization; No Conflict.

(a) Each of Parent and Merger Sub has the requisite corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its respective terms, subject in each case to the Bankruptcy and Equity Exception.

(b) None of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, or compliance by Parent or Merger Sub with any of the provisions herein will (i) result in a violation or breach of, contravene or conflict with the certificate of incorporation or bylaws, or similar organizational documents, of Parent or Merger Sub, (ii) assuming compliance with the matters referred to in Section 5.3(c), conflict with or result in a violation or breach of any applicable Judgment or any provision of any applicable Law, (iii) assuming compliance with the matters referred to in Section 5.3(c), require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default or termination under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or Merger Sub is entitled under any provision of any Contract binding upon Parent or Merger Sub or any Authorization affecting, or relating in any way to, the assets or the business of Parent and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement require no action by or in respect of, or filing by or with, any Governmental Authority, except for (i) filing the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) compliance with and filings pursuant to Antitrust Laws and Foreign Investment Laws, if any, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other United States state or federal securities Laws, (iv) compliance with any Nasdaq or New York Stock Exchange rules and (v) actions, approvals or filings the failure of which to make or obtain has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 5.4. Information Supplied. None of the information with respect to Parent or Merger Sub supplied or to be supplied in writing by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement will, at the time of the filing of, or at the time of any amendment of or supplement to, or at the time of any publication, mailing, distribution or dissemination of, the Proxy Statement, or on the date of the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information with respect to Parent or Merger Sub supplied or to be supplied in writing by or on behalf of Parent or Merger Sub for inclusion in the Spin-Off Registration Statement will, at the time of the confidential submission or the filing thereof, at the time of any amendment of or supplement thereto, on the date it is declared effective by the SEC, and at the time of any publication, mailing, distribution or dissemination thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

SECTION 5.5. Sufficient Funds. Parent has access to, and will cause Merger Sub to have, at the Effective Time and at the Closing, the funds necessary to consummate the Merger and the other Transactions, including payment of the aggregate Merger Consideration on the Closing Date, and to pay all related fees and expenses required to be paid by Parent and Merger Sub under this Agreement.

SECTION 5.6. Proceedings. There is no Proceeding pending or, to the knowledge of Parent, threatened, against Parent or any of its controlled Affiliates that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its controlled Affiliates is subject to any Judgment that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 5.7. Ownership of Company Common Stock. Neither Parent nor any of its Affiliates directly or indirectly owns, and at all times for the past three years, neither Parent nor any of its Affiliates has owned, beneficially or otherwise, any shares of Company Common Stock or any securities, contracts or obligations convertible into or exercisable or exchangeable for shares of Company Common Stock.

SECTION 5.8. Broker’s or Finder’s Fees. No agent, broker, investment banker, finder, or other Person acting on behalf of Parent or any of its Affiliates or under Parent’s or any of its Affiliates’ authority is or will be entitled to any advisory, commission or broker’s or finder’s fee or similar fee or commission or reimbursement of expenses in connection with any of the transactions contemplated by this Agreement except for Persons, if any, whose fees and expenses shall be paid by Parent.

SECTION 5.9. No Other Representations or Warranties. Except for the representations and warranties made by Parent and Merger Sub in this Agreement, none of Parent, Merger Sub nor any other Person makes any express or implied representation or warranty with respect to Parent, Merger Sub, their respective Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the transactions contemplated by this Agreement, and each of Parent and Merger Sub hereby disclaims any such other representations and warranties.

ARTICLE 6

COVENANTS

SECTION 6.1. Conduct of the Company.

(a) During the Pre-Closing Period, subject to the Spin-Off Carveout and except (i) as set forth in Section 6.1 of the Company Disclosure Letter, (ii) as expressly required by this Agreement or the Separation and Distribution Agreement, (iii) as required to effect the ROFN Sale in accordance with Section 2.7, (iv) for a distribution of Permitted Sale Proceeds to holders of Company Common Stock (less the amount of Permitted Sales Proceeds paid to holders of Company Equity Awards pursuant to Section 3.4(f)), (v) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), or (vi) as required by applicable Law, the Company shall, and shall cause the Company Subsidiaries to, (1) conduct their respective businesses, including the RemainCo Business, in the ordinary course of business consistent with past practice in all material respects, and (2) use reasonable best efforts to preserve intact their material assets, maintain their material Authorizations, keep available the services of their respective directors, officers, key employees and key Contractors, and maintain and preserve their present material business relationships with Collaboration Partners, suppliers and other Persons having material business relationships with the Company or any Company Subsidiary.

(b) Notwithstanding Section 6.1(a), subject to the Spin-Off Carveout and except as set forth in Section 6.1(b) of the Company Disclosure Letter or as expressly required by this Agreement, by the Separation and Distribution Agreement or by applicable Law, or as required to effect the ROFN Sale in accordance with Section 2.7, the Company shall not, and shall not permit the Company Subsidiaries to, during the Pre-Closing Period, directly or indirectly, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed, except in the case of clause (vii) (but solely with respect to Company Subsidiary Securities) or clause (iii) of this Section 6.1(b), for which consent shall be in Parent’s sole discretion):

(i) sell, pledge, dispose of, assign, lease, license, sublicense, dedicate to the public, or otherwise transfer, abandon or permit to lapse, or create or incur any Lien (other than Permitted Liens) on, any of the Company’s or the Company Subsidiaries’ material assets (including any Company Intellectual Property, all of which are material assets), securities, properties, interests, businesses or Authorizations, other than (A) (except in the case of any Company Intellectual Property) sales of obsolete equipment in the ordinary course of business consistent with past practice, or (B) non-exclusive grants of rights to use Company Intellectual Property that are incidental to and not material to performance under the applicable agreement, which agreement is entered into in the ordinary course of business consistent with past practice, such as a material transfer agreement, clinical trial agreement, supply agreement or manufacturing agreement to the extent the grant of rights to use Company Intellectual Property in such agreements is non-exclusive and incidental to and not material to performance thereunder;

(ii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material assets, securities, properties, interests or businesses, other than supplies in the ordinary course of business consistent with past practice;

(iii) merge or consolidate the Company or any Company Subsidiary with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of the Company Subsidiaries (other than the Merger) or form any Subsidiary;

(iv) adopt or implement any stockholder rights plan or similar arrangement or enter into any agreement with respect to the voting or registration of any Company Securities or Company Subsidiary Securities;

(v) amend, waive, rescind or otherwise modify the Company Charter Documents or the Company Subsidiary Charter Documents;

(vi) (A) split, combine or reclassify any shares of its capital stock, (B) establish a record date for, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends payable by any Company Subsidiary to the Company or to any other Company Subsidiary, the Spin-Off Distribution or the distribution of the Permitted Sale Proceeds to holders of Company Common Stock (less the amount of Permitted Sale Proceeds paid to holders of Company Equity Awards pursuant to Section 3.4(f)) or (C) redeem, repurchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, directly or indirectly, any Company Securities or any Company Subsidiary Securities, except, in the case of this clause (C), (1) acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order for such holders to pay the exercise price of Company Stock Options outstanding as of the date hereof, (2) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to Company Equity Awards outstanding as of the date hereof, (3) the acquisition by the Company of shares of Company Common Stock or Company Equity Awards in connection with the forfeiture of such shares or awards, and (4) the exercise, cancellation or conversion of Company Warrants, in each case, in accordance with their terms as of the date hereof;

(vii) (A) issue, sell, grant, or authorize the issuance, sale or grant of, any Company Securities or Company Subsidiary Securities, other than in the Spin-Off Distribution or the issuance of (1) any shares of Company Common Stock upon the exercise of Company Stock Options, Company Warrants or purchase rights under the ESPP or upon the settlement of vested Company RSUs, in each case, that are outstanding on the date hereof (or, in the case of the ESPP, made pursuant to elections in effect on the date hereof) in accordance with their terms on the date hereof and (2) any Company Subsidiary Securities to the Company or (B) amend any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

(viii) create, incur, assume or otherwise become liable (whether directly, contingently or otherwise) with respect to any indebtedness for borrowed money or guarantees thereof, or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any Company Subsidiary;

(ix) make any loans, advances or capital contributions to, or investments in, any other Person, or re-invest any funds or monies in any assets or securities with a credit rating lower than those assets or securities into which such funds or monies are invested as of the date hereof, other than (A) advances to its employees and consultants in the ordinary course of business consistent with past practice and (B) advances of expenses as required under the Company Charter Documents, the Company Subsidiary Charter Documents or any Contract made available to Parent;

(x) except as required by the terms of any Company Employee Benefit Plan as in effect on the date hereof and listed in Section 4.11(a) of the Company Disclosure Letter, (A) with respect to any current or former director, officer, employee or individual independent contractor of the Company or any Company Subsidiary, (1) grant or increase any severance, change of control, retention, termination or similar pay, compensation, bonus or benefits, or amend any existing arrangement relating thereto, (2) enter into any employment, consulting, severance, retention, change in control, termination, retirement, deferred compensation or other similar agreement (or amend or terminate any such existing agreement), (3) pay any compensation or benefit not provided for under the terms of any Company Employee Benefit Plan as of the date hereof or (4) grant any promotion, other than to fill a vacated role; (B) establish, adopt or amend any Company Employee Benefit Plan, including any collective bargaining agreement, or terminate any Company Employee Benefit Plan; (C) recognize any union, works council or similar employee representative with respect to any such individual; (D) enter into any trust, annuity or insurance Contract or similar agreement or take any other action to fund or otherwise secure the payment of any compensation or benefit; (E) establish, adopt or enter into any plan, agreement or arrangement, or otherwise commit to, gross up or indemnify, or otherwise reimburse any current or former service provider for any Tax incurred by such service provider, including under Section 409A or Section 4999 of the Code; or (F) hire or engage the services of any individual as a director, officer, employee or individual independent contractor, other than in the ordinary course of business consistent with past practice for employees or Contractors (x) who are not in commercial or marketing roles and (y) who are below the level of Vice President or whose annual base compensation is less than $200,000 per year, or terminate the service of any such Person other than for cause;

(xi) commence any offering or offering period under the ESPP;

(xii) grant, amend or modify, or exercise any discretionary authority to accelerate the vesting of, any Company Equity Awards under any Stock Plan;

(xiii) (A) forgive any loans to directors, officers, employees or any of their respective Affiliates or (B) enter into any transactions or Contracts with any Affiliates or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the SEC;

(xiv) (A) waive, release, pay, discharge or satisfy any material liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with the terms thereof; (B) accelerate or delay collection in any material respect of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice; or (C) delay or accelerate in any material respect payment of any account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice;

(xv) make any material change in the Company’s methods of accounting, except as required by GAAP, Regulation S-X of the Exchange Act or applicable rules and regulations of the SEC;

(xvi) (A) make any material Tax election unless consistent with prior practice in filing Tax Returns, (B) change or rescind any material Tax election, (C) change any annual Tax accounting period, adopt or change any material method of Tax accounting, (D) amend any material Tax Returns, (E) extend the statute of limitations with respect to any material Tax Return (other than an extension for the filing of a Tax Return that is automatically granted), (F) enter into any closing agreement with any Taxing Authority with respect to a material Tax, (G) settle or compromise any material Tax claim, audit or assessment, or (H) surrender any right to claim a material Tax refund;

(xvii) write up, write down or write off the book value of any assets, in the aggregate, except in accordance with GAAP consistently applied;

(xviii) compromise, settle, or offer or propose to settle, any Proceeding, except with respect to matters that (A) involve the payment of monetary damages not in excess of $500,000 per Proceeding (assuming the payment in full of all future fixed or contingent payments) or $1,000,000 in the aggregate for all such Proceedings, and (B) do not (1) include any other obligation to be performed by, or limitation upon, the Company or any Company Subsidiary, Parent, Merger Sub or their Affiliates that is, individually or in the aggregate, material to the Company, any Company Subsidiary, Parent, Merger Sub or their respective Affiliates; or (2) result in any imposition of any material non-monetary obligation on, or the admission of wrongdoing by, the Company or any Company Subsidiary;

(xix) commence any Proceeding, except with respect to: (A) routine matters in the ordinary course of business, (B) in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that the Company consults with Parent and considers the views and comments of Parent with respect to such Proceedings prior to commencement thereof), or (C) in connection with any actual or alleged breach of this Agreement;

(xx) except in connection with any transaction to the extent specifically permitted by any other subclause of this Section 6.1(b), (A) terminate, cancel, assign, renew or agree to any material amendment of, change in or waiver under any Material Contract or any ROFN Purchase Document, (B) enter into any Contract that, if existing on the date hereof, would be a Material Contract (except for any statement of work, purchase order or similar ancillary agreement or documentation issued under an existing Material Contract, in each case not in excess of $1,000,000 individually), or amend or modify any such Contract or (C) amend or modify any Contract in existence on the date hereof that, after giving effect to such amendment or modification, would be a Material Contract;

(xxi) incur or authorize any capital expenditures or any obligations or liabilities in respect thereof, except in accordance with the capital expenditure budget set out in Section 6.1(b)(xxi) of the Company Disclosure Letter;

(xxii) convene any regular or special meeting (or any adjournment or postponement thereof) of the Stockholders other than, to the extent required by applicable Law or a Judgment of a court of competent jurisdiction, an annual meeting of stockholders for purposes of election of directors, ratification of the Company’s auditors and other routine matters; provided that the Company shall use its reasonable best efforts to oppose any Stockholder proposal presented at any such meeting (provided, for the avoidance of doubt, that such efforts shall not require the directors of the Company to take any action that would reasonably be expected to result in a breach of their fiduciary duties under applicable Law);

(xxiii) fail to keep in full force and effect the Insurance Policies or replacement or revised provisions providing insurance coverage in a manner consistent with past practice with respect to the assets, operations and activities of the Company and the Company Subsidiaries as are currently in effect;

(xxiv) (A) extend, amend, condition, restrict, waive, cancel, abandon, withdraw, fail to renew, permit to lapse, modify or otherwise alter any rights in or to any Company Intellectual Property, (B) fail to diligently prosecute any material Patent application or to maintain any issued Patent, in each case, owned by the Company or any Company Subsidiary that is included in Company Intellectual Property or fail to diligently prosecute or maintain any material Company Intellectual Property as to which the Company or any Company Subsidiary controls the prosecution or maintenance thereof, as applicable, (C) terminate or fail to renew (to the extent renewable at the option of the Company) any Contract under which material Company Intellectual Property is licensed to the Company or (D) disclose to any Third Party, other than under a confidentiality agreement or other legally binding confidentiality undertaking, any trade secret or other Know-How of the Company that is included in the Company Intellectual Property in a way that results in loss of material trade secret protection thereon, except for any such disclosures made as a result of publication of a Patent application filed by the Company or in connection with any required regulatory filing;

(xxv) (A) commence any clinical trial of which Parent has not been informed prior to the date hereof, (B) unless mandated by any Governmental Authority, (x) make any material change to, discontinue, terminate or suspend any ongoing clinical study or (y) withdraw any application for marketing approval of any Company Product from a Regulatory Authority or (C) make any material change to, discontinue, terminate or suspend any ongoing IND-enabling non-clinical study, in each case of clauses (A) through (C) of this Section 6.1(b)(xxv), without first consulting Parent in good faith;

(xxvi) select, update, change, test for safety and marketing purposes, or initiate use of any new Trademark or potential new Trademark (including any branding, logo, trade dress, tagline or get up) or any new domain name proposed to be used in connection with, or as a brand for, any Company Product (in each case internally or externally to the Company), including branding (including logo, trade dress, tagline or get up), naming, or product descriptions that are submitted as part of any review in connection with any such Trademark activities, including name related reviews, with a Governmental Authority,

(xxvii) engage in any transfer of data subject to the U.S. Bulk Data Final Rule unless it is exempt under subpart E of the U.S. Bulk Data Final Rule;

(xxviii) materially revise, alter, update, or otherwise change the current plans and designs for the construction being undertaken by or on behalf of the Company at the Callan Road Facility; or

(xxix) agree, resolve or commit to do any of the foregoing.

Notwithstanding the foregoing, nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiary prior to the Effective Time and nothing contained herein is intended to give the Company or any Company Subsidiary, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its Subsidiaries’ respective operations.

(c) Any action taken or not taken by the Company or the Company Subsidiaries with respect to SpinCo, the SpinCo Assets or SpinCo Liabilities (other than in connection with a Permitted Third Party Sale), shall be subject to Section 6.1(a) or Section 6.1(b) solely to the extent that such action (i) would be inconsistent with the terms of the Spin-Off Agreements, (ii) would reasonably be expected to adversely affect the Company after giving effect to the Spin-Off, the other members of the RemainCo Group, the RemainCo Business, or, following the Effective Time, Parent or its Affiliates, (iii) would reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated by this Agreement or the Spin-Off Agreements or (iv) would reasonably be expected to have a material and adverse effect on the ability of SpinCo to perform its obligations under the Third Party Agreements (as defined in the Separation and Distribution Agreement) (the “Spin-Off Carveout”).

SECTION 6.2. Proxy Statement; Stockholders’ Meeting.

(a) As promptly as reasonably practicable (and no later than 30 days) after the date hereof, or such other date as mutually agreed by the parties in writing, the Company shall prepare, in consultation with Parent, and file with the SEC the preliminary Proxy Statement. Except to the extent a Company Adverse Recommendation Change has been made in accordance with Section 6.9(d) or Section 6.9(e) and has not been rescinded, the Company and the Company Board shall include the Company Recommendation in the Proxy Statement. Each of the Company and Parent shall furnish all information concerning itself and its respective Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. The Company agrees that the Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Proxy Statement shall, at the date the Proxy Statement is filed with the SEC or mailed to the Stockholders, at the time of the Stockholders’ Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference therein. Parent agrees that no information supplied in writing by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement shall, at the date the Proxy Statement is filed with the SEC or mailed to the Stockholders, at the time of the Stockholders’ Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments (written or oral) of the SEC or its staff with respect to the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments (written or oral) from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall furnish to Parent a copy of any written comments from the SEC or its staff. Except to the extent a Company Adverse Recommendation Change has been made in accordance with Section 6.9(d) or

Section 6.9(e) and has not been rescinded, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments (written or oral) of the SEC or its staff thereto, the Company (i) shall give Parent and its counsel a reasonable opportunity to review and comment on such document or response; (ii) shall consider any comments proposed by Parent in good faith and (iii) shall not file or mail such document, or respond to the SEC or its staff, prior to receiving the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed. The Company will cause the definitive Proxy Statement to be mailed to the Stockholders entitled to vote at the Stockholders’ Meeting no less than 20 days before the date of the Stockholders’ Meeting. If, at any time prior to the Stockholders’ Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement does not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading, the party that discovers such information shall promptly notify the other party and correct such information, and the Company shall file an appropriate amendment or supplement describing such information with the SEC and, to the extent required by applicable Law, disseminate such information to the Stockholders.

(b) The Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act and upon the reasonable request of Parent. The Company shall duly call, give notice of, convene and hold a meeting of its Stockholders for the purpose of obtaining the Requisite Company Vote to approve the adoption of this Agreement and the Separation and Distribution Agreement (the “Stockholders’ Meeting”) with a record date and meeting date to be selected after reasonable consultation with Parent, which meeting date shall be as promptly as practicable, and in no event later than 10 days, after the date on which the Spin-Off Registration Statement has become effective, unless Section 7.1(e)(ii) has previously been satisfied, in which case as promptly as practicable, and in no event later than 10 days, after the date on which Section 7.1(e)(ii) has been satisfied. The notice of such Stockholders’ Meeting shall state that a resolution to adopt this Agreement and the Separation and Distribution Agreement shall be considered at the Stockholders’ Meeting. Subject to a Company Adverse Recommendation Change in accordance with Section 6.9(d) or Section 6.9(e), the Company shall use its reasonable best efforts to solicit and obtain the Requisite Company Vote in favor of such resolution. The Company shall (A) provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis following the initial mailing of the Proxy Statement and (B) give written notice to Parent one day prior to the Stockholders’ Meeting, and on the day of, but prior to, the Stockholders’ Meeting, indicating whether as of such date sufficient proxies representing the Requisite Company Vote has been obtained in favor of such resolution. Notwithstanding anything to the contrary contained herein, the Company shall not postpone or adjourn the Stockholders’ Meeting without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed); provided that if at any time following the dissemination of the Proxy Statement, either the Company or Parent reasonably determines in good faith that the Requisite Company Vote to approve the adoption of this Agreement and the Separation and Distribution Agreement is unlikely to be obtained at the Stockholders’ Meeting, including due to an absence of a quorum, then subject to applicable Law, each of the Company and Parent shall have the right to require an adjournment or postponement of the Stockholders’ Meeting for the purpose of soliciting additional votes in favor of this Agreement; provided, further, that no such single adjournment or postponement shall delay the Stockholders’ Meeting by more than seven days from the prior-scheduled date or to a date on or after the fifth Business Day preceding the Outside Date. Notwithstanding the foregoing, the Company may postpone or adjourn the Stockholders’ Meeting if (1) the Company is required to postpone or adjourn the Stockholders’ Meeting by applicable Law, or (2) the Company Board or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Stockholders’ Meeting in order to give the Stockholders sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to such holders by issuing a press release, filing materials with the SEC or otherwise (in each case so long as any such information or disclosure was made in compliance with this Agreement); provided that the Company shall be permitted to postpone or adjourn the Stockholders’ Meeting pursuant to this clause (2) on no more than two occasions and in each case no such adjournment or postponement shall delay the

Stockholders’ Meeting by more than seven days from the prior-scheduled date or to a date on or after the fifth Business Day preceding the Outside Date. In no event shall the record date of the Stockholders’ Meeting be changed without Parent’s prior written consent, not to be unreasonably withheld, conditioned or delayed, unless the Company is required to do so by applicable Law. Without limiting the generality of the foregoing, but subject to Section 6.9 and the Company’s rights to terminate this Agreement under the circumstances set forth in Section 8.1, the Company agrees that its obligations pursuant to this Section 6.2 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Acquisition Proposal or by any event constituting or that could constitute an Intervening Event. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement has been validly terminated pursuant to Section 8.1, (A) the Company shall submit this Agreement to the Stockholders for approval at the Stockholders’ Meeting and (B) the only matters to be voted upon at the Stockholders’ Meeting shall be the adoption of this Agreement and the Separation and Distribution Agreement and routine proposals required in connection with such vote, including for the avoidance of doubt adjournments proposed in compliance with this Section 6.2(b) and any non-binding advisory vote required under applicable Law (and not any other matters, including any Acquisition Proposal).

SECTION 6.3. Employee Matters.

(a) For a period of one year immediately following the Closing Date, but not beyond the date on which a Continuing Employee’s employment with the Company or any of its Subsidiaries terminates (the “Continuation Period”), Parent agrees to provide, or to cause one of its Affiliates (including after the Closing, the Company and the Company Subsidiaries) to provide, each individual employed by the Company or any of the Company Subsidiaries immediately prior to the Closing who is retained by Parent (after giving effect to the Spin-Off and the Separation and Distribution Agreement) (each, a “Continuing Employee”) with (i) the base salary or hourly wages and annual cash bonus targets that are, in each case, at least equal to those provided to the Continuing Employee immediately prior to the Closing, and (ii) retirement, health and welfare benefits (excluding any change in control, transaction, retention, equity or equity-based compensation, severance, termination protection, defined benefit pension, deferred compensation, retiree health or welfare, or other similar compensation or benefits) that are substantially comparable in the aggregate to either (A) the employee benefits provided to the Continuing Employee immediately prior to the Closing or (B) in the discretion of Parent, employee benefits provided to similarly-situated new hire employees of Parent and its Affiliates. Nothing herein shall prevent Parent or any of its Affiliates (including, after the Closing, the Company or any of its Subsidiaries) from terminating the employment of any Continuing Employee during the Continuation Period. For all purposes of this Section 6.3, the obligations of Parent and its Affiliates with respect to any Continuing Employee engaged outside of the United States through an employer of record shall be subject to the terms and conditions of the applicable Contract with the employer of record and shall be modified accordingly to the extent necessary to comply with such terms and conditions. For the one year period following the Closing Date, Parent shall, or shall cause its applicable Affiliate (including, following the Closing, the Surviving Corporation) to, provide each Continuing Employee with severance benefits described in Section 6.3(a) of the Company Disclosure Letter.

(b) Following the Effective Time, Parent will, subject to applicable Laws, give each Continuing Employee full credit for prior service with the Company and the Company Subsidiaries for purposes of vesting and eligibility to participate in employee benefit plans maintained by Parent or its Affiliates for which the Continuing Employee is otherwise eligible to participate (but such service credit shall not be provided for purposes of benefit accrual, except for vacation and severance, as applicable); provided that service of a Continuing Employee prior to the Effective Time shall not be recognized for any purpose, including any entitlement to participate in or receive benefits with respect to, any equity or equity-based plans or compensation, any retiree medical programs or other retiree welfare benefit programs, any defined benefit plan or any frozen or grandfathered benefit or frozen or grandfathered plan maintained by Parent or its Affiliates. In no event shall anything contained in this Section 6.3(b) result in any duplication of benefits. In addition, Parent shall use reasonable best efforts (i) to waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Company or any

Company Subsidiary applicable to such Continuing Employee prior to the Effective Time and (ii) either to (A) recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs, or (B) pro-rate annual deductibles and out-of-pocket limits under its medical and dental plans for Continuing Employees for the portion of the calendar year containing the Closing Date in which they participate in such plans.

(c) (i) Neither Parent nor any of its Affiliates shall be obligated to continue to employ any Continuing Employee for any period of time following the Effective Time, (ii) Parent or its Affiliates may revise, amend or terminate any Company Employee Benefit Plan or any other employee benefit plan, program or policy in effect from time to time, (iii) nothing in this Agreement shall be construed as an amendment of any Company Employee Benefit Plan or any employee benefit plan, program or policy of Parent and its Affiliates, and (iv) nothing in this Agreement shall create any third party beneficiary rights or obligations in any person (including any current or former service provider or employee of Parent or any of its Affiliates (or any beneficiaries or dependents thereof)).

(d) The provisions of this Section 6.3 shall in no event apply to any employee of the Company or any Company Subsidiary whose employment has been terminated and who is later employed by Parent, the Surviving Corporation or any of their respective Subsidiaries.

(e) Except for communications to SpinCo Employees that do not relate to this Agreement, to any employment, compensation or benefits matters addressed in the Separation and Distribution Agreement or the Transactions, all formal written communications to the officers or employees of the Company and the Company Subsidiaries pertaining to employment, compensation or benefit matters in connection with or following the Transactions, or that are affected by this Agreement, shall be subject to Parent’s prior consent (not to be unreasonably withheld, conditioned or delayed). The Company shall provide Parent with a copy of the intended communication, and Parent shall have a reasonable period of time to review and comment on each such communication (such review and comments not to be unreasonably withheld, conditioned or delayed). Any group oral presentations with respect to the subject matter described in this Section 6.3(e) shall be consistent with such formal written communications in all material respects.

(f) The Company and Parent shall cooperate and work together in good faith, and following consultation with Parent, the Company shall use reasonable best efforts to take, or cause to be taken, all actions necessary or advisable, to comply with the obligations set forth in Section 6.3(f) of the Company Disclosure Letter.

(g) If the Effective Time occurs prior to the date on which the Company pays annual bonuses for calendar year 2025, the Company and Parent agree that such annual bonuses shall be treated as set forth in Section 6.1(b)(x) of the Company Disclosure Letter.

SECTION 6.4. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation and Parent shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, any Company Subsidiary or Merger Sub, any other actions and things necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title, interest and possession in, to and under any of the rights, properties, assets, privileges, powers and franchises of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

SECTION 6.5. Public Statements. So long as this Agreement is in effect, Parent and the Company shall not, and shall not permit any of their respective Subsidiaries or Representatives to, issue any press release or make any public statement with respect to the Transactions without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed) and shall consult with each other prior to issuing any press release or otherwise making any public statement with respect to the Transactions and provide to each other for review an advance copy of any such press release or statement, except (a) as may be required by applicable Law, court process or the rules and regulations of any stock exchange on which such party’s securities (or those of any of a party’s Affiliates) are listed, as applicable, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other reasonable time to comment on such release or announcement in advance of such issuance, (b) with respect to any press release or other public statement by the Company expressly permitted by Section 6.9, (c) with respect to any press releases or other public statements by Parent or Merger Sub in response to any public announcement permitted by clause (b) of this Section 6.5, and (d) each party may make any public statement, including in response to questions from the press, analysts, investors or those attending industry conferences, or (subject to Section 6.3(e) in the case of announcements by the Company) make internal announcements to employees and make disclosures in Company SEC Documents, to the extent that such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties or previously approved by the other parties and otherwise in compliance with this Section 6.5. Each of the parties agrees that, promptly following execution of this Agreement, (i) the Company and Parent shall each issue an initial press release with respect to the Transactions, each in a form mutually agreed to by the Company and Parent, and (ii) the Company shall file a current report on Form 8-K with the SEC attaching the Company’s initial press release and copies of this Agreement and the Separation and Distribution Agreement as exhibits.

SECTION 6.6. Standard of Efforts; Governmental Approvals.

(a) Subject to the terms and conditions provided herein, each party agrees to use (and, as applicable, shall cause its respective controlled Affiliates to use) its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable and in any event prior to the Outside Date, the Transactions, including (i) preparing and filing as promptly as practicable with any Governmental Authority all documentation to effect all necessary notices, reports and other filings (or draft notices, reports and other filings, as applicable), (ii) obtaining as promptly as practicable and maintaining all Authorizations necessary or advisable to be obtained from any Governmental Authority in order to consummate the Transactions and (iii) defending or contesting any Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority in respect of any such Proceeding vacated or reversed; provided that in no event shall Parent or Merger Sub be obligated to, and none of Company or any Company Subsidiary shall, without the prior written consent of Parent, agree to or proffer, any consent fee, concession or other modification to the terms and conditions of any Contract in order to obtain the Authorizations contemplated by clause (ii) of this Section 6.6(a). The Company, Parent and Merger Sub agree that they will consult with each other with respect to the obtaining of all such necessary Authorizations and (A) the Company shall have the right to review and approve in advance all characterizations of the information relating to the Company and the Company Subsidiaries, (B) Parent shall have the right to review and approve in advance all characterizations of the information relating to Parent or Merger Sub, and (C) each of the Company and Parent shall have the right to review and approve in advance all characterizations of the information relating to the Transactions, in each case, that appear in any filing or submission made in connection with obtaining such Authorizations in respect of the Transactions. Notwithstanding anything to the contrary set forth in this Agreement, Parent, upon reasonable consultation with the Company, shall (1) control the strategy and timing for, and make all decisions (and shall take the lead in all meetings and communications with any Governmental Authority) for obtaining any Authorizations from any Governmental Authority in connection with the Transactions and (2) control the overall development of the positions to be taken and any regulatory actions to be requested in any filing or submission with a Governmental Authority in connection with obtaining any Authorizations with respect to the Transactions and in connection with any investigation or other inquiry or Proceeding by or before, or any negotiations with, a Governmental Authority relating to the foregoing.

(b) In furtherance of, and not in limitation of the foregoing, each of the Company and Parent shall (and shall cause their respective controlled Affiliates, if applicable, to): (i) as promptly as practicable, and in any event within 20 Business Days (or such other time as mutually agreed by the parties) after the date hereof, file or cause to be filed with the United States Federal Trade Commission and the United States Department of Justice any Notification and Report Forms required to be filed under the HSR Act with respect to the Transactions, (ii) as promptly as practicable, and in any event within 20 Business Days (or such other time as mutually agreed by the parties) after the date hereof, make required filings (or draft filings, as applicable) pursuant to any other applicable Antitrust Law or Foreign Investment Laws, if any, with respect to the Transactions and (iii) appropriately supply as promptly as practicable any additional information and documentary material that may be requested and to use their reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods or obtain any required Authorizations under such Antitrust Laws or Foreign Investment Laws as soon as practicable. No party shall consent to any voluntary delay of the consummation of the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto, provided that Parent has the right to cause its filing under the HSR Act to be withdrawn and refiled, consistent with 16 C.F.R. 803.12(c), to provide the applicable Governmental Authority with additional time to review any of the transactions contemplated by this Agreement.

(c) Each party will (i) cooperate in all respects with each other in connection with any filing or submission to any Governmental Authority and in connection with any investigation or other inquiry by any Governmental Authority, in each case with respect to the Transactions, (ii) promptly notify the other party of any communication received from, or given to, any Governmental Authority with respect to the Transactions and keep the other party informed as to the status of any such request, inquiry, investigation, proceeding, or other communication, (iii) subject to applicable Law, provide the other party with a reasonable opportunity to review in advance any proposed communication or other undertakings, such as proposed notices, filings, submissions, or applications (including draft notices, filings, submissions or applications) by it to any Governmental Authority with respect to the Transactions, and consider the other party’s comments in good faith, (iv) not agree to participate in any substantive meeting or discussion with any Governmental Authority, in respect of any filing, investigation, inquiry or proceeding concerning this Agreement or the Transactions unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend, and (v) furnish the other party with copies of all correspondence, filings and written communications between them and their Affiliates and their respective Representatives, on the one hand, and any such Governmental Authority or its staff, on the other hand, with respect to this Agreement or the Transactions except for the parties’ HSR filings; provided that materials required to be provided pursuant to this section may be redacted (1) to remove references concerning valuation, (2) as necessary to comply with contractual arrangements, (3) as necessary to comply with applicable law, and (4) as necessary to address reasonable privilege or confidentiality concerns; provided further, that a party may reasonably designate any competitively sensitive material provided to another party under this section as “Outside Counsel Only.”

(d) At Parent’s written request, the Company shall give (or shall cause the applicable Company Subsidiary to give) any notices to Third Parties required to be given under any Contracts in connection with consummation of the Transactions, and use, and cause the Company Subsidiaries to use, reasonable best efforts to obtain any Third Party consents, approvals or waivers required to be obtained under any Contracts in connection with consummation of the Transactions; provided that neither the Company nor any Company Subsidiary shall, without the prior written consent of Parent, agree to, or proffer, any consent fee, concession or other modification to the terms and conditions of any Contract in order to obtain any such consent. The Company shall coordinate and cooperate with Parent in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts in connection with consummation of the Transactions and seeking any such actions, consents, approvals or waivers.

(e) Notwithstanding the foregoing provisions of this Section 6.6 or any other provision of this Agreement, (i) nothing in this Section 6.6 shall limit any applicable rights a party may have to terminate this Agreement pursuant to Section 8.1 so long as such party has up to then complied in all material respects with its obligations under this Section 6.6 and (ii) in no event shall Parent or Merger Sub be required to offer, accept, or agree to, and the Company shall not, without Parent’s prior written consent, offer, accept, or agree to, (A) sell, divest, dispose of, lease, license or hold separate, or cause any Company Subsidiary to sell, divest, dispose of, lease, license or hold separate, any portion of the businesses, operations, assets or product lines of Parent, the Company or any of their respective Subsidiaries (or a combination of the respective businesses, operations, assets or product lines of Parent, the Company or any of their respective Subsidiaries), except for the Spin-Off or a ROFN Sale, (B) restrict, prohibit or limit the ability of Parent, the Company or any of their respective Subsidiaries to conduct the businesses or own the assets of Parent, the Company or the Surviving Corporation, or any of their respective Affiliates, (C) restrict, prohibit or limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of all or any portion of the business or assets of Parent, the Company, the Surviving Corporation or any of their respective Affiliates, (D) cause Parent or any of its Subsidiaries to divest any shares of Company Common Stock, or (E) impose limitations on the ability of Parent or any of its Subsidiaries effectively to acquire, hold or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock acquired or owned by Parent or any of its Subsidiaries on all matters properly presented to the Stockholders.

SECTION 6.7. Notification of Certain Matters; Interactions with Governmental Authorities.

(a) During the Pre-Closing Period, each of the Company, on the one hand, Parent and Merger Sub, on the other hand, shall give prompt notice to the other of (i) any Proceedings commenced or, to such party’s knowledge, threatened, by or against, relating to or involving or otherwise affecting the Company or any Company Subsidiary or Parent or any of its controlled Affiliates, as the case may be, that relate to this Agreement or the consummation of the Transactions, (ii) any event, condition, change, occurrence or development of a state of facts that would reasonably be expected to cause the failure of any of the conditions set forth in Article 7, and (iii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions; provided that the delivery of notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to any party.

(b) During the Pre-Closing Period, subject to applicable Law, the Company shall:

(i) promptly inform Parent in writing of any material submission, filing or other material correspondence submitted or transmitted to, or that is received from, the FDA or any other Regulatory Authority related to the Company Platform or any Company Product and provide Parent with a reasonable opportunity to consult with the Company with respect to and review any filing proposed to be made with the FDA or any other Regulatory Authority by or on behalf of the Company or any of its Subsidiaries and any material correspondence or other material communication proposed to be submitted or otherwise transmitted to the FDA or any other Regulatory Authority by or on behalf of the Company or any of the Company Subsidiaries, in each case, relating to any Company Product, and shall consider in good faith any comments or other input timely provided by Parent in respect of the foregoing;

(ii) promptly inform Parent, including furnishing copies, of (A) all Authorizations from the FDA and all material Authorizations from any other applicable Regulatory Authority held by the Company or any of the Company Subsidiaries related to any Company Product, (B) all material written submissions made to and material written regulatory communications with the FDA or any other applicable Regulatory Authority related to any Company Product that are in the Company’s or any of the Company Subsidiaries’ possession or control, and (C) all reports, results, data and information relating to the safety, quality, or efficacy of the Company Platform or any of the Company Products, including all final reports prepared under 21 C.F.R. 58.185, all information collected pursuant to 21 C.F.R. Part 58 and all adverse event (as such term is defined or described in 21 C.F.R. 312.32) and other information in respect of safety, adverse events and quality relating to the Company Platform or any Company Product notified to the Company or that are in the Company’s or any of the Company Subsidiaries’ possession or control, in each case ((A) through (C)), which arise during the Pre-Closing Period;

(iii) (A) provide notice to Parent prior to any requested, proposed or scheduled meeting with the FDA or any other Regulatory Authority (including, as applicable, any scheduled pre-IND meeting referenced in 21 C.F.R. 312.82), relating to the Company Platform or any Company Product, (B) consult with Parent regarding any such meeting and consider in good faith any input with respect thereto timely provided by Parent and (C) to the extent permitted under applicable Law, provide Parent with an opportunity to attend, or participate in, any such meeting that the Company or any of the Company Subsidiaries has with the FDA or any other Regulatory Authority (provided that, if Parent is unable to attend or participate, the Company shall promptly provide Parent with a reasonably detailed written summary of any such meeting); and

(iv) (A) if the FDA or any other Regulatory Authority desires to conduct an inspection or audit of the Company or any of the Company Subsidiaries or any of their respective Collaboration Partners, to the extent related to the Company Platform or any Company Product, promptly notify Parent upon the Company becoming aware thereof; (B) to the extent in the Company’s or any of the Company Subsidiaries’ possession or control, promptly provide Parent with a copy (or detailed written report) of any findings of the FDA or such other Regulatory Authority following any such audit or inspection; and (C) consider Parent’s comments regarding any such inspection or audit in good faith.

(c) The Company shall promptly post all information required to be disclosed or provided to Parent pursuant to Section 6.7(b) to the Data Room to which Parent and its Representatives shall have continuous access through the Closing Date, and any failure by the Company to post and provide continuous access to such information in the Data Room shall be considered a failure by the Company to disclose such information and a breach of Section 6.7(b); provided that any break in the continuity of access not attributable to actions by the Company or its Representatives shall not be deemed a breach of Section 6.7(b). No investigation, notice or disclosure pursuant to Section 6.7(b) shall (i) supplement or amend any representation or warranty in this Agreement of the Company (or cure any breach thereof), (ii) supplement or amend the Company Disclosure Letter or (iii) otherwise limit the rights or remedies available hereunder to Parent.

SECTION 6.8. Access to Information.

(a) During the Pre-Closing Period, the Company shall, and shall cause the Company Subsidiaries and the Representatives of the Company and the Company Subsidiaries to, (i) afford to Parent, Merger Sub and their respective Representatives reasonable access to its officers, employees, agents, properties, facilities, books, records, Contracts and other assets, and (ii) promptly furnish to Parent, Merger Sub and their respective Representatives copies of all existing financial, operating and other data and information, in each case of the immediately preceding clauses (i) and (ii) of this Section 6.8(a) as such Persons may from time to time reasonably request, for any reasonable business purpose in furtherance of the consummation of the Transactions, including for integration planning purposes; provided that any such access (including to employees) shall be conducted at Parent’s expense, under the supervision of appropriate personnel of the Company or the Company Subsidiaries, at a reasonable time and in such a manner as to not interfere unreasonably with the normal operation of the business of the Company. During the Pre-Closing Period, the Company shall, and shall cause each Company Subsidiary to, use reasonable best efforts to, at the reasonable request of Parent, facilitate site visits by any of Parent, Merger Sub or their respective Representatives at any facility of a Third Party contract manufacturer of the Company or any Company Subsidiary. The Company shall instruct its Representatives to cooperate with Parent and Merger Sub in their investigation of the Company and the Company Subsidiaries in accordance with the terms of this Section 6.8(a). No additional investigations or disclosures shall affect the Company’s representations and warranties contained herein, or limit or otherwise affect the remedies available to Parent and Merger Sub pursuant to this Agreement.

(b) Nothing herein shall require the Company or any Company Subsidiary to disclose any information to (including by way of facilitating site visits by) Parent, Merger Sub or their respective Representatives if such disclosure would, in the Company’s reasonable discretion (i) jeopardize any attorney client or other legal privilege (provided that the Company will nonetheless provide Parent and the applicable

Representatives of Parent with appropriate information regarding the factual basis underlying any circumstances that resulted in the preparation of such privileged analyses so long as such privilege will not be jeopardized thereby) or (ii) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date hereof, including any confidentiality agreement to which the Company or any Company Subsidiary is a party (provided that the Company shall use its reasonable best efforts to obtain the consent of any such agreement’s counterparty to such inspection or disclosure). The Company and Parent will each use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, nothing in this Section 6.8 shall require the Company nor any Company Subsidiary to disclose any information to Parent, Merger Sub or their respective Representatives if such information relates to the applicable portions of the minutes of the meetings of the Company Board or any committee thereof (including any presentations or other materials prepared by or for the Company Board or such committee thereof) where the Company Board or committee thereof discussed (x) the Transactions, or any similar transaction involving the Company, (y) any Acquisition Proposal or (z) a Company Adverse Recommendation Change.

(c) The information disclosed pursuant to this Section 6.8 shall be treated in accordance with the provisions of the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms.

SECTION 6.9. No Solicitation.

(a) At all times during the Pre-Closing Period, the Company shall not, shall cause the Company Subsidiaries not to, and shall not authorize or knowingly permit its or the Company Subsidiaries’ respective Representatives to, directly or indirectly (other than with respect to Parent or Merger Sub): (i) solicit, initiate, propose or take any action to knowingly encourage any inquiries or the submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal, (ii) except as otherwise expressly permitted by this Section 6.9(a), enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any Person or “group” (as defined under Section 13(d) of the Exchange Act) any non-public information or data relating to, afford access to the business, personnel, properties, assets, books or records of the Company and the Company Subsidiaries in connection with, or otherwise cooperate with any Person with respect to, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, (iii) grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality, standstill or similar agreement (or any confidentiality, standstill or similar provision of any other Contract); provided that, if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, the Company may waive any such standstill or similar provision solely to the extent necessary to permit the applicable Person (if such Person has not been solicited in breach of this Section 6.9(a)) to make, on a confidential basis to the Company Board, an Acquisition Proposal, conditioned upon such Person agreeing that the Company shall not be prohibited from providing any information to Parent (including regarding any such Acquisition Proposal) in accordance with, and otherwise complying with, this Section 6.9(a), (iv) enter into any letter of intent, Contract, commitment or agreement in principle with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or enter into any Contract or commitment requiring the Company to abandon, terminate or fail to consummate the Transactions, (v) exempt any Person or “group” (as defined under Section 13(d) of the Exchange Act) from the restriction on “business combinations” or any similar provision contained in applicable Takeover Provisions or the Company Charter Documents or grant a waiver under Section 203 of the DGCL or (vi) resolve, propose or agree to do any of the foregoing. Notwithstanding anything in this Agreement to the contrary, if in response to an unsolicited bona fide written Acquisition Proposal made by a Person or “group” (as defined under Section 13(d) of the Exchange Act) after the date hereof in circumstances not involving a breach of this Section 6.9, the Company Board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable Law, then the Company may, at any time prior to obtaining the Requisite Company Vote to approve the adoption of this Agreement and the Separation and Distribution Agreement (but in no event after such time), enter into a customary confidentiality agreement (A) containing confidentiality, non-use and other terms that are no less favorable to the Company in the aggregate than those contained in the Confidentiality Agreement and (B) that does not prevent the Company from providing any information to Parent in accordance with this Agreement or otherwise complying with its obligation under this Agreement (an “Acceptable Confidentiality Agreement”) with such Person or “group” (as defined under Section 13(d) of the Exchange Act) making such an Acquisition Proposal and thereafter (1) furnish information and data with respect to the Company and the Company Subsidiaries and afford access to the business, personnel, properties, assets, books or records of the Company and the Company Subsidiaries, in each case, pursuant to such Acceptable Confidentiality Agreement, and (2) enter into, maintain and participate in discussions or negotiations with, the Person or “group” (as defined under Section 13(d) of the Exchange Act) making such Acquisition Proposal and its Representatives; provided that the Company will concurrently provide to Parent any information and data concerning the Company or any Company Subsidiary or access provided to such Person or “group” (as defined under Section 13(d) of the Exchange Act) that was not previously made available to Parent. The Company shall ensure that its Representatives are informed of the provisions of this Section 6.9(a). Without limiting the foregoing, it is agreed that any violation of the foregoing restrictions by any Company Subsidiary or any Representative of the Company or any Company Subsidiary shall be deemed to be a breach of this Section 6.9 by the Company. The Company shall provide Parent with an accurate and complete copy of any Acceptable Confidentiality Agreement as entered into as contemplated by this Section 6.9(a) promptly (and in any event within 24 hours) following the execution thereof and the Company shall not terminate, waive, amend, release or modify any material provision of any Acceptable Confidentiality Agreement.

(b) The Company shall, as promptly as practicable, and in any event no later than 24 hours after receipt thereof, notify Parent of any Acquisition Proposal or any inquiry, proposal or offer that expressly contemplates or could reasonably be expected to lead to an Acquisition Proposal, which notification shall include (i) a copy of the applicable written Acquisition Proposal, inquiry, proposal or offer (or, if oral, a summary of the material terms and conditions of such Acquisition Proposal, inquiry, proposal or offer) and (ii) the identity of the Person or “group” (as defined under Section 13(d) of the Exchange Act) making such Acquisition Proposal. The Company shall thereafter keep Parent reasonably informed on a reasonably current basis of the status of, or any material developments, discussions or negotiations regarding, any such Acquisition Proposal, or inquiry, proposal or offer that expressly contemplates or could reasonably be expected to lead to an Acquisition Proposal, and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto), including by providing a copy of material documentation and summary of substantive communications (which shall include any proposals or offers) relating thereto that is exchanged between the Person or “group” (as defined under Section 13(d) of the Exchange Act) (or its Representatives) making such Acquisition Proposal and the Company (or its Representatives) within 24 hours after the receipt or delivery thereof.

(c) Except as expressly permitted by Section 6.9(d) or Section 6.9(e), neither the Company Board nor any committee thereof shall (i) (A) withhold, fail to include in (or remove from) the Proxy Statement, withdraw, qualify or modify (or publicly propose or resolve to withhold, fail to include in (or remove from) the Proxy Statement, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation, (B) adopt, approve, recommend, submit to the Stockholders or declare advisable or make any recommendation other than a rejection of (or publicly propose to adopt, approve, recommend, submit to the Stockholders or declare advisable, or make any recommendation other than a rejection of), any Acquisition Proposal, (C) fail to (1) reaffirm the Company Recommendation and (2) recommend against acceptance of a tender or exchange offer by the Stockholders pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Company Common Stock, in each case, within 10 Business Days after receipt of a written request of Parent following an Acquisition Proposal that has been publicly announced (in the case of clause (1)) or the commencement of such tender offer or exchange offer (in the case of clause (2)); provided that the taking of no position or a neutral position by the Company Board in respect of the acceptance of any such tender offer or exchange offer as of the end of such period shall constitute a failure to recommend against acceptance of any such offer, or (D) take any action to exempt any Person (other than Parent or its Subsidiaries) or any action taken by any Person (other than Parent or its Subsidiaries) from any Takeover Provision (any action described in this Section 6.9(c) being referred to as a “Company Adverse Recommendation Change”) or (ii) cause or allow the Company to enter into a Specified Agreement, or resolve or agree to take any such action described in the immediately preceding clause (i) or (ii) of this Section 6.9(c).

(d) Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Requisite Company Vote to approve the adoption of this Agreement and the Separation and Distribution Agreement, the Company Board may effect a Company Adverse Recommendation Change in connection with an Acquisition Proposal or terminate this Agreement to enter into a Specified Agreement, in each case if, and only if, (i) the Company is not in breach of this Section 6.9 with respect to the Acquisition Proposal that is the subject of such Company Adverse Recommendation Change or Specified Agreement, (ii) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to make the Company Adverse Recommendation Change or terminate this Agreement to enter into a Specified Agreement would be inconsistent with the fiduciary duties of the Company Board under applicable Law, (iii) the Company has given Parent written notice of the Company Board’s intention to make a Company Adverse Recommendation Change or terminate this Agreement to enter into a Specified Agreement not earlier than 11:59 p.m. New York City time on the fourth Business Day after Parent receives such written notice and (iv) the Company shall have complied with clauses (1) through (5) of this Section 6.9(d), as follows: (1) prior to giving effect to clauses (3) through (5) of this Section 6.9(d), the Company Board shall have determined that such Acquisition Proposal is a Superior Proposal, (2) the Company shall have provided to Parent information with respect to such Acquisition Proposal in accordance with Section 6.9(b), (3) the Company shall have negotiated in good faith with Parent (and caused its Representatives to negotiate with Parent), to the extent that Parent desires to negotiate, during the four Business Day period provided in the foregoing clause (iii) of this Section 6.9(d) with respect to such proposed revisions to this Agreement or other proposals made by Parent, if any, so that the Acquisition Proposal would no longer constitute a Superior Proposal, (4) after considering the results of negotiations with Parent and taking into account the proposals made by Parent, if any, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, the Company Board shall have determined in good faith that such Acquisition Proposal remains a Superior Proposal, and, after consultation with its outside legal counsel, that the failure to make the Company Adverse Recommendation Change or terminate this Agreement to enter into a Specified Agreement would be inconsistent with the fiduciary duties of the Company Board under applicable Law and (5) if the Company intends to terminate this Agreement to enter into a Specified Agreement, the Company shall only do so in compliance with Section 8.1(d)(i). For clarity, the provisions of this Section 6.9(d) shall also apply to any amendment to the financial terms or any other material amendment to any Acquisition Proposal (except that any reference to four Business Days shall instead be three Business Days) or any successive Acquisition Proposals.

(e) Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Requisite Company Vote to approve the adoption of this Agreement and the Separation and Distribution Agreement, the Company Board may make a Company Adverse Recommendation Change with respect to an Intervening Event, if and only if: (i) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to make the Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Company Board under applicable Law, (ii) Parent shall have received from the Company written notice not later than 11:59 p.m. New York City time on the fourth Business Day prior to the making of any Company Adverse Recommendation Change, describing the Intervening Event in reasonable detail, (iii) during the fourth Business Day period provided in the foregoing clause (ii), the Company shall have negotiated in good faith with Parent (and caused its Representatives to negotiate with Parent), to the extent that Parent desires to negotiate, with respect to any proposed revisions to this Agreement or other proposals made by Parent, if any, that would obviate the requirement to make a Company Adverse Recommendation Change, and (iv) after considering the results of negotiations with Parent and taking into account the proposals made by Parent, if any, after consultation with its outside legal counsel, the Company Board shall have determined in good faith that the failure to make the Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Company Board under applicable Law. For the avoidance of doubt, the provisions of this Section 6.9(e) shall also apply to any material change to the facts and circumstances relating to such Intervening Event (except that any reference to four Business Days shall instead be three Business Days).

(f) Nothing in this Section 6.9 shall prohibit the Company from taking and disclosing a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or complying with Item 1012(a) of Regulation M-A under the Exchange Act, or making any disclosure that constitutes a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act, and none of the actions described in this Section 6.9(f) shall be considered a Company Adverse Recommendation Change; provided that this Section 6.9(f) shall not permit the Company Board to make a Company Adverse Recommendation Change, except to the extent permitted by Section 6.9(d) or Section 6.9(e).

(g) The Company shall, and shall cause the Company Subsidiaries and the Company’s and the Company Subsidiaries’ respective Representatives to, (i) immediately cease and cause to be terminated any existing solicitations, encouragements, facilitations, discussions or negotiations with any Person or “group” (as defined under Section 13(d) of the Exchange Act) conducted as of or prior to the execution and delivery of this Agreement by the Company, any Company Subsidiary or their respective Representatives with respect to an Acquisition Proposal, (ii) immediately terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal, and (iii) promptly (but in no event later than two Business Days following the execution of this Agreement) request and use reasonable best efforts to obtain the return from all such Persons, or cause the destruction, of all copies of confidential information previously provided to such Persons by or on behalf of the Company, any Company Subsidiary or their respective Representatives (and all analyses and other materials prepared by or on behalf of such Persons that contain, reflect or analyze such confidential information). The Company shall use its reasonable best efforts to enforce the terms of each confidentiality agreement entered into with any such Person or “group” (as defined under Section 13(d) of the Exchange Act).

SECTION 6.10. Indemnification and Insurance.

(a) After the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, fulfill and honor all rights and obligations to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) by the Company now existing in favor of each Person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any Company Subsidiary (each an “Indemnified Party”) as provided in the Company Charter Documents, in each case as in effect on the date hereof, or pursuant to any other Contract in effect on the date hereof and set forth in Section 6.10 of the Company Disclosure Letter, accurate and complete copies of which Contracts have been made available to Parent. Without limiting the foregoing, after the Effective Time, Parent shall cause its Subsidiaries to, indemnify and hold harmless each Indemnified Party, against all claims, losses, liabilities, damages, Judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or Proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time, including this Agreement and the Transactions), arising out of or pertaining to the fact that the Indemnified Party is or was a director or officer of the Company or any Company Subsidiary or is or was serving at the request of Company or any Company Subsidiary as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent provided in the Company Charter Documents, as in effect on the date hereof.

(b) Parent’s and the Surviving Corporation’s obligations under Section 6.10(a) shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

(c) From the Effective Time until the sixth anniversary of the Closing Date, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such Person currently covered by the Company’s officers’ and directors’ liability insurance policies or provide substitute policies for such Persons currently covered by the Company’s officers’ and directors’ liability insurance policies, in either case, on terms with respect to coverage and amount no less favorable than those of such policies in effect on the date hereof; provided that in satisfying its obligation under this Section 6.10(c), the Surviving Corporation shall not be obligated to pay an amount per year in excess of 300% of the last annual premium paid by the Company prior to the date hereof (the “Maximum Amount”) and if such insurance is unavailable or the premiums for such insurance would at any time exceed the Maximum Amount, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to the Maximum Amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company prior to the Effective Time, which policies provide each such Person currently covered by the Company’s officers’ and directors’ liability insurance policies with coverage in an amount not less than the existing coverage and with other terms not less favorable to the insured persons than the existing directors’ and officers’ liability insurance policies for an aggregate period of six years with respect to claims arising from acts or omissions that occurred on or before the Effective Time, including, in respect of the Transactions; provided, however, that the amount paid for such prepaid policies does not exceed the Maximum Amount. If such prepaid policies have been obtained by the Company prior to the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(d) The provisions of this Section 6.10 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, their heirs and their representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under any certificate of incorporation or bylaws, by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 6.10 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.10 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Party to whom this Section 6.10 applies shall be third party beneficiaries of this Section 6.10, each of whom may enforce the provisions of this Section 6.10).

(e) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, or if Parent dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.10.

SECTION 6.11. Section 16 Matters. Prior to the Effective Time, the Company and the Company Board shall take all such steps as may be required to cause any dispositions of equity securities of the Company (including derivative securities) in connection with this Agreement by each Company director or officer who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company’s equity securities to be exempt under Rule 16b-3 under the Exchange Act.

SECTION 6.12. Transaction Litigation. The Company shall promptly (and in any event within two Business Days) advise Parent in writing upon becoming aware of any Transaction Litigation and shall keep Parent informed on a reasonably prompt basis regarding any such Transaction Litigation. The Company shall give Parent the opportunity to (a) participate in the defense, prosecution, settlement or compromise of any Transaction Litigation, and (b) consult with counsel to the Company regarding the defense, prosecution, settlement or compromise with respect to any such Transaction Litigation. For purposes of this Section 6.12, “participate” means that Parent will be kept reasonably apprised on a reasonably prompt basis of proposed strategy and other significant decisions with respect to the Transaction Litigation (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith; provided that the Company shall not settle or compromise or agree to settle or compromise any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and the Company shall not file any supplemental disclosures to moot or otherwise address the claims in any Proceeding without giving Parent the opportunity to offer comments or suggestions with respect thereto which the Company shall consider in good faith.

SECTION 6.13. Deregistration; Stock Exchange Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and rules and policies of Nasdaq to cause the delisting of the Company and of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time and deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting, and in any event no more than 10 days after the Closing Date, which shall include providing Parent with substantially final drafts of any quarterly or annual periodic reports which the Company would be required to file pursuant to the Exchange Act during the 10 days after the Closing Date. The Company shall not cause the Company Common Stock to be delisted from Nasdaq prior to the Effective Time.

SECTION 6.14. Takeover Provisions. If any Takeover Provision becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other Transaction, then each of the Company, Parent, Merger Sub, and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Takeover Provision inapplicable to the foregoing.

SECTION 6.15. Obligations of Merger Sub. Parent shall cause Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other transactions contemplated by this Agreement.

SECTION 6.16. Merger Sub Stockholder Consent. Promptly following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 228 of the DGCL and in its capacity as the sole stockholder of Merger Sub, a written consent adopting this Agreement.

SECTION 6.17. Certain Pre-Closing Actions.

(a) The Company shall use reasonable best efforts to deliver all notices and take all other actions that are required to terminate, in accordance with the terms thereof, the Common Stock Sales Agreement, dated as of August 9, 2024, between the Company and TD Securities (USA) LLC, prior to the Effective Time.

(b) The Company shall take the actions set forth on Section 6.17(b) of the Company Disclosure Letter.

SECTION 6.18. Tax Matters. Prior to the Effective Time, the Company shall reasonably cooperate with Parent if Parent undertakes a study to determine whether or not one or more Persons are in “control” (within the meaning of Section 304(c) of the Code) of both the Company and Parent.

SECTION 6.19. Spin-Off Matters.

(a) On the terms and subject to the conditions of the Spin-Off Agreements and this Agreement and to compliance with applicable Law, immediately prior to the Closing, the Company will consummate, to the extent not previously consummated, the transactions contemplated as part of the Pre-Closing Reorganization (as such term is defined in the Separation and Distribution Agreement) and, unless the condition in Section 7.1(e)(ii) has previously been satisfied, the Company will consummate the Spin-Off Distribution.

(b) Without limiting the foregoing, the Company will cause each condition set forth in Section 7.1 of the Separation and Distribution Agreement and, unless the condition in Section 7.1(e)(ii) has previously been satisfied, in Section 7.1(d) of this Agreement to be satisfied as promptly as practicable following the date hereof, including by preparing and (as may be determined by the Company) confidentially submitting or filing with the SEC, a registration statement on Form 10 (or Form S-1 if the Company so determines after consultation with Parent) (together with any amendments, supplements, prospectuses or information statements in connection therewith, the “Spin-Off Registration Statement”) to register the common stock of SpinCo to be issued or retained in the Spin-Off, which the Company will use reasonable best efforts to submit or file with the SEC within 60 days after the date of this Agreement, and which will be submitted or filed with the SEC within 90 days after the date of this Agreement or such other date as is mutually agreed by the parties. The Company will (i) timely provide drafts of the Spin-Off Registration Statement (and any amendments or supplements thereto) to Parent for review and comment (which comments will be considered by the Company in good faith) and (ii) give Parent and its counsel a reasonable opportunity to review and comment on such drafts. Following such initial submission or filing of the Spin-Off Registration Statement, the Company shall use its reasonable best efforts to respond to all comments from the staff of the SEC and file all necessary amendments to the Spin-Off Registration Statement as promptly as possible following receipt of such comments and shall use its reasonable best efforts to have the Spin-Off Registration Statement declared effective as promptly as practicable. The Company shall promptly notify Parent upon the receipt of any comments (written or oral) from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Spin-Off Registration Statement and shall furnish to Parent a copy of any written comments from the SEC or its staff. The Company will seek effectiveness of the Spin-Off Registration Statement as promptly as possible following resolution of the SEC staff’s comments, and thereafter will use reasonable best efforts to maintain the effectiveness of the Spin-Off Registration Statement. The Company shall promptly notify Parent of the time when the Spin-Off Registration Statement has become effective and the issuance of any stop order or similar Proceeding under the Exchange Act or suspension of the qualification of the shares of SpinCo common stock issuable in the Spin-Off for offer or sale in any jurisdiction. As promptly as practicable after effectiveness of the Spin-Off Registration Statement, the Company shall cause the information statement and/or prospectus, as applicable, relating to the Spin-Off Distribution to be mailed or made available to Stockholders. Each of the Company and Parent will cooperate reasonably with each other, and will cause their respective Affiliates to so cooperate, to effectuate the Spin-Off. If, at any time prior to the Spin-Off, any information relating to the Company, Parent, SpinCo or any of their respective Affiliates, officers or directors is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Spin-Off Registration Statement so that the Spin-Off Registration Statement does not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading, the party that discovers such information shall promptly notify the other party and correct such information, and the Company shall file an appropriate amendment or supplement describing such information with the SEC and, to the extent required by applicable Law, disseminate such information to the Stockholders. Neither the Company nor any Company Subsidiary will amend, modify or supplement, or agree to amend, modify or supplement, any Spin-Off Agreement without the prior written consent of Parent. The Company shall use reasonable best efforts to cause Nasdaq to list the common stock of SpinCo prior to the Distribution Effective Time (as defined in the Separation and Distribution Agreement). This Section 6.19(b) shall not apply if the condition set forth in Section 7.1(e)(ii) has previously been satisfied.

ARTICLE 7

CONDITIONS

SECTION 7.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable Law, waiver on or prior to the Closing Date of each of the following conditions:

(a) Requisite Company Vote. This Agreement and the Separation and Distribution Agreement will have been duly adopted by Stockholders constituting the Requisite Company Vote in accordance with applicable Law and the Company Charter Documents.

(b) No Injunctions or Restraints. No Judgment preventing the consummation of the Merger shall have been issued by any Governmental Authority of competent jurisdiction and remain in effect, and there shall not be any Law enacted or deemed applicable to the Merger by any Governmental Authority of competent jurisdiction that makes consummation of the Merger illegal.

(c) Antitrust Approval. Any waiting period (and any extension thereof entered into in compliance with this Agreement, including under any agreement between a party and a Governmental Authority agreeing not to consummate the Merger prior to a certain date entered into in compliance with this Agreement) applicable to the consummation of the Merger under the HSR Act shall have been terminated or shall have expired. No matter described in item 2 of Schedule I shall have occurred.

(d) Registration. Unless the condition set forth in Section 7.1(e)(ii) has been satisfied, the Spin-Off Registration Statement shall have become effective under the Exchange Act and will not be subject of any stop order or similar Proceeding under the Exchange Act and no Proceeding for that purpose will have been initiated or overtly threatened by the SEC and not concluded or withdrawn.

(e) The Spin-Off or Permitted Third Party Sale. Either (i) the Spin-Off Distribution and the Pre-Closing Reorganization (as such term is defined in the Spin-Off Agreements) shall have been completed in accordance with the terms of Spin-Off Agreements, or (ii) a Permitted Third Party Sale shall have been consummated in accordance with definitive agreements entered into for such Permitted Third Party Sale, in the case of this Section 7.1(e)(ii), with the prior written consent of Parent, not to be unreasonably withheld, conditioned or delayed.

SECTION 7.2. Additional Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable Law, waiver on or prior to the Closing Date of each of the following conditions:

(a) Antitrust Proceedings. No matter described in item 1 of Schedule I shall have occurred.

(b) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 4.1 (other than clause (c) in the first sentence therein), the third and fourth sentences of Section 4.2(a), Section 4.3(a), Section 4.3(b)(i), Section 4.4 (other than clause (iii) in the second sentence of Section 4.4(a)), Section 4.10, Section 4.13, Section 4.16(p), Section 4.19(e), Section 4.19(g)(i) and (ii), Section 4.19(h), Section 4.24, Section 4.29(a) and Section 4.30 shall be true and correct (without giving effect to any limitation on any representation or warranty indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially”) in all material respects as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) the representations and warranties of the Company set forth in Section 4.2 (other than the third and fourth sentences of Section 4.2(a)) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (iii) the representations and warranties of the Company set forth in Section 4.7(a) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), or (iv) the other representations and warranties of the Company set forth in this Agreement (other than those listed in the preceding clause (i), clause (ii), or clause (iii)) shall be true and correct (without giving effect to any limitation on any representation or warranty indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially”) as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iv), where the failure of any such representations and warranties to be so true and correct would not, and would not be reasonably expected to, have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Performance of Obligations of the Company. The Company shall have performed or complied with in all material respects all obligations, agreements and covenants required to be performed or complied with by it under this Agreement prior to the Closing.

(d) No Company Material Adverse Effect. Since the date hereof, there shall not have occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Closing Certificate. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company, dated as of the Closing Date, to the effect that the conditions in Section 7.2(b), Section 7.2(c) and Section 7.2(d) have been satisfied.

SECTION 7.3. Additional Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable Law, waiver on or prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in Section 5.1, Section 5.3(a), Section 5.3(b)(i) and Section 5.8 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (ii) each other representation and warranty of Parent and Merger Sub set forth in this Agreement (other than those listed in the preceding clause (i)) shall be true and correct (without giving effect to any limitation on any representation or warranty indicated by the words “Parent Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially”) as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (ii), where the failure of any such representations and warranties to be so true and correct would not, and would not be reasonably expected to, have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent. Parent shall have performed or complied in all material respects with all of the obligations, agreements and covenants required to be performed or complied with by it under this Agreement prior to the Closing.

(c) Closing Certificate. The Company shall have received a certificate signed on behalf of Parent, dated as of the Closing Date, by an authorized representative of Parent to the effect that each of the conditions in Section 7.3(a) and Section 7.3(b) have been satisfied.

SECTION 7.4. Frustration of Closing Conditions. No party may rely on the failure of any condition set forth in Article 7 to be satisfied if such failure was caused by such party’s failure to act in good faith or use its reasonable best efforts to consummate the transactions contemplated by this Agreement.

ARTICLE 8

TERMINATION

SECTION 8.1. Termination. This Agreement may be terminated, and the Transactions may be abandoned at any time prior to the Effective Time:

(a) by mutual written consent of Parent and the Company at any time prior to the Effective Time;

(b) by either the Company or Parent by written notice to the other, if:

(i) the Effective Time shall not have occurred on or prior to 5:00 p.m. New York City time on July 27, 2026 (as it may be extended pursuant to the following proviso, the “Outside Date”); provided that the Outside Date shall be automatically extended for one additional period of three months, ending no later than 5:00 p.m. New York City time on October 26, 2026, in the event that as of the then-scheduled Outside Date all of the conditions in Section 7.1 (other than the Antitrust and Judgment/Illegality Conditions in each case solely in respect of the HSR Act or applicable pursuant to Schedule I of this Agreement, or the conditions set forth in Section 7.1(a), Section 7.1(d) or Section 7.1(e)) have been satisfied or waived by Parent or Merger Sub, to the extent waivable by Parent or Merger Sub (other than conditions that by their nature are to be satisfied at Closing, each of which is then capable of being satisfied); provided further that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the failure of the Effective Time to have occurred on or prior to the Outside Date; or

(ii) any final, non-appealable Judgment preventing the consummation of the Merger shall have been issued by any Governmental Authority of competent jurisdiction and remain in effect, or there shall be any Law enacted or deemed applicable to the Merger by any Governmental Authority of competent jurisdiction that makes consummation of the Merger permanently illegal; provided that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party if the Judgment or Law preventing or making permanently illegal the consummation of the Merger under this Section 8.1(b)(ii) was primarily caused by or the result of the failure of such party to perform any of its obligations under this Agreement;

(c) by Parent by written notice to the Company at any time prior to the Effective Time, if:

(i) at any time prior to obtaining the Requisite Company Vote to approve the adoption of this Agreement and the Separation and Distribution Agreement, a Company Adverse Recommendation Change shall have occurred; or

(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the conditions in either of Section 7.2(b) or Section 7.2(c), as applicable, not to be satisfied; provided that, for purposes of this Section 8.1(c)(ii), if such a breach is curable by the Company within the earlier of the Outside Date and 20 Business Days after the date Parent gives the Company notice of such breach, then Parent may not terminate this Agreement under this Section 8.1(c)(ii) on account of such breach unless such breach shall remain uncured upon the earlier of the Outside Date and the expiration of such 20 Business Day period; provided further that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.1(c)(ii) if either Parent or Merger Sub is in breach of its obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 8.1(d)(ii);

(d) by the Company by written notice to Parent at any time prior to the Effective Time:

(i) at any time prior to obtaining the Requisite Company Vote to approve the adoption of this Agreement and the Separation and Distribution Agreement, in order to accept a Superior Proposal and enter into the Specified Agreement relating to such Superior Proposal, if (A) such Superior Proposal shall not have resulted from any breach of Section 6.9 with respect to such Superior Proposal and any Acquisition

Proposal that was a precursor thereto, (B) the Company Board, after satisfying all of the requirements set forth in Section 6.9(d), shall have authorized the Company to enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Proposal (a “Specified Agreement”) and (C) the Company shall have paid the Termination Fee, and have entered into the Specified Agreement, substantially concurrently with the termination of this Agreement pursuant to this Section 8.1(d)(i); or

(ii) if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred, which breach or failure to perform has a Parent Material Adverse Effect; provided that, for purposes of this Section 8.1(d)(ii), if such a breach is curable by Parent within the earlier of the Outside Date and 20 Business Days after the date the Company gives Parent notice of such breach, then the Company may not terminate this Agreement under this Section 8.1(d)(ii) on account of such breach unless such breach shall remain uncured upon the earlier of the Outside Date and the expiration of such 20 Business Day period; provided further that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(d)(ii) if the Company is in breach of its obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 8.1(c)(i) or Section 8.1(c)(ii).

Any written notice of termination pursuant to this Section 8.1 shall specify the provision of this Section 8.1 pursuant to which such termination is intended to be effected and, if such termination is pursuant to Section 8.1(c)(i), Section 8.1(c)(ii) or Section 8.1(d)(ii), shall specify the nature of the breach in reasonable detail (whether or not curable).

SECTION 8.2. Effect of Termination. If terminated pursuant to Section 8.1, this Agreement shall be of no further force or effect without liability of any party (or any stockholder or Representative of such party) to any other party; provided that the provisions of this Section 8.2, Section 6.8(c), Section 8.3 and Article 9 (and any related definitions contained in any such Section) shall survive any termination hereof pursuant to Section 8.1. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of Parent, Merger Sub or the Company shall be relieved or released from any liabilities or damages (which, in the case of liabilities or damages payable by Parent and Merger Sub, the parties acknowledge and agree may include, to the fullest extent permitted by Section 261(a)(1) of the DGCL, amounts representing, or based on the loss of, any premium or other economic entitlement the Stockholders would be entitled to receive under this Agreement if the Closing were to occur in accordance with the terms of this Agreement, which shall be deemed in such event to be damages of the Company) arising out of any common law fraud or Willful Breach of any provision of this Agreement or any other agreement delivered in connection herewith. For purposes of this Agreement, “Willful Breach” means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case, that is the consequence of an act or omission by a party with the knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement. The Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms.

SECTION 8.3. Termination Fees and Expenses.

(a) Except as otherwise set forth in this Section 8.3, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such Expenses, whether or not the Transactions are consummated; provided that Parent shall pay all filing fees required in connection with the Merger pursuant to the HSR Act or applicable pursuant to Schedule I to this Agreement.

(b) In the event that:

(i) this Agreement is terminated by Parent pursuant to Section 8.1(c)(i);

(ii) this Agreement is terminated by the Company pursuant to Section 8.1(d)(i); or

(iii) (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) or by Parent pursuant to Section 8.1(c)(ii), (B) after the date hereof, an Acquisition Proposal shall have been made to the Company or shall have been publicly made directly to the Stockholders or otherwise shall have been publicly disclosed and, in each case, not withdrawn (in the case of an Acquisition Proposal that has been communicated to the Stockholders or that shall have been publicly disclosed, publicly withdrawn) prior to the date of such termination, and (C) (1) the Company or any Company Subsidiary consummates such Acquisition Proposal within 12 months after such termination or (2) enters into a definitive agreement to effect such Acquisition Proposal within 12 months after such termination (in each case under this clause (C), replacing “20%” in the definition of Acquisition Proposal with “50%”);

then, in any such event under clause (i), (ii) or (iii) of this Section 8.3(b), the Company shall pay to Parent, in cash at the time specified in the next sentence, a nonrefundable termination fee of $450,000,000 (the “Termination Fee”). Any payment of the Termination Fee required to be made pursuant to: (1) Section 8.3(b)(i) shall be made to Parent within one Business Day after termination of this Agreement by Parent as set forth in Section 8.3(b)(i); (2) Section 8.3(b)(ii) shall be made to Parent at the time set forth in Section 8.1(d)(i); and (3) Section 8.3(b)(iii) shall be made to Parent concurrently with the occurrence of the applicable event described in clause (C) of Section 8.3(b)(iii). All payments under this Section 8.3(b) shall be made by wire transfer of immediately available funds to an account to be designated by Parent. Except in the case of common law fraud or a Willful Breach, in the event that Parent receives full payment pursuant to this Section 8.3(b) following the termination of this Agreement, receipt of the Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or Proceeding against the Company or any of its Affiliates for damages or any equitable relief arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination. Notwithstanding the foregoing, nothing in this Section 8.3(b) shall prevent, limit or otherwise restrict the right of Parent and Merger Sub to bring or maintain any claims arising out of the Company’s common law fraud or Willful Breach of any provision of this Agreement or any other agreement or certificate delivered in connection herewith and any Termination Fee paid to Parent hereunder will be offset against any award for damages given to Parent pursuant to any claim for fraud or Willful Breach. For the avoidance of doubt, any payment made by the Company under this Section 8.3(b) shall be payable only once with respect to this Section 8.3(b) and not in duplication even though such payment may be payable under one or more provisions hereof.

(c) In the event that:

(i) this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(b)(ii) as the result of a Judgment or Law imposed by any Governmental Authority having jurisdiction under any Antitrust Laws, in each case, solely to the extent such Judgment arises under any Antitrust Laws or such Law is an Antitrust Law; or

(ii) this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(b)(i) and (A) any of the Antitrust and Judgment/Illegality Conditions is not satisfied (as the result of a Judgment or Law imposed by any Governmental Authority having jurisdiction under any Antitrust Laws and, in each case, solely to the extent such Judgment arises under any Antitrust Laws or such Law is an Antitrust Law) and (B) all of the other conditions set forth in Article 7 (other than the conditions that are by their nature to be satisfied at Closing) have been satisfied or waived (to the extent waivable);

then, in any such event under clause (i) or (ii) of this Section 8.3(c), Parent shall promptly, but in no event later than two Business Days after such termination, pay or cause to be paid to the Company, in cash, a nonrefundable termination fee of $600,000,000 (the “Reverse Termination Fee”). All payments under this Section 8.3(c) shall be made by wire transfer of immediately available funds to an account to be designated by the Company. In the event that the Company receives full payment pursuant to this Section 8.3(c) following the termination of this Agreement, receipt of the Reverse Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company, its Affiliates or any other Person in connection with this

Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Company nor any of its Affiliates or any other Person shall be entitled to bring or maintain any claim, action or Proceeding against Parent, Merger Sub or any of their respective Affiliates or any of their respective Representatives for damages or any equitable relief arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination. Notwithstanding the foregoing, nothing in this Section 8.3(c) shall prevent, limit or otherwise restrict the right of the Company to bring or maintain any claims arising out of Parent’s or Merger Sub’s common law fraud or Willful Breach of any provision of this Agreement and any Reverse Termination Fee paid to the Company hereunder will be offset against any award for damages given to the Company pursuant to any claim for fraud or Willful Breach. For the avoidance of doubt, any payment made by Parent under this Section 8.3(c) shall be payable only once with respect to this Section 8.3(c) and not in duplication even though such payment may be payable under one or more provisions hereof.

(d) The Company and Parent acknowledge that the agreements contained in Section 8.3(b) and Section 8.3(c) are an integral part of the Transactions, and that, without those agreements, the Company, Parent and Merger Sub would not enter into this Agreement. Accordingly, (i) if the Company fails to make payment of any amount payable under Section 8.3(b) within the applicable time period specified in Section 8.3(b), as the case may be, and Parent commences a Proceeding to collect such amount that results in a judgment against the Company, the Company shall reimburse Parent for its fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such Proceeding and shall pay interest on the amount of the payment at the prime rate as published in The Wall Street Journal in effect on the date the amount was payable pursuant to Section 8.3(b), with such interest to accrue beginning on the date such amount first was payable pursuant to Section 8.3(b), to the date of payment; and (ii) if Parent fails to make payment of any amount payable under Section 8.3(c) within the applicable time period specified in Section 8.3(c), as the case may be, and the Company commences a Proceeding to collect such amount that results in a judgment against Parent, Parent shall reimburse the Company for its reasonable and documented fees and expenses (including reasonable and documented attorneys’ fees and expenses) incurred in connection with such Proceeding and shall pay interest on the amount of the payment at the prime rate as published in The Wall Street Journal in effect on the date the amount was payable pursuant to Section 8.3(c), with such interest to accrue beginning on the date such amount first was payable pursuant to Section 8.3(c), to the date of payment.

ARTICLE 9

GENERAL PROVISIONS

SECTION 9.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon receipt, if delivered personally, (b) two Business Days after deposit in the mail, if sent by registered or certified mail, (c) on the next Business Day after deposit with an overnight courier, if sent by overnight courier, (d) upon transmission, if sent by email transmission and no “bounce back” or similar message of non-delivery is received with respect thereto; provided that the notice or other communication is sent to the address or email address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice to the other parties):

(a) if to Parent or Merger Sub (or, following the Effective Time, the Surviving Corporation):

Novartis AG

c/o Novartis International AG

Lichtstrasse 35

4056 Basel

Switzerland

Attention:	[***]
[***]
Email:	[***]
[***]

with a copy to (which shall not constitute notice):

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, DC 20001

Attention:	Catherine J. Dargan
Michael J. Riella
Alicia Zhang
Email:	cdargan@cov.com
mriella@cov.com
azhang@cov.com

(b) if to the Company (prior to the Effective Time):

Avidity Biosciences, Inc.

3020 Callan Road

San Diego, CA 92121

Attention:	[***]
Email:	[***]

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

200 Clarendon Street

Boston, MA 02116

Attention:	Graham Robinson
Laura Knoll
Merric Kaufman
Greg Schuster
Email:	graham.robinson@kirkland.com
laura.knoll@kirkland.com
merric.kaufman@kirkland.com
greg.schuster@kirkland.com

SECTION 9.2. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the Requisite Company Vote to approve the adoption of this Agreement and the Separation and Distribution Agreement is obtained, if any amendment requires further approval of the Stockholders under applicable Law, the effectiveness of such amendment shall be subject to such approval.

(b) No failure or delay by any party in exercising any right, power, remedy or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

SECTION 9.3. Representations and Warranties. The representations and warranties contained in this Agreement or in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

SECTION 9.4. Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, and all disputes arising out of or in connection with this Agreement or the Transactions shall be resolved under, the Law of the

State of Delaware regardless of the Law that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) (the “Delaware Courts”) in any such suit, action or proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party.

SECTION 9.5. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS.

SECTION 9.6. Counterparts; Effectiveness. This Agreement may be executed (including by means of electronic signature) in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The authorized release of executed signature pages to this Agreement by or on behalf of each party (in counterparts or otherwise) by email (in .pdf or .tiff format) shall be sufficient to bind the parties to the terms and conditions of this Agreement.

SECTION 9.7. Assignment; Third Party Beneficiaries.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party, except that Parent or Merger Sub may transfer or assign, in whole or in part, (i) its rights and obligations under this Agreement to any of its Affiliates and (ii) after the Effective Time, its rights and obligations under this Agreement to any Person; provided that such transfer or assignment shall not relieve Parent or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party or due to Parent or Merger Sub and shall not result in additional withholding or deduction of, or any additional requirement to withhold or deduct, any amount of Tax pursuant to Section 3.7.

(b) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for (i) the provisions of Section 6.10 with respect to the Indemnified Parties and (ii) if the Effective Time occurs, the right of the Stockholders to receive the Merger Consideration in accordance with the terms of this Agreement, the right of the holders of Company Stock Options to receive the payments contemplated by Section 3.4(a), the rights of the holders of Company RSUs to receive the payments contemplated by Section 3.4(b), and the right of participants in the ESPP to receive the applicable treatment pursuant to Section 3.5, in each case which shall inure to the benefit of such Persons or holders, as applicable, benefiting therefrom who shall be third-party beneficiaries thereof and who may enforce the covenants contained therein. The representations and warranties in this Agreement are the product of negotiations among the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with Section 9.2 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date. The parties agree that the Company shall have the right, on its own behalf and, in accordance with and to the fullest extent permitted by Section 261(a)(2) of the DGCL, as representative on behalf of the Stockholders and the holders of Company Equity Awards to pursue specific performance as set forth in Section 9.10 or damages to the fullest extent permitted by Section 261(a)(1) of the DGCL. For the avoidance of doubt, (x) only the Company (and not the Stockholders or the holders of Company Equity Awards) may bring an action pursuing liability for such damages and (y) the Company may retain, without distribution to the Stockholders or the holders of Company Equity Awards, any damages received.

SECTION 9.8. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 9.9. Entire Agreement; No Reliance. This Agreement (including the Company Disclosure Letter and all Exhibits, Annexes and Schedules referred to herein and therein) and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement, and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

SECTION 9.10. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as expressly provided in the following sentence. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts and, in any action for specific performance, each party waives the defense of adequacy of a remedy at law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity (subject to the limitations set forth in this Agreement). The parties further agree that (a) by seeking the remedies provided for in this Section 9.10, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.10 are not available or otherwise are not granted, and (b) nothing set forth in this Section 9.10 shall require any party hereto to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 9.10 prior to or as a condition to exercising any termination right under Article 8 (and pursuing damages after such termination).

SECTION 9.11. Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the Company, Parent, and Merger Sub have caused this Agreement to be executed as of the date first written above.

AVIDITY BIOSCIENCES, INC.

By:	/s/ Sarah Boyce
Name:	Sarah Boyce
Title:	President & Chief Executive Officer

NOVARTIS AG

By:	/s/ David Quartner
Name:	David Quartner
Title:	Attorney-in-Fact

By:	/s/ Tanay Kanti Ghosh
Name:	Tanay Kanti Ghosh
Title:	Attorney

AJAX ACQUISITION SUB, INC.

By:	/s/ Tariq ElRafie
Name:	Tariq ElRafie
Title:	Attorney

EXHIBIT A

Form of Certificate of Incorporation of the Surviving Corporation

Amended and Restated

Certificate of Incorporation

of

Avidity Biosciences, Inc.

1.	The name of the corporation is “Avidity Biosciences, Inc.” (the “Corporation”).

2.

The address of the Corporation’s registered office is Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The Corporation Service Company is the Corporation’s registered agent at that address.

3.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

4.	The Corporation shall have authority to issue a total of 1,000 shares of common stock, par value $0.001 per share.

5.	In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

6.

The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. The election of directors of the Corporation need not be by written ballot.

7.

Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

8.

Any repeal or modification of Article 7 shall be prospective and shall not affect the rights under Article 7 in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

9.	The Corporation elects not to be governed by Section 203 of the DGCL.

Annex B

SEPARATION AND DISTRIBUTION AGREEMENT

DATED AS OF OCTOBER 25, 2025

AMONG

AVIDITY BIOSCIENCES, INC.,

BRYCE THERAPEUTICS, INC.,

AND,

SOLELY WITH RESPECT TO SECTION 1.1, SECTION 2.1(a), SECTION 2.1(b), SECTION 2.1(d), SECTION 2.2, SECTION 2.4(b), SECTION 2.7, SECTION 3.2, SECTION 4.2, SECTION 4.6, SECTION 4.11, SECTION 4.12, SECTION 5.1 THROUGH SECTION 5.6, SECTION 7.1(f), SECTION 8.3, SECTION 8.6, SECTION 8.7, SECTION 8.8, AND SECTION 8.11,

NOVARTIS AG

B-i

ANNEXES, SCHEDULES AND EXHIBITS

Exhibit A	Transition Services Agreement

Schedule A-1	Avidity Bio Net Names
Schedule A-2	Avidity Marks
Schedule A-3	Other Avidity Net Names
Schedule B	Commingled Contracts
Schedule C-1	RemainCo Intellectual Property
Schedule C-2	RemainCo In-License Agreements
Schedule C-3	RemainCo Marks
Schedule C-4	RemainCo Net Names
Schedule C-5	RemainCo Programs
Schedule D	Retention Program
Schedule E-1	Scheduled Platform IP
Schedule E-2	SpinCo Intellectual Property
Schedule E-3	SpinCo IT Assets

B-ii

Schedule E-4	SpinCo Real Property
Schedule E-5	SpinCo Contracts
Schedule E-6	SpinCo Tangible Assets
Schedule E-7	SpinCo Marks
Schedule E-8	SpinCo Net Names
Schedule F	SpinCo Employees
Schedule G	SpinCo Programs
Schedule H	Third Party Agreements
Schedule I	Transferred Plans
Schedule J	Employment Arrangements
Schedule K	Transition Employees

B-iii

This SEPARATION AND DISTRIBUTION AGREEMENT (this “Agreement”), is made and entered into as of October 25, 2025, among Avidity Biosciences, Inc., a Delaware corporation (the “Company”), Bryce Therapeutics, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company (“SpinCo,” and together with the Company, the “Parties,” and each a “Party”), and, solely with respect to Section 1.1, Section 2.1(a), Section 2.1(b), Section 2.1(d), Section 2.2, Section 2.4(b), Section 2.7, Section 3.2, Section 4.2, Section 4.6, Section 4.11, Section 4.12, Section 5.1 through Section 5.6, Section 7.1(f), Section 8.3, Section 8.6, Section 8.7, Section 8.8 and Section 8.11, Novartis AG, a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland (“Parent”).

INTRODUCTION

WHEREAS, the Company, Parent and Ajax Acquisition Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”), have entered into the Agreement and Plan of Merger, dated as of October 25, 2025 (the “Merger Agreement”), pursuant to which, among other things, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly owned Subsidiary of Parent;

WHEREAS, it is a condition to the Merger that, prior to the Effective Time, (i) the Company will distribute to the holders of the issued and outstanding shares of common stock of the Company (collectively, the “Company Common Stock”) as of the Distribution Record Date all of the issued and outstanding common stock of SpinCo (the “SpinCo Common Stock”), on a pro rata basis in accordance with their ownership interests in the Company, in accordance with the terms and conditions of this Agreement and subject to compliance with applicable Law (such distribution, the “Distribution”) or (ii) a Permitted Third Party Sale shall have been consummated in accordance with definitive agreements entered into for such Permitted Third Party Sale (the consummation of such Permitted Third Party Sale, the “Sale”);

WHEREAS, the board of directors of the Company (the “Company Board”) has determined that it is in the best interests of the Company and its stockholders to separate certain businesses, product candidates and corporate infrastructure of the Company, such that at the time of the Distribution, (i) the Company will own and conduct the RemainCo Business and (ii) SpinCo will own and conduct the SpinCo Business;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company and Parent have, substantially contemporaneously with the execution and delivery of this Agreement, entered into a License Agreement on the date hereof, pursuant to which, among other things, as of the Effective Date (as defined in the License Agreement), SpinCo will grant certain intellectual property rights that are necessary or useful for the RemainCo Business to RemainCo, and RemainCo will grant certain rights to SpinCo; and

WHEREAS, for U.S. federal income tax purposes, it is intended that the Distribution (if any) shall be a taxable distribution by the Company to its stockholders (the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

SECTION 1.1  General. Unless otherwise defined herein or unless the context otherwise requires, as used in this Agreement, the following terms shall have the following meanings:

“401(k) Plan” has the meaning set forth in Section 4.4(b)(iv).

“Accounting Expert” has the meaning set forth in Section 5.9(b).

“Affiliate” has the meaning set forth in the Merger Agreement; provided that, for avoidance of doubt, after the Distribution Effective Time, (a) none of Parent, the Company or any of their respective Subsidiaries shall be deemed to be an Affiliate of SpinCo or any member of the SpinCo Group, and (b) none of SpinCo or any of its Subsidiaries shall be deemed to be an Affiliate of Parent, the Company or any member of the RemainCo Group.

“Agent” has the meaning set forth in Section 3.1(a).

“Agreement” has the meaning set forth in the Preamble.

“Approved Leave Employee” has the meaning set forth in Section 4.4(a).

“Assets” means all right, title and ownership interests in and to all assets, properties, claims, information generated for the Business, Intellectual Property, Contracts and rights (including goodwill) wherever located (including in the possession of vendors or other Third Parties or elsewhere on behalf of the applicable Person), of every kind, character and description, whether real, personal or mixed, tangible or intangible, whether accrued or contingent, in each case whether or not received, recorded or reflected or required to be recorded or reflected on the books and records or financial statements of such Person, including rights and benefits pursuant to any Contract, license, permit, indenture, note, bond, mortgage, agreement, concession, franchise, instrument, undertaking, commitment, understanding or other arrangement.

“Assignee” has the meaning set forth in Section 8.6(a).

“Avidity Bio Net Names” means all Net Names containing or consisting of “Avidity” in conjunction with “Bio” or “Biosciences” (or any variant thereof), including those Net Names set forth on Schedule A-1.

“Avidity Marks” means those Trademarks consisting of or containing the words “Avidity” or “Avidity Bio” or “Avidity Biosciences,” or the “Avidity” logo or device, including those Trademarks set forth on Schedule A-2 (but excluding the SpinCo Avidity Name).

“Business” means the RemainCo Business or the SpinCo Business, as applicable.

“Business Day” has the meaning given to such term in the Merger Agreement.

“Callan Road Facility” means the premises located at 3020/3030 Callan Road, San Diego, CA 92121.

“Callan Road Sublease” means the Sublease Agreement, dated as of April 29, 2024, between the Company and Turning Point Therapeutics, Inc., as modified by Consent to Sublease Agreement, dated as of April 29, 2024, as amended by First Amendment to Sublease Agreement, dated as of March 19, 2025, as modified by Landlord Consent to First Amendment to Sublease, dated as of May 1, 2025.

“Cardiovascular Field” has the meaning given to such term in the License Agreement.

“Change of Control Transaction” has the meaning given to such term in the License Agreement.

“Claim Notice” has the meaning set forth in Section 5.4(a).

“Closing” has the meaning given to such term in the Merger Agreement.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commingled Assets” has the meaning set forth in Section 4.12(a).

“Commingled Contract” means any Contract, other than any Third Party Agreement, to which any member of the SpinCo Group or RemainCo Group is a party and relates to both (a) the SpinCo Business and (b) the RemainCo Business, including the Contracts set forth on Schedule B.

“Company” has the meaning set forth in the Preamble.

“Company Board” has the meaning set forth in the Recitals.

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Controlled Claim” has the meaning set forth in Section 5.8(b).

“Company Employee Benefit Plan” has the meaning given to such term in the Merger Agreement.

“Company Indemnified Taxes” shall mean, without duplication, (a) any and all Taxes arising in respect of (i) the SpinCo Indemnifiable Pre-Closing Reorganization Steps, (ii) the Distribution or (iii) any Permitted Third Party Sale or ROFN Sale (as defined in the Merger Agreement); (b) any Transfer Taxes allocated to the Company under Section 5.6(c); and (c) any Taxes of the Company and its Subsidiaries (and any consolidated group or other similar group filing a Consolidated Return of which the Company is or was the common parent) for the Pre-Distribution Tax Period that are not SpinCo Indemnified Taxes.

“Company Prepared Returns” has the meaning set forth in Section 5.7(a).

“Company RSUs” has the meaning given to such term in the Merger Agreement.

“Company Stock Options” has the meaning given to such term in the Merger Agreement.

“Company Warrants” has the meaning given to such term in the Merger Agreement.

“Confidential Information” means, with respect to a Party, all non-public, confidential or proprietary information concerning such Party or its Subsidiaries or, with respect to the Company, the RemainCo Business, any RemainCo Assets or any RemainCo Liabilities, or, with respect to SpinCo, the SpinCo Business, any SpinCo Assets or any SpinCo Liabilities, as well as all Personal Data, which, prior to or following the Distribution, has been disclosed by a Party or its Subsidiaries to another Party or its Subsidiaries, or otherwise has come into the possession of, the other Party or its Subsidiaries or to which such other Party or its Subsidiaries otherwise has access, including pursuant to the access provisions of Section 6.1, Section 6.2 or any other provision of this Agreement, including any data or documentation resident, existing or otherwise provided in a database or in a storage medium, permanent or temporary, intended for confidential, proprietary or privileged use by a Party (except to the extent that such information can be shown to have been (a) in the public domain or known to the public through no fault of the receiving Party or its Subsidiaries, (b) lawfully acquired by the receiving Party or its Subsidiaries from sources other than the disclosing Party or its Subsidiaries not known to be subject to confidentiality obligations with respect to such Confidential Information or (c) independently developed by the receiving Party or its Affiliates after the time of the Distribution without reference to or use of any Confidential Information). Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the existence of, and the terms and conditions of, this Agreement shall be deemed to constitute the Confidential Information of each Party, and (ii) all Platform Information (as defined in the License Agreement) shall be deemed to constitute the Confidential Information of the Company.

“Confidentiality Agreement” has the meaning given to such term in the Merger Agreement.

“Consolidated Return” has the meaning set forth in Section 5.7(f).

“Contract” means, with respect to any Person, any contract, agreement, lease, sublease, license, sublicense, commitment, sale or purchase order, indenture, note, bond, loan, mortgage, deed of trust, instrument or other arrangement, whether written or oral, that is or purports to be legally binding and to which such Person is a party or by which such Person or such Person’s properties or assets are bound, but excluding any Company Employee Benefits Plan.

“Conveyancing and Assumption Instruments” shall mean, collectively, the various Contracts and other documents (including bills of sale, stock powers, certificates of title, assignments of Contracts, assignments of Intellectual Property, consents (to the extent obtained), permits, easements, leases, deeds and other instruments of conveyance) entered into prior to the Distribution and to be entered into to effect the Transfer of Assets and the assumption of Liabilities in the manner contemplated by this Agreement and the Distribution, or otherwise relating to, arising out of or resulting from the Transfer of Assets or assumption of Liabilities between members of two Groups, in substantially the form to be effected pursuant to Delaware Law, the Laws of one of the other states of the United States or the Laws of foreign jurisdictions, and in such form as the applicable parties agree or, if not appropriate for a given Transfer or assumption, in such form or forms as the applicable parties thereto agree (but taking into account any requirements of applicable Law) including to record or register transfer of title in each applicable jurisdiction, which shall be on an “as is,” “where is,” and “with all faults” basis.

“Current Employee” means, with respect to a Person, any individual who, at the applicable time, is actively employed by such Person or on an approved leave of absence (including maternity, paternity, family, sick or short- or long-term disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, leave under the Family Medical Leave Act or other approved leave).

“Data and Materials Separation Plan” has the meaning set forth in Section 4.12(a).

“Data Protection and Information Security Requirements” has the meaning given to such term in the Merger Agreement.

“Delayed Asset” has the meaning set forth in Section 2.3(b).

“Delayed Liability” has the meaning set forth in Section 2.3(b).

“Discharge” has the meaning set forth in Section 4.5.

“Distribution” has the meaning set forth in the Recitals.

“Distribution Date” means the day on which the Distribution is effected.

“Distribution Effective Time” means the time, on the Distribution Date, that the Company effects the Distribution.

“Distribution Record Date” means such date as may be determined by the Company Board or a committee of the Company Board, as the record date for the Distribution.

“Effective Time” has the meaning given to such term in the Merger Agreement.

“EOR” has the meaning set forth in Section 4.4(a).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Benefits” has the meaning set forth in Section 4.4(a)(i).

“Facility Access Services” has the meaning set forth in Section 2.2(a)(iii).

“Final Determination” has the meaning set forth in Section 5.7(c).

“Governmental Authority” has the meaning given to such term in the Merger Agreement.

“Group” means the RemainCo Group or the SpinCo Group, as applicable.

“Guaranteed Obligations” has the meaning set forth in Section 8.7(a).

“Indemnified Party” has the meaning set forth in Section 5.4(a).

“Indemnifying Party” has the meaning set forth in Section 5.4(a).

“Information Statement” means the Information Statement filed with the SEC as an exhibit to the Spin-Off Registration Statement and made available to the holders of Company Common Stock in connection with the Distribution, including any amendments or supplements thereto.

“Intellectual Property” has the meaning given to such term in the Merger Agreement.

“Intended Tax Treatment” has the meaning set forth in the Recitals.

“IT Assets” has the meaning given to such term in the Merger Agreement.

“IT Support Services” has the meaning set forth in Section 2.2(a)(ii).

“Judgment” has the meaning given to such term in the Merger Agreement.

“Lab Recommissioning Plan” has the meaning set forth in Section 2.2(a)(iii).

“Law” has the meaning given to such term in the Merger Agreement.

“Liability” or “Liabilities” means any and all debts, guarantees, assurances, commitments, losses, remediation, deficiencies, penalties, settlements, sanctions, costs, expenses, interest and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown, reserved or unreserved, or determined or determinable, including those arising under any Law, Proceeding, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority and those arising under any Contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, covenant, commitment or undertaking or any fines, damages or equitable relief which may be imposed and including all costs and expenses related thereto.

“Liable Party” has the meaning set forth in Section 2.5(b).

“License Agreement” means the intellectual property license agreement entered into between the Company and SpinCo as of the date of this Agreement.

“Lien” has the meaning given to such term in the Merger Agreement.

“Losses” means all losses, damages, claims, demands, payments, penalties, judgments or settlements, including all reasonable costs and expenses (including the costs and expenses of any and all Proceedings and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable and documented costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder) relating thereto, suffered by an Indemnified Party; provided, that, Losses shall not include any special, consequential, reputational, indirect or punitive damages (other than special, consequential, indirect, reputational or punitive damages (a) awarded by a court of competent jurisdiction in connection with a Third Party Claim or (b) that are, in the case of special, consequential or indirect damages, a reasonable foreseeable result of the relevant breach).

“Make Whole Award” has the meaning set forth in Section 4.4(c)(iii).

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Nasdaq” means the Nasdaq Stock Market.

“Net Names” means all domain names (both gTLDs, including traditional and new gTLDs, and ccTLDs), URLs, web addresses, social media tags, handles and other identifiers and all accounts therefor.

“Objection Notice” has the meaning set forth in Section 5.9(b).

“Occupancy License Agreement” means the occupancy license agreement to be entered into between the Company and SpinCo at or following the Distribution Effective Time, on such reasonable and customary terms as are mutually acceptable to the Company, SpinCo and Parent; provided, that the Company and SpinCo will not be required to enter into such occupancy license agreement unless RemainCo is obligated to provide Facility Access Services pursuant to the Transition Services Agreement.

“Other Party” has the meaning set forth in Section 2.5(a).

“Other Avidity Net Names” means all Net Names containing or consisting of “Avidity” and any RemainCo Mark or any other term (for clarity, other than the SpinCo Avidity Name, which is a SpinCo Asset), including those Net Names set forth on Schedule A-3.

“Parent” has the meaning set forth in the Preamble.

“Parties” and “Party” have the meaning set forth in the Preamble.

“Permitted Lien” has the meaning given to such term in the Merger Agreement.

“Permitted Third Party Sale” has the meaning given to such term in the Merger Agreement.

“Person” has the meaning given to such term in the Merger Agreement.

“Personal Data” has the meaning given to such term in the Merger Agreement.

“Pre-Closing Reorganization” means all actions required to be performed by the Parties prior to the Distribution Effective Time pursuant to Article II.

“Pre-Distribution Tax Period” means any Tax period ending on or before the Distribution Date and the portion of any Straddle Tax Period that ends on the Distribution Date.

“Privileged Information” means all information subject to the privileges, immunities or other protections from disclosure which may be asserted under applicable Law, including attorney-client privilege, business strategy privilege, joint defense privilege, common interest privilege, and protection under the work-product doctrine.

“Proceeding” has the meaning given to such term in the Merger Agreement.

“Proxy Statement” has the meaning given to such term in the Merger Agreement.

“RCAs” has the meaning set forth in Section 4.4(i).

“Recommissioning Equipment” has the meaning set forth in Section 2.2(a)(iii).

“Recordation Period” has the meaning set forth in Section 4.3.

“Records” has the meaning set forth in Section 6.1.

“RemainCo” means the Company after the Distribution Effective Time and consummation of the Merger.

“RemainCo Assets” means all right, title and interest of the Company or any of its Subsidiaries in and to:

(a) (i) subject to Section 2.1(d), all Intellectual Property (other than the RemainCo Marks and Names) (A) owned or controlled by the Company or its Subsidiaries, but excluding the SpinCo Intellectual Property or (B) set forth on Schedule C-1 ((A) and (B) collectively subject to Section 2.1(d), the “RemainCo Intellectual Property”), (ii) RemainCo Marks and Names, and (iii) the in-license agreements listed on Schedule C-2; and

(b) all Assets (other than Intellectual Property) owned or controlled by the Company or any of its Subsidiaries other than the SpinCo Program Assets.

“RemainCo Business” means all businesses, operations, activities, physical assets and intangible assets (such as Intellectual Property, including all trade secrets, know-how and other confidential or proprietary information) of the Company and its Subsidiaries (including SpinCo and its Subsidiaries), whether or not such businesses, operations, activities, or physical and intangible assets are or have been terminated, divested or discontinued, other than the SpinCo Business.

“RemainCo Group” means the Company (or, after effectiveness of the Distribution, RemainCo), each Person (other than any member of the SpinCo Group) that is a Subsidiary of the Company immediately after the Distribution and each Person that becomes a Subsidiary of the Company following the date of this Agreement but prior to the Distribution that SpinCo and Parent mutually agree is a member of the RemainCo Group.

“RemainCo Indemnitees” means: (a) the Company and each Affiliate thereof after giving effect to the Distribution and the Closing; and (b) each of the respective directors, officers, employees and agents of any of the entities described in the immediately preceding clause (a), in each case, in their capacity as such, and each of the heirs, executors, successors and assigns of any of the foregoing, except in the case of clauses (a) and (b), the SpinCo Indemnitees.

“RemainCo Intellectual Property” has the meaning set forth in the definition of “RemainCo Assets.”

“RemainCo Liabilities” means all Liabilities of the Company or any of its Subsidiaries (including SpinCo or any member of the SpinCo Group), without duplication and in each case, not expressly allocated to or retained by SpinCo or any member of the SpinCo Group pursuant to this Agreement, including Liabilities to the extent arising out of or resulting from:

(a) any RemainCo Assets;

(b) the ownership or operation of the RemainCo Business (including any discontinued business or any business which has been sold or transferred other than in connection with a Sale), as conducted at any time prior to, on or after the Distribution Effective Time;

(c) any transaction expenses incurred by the Company or any of its Subsidiaries in connection with the Merger Agreement and this Agreement, whether paid on, prior to or after the Distribution Effective Time;

(d) the employment or engagement of all current and former employees and service providers of the Company (including employment Taxes), whether arising on, prior to or following the Distribution Effective Time, other than (i) Liabilities with respect to Transferred Employees and service providers of the Company pursuant to any Contracts Transferred to SpinCo or any other member of the SpinCo Group, to the extent solely arising out of or resulting from actions or inactions attributable to the period following the Distribution Effective Time, or (ii) Liabilities allocated to SpinCo or any member of the SpinCo Group pursuant to Section 4.4;

(e) any Company Employee Benefit Plan which is not a Transferred Plan, other than (i) Liabilities under such Company Employee Benefit Plan with respect to SpinCo Employees to the extent attributable to the period prior to the Distribution Effective Time, or (ii) Liabilities allocated to SpinCo or any member of the SpinCo Group pursuant to the definition of SpinCo Liabilities or pursuant to Section 4.4;

(f) any Liabilities allocated to the Company or any member of the RemainCo Group pursuant to Section 4.4; and

(g) Liabilities pursuant to any agreements or obligations of Parent, or following the Closing, any member of the RemainCo Group, under this Agreement, the Merger Agreement, the License Agreement, the Transition Services Agreement or the Occupancy License Agreement.

For the avoidance of doubt, notwithstanding this definition, any liabilities with respect to Taxes shall be governed by Section 5.6.

“RemainCo Marks” means all the Trademarks, other than the Avidity Marks and the SpinCo Marks, owned or controlled by the Company or any of its Subsidiaries and primarily used in or primarily related to the RemainCo Programs or the RemainCo Business, including those Trademarks set forth on Schedule C-3.

“RemainCo Marks and Names” means, collectively, the RemainCo Marks, the RemainCo Net Names and the Other Avidity Net Names.

“RemainCo Net Names” means all the Net Names, other than the Avidity Bio Net Names and Other Avidity Net Names, owned or controlled by the Company or any of its Subsidiaries and primarily used in or primarily related to the RemainCo Programs or the RemainCo Business, including those Net Names set forth on Schedule C-4.

“RemainCo Programs” means those development programs, conducted by the Company or any of its Subsidiaries, prior to or as of the Distribution Effective Time, that are set forth on Schedule C-5 or are otherwise intending to target any disease, disorder or condition outside the Cardiovascular Field.

“RemainCo Transition Period” means the period commencing on the Distribution Effective Time and, (i) with respect to the use of any SpinCo Marks (other than as described in clause (ii)), ending on the date that is

[***] from the Distribution Effective Time and (ii) with respect to the use of the Avidity Marks (including use of any Avidity Mark as part of a corporate or business name or as part of a Net Name), ending on the date that is [***] from the Distribution Effective Time.

“Representatives” has the meaning given to such term in the Merger Agreement.

“Retention Program” means the program set forth on Schedule D.

“Sale” has the meaning set forth in the Recitals.

“Scheduled Platform IP” means the Intellectual Property set forth on Schedule E-1.

“Science Center Drive” means the premises located at 10578 Science Center Drive, San Diego, CA 92121.

“SEC” means the United States Securities and Exchange Commission.

“Section 336(e) Agreement” has the meaning set forth in Section 5.9(b).

“Section 336(e) Allocation Statement” has the meaning set forth in Section 5.9(b).

“Section 336(e) Election” has the meaning set forth in Section 5.9(a).

“Section 336(e) Election Statement” has the meaning set forth in Section 5.9(a).

“Separation Benefits” has the meaning set forth in Section 4.4(a)(iv).

“Siloed Facility” has the meaning set forth in Section 2.2(a)(iii).

“Spin-Off Registration Statement” means any registration statement to be submitted or filed with the SEC to effect the registration of the SpinCo Common Stock to be distributed in respect of Company Common Stock to the Exchange Act, including any amendment or supplement thereto, information statement or prospectus, periodic report or similar disclosure document, whether or not filed with the SEC or any other Governmental Authority.

“SpinCo” has the meaning set forth in the Preamble.

“SpinCo Annual Incentive Plan” shall mean the annual incentive plan to be adopted by SpinCo.

“SpinCo Assets” means any and all right, title, and interest of the Company or any of its Subsidiaries in and to the following:

(a) subject to Section 2.1(d), (i) the Scheduled Platform IP, (ii) the Intellectual Property (other than SpinCo Marks and Names, which are addressed in clause (iii) below) owned or controlled by the Company or its Subsidiaries and exclusively used in or exclusively related to the SpinCo Programs or the SpinCo Business (including the Intellectual Property set forth on Schedule E-2) ((i) and (ii), collectively and subject to Section 2.1(d), the “SpinCo Intellectual Property”); and (iii) the SpinCo Marks and Names; and

(b) (i) all IT Assets (A) located at the SpinCo Real Property that are exclusively related to, as between the RemainCo Business and the SpinCo Business, the SpinCo Business, (B) used exclusively by Transferred Employees or (C) as set forth on Schedule E-3; (ii) all licenses, permits, registrations, approvals and authorizations which have been issued by any Governmental Authority that are held by a member of the SpinCo

Group that are exclusively related to, as between the RemainCo Business and the SpinCo Business, the SpinCo Business, or to the extent transferable, exclusively related to, as between the RemainCo Business and the SpinCo Business, the SpinCo Business (“SpinCo Permits”); (iii) all deposits, letters of credit, prepaid expenses, trade accounts and other accounts that are exclusively related to, as between the RemainCo Business and the SpinCo Business, the SpinCo Business; (iv) all inventories of clinical products, goods, materials, parts, raw materials and clinical supplies that are exclusively related to, as between the RemainCo Business and the SpinCo Business, the SpinCo Business; (v) all real property leases set forth on Schedule E-4 (the “SpinCo Real Property”); (vi) (x) the Third Party Agreements, and any other Contracts that are exclusively related to, as between the RemainCo Business and the SpinCo Business, the SpinCo Business (including those Contracts set forth on Schedule E-5 solely to the extent they are exclusively related to the SpinCo Business), and all rights and obligations arising under any such Contracts, and (y) the portions of any Commingled Contracts that are exclusively related to, as between the RemainCo Business and the SpinCo Business, the SpinCo Business, and all rights and obligations arising under any such portions, it being understood that all Commingled Contracts are subject to Section 2.2; (vii) the lab equipment and other tangible Assets set forth on Schedule E-6, solely to the extent such lab equipment and other tangible Assets are not necessary for the conduct of the RemainCo Business as conducted during the 12 months prior to the date of this Agreement (but subject to any data separation requirements under Section 4.12 and the Lab Recommissioning Plan); (viii) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution that are exclusively related to, or to claims arising out of, the SpinCo Business; provided, that this Agreement does not purport to Transfer ownership of any of the insurance policies of any member of the SpinCo Group or the RemainCo Group; (ix) any goodwill that is as of the Distribution Effective Time exclusively related to the SpinCo Business; and (x) all other Assets (other than Intellectual Property) owned or controlled by the Company or its Subsidiaries and exclusively related to, as between the RemainCo Business and the SpinCo Business, the SpinCo Business (the Assets in this clause (b) collectively, the “SpinCo Program Assets”).

“SpinCo Avidity Name” means such new corporate name and business name as SpinCo may select, prior to the Distribution Effective Time, if such new corporate name and business name contains the term Avidity; provided, however, that any such name shall not include the term “Bio” or “Biosciences” or any variant of “Bio” or “Biosciences.”

“SpinCo Benefit Plans” has the meaning set forth in Section 4.4(b)(iii).

“SpinCo Business” means the business, operations and activities of the Company and its Subsidiaries (including SpinCo and its Subsidiaries), as conducted at any time prior to the Distribution Effective Time with respect to the SpinCo Programs or the Third Party Agreements.

“SpinCo Common Stock” has the meaning set forth in the Recitals.

“SpinCo Controlled Claims” has the meaning set forth in Section 5.8(c).

“SpinCo Employees” means the Current Employees of the Company or any of its Affiliates (including the SpinCo Group) listed on Schedule F, as such Schedule may be updated from time to time prior to the Distribution Effective Time (i) to remove one or more individuals to reflect terminations between the date hereof and the Distribution Effective Time, (ii) to remove one or more individuals as determined by Parent, after reasonable consultation with the Company, (A) in the event that Parent determines that any such individual(s) listed on Schedule F provides services that are critical to the RemainCo Business or (B) for any other reasonable purpose, and (iii) as reasonably agreed to after good faith discussion among the Parties and Parent. “SpinCo Funding” has the meaning set forth in Section 2.7.

“SpinCo Funding Shortfall” has the meaning set forth in Section 2.7.

“SpinCo Group” means SpinCo and each Person that is a Subsidiary of SpinCo as of the Distribution Effective Time, and each Person that becomes a Subsidiary of SpinCo after the Distribution Effective Time.

“SpinCo Indemnifiable Pre-Closing Reorganization Steps” are the steps undertaken by the Company, SpinCo and its Affiliates pursuant to the Pre-Closing Reorganization.

“SpinCo Indemnified Taxes” shall mean any (a) Transfer Taxes allocated to SpinCo under Section 5.6(c); (b) U.S. federal, state, local and non-U.S. income Tax liability for any Pre-Distribution Tax Period, other than Taxes described in clauses (a) and (b) of the definition of Company Indemnified Taxes, to the extent related to the SpinCo Assets, as determined by the Parties on a pro forma SpinCo Group Consolidated Return prepared (i) assuming the members of the SpinCo Group were not included in the RemainCo Group; (ii) including only Tax Items relating to the SpinCo Assets in the relevant Tax Return of the RemainCo Group for the applicable tax period; (iii) except as provided herein, following the past practices of the Company in applying all applicable elections, accounting methods and conventions for the applicable taxable period; (iv) applying the highest applicable statutory marginal corporate U.S. federal, state, local and non-U.S. income Tax rate in effect for such taxable period; and (v) only taking into account actual cash Taxes payable by RemainCo for such Pre-Distribution Tax Period attributable to taxable income generated outside of, or unrelated to, the RemainCo Business and not attributable to the SpinCo Indemnifiable Pre-Closing Reorganization Steps or the Distribution; and (c) to the extent not described in clause (b), any federal, state, local and non-U.S. income Tax liability imposed on SpinCo or any of its Subsidiaries with respect to any Tax Return that is filed on a separate basis for any taxable period.

“SpinCo Indemnitees” means: (a) SpinCo and each Affiliate thereof after giving effect to the Distribution and Closing; and (b) each of the respective directors, officers, employees and agents of any of the entities described in the immediately preceding clause (a), in each case, in their capacity as such, and each of the heirs, executors, successors and assigns of any of the foregoing. For the avoidance of doubt, the term SpinCo Indemnitees shall not include stockholders of SpinCo in their capacity as stockholders thereof.

“SpinCo Intellectual Property” has the meaning set forth in the definition of “SpinCo Assets.”

“SpinCo Liabilities” means all Liabilities, without duplication, to the extent arising out of or resulting from:

(c) any SpinCo Assets (other than Liabilities arising under any Commingled Contracts to the extent such Liabilities relate to the RemainCo Business pursuant to Section 2.2);

(d) the ownership or operation of the SpinCo Business, as conducted at any time prior to, on or after the Distribution Effective Time;

(e) the SpinCo Plans;

(f) the employment or engagement of Transferred Employees, either (i) exclusively arising following the Distribution Effective Time or (ii) as otherwise allocated to SpinCo or any member of the SpinCo Group pursuant to Section 4.4;

(g) any Liabilities allocated to SpinCo or any member of the SpinCo Group pursuant to Section 4.4;

(h) any Transferred Plan (including any employment or individual agreement set forth on Schedule J);

(i) the payment of the amounts under the Retention Program;

(j) the payment of any amounts in respect of any New Hire RSUs, New Hire Cash Award or Post-Closing Portion of an award under the Special Bonus Program (each as defined in the Company Disclosure Letter attached to the Merger Agreement) granted to a Transferred Employee; and

(k) Liabilities pursuant to any agreements or obligations of SpinCo, or following the Closing, any member of the SpinCo Group, under this Agreement, the Merger Agreement, the License Agreement, the Transition Services Agreement or the Occupancy License Agreement.

For the avoidance of doubt, notwithstanding this definition, any liabilities with respect to Taxes (other than employment Taxes relating to the SpinCo Employees as contemplated by clause (d) above) shall be governed by Section 5.6;

“SpinCo Marks” means the Avidity Marks and the other Trademarks set forth on Schedule E-7.

“SpinCo Marks and Names” means, collectively, the SpinCo Marks and the SpinCo Net Names.

“SpinCo Net Names” means the Net Names set forth on Schedule E-8, the Avidity Bio Net Names and any future-registered Net Names consisting of the SpinCo Avidity Name.

“SpinCo Permits” has the meaning set forth in the definition of “SpinCo Assets.”

“SpinCo Post-Distribution Value” means the arithmetic (unweighted) average for each of the ten (10) trading days following the date of Distribution of the products of the number of outstanding shares of SpinCo Common Stock and the last traded price of a share of SpinCo Common Stock for such trading day.

“SpinCo Prepared Returns” has the meaning set forth in Section 5.7(b).

“SpinCo Program Assets” is defined in the definition of “SpinCo Assets.”

“SpinCo Programs” means those development programs, conducted by the Company or any of its Subsidiaries prior to or as of the Distribution Effective Time, that are set forth on Schedule G or that are otherwise intending to target any disease, disorder or condition in the Cardiovascular Field.

“SpinCo Real Property” has the meaning set forth in the definition of “SpinCo Assets.”

“SpinCo Severance Plan” means the plan established by SpinCo that provides for severance benefits.

“SpinCo Transition Period” means the period commencing on the Distribution Effective Time and, (i) with respect to the use of any RemainCo Marks and any Avidity Marks that consist of or contain “Avidity” in conjunction with “Bio” or “Biosciences” or any variant thereof, ending on the date that is [***] from the Distribution Effective Time; provided, however, (ii) with respect to any references to any RemainCo Marks, any RemainCo Net Names, or any corporate or business name consisting of or containing “Avidity” in conjunction with “Bio” or “Biosciences” or any variant thereof, SpinCo shall have [***] from the Distribution Effective Time to remove all such references from any and all public-facing assets, inventories, advertisements, communications, website content, other internet or electronic communication vehicles and other documents and materials of SpinCo and the SpinCo Group, except as otherwise permitted in Section 4.2(b).

“Springing Transition Services” has the meaning set forth in Section 2.2(a).

“Straddle Tax Period” means any Tax period beginning on or before the Distribution Date and ending after the Distribution Date.

“Subsidiary” has the meaning given to such term in the Merger Agreement.

“Tax” or “Taxes” has the meaning given to such term in the Merger Agreement.

“Tax Claim” has the meaning set forth in Section 5.8(a).

“Tax Contest” means any audit, examination, proceeding, notice of deficiency or other adjustment, assessment or redetermination by any Governmental Authority relating to Taxes.

“Tax Item” means, with respect to any income Tax, any item of income, gain, loss, deduction, credit, recapture, or any other item which increases or decreases Taxes paid or payable.

“Tax Return” has the meaning given to such term in the Merger Agreement.

“Third Party” means any Person who is not a Party to this Agreement.

“Third Party Agreement” means those agreements with Third Parties listed on Schedule H (accurate and complete copies of which are in the possession of the Company as of the Distribution Effective Time).

“Third Party Claim” has the meaning set forth in Section 5.4(a).

“Trademarks” has the meaning given to such term in the Merger Agreement.

“Transactions” has the meaning given to such term in the Merger Agreement.

“Transfer” and its derivatives, including “Transferring,” “Transferred,” and any other word form with the same root, shall be understood to mean to sell, assign, transfer, convey and deliver.

“Transfer Documents” has the meaning set forth in Section 2.1(b).

“Transfer Taxes” has the meaning set forth in Section 5.6(c).

“Transferred Employees” means the SpinCo Employees who are not Approved Leave Employees as of immediately prior to the Distribution Effective Time and who remain employed by the SpinCo Group (or a professional employer organization or employer of record engaged by a member of the SpinCo Group) immediately following the Distribution Effective Time.

“Transferred Plan” means any Company Employee Benefit Plan the sponsorship of which is being transferred from RemainCo to SpinCo or retained by SpinCo as part of the Pre-Closing Reorganization. Each Transferred Plan is listed on Schedule I, which may be updated as reasonably agreed to after good faith discussion by the Parties.

“Transition Employees” has the meaning set forth in Section 4.4(a)(v).

“Transition Services Agreement” means the transition services agreement to be entered into between the Company and SpinCo at the Distribution Effective Time, in the form agreed upon by the Parties as of the date of this Agreement and attached hereto as Exhibit A.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulations section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

“Workers Compensation Event” has the meaning set forth in Section 4.4(j).

SECTION 1.2  Interpretation. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions, table of contents and headings included herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles,

Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified in this Agreement. All Exhibits, Annexes and Schedules appended hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” The word “or” shall not be exclusive. References to “dollars” or “$” are to United States of America dollars. References (a) to any Law shall be deemed to refer to such Law as amended from time to time and to any rules, regulations or interpretations promulgated thereunder as of the applicable date or during the applicable time, (b) to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof, if applicable, and thereof; (c) to any Person include the successors and permitted assigns of that Person, (d) from or through any date means, unless otherwise specified, from and including or through and including, respectively, (e) to the “date hereof” means the date of this Agreement and (f) to a “party” or the “parties” mean the parties to this Agreement unless otherwise specified in this Agreement or the context otherwise requires. Unless otherwise specified in this Agreement, (i) any action required to be taken by or on a day or Business Day may be taken until 11:59 p.m. Eastern Time on such day or Business Day, (ii) all references to “days” shall be to calendar days unless otherwise indicated as a “Business Day” and (iii) all days, Business Days, times and time periods contemplated by this Agreement will be determined by reference to Eastern Time. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against any particular party.

ARTICLE II

SEPARATION

SECTION 2.1  Transfer of Assets and Assumption of Liabilities.

(a) Prior to the Distribution Effective Time and subject to Section 2.3:

(i) Transfer and Assignment of SpinCo Assets. The Company shall, and shall cause its applicable Subsidiaries to, Transfer to SpinCo or any member of the SpinCo Group designated by SpinCo, and such members of the SpinCo Group shall accept from the Company and its Subsidiaries, all of the SpinCo Assets; provided, however, that from the date hereof until consummation of the Transfer pursuant to this Section 2.1(a), the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), make any Transfer of SpinCo Assets except for any such Transfer that is effective immediately prior to, and conditioned upon the occurrence of, the Distribution Effective Time;

(ii) Acceptance and Assumption of SpinCo Liabilities. The applicable members of the SpinCo Group shall accept, assume and agree faithfully to perform, discharge and fulfill all of the SpinCo Liabilities in accordance with their respective terms. The applicable members of the SpinCo Group shall be responsible for all SpinCo Liabilities, regardless of (A) when, where or against whom such SpinCo Liabilities arose or arise (provided, however, that nothing contained herein shall preclude or inhibit SpinCo from asserting against Third Parties any defenses available to the legal entity that incurred or holds such SpinCo Liability), (B) whether the facts on which they are based occurred prior to or subsequent to the Distribution Effective Time, regardless of where or against whom such SpinCo Liabilities are asserted or determined or whether asserted or determined prior to the date of this Agreement or (C) whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the RemainCo Group or the SpinCo Group, or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates;

(iii) Transfer and Assignment of RemainCo Assets. SpinCo shall, and shall cause the applicable members of the SpinCo Group to, Transfer to the Company or any member of the RemainCo Group designated by the Company, all of the RemainCo Assets, if any, held by SpinCo or any such members of the SpinCo Group; and

(iv) Acceptance and Assumption of RemainCo Liabilities. The applicable members of the RemainCo Group shall accept, assume and agree faithfully to perform, discharge and fulfill all RemainCo Liabilities in accordance with their respective terms, regardless of (A) when, where, or against whom such RemainCo Liabilities arose or arise (provided, however, that nothing contained herein shall preclude or inhibit the Company from asserting against Third Parties any defenses available to the legal entity that incurred or holds such RemainCo Liability), (B) whether the facts on which they are based occurred prior to or subsequent to the Distribution Effective Time, regardless of where or against whom such RemainCo Liabilities are asserted or determined or whether asserted or determined prior to the date of this Agreement, or (C) whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the RemainCo Group or the SpinCo Group, or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates.

(b) Transfer Documents. In furtherance of the Transfer of the Assets and the assumption of the Liabilities in accordance with Section 2.1(a), prior to the Distribution Effective Time (i) each Party shall prepare, execute and deliver, and shall cause the applicable members of its Group to prepare, execute and deliver, such Conveyancing and Assumption Instruments as and to the extent reasonably necessary to evidence the valid Transfer of all of such Party’s and the applicable members of its Group’s right, title and interest in and to such Assets to the other Party and the applicable members of its Group in accordance with Section 2.1(a) (it being agreed and understood that no Party shall be required to enter into any Conveyancing and Assumption Instrument that requires either Party to make any representations or warranties, express or implied, not contained in this Agreement or agree to any covenants or other obligations, including indemnities, effective after the Distribution (except to the extent required to comply with applicable Law, and in which case the Parties and the parties to such Conveyancing and Assumption Instrument shall enter into such supplemental agreements or arrangements as and to the extent reasonably necessary to preserve the allocation of economic benefits and burdens contemplated by this Agreement, the License Agreement, the Transition Services Agreement and the Occupancy License Agreement)) and (ii) each Party shall prepare, execute and deliver, and shall cause the applicable members of its Group to execute and deliver, to the other Party such Conveyancing and Assumption Instruments as and to the extent reasonably necessary to evidence the valid and effective assumption of the Liabilities by such Party and the applicable members of its Group in accordance with Section 2.1(a) (it being agreed and understood that no Party shall be required to enter into any Conveyancing and Assumption Instrument that requires either Party to make any representations or warranties, express or implied, not contained in this Agreement or agree to any covenants or other obligations, including indemnities, effective after the Distribution (except to the extent required to comply with applicable Law, and in which case the Parties and the parties to such Conveyancing and Assumption Instrument shall enter into such supplemental agreements or arrangements as and to the extent reasonably necessary to preserve the allocation of economic benefits and burdens contemplated by this Agreement, the License Agreement, the Transition Services Agreement and the Occupancy License Agreement)). For purposes of the Transfer of the Third Party Agreements from RemainCo to SpinCo, at RemainCo or SpinCo’s request at any time prior to the Distribution Date, Parent shall provide a draft Conveyancing and Assumption Instrument with respect to such Third Party Agreements, in form reasonably satisfactory to Parent, at least five (5) Business Days prior to the Distribution Date. All of the foregoing documents contemplated by this Section 2.1(b) shall be referred to collectively herein as the “Transfer Documents.” To the extent that any provision of a Transfer Document conflicts with any provision of this Agreement, this Agreement shall govern and control.

(c) Waiver of Bulk-Sale and Bulk-Transfer Laws. SpinCo and each member of the SpinCo Group hereby waives compliance by each and every member of the RemainCo Group with the requirements and provisions of any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may be applicable with respect to the transfer or sale of any or all of the SpinCo Assets or SpinCo Real Property to any member of the SpinCo Group.

(d) Intellectual Property. In the event of a Change of Control Transaction consummated prior to the Distribution Effective Time, the terms “RemainCo Intellectual Property” and “SpinCo Intellectual Property” as used in this Agreement shall mean, effective as of the date immediately prior to the effectiveness of the Change of Control Transaction, the following:

(i) “RemainCo Intellectual Property” shall mean all Intellectual Property (other than the RemainCo Marks and Names) (A) owned or controlled by the Company or its Subsidiaries, including the Scheduled Platform IP, or (B) set forth on Schedule C-1, but in each case under clauses (A) and (B) excluding the SpinCo Intellectual Property and the SpinCo Marks and Names; and

(ii) “SpinCo Intellectual Property” shall mean the Intellectual Property (other than Trademarks and Net Names) owned or controlled by the Company or any of its Subsidiaries that is exclusively used in or exclusively related to the SpinCo Programs or the SpinCo Business, including the Intellectual Property set forth on Schedule E-2 (but excluding, for the avoidance of doubt, the Scheduled Platform IP).

SECTION 2.2  Transition Services; Treatment of Commingled Contracts.

(a) Transition Services.

(i) From the date of this Agreement through the Distribution Effective Time, RemainCo and SpinCo shall, and from the Distribution Effective Time through the applicable Service Period (as defined in the Transition Services Agreement), SpinCo shall (with reasonable cooperation from RemainCo) use reasonable best efforts to: (A) establish replacement Contracts, contract rights, bids, purchase orders or other agreements with respect to the SpinCo Business with any Third Party that, as of the date of this Agreement or the Distribution Effective Time, is a vendor or service provider with respect to any of the transition services described in Sections A, B, C and D of Schedule B to the Transition Services Agreement (the “Springing Transition Services”); provided, however, that if and to the extent that replacement (or new, as applicable) Contracts, contract rights, bids, purchase orders or other agreements are not established prior to the Distribution Effective Time with respect to the CMO Agreements (as defined in the Transition Services Agreement), or the compounds, products, materials or services identified on Schedule 2 to Schedule B to the Transition Services Agreement, then SpinCo shall use reasonable best efforts to enter into new Contracts (if applicable) or statements of work under existing CMO Agreements for purposes of enabling SpinCo to place orders for the applicable compounds, products, materials or services in accordance with the Services described in Section D.1 and Section D.2 of Schedule B to the Transition Services Agreement; or (B) establish other reasonable and lawful arrangements designed to provide the SpinCo Group with the rights and obligations contemplated under the Springing Transition Services; provided, however, that neither RemainCo nor SpinCo makes any representation or warranty that any Third Party shall consent to any such assignment or agree to enter into any such Contract, contract right, bid, purchase order or other agreement with any member of the SpinCo Group on the existing terms of any applicable Commingled Contract or at all. RemainCo shall be under no obligation to provide any Springing Transition Service pursuant to the Transition Services Agreement if and to the extent that (x) SpinCo obtains such Springing Transition Service pursuant to any replacement Contracts, contract rights, bids, purchase orders or other agreements or arrangements established pursuant to clauses (A) or (B) of this Section 2.2(a)(i) or (y) Parent or any of its Affiliates establishes, on behalf of SpinCo, any similar replacement Contracts, contract rights, bids, purchase orders or other agreements or arrangements.

(ii) From the date of this Agreement through the Distribution Effective Time, RemainCo and SpinCo shall, and from the Distribution Effective Time through the applicable Service Period with respect to the Springing Transition Services set forth in Section A and B of Schedule B to the Transition Services Agreement (the “IT Support Services”), SpinCo shall (with reasonable cooperation from RemainCo) use reasonable best efforts to establish separate information technology systems and infrastructure with respect to the SpinCo Business. RemainCo’s obligation to provide the IT Support Services shall be subject to SpinCo’s compliance with the immediately preceding sentence.

(iii) As promptly as practicable (and, in any event, no later than 20 Business Days) after the date hereof, the Company, SpinCo and Parent shall use reasonable best efforts to agree upon a lab recommissioning plan for Science Center Drive (the “Lab Recommissioning Plan”), pursuant to which the Parties and Parent shall jointly review and determine which of the facilities and lab equipment (including as set forth on Schedule E-6), whether in possession of the Company, SpinCo or a Third Party, whether or not included within the RemainCo Assets or the SpinCo Assets, are necessary for the recommissioning of an independent laboratory facility at Science Center Drive as of the Distribution Effective Time that is independent, operational and functioning in substantially the same manner as Science Center Drive was operated prior to the date that Science Center Drive was decommissioned by the Company (such facilities and lab equipment, the “Recommissioning Equipment”). In connection with the Lab Recommissioning Plan, the Parties and Parent shall (i) review Schedule E-6 (or the SpinCo Assets or RemainCo Assets, if applicable) to identify whether SpinCo should receive Recommissioning Equipment therein prior to the Distribution Effective Time (in each case, subject to Parent’s reasonable discretion), or (ii) if necessary or useful for the recommissioning of Science Center Drive, procure Recommissioning Equipment from Third Parties prior to the Distribution Effective Time (subject to Parent’s reasonable discretion). The Parties and Parent shall use their respective reasonable best efforts to implement the Lab Recommissioning Plan prior to the Distribution Effective Time. Notwithstanding the foregoing, without Parent’s prior written consent (not to be unreasonably withheld), RemainCo and SpinCo shall not incur costs or expenses in excess of $3,750,000 in connection with the establishment of such laboratory facility or implementation of the Lab Recommissioning Plan. If the Parties determine in good faith that establishment of such facility will not be complete prior to the Distribution Effective Time, then SpinCo and RemainCo shall use reasonable best efforts to establish, at SpinCo’s sole cost and expense, physical, procedural and other arrangements reasonably necessary or appropriate to prevent cross-contamination, whether chemical or biological, of the laboratory environment, biological materials, laboratory equipment, personnel, personal protective equipment, and other assets or materials involved in, related to or generated by the respective research and development activities of RemainCo and SpinCo at the Callan Road Facility, and obtain all consents from the prime landlord and the sublandlord required under the Callan Road Sublease to establish such arrangements (the “Siloed Facility”). Without limitation of the foregoing, RemainCo shall be under no obligation to provide any of the Springing Transition Services set forth in Section C of Schedule B to the Transition Services Agreement (the “Facility Access Services”) unless and until RemainCo has established the Siloed Facility and the Occupancy License Agreement has been entered into by the Company and SpinCo. Any delay in establishing the Siloed Facility or entering into the Occupancy License Agreement as described in this Section 2.2(a)(iii) beyond the Distribution Effective Time shall not, in any event, extend the Service Period (as defined in the Transition Services Agreement) with respect to any such Springing Transition Service.

(iv) Without limitation of the foregoing, RemainCo shall be under no obligation to provide any of the Springing Transition Services set forth in Section D.1 of Schedule B to the Transition Services Agreement unless and until SpinCo has established a quality management system for the SpinCo Business that is substantially identical, in relevant part with regards to similarly situated businesses with limited early clinical-stage assets, to the Company’s existing quality management system. Any delay in establishing such quality management system beyond the Distribution Date shall not, in any event, extend the Service Period (as defined in the Transition Services Agreement) with respect to any such Springing Transition Service.

(v) Except for obligations under any Contract of RemainCo or SpinCo in effect as of the date of this Agreement or as of the Distribution Date, neither RemainCo, SpinCo, nor their respective Affiliates shall be required to expend any non-de minimis unreimbursed money, commence any litigation, offer or grant any non-de minimis unreimbursed accommodation (financial or otherwise) to any Third Party or to extend or renew any Commingled Contract to fulfill their obligations under this Section 2.2(a).

(vi) If a Change of Control Transaction occurs at any time, RemainCo shall not be obligated to provide any of the Services (as defined in the Transition Services Agreement) set forth on Schedule B thereto.

(vii) SpinCo shall provide mailbox forwarding services to RemainCo until the earlier of (A) the date RemainCo completes the address changes required in connection with its regulatory correspondence and (B) the date that is forty-two (42) months from the Distribution Effective Time.

(b) Commingled Contracts. From the date of this Agreement and until the date that is twelve (12) months after the Distribution, to the extent (i) the applicable rights and obligations (or comparable services) under any Commingled Contract, to the extent related to the SpinCo Business or the RemainCo Business, as applicable, have not been or are not contemplated to be Transferred to the SpinCo Group or the RemainCo Group, as applicable, in accordance with Section 2.1(a) or provided to the SpinCo Group or the RemainCo Group, as applicable, pursuant to the Transition Services Agreement, (ii) replacement Contracts, contract rights, bids, purchase orders or other agreements for such Commingled Contract, to the extent related to the SpinCo Business or the RemainCo Business, as applicable, have not yet been obtained or are not contemplated to be obtained pursuant to this Agreement, and (iii) requested by SpinCo or RemainCo, as applicable, in good faith and in writing, RemainCo or SpinCo, as applicable, shall use reasonable best efforts to assist the other Party to (in each case with effect following the Distribution Effective Time): (A) establish replacement Contracts, contract rights, bids, purchase orders or other agreements with respect to the SpinCo Business or the RemainCo Group, as applicable, with any Third Party which is a counterparty to such Commingled Contract; or (B) establish reasonable and lawful arrangements designed to provide the SpinCo Group or the RemainCo Group, as applicable, with the rights and obligations under such Commingled Contract to the extent related to the SpinCo Business or the RemainCo Group, as applicable; provided, however, that neither the Company nor SpinCo makes any representation or warranty that any Third Party shall consent to any such assignment or agree to enter into any such Contract, contract right, bid, purchase order or other agreement with any member of the SpinCo Group or the RemainCo Group, as applicable, on the existing terms of the applicable Commingled Contract or at all. Neither RemainCo, SpinCo, nor their respective Affiliates shall be required to expend any non-de minimis unreimbursed money, commence any litigation, offer or grant any non-de minimis unreimbursed accommodation (financial or otherwise) to any Third Party or to extend or renew any Commingled Contract to fulfill their obligations under this Section 2.2(b).

SECTION 2.3  Nonassignability of Assets and Liabilities.

(a) Notwithstanding anything to the contrary set forth herein, to the extent that any Transfer or attempted Transfer or assumption or attempted assumption hereunder (i) is prohibited by any applicable Law or (ii) without a Third Party consent would (A) constitute a breach or other contravention of such Asset or Liability, (B) subject a Party or any of their respective officers, directors, agents or Affiliates, to civil or criminal liability, or (C) be ineffective, void or voidable and, in each case of (A), (B) and (C), such Third Party consent has not been obtained prior to the Distribution, then, in each case of (i) and (ii): subject to the conditions to the Distribution, the Distribution shall proceed without such Transfer or assumption.

(b) From and after the Distribution, with respect to (i) any Asset whose Transfer pursuant to this Agreement is delayed (each, a “Delayed Asset”, and which shall not include, for the avoidance of doubt, any Third Party Agreement) or (ii) any Liability whose assumption pursuant to this Agreement is delayed (each, a “Delayed Liability”), the Party (or relevant member of its Group) (x) retaining such Delayed Asset shall thereafter hold for the use and benefit of the Party or relevant member of its Group entitled thereto (at the expense of the Person entitled thereto) and use reasonable best efforts to cooperate with the intended recipient to agree to any reasonable and lawful arrangements designed to provide the applicable Party or relevant member of its Group with the economic claims, rights, benefits and control over such Delayed Asset and assume the economic burdens and obligations with respect thereto in accordance with this Agreement, including by subcontracting, sublicensing or subleasing arrangements to the extent legally permissible, and (y) intended to assume such Delayed Liability shall, or shall cause the applicable member of its Group to, pay or reimburse the

Party (or relevant member of its Group) retaining such Delayed Liability for all amounts paid or incurred by such Party in connection with the retention of such Delayed Liability. In addition, the Party retaining any Delayed Asset or Delayed Liability (or relevant member of its Group) shall or shall cause such member of its Group to treat such Delayed Asset or Delayed Liability in the ordinary course of business in accordance with past practice. In furtherance of the foregoing, and subject to applicable Law, each Party shall, or shall cause any relevant member of its Group to, (A) use reasonable best efforts to enforce at another Party’s (or relevant member of its Group’s) request, or allow another Party’s Group to enforce in a commercially reasonable manner, any rights of the Party or its Group under such Delayed Assets and Delayed Liabilities against any other Persons, (B) not waive any rights related to such Delayed Assets or Delayed Liabilities to the extent related to the Business, Assets or Liabilities of another Party’s Group, (C) subject to Section 2.2 and the terms and conditions of such underlying Contract, (1) not terminate (or consent to be terminated by the counterparty) any Contract that constitutes such Delayed Asset except in connection with (i) the expiration of such Contract in accordance with its terms (it being understood, for the avoidance of doubt, that sending a notice of non-renewal to the counterparty to such Contract in accordance with the terms of such Contract is expressly permitted) or (ii) a partial termination of such Contract that would not reasonably be expected to impact any rights under such Contract related to the Business, Assets or Liabilities of such other Party, (2) not amend, modify or supplement any Contract that constitutes such Delayed Asset in a manner material (relative to the existing rights and obligations related to such other Party’s Business, Assets or Liabilities under such Contract) and adverse to the Business, Assets or Liabilities of such other Party or any member of its Group or (3) provide written notice to the applicable other Party as soon as reasonably practicable after receipt of any notice of breach received from a counterparty to any Contract that constitutes such Delayed Asset and that would reasonably be expected to impact the other Group, and (D) take (or refrain from taking) such actions as reasonably requested by the Party to which such Delayed Asset or Delayed Liability is to be Transferred or assumed in order to place such Party in the same position as if such Delayed Asset or Delayed Liability had been Transferred as of the Distribution so that all the benefits and burdens relating to such Delayed Asset or Delayed Liability, including possession, use, risk of loss, potential for income and gain, and dominion, control and command over such Delayed Asset or Delayed Liability, are to inure from and after the Distribution to the relevant member or members of the RemainCo Group or SpinCo Group entitled to the receipt of such Delayed Asset or required to assume such Delayed Liability. Once the required Third Party consent is obtained, condition satisfied, or potential violation, conflict, or other circumstance that caused the deferral of the Transfer of the Delayed Asset or assumption of the Delayed Liability is resolved, the Parties shall, or shall cause their relevant Affiliates to, Transfer such Asset and all earnings to the extent arising from such Asset from the time of the Distribution until the time of such Transfer or assumption of such Liability at no additional cost, which shall be treated as having been Transferred or assumed prior to the Distribution and owned by such Group for U.S. federal (and applicable state or local) income tax purposes from and after the Distribution, to the extent allowable by applicable Law or except as otherwise required by a Final Determination. Subject to the terms and conditions hereof (including compliance with the terms of this Section 2.3), no Party shall have any Liability to the other Party (or its respective Affiliates) arising out of or relating to the failure to obtain any such Third Party consent that may be required in connection with the transactions contemplated by this Agreement, despite otherwise complying with this Section 2.3. For so long as any Party (or member of its Group) holds any Assets allocated to the other Group pursuant to this Agreement and provides to the other Group any claims, rights and benefits of any such Assets pursuant to an arrangement described in this Section 2.3, the Party whose Group receives such claims, rights and benefits shall indemnify and hold harmless the members of the other Group from and against all Losses incurred as a result thereof in accordance with this Agreement, other than as a result of the gross negligence, fraud or willful misconduct of the members of the Group providing such claims, rights and benefits.

(c) The Party (or relevant member of its Group) retaining any Asset or Liability due to the deferral of the Transfer of such Asset or the deferral of the assumption of such Liability pursuant to this Section 2.3 or otherwise shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced, assumed, or agreed in advance to be reimbursed by the Party (or relevant member of its Group) entitled to such Asset or the Person intended to be subject to such Liability, other than reasonable attorneys’ fees and recording or similar or other incidental fees, all of which shall be reasonably promptly reimbursed by the Party (or relevant member of its Group) entitled to such Asset or the Person intended to be subject to such Liability. None of SpinCo or the Company or any of their respective Affiliates shall be required to commence any litigation or offer or pay any non-de minimis amount of money or otherwise grant any non-de minimis accommodation (financial or otherwise) to any Third Party with respect to any Assets or Liabilities not Transferred or assumed, respectively, as of the Distribution.

SECTION 2.4  Wrong Pockets.

(a) Subject to Section 2.2 and Section 2.3, if after the Distribution (i) any Party discovers that any SpinCo Asset is held by any member of the RemainCo Group or any of their respective then-Affiliates, (A) such Party shall provide notice to the other Party of such SpinCo Asset and (B) RemainCo shall, and shall cause the other members of its respective Group and its respective then-Affiliates to, use their respective reasonable best efforts to promptly procure the Transfer of the relevant SpinCo Asset and all earnings to the extent arising from such SpinCo Asset from the time of the Distribution until the time of such transfer to SpinCo or an Affiliate of SpinCo designated by SpinCo, for no additional consideration; or (ii) any Party discovers that any RemainCo Asset is held by any member of the SpinCo Group or any of their respective then-Affiliates, (A) such Party shall provide notice to the other Party of such RemainCo Asset and (B) SpinCo shall, and shall cause the other members of its respective Group and its respective then-Affiliates to, use their respective reasonable best efforts to promptly procure the Transfer of the relevant RemainCo Asset and all earnings to the extent arising from such RemainCo Asset from the time of the Distribution until the time of such transfer to the Company or an Affiliate of the Company designated by the Company, for no additional consideration. If reasonably practicable and permitted under applicable Law, such Transfer may be effected by rescission of the applicable portion of a Conveyancing and Assumption Instrument as may be agreed by the relevant Parties. For the avoidance of doubt, nothing herein will be deemed to modify or amend the obligations of SpinCo to assign certain Intellectual Property to RemainCo as set forth in Section 2.2 of the License Agreement, or to result in a return to SpinCo of any such Intellectual Property.

(b) At any time prior to the Distribution Effective Time, Parent may, in its sole discretion, elect to designate additional RemainCo Assets as SpinCo Assets, such that such Assets will be assigned to or remain with SpinCo at the Distribution Effective Time; provided, that (i) any such designated RemainCo Assets must be primarily related to the SpinCo Business or reasonably determined by Parent to be beneficial to the SpinCo Business, and (ii) the designation of such Assets as SpinCo Assets may not result in the assumption of additional SpinCo Liabilities by SpinCo that exceed the value of such Assets. To the extent that the designation of any such Assets as SpinCo Assets would result in the assumption of additional SpinCo Liabilities by SpinCo that exceed the value of such Assets, or where such Assets are not primarily related or beneficial to the SpinCo Business, the Parties and Parent will negotiate in good faith to determine the allocation of such Assets as between RemainCo and SpinCo; provided, that if the Parties and Parent do not agree upon the allocation prior to the Distribution Effective Time, such Assets will be deemed RemainCo Assets. For clarity, SpinCo has no right to designate any SpinCo Assets as RemainCo Assets.

SECTION 2.5  Novation of Liabilities.

(a) Each Party, at the written request of the other Party, shall use reasonable best efforts (i) to obtain, or to cause to be obtained, any consent, substitution or amendment required to novate or assign all obligations under Contracts, licenses and other Liabilities for which a member of such Party’s Group and a member of the other Party’s Group are prior to the Distribution Effective Time jointly or severally liable and that do not constitute Liabilities of such other Party following the Distribution Effective Time as provided in this Agreement (such other Party, the “Other Party”), or (ii) to obtain in writing the unconditional release of all parties to such arrangements, other than any member of the Group who assumed or retained such Liability as set forth in this Agreement, so that, in any such case, the members of the applicable Group will be solely responsible for such Liabilities; provided, however, that no Party shall be obligated to pay any consideration (or otherwise incur any Liability or obligation) therefor to any Third Party from whom any such consent, substitution or amendment is requested (unless such Party is fully reimbursed or otherwise made whole by the requesting Party), and the Company shall not pay any consideration other than a de minimis amount to obtain any such consent, substitution or amendment, without Parent’s prior written approval (not be unreasonably withheld, conditioned or delayed); provided, further, that in connection with the Transfer of the SpinCo Real Property to SpinCo, SpinCo shall be required to deliver any documentation or additional security, without any liability to the Company for such security, to the extent required by the terms of the applicable real property lease to provide such novation.

(b) If the Parties are unable to obtain, or to cause to be obtained, any such required consent, release, substitution or amendment, the Other Party or a member of the Other Party’s Group shall continue to be bound by such Contract, license or other obligation that does not constitute a Liability of such Other Party and, unless not permitted by Law or the terms of such Contract, license or other obligation, as agent or subcontractor for such Party, the Party or member of such Party’s Group who assumed or retained such Liability as set forth in this Agreement (the “Liable Party”) shall, or shall cause a member of its Group to, pay, perform and discharge fully all the obligations or other Liabilities of such Other Party or member of the Other Party’s Group thereunder from and after the Distribution Effective Time. The Liable Party shall indemnify the Other Party as set forth in Article V; provided, however, that the Liable Party shall have no obligation to indemnify the Other Party for losses resulting from such Other Party’s gross negligence, willful misconduct or bad faith. The Other Party shall, without further consideration, promptly pay and remit, or cause to be promptly paid or remitted, to the Liable Party or any member of the Liable Party’s Group, any money, rights and other consideration received by it or any member of its Group in respect of such performance by the Liable Party (unless any such consideration is an Asset of such Other Party pursuant to this Agreement). If and when any such consent, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, the Other Party shall promptly Transfer all rights and Liabilities thereunder of any member of such Other Party’s Group to the Liable Party, or to another member of the Liable Party’s Group, without payment of any further consideration and the Liable Party, or another member of the Liable Party’s Group, without the payment of any further consideration, shall assume such rights and Liabilities. Notwithstanding the foregoing, if, for the SpinCo Real Property, the Parties are unable to obtain from the relevant landlord a novation of, or release of the Company for all liabilities first arising after the Distribution Effective Time under any underlying lease, SpinCo shall not extend, expand or otherwise amend or modify such lease in a manner that increases SpinCo’s obligations under such lease without the prior written consent of RemainCo.

SECTION 2.6  Guarantees.

(a) (i) The Company shall, and shall cause the other members of its Group to (with the reasonable cooperation of the applicable other Party) use reasonable best efforts to (A) cause a member of the RemainCo Group to be substituted in all respects for a member of the SpinCo Group, as applicable, and (B) have all members of the SpinCo Group removed or released as guarantor of or obligor for any Liability of the Company (including any credit agreement, guarantee, indemnity, surety bond, letter of credit, banker acceptance and letter of comfort given or obtained by any member of the SpinCo Group for the benefit of any member of the RemainCo Group) to the fullest extent permitted by applicable Law, and (ii) SpinCo shall, and shall cause the other members of its Group to (with the reasonable cooperation of the applicable Party), use reasonable best efforts to (A) cause a member of the SpinCo Group to be substituted in all respects for a member of the RemainCo Group, as applicable, and (B) have all members of the RemainCo Group removed or released as guarantor of or obligor for any Liability of SpinCo (including any credit agreement, guarantee, indemnity, surety bond, letter of credit, banker acceptance and letter of comfort given or obtained by any member of the RemainCo Group for the benefit of any member of the SpinCo Group) to the fullest extent permitted by applicable Law, in each case (clauses (i)-(ii)), on or prior to the Distribution or as soon as reasonably practicably thereafter. Except as otherwise provided in Section 2.6(b), no member of the SpinCo Group, or the RemainCo Group or any of their respective Affiliates from time to time shall be required to commence any litigation or offer or pay any amount of money or otherwise grant any accommodation (financial or otherwise) to any Third Party with respect to any such guarantees.

(b) On or prior to the Distribution or as soon as reasonably practicable thereafter, to the extent required to obtain a release of any member of the SpinCo Group from a guaranty for the benefit of any member of the RemainCo Group, the Company shall, and shall cause the other members of its Group to, as applicable, execute a guaranty agreement in the form of the existing guaranty, except to the extent that such existing guaranty contains representations, covenants or other terms or provisions either (i) with which any member of the RemainCo Group, as the case may be, would be reasonably unable to comply or (ii) which would be reasonably expected to be breached. On or prior to the Distribution or as soon as reasonably practicable thereafter, to the extent required to obtain a release of any member of the RemainCo Group from a guaranty for the benefit of any member of the SpinCo Group, SpinCo shall, and shall cause the other members of its Group to, as applicable, execute a guaranty agreement in the form of the existing guaranty, except to the extent that such existing guaranty contains representations, covenants or other terms or provisions either (A) with which any member of the SpinCo Group, as the case may be, would be reasonably unable to comply or (B) which would be reasonably expected to be breached.

(c) If any of SpinCo or the Company is unable to obtain, or to cause to be obtained, any such required removal as set forth in clauses (a) and (b) of this Section 2.6, (i) the Party whose Group is the relevant beneficiary of such guarantee or any letters of credit, performance bonds, surety bonds, bankers acceptances, or other similar arrangements shall indemnify and hold harmless the unreleased guarantor or obligor for any Loss arising from or relating thereto and shall or shall cause one of the other members of its Group, as agent or subcontractor for such unreleased guarantor or obligor to pay, perform and discharge fully all the obligations or other Liabilities of such unreleased guarantor or obligor thereunder and (ii) each of SpinCo and the Company agrees not to (and to cause the members of their respective Groups not to) renew or extend the term of, increase its obligations under, or Transfer to a Third Party, any unreleased guarantees or letters of credit, performance bonds, surety bonds, bankers acceptances, or other similar arrangements, for which such unreleased Party is or may be liable, without the prior written consent of such other Party (such consent not to be unreasonably withheld, delayed or conditioned), unless all obligations of such other unreleased Party and the other members of such Party’s Group with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to such Party.

SECTION 2.7  SpinCo Funding. Immediately prior to the Distribution Effective Time (but not in the event of a Sale), the Company shall pay and contribute to SpinCo, by wire transfer of immediately available funds to an account designated by SpinCo, an amount equal to the remainder of (a) $270,000,000, minus (b) the sum of the amount of marketable securities and cash and cash equivalents contained in any bank and brokerage accounts owned by SpinCo as of the close of business on the day prior to the Distribution Effective Time (such net amount, the “SpinCo Funding”). If (i) the aggregate amount of marketable securities and cash and cash equivalents contained in any bank and brokerage accounts owned by the RemainCo Group as of the close of business on the day prior to the Distribution Effective Time is less than (ii) the SpinCo Funding (such difference, the “SpinCo Funding Shortfall”), Parent shall cause the Company to pay, or pay on behalf of the Company, the SpinCo Funding Shortfall to SpinCo concurrently with the Closing (except, for the avoidance of doubt, in the event of a Sale). Any payment of the SpinCo Funding Shortfall pursuant to this Section 2.7 shall be treated as an adjustment to the SpinCo Funding prior to the Distribution Effective Time for all U.S. federal (and applicable state, local and foreign) income tax purposes, and none of the Parties shall take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment. In the event that SpinCo holds in its bank or brokerage accounts marketable securities, cash or cash equivalents having an aggregate value exceeding $270,000,000, SpinCo shall, not later than immediately prior to the Distribution Effective Time, distribute to the Company marketable securities, cash or cash equivalents that are sufficient to reduce the value of SpinCo’s remaining marketable securities, cash and cash equivalents to $270,000,000.

SECTION 2.8  Funds in Transit. Except as otherwise provided in the Transition Services Agreement:

(a) With respect to any outstanding checks issued or payments initiated by the Company, SpinCo, or any of the members of their respective Groups prior to the Effective Time, such outstanding checks and payments shall be honored following the Effective Time by the Person or Group owning the account on which the check is drawn or from which the payment was initiated, respectively, without limiting the ultimate allocation of Liability for such amounts under this Agreement or the Transition Services Agreement.

(b) As between the Company and SpinCo (and the members of their respective Groups), except to the extent prohibited by applicable Law, all payments and reimbursements received after the Effective Time by either the Company or SpinCo (or any member of their respective Groups) that relate to a Business, Asset or Liability of the other Party (or member of its Group), shall be held by such Party in trust for the use and benefit of the Party entitled thereto and, promptly following receipt by such Party of any such payment or reimbursement, such Party shall pay over, or shall cause the applicable member of its Group to promptly pay over, to the other Party (or a member of such other Party’s Group) the amount of such payment or reimbursement without right of set-off.

(c) Any payments made after the Effective Time by either the Company or SpinCo (or any member of their respective Groups) on behalf of the other Party (or member of its Group) shall be promptly reimbursed by such other Party. Upon written request, the Party that received the benefit of such payment shall promptly reimburse, or shall cause the applicable member of its Group to promptly reimburse the paying Party (or a member of such paying Party’s Group) the amount of such reimbursement without right of set-off.

SECTION 2.9  Restriction on Prepayment of Expenses. Prior to the Distribution Effective Time, the Company shall not, and shall cause its Affiliates (including SpinCo) not to, prepay any trade payables or other accounts payable of the SpinCo Group except in the ordinary course of business, consistent with past practice, and the Company shall continue to pay trade payables and other accounts payable in the ordinary course of business, consistent with past practice.

SECTION 2.10  Disclaimer of Representations and Warranties. EACH OF THE COMPANY (ON BEHALF OF ITSELF AND EACH MEMBER OF THE REMAINCO GROUP) AND SPINCO (ON BEHALF OF ITSELF AND EACH MEMBER OF THE SPINCO GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IN THE LICENSE AGREEMENT, IN THE TRANSITION SERVICES AGREEMENT, IN THE OCCUPANCY LICENSE AGREEMENT OR IN THE MERGER AGREEMENT OR CERTIFICATES DELIVERED WITH RESPECT THERETO, NO PARTY TO THIS AGREEMENT, THE LICENSE AGREEMENT, THE TRANSITION SERVICES AGREEMENT, THE OCCUPANCY LICENSE AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, THE LICENSE AGREEMENT, THE TRANSITION SERVICES AGREEMENT, THE OCCUPANCY LICENSE AGREEMENT OR OTHERWISE, IS REPRESENTING OR WARRANTING TO ANY OTHER PARTY HERETO OR THERETO IN ANY WAY, EXPRESS OR IMPLIED, AS TO THE ASSETS, BUSINESSES OR LIABILITIES CONTRIBUTED, TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS OR GOVERNMENTAL APPROVALS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS, RESTRICTIONS ON TRANSFER, ENCUMBRANCE OR LIEN, NON-INFRINGEMENT, OR ANY OTHER MATTER CONCERNING, ANY ASSETS, BUSINESSES OR LIABILITIES OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY ACTION OR OTHER ASSET, INCLUDING ACCOUNTS RECEIVABLE, OF EITHER PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY CONTRIBUTION, ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER OR THEREUNDER TO CONVEY TITLE TO ANY ASSET

OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN OR THEREIN, IN THE LICENSE AGREEMENT, IN THE TRANSITION SERVICES AGREEMENT, IN THE OCCUPANCY LICENSE AGREEMENT OR IN THE MERGER AGREEMENT OR CERTIFICATES DELIVERED WITH RESPECT THERETO, ALL SUCH ASSETS ARE BEING OR HAVE BEEN TRANSFERRED ON AN “AS IS, WHERE IS” BASIS (AND, IN THE CASE OF ANY REAL PROPERTY, BY MEANS OF A QUITCLAIM OR SIMILAR FORM, DEED OR CONVEYANCE WITHOUT WARRANTY) AND THE RESPECTIVE TRANSFEREES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (A) ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD AND VALID TITLE OR INTEREST, FREE AND CLEAR OF ANY SECURITY INTEREST, RESTRICTIONS ON TRANSFER, ENCUMBRANCE, CHARGE, ASSESSMENT OR LIEN AND (B) ANY NECESSARY CONSENTS OR GOVERNMENTAL APPROVALS ARE NOT OBTAINED OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH. NO PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY IN THE EVENT THAT ANY INFORMATION EXCHANGED OR PROVIDED PURSUANT TO THIS AGREEMENT WHICH IS AN ESTIMATE OR FORECAST, OR WHICH IS BASED ON AN ESTIMATE OR FORECAST, IS FOUND TO BE INACCURATE.

ARTICLE III

DISTRIBUTION

SECTION 3.1  Distribution.

(a) On the Distribution Date, but immediately prior to the Effective Time, the Company shall instruct the Company’s stock transfer agent (the “Agent”) to effect the Distribution by distributing the SpinCo Common Stock to holders of record of Company Common Stock as of the Distribution Record Date, and to credit the appropriate number of shares of such SpinCo Common Stock to book entry accounts for each such holder of Company Common Stock, as further contemplated by this Agreement and the Merger Agreement.

(b) The SpinCo Common Stock to be issued in the Distribution is generally intended to be distributed pursuant to a book entry system. The Company shall instruct the Agent to deliver the SpinCo Common Stock previously delivered to the Agent to a depositary and to mail (or otherwise transmit in accordance with the Agent’s regular practices) to each holder of record of Company Common Stock on the Distribution Record Date, a statement of the SpinCo Common Stock credited to such holder’s account. In lieu of fractional shares, cash shall be given to holders otherwise entitled to such fractional shares of SpinCo Common Stock on the Distribution Date. As soon as practicable following the Distribution Date, the Agent shall (i) aggregate all fractional SpinCo Common Stock into whole SpinCo Common Stock and (ii) sell such SpinCo Common Stock in the open market at then-prevailing prices and shall distribute to each such holder such holder’s ratable share of the proceeds of such sale, net of brokerage fees incurred in such sales, and after deducting any Taxes required to be withheld therefrom.

SECTION 3.2  SpinCo Organizational Documents. On or prior to the Distribution Date, the Parties shall have taken all necessary actions to provide for the certificate of incorporation of SpinCo and the bylaws of SpinCo to be amended and restated in substantially the forms of the certificate of incorporation and bylaws of the Company in effect as of the date of this Agreement, with any modifications by SpinCo subject to the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

SECTION 3.3  Directors. On or prior to the Distribution Date, the Company and SpinCo shall take all necessary action so that as of the Distribution Date, the board of directors of SpinCo will be as set forth in the Information Statement, including the resignation or removal of any individuals not so identified.

SECTION 3.4  Election of Officers. On or prior to the Distribution Date, SpinCo shall take all necessary actions so that as of the Distribution Date, the executive officers of SpinCo will be as set forth in the Information Statement, including the resignation or removal of any individuals not so identified.

SECTION 3.5  State Securities Laws. Prior to the Distribution Date, the Company and SpinCo shall take all such action as may be necessary or appropriate under the securities or “blue sky” laws of states or other political subdivisions of the United States in order to effect the Distribution.

SECTION 3.6  Listing Application. Prior to the Distribution Date, the Company and SpinCo shall prepare and file with Nasdaq a listing application and related documents and shall take all such other actions with respect thereto as shall be necessary or desirable in order to cause Nasdaq to list on or prior to the Distribution Date, subject to official notice of issuance, the SpinCo Common Stock. If Nasdaq has not listed the SpinCo Common Stock on or prior to the Distribution Date, SpinCo shall take all such actions with respect thereto as shall be necessary or desirable in order to cause Nasdaq to list the SpinCo Common Stock as soon as practicable thereafter, including by filing a Form 8-A with the SEC no later than five Business Days after the Distribution Date. The Company and SpinCo agree that, at SpinCo’s option, SpinCo may list its shares for trading under the ticker symbol “RNA” and the Company shall use reasonable best efforts to assist SpinCo in transferring the ticker symbol “RNA” to SpinCo.

SECTION 3.7  Withholding. Notwithstanding anything in this Agreement to the contrary, each Party and any other applicable withholding agent shall be entitled to deduct and withhold from any amounts payable or otherwise distributable in accordance with this Agreement (including the Distribution), such amounts of Tax as are required to be deducted or withheld therefrom in accordance with applicable Tax Law and shall remit the amount withheld promptly to the applicable Governmental Authority. In the case of a distribution that is subject to withholding, the distributing party may reduce the distribution of otherwise distributable property by an appropriate portion thereof commensurate with the amount of required withholding and remit the required withholding tax to the applicable Governmental Authority in accordance with applicable Law (regardless of whether the withheld distributable property is sold or exchanged to obtain such funds or such Party or withholding agent uses its own funds). Amounts deducted or withheld in accordance with this Section 3.7 will be treated for all purposes under this Agreement or any other agreement as having been paid to, or distributed and received by, the Person in respect of which the withholding and deduction was made.

SECTION 3.8  Warrants. On the Distribution Date, but immediately prior to the Effective Time, SpinCo shall issue shares of SpinCo Common Stock to the holders of the Company Warrants that are entitled to receive such shares of SpinCo Common Stock in accordance with the terms of the Company Warrants.

ARTICLE IV

ADDITIONAL COVENANTS; FURTHER ASSURANCES

SECTION 4.1  Permits; Consents. On or prior to the Distribution Date, the Parties shall use their respective reasonable best efforts to (i) Transfer or cause to be Transferred any transferable SpinCo Permits which are held in the name of any member of the RemainCo Group, or in the name of any employee, officer, director, stockholder or agent of a member of the RemainCo Group, on behalf of the Company, to SpinCo, and (ii) obtain all consents with respect to any Contracts to the extent required in connection with the Distribution.

SECTION 4.2  Transitional Trademark Use.

(a) Except as expressly provided in this Section 4.2, (i) SpinCo and the SpinCo Group shall have no right, title, or interest in or to any RemainCo Marks, and (ii) the Company and the RemainCo Group shall have no right, title, or interest in or to any SpinCo Marks. Each Party hereby acknowledges and agrees that neither it nor its respective Group members shall acquire any goodwill, rights or benefits arising from their uses of the other Party’s Trademarks during the SpinCo Transition Period or the RemainCo Transition Period, as applicable, and that all such goodwill, rights and benefits shall inure solely to SpinCo and the SpinCo Group (with respect to the SpinCo Marks) or the Company and the RemainCo Group (with respect to the RemainCo Marks).

(b) As soon as reasonably practicable but in no event later than the end of: (i) the applicable SpinCo Transition Period, SpinCo shall, and shall cause the SpinCo Group to, use reasonable best efforts to cease any and all use of all RemainCo Marks or any variant thereof, whether used as a Trademark, as a Net Name or as a corporate or business name, and (ii) the applicable RemainCo Transition Period, the Company shall, and shall cause the RemainCo Group, to use reasonable best efforts to cease any and all use of all SpinCo Marks, whether used as a Trademark, as a Net Name or as a corporate or business name, from any and all public-facing assets, inventories, advertisements, communications, website content, other internet or electronic communication vehicles and other documents and materials of SpinCo or the Company, and their respective Groups and Parent, as applicable. Nothing in this Section 4.2(b) or in Section 4.2(c) shall preclude any uses of the Avidity Marks and other SpinCo Marks by Parent, the Company and the RemainCo Group, or uses of the RemainCo Marks by SpinCo and the SpinCo Group, that are required under applicable Law, including uses of the Avidity Marks and other SpinCo Marks, including the SpinCo Avidity Name (by Parent and the RemainCo Group) or the RemainCo Marks (by the SpinCo Group) in textual sentences in a nominative manner referencing the historical relationship between the Company and SpinCo (provided such historic references are factually accurate and not misleading), or uses of the Avidity Marks, the other SpinCo Marks or the RemainCo Marks, as applicable, in historical, tax, and similar records, or the retention, following the end of the SpinCo Transition Period (for the SpinCo Group) or the applicable RemainCo Transition Period (for Parent and the RemainCo Group), of any books, records, documents and other materials by the SpinCo Group or by Parent and the RemainCo Group, as applicable, which contain or display any of the RemainCo Marks or any Avidity Marks and other SpinCo Marks, as applicable, which are used solely for internal, historic or archival purposes, or uses or references to the SpinCo Marks or the RemainCo Marks, as applicable, in regulatory or corporate filings or for litigation or other legal purposes.

(c) Subject to the terms of Section 4.2(a) and Section 4.2(b), (i) SpinCo and the SpinCo Group hereby grant to the Parent, the Company and the RemainCo Group, a non-exclusive (but exclusive in the pharmaceutical field with respect to any corporate name or business name containing the term “Avidity” in conjunction with “Bio” or “Biosciences” or any variant of “Bio” or “Biosciences”), non-transferable (except as set forth in Section 4.2(e)), non-sublicensable (except as set forth in Section 4.2(f)), royalty-free, worldwide right and license to use the SpinCo Marks in connection with the RemainCo Business and the RemainCo Programs, including with any products and services that RemainCo may develop, commercialize and otherwise exploit following the Distribution Effective Time outside the Cardiovascular Field, and (ii) the Company and the RemainCo Group hereby grant to SpinCo and the SpinCo Group, on an “as is” basis, a non-exclusive, non-transferable (except as set forth in Section 4.2(e)), non-sublicensable (except as set forth in Section 4.2(f)), royalty-free, worldwide right and license to use the RemainCo Marks in connection with the SpinCo Business and the SpinCo Programs, solely during the SpinCo Transition Period (in the case of SpinCo and the SpinCo Group) and solely during the RemainCo Transition Period (in the case of the Parent, the Company and the RemainCo Group) and, in each case ((i) and (ii)), solely in the manner in which such SpinCo Marks or RemainCo Marks were used by the Company, in each respective Business (as applicable) within the twelve (12) month period prior to the Distribution Effective Time.

(d) As promptly as reasonably practicable, but in no event later than the expiration of the RemainCo Transition Period, RemainCo shall, and shall cause its Subsidiaries to, take all actions reasonably necessary to change the corporate or business name of each entity in the RemainCo Group that includes the term Avidity in its corporate or business name to a new corporate name or business name that does not include the term Avidity or any variant thereof.

(e) RemainCo may assign the license granted in Section 4.2(c), in whole or in part, in connection with a merger, consolidation, or sale of all or substantially all of, any portion of the RemainCo Assets to which the license relates.

(f) RemainCo and SpinCo may each sublicense the relevant licenses granted in Section 4.2(c), in whole or in part, to (i) its current and future Affiliates, (ii) its vendors, consultants, contractors, suppliers, and other third party service providers in connection with the RemainCo Business or SpinCo Business (as applicable), and (iii) its distributors, customers, and collaboration partners in connection with the distribution, licensing, offering and sale of the current and future products and services of the RemainCo Business or SpinCo Business (as applicable); provided, that RemainCo and SpinCo (as applicable) shall be responsible for compliance by any sublicensee to the terms and conditions set forth herein that are applicable to such sublicensee and provided that each sublicense granted by RemainCo or SpinCo (as applicable) shall terminate immediately upon expiration of the RemainCo Transition Period (for any RemainCo sublicensee) or the SpinCo Transition Period (for any SpinCo sublicensee).

(g) (i) SpinCo shall not, and shall cause each SpinCo Group member and each permitted sublicensees not to, use any of the RemainCo Marks in any manner that is reasonably likely to harm or impair the goodwill associated with the RemainCo Marks or RemainCo’s rights therein or compromise the validity of the RemainCo Marks and (ii) the Company shall not, and shall cause each RemainCo Group member and each permitted sublicensees not to, use any of the SpinCo Marks in any manner that is reasonably likely to harm or impair the goodwill associated with the SpinCo Marks or SpinCo’s rights therein or compromise the validity of the SpinCo Marks.

(h) RemainCo shall retain possession and control of the Avidity Bio Net Names and the Other Avidity Net Names during the RemainCo Transition Period. During the RemainCo Transition Period, RemainCo shall only use the Avidity Bio Net Names consistently with how such Net Names were used by the Company immediately prior to the Distribution Effective Time, or to include redirects for consumers to other Net Names as necessary to conduct the RemainCo Business and efficiently transition from the Avidity Bio Net Names and Other Avidity Net Names prior to expiration of the RemainCo Transition Period. Furthermore, during the RemainCo Transition Period, upon SpinCo’s request, RemainCo shall include on the Avidity Bio Net Names and Other Avidity Net Names such hyperlinks as SpinCo may reasonably request redirecting consumers to other Net Names of SpinCo relating to the SpinCo Business. At the end of the RemainCo Transition Period, Parent, the Company and the RemainCo Group shall cease any use of the Avidity Bio Net Names and the Other Avidity Net Names and RemainCo shall (i) assign to SpinCo the Avidity Bio Net Names, and (ii) either allow the Other Avidity Net Names to lapse or retain such Net Names for defensive purposes only, at its sole discretion.

(i) If, at any time from the date of this Agreement through the end of the RemainCo Transition Period, SpinCo undergoes a Change of Control Transaction, (i) RemainCo shall have the right (but not the obligation) to purchase the Avidity Marks, for a nominal fee to be agreed between the Parties, which fee shall not exceed the total application, prosecution and renewal costs incurred by SpinCo and not reimbursed by RemainCo in connection with the Avidity Marks between the Distribution Effective Time and the date of the Change of Control Transaction, if applicable, and (ii) RemainCo’s obligations under Section 4.2(h) shall no longer be effective, and for clarity, RemainCo shall no longer be required to transition (or allow to lapse, as applicable) the Avidity Bio Net Names or the Other Avidity Net Names to SpinCo.

(j) During the RemainCo Transition Period, and except as provided below, SpinCo shall have the sole right (but not the obligation) to initiate and control any enforcement action against a third party, or to control the defense of any third party claim, involving any of the Avidity Marks, at its sole cost and expense and using counsel of its choice; provided that, with respect to any third party enforcement action or any defense of a third party claim involving any “Avidity” (alone without any other words), “Avidity Bio” or “Avidity Biosciences” name or mark, SpinCo shall consult in good faith with RemainCo, and RemainCo shall have the right to provide input, on the overall strategy with respect to any such enforcement action or defense and SpinCo shall consider such input in good faith (and shall not unreasonably reject such input) and provided further that, if SpinCo should decline to enforce or defend within sixty (60) days (or such shorted period as may be required to comply with any legal or regulatory deadlines) of becoming aware of such third party infringement or claim, then RemainCo shall have the right (but not the obligation) to initiate and control any such enforcement action or to control any such defense, at its sole cost and expense and using counsel of its choice.

(k) Prior to the Distribution Effective Time, the Company shall expressly abandon the U.S. trademark applications for the marks consisting of “Avidity” and “On Point” ([***]) and shall file a new application for the mark “On Point and Design” (the same design as shown in [***]) (without “Avidity”) for the same goods and services covered by [***] and any such new application shall be deemed a RemainCo Mark.

SECTION 4.3  Intellectual Property Recordation. The Company and SpinCo shall, and shall cause any members of their respective Groups to, promptly after the Distribution Effective Time, but in no event later than forty-five (45) Business Days thereafter (the “Recordation Period”), sign and execute all additional documents and undertake all other actions reasonably required or advisable to effectuate and register the ownership of all Intellectual Property (a) owned by SpinCo, on the one hand, or (b) owned by the Company or any member of the RemainCo Group, on the other, that is intended to be transferred to the other Party or a member of the other Party’s Group, pursuant to Section 2.2, in the United States Patent and Trademark Office and United States Copyright Office and all foreign equivalents thereof; provided, that SpinCo shall be responsible for preparing, at its own cost, all such additional documents reasonably required or advisable to effectuate and register the ownership of all Intellectual Property and shall provide such documents to RemainCo at least fifteen (15) Business Days prior to the end of the Recordation Period. Without limiting the foregoing, except as set forth in the License Agreement and subject to the rights and licenses granted to the other Party under the License Agreement and herein, each of the Company and SpinCo acknowledges that, after the Distribution Effective Time, the other Party is free to maintain, abandon, sell or assign all such Intellectual Property at its sole discretion without any consent of such Party.

SECTION 4.4  Employee Matters.

(a) Transfer of Current Employees. As part of the Pre-Closing Reorganization, and not later than immediately prior to the Distribution Effective Time, RemainCo Group shall transfer and assign the employment of each SpinCo Employee to a member of the SpinCo Group (or a professional employer organization or employer of record engaged by a member of the SpinCo Group (an “EOR”)) in accordance with applicable Law. Notwithstanding the foregoing, if any SpinCo Employee is not actively at work for RemainCo Group as of the Distribution Effective Time by reason of receiving short-term or long-term disability benefits under a Company Employee Benefits Plan, or other approved leave with RemainCo Group, excluding paid-time off, vacation or similar leave (any such employee, an “Approved Leave Employee”), then such Approved Leave Employee shall remain employed by RemainCo Group. Thereafter, a member of the SpinCo Group (or an EOR) shall offer employment (such offer to comply with the requirements of Section 4.4(a)(i) below) to such Approved Leave Employee contingent upon and effective as of the date such Approved Leave Employee returns to active employment with the RemainCo Group, provided, that such date is within twelve (12) months of the Distribution Effective Time, and as of such date, such Approved Leave Employee shall be deemed a Transferred Employee. For any Approved Leave Employee, reference to the “Distribution Effective Time” herein shall be treated as references to the first date and time at which the applicable Approved Leave Employee’s employment commences with a member of the SpinCo Group. For the avoidance of doubt, the SpinCo Group (and any EOR) shall not have any obligation to offer employment to any Approved Leave Employee who does not return to active employment on or before the date that is twelve (12) months after the Distribution Date.

(i) Initial Employment Terms. For a period of twelve (12) months immediately following the Distribution Effective Time (or, if shorter, the date of employment termination of the relevant Transferred Employee), SpinCo shall, or shall cause its Affiliates or EOR to, provide each Transferred Employee with (a) a base salary or hourly wage rate and cash incentive compensation opportunities (excluding equity-based incentive opportunities) that are each no less favorable than such offered to such Transferred Employee immediately prior to the Distribution Effective Time, (b) employee benefits that are substantially comparable in the aggregate to the employee benefits (excluding equity and equity-based compensation or benefits, defined benefit pension benefits, nonqualified deferred compensation and post-employment welfare benefits (collectively, “Excluded Benefits”)) provided to the Transferred Employees immediately prior to the Distribution Effective Time, and (c) a primary work location at the same work location or another location within 50 miles thereof as was the case immediately prior to the Distribution Effective Time.

(ii) Employment Arrangements. SpinCo will assume and honor, or will cause a member of the SpinCo Group or an EOR to assume and honor, the employment and individual agreements set forth on Schedule J (including any severance obligations in respect of a Transferred Employee set forth therein), which Schedule J shall be updated from time to time prior to the Distribution Effective Time to include any employment or individual service provider agreement between any member of the RemainCo Group and individual who becomes a Transferred Employee.

(iii) Vacation and Paid Time Off. On the Distribution Date, the Company shall, or shall cause one of its Affiliates (other than a member of the SpinCo Group) to, pay all Transferred Employees for their accrued, unused vacation and paid time off through the Distribution Effective Time.

(iv) Certain Severance Reimbursements. In the event that a Current Employee at the executive level of any member of the RemainCo Group as of immediately following the Distribution Effective Time resigns from employment with RemainCo or any of its Affiliates (including, after the Effective Time, Parent and its Affiliates) under circumstances entitling such individual to severance payments or benefits or any accelerated payment of any deferred cash, retention, transaction or similar bonus or award (collectively, “Separation Benefits”) and commences employment with SpinCo within 24 months following the Effective Time, SpinCo shall reimburse RemainCo for the aggregate amount of the Separation Benefits within 30 days following such individual’s date of commencement of employment.

(v) Transition Employees. The Parties shall ensure that each employee listed on Schedule K (each such employee, a “Transition Employee”) shall not be a SpinCo Employee as of immediately prior to the Distribution Effective Time. A member of the SpinCo Group shall offer employment to each Transition Employee as of the end of the applicable transition period specified on Schedule K on terms and conditions consistent with this Section 4.4, and shall hire each such Transition Employee who accepts such offer of employment. Each Transition Employee who commences employment with the SpinCo Group shall be deemed a Transferred Employee as of the end of the applicable transition period. No Transition Employee who receives an offer of employment from a member of the SpinCo Group in accordance with this Section 4.4(a)(v) shall be eligible for severance benefits in connection with the termination of such Transition Employee’s employment with the RemainCo Group.

(vi) At-Will Status. Nothing in this Agreement shall create any obligation on the part of any member of the RemainCo Group or any member of the SpinCo Group or an EOR to (A) continue the employment of any individual or permit the return from a leave of absence for any period or (B) change the employment status of any individual from “at-will.”

(b) Benefit Plan Matters.

(i) Transferred Plans. Except as provided otherwise in the Transition Services Agreement, the Parties shall take any and all action as shall be necessary or appropriate such that, effective as of the Distribution Effective Time or as required by applicable Law, (i) the Company and each member of the RemainCo Group, to the extent applicable, shall cease to be a participating employer in any Transferred Plan and (ii) the Transferred Employees shall cease participation under any Company Employee Benefit Plan that is not a Transferred Plan.

(ii) COBRA. SpinCo or its Affiliates shall become responsible for compliance with the health care continuation requirements of COBRA or other similar state Law (and all associated costs and obligations) with respect to any Transferred Employee who incurs a “qualifying event” under COBRA or other similar law on or after the Distribution Effective Time. The Parties agree that neither the Distribution or any transfers of employment from the Company or its Subsidiaries to the SpinCo Group or an EOR that occur as contemplated by this Agreement shall constitute a “qualifying event” for purposes of COBRA.

(iii) Service Credit. SpinCo shall, or shall cause its Affiliates or an EOR to, credit each Transferred Employee with all service credited to such Transferred Employee by RemainCo (or any of RemainCo’s Affiliates which is a predecessor employer of such Transferred Employee) as of the Effective Time for purposes of eligibility, vesting, level of paid time off benefits and future paid time off accruals and for purposes of determining severance amounts, in each case other than (a) as would result in duplication of benefits for the same service period or (b) in connection with any Excluded Benefits. SpinCo shall, for the plan year of each Transferred Employee’s initial participation in welfare benefit plans maintained by SpinCo or its Affiliates (or an EOR) and offered to such Transferred Employee (“SpinCo Benefit Plans”), use reasonable best efforts to (a) waive, or cause to be waived, all pre-existing condition exclusions, evidence of insurability requirements, actively at work requirements, waiting periods and similar requirements under applicable SpinCo Benefit Plans to the same extent such requirements would not have been applicable to or were otherwise satisfied by such Transferred Employee (or the spouse or dependent thereof) prior to the Distribution Effective Time under an analogous Company Employee Benefit Plan, and (b) credit, or cause to be credited to, each Transferred Employee (or the spouse or dependent thereof) with all amounts paid prior to the Distribution Effective Time with respect to any Company Employee Benefit Plan which is a group health benefit plan for purposes of satisfying all applicable deductible, coinsurance, and out-of-pocket requirements under the analogous SpinCo Benefit Plan as if such amounts had been paid with respect to such SpinCo Benefit Plan.

(iv) 401(k). As of the Distribution Effective Time, Transferred Employees shall cease active participation in the Avidity Biosciences 401(k) Plan (the “401(k) Plan”). Prior to the Distribution Effective Time, the Company shall fully vest all employees of the Company and its Affiliates who participate in the 401(k) Plan in their account balances (to the extent not already fully vested).

(v) Establishment of Severance Plan. As of or prior to the Distribution Effective Time, SpinCo may, or may cause the members of the SpinCo Group to, establish the SpinCo Severance Plan (which shall be a Transferred Plan) to be effective with respect to qualifying terminations from the SpinCo Group following the Distribution Effective Time.

(c) Compensation Plans. The SpinCo Annual Incentive Plan shall be established following the Effective Time, depending on the date in which the Effective Time occurs, and shall have terms and opportunities that are comparable to those in effect as of immediately prior to the Effective Time under the corresponding Company Employee Benefit Plan; provided, (i) performance metrics under the SpinCo Annual Incentive Plan shall relate to the SpinCo Business, and (ii) SpinCo may modify the terms of the SpinCo Annual Incentive Plan as it deems necessary and appropriate to comply with applicable Laws.

(i) Generally. Prior to the Distribution, the Company shall take any action as shall be necessary or appropriate to provide that each outstanding Company Stock Option and Company RSU outstanding immediately prior to the Distribution shall remain outstanding following the Distribution and, upon the Effective Time, shall be treated in accordance with the terms of the Merger Agreement.

(ii) Short-Term Incentive Plans. SpinCo shall have full responsibility with respect to any Liabilities and the payment or performance of any obligation arising out of or relating to any 2026 annual cash bonus or other short-term cash incentive plan or program in which Transferred Employees participate (and, for the avoidance of doubt, shall retain responsibility for payment of the bonuses thereunder with respect to the entire 2026 calendar year); it being understood that (A) neither RemainCo nor any member of the RemainCo

Group will assume any Liabilities for any annual cash or other short-term cash incentive plan or program maintained or sponsored by SpinCo or its Subsidiaries following the Distribution and (B) neither SpinCo nor any member of the SpinCo Group will assume any Liabilities for any annual cash or other short-term cash incentive plan or program maintained or sponsored by RemainCo or its Subsidiaries following the Distribution (other than as provided for in this Section 4.4(c)(ii) with respect to Transferred Employees).

(iii) Establishment of New Equity Plans; Make Whole Awards. Prior to the Distribution Date, the Company and SpinCo shall cooperate to establish (i) an equity compensation plan (and forms of standard award and Make Whole Award agreements thereunder), which plan and standard award agreements (other than the Make Whole Award agreements) are intended to be substantially similar to the Company’s 2020 Incentive Award Plan (and the forms of award thereunder) and (ii) an employee stock purchase plan intended to comply with the requirements of Section 423 of the Code, which plan is intended to be substantially similar to the Company’s 2020 Employee Stock Purchase Plan. SpinCo shall adopt such plans, and the Company shall approve such plans as SpinCo’s sole shareholder, following the filing of the listing application by SpinCo pursuant to Section 3.6 and prior to the Distribution Effective Time; provided, that, except for the Make Whole Awards, no awards shall be granted under such equity compensation plan and no offering periods shall commence under such employee stock purchase plan prior to the Distribution Effective Time. After such adoption and approval, and prior to the Distribution Effective Time, the Company and SpinCo shall (i) take all steps necessary to register the equity compensation plan under the Securities Act on Securities and Exchange Commission Form S-8 or other appropriate form, (ii) after such registration, grant the Make Whole Awards to all holders of outstanding Company RSUs and Company Stock Options who are current service providers to SpinCo and its Affiliates (including the Company) as of such grant under the equity compensation plan; and (iii) provide evidence reasonably acceptable to Parent that the foregoing in clauses (i) and (ii) have been completed. “Make Whole Award” means an award evidencing the right to receive, for each share of Company Common Stock underlying a Company RSU or Company Stock Option held by the grantee as of the Distribution Record Date (other than the New Hire RSUs or any portion of the 2026 LTI Awards that is unvested as of the Distribution Date, each as defined in the Company Disclosure Letter attached to the Merger Agreement), whether vested or unvested, as of the date the Make Whole Award is granted, that number of shares of SpinCo Common Stock received per each share of Company Common Stock by holders of Company Common Stock in the Distribution, which Make Whole Award will be settled as soon as practicable after the Distribution Effective Time and for which any tax withholding will be satisfied through a mandatory “sell-to-cover” arrangement established by SpinCo for such purpose. The form of Make Whole Award agreement, and applicable provisions of the equity compensation plan, shall be subject to advance review and approval by Parent (not to be unreasonably withheld, conditioned or delayed).

(d) Individual Arrangements. SpinCo acknowledges and agrees that it shall have full responsibility with respect to any Liabilities and the payment or performance of any obligations arising out of or relating to any employment, consulting, non-competition, retention or other compensatory arrangement entered into between any member of the SpinCo Group and any Transferred Employee.

(e) Visas; Work Permits. If any Transferred Employee requires a visa, work permit or employment pass or other approval for his or her employment to transfer or continue with SpinCo Group (or an EOR) following the Distribution Date, RemainCo shall, prior to the Distribution Date, provide assistance as reasonably requested by SpinCo in connection with ensuring necessary applications are promptly made and securing the necessary visa, permit, pass or other approval effective as of the Distribution Date.

(f) Contingent Labor. Prior to the Distribution Date, RemainCo shall use reasonable best efforts to (i) make individual natural person independent contractors exclusively related to the SpinCo Business and directly engaged by any member of the RemainCo Group available to SpinCo and cooperate in transferring such contractors to SpinCo or its Affiliate, and (ii) make any individual natural person independent contractors related to the both the SpinCo Business and the RemainCo Business and directly engaged by any member of the RemainCo Group available to SpinCo for the purpose of such contractors entering into arrangements with

SpinCo or its Affiliate, provided, that any such arrangement does not interfere with such individual natural person independent contractor’s provision of services to the RemainCo Group. Prior to the Distribution Date, RemainCo shall (i) provide to SpinCo contact information for third-party service providers providing contingent personnel exclusively to the SpinCo Business and reasonably cooperate in identifying and transferring such contingent workforce to the extent requested by SpinCo, and (ii) provide to SpinCo contact information for third-party service providers providing contingent personnel related to both the SpinCo Business and the RemainCo Business for the purpose of such third-party service providers entering into arrangements with SpinCo or its Affiliate, provided, that any such arrangement does not interfere with such contingent personnel’s provision of services to the RemainCo Group.

(g) Cooperation; Personnel Records; Data Sharing. At all times following the Distribution Effective Time, the Parties shall, or shall cause any member of their respective Groups to, cooperate in good faith as reasonably necessary to facilitate the administration of the Transferred Plans, as applicable, and the resolution of related employee benefit claims, including with respect to the provision of employee-level information necessary for the other Party to manage, administer, finance and file required reports with respect to such administration. The Parties shall, or shall cause any member of their respective Groups to, use reasonable best efforts to provide each other such records and information as reasonably necessary or appropriate to carry out their obligations under applicable Law, this Agreement, or for the purposes of administering the Transferred Plans, as applicable, as soon as reasonably practicable after the Distribution Effective Time or upon prior written request by the other Party. All information and records regarding employment and personnel matters of Transferred Employees shall be accessed, retained, held, used, copied and transmitted after the Distribution Date by the Parties in accordance with all applicable Laws relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records.

(h) Director Obligations. The Company shall retain responsibility for the payment of any cash fees payable in respect of service on the Company Board that are payable but not yet paid as of the Distribution (which amounts, for the avoidance of doubt, shall be calculated on a pro-rated basis to reflect the period of service through the Distribution Date), and SpinCo shall have no responsibility for any such payments.

(i) Confidentiality and Other Restrictive Covenant Agreements. The Company agrees that, following the Distribution Effective Time, the Company shall not, and shall cause its Affiliates to not, seek to enforce the terms of any Avidity Employee Invention Assignment and Confidentiality Agreement between any member of the RemainCo Group and a Transferred Employee (collectively, “RCAs”) with respect to any such Transferred Employee’s right to be employed by or provide services to the SpinCo Group; provided that nothing in this Section 4.4(i) shall require the Company to, or to cause any of its Affiliates to, waive, or shall be deemed to relieve any Transferred Employee from, any (i) any obligations of confidentiality or nonuse of the Company’s Confidential Information (except with respect to the use and disclosure of Confidential Information to the extent related to the SpinCo Business in connection with the SpinCo Business or as otherwise permitted by this Agreement, the License Agreement, the Transition Services Agreement or the Occupancy License Agreement), (ii) obligations not to solicit any employees of the Company or its Subsidiaries who SpinCo is not permitted to solicit under Section 4.6, or (iii) invention assignment provisions with respect to the RemainCo Business. In addition, to the extent any SpinCo Employee breaches or threatens to breach an RCA in a manner that is harmful to the SpinCo Business following the Distribution Effective Time, the Company agrees that if the Company or its applicable Affiliates does not enforce such RCA against such SpinCo Employee, it shall, and shall cause its applicable Affiliate to, assign the right, but not the obligation, for SpinCo or any member of the SpinCo Group to enforce such SpinCo Employee’s RCAs with respect to such breach or threatened breach.

(j) Workers Compensation. SpinCo shall be responsible for all claims for workers compensation benefits that are incurred on or after the Distribution Effective Time by any Transferred Employee and RemainCo Group shall be responsible for all claims for workers compensation benefits that are incurred prior to the Distribution Effective Time by any of the Current Employees of the Company or any of its Affiliates; provided that if a Workers Compensation Event (as defined below) occurs over a period both preceding and following the Distribution Effective Time, the claim shall be the joint responsibility and liability of SpinCo and the RemainCo Group and shall be equitably apportioned between SpinCo and the RemainCo Group based upon the relative periods of time that the Workers Compensation Event transpired preceding and following the Distribution Effective Time. A claim for workers compensation benefits shall be deemed to be incurred when the event giving rise to the claim (the “Workers Compensation Event”) occurs.

(k) No Third Party Beneficiaries. No provision of this Agreement shall be construed to create any third-party right to any Person, including compensation or benefits on the part of any Current Employee or other future, present, or former employee of any member of the SpinCo Group or RemainCo Group under any Company Employee Benefit Plan, Transferred Plan or otherwise. This Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns. No provision in this Agreement shall modify or amend any other agreement, plan, program, or document. Nothing in this Agreement is intended to confer upon any Current Employee or former employee or service provider of SpinCo, the Company or either of their respective Subsidiaries or Affiliates (or an EOR) any right to continued employment or service, or any recall or similar rights to an individual on layoff or any type of approved leave.

SECTION 4.5  Release of Liens. The Company shall, at its sole cost and expense, use reasonable best efforts to cause any Lien on any SpinCo Asset that serves as collateral or security for any Liability of any member of the RemainCo Group to be unconditionally released and discharged (any such unconditional release and discharge, a “Discharge”) prior to the Distribution. If any such Lien is not so Discharged prior to the Distribution, the Company shall, at its sole cost and expense, use reasonable best efforts to cause such Lien to be Discharged as promptly as reasonably possible thereafter. Any loss of, or Liabilities resulting from restrictions on the use of, the underlying asset arising from the failure of any such Lien to be Discharged shall constitute a RemainCo Liability.

SECTION 4.6  No Solicit. None of RemainCo, SpinCo or any member of their respective Groups shall, for a period of [***] from the Effective Time, without the prior written consent of the other Party, directly or indirectly, recruit or solicit, any person who is an employee of the other Party or its Subsidiaries or induce, or attempt to induce, any such employee to terminate his or her employment with, or otherwise cease his or her relationship with, the other Party or its Subsidiaries; provided, however, that (i) nothing in this Section 4.6 shall be deemed to prohibit any general solicitation for employment through advertisements and search firms not specifically directed at employees of such other Party or any hiring as a result thereof, (ii) the prohibitions of this Section 4.6 shall not apply with respect to employees who have been terminated by a Party or its Subsidiaries or who have not been employed by a Party or its Subsidiaries for at least 180 days, and (iii) nothing in this Section 4.6 shall be deemed to prohibit any member of the SpinCo Group from offering employment to a Transition Employee in accordance with Section 4.4(a)(v). The Parties agree that irreparable damage may occur in the event that the provisions of this Section 4.6 were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 4.7  Insurance Matters.

(a) From and after the Effective Time, with respect to any Losses, damages and Liabilities incurred by any member of the SpinCo Group arising out of or resulting from an occurrence or any actual or alleged act, omission, breach or error that took place prior to the Effective Time, RemainCo will provide SpinCo with access to, and SpinCo may, upon ten (10) Business Days’ prior written notice to RemainCo, make claims under, the Company’s historical policies of insurance, but solely to the extent that such policies provided coverage for such members of the SpinCo Group prior to the Effective Time; provided, that such access to, and the right to make claims under, such insurance policies, shall be subject to the terms and conditions of such insurance policies, including any limits on coverage or scope, any deductibles and other fees and expenses, and shall be subject to the following additional conditions:

(i) SpinCo shall report any claim in writing to RemainCo, as promptly as is reasonably practicable, and in any event in sufficient time so that such claim may be made and managed by RemainCo in accordance with the Transition Services Agreement and RemainCo’s claim reporting procedures in effect immediately prior to the Effective Time (or in accordance with any modifications to such procedures after the Effective Time communicated by the Company to SpinCo in writing);

(ii) SpinCo and the members of the SpinCo Group shall solely bear and be liable for (and neither the Company nor any members of the RemainCo Group shall have any obligation to repay or reimburse SpinCo or any member of the SpinCo Group for), and shall indemnify, hold harmless and reimburse the Company and the members of the RemainCo Group for, any deductibles, self-insured retentions, fees and expenses of any kind to the extent resulting from any access to, or any claims made by SpinCo or any other members of the SpinCo Group under any insurance provided pursuant to this Section 4.7(a), including any indemnification payments under Article V, settlements, judgments, legal fees and allocated claims expenses and claim handling fees, whether such claims are made by members of the SpinCo Group, its employees or Third Parties; and

(iii) SpinCo shall solely bear and be liable for (and neither the Company nor any members of the RemainCo Group shall have any obligation to repay or reimburse SpinCo or any member of the SpinCo Group for) all excluded, uninsured, uncovered, unavailable or uncollectible amounts of all such claims made by SpinCo or any member of the SpinCo Group under the policies as provided for in this Section 4.7(a). In the event an insurance policy aggregate limit is exhausted, or believed likely to be exhausted, due to noticed claims, the SpinCo Group, on the one hand, and the RemainCo Group, on the other hand, shall be responsible for their pro rata portion of the reinstatement premium, if any, based upon the Losses of such Group submitted to the Company’s insurance carrier(s) (including any submissions prior to the Effective Time). To the extent that the RemainCo Group or the SpinCo Group is allocated more than its pro rata portion of such premium due to the timing of Losses submitted to the Company’s insurance carrier(s), the other Party shall promptly pay the first Party an amount so that each Group has been properly allocated its pro rata portion of the reinstatement premium. Subject to the following sentence, the Company may elect not to reinstate the policy aggregate limit. In the event that, at any time prior to the Effective Time, the Company elects not to reinstate the policy aggregate limit, it shall provide prompt written notice to SpinCo, and SpinCo may direct the Company in writing to, and the Company shall, in such case, reinstate the policy aggregate limit; provided, that SpinCo shall be responsible for all reinstatement premiums and other costs associated with such reinstatement.

(b) Except as provided in Section 4.7(a), from and after the Effective Time, neither SpinCo nor any member of the SpinCo Group shall have any rights to or under any of the insurance policies of the Company or any other member of the RemainCo Group. At the Effective Time, SpinCo shall, unless it has obtained the prior written consent of the Company, have in effect all insurance programs obligations required to comply with SpinCo’s contractual obligations and such other insurance policies required by Law or as reasonably necessary or appropriate for companies operating a business similar to SpinCo’s. Such insurance programs may include but are not limited to general liability, commercial auto liability, worker’s compensation, employer’s liability, product/completed operations liability, pollution legal liability, surety bonds, professional services liability, property, cargo, employment practices liability, employee dishonesty/crime, directors’ and officers’ liability, fiduciary liability and cyber liability.

(c) Neither SpinCo nor any member of the SpinCo Group, in connection with making a claim under any insurance policy of the Company or any member of the RemainCo Group pursuant to this Section 4.7, shall take any action that would be reasonably likely to: (i) have an adverse impact on the then-current relationship between the Company or any member of the RemainCo Group, on the one hand, and the applicable insurance company, on the other hand; (ii) result in the applicable insurance company terminating, conditioning, or reducing coverage, or increasing the amount of any premium owed by the Company or any member of the RemainCo Group under the applicable insurance policy; or (iii) otherwise compromise, jeopardize or interfere with the rights of the Company or any member of the RemainCo Group under the applicable insurance policy.

(d) All payments and reimbursements by SpinCo pursuant to this Section 4.7 will be made within thirty (30) days after SpinCo’s receipt of an invoice therefor from the Company. If the Company incurs costs to enforce SpinCo’s obligations herein, SpinCo agrees to indemnify and hold harmless the Company for such enforcement costs, including reasonable, documented attorneys’ fees. The Company shall retain the exclusive right to control its insurance policies and programs, including the right to exhaust, settle, release, commute, buy back or otherwise resolve disputes with respect to any of its insurance policies and programs and to amend, modify or waive any rights under any such insurance policies and programs, notwithstanding whether any such policies or programs apply to any SpinCo Liabilities or claims SpinCo has made or could make in the future, and no member of the SpinCo Group shall erode, exhaust, settle, release, commute, buyback or otherwise resolve disputes with the Company’s insurers with respect to any of the Company’s insurance policies and programs, or amend, modify or waive any rights under any such insurance policies and programs. SpinCo shall cooperate with the Company and share such information as is reasonably necessary in order to permit the Company to manage and conduct its insurance matters as it deems appropriate, including with respect to (i) any claims made pursuant to Section 4.7(a) and the management thereof, (ii) any policy premium adjustments with respect to the Company’s historical policies of insurance, in each case to the extent that such policies provided coverage for members of the SpinCo Group prior to the Effective Time, and (iii) the release of any and all Company surety bonding obligations to the extent related to any such insurance policies described in clause (ii). Neither the Company nor any of the members of the RemainCo Group shall have any obligation to secure extended reporting for any claims under any insurance policies of the Company or any member of the RemainCo Group for any acts or omissions by any member of the SpinCo Group incurred prior to Effective Time.

(e) This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a Contract of insurance and shall not be construed to waive any right or remedy of any member of the RemainCo Group in respect of any insurance policy or any other Contract or policy of insurance.

(f) SpinCo does hereby, for itself and each other member of the SpinCo Group, agree that no member of the RemainCo Group shall have any Liability whatsoever as a result of the insurance policies and practices of the Company and the members of the RemainCo Group as in effect at any time, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

SECTION 4.8  Further Assurances.

(a) In addition to and without limiting the actions specifically provided for elsewhere in this Agreement, including Section 2.3, each of the Parties shall cooperate with each other and use (and shall cause its respective Subsidiaries and Affiliates to use) reasonable best efforts, at and after the Distribution Effective Time, to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part under applicable Law or contractual obligations to consummate and make effective the transactions contemplated by this Agreement, the License Agreement, the Transition Services Agreement and the Occupancy License Agreement.

(b) Without limiting the foregoing, from and after the Distribution Effective Time, each Party shall cooperate with the other Party, subject to Section 2.3, to execute and deliver, or use reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment, Transfer or title, and to make all filings with, and to obtain all consents or approvals of, and provide any notices to, any Governmental Authority or other Person under any permit, license, Contract, agreement, indenture or other instrument, and to take all such other actions as such Party may reasonably be requested to be taken by the other

Party from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the Transfers of the applicable Assets and the assignment and assumption of the applicable Liabilities and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each Party shall, subject to Section 2.3, take such other actions as may be reasonably necessary to vest in such other Party such title and such rights as possessed by the transferring Party to the Assets allocated to such other Party, free and clear of any Liens, other than any Permitted Liens.

(c) At or prior to the Distribution Effective Time, the Company and SpinCo in their respective capacities as stockholders of the members of their Groups, shall each ratify any actions which are reasonably necessary or appropriate to be taken by the Company, SpinCo or any of the members of their respective Groups, as the case may be, to the extent necessary to effectuate the transactions contemplated by this Agreement, the License Agreement, the Transition Services Agreement and the Occupancy License Agreement.

(d) At or prior to the Distribution Effective Time, each of the Company and SpinCo shall enter into, or (where applicable) shall cause a member or members of their respective Group (as applicable) to enter into any Contracts in respect of the Distribution necessary to effectuate the transactions contemplated by this Agreement, the License Agreement, the Transition Services Agreement or the Occupancy License Agreement.

SECTION 4.9  Technology Transfer. Subject to the License Agreement, as soon as reasonably practicable, but in no event later than nine (9) months following the Distribution Effective Time, the Company, together with RemainCo Group, shall complete or cause to be completed, the transfer to SpinCo and the SpinCo Group all tangible embodiments of the SpinCo Assets, including all trade secrets, know-how and any other confidential or proprietary information that constitutes, embodies or is otherwise included in the SpinCo Intellectual Property, in accordance with the provisions thereof.

SECTION 4.10  Permitted Third Party Sale. If a definitive agreement is entered into by the Company for a Permitted Third Party Sale and such sale is subsequently consummated, then, from and after such Sale, notwithstanding anything to the contrary in this Agreement:

(a) References to the Distribution shall be deemed to be references to the Sale, including for purposes of the Distribution Date and Distribution Effective Time.

(b) (i) The obligations under Section 5.9 and Section 5.7(c) shall no longer apply to the Company, SpinCo or any of their respective Affiliates; (ii) Section 5.7(f) shall apply to the Company, SpinCo or any of their respective Affiliates only for the relevant taxable periods (or portions thereof) ending on or prior to the date of the Permitted Third Party Sale; and (iii) for purposes of Section 5.6(b), Company Indemnified Taxes and SpinCo Indemnified Taxes shall be determined on a separate return basis, and not on a Consolidated Return basis, unless the Company has made an election to file a Consolidated Return that includes SpinCo.

(c) The obligations set forth in Article III, including the Distribution of SpinCo by the Company to its stockholders, shall cease to apply.

SECTION 4.11  No Amendments to Third Party Agreements. The Company, SpinCo or any of their Affiliates or successors shall not, without the prior written consent of Parent, terminate, modify or amend, or waive, release or assign any rights, obligations or claims under the Third Party Agreements, in any manner reasonably expected to adversely affect the RemainCo Business or RemainCo’s or Parent’s rights in connection therewith or related thereto. To the extent that the Company, SpinCo or any of their Affiliates or successors, as applicable, determines that a modification or amendment thereto is reasonably required, the Company, SpinCo or the applicable Affiliate or successor, as applicable, shall (a) promptly deliver to Parent a written notice describing in reasonable detail the scope, terms, and conditions of the proposed modification or amendment and requesting Parent’s consent thereto, and (b) consult with Parent in good faith and consider Parent’s views and comments with respect to such modification or amendment.

SECTION 4.12  Data and Materials Separation.

(a) As promptly as practicable (and, in any event, no later than 20 Business Days) after the date hereof, the Company, SpinCo and Parent shall use reasonable best efforts to agree upon a data and materials separation plan (the “Data and Materials Separation Plan”), pursuant to which the Parties and Parent shall (i) jointly review and determine which of the data, books, records, files, work papers, laboratory notebooks or other documents (whether in tangible or electronic form, but excluding the Commingled Contracts, which are addressed in Section 2.2(b)), inventories and biological or research materials (including mouse models, antibody libraries, samples, clones, cell lines and assays), whether in possession of the Company, SpinCo or a Third Party, included within the RemainCo Assets or the SpinCo Assets are (A) exclusively related to the RemainCo Business, (B) exclusively related to the SpinCo Business or (C) related to both the RemainCo Business and the SpinCo Business (the assets described in this clause (C), the “Commingled Assets”) and (ii) with respect to the Commingled Assets, determine each of RemainCo’s and SpinCo’s respective possession of, and rights of access to, such Commingled Assets (which will include the determination of appropriate redactions to ensure that each Party does not have access to data, information or such assets to the extent related to the other Party’s Business). The Data and Materials Separation Plan will provide that, in the event of any disagreement regarding the determinations in accordance with the foregoing clause (i) or (ii), the Parties and Parent would engage one or more independent Third Parties (as designated in the Data and Materials Separation Plan) to resolve such disagreements. RemainCo shall retain possession of each Commingled Asset from and after completion of the Pre-Closing Reorganization unless and until the Parties and Parent determine, pursuant to the Data and Materials Separation Plan, that SpinCo should possess such Commingled Asset, at which time the Data and Materials Separation Plan will provide for RemainCo to furnish SpinCo with a copy or portion of any such Commingled Asset (which may, in the case of documents, be redacted or, in the case of other assets, separated, to the extent related to the RemainCo Business in accordance with the Data and Materials Separation Plan).

(b) The Parties and Parent shall use their respective reasonable best efforts to (i) implement the actions set forth in the Data and Materials Separation Plan prior to the Distribution Effective Time (or, in the case of SpinCo Assets delivered pursuant to Section 4.9, as promptly as practicable following the date of delivery of such assets) and (ii) from and after the Distribution Effective Time, comply with the requirements under the Data and Materials Separation Plan with respect to the maintenance of Commingled Assets that by their nature cannot be fully disentangled. The Commingled Assets, (x) to the extent related to the RemainCo Business, shall constitute Confidential Information of the Company and (y) to the extent related to the SpinCo Business, shall constitute Confidential Information of SpinCo.

ARTICLE V

INDEMNIFICATION; RELEASE

SECTION 5.1  Release of Pre-Distribution Claims.

(a) Except (i) as provided in Section 5.1(b), (ii) as may be otherwise expressly provided in this Agreement, the Merger Agreement, the License Agreement or in the Transition Services Agreement or the Occupancy License Agreement, and (iii) for any matter for which any Indemnified Party is entitled to indemnification pursuant to this Article V, each Party (A) on behalf of itself and each member of its Group, and to the extent permitted by Law, all Persons who at any time prior to the Distribution were stockholders, directors, officers, agents or employees of any member of its respective Group (in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns, does hereby, irrevocably but effective at the time of and conditioned upon the occurrence of the Distribution, and at the time of the Distribution shall, remise, release and forever discharge the other Party and the other members of such other Party’s Group and their respective successors and all Persons who at any time prior to the Distribution were stockholders, directors, officers, agents or employees of any member of such other Party’s Group (in their capacity as such), in each case, together with their respective heirs, executors, administrators, successors and assigns from any and all Liabilities whatsoever, whether at Law or in equity, whether arising under any Contract, by operation of Law or otherwise, in each case, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution, including in connection with the Pre-Closing Reorganization, Distribution or any of the other transactions contemplated hereunder, under the License Agreement, under the Transition Services Agreement and under the Occupancy License Agreement and (B) in any event will not, and will cause its respective Subsidiaries not to, bring any Proceeding or claim against any member of the other Group in respect of such Liabilities. Each Party hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and further agrees that this release has been negotiated and agreed upon in light of that awareness.

(b) Nothing contained in Section 5.1(a) shall impair or otherwise affect any right of either Party and, as applicable, a member of such Party’s Group, or Parent or its Affiliates, to enforce this Agreement, the Merger Agreement, the License Agreement, the Transition Services Agreement, the Occupancy License Agreement or any agreements, arrangements, commitments or understandings contemplated in this Agreement, the Merger Agreement, the License Agreement, the Transition Services Agreement or the Occupancy License Agreement to continue in effect after the Effective Time. In addition, nothing contained in Section 5.1(a) shall release any Person from:

(i) any Liability assumed, Transferred or allocated to a Party or a member of such Party’s Group pursuant to or contemplated by, or any other Liability of any member of such Group under, this Agreement, the Merger Agreement, the License Agreement, the Transition Services Agreement or the Occupancy License Agreement including (A) with respect to the Company or any of its Affiliates, any RemainCo Liability and (B) with respect to SpinCo or any of its Affiliates, any SpinCo Liability;

(ii) any Liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done by a member of one Group or its Affiliates at the request or on behalf of a member of the other Group or its Affiliates;

(iii) any Liability provided in or resulting from any other Contract or understanding that is entered into after the Distribution Effective Time between any Party (or a member of such Party’s or Parties’ Group or any of their respective Affiliates), on the one hand, and the other Party (or a member of such other Party’s Group or any of their respective Affiliates), on the other hand;

(iv) any Liability that the Parties may have with respect to indemnification pursuant to this Agreement, the Merger Agreement, the, License Agreement, Transition Services Agreement, the Occupancy License Agreement or otherwise for claims brought against the Parties by other Persons, which Liability shall be governed by the provisions of this Article V and, if applicable, the appropriate provisions of the Merger Agreement, the License Agreement, the Transition Services Agreement or the Occupancy License Agreement; and

(v) any Liability the release of which would result in a release of any Person other than the Persons released in Section 5.1(a); provided, that the Parties agree not to bring any Proceeding or permit any other member of their respective Group to bring any Proceeding against a Person released in Section 5.1(a) with respect to such Liability.

(c) Nothing contained in Section 5.1(a) shall release the Company from indemnifying any director, officer or employee of SpinCo who was a director, officer or employee of the Company or any of its Affiliates prior to the Distribution Effective Time or the Effective Time, as the case may be, solely in their respective capacities with respect to the Company or its Affiliates prior to the Distribution Effective Time or Effective Time, as the case may be, to the extent such director, officer or employee is or becomes a named defendant in any Proceeding with respect to which he or she was entitled to such indemnification pursuant to then-existing obligations; it being understood that if the underlying obligation giving rise to such Proceeding is a SpinCo Liability (other than any Proceeding arising out of the Merger), SpinCo shall indemnify the Company and its Affiliates for such Liability (including the Company’s costs to indemnify the director, officer or employee) in accordance with the provisions set forth in this Article V. Nothing contained in Section 5.1(a) shall release any person who is or was a director, officer or employee of the Company or any of its Affiliates prior to the Distribution Effective Time or the Effective Time, as the case may be, solely in their respective capacities with respect to the Company or its Affiliates prior to the Distribution Effective Time or Effective Time, as the case may be, solely to the extent such director, officer or employee is not entitled to be indemnified by the Company or its applicable Affiliate for such Liability under Delaware Law or the Company’s or such applicable Affiliate’s organizational documents.

(d) Each Party shall not, and shall not permit any member of its Group to, make any claim, demand or offset, or commence any Proceeding asserting any claim or demand, including any claim of contribution or any indemnification, against the other Party or any member of the other Party’s Group, or any other Person released pursuant to Section 5.1(a), with respect to any Liabilities released pursuant to Section 5.1(a).

(e) It is the intent of each Party, by virtue of, and in accordance with, the provisions of this Section 5.1, to provide, to the fullest extent permitted by applicable Law, for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed at or before the Effective Time, whether known or unknown, between or among either Party (or a member of such Party’s Group), on the one hand, and the other Party (or a member of such other Party’s Group), on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members at or before the Effective Time), except as specifically set forth in this Section 5.1. At any time, at the reasonable request of the other Party, each Party shall cause each member of its respective Group and, to the extent practicable, each other Person on whose behalf it released Liabilities pursuant to this Section 5.1 to execute and deliver releases, to the fullest extent permitted by applicable Law, reflecting the provisions hereof.

(f) Each of RemainCo and SpinCo, each on behalf of itself and its Subsidiaries, hereby waives any claims, rights of termination and any other rights under any Contract by and between or among any member of the RemainCo Group or the SpinCo Group, related to or arising out of the Distribution (including with respect to any “change of control” or similar provision or from any Party no longer being an Affiliate of the other Party, and agrees that any change in rights or obligations that would automatically be effective as a result thereof be deemed amended to no longer apply).

SECTION 5.2  Indemnification by the Company. Except as otherwise specifically set forth in any provision of this Agreement, from and after the Distribution Date, the Company agrees to indemnify, defend and hold harmless the SpinCo Indemnitees from and against any and all Losses of the SpinCo Indemnitees to the extent arising out of, by reason of or otherwise in connection with (i) the RemainCo Liabilities, (ii) the failure of the Company or any other member of the RemainCo Group or any other Person to pay, perform or otherwise promptly discharge any RemainCo Liabilities, whether prior to, at or after the Distribution Effective Time, (iii) any breach by any member of the RemainCo Group of this Agreement, (iv) except to the extent it relates to SpinCo Liabilities, any guarantee, indemnification obligation, surety bond or other credit support agreement, arrangement, commitment or understanding to the extent discharged or performed by RemainCo or any of its Affiliates for the benefit of SpinCo or any of its Affiliates that survives the Distribution Effective Time, (v) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information supplied by Parent or Merger Sub in writing expressly for inclusion in the Spin-Off Registration Statement, the related Information Statement or the Proxy Statement (including any amendments or supplements), or any other filings with the SEC made in connection with the transactions contemplated by this Agreement, (vi) any Liabilities of the

SpinCo Indemnitees relating to, arising out of or resulting from claims by any holders of common stock of the Company, in their capacity as such, in connection with the Distribution, except to the extent relating to, arising out of or resulting from existing agreements between such holders and any SpinCo Indemnitees, and (vii) any Company Indemnified Taxes. This Section 5.2 shall apply with respect to any Taxes solely to the extent such Taxes constitute Company Indemnified Taxes and in no event shall the Company be required to indemnify, defend and hold the SpinCo Indemnitees harmless from and against any and all Losses to the extent such Losses relate to Taxes that are not Company Indemnified Taxes.

SECTION 5.3  Indemnification by SpinCo. Except as otherwise specifically set forth in any provision of this Agreement, from and after the Distribution Date, SpinCo agrees to indemnify, defend and hold harmless the RemainCo Indemnitees from and against any and all Losses of the RemainCo Indemnitees to the extent arising out of, by reason of or otherwise in connection with (i) the SpinCo Liabilities; provided, that SpinCo shall have no obligation to indemnify the RemainCo Indemnitees to the extent any Losses incurred by SpinCo result from RemainCo’s breach of any obligation to SpinCo under the License Agreement and to the extent such breach either constitutes or causes a breach by SpinCo under the Third Party Agreement identified in Section 1.1(a)(1) of the Company Disclosure Letter to the Merger Agreement, (ii) the failure of SpinCo or any other member of the SpinCo Group or any other Person to pay, perform or otherwise promptly discharge any SpinCo Liabilities, whether prior to, at or after the Distribution Effective Time, (iii) any breach by any member of the SpinCo Group of this Agreement, (iv) except to the extent it relates to RemainCo Liabilities, any guarantee, indemnification obligation, surety bond or other credit support agreement, arrangement, commitment or understanding to the extent discharged or performed by SpinCo or any of its Affiliates for the benefit of RemainCo or any of its Affiliates that survives the Distribution Effective Time, (v) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Spin-Off Registration Statement, the related Information Statement or the Proxy Statement (including any amendments or supplements) or any other filings with the SEC made in connection with the transactions contemplated by this Agreement (but excluding any such Liabilities to the extent relating to information supplied by Parent or Merger Sub in writing expressly for inclusion in the Spin-Off Registration Statement, the related Information Statement, the Proxy Statement or such other filings), (vi) any Liabilities of the RemainCo Indemnitees relating to, arising out of or resulting from claims by any holders of common stock of SpinCo, in their capacity as such, in connection with the Distribution, (vii) any Liabilities of the RemainCo Indemnitees incurred in connection with RemainCo’s performance of the services described in Section D of Schedule B to the Transition Services Agreement (including any Liabilities arising under non-cancellable commitments pursuant to the CMO Agreements, including related statements of work, used in connection with the provision of such services), except to the extent of any Liability of RemainCo under Section 6.2 of the Transition Services Agreement in connection with RemainCo’s performance of such services; and (viii) any SpinCo Indemnified Taxes. This Section 5.3 shall apply with respect to any Taxes solely to the extent such Taxes constitute SpinCo Indemnified Taxes and in no event shall SpinCo be required to indemnify, defend and hold harmless the RemainCo Indemnitees from and against any and all Losses to the extent such Losses relate to Taxes that are not SpinCo Indemnified Taxes. Notwithstanding anything to the contrary herein, in no event shall SpinCo be required to indemnify, defend or hold harmless the RemainCo Indemnitees from and against any Losses to the extent such Losses relate to the matters set forth in Section 1.1(a)(i) of the Company Disclosure Letter to the Merger Agreement.

SECTION 5.4  Claims.

(a) If a claim or demand is made by a Third Party (a “Third Party Claim”) against a SpinCo Indemnitee or a RemainCo Indemnitee (each, an “Indemnified Party”) as to which such Indemnified Party is entitled to indemnification pursuant to this Agreement, such Indemnified Party shall notify the Party which is or may be required pursuant to Section 5.2 or Section 5.3 to make such indemnification (the “Indemnifying Party”) in writing, and in reasonable detail (a “Claim Notice”). The Claim Notice shall be given promptly after the Indemnified Party becomes aware of the facts indicating that a claim for indemnification may be warranted and shall state in reasonable detail (to the extent known) the nature and amount of the claim. The failure of the Indemnified Party to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations under this Article V, except to the extent that the Indemnifying Party is actually and materially prejudiced by the failure to give such Claim Notice.

(b) If a Claim Notice relates to a Third Party Claim, the Indemnifying Party may, through counsel of its own choosing and reasonably satisfactory to the Indemnified Party, assume the defense and investigation of such Third Party Claim; provided, that the Indemnified Party shall be (i) entitled to participate in any such defense with counsel of its own choice at its own expense and (ii) entitled to participate in any such defense with counsel of its own choice at the expense of the Indemnifying Party if representation of both Parties by the same counsel creates a conflict of interest under applicable standards of professional conduct; provided, further, that, notwithstanding the foregoing clauses (i) and (ii), if any RemainCo Indemnitee asserts a claim under Section 5.3(v), the applicable Indemnified Parties shall be entitled to participate in any defense of such claim with counsel of their own choice at the expense of the Indemnifying Party. In any event, if the Indemnifying Party fails to take reasonable steps necessary to defend diligently the Proceeding within thirty (30) days after receiving a Claim Notice with respect to the Third Party Claim, the Indemnified Party may assume such defense, and the fees and expenses of its attorneys will be covered by the indemnity provided for in this Article V. The Indemnifying Party shall not, without the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise any pending or threatened Third Party Claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Proceeding) or consent to the entry of any judgment (i) which does not, to the extent that an Indemnified Party may have any Liability with respect to such Proceeding, include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all Liability in respect of such Third Party Claim, (ii) which includes any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party or (iii) in any manner that involves any injunctive relief against the Indemnified Party or that may materially and adversely affect the Indemnified Party. The Indemnified Party may not compromise or settle any pending or threatened Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed, unless the sole relief granted is equitable relief for which the Indemnifying Party would have no Liability or to which the Indemnifying Party would not be subject.

(c) The Parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Third Party Claim. In connection with any fact, matter, event or circumstance that may give rise to a claim against an Indemnifying Party under this Agreement, and in addition to the obligations of the Parties in ARTICLE VI, the Indemnified Party shall: (i) preserve all material evidence relevant to the claim; (ii) allow the Indemnifying Party’s Representatives to investigate the fact, matter, event or circumstance alleged to give rise to such claim and whether and to what extent any amount is payable in respect of such claim; and (iii) disclose (at its own expense) to the Indemnifying Party and its Representatives all material of which it is aware which relates to the claim and provide all such information and assistance, including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, as the Indemnifying Party or its Representatives may reasonably request, subject to the Indemnifying Party or its Representatives agreeing in such form as the Indemnified Party may reasonably require to keep all such information confidential and to use it only for the purpose of investigating and defending the claim in question.

(d) Except in the case of intentional fraud and as otherwise provided in this Agreement, the rights and remedies under this Article V are exclusive and in lieu of any and all other rights and remedies that any Party may have against any other Party or any failure to perform any covenant or agreement set forth in this Agreement. Each Party expressly waives any and all other rights, remedies and causes of action it or its Affiliates may have against the other Party, or their respective Affiliates, respectively, now or in the future under any Law with respect to the transactions contemplated by this Agreement. The remedies expressly provided in this Agreement shall constitute the sole and exclusive basis for and means of recourse between the Parties with respect to transactions contemplated by this Agreement.

SECTION 5.5  Limitation of Liability; Mitigation.

(a) No Party may obtain duplicative indemnification or other recovery for Losses and recoveries under one or more provisions of this Agreement, License Agreement, the Transition Services Agreement or the Occupancy License Agreement or under any other Contract, agreement, arrangement or understanding.

(b) Each Indemnified Party shall use reasonable best efforts to pursue all legal rights and remedies available to mitigate and minimize any Losses in respect of which such Indemnified Party is entitled to recover from an Indemnifying Party pursuant to this Article V promptly upon becoming aware of any event or circumstance that could reasonably be expected to constitute or give rise to such Losses; provided, that such efforts in respect of Taxes shall not be required to the extent such efforts give rise to a greater than de minimis cost to the Indemnified Party.

(c) Any indemnity payment made by a Party to the other Party pursuant to this Article V in respect of a Loss shall be net of an amount equal to (i) any insurance proceeds actually received and any other amounts actually recovered from Third Parties (whether by payment, discount, credit, relief, insurance, reductions in Tax or otherwise) by the Indemnified Party or an Affiliate in respect of such claim, less (ii) any related costs and expenses of such receipt or recovery, including the aggregate cost of pursuing any related insurance claims and any Taxes. If the Indemnified Party or an Affiliate receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Losses, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party or its Affiliate, net of expenses incurred by such Indemnified Party in collecting such amount.

(d) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or have any subrogation rights with respect thereto solely by virtue of the indemnification provisions of this Agreement. The Indemnified Party shall use reasonable best efforts to seek to collect or recover any Third Party insurance proceeds or other indemnification, contribution or similar payments to which the Indemnified Party is entitled in connection with any Liability for which the Indemnified Party seeks indemnification pursuant to this Article V; provided, that the Indemnified Party’s ability or inability to collect or recover any such insurance proceeds shall not limit the Indemnifying Party’s obligations under this Agreement.

(e) The amount of any claim by an Indemnified Party under this Agreement (i) shall be reduced to reflect any actual Tax savings (for the avoidance of doubt, determined taking into account the corresponding effect on the U.S. federal (and applicable state and local) tax basis of the assets of the Indemnified Party) received by any Indemnified Party that result from the Losses that gave rise to such indemnity and (ii) shall be increased by an amount equal to any Tax cost incurred by any Indemnified Party that results from receipt of payments under this Article V.

SECTION 5.6  Liability for Taxes.

(a) Other than as provided under Section 5.2, Section 5.3, Section 5.6(b), and Section 5.6(c), each Party is responsible for its own Taxes as imposed under applicable Law, and no indemnification shall be provided under this Agreement by either Party with respect to Taxes.

(b) The Company shall be liable for any Company Indemnified Taxes and SpinCo shall be liable for any SpinCo Indemnified Taxes.

(c) The Company and SpinCo each hereby agree, any transfer, excise, sales, use, value added, stamp, documentary, filing, recordation taxes and other similar Taxes, fees and charges (including real property transfer taxes) incurred in connection with this Agreement and the transaction contemplated hereby, together with any interest, penalties or additions with respect thereto (“Transfer Taxes”) shall be split equally between the Company and SpinCo. The Parties agree to cooperate to minimize or eliminate any Transfer Taxes. The Party legally required to do so shall file all necessary Tax Returns and other documentation with respect to any Transfer Taxes and pay any such Transfer Taxes to the applicable Governmental Authority, and the other Parties shall cooperate in connection with the filing of such Tax Returns.

SECTION 5.7  Tax Returns.

(a) The Company shall prepare (or cause to be prepared) and timely file (or cause to be filed) all Tax Returns of the Company (including any Tax Returns filed on a consolidated, combined, unitary or similar basis which the Company is responsible to file) for the Pre-Distribution Tax Period (such Tax Returns, “Company Prepared Returns”). Unless otherwise required by Law, all Company Prepared Returns shall be prepared in a manner consistent with prior practice of preparing the relevant Tax Return and the Intended Tax Treatment, provided that the Company may in its sole discretion make any election under Section 174 of the Code (including as amended by the One Big Beautiful Bill Act of 2025) or Section 174A of the Code regardless of whether such election would be consistent with prior practice. To the extent any Company Prepared Return is reasonably expected to result in SpinCo becoming responsible for a payment of Taxes pursuant to Section 5.6(b), the Company shall submit such Company Prepared Return to SpinCo at least fifteen (15) days (or, in the case of any such Tax Return due within fifteen (15) days of the Distribution Date, as soon as reasonably practicable) prior to the due date (taking into account any extensions of the time to file) for SpinCo’s review, and the Company shall consider in good faith any reasonable comments proposed by SpinCo within fifteen (15) days of its receipt of such Company Prepared Return.

(b) SpinCo shall prepare (or cause to be prepared) and timely file (or cause to be filed) all Tax Returns of SpinCo or any of its Subsidiaries for the Pre-Distribution Tax Period and are required to filed after the Pre-Closing Reorganization, other than Company Prepared Returns (such Tax Returns to be filed by SpinCo, “SpinCo Prepared Returns”). Unless otherwise required by Law, all SpinCo Prepared Returns shall be prepared in a manner consistent with prior Tax Returns and the Intended Tax Treatment. To the extent any SpinCo Prepared Return is reasonably expected to result in the Company becoming responsible for a payment of Taxes pursuant to Section 5.6(b), SpinCo shall submit such SpinCo Prepared Return to the Company at least fifteen (15) days (or, in the case of any such Tax Return due within fifteen (15) days of the Distribution Date, as soon as reasonably practicable) prior to the due date (taking into account any extensions of the time to file) for the Company’s review, and SpinCo shall consider in good faith any reasonable comments proposed by the Company.

(c) The Parties (together with such Parties’ respective Affiliates) shall not take any position on any Tax Return or in connection with any Tax Contest with respect to any Tax Return that is inconsistent with the Intended Tax Treatment or, if applicable, Section 5.9 unless and until there has been a final determination within the meaning of Section 1313 of the Code (or any similar state, local or non-U.S. law) (“Final Determination”) or if required as a result of a change of applicable Law after the date hereof.

(d) A Party or its Subsidiary that is entitled to file an amended Tax Return for a Pre-Distribution Tax Period shall be permitted to prepare and file an amended Tax Return at its own cost and expense; provided, however, that (i) such amended Tax Return shall be prepared in a manner consistent with the past practice of the Parties and their Affiliates unless otherwise modified by a Final Determination or otherwise required by applicable Law; and (ii) if such amended Tax Return is reasonably expected to result in the other Party becoming responsible for a payment of Taxes shown thereon or pursuant to Section 5.6, such Party shall file such amended Tax Return only if the prior written consent of the respective other Party has been obtained, such consent not to be unreasonably withheld, conditioned or delayed.

(e) Each Party shall be entitled to refunds (including any similar credit or offset of Taxes) that relate to Taxes for which it is liable hereunder in accordance with Section 5.6, net of any reduction for reasonable costs and additional Taxes in connection thereto.

(f) The Company shall use reasonable best efforts to file U.S. federal income Tax Returns as the common parent on a consolidated basis under Section 1502 of the Code and the Treasury Regulations thereunder, and any similar state or local income Tax Returns (each, a “Consolidated Return”) that include SpinCo and each of its Subsidiaries as may be filed under applicable state or local Law, for the taxable periods during which SpinCo is a Subsidiary of the Company and an affiliate of the Company for purposes of Section 1502 and the Treasury Regulations thereunder. SpinCo and each of its Subsidiaries, as applicable, will consent to join in the filing of any Consolidated Return filed by the Company and shall designate the Company as its agent for the purpose of taking any and all action necessary or incidental to such filing, including providing the Company with any and all reasonable information and consents as may be required and taking any and all other action as the Company may reasonably request that is necessary or useful for the filing of such Consolidated Return.

SECTION 5.8  Tax Contests.

(a) The Parties shall notify each other within twenty (20) Business Days after receipt by it or any of its Affiliates of written notice of any pending U.S. federal, state, local or foreign Tax audit or examination or notice of deficiency or other adjustment, assessment or redetermination relating to any Company Indemnified Taxes or SpinCo Indemnified Taxes for which the other Party could be responsible hereunder (a “Tax Claim”); provided, however, that the failure to give such notice shall not relieve the Parties of any of its obligations under this Section 5.8, except to the extent that the other Party is actually and materially prejudiced by such failure. Such notice shall specify in reasonable detail the basis for such Tax Claim and shall include a copy of the relevant portion of any correspondence received from any Governmental Authority.

(b) The Company will have the right to control, at its own expense, any Tax Claim that relates to a Company Prepared Return (a “Company Controlled Claim”); provided, however, that to the extent that such Company Controlled Claim could reasonably be expected to result in SpinCo becoming responsible for a payment pursuant to Section 5.6(b) or otherwise increase any tax liability of SpinCo for any tax period beginning after the Distribution Date, the Company shall (i) keep SpinCo reasonably informed of material developments with respect to such Company Controlled Claim, (ii) consult with SpinCo before taking any significant or material action in connection with such Company Controlled Claim and (iii) to the extent such Company Controlled Claim is reasonably expected to result in SpinCo becoming responsible for any SpinCo Indemnified Taxes, not settle, compromise or abandon any such Company Controlled Claim without obtaining the prior written consent of SpinCo (such consent not to be unreasonably withheld, conditioned or delayed).

(c) SpinCo will have the right to control, at its own expense, any Tax Claim that relates to a SpinCo Prepared Return (a “SpinCo Controlled Claim”); provided, however, that to the extent such Company Controlled Claim could reasonably be expected to result in the Company becoming responsible for a payment pursuant to Section 5.6(b), SpinCo shall (i) keep the Company reasonably informed of material developments with respect to such SpinCo Controlled Claim, (ii) consult with the Company before taking any significant or material action in connection with such SpinCo Controlled Claim and (iii) to the extent such SpinCo Controlled Claim is reasonably expected to result in Company Indemnified Taxes, not settle, compromise or abandon any such SpinCo Controlled Claim without obtaining the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

(d) Notwithstanding the provisions of Section 5.4(a) and Section 5.4(b) (Claims), the provisions of this Section 5.8 shall exclusively control with respect to any Tax Claim.

(e) Except for the provisions of Section 5.6 and foregoing provisions of this Section 5.8, any and all Tax sharing, Tax allocation, Tax indemnity or similar agreements, arrangements, or practices (including any advance pricing agreement, closing agreement or other similar written agreement relating to Taxes with any Governmental Authority, but excluding (i) customary commercial Contracts the primary purpose of which is not Taxes and (ii) any agreements or arrangements solely between SpinCo and SpinCo Subsidiaries) to which SpinCo or any of its Subsidiaries is a party or otherwise subject shall be terminated as of the Distribution Date and after the Distribution Date neither of SpinCo nor any of its Affiliates shall be bound thereby, have any Liability thereunder, or be obligated to make any payment thereunder. Notwithstanding any other provision in any such Tax sharing, Tax Allocation, Tax indemnity or similar agreement relating to the Tax liabilities of the consolidated group of which the Company is the parent, SpinCo and its Subsidiaries shall not be entitled to any payment or any compensation for the actual or future use by such consolidated group of any Tax attribute of SpinCo or any of its Subsidiaries.

SECTION 5.9  Section 336(e) Election.

(a) If the Distribution is effected and the Company is able to file a Consolidated Return for U.S. federal income tax purposes, the Company and its Subsidiaries, on the one hand (not including SpinCo and its Subsidiaries), and SpinCo and its Subsidiaries, on the other hand, shall enter into a written, binding agreement, in accordance with Treasury Regulations Section 1.336-2(h)(1)(i), or otherwise the Parties shall enter into a written, binding agreement, in accordance with Treasury Regulations Section 1.336-2(h)(2)(i), in each case, to make the Section 336(e) Election (the “Section 336(e) Agreement”). In each case:

(i) the Parties shall enter into the Section 336(e) Agreement within the time and manner required pursuant to Treasury Regulations Section 1.336-2(h);

(ii) the Company and, if applicable, SpinCo shall make (or cause any of its Affiliates to make) a timely and irrevocable election under Section 336(e) of the Code (and any similar provision of applicable state or local income Tax Law) and Treasury Regulations Section 1.336-2(h) with respect to the Distribution (the “Section 336(e) Election”) consistent with the Section 336(e) Agreement;

(iii) the Company and SpinCo shall reasonably cooperate in the preparation of the “Section 336(e) election statement” as described in Treasury Regulations Section 1.336-2(h)(5) and (6) (the “Section 336(e) Election Statement”); and

(iv) the Company, and if applicable, SpinCo, shall duly execute and file a properly completed Section 336(e) Election Statement and, if applicable, provide SpinCo a copy thereof in accordance with Treasury Regulations Section 1.336-2(h)(1)(iv).

The Company and SpinCo hereby agree to be bound by the Section 336(e) Agreement, if any, and the Section 336(e) Election, if any, and, if the Section 336(e) Election is made, shall (and shall cause their respective Affiliates to): (1) take all necessary actions to effectuate the Section 336(e) Election, (2) act in accordance with the Section 336(e) Election for all applicable Tax purposes (including in the preparation and filing of any Tax Returns), (3) not take, or cause to be taken, any action or position inconsistent with the Section 336(e) Election unless required to do so pursuant to a Final Determination, and (4) duly and timely file all income Tax Returns and any other forms, attachments and schedules necessary to effectuate the Section 336(e) Election (including IRS Form 8883 and any similar forms under applicable state and local income Tax laws).

(b) Within thirty (30) days after the Distribution Date (or as soon as reasonably practicable thereafter), SpinCo shall provide to the Company a schedule which will provide for the determination of the “aggregate deemed asset disposition price” and the “adjusted grossed-up basis” (each as defined under applicable Treasury Regulations) and the allocation of such “aggregate deemed asset disposition price” and “adjusted grossed-up basis” (which shall be based on the SpinCo Post-Distribution Value provided by the Company and as used by Company for filing its income Tax Returns) among the Distribution Date assets of the applicable member or members of the applicable Group, each in accordance with Section 336 of the Code and applicable Treasury Regulations thereunder or any comparable provisions of state or local law (the “Section 336(e) Allocation Statement”). If within thirty (30) days after the Company’s receipt of the Section 336(e) Allocation Statement, the Company agrees in writing to such Section 336(e) Allocation Statement, then the Section 336(e) Allocation Statement shall be final and binding on the parties hereto, and the Company, SpinCo and their respective Affiliates shall file all Tax Returns in a manner consistent with such agreed Section 336(e) Allocation Statement. In the event the Company objects in writing to the Section 336(e) Allocation Statement within such thirty (30)-day period (“Objection Notice”), SpinCo and the Company shall negotiate in good faith to resolve the dispute. If, after a period of thirty (30) days following the Company’s submission of an Objection Notice to SpinCo, any proposed changes set forth in the Objection Notice remain disputed, all such disputes shall be submitted as promptly as practical to an internationally recognized independent accounting firm reasonably acceptable to SpinCo and the Company (the “Accounting Expert”) for resolution, together with such supporting documentation and information as the Parties deem appropriate (it being agreed that the Parties will make their respective submissions contemporaneously on a date and in a manner directed by the Accounting Expert, and with a copy sent simultaneously and in the same manner to the other Party). The Accounting Expert shall act solely as an accounting expert and not as an arbitrator. The Accounting Expert (i) shall be bound by the provisions set forth in this Agreement, including the allocation principles set forth in this Section 5.9, (ii) may not assign a value to any item greater than the greatest value claimed for such item or less than the smallest value for such item claimed by either SpinCo or the Company, and (iii) shall consider only those items and amounts set forth in the Objection Notice and the Section 336(e) Allocation Statement, including each of the components thereof, that are identified as being items and amounts to which SpinCo and the Company have been unable to agree. The fees, costs and expenses of the Accounting Expert will be allocated to and borne in inverse proportion to the relative extent to which SpinCo, on the one hand, and the Company, on the other hand, prevail on the disagreements resolved by the Accounting Expert. The Accounting Expert shall finally and conclusively resolve any dispute relating to matters set forth in this Section 5.9(b) within thirty (30) days following receipt of the submission. Such determination of the Accounting Expert shall, absent fraud or manifest error, be final, conclusive and binding upon, and non-appealable by, the parties hereto. Notwithstanding anything herein to the contrary, the failure of the Accounting Expert to strictly conform to any deadline or time period contained herein shall not render the determination of the Accounting Expert invalid and shall not be a basis for seeking to overturn any determination rendered by the Accounting Expert. Promptly upon receiving the final and binding Section 336(e) Allocation Statement, SpinCo and the Company shall return an executed copy thereof to the other Party. If a Section 336(e) Election is made, SpinCo, the Company and their respective Affiliates will not take any position, whether in audits, Tax Returns, or otherwise, that is inconsistent with any such final and binding Section 336(e) Allocation Statement unless required to by a Final Determination or otherwise required by applicable Law.

ARTICLE VI

ACCESS TO INFORMATION

SECTION 6.1  Provision of Corporate Records. After the Distribution Date, upon the prior written request by a Party or any of its Affiliates for specific and identified agreements, documents, books, records or files (whether written or electronic) including accounting and financial records (collectively, “Records”) which relate to such Party and the conduct of its Business, or which such Party determines are reasonably necessary or advisable in order for such Party or any of its Affiliates to prepare its financial statements and any reports or filings to be made with any Governmental Authority or for legal compliance, the other Party shall arrange, as soon as reasonably practicable following the receipt of such request, to provide appropriate copies of such Records (or the originals thereof if the requesting Party has a reasonable purpose for such originals) in the possession or control of such other Party or any member of its Group to the extent such items are not already in the possession or control of the requesting Party or its Affiliates; provided, that this sentence shall not require any Party or such Party’s Affiliates to (i) disclose any Records, that in the reasonable judgment of such Party would (A) be detrimental to such Party’s or any of its Affiliates’ Business or operations, (B) result in the disclosure of any trade secrets or know-how of Third Parties or violate any of its obligations with respect to confidentiality, (C) be reasonably likely to result in a violation of any Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement or (D) if SpinCo or any of its Affiliates after giving effect to the Distribution, on the one hand, and the Company or any of its Affiliates after giving effect to the Distribution, on the other hand, are adverse parties in a litigation or other Proceeding to disclose or permit access to any information that is reasonably pertinent to such litigation or other Proceeding or (ii) disclose any Privileged Information of any Party or any of its Affiliates.

SECTION 6.2  Access to Information. Subject to applicable Law, for a period of five (5) years following the Distribution Date, upon reasonable prior notice, each of the Company and SpinCo shall (and shall cause its Subsidiaries to) afford the other applicable Party’s officers and other authorized Representatives reasonable access, during normal business hours, to its employees and properties that relate to such other Party’s Business and, during such period, each Party shall (and shall cause its Subsidiaries to) furnish promptly to the other Party all information concerning such other Party’s Business, as applicable, and such other Party’s properties and personnel related thereto as may be reasonably requested; provided, that this sentence shall not require any Party or such Party’s Subsidiaries to (a) permit any inspection, or to disclose any information, that in the reasonable judgment of such Party would (i) be detrimental to such Party’s or any of its Subsidiaries’ Business or operations, (ii) result in the disclosure of any trade secrets or know-how of Third Parties or violate any of its obligations with respect to confidentiality, (iii) be reasonably likely to result in a violation of any Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement or (iv) if SpinCo or any of its Affiliates after giving effect to the Distribution, on the one hand, and the Company or any of its Affiliates after giving effect to the Distribution, on the other hand, are adverse parties in a litigation or other Proceeding to disclose or permit access to any information that is reasonably pertinent to such litigation or other Proceeding, (b) disclose any Privileged Information of any Party or any of its Subsidiaries or (c) submit to any invasive environmental testing or sampling. Notwithstanding the foregoing, neither Party shall be required to provide the other Party with any documents or information protected by the attorney-client privilege, work-product doctrine, or any similar legal protection that were created after giving effect to the Distribution and relate solely to such Party’s own business; provided, that each Party shall cooperate in good faith to provide, to the extent practicable, non-privileged information responsive to any reasonable request under this Section 6.2.

SECTION 6.3  Tax Information and Cooperation. The Company and SpinCo shall reasonably cooperate and shall cause their respective Affiliates and Representatives to reasonably cooperate, in respect of the Pre-Closing Reorganization, the Distribution and in preparing and filing all Tax Returns relating to any Pre-Distribution Tax Period, including maintaining and making available to each other, and to any Governmental Authority as reasonably requested, their respective employees and all records reasonably necessary in connection with Taxes of SpinCo or the SpinCo Business and in resolving all disputes and audits relating to Taxes allocable to a Pre-Distribution Tax Period. The Company and SpinCo agree to use reasonable best efforts (i) to retain all books and records (or, in the alternative, to deliver such books and records to SpinCo) with respect to Tax matters pertinent to SpinCo or the SpinCo Business relating to any Tax period beginning before the Distribution Date until ninety (90) days after the expiration of the applicable statute of limitations (taking into account any extensions of the time to file) and to abide by all record retention agreements entered into with any Governmental Authority and (ii) to allow the other Party, their respective Affiliates and Representatives, at times and dates mutually acceptable to the Parties, to inspect, review and make copies of such records as may be reasonably necessary or appropriate from time to time, such activities to be conducted during normal business hours and at such Party’s expense. The Party requesting such cooperation will bear the reasonable out-of-pocket costs of the other Party. In no event shall any Party be entitled to receive information under this Section 6.3 that does not relate solely to SpinCo or the SpinCo Business except that, in the case of Tax information relating in part to SpinCo or the SpinCo Business, a Party otherwise required to provide Tax information under this Section 6.3 shall use reasonable best efforts to provide such Tax information as relates solely to SpinCo or the SpinCo Business (which may include, to the extent reasonable, redacted versions of such information that show solely the portions of the relevant materials that relate solely to SpinCo or the SpinCo Business). For the avoidance of doubt, this Section 6.3 shall be subject to the last sentence of Section 5.6(c). Notwithstanding anything to the contrary in this Agreement, in no event shall SpinCo or any of its Subsidiaries be entitled pursuant to this Section 6.3 or otherwise under this Agreement to have any access to any consolidated, combined, unitary or similar Tax

Return (i) with respect to any taxable period beginning after the Distribution for which the Company or any of its Subsidiaries (not including SpinCo and its Subsidiaries) is the parent or (ii) with respect to any taxable period for which a Person other than the Company or any its Affiliates (as determined prior to the Distribution) is the parent. Notwithstanding anything to the contrary in this Agreement, the Company or any of its Affiliates (not including SpinCo and its Subsidiaries) shall not be entitled under this Agreement to have access to any income Tax Return of SpinCo or any of its Subsidiaries with respect to any taxable period beginning after the Distribution Effective Time except to the extent reasonably necessary in connection with any dispute relating to any Company Indemnified Taxes or SpinCo Indemnified Taxes (which may include, to the extent reasonable, redacted versions of such information that show solely the portions of the relevant materials that relate solely to the Company Indemnified Taxes or SpinCo Indemnified Taxes, as applicable). Notwithstanding the provisions of Section 6.2, the provisions of Section 5.8 and this Section 6.3 shall exclusively control with respect to access to Tax information.

SECTION 6.4  Witnesses; Documents and Cooperation in Proceedings. At all times from and after the Distribution Date, each of the Company and SpinCo shall use reasonable best efforts to make available to the other, upon reasonable written request, its and its Subsidiaries’ former and then-current Representatives as witnesses and any Records within its control or which it otherwise has the ability to make available without undue burden, to the extent that such Persons or Records may reasonably be required in connection with the prosecution or defense of any Proceeding in which the requesting Party may from time to time be involved. The requesting Party shall bear all reasonable out-of-pocket costs and expenses incurred in connection therewith. This provision shall not apply to any Proceeding brought by one Party against another Party (as to which production of documents and witnesses shall be governed by applicable discovery rules).

(a) Without limiting any provision of this Section 6.4, the Parties shall cooperate and consult, and shall cause each member of their respective Groups to cooperate and consult, to the extent reasonably necessary with respect to any Proceedings.

(b) In connection with any matter contemplated by this Section 6.4, the Parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of any Group.

SECTION 6.5  Confidentiality.

(a) Notwithstanding any termination of this Agreement, during the term of this Agreement and for a period of ten (10) years following any such termination (except that the nondisclosure obligations and restrictions on use with respect to any Confidential Information that constitutes a trade secret shall continue in effect for so long as the Confidential Information remains a trade secret under applicable Law), each Party shall, and shall cause each of the other members of its Group and each of its and their respective Affiliates to, hold, and cause each of their respective officers, employees, agents, consultants and advisors to hold, in strict confidence, at a standard of care no less than that used for its own Confidential Information (and in any event no less than a reasonable standard of care), and not to disclose or release or, except as otherwise permitted by this Agreement, the License Agreement, the Transition Services Agreement or the Occupancy License Agreement, use, without the prior written consent of the applicable Party to whom (or to whose Group) the Confidential Information relates (which may be withheld in each such Party’s sole and absolute discretion), any and all Confidential Information concerning or belonging to the other Party, any member of its Group or any of its or their respective Affiliates; provided, that each Party may disclose, or may permit disclosure of, such Confidential Information of the other Party (i) to its (or any member of its Group’s or any of its or their respective Affiliates’) respective auditors, attorneys, financial advisors, bankers and other appropriate employees, consultants and advisors who have a need to know such Confidential Information for auditing and other purposes and are informed of the confidentiality and non-use obligations to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, the applicable Party will be responsible, (ii) if any Party, any member of its Group or any of its or their respective Affiliates is required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule, (iii) to the extent required in connection with any Proceeding by one Party (or a member of its Group or any of its or their respective Affiliates) against any other Party (or member of such other Party’s Group or any of its or their respective Affiliates) or in respect of claims by one Party (or member of its Group or any of its or their respective Affiliates) against the other Party (or member of such other Party’s Group or any of its or their respective Affiliates) brought in a Proceeding, (iv) to the extent necessary in order to permit a Party (or member of its Group or any of its or their respective Affiliates) to prepare and disclose its financial statements in connection with any regulatory filings or Tax Returns, (v) to the extent necessary for a Party (or member of its Group) to exercise or enforce its rights or perform its obligations under this Agreement, the License Agreement, the Transition Services Agreement, the Occupancy License Agreement or the Third Party Agreements or to conduct its respective Business, (vi) to any Governmental Authority in accordance with applicable procurement regulations and contract requirements or (vii) to other Persons in connection with their evaluation of, and negotiating and consummating, a potential strategic transaction, to the extent reasonably necessary in connection therewith, provided an appropriate and customary confidentiality agreement has been entered into with the Person receiving such Confidential Information containing confidentiality, non-use and other terms that are no less favorable to the applicable Party to whom (or to whose Group) the Confidential Information relates in the aggregate than those contained in this Section 6.5. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made by a Third Party that relates to clauses (ii), (iii), or (vi) above, each Party, as applicable, shall promptly notify (to the extent permissible by Law) the Party to whom (or to whose Group or its or their respective Affiliates) the Confidential Information relates of the existence of such request, demand or disclosure requirement and shall provide such Party (or any applicable member of its Group or its or their respective Affiliates) a reasonable opportunity to seek, at its expense, an appropriate protective order or other remedy, which such Parties shall, and shall cause the other members of their respective Group (or, if applicable, its or their respective Affiliates) to, cooperate in obtaining to the extent reasonably practicable. In the event that such appropriate protective order or other remedy is not obtained, the Party who is (or whose Group’s member, or respective Affiliate, is) required to make such disclosure shall or shall cause the applicable member of its Group or applicable Affiliate to furnish (at the expense of the Party seeking to limit such request, demand or disclosure requirement), or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed and shall take reasonable best steps to ensure that confidential treatment is accorded to such Confidential Information (at the expense of the Party seeking (or whose Group’s member, or applicable Affiliate, is seeking) to limit such request, demand or disclosure requirement). Any Confidential Information disclosed under any of the preceding provisions of this Section 6.5(a) shall continue to otherwise be treated as Confidential Information following such disclosure, provided, that such disclosure is not a public disclosure.

(b) Each of SpinCo and the Company acknowledges, on behalf of itself and each other member of its Group, that it and the other members of its Group may have in their possession confidential or proprietary information of Third Parties that was received under confidentiality or non-disclosure agreements or policies with each such Third Party while such Party or members of its Group were Subsidiaries of the Company prior to the Distribution Date. Each of SpinCo and the Company shall, and shall cause the other members of its Group to, hold and cause its and their respective Affiliates and Representatives (or potential buyers) to hold, in strict confidence the confidential and proprietary information of Third Parties to which they or any other member of their respective Groups has access, in accordance with the terms of any policies or agreements entered into prior to the Distribution Date between one or more members of the SpinCo Group or the RemainCo Group (whether acting through, on behalf of, or in connection with, the separated Businesses) and such Third Parties.

(c) With respect to any Personal Data disclosed by a Party pursuant to this Agreement, each Party agrees to comply with all applicable Data Protection and Information Security Requirements.

(d) For the avoidance of doubt and notwithstanding any other provision of this Section 6.5, the disclosure and sharing of Privileged Information shall be governed solely by Section 6.6. For clarity, to the extent that any Contract or policy to which a Party is bound or its Confidential Information is subject provides that certain Confidential Information shall be maintained confidential on a basis that is more protective of such Confidential Information or for a longer period of time than provided for in this Section 6.5, then the applicable provisions contained in such Contract or policy shall control with respect thereto.

SECTION 6.6  Privileged Matters. The Parties recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of each of the members of the RemainCo Group and the members of the SpinCo Group, and that each of the members of the RemainCo Group and each of the members of the SpinCo Group should be deemed to be the client for the purposes of asserting all privileges which may be asserted under applicable Law. To allocate the interests of each Party in the information as to which any Party is entitled to assert a privilege, the Parties agree as follows:

(a) The Company shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with Privileged Information that relates exclusively to the RemainCo Business (other than with respect to Liabilities as to which SpinCo is required to provide indemnification under Article V), whether or not the Privileged Information is in the possession of or under the control of the Company or SpinCo. The Company shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges, immunities or other protections in connection with any Privileged Information that relates exclusively to the subject matter of any claims constituting RemainCo Liabilities, or other Liabilities as to which it is required to provide indemnification under Article V, now pending or which may be asserted in the future, whether or not the Privileged Information is in the possession of or under the control of any member of the RemainCo Group or the SpinCo Group.

(b) SpinCo shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with Privileged Information which relates exclusively to the SpinCo Business (other than with respect to matters or claims that are RemainCo Liabilities or other Liabilities as to which the Company is required to provide indemnification under Article V), whether or not the Privileged Information is in the possession of or under the control of the Company or SpinCo. SpinCo shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges, immunities or other protections in connection with any Privileged Information which relates exclusively to the subject matter of any claims constituting SpinCo Liabilities, or other Liabilities as to which it is required to provide indemnification under Article V, now pending or which may be asserted in the future, in any lawsuits or other Proceedings initiated against or by SpinCo, whether or not the Privileged Information is in the possession of SpinCo or under the control of any member of the RemainCo Group or the SpinCo Group.

(c) The Parties agree that they shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 6.6, with respect to all privileges not allocated pursuant to the terms of Section 6.6(a) and (b).

(d) No Party may waive any privilege which may be asserted under any applicable Law, and in which the other Party has a shared privilege, without the written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, except to the extent reasonably required in connection with any Third Party Claims or as provided in Section 6.6(e) below.

(e) In the event of any litigation or dispute between or among the Parties, or any members of the respective Groups, either Party may waive a privilege in which the other Party has a shared privilege, without obtaining the consent of the other Party, provided, however, that such waiver of a shared privilege shall be effective only as to the use of Privileged Information with respect to the litigation or dispute between the members of the respective Groups, and shall not operate as a waiver of the shared privilege with respect to any Third Party Claims.

(f) If a dispute arises between or among the Parties or any members of the respective Groups regarding whether a privilege should be waived to protect or advance the interest of any Party, each Party agrees that it shall (i) negotiate in good faith, (ii) endeavor to minimize any prejudice to the rights of the other Party, and (iii) not unreasonably withhold consent to any request for a waiver by the other Party. Each Party hereto specifically agrees that it will not withhold consent to a waiver for any purpose except to protect its own legitimate interests.

(g) Upon receipt by any member of the respective Groups of any subpoena, discovery or other request that may reasonably be expected to result in the production or disclosure of Privileged Information subject to a shared privilege or as to which another Party has the sole right hereunder to assert a privilege, or if any Party obtains knowledge that any of its or any member of its Group’s current or former Representatives have received any subpoena, discovery or other request that may reasonably be expected to result in the production or disclosure of such Privileged Information, such Party shall promptly notify the other Party of the existence of the request (which notice shall be delivered to such other Party no later than five (5) Business Days following the receipt of such subpoena, discovery or other request) and shall provide the other Party a reasonable opportunity to review the information and to assert any rights it or they may have under this Section 6.6 or otherwise to prevent the production or disclosure of such Privileged Information. For the avoidance of doubt, nothing in this Section 6.6 shall require either Party to disclose or seek consent to disclose any privileged communications or attorney work product created after giving effect to the Distribution that relate solely to such Party’s business, consistent with Section 6.2.

(h) The transfer of all Records and other information pursuant to this Agreement is made in reliance on the agreements of the Company and SpinCo, as set forth in Section 6.2, Section 6.3, Section 6.4, Section 6.5 and this Section 6.6, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable privileges. The access to information being granted pursuant to Section 6.1, Section 6.2, Section 6.3 and Section 6.4 hereof, the agreement to provide witnesses and individuals pursuant to Section 6.2 and Section 6.4 hereof, the furnishing of notices and documents and other cooperative efforts contemplated by Section 6.4 hereof, and the transfer of Privileged Information between and among the Parties and their respective Subsidiaries and Representatives pursuant to this Agreement shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

SECTION 6.7  Ownership of Information. Any information owned by one Party or any member of its Group or any of its or their respective Affiliates that is provided to a requesting Party pursuant to Article V or this ARTICLE VI shall be deemed to remain the property of the providing Party (or member of its Group or applicable Affiliate). Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights to any Party (or member of its Group or any of its or their respective Affiliates) of license or otherwise in any such information, whether by implication, estoppel or otherwise.

SECTION 6.8  Cost of Providing Records and Information. A Party requesting Records, information or access to personnel, witnesses or properties, under Article V or this ARTICLE VI, agrees to reimburse the other Party (or member of such Party’s Group or its or their respective Affiliates), upon the presentation of invoices therefor, for the reasonable out-of-pocket costs (which shall not include the costs of salaries and benefits of employees of such Party (or its Group or any of its or their respective Affiliates) or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the foregoing), if any, incurred in seeking to satisfy the request of the requesting Party (or member of such Party’s Group or any of its or their respective Affiliates).

SECTION 6.9  Retention of Records. Except (a) as provided in Section 6.3, (b) when a longer retention period is otherwise required by applicable Law or (c) as agreed to in writing by the Parties, the RemainCo Group and the SpinCo Group shall use reasonable best efforts to retain all Records relating to the RemainCo Business and the SpinCo Business, as applicable, in accordance with its respective regular records retention policies and procedures, until the latest of: (i) the maximum amount of time required under each Parties’ respective records retention policies and procedures, (ii) the date on which such Records are no longer required to be retained pursuant to any “litigation hold” issued by the Company or any member of the RemainCo Group prior to the Distribution and communicated to SpinCo in writing at least thirty (30) days prior to the Distribution, (iii) the concluding date of any period as may be required by any applicable Law, (iv) with respect to any pending or threatened Proceeding arising after the Distribution Date, to the extent that any member of a Group in possession of such Records has been notified in writing pursuant to a “litigation hold” by any Party of such pending or threatened Proceeding, the concluding date of any such “litigation hold,” and (v) the concluding date of any period during which the destruction of such Records would reasonably be expected to interfere with a pending or threatened investigation by a Governmental Authority which is known to any member of the Group in possession of such Records at the time any retention obligation with regard to such Records would otherwise expire. Each Party shall, and shall cause the other members of its Group (and any of their respective Affiliates) to use reasonable best efforts (at the requesting Party’s sole cost and expense) to preserve and not to destroy or dispose of such Records without the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of the requesting Party (and, for the avoidance of doubt, reasonable best efforts shall include issuing a “litigation hold”).

SECTION 6.10  Other Agreements Providing for Exchange of Information. The rights and obligations granted under this ARTICLE VI are subject to any specific limitations, qualifications and additional provisions on the sharing, exchange or confidential treatment of Confidential Information set forth in this Agreement, the Merger Agreement, the License Agreement, the Transition Services Agreement, the Occupancy License Agreement and in any other agreement to which a member of the RemainCo Group and a member of the SpinCo Group is a party.

SECTION 6.11  Policies and Best Practices. Without representation or warranty, SpinCo and the Company shall continue to be permitted to share, on a confidential basis, “best practices” information and materials (such as policies, workflow templates and standard form Contracts).

SECTION 6.12  Compliance with Laws and Agreements. Nothing in this ARTICLE VI shall be deemed to require any Person to provide any Privileged Information if doing so would, in the opinion of counsel to such Person, be inconsistent with any legal or constitutional obligation applicable to such Person.

ARTICLE VII

CONDITIONS PRECEDENT TO THE DISTRIBUTION

SECTION 7.1  Conditions Precedent to Distribution. The obligations of the Parties to effect the Distribution are subject to the satisfaction or, to the extent permitted by applicable Law, waiver on or prior to the Distribution Date, as applicable, of each of the following conditions:

(a) each of the conditions to the obligations of the Parties to the Merger Agreement to effect the Merger set forth in Article VII of the Merger Agreement shall have been satisfied or, to the extent permitted therein, waived (other than (i) solely in the case of a Permitted Third Party Sale, the condition set forth in Section 7.1(d) of the Merger Agreement, (ii) the condition set forth in Section 7.1(e) of the Merger Agreement with respect to completion of the Distribution and (iii) those conditions that by their nature are to be satisfied at the Closing; each of which is then capable of being satisfied);

(b) no Judgment preventing the consummation of the Distribution, the Pre-Closing Reorganization or the Merger shall have been issued by any Governmental Authority of competent jurisdiction and remain in effect, and there shall not by any Law enacted or deemed applicable to the Distribution, the Pre-Closing Reorganization or the Merger by any Governmental Authority of competent jurisdiction that makes consummation of the Distribution, the Pre-Closing Reorganization or the Merger illegal;

(c) the License Agreement shall be in full force and effect;

(d) the Transition Services Agreement shall have been duly executed and delivered by the parties thereto;

(e) the Pre-Closing Reorganization shall have been effected in all material respects; and

(f) Conveyancing and Assumption Instruments effecting the Transfer of the Third Party Agreements from RemainCo to SpinCo prior to the Distribution Effective Time, in form reasonably satisfactory to Parent, shall have been duly executed and delivered by RemainCo and SpinCo.

The foregoing conditions shall not limit the rights of the Parties under the Merger Agreement.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1  Survival. The covenants and agreements of the Parties contained in Section 2.2, Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 4.1, Section 4.2, Section 4.3, Section 4.4, Section 4.6, Section 4.7, Section 4.8, Section 4.9, ARTICLE V, ARTICLE VI and this ARTICLE VIII of this Agreement shall survive the Distribution Date.

SECTION 8.2  Distribution Expenses. Except as otherwise set forth in this Agreement, the Transition Services Agreement or the Occupancy License Agreement, all costs and expenses incurred on or prior to the Distribution Date in connection with the preparation, execution, delivery, printing and implementation of this Agreement, the Transition Services Agreement, the Occupancy License Agreement, the Information Statement and the Spin-Off Registration Statement, and the Distribution and the consummation of the transactions contemplated thereby, shall be charged to and paid by RemainCo, and shall be deemed to be RemainCo Liabilities, in each case to the extent they are not paid prior to the Distribution Effective Time. Except as otherwise set forth in this Agreement, the Transition Services Agreement or the Occupancy License Agreement, each Party shall bear its own costs and expenses incurred after the Distribution Date. Any amount or expense to be paid or reimbursed by any Party to any other Party shall be so paid or reimbursed promptly after the existence and amount of such obligation is determined and written demand therefor is made.

SECTION 8.3  Amendment. Subject to Law and as otherwise provided in this Agreement, at any time prior to the Distribution Effective Time, this Agreement may be amended, modified and supplemented, by written agreement of the Parties and Parent. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties and Parent.

SECTION 8.4  Waiver. At any time prior to the Distribution Effective Time, either Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party or (b) waive compliance with any of the agreements of the other Party or any conditions to its own obligations, in each case, only to the extent such obligations, agreements and conditions are intended for its benefit; provided, however, that any such extension or waiver will be binding upon a Party only if such extension or waiver is set forth in a writing executed by such Party.

SECTION 8.5  Counterparts and Signature. This Agreement may be executed in two (2) or more counterparts (including by an electronic signature, electronic scan or electronic transmission in portable document format (.pdf), including (but not limited to) DocuSign, delivered by electronic mail), each of which will be deemed an original but all of which together will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

SECTION 8.6  Binding Effect; No Assignment; No Third Party Beneficiaries.

(a) This Agreement will not be assigned by any Party or Parent (whether by operation of Law or otherwise) without the prior written consent of the other Party and Parent, except that RemainCo and Parent may assign, in their sole discretion and without the consent of any other Party (or Parent, in the case of RemainCo’s assignment), any or all of their rights, interests and obligations hereunder to one or more of their Affiliates (each, an “Assignee”). Any Assignee may thereafter assign, in its sole discretion and without the consent of any other Party or Parent, any or all of its rights, interests and obligations hereunder to one or more additional Assignees, respectively; provided, however, that in connection with any assignment to an Assignee, RemainCo and Parent (or the assignor), as applicable, will remain liable for the performance by RemainCo and Parent (and such assignor, if applicable), as applicable, of their obligations hereunder. Subject to the preceding sentence, but without relieving any Party or Parent, as applicable, of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and Parent and their respective successors and assigns.

(b) Except as provided in Article V relating to Indemnified Parties, nothing in this Agreement, express or implied, will confer upon any Person other than RemainCo, SpinCo and Parent and their respective successors and permitted assigns any right, benefit or remedy of any nature by reason of this Agreement.

SECTION 8.7  Parent Guaranty.

(a) Parent hereby guarantees unconditionally, for the benefit of SpinCo, the due performance by the Company of its obligations under this Agreement, the License Agreement, the Transition Services Agreement and the Occupancy License Agreement following the Effective Time (the “Guaranteed Obligations”). If the Company fails to perform any such obligation, Parent, upon written request of SpinCo, shall, or shall cause the Company to, perform such obligations promptly upon receipt of such request. This guaranty shall apply regardless of any amendments, variations, alterations, waivers or extensions to this Agreement, the License Agreement, the Transition Services Agreement or the Occupancy License Agreement, except to the extent any of the foregoing modifies the application thereof. For the avoidance of doubt, this guaranty of this Section 8.7 shall only be effective from and after the Effective Time.

(b) Parent hereby waives any and all notice of the creation, renewal, extension or accrual of the Guaranteed Obligations and notice of or proof of reliance by SpinCo upon this Section 8.7 or acceptance of this Section 8.7. The Guaranteed Obligation conclusively shall be deemed to have been created, contracted or incurred in reliance upon this Section 8.7, and all dealings between SpinCo, on the one hand, and the Company, on the other, likewise conclusively shall be presumed to have been had or consummated in reliance upon this Section 8.7. When pursuing its rights and remedies hereunder against Parent, SpinCo shall be under no obligation to pursue such rights and remedies it may have against the Company or any other Person for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by SpinCo to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon or to exercise any such right of offset shall not relieve Parent of any liability hereunder.

(c) Parent expressly and irrevocably waives any election of remedies by SpinCo, promptness, diligence, acceptance hereof, presentment, demand, protest and any notice of any kind not provided for herein or not required to be provided to the Company under or in connection with this Agreement, other than defenses that are available to the Company hereunder or under the License Agreement, the Transition Services Agreement or the Occupancy License Agreement. SpinCo acknowledges and agrees that Parent shall be entitled to all rights, remedies and benefits of the Company hereunder following the Effective Time. Parent acknowledges that it will receive substantial direct and indirect benefits from the transaction contemplated by this Agreement and that the waivers set forth in this Section 8.7 are made knowingly in contemplation of such benefits.

(d) Parent represents and warrants that (i) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, to the extent such concepts are applicable in such jurisdiction, (ii) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement solely for purposes of this Section 8.7 and this Agreement has been duly executed and delivered by it and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization, preference or similar laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in equity or at law)) and (iii) the execution, delivery and performance of this Agreement does not contravene any law to which Parent is subject or result in any breach of any Contract to which Parent is a party, other than such contravention or breach that would not be material to Parent or limit its ability to carry out the terms and provisions of this Agreement solely for purposes of this Section 8.7.

(e) SpinCo agrees that its rights in respect of any claim or liability under this Agreement asserted by it against Parent shall be limited solely to satisfaction out of, and enforcement against, the assets of Parent and the RemainCo Group, and SpinCo covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of Parent’s former, current or future directors, officers, agents, or stockholders or any former, current or future directors, officers, agents, employees, general or limited partners, members, managers or stockholders of any of the foregoing, as such, whether by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any applicable law.

(f) No amendment, supplement or modification to this Section 8.7 shall be made without the written agreement of Parent.

SECTION 8.8  Termination. This Agreement (including Article V) shall terminate automatically concurrently with any termination of the Merger Agreement in accordance with the terms thereof and may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution by any written instrument executed by the Company and Parent, without the approval of SpinCo. In the event of such termination, no Party shall have any Liability of any kind to any other Party or any other Person. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the Parties; provided, however, that Article V shall not be terminated or amended after the Distribution in respect of a Third Party beneficiary thereto without the consent of such Person.

SECTION 8.9  Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any entity that is contemplated to be a Subsidiary of such Party after the Distribution Date.

SECTION 8.10  Governing Law. This Agreement shall be governed by, and construed in accordance with, and all disputes arising out of or in connection with this Agreement or the transaction contemplated hereby shall be resolved under, the Law of the State of Delaware regardless of the Law that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 8.11  Submission to Jurisdiction; Waiver. The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party and Parent agrees that service of process on such Person as provided in Section 8.14 shall be deemed effective service of process on such Person.

SECTION 8.12  Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 8.13  Specific Performance.

(a) The Parties acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) each Party will be entitled, in addition to any other remedy to which it may be entitled at Law or in equity, to specific performance, or other non-monetary equitable relief, to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking and (ii) the Parties will, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at Law and any other objections to specific performance of this Agreement.

(b) Notwithstanding the Parties’ rights to specific performance pursuant to Section 8.13(a), each Party may pursue any other remedy available to it at Law or in equity, including monetary damages.

SECTION 8.14  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon receipt, if delivered personally, (b) two Business Days after deposit in the mail, if sent by registered or certified mail, (c) on the next Business Day after deposit with an overnight courier, if sent by overnight courier, (d) upon transmission, if sent by email transmission and no “bounce back” or similar message of non-delivery is received with respect thereto; provided, that the notice or other communication is sent to the address or email address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice to the other parties):

If to the Company (prior to the Effective Time):

Avidity Biosciences, Inc.

3020 Callan Road

San Diego, CA 92121

Attention:	[***]
Email:	[***]

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

200 Clarendon Street

Boston, MA 02116

Attention:	Graham Robinson
Laura Knoll
Merric Kaufman
Greg Schuster
Email:	graham.robinson@kirkland.com
laura.knoll@kirkland.com
merric.kaufman@kirkland.com
greg.schuster@kirkland.com

If to SpinCo (prior to the Effective Time):

Bryce Therapeutics, Inc.

3020 Callan Road

San Diego, CA 92121

Attention:	[***]
Email:	[***]

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

200 Clarendon Street

Boston, MA 02116

Attention:	Graham Robinson
Laura Knoll
Merric Kaufman
Greg Schuster
Email:	graham.robinson@kirkland.com
laura.knoll@kirkland.com
merric.kaufman@kirkland.com
greg.schuster@kirkland.com

If to SpinCo (after the Effective Time):

Bryce Therapeutics, Inc.

10578 Science Center Drive, Suite 125

San Diego, CA 92121

Attention:	[***]
Email:	[***]

If to Parent or the Company (after the Effective Time):

Novartis AG

c/o Novartis International AG

Lichtstrasse 35

4056 Basel

Switzerland

Attention:	[***]
[***]
Email:	[***]
[***]

with a copy to (which shall not constitute notice):

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, DC 20001

Attention:	Catherine J. Dargan
Michael J. Riella
Alicia Zhang
Email:	cdargan@cov.com
mriella@cov.com
azhang@cov.com

SECTION 8.15  Entire Agreement. This Agreement (including any Schedules, Annexes or Exhibits hereto and the documents and instruments referenced herein), the License Agreement, the Transition Services Agreement, the Occupancy License Agreement, the Merger Agreement and the Confidentiality Agreement, constitute the entire agreement between the parties with respect to the subject matter of this Agreement, and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

SECTION 8.16  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the Parties and Parent have caused this Agreement to be duly executed as of the date first above written.

AVIDITY BIOSCIENCES, INC.

By:	/s/ Sarah Boyce
Name:	Sarah Boyce
Title:	President & Chief Executive Officer

BRYCE THERAPEUTICS, INC.

By:	/s/ Michael F. MacLean
Name:	Michael F. MacLean
Title:	President

[Signature Page to Separation and Distribution Agreement]

IN WITNESS WHEREOF, the Parties and Parent have caused this Agreement to be duly executed as of the date first above written.

NOVARTIS AG

By:	/s/ David Quartner
Name:	David Quartner
Title:	Attorney-in-Fact

By:	/s/ Tanay Kanti Ghosh
Name:	Tanay Kanti Ghosh
Title:	Attorney

[Signature Page to Separation and Distribution Agreement]

Annex C

200 West Street | New York, NY 10282-2198

Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

October 25, 2025

Board of Directors

Avidity Biosciences, Inc.

10578 Science Center Drive, Suite 125

San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Novartis AG (“Novartis”) and its affiliates) of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Avidity Biosciences, Inc. (the “Company”) of the Consideration (as defined below) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of October 25, 2025 (the “Agreement”), by and among Novartis, Ajax Acquisition Sub, Inc., a wholly owned subsidiary of Novartis (“Merger Sub”), and the Company, and the Separation and Distribution Agreement (as defined in the Agreement, and, together with the Agreement, the “Agreements”).

Pursuant to the Agreements, (i) Merger Sub will be merged (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Novartis, and each Share issued and outstanding immediately prior to the effective time of the Merger (other than (a) Shares held in the treasury of the Company, (b) Shares already owned by Novartis or Merger Sub or any direct or indirect wholly owned subsidiary of Novartis or the Company and (c) Appraisal Shares (as defined in the Agreement)) will be converted into the right to receive an amount in cash equal to $72.00 (the “Cash Consideration”) and (ii) the parties will effect the separation of the SpinCo Business and the RemainCo Business (each as defined in the Agreement), prior to the effective time of the Merger, through a spin-off of the SpinCo Business (or a portion thereof) into a separate, publicly traded company (the “Spin-Off”), pursuant to which each shareholder of the Company as of the Distribution Record Date (as defined in the Separation and Distribution Agreement) will receive one-tenth of one share of the issued and outstanding common stock of Bryce Therapeutics, Inc. (“SpinCo”) (the “SpinCo Common Stock”) for every Share (the “Stock Consideration” and, together with the Cash Consideration, the “Consideration”). The terms and conditions of the Merger and the Spin-Off are set forth in more detail in the Agreements. The summaries of the Merger and the Spin-Off set forth above are qualified in their entirety by the terms of the Agreements.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Novartis, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transactions contemplated by the Agreements (the “Transaction”). Goldman Sachs Investment Banking has an existing lending relationship with Novartis. We have acted as financial advisor to the Company in connection

Board of Directors

Avidity Biosciences, Inc.

October 25, 2025

with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Merger, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. Goldman Sachs & Co. LLC and/or its affiliates have provided certain financial advisory and/or underwriting services to Novartis and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner with respect to a public offering of investment grade bonds by Novartis Capital Corp, a subsidiary of Novartis, in September 2024. Goldman Sachs & Co. LLC and/or its affiliates may also in the future provide financial advisory and/or underwriting services to the Company, SpinCo, Novartis and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreements; annual reports to stockholders and Annual Reports on Form 10-K of the Company and on Form 20-F of Novartis for the five years ended December 31, 2024; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and certain reports to stockholders on Form 6- K of Novartis; certain other communications from the Company and Novartis to their respective stockholders; certain publicly available research analyst reports for the Company and Novartis; certain internal financial analyses and forecasts for the Company prepared by the management of the Company and approved for our use by the Company (the “Forecasts”); certain internal forecasts related to the expected utilization by the Company of certain net operating loss carryforwards and tax credits prepared by the management of the Company and approved for our use by the Company (the “NOL Forecasts”); and estimates of the value of the SpinCo Common Stock to be issued as Stock Consideration prepared by the management of the Company and approved for our use by the Company (the “Estimated SpinCo Value”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company and SpinCo; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the biotechnology industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, the NOL Forecasts and the Estimated SpinCo Value have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. At the instruction of the Company, we have assumed for purposes of our analysis and opinion that (i) the value of the Stock Consideration will be equal to the Estimated SpinCo Value and (ii) a Permitted Third Party Sale (as defined in the Agreement) will not occur. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company, SpinCo or any of their subsidiaries, and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreements, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Board of Directors

Avidity Biosciences, Inc.

October 25, 2025

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Subsequent to August 2025, we were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than Novartis and its affiliates) of Shares, as of the date hereof, of the Consideration to be paid to such holders pursuant to the Agreements. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreements, the Merger, the Spin-Off or the Permitted Third Party Sale or any term or aspect of any other agreement or instrument contemplated by the Agreements or entered into or amended in connection with the Merger or the Spin-Off, including, the value of SpinCo or SpinCo Common Stock, any allocation of the Consideration, the fairness of the Merger or the Spin-Off to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Consideration to be paid to the holders (other than Novartis and its affiliates) of Shares pursuant to the Agreements or otherwise. We are not expressing any opinion as to the prices at which the Shares or the shares of SpinCo Common Stock will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Novartis, SpinCo or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company, Novartis or SpinCo, or the ability of the Company, Novartis or SpinCo to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction, and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to the Merger or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid to the holders (other than Novartis and its affiliates) of Shares pursuant to the Agreements is fair from a financial point of view to such holders.

Very truly yours,

(GOLDMAN SACHS & CO. LLC)

Annex D

745 Seventh Avenue New York, NY 10019 United States

CONFIDENTIAL

October 25, 2025

Board of Directors

Avidity Biosciences, Inc.

10578 Science Center Drive, Suite 125

San Diego, CA 92121

Members of the Board of Directors:

We understand that Avidity Biosciences, Inc. (the “Company”) intends to (i) enter into a transaction with Novartis AG (“Novartis”) pursuant to which Ajax Acquisition Sub, Inc., a wholly owned subsidiary of Novartis (“Merger Sub”), will be merged (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Novartis, in accordance with the General Corporation Law of the State of Delaware and (ii) effect the separation of the SpinCo Business and the RemainCo Business (each as defined in the Agreement (as defined below)), prior to the effective time of the Merger, through a spin-off of the SpinCo Business (or a portion thereof) into a separate, publicly traded company (the “Spin-Off” and, together with the Merger, the “Proposed Transaction”). Pursuant to the Agreement, each share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than (i) shares of Company Common Stock held in the treasury of the Company, (ii) shares of Company Common Stock owned by Novartis or Merger Sub or any direct or indirect wholly owned subsidiary of Novartis or the Company and (iii) Appraisal Shares (as defined in the Agreement)) will be converted into the right to receive an amount in cash equal to $72.00, without interest, subject to any applicable withholding taxes (the “Cash Consideration”). The Separation and Distribution Agreement (as defined in the Agreement) provides that prior to the effective time of the Merger, the Company will distribute to each holder of the issued and outstanding Company Common Stock as of the Distribution Record Date (as defined in the Separation and Distribution Agreement) one-tenth of one share of the issued and outstanding common stock of Bryce Therapeutics, Inc. (“SpinCo”) (the “SpinCo Common Stock”), for every share of Company Common Stock (the “Stock Consideration” and together with the Cash Consideration, the “Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger among Novartis, the Company and Merger Sub (the “Agreement”) and the Spin-Off Agreements (as defined in the Agreement). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement and the Spin-Off Agreements.

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s stockholders of the Consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Consideration to be offered to the stockholders of the Company in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.

Restricted - External

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement, dated as of October 25, 2025, and the specific terms of the Merger; (2) the Spin-Off Agreements, each dated as of October 25, 2025, and the specific terms of the Spin-Off; (3) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025; (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company (the “Company Projections”); (5) net operating loss projections of the Company prepared by management of the Company (the “NOL Projections”); (6) estimates of the value of the SpinCo Common Stock to be issued as Stock Consideration, furnished to us by the Company (the “Estimated SpinCo Share Value”); (7) a trading history of the Company’s common stock from January 1, 2024 to October 23, 2025, and a comparison of that trading history with those of other companies that we deemed relevant; (8) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (9) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant; (10) certain publicly available research analyst reports for the Company; and (11) the results of our efforts to solicit indications of interest from third parties with respect to a sale of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition, access to capital and prospects (including, without limitation, management’s expectations regarding the amounts, timing and pricing of future equity issuances by the Company) and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. With respect to the NOL Projections, upon the advice of the Company, we have assumed that the amounts of the NOL Projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future utilization of net operating losses by the Company and that the net operating losses contained in the NOL Projections will be substantially realized in accordance with such estimates. With respect to the Estimated SpinCo Share Value, upon the advice of the Company, we have assumed that such estimates have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the value of the SpinCo Common Stock. At the instruction of the Company, we are assuming for purposes of our analysis and opinion that (i) the value of each share of SpinCo Common Stock will be equal to the Estimated SpinCo Share Value and (ii) a Permitted Third Party Sale (as defined in the Agreement) will not occur. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter. We express no opinion as to the prices at which shares of SpinCo Common Stock would trade following consummation of the Proposed Transaction.

We have assumed the accuracy of the representations and warranties contained in the Agreement, the Spin-Off Agreements and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and the Spin-Off Agreements and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement and the Spin-Off Agreements without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, the Consideration to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders from a financial point of view.

We are acting as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement and the rendering of this opinion. We have performed various investment banking services for the Company and Novartis in the past, and expect to perform such services for the Company, Novartis and SpinCo in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have performed the following investment banking and financial services: (i) for the Company (a) acted as joint bookrunning manager on the Company’s registered equity offering in June 2024 and (b) acted as joint bookrunning manager on the Company’s registered equity offering in August 2024 and (ii) for Novartis (a) acted as joint bookrunning manager on Novartis’s registered debt offering in September 2024 and (b) an affiliate of Barclays Capital Inc. has been a counterparty to Novartis in various hedging transactions.

Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Novartis and SpinCo for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

BARCLAYS CAPITAL INC.

Annex F

ATRIUM THERAPEUTICS

(A BUSINESS OF AVIDITY BIOSCIENCES, INC.)

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Avidity Biosciences, Inc.

San Diego, California

Opinion on the Combined Financial Statements

We have audited the accompanying combined balance sheets of Atrium Therapeutics (a Business of Avidity Biosciences, Inc.) (the “Company”) as of December 31, 2024 and 2023, the related combined statements of operations and comprehensive loss, changes in deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO USA, P.C.

We served as the Company’s auditor in 2025.

San Diego, California

December 10, 2025

Atrium Therapeutics

(a Business of Avidity Biosciences, Inc.)

Combined Balance Sheets

(in thousands)

	December 31,
	2024	2023
Assets
Current assets:
Accounts receivable	$—	$751
Prepaid assets	483	105

Total current assets	483	856
Property and equipment, net	1,083	1,166
Right-of-use assets	5,620	8,271

Total assets	$7,186	$10,293

Liabilities and Deficit
Current liabilities:
Accounts payable	$532	$498
Accrued liabilities (Note 4)	1,193	655
Accrued compensation	246	848
Lease liabilities, current portion	3,844	3,639
Deferred revenue, current portion	20,987	28,161

Total current liabilities	26,802	33,801
Lease liabilities, net of current portion	2,957	6,213
Deferred revenue, net of current portion	37,961	40,898
Other long-term liabilities	574	—

Total liabilities	68,294	80,912
Commitments and contingencies (Note 6)
Deficit:
Net Parent Investment	(61,108)	(70,619)

Total deficit	(61,108)	(70,619)

Total liabilities and deficit	$7,186	$10,293

See accompanying notes.

Atrium Therapeutics

(a Business of Avidity Biosciences, Inc.)

Combined Statements of Operations and Comprehensive Loss

(in thousands)

	Year Ended December 31,
	2024	2023
Collaboration revenue	$10,897	$9,764
Operating expenses:
Research and development	19,199	12,653
General and administrative	4,916	3,497

Total operating expenses	24,115	16,150

Loss from operations	(13,218)	(6,386)

Other income	2	1

Net loss before taxes	(13,216)	(6,385)

Income tax expense	(11,906)	—

Net loss and comprehensive loss	$(25,122)	$(6,385)

See accompanying notes.

Atrium Therapeutics

(a Business of Avidity Biosciences, Inc.)

Combined Statements of Changes in Deficit

(in thousands)

Net Parent Investment
Balance at January 1, 2023	$(7,720)
Net loss	(6,385)
Net transfers to Parent	(56,514)

Balance at December 31, 2023	$(70,619)

Net loss	(25,122)
Net transfers from Parent	34,633

Balance at December 31, 2024	$(61,108)

See accompanying notes.

Atrium Therapeutics

(a Business of Avidity Biosciences, Inc.)

Combined Statements of Cash Flows

(in thousands)

	Year Ended December 31
	2024	2023
Cash flows from operating activities
Net loss	$(25,122)	$(6,385)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	172	138
Stock-based compensation expense	3,177	2,507
Non-cash operating lease costs	204	195
Non-cash income tax expense	11,906	—
Changes in operating assets and liabilities:
Accounts receivable	751	1,386
Prepaid assets	(378)	(69)
Accounts payable	34	(46)
Accrued liabilities	538	(930)
Accrued compensation	(602)	140
Operating right-of-use assets and lease liabilities, net	(3,696)	(3,328)
Deferred revenues	(10,111)	62,782
Other long-term liabilities	574	—

Net cash (used) in provided by operating activities	(22,553)	56,390

Cash flows from investing activities
Purchases of property and equipment	(266)	(320)

Net cash used in investing activities	(266)	(320)
Cash flows from financing activities
Transfers from (to) Parent	22,819	(56,070)

Net cash provided by (used in) financing activities	$22,819	$(56,070)

Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$—	$—

Supplemental schedule of noncash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$1,741
Costs incurred, but not paid, in connection with purchases of property and equipment included in accounts payable and accrued liabilities	$—	$212

See accompanying notes.

Atrium Therapeutics

(a Business of Avidity Biosciences, Inc.)

Notes to Combined Financial Statements

1. Nature of Business and Basis of Presentation

Description of Business

On October 25, 2025, Avidity Biosciences, Inc. (“Avidity”) entered into an Agreement and Plan of Merger with Novartis AG (“Novartis”) and Ajax Acquisition Sub, Inc., a wholly owned subsidiary of Novartis (“Merger Sub”), pursuant to which Merger Sub will merge with and into Avidity (the “Merger”), with Avidity surviving as an indirect wholly owned subsidiary of Novartis.

In connection with the Merger, Avidity entered into a Separation and Distribution Agreement (the “Separation Agreement”) with Atrium Therapeutics, Inc. (the “Company”), a newly formed Delaware corporation and wholly owned subsidiary of Avidity, and Novartis (with respect to certain sections specified therein). Pursuant to the Separation Agreement, Avidity will undertake a pre-closing reorganization (the “Separation”) to transfer to the Company all assets and liabilities related to its early-stage precision cardiology programs and certain collaboration agreements. Avidity will retain all other assets and liabilities.

Following the Separation, Avidity will distribute all the outstanding shares of the Company’s common stock to Avidity’s stockholders on a pro rata basis (the “Spin-Off”). Upon completion of the Spin-Off, the Company will operate as an independent, publicly traded company. The Company will be capitalized with $270 million in cash, minus the sum of the amount of marketable securities and cash and cash equivalents contained in any accounts owned by the Company as of the close of business on the day prior to the date of the Spin-off. The Company will be led by a dedicated management team and board of directors. Avidity will have no continuing ownership interest in the Company following the Spin-Off.

The Merger Agreement and the Separation Agreement also provide for (i) a potential sale of the Company to a third party (a “Permitted Third Party Sale”) as an alternative to the Spin-Off, and (ii) a potential sale of certain Avidity assets that are subject to a right of first negotiation to an existing collaboration partner (a “ROFN Sale”). The combined financial statements have been prepared under the assumption that the Spin-Off will be consummated, and that neither a Permitted Third Party Sale or ROFN Sale will occur. The Company is expected to focus on advancing its pipeline of precision cardiology and executing collaboration agreements, leveraging the RNA delivery platform to develop novel therapeutics targeting diseases with high unmet medical need. The Company’s operations are subject to risks and uncertainties common to early-stage biotechnology companies, including, but not limited to, the development of new technological innovations by competitors, reliance on key personnel, protection of proprietary technology, compliance with regulatory requirements, and the ability to secure additional capital to fund operations. Product candidates currently under development will require significant additional research and development, including preclinical and clinical testing and regulatory approval, prior to commercialization. These efforts may require substantial capital, personnel, and infrastructure. Even if development efforts are successful, there is no assurance that the Company will generate significant revenue from product sales.

Basis of Presentation

Principles of Combination

The combined financial statements presented herein represents the combined balance sheets as of December 31, 2024 and 2023 and the related combined statements of operations and comprehensive loss, combined statements of changes in deficit, and combined statements of cash flows for each of the years ended December 31, 2024 and 2023 of Atrium Therapeutics, a business of Avidity (the “Company Business”).

The accompanying combined financial statements present, on a historical basis, the combined assets, liabilities, expenses and cash flows directly attributable to the Company Business which have been prepared from Avidity’s consolidated financial statements and accounting records and are presented on a standalone basis as if the operations have been conducted independently from Avidity. Historically, separate financial statements have not been prepared for the Company Business and it has not operated as a standalone business from Avidity. As a direct ownership relationship did not exist among all of the various programs comprising of the Company Business, Avidity’s net investment in the Company Business (Net Parent Investment) is shown in lieu of shareholders’ equity in the combined financial statements.

The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

The combined statements of operations and comprehensive loss include all costs directly related to the Company Business, including costs for facilities, functions and services utilized by the Company Business. The combined statements of operations and comprehensive loss also include allocations for various expenses related to Avidity’s corporate functions, including, but not limited to, research and development, legal and regulatory compliance, information technology, human resources and facility management. These expenses were allocated on the basis of a proportional cost allocation method primarily based on a percentage of the operating expenses. These cost allocations are a reasonable reflection of the utilization of services provided to, or benefit derived by, the Company Business during the periods presented, though the allocations may not be indicative of the actual costs that would have been incurred had the Company Business operated as a standalone company during the periods presented. It is not practicable to estimate actual costs that would have been incurred had the Company Business been a standalone company and operated as an unaffiliated entity during the periods presented. Actual costs that might have been incurred had the Company Business been a standalone company would depend on a number of factors, including the organizational structure, what corporate functions the Company Business might have performed directly or outsourced, and strategic decisions the Company Business might have made in areas such as executive management, legal and other professional services, and certain corporate overhead functions.

The income tax amounts in the combined financial statements have been calculated on a separate return method and are presented as if the Company Business operated as a separate taxpayer. Therefore, tax expense, cash tax payments, and items of current and deferred taxes may not be reflective of the Company Business’ actual tax balances prior to or subsequent to the distribution.

All material agreements are either Avidity agreements, or those Avidity expects to assign to the Company upon separation. Accordingly, all considerations paid by Avidity in association with these agreements are recorded in the combined financial statements of the Company Business.

In connection with the separation from Avidity, Avidity and the Company expect to enter into a transition services agreement whereby Avidity will provide certain transition services to the Company and the Company will provide certain nominal transition services to Avidity. The Company expects to incur certain costs to establish itself as a standalone public company, as well as ongoing additional costs associated with operating as an independent, publicly traded company.

Deficit balances in these combined financial statements represent the excess of total liabilities over total assets. Net Parent Investment is primarily impacted by contributions from Avidity which are the result of net funding provided by or distributed to Avidity.

Liquidity

The Company Business has devoted substantially all its efforts to therapeutic drug discovery and development. The Company Business has historically been dependent upon Avidity for all its working capital and financing requirements as Avidity uses a centralized approach to cash management and financing of its operations. The Company Business does not have legal ownership of any bank accounts and as such, had no cash and cash equivalents as of December 31, 2024 and 2023. Financial transactions relating to the Company Business are accounted for through the Net Parent Investment account. Avidity is expected to continue to fund its cash needs though the date of Separation and Spin-Off. Immediately prior to the Distribution, the Company will receive cash balances of $270.0 million, minus the sum of the amount of marketable securities and cash and cash equivalents contained in any accounts held by the Company as of the close of business on the day prior to the date of the Distribution, subject to certain adjustments agreed to by Avidity and Novartis.

The Company anticipates that Avidity’s funding support of the Company Business through its centralized cash management system, as well as the cash generated from its collaboration agreements, will be sufficient to meet working capital requirements for the next twelve months if the Separation and Distribution does not occur. Following the Separation and Distribution, the Company will no longer participate in Avidity’s centralized treasury system and will independently manage liquidity. Immediately prior to the effective time of the Distribution, Avidity will pay and contribute to the Company an amount in cash equal to $270 million, minus the sum of the amount of marketable securities and cash and cash equivalents contained in any accounts held by the Company as of the close of business on the day prior to the Distribution Date. Following the Spin-Off, the Company anticipates the Company Funding, as well as cash generated from its collaboration agreements, will be sufficient to meet our working capital requirements, capital expenditures and other general corporate purposes for at least twelve months following the Spin-Off. Whether these resources are adequate to meet the Company’s liquidity needs beyond that period will depend on the Company’s growth and operating results.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of combined financial statements in accordance with GAAP requires estimates and assumptions that impact the reported amounts of assets, liabilities, the disclosure of contingent assets and liabilities of the Company Business at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions reflected in these combined financial statements include, but are not limited to, determining the allocations of costs and expenses from Avidity. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable.

Concentrations of credit risk with respect to receivables from collaborators (see Note 3) are significant. As of December 31, 2023, a single collaborator accounted for 100% of the Company Business’ accounts receivable balance. The Company Business has contractual payment terms with each of its collaborators, and the Company Business monitors their financial performance and credit worthiness so that it can properly assess and respond to any changes in their credit profile. As of and for the years ended December 31, 2024 and 2023, there were no write-offs or allowances of accounts receivable related to credit risk for the Company Business’ collaborators.

Deficit

The Company Business’ equity on the combined balance sheets represents the historical investment by Avidity in the Company Business and is presented in Net Parent Investment in lieu of stockholders’ equity. The combined statements of changes in deficit includes net cash transfers and other assets and liabilities between Avidity and the Company Business as well as the net losses after tax.

Other Comprehensive Loss

The Company Business has no material components of other comprehensive loss and accordingly, net loss is equal to comprehensive loss in all periods presented.

Segment Information

The operations of the Company Business constitute a single operating and reportable segment, headquartered in the United States. Operating segments are defined as components of an enterprise for which discrete financial information is available and is evaluated regularly by the chief operating decision maker (“CODM”), in deciding how to allocate resources and assess performance. The CODM of the Company Business is Avidity’s Chief Executive Officer (“CEO”), who reviews combined financial information for the purposes of allocating resources and assessing performance. Factors considered in determining operating and reportable segments include the organization of our business, the nature of technology and the information reviewed by the CODM.

All revenues and assets were derived and held within the United States.

Revenue Recognition

To date, all the Company Business’ revenue has been derived from collaboration and research agreements. The terms of these arrangements include the following types of payments to the Company Business: non-refundable, upfront license fees; development, regulatory and commercial milestone payments; payments for research and development services provided by the Company or for manufacturing supply services the Company Business provides through its contract manufacturers; and royalties on net sales of licensed products.

At the inception of a collaboration arrangement, whether the contractual arrangement is within the scope of Accounting Standards Codification (“ASC”) Topic 808, Collaborative Arrangements (“ASC 808”) is assessed to determine whether the arrangement involves a joint operating activity and involves two (or more) parties that are both active participants in the activity and exposed to significant risks and rewards dependent on the commercial success of such activity. Then whether the collaboration arrangement in its entirety represents a contract with a customer as defined by ASC Topic 606 (“ASC 606”) is determined. If only a portion of the collaboration arrangement is potentially with a customer, the distinct good or service unit-of-account guidance in ASC 606 is applied to determine whether there is a unit of account that should be accounted for under ASC 606.

The following steps are performed in determining the appropriate amount of revenue to be recognized as it fulfills its obligations under each of these agreements: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when, or as, the Company satisfies each performance obligation. Significant judgment is applied when making estimates and assumptions under these agreements, including (i) evaluating whether contractual obligations represent distinct performance obligations, (ii) the assessment of whether options represent material rights, (iii) determining whether there are observable standalone prices and allocating transaction price to performance obligations within a contract, (iv) assessing whether any licenses are functional or symbolic, (v) determining when performance obligations have been met, and (vi) assessing the recognition of variable consideration. Each performance obligation is evaluated to determine if it can be satisfied and recognized as revenue at a point in time or over time.

The Company Business receives payments from its collaborators based on billing schedules established in each contract. Upfront and other payments may require deferral of revenue recognition to a future period until the Company performs its obligations under its research and collaboration arrangements. Amounts are recorded as accounts receivable when the Company Business’ right to consideration is unconditional.

License fees, non-refundable upfront fees, and funding of research activities are considered fixed, while milestone payments are identified as variable consideration and excluded from the transaction price. Revenue will be recognized for sales-based royalty if and when a subsequent sale occurs.

See Note 3 (Collaboration, License and Research Agreements) for additional details.

Research and Development Costs and Accruals

Research and development costs are expensed as incurred and include salaries, benefits and stock-based compensation associated with research and development personnel, third-party research and development expenses, license fees, laboratory supplies, facilities, overhead costs, and consultants. Nonrefundable advance payments for goods and services that will be used in future research and development activities are capitalized and recorded as expense in the period that the Company Business receives the goods or when services are performed. Payments for these activities are based on the terms of the individual agreements, which may differ from the pattern of costs incurred, and payments made in advance of or after performance are reflected in the accompanying combined balance sheets as prepaid assets or accrued liabilities. Actual results could differ from the Company Business’ estimates.

Income Taxes

The income tax provision of the Company Business was prepared using the separate return method. The separate return method applies the concepts of ASC Topic 740, Income Taxes, to the standalone financial statements of each member of the combined group as if the group members were separate taxpayers. The calculation of the Company Business’ income taxes using the separate return method requires judgment and use of both estimates and allocations.

Income taxes are accounted for under the asset and liability method. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company Business also follows the provisions of accounting for uncertainty in income taxes which prescribes a model for the recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, disclosure and transition.

Operating results of the Company Business have historically been included in the federal and state tax returns of Avidity and the resulting tax attributes will be retained by Avidity and will not be available to the Company for future use. As a result, any hypothetical net operating loss attributes and related valuation allowances are deemed to have been distributed to Avidity through the Net Parent Investment. As part of the separation, Avidity will retain all rights associated with the unused federal and state net operating losses, and research tax credit carryforwards to offset future taxable income. As a result, the Company Business does not have any associated deferred tax assets and liabilities for the years ended December 31, 2024 and December 31, 2023. Future income tax provisions may be impacted by future changes in the realizability of the hypothetical net operating loss deferred tax assets.

Property and Equipment

Property and equipment, including leasehold improvements, are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of the related assets. As of December 31, 2024 and 2023, the Company Business’ property and equipment consisted of lab equipment with a useful life ranging from three to five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease term. Repairs and maintenance charges that do not increase the useful life of the assets are charged to operating expenses as incurred.

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company Business has not recognized any impairment losses in any of the periods presented in these combined financial statements.

Leases

Whether an arrangement contains a lease is determined at the inception of a contract. Lease right-of-use assets represent the Company Business’ right to use an underlying asset for the lease term and lease liabilities represent the Company Business’ obligation to make lease payments arising from the lease. Operating lease right-of-use assets and liabilities are recognized at the commencement date based on the present value of future lease payments over the lease term. The interest rate used to determine the present value of the future lease payments is our estimated incremental borrowing rate based on market sources including interest rates for companies with similar credit quality for agreements of similar duration. The operating right-of-use asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company Business will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Variable lease payments that do not depend on a rate or index, payments associated with non-lease components, and costs related to leases with terms of less than 12 months are expensed as incurred.

Recently Issued Accounting Pronouncements

Income Taxes (Topic 740): Improvements to Income Tax Disclosures

In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances income tax disclosures, primarily through standardization and disaggregation of the income tax rate reconciliation and disaggregation of income taxes paid. ASU 2023-09 is effective for annual periods beginning after December 15, 2025. ASU 2023-09 can be applied either prospectively or retrospectively and early adoption is permitted. The Company is currently evaluating the impact that this guidance will have on the presentation of its combined financial statements and accompanying notes.

Disaggregation of Income Statement Expenses

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income— Expense Disaggregation Disclosures (Subtopic 220-40), to improve the disclosures of expenses by requiring public business entities to provide further disaggregation of relevant expense captions (i.e., employee compensation, depreciation, intangible asset amortization) in a separate note to the financial statements, a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, and the total amount of selling expenses and, in an annual reporting period, an entity’s definition of selling expenses. The transition method is prospective with the retrospective method permitted, and the ASU will be effective for the Company for its annual period ending December 31, 2027 and interim periods for the interim period beginning January 1, 2028. The Company is currently evaluating the impact on its disclosures.

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which modifies the disclosure and presentation requirements of reportable segments. The amendments in the update require the disclosure of significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment profit and loss. The amendments also require disclosure of all other segment items by reportable segment and a description of its composition. Additionally, the amendments require disclosure of the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Lastly, the amendment requires that a public entity that has a single reportable segment provide all the disclosures required by ASU 2023-07 and all existing segment disclosures in Topic 280. This update is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. ASU 2023-07 is applied retrospectively, and early adoption is permitted. The Company Business adopted the ASU on a retrospective basis in its annual period ending December 31, 2024 and interim periods for the interim period beginning on January 1, 2025. See Note 9 for further details.

3. Collaboration, License and Research Agreements

Research Collaboration and License Agreement and Securities Purchase Agreement with Bristol Myers Squibb Company

In November 2023, Avidity entered into (i) a Research Collaboration and License Agreement (the “BMS Collaboration Agreement”) with Bristol Myers Squibb Company (“BMS”) to expand on the research with MyoKardia Inc. (“MyoKardia”) and (ii) a Securities Purchase Agreement (the “BMS Purchase Agreement”) with BMS for the sale of 5,075,304 shares of Avidity’s common stock in a private placement transaction. The BMS Collaboration Agreement and the BMS Purchase Agreement are referred to herein as the “BMS Agreements.” Under the terms of the BMS Collaboration Agreement, BMS will have the right to select up to five targets (each a “Target”) for collaborative research programs under which the Company will utilize its proprietary RNA delivery platform to conduct research and development activities in order to identify, generate, and optimize AOC compounds directed to such Targets with the goal of generating an applicable development candidate. On a Target-by-Target basis, after the Company completes specified research activities in accordance with a research plan, BMS will have the right to develop, manufacture and commercialize such compounds generated during the research term, and products containing such compounds, worldwide. The research and activities conducted under the BMS Collaboration Agreement is governed by a joint steering committee comprised of representatives from the Company and BMS

Avidity received approximately $100.0 million upfront, including a $60.0 million nonrefundable cash payment and approximately $40.0 million from the sale of Avidity’s common stock at $7.8813 per share, which included an $8.7 million premium for the per share amount in excess of the fair value at the time of the transaction. Avidity is also eligible to receive up to approximately $1.35 billion in research and development milestone payments, up to approximately $825.0 million in commercial milestone payments, and tiered royalties from high single digits up to low double digits on net sales. Avidity is responsible for its own research costs incurred under the agreement, subject to a cumulative spending cap of $40.0 million. BMS will fund all future clinical development, regulatory and commercialization activities coming from this collaboration.

It was determined that the BMS Agreements should be accounted for separately from the research collaboration with MyoKardia (the “MyoKardia Agreement,” also separately defined below). There are two distinct units of accounting identified under the BMS Agreements. The first distinct unit of accounting includes (i) a license to technology and patents; (ii) collaboration services, including research services and technical and regulatory support; and (iii) participation on research oversight committees. The Company Business has determined that these elements individually are either not capable of being distinct or are not distinct within the context of the contract and, therefore, will account for them as a single distinct performance obligation for purposes of revenue recognition. The second distinct unit of accounting is related to the sale of common stock, which will be accounted for as an issuance of equity at fair value in accordance with the applicable accounting standards. Consideration received related to the premium on sale of the Avidity’s common stock was allocated to the transaction price for purposes of revenue recognition.

At the time the BMS Agreements were entered into, the fixed and determinable amount related to the first unit of accounting was $68.7 million, which includes the upfront cash payment and premium on sale of Avidity’s common stock. The Company Business will recognize revenue using the input method in an amount proportional to the collaboration expenses incurred and the total estimated collaboration expenses over the seven-year period in which it expects to deliver its performance obligation as this method provides the most faithful depiction of the Company Business’ transfer of services under the BMS Agreements. The Company Business periodically reviews and updates the estimated collaboration expenses, when appropriate, which adjusts the percentage of revenue that is recognized for the period. The remaining $31.3 million was allocated to the second unit of accounting related to the sale of common stock.

The initial consideration related to the $60.0 million cash payment and approximate $40.0 million sale of common stock was received prior to December 31, 2023. $9.8 million in revenues were recognized related to the BMS Agreements in 2024 and $0.2 million recognized related to the BMS Agreements in 2023.

Research Collaboration and License Agreement with Eli Lilly and Company

In April 2019, Avidity entered into a Research Collaboration and License Agreement (the “Lilly Agreement”) with Eli Lilly and Company (“Lilly”) for the discovery, development and commercialization of AOC products directed against certain targets in immunology and other select indications on a worldwide basis. Under the Lilly Agreement, Avidity granted Lilly an exclusive, worldwide, royalty-bearing license, with the right to sublicense (subject to certain conditions), under Avidity’s technology to research, develop manufacture and sell products containing AOCs that are directed to up to six mRNA targets Avidity agreed that it will not, itself or with a third party, research, develop, manufacture or commercialize or otherwise exploit any compound or product directed against targets subject to the Lilly Agreement.

In consideration of the rights granted to Lilly under the Lilly Agreement, Avidity received a one-time upfront fee of $20.0 million and the right to receive up to $60.0 million in development milestone payments, up to $140.0 million in regulatory milestone payments and up to $205.0 million in commercialization milestone payments per target. In August 2025, Avidity received a milestone payment of $10.0 million as the result of the achievement of a clinical development milestone for a collaboration target. Lilly is obligated to pay Avidity a tiered royalty ranging from the mid-single to low-double digits on worldwide annual net sales of licensed products, subject to specified and capped reductions for the market entry of biosimilar products, loss of patent coverage of licensed products, and for payments owed to third parties for additional rights necessary to commercialize licensed products in the territory. Lilly’s royalty obligations and the Lilly Agreement will expire on a licensed product-by-licensed product and country-by-country basis on the later of ten years from the date of the first commercial sale or when there is no longer a valid patent claim covering such licensed product in such country.

There are multiple promises to deliver goods and services identified, which include at inception of the agreement: (i) a license to technology and patents, information and know-how; and (ii) collaboration, including research services and technical and regulatory support provided by the Company Business. One performance obligation for the promises under the Lilly Agreement has been identified since the elements are either not capable of being distinct or are not distinct within the context of the contract. Accordingly, the Company Business recognizes revenue for the fixed or determinable collaboration in an amount proportional to the collaboration expenses incurred and the total estimated collaboration expenses over the 5-year period in which it expects to deliver its performance obligation. Periodically estimated collaboration expenses are reviewed and updated, when appropriate, which adjusts the percentage of revenue that is recognized for the period. In connection with the Lilly Agreement, the Company Business recognized revenue of $1.1 million and $9.5 million for the years ended December 31, 2024 and 2023, respectively. There were no collaboration receivables related to the Lilly Agreement as of December 31, 2024. Collaboration receivables were $0.8 million and $2.1 million related to the Lilly Agreement as of December 31, 2023 and January 1, 2023 which are included in accounts receivable on the combined balance sheets of the Company Business.

Research Agreement with MyoKardia, Inc. (“MyoKardia”)

In December 2020, Avidity entered into a Research Collaboration (the “MyoKardia Agreement”) with MyoKardia, a wholly-owned subsidiary of BMS, to demonstrate the potential utility of AOCs in cardiac tissue by leveraging MyoKardia’s genetic cardiomyopathy platform including, among other aspects, its novel target discovery engine and proprietary cardiac disease models. Under the terms of the MyoKardia Agreement, in July 2023, BMS as the successor in interest to MyoKardia, exercised its option to negotiate and enter into a License Agreement covering AOCs that modulate the function of cardiovascular targets. The Research Collaboration with MyoKardia was terminated in November 2023 upon execution of the Research Collaboration and License Agreement with BMS.

The amounts received that have not yet been recognized as revenue are deferred on the combined balance sheets of the Company Business and will be recognized over the remaining research and development period until the performance obligation is satisfied. A reconciliation of the closing balance of deferred revenue related to all collaboration agreements for the years ended December 31, 2024 and 2023 is as follows (in thousands):

Balance at January 1, 2023	$6, 277

Unearned revenue from cash received during the period	68,736
Revenue recognized that was included in the balance at the beginning of the period	(5,954)

Balance at December 31, 2023	69,059

Revenue recognized that was included in the balance at the beginning of the period	(10,111)

Balance at December 31, 2024	$58,948

4. Composition of Certain Combined Financial Statement Items

Property and equipment, net (in thousands)

	December 31,
	2024	2023
Laboratory equipment	$2,029	$1,763
Leasehold improvements	288	288

Property and equipment, gross	2,317	2,051
Less accumulated depreciation	(1,234)	(885)

Total property and equipment, net	$1,083	$1,166

During the years ended December 31, 2024 and 2023, the Company Business recognized depreciation expense of $0.2 million and $0.1 million, respectively, after allocations to Avidity.

Accrued Liabilities (in thousands)

	December 31,
	2024	2023
Accrued research	$684	$—
Accrued manufacturing and technical development	496	—
Other accrued liabilities	13	655

Total accrued liabilities	$1,193	$655

5. Leases

Operating Leases

In June 2020, Avidity entered into a five-year lease agreement, as amended in December 2020, at a location in San Diego, California. Avidity entered into an expansion lease in June 2023, with both leases being assigned to the Company in connection with the Separation and terminating concurrently on November 30, 2026. The leases contain base rent of approximately $0.3 million per month with 3% annual escalations, plus a percentage of taxes and operating expenses incurred by the lessor in connection with the ownership and management of the property.

Supplemental balance sheet information related to operating leases as of December 31, 2024 and 2023 is as follows (in thousands):

	Year Ended December 31,
	2024	2023
Operating right-of-use asset	$5,620	$8,271
Operating lease liability:
Current	3,844	3,639
Non-current	2,957	6,213

Total operating lease liability	$6,801	$9,852

The following table presents the weighted-average remaining lease term and discount rates:

	Year Ended December 31,
	2024	2023
Weighted-average remaining lease term (years)	1.92	2.92
Weighted-average discount rate	5.9%	5.9%

During the years ended December 31, 2024 and 2023, the Company Business recognized operating lease expense of $0.2 million and $0.2 million, respectively, after allocations to Avidity.

The future minimum lease payments by lease classification as of December 31, 2024 are as follows (in thousands):

Operating
2025	$3,854
2026	3,639

Total future lease payments	7,493

Less: imputed interest	(692)

Lease liability	$6,801

6. Commitments and Contingencies

Litigation

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that liability has been incurred and the amount can be reasonably estimated. There are no such matters currently outstanding for which any liabilities have been accrued.

Contractual Obligations

The Company Business enters into contracts in the normal course of business for contract research services, professional services, and other services and products for operating purposes. These contracts may include certain provisions that could require payments for early termination. The amount of any such termination payments will vary depending on the timing of the termination and the specific terms of the contract.

7. Stock-Based Compensation

The Company Business currently has no stock-based compensation plan. Avidity has stock-based compensation plans under which it may issue common shares or restricted common shares or grant incentive stock options or non-qualified stock options for the purchase of common shares, to employees, members of the board of directors and consultants of Avidity. Avidity also has an Employee Stock Purchase Plan (the “ESPP”) which allows eligible employee who are participating in the plan to purchase shares of Avidity at a discount. Stock-based compensation has been allocated to the Company Business by using a proportional cost allocation method primarily based on a percentage of the operating expense. The amounts presented are not necessarily indicative of future awards and do not necessarily reflect the costs that the Company Business would have incurred as an independent company for the periods presented.

Stock-based compensation expense is incurred related to stock option and restricted stock grants, and to shares sold under the ESPP.

Stock-based compensation expense for stock option grants is determined using the Black-Scholes-Merton (“BSM”) option pricing model and is recorded at the estimated fair value of the award as of the grant date and recognized as expense on a straight-line basis over the requisite service period (usually the vesting period) of the stock-based award. Stock-based compensation expense for Restricted Stock Units (“RSUs”) is recorded at the market price of a share of Avidity’s stock on the date of grant and is recognized as expense on a straight-line basis over the service period. Stock-based compensation expense for Performance Stock Units (“PSUs”) is recorded at the market price of a share of Avidity’s stock on the date of grant and recognized on a straight-line basis over the requisite service periods beginning when the achievement of the performance condition is determined to be probable. Stock-based compensation expense for employee stock purchases under Avidity’s ESPP is determined using the BSM option pricing model and is recorded at the estimated fair value of the purchase as of the plan enrollment date and is recognized as expense on a straight-line basis over the applicable six-month ESPP offering period. The estimation of fair value for stock-based compensation requires management to make estimates and judgments about, among other things, the estimated life of options and volatility of Avidity’s common stock. These judgments directly affect the amount of compensation expense that will be recognized. Forfeitures are accounted for as incurred. Stock-based compensation expense attributed to the Company by classification included within the combined statements of operations and comprehensive loss was as follows (in thousands):

	Year Ended December 31,
	2024	2023
Research and development expense	$1,616	$1,443
General and administrative expense	1,561	1,064

Total stock-based compensation expense	$3,177	$2,507

8. Income Taxes

A reconciliation of the income tax expense computed at the U.S. federal statutory income tax rate to the Company Business’ income tax expense is as follows (in thousands):

	Year Ended December 31,
	2024	2023
Income taxes benefit at statutory rates	$(2,775)	$(1,341)
State income tax benefit, net of federal benefit	(389)	(174)
Permanent items	4	3
Stock based compensation	(843)	41
Sec. 162(m) Limitation	806	—
Uncertain tax positions	378	197
Research and development credits	(1,561)	(794)
Rate adjustment	14	421
Valuation allowance	16,272	1,647

Income tax expense	$11,906	$—

The Company Business’ net deferred tax assets (liabilities) are as follows (in thousands):

	Year Ended December 31,
	2024	2023
Deferred tax assets:
Deferred revenue	$13,877	$77
Accrued expenses	45	156
Lease liabilities	1,601	2,342
Stock-based compensation	1,247	1,181

Total deferred tax assets	16,770	3,756
Less valuation allowance	(15,224)	(1,533)

Net deferred tax assets	1,546	2,223

Deferred tax liabilities
Right-of-use assets	(1,323)	(1,966)
Depreciation	(223)	(257)

Total deferred tax liabilities	(1,546)	(2,223)

Net deferred tax assets	$—	$—

The Company Business has established a valuation allowance against its net deferred tax assets due to the uncertainty that such assets will be realized. The recoverability of the deferred tax assets are periodically evaluated. At such time as it is determined that it is more likely than not that the deferred tax assets will be realizable, the valuation allowance will be released. The change in the valuation allowance was an increase of $13.7 million and decrease of $1.5 million for the years ended December 31, 2024 and 2023, respectively.

As of December 31, 2024, the Company Business has utilized federal and state net operating loss (NOL) carryforwards to offset its taxable income. The federal NOL carryforwards have been fully utilized with consideration of the 80% limitation of taxable income. The remaining California NOLs begin to expire in 2043 unless previously utilized.

As of December 31, 2024, the Company Business has utilized its federal and state research and development tax credits to offset its taxable income. The Company Business has not recorded any DTA for net operating losses or R&D credits as the NOLs and credits generated will stay with Avidity subsequent to the Separation.

A reconciliation of the beginning and ending unrecognized tax benefit amount is as follows (in thousands):

	Year Ended December 31,
	2024	2023
Gross unrecognized tax benefits at the beginning of the year	$—	$—
Increase related to current year positions	377	—
Increase related to prior year positions	212	—

Gross unrecognized tax benefits at the end of the year	$589	$—

As of December 31, 2024, included in other long-term liabilities is a balance of $0.6 million which represents gross unrecognized tax benefits less federal benefit of state tax. There were no such balances as of December 31, 2023.

The unrecognized tax benefit amounts are reflected in the determination of the Company Business’ deferred tax assets. If recognized, these amounts would affect the Company Business’ effective tax rate. The Company Business does not foresee material changes to its liability for uncertain tax benefits within the next twelve months.

The Company Business’ policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company Business has no accrual for interest or penalties as of December 31, 2024 or 2023.

9. Related Party Transactions

Net Parent Investment

The Company Business has not historically operated as a standalone business and the combined financial statements are derived from the consolidated financial statements and accounting records of Avidity. The following disclosure summarizes activity between the Company Business and Avidity, including the affiliates of Avidity that are not part of the planned Spin-Off.

Net transfers from Avidity represent the net effect of transactions between Avidity and the Company Business prior to the Separation. The components of net transfers from Avidity are as follows (in thousands):

	December 31,
	2024	2023
Net transfers from (to) Parent as reflected in the combined statement of cash flows	$22,819	$(56,070)
Non-cash income tax expense	11,906	—
Stock-based compensation	3,177	2,507
Lease expense for Avidity	(3,092)	(2,782)
Depreciation for Avidity	(177)	(169)

Net transfers from (to) Parent as reflected in the combined statement of changes in deficit	$34,633	$(56,514)

Cost Allocations

The combined financial statements reflect allocations of certain expenses from the consolidated financial statements of Avidity, including research and development expenses and general and administrative expenses. These allocations include, but are not limited to, executive management, employee compensation and benefits, facilities and operations, information technology, business development, financial services (such as accounting, audit, and tax), legal, insurance, and stock-based compensation.

These allocations to the Company Business are reflected in the combined statements of operations and comprehensive loss as follows (in thousands):

	Year Ended December 31,
	2024	2023
Cost allocations
Research and development expense	$7,151	$5,759
General and administrative expense	5,270	3,497

Total cost allocations	$12,421	$9,256

Management believes these cost allocations are a reasonable reflection of services provided to, of the benefit derived by, the Company Business during the periods presented. The allocations may not, however, be indicative of the actual expenses that would have been incurred had the Company Business operated as a standalone public company. Actual costs that may have been incurred if the Company Business had been a standalone public company would depend on a number of factors, including the chosen organizational structure, whether functions were outsourced or performed by the Company Business employees, and strategic decisions made in areas such as research and development, information technology and infrastructure.

Stock-Based Compensation

The Company Business participates in Avidity’s share-based compensation plans, the costs of which have been allocated to the Company Business and recorded in research and development and general and administrative expenses in the combined statements of operations and comprehensive loss. Refer to Note 7 for additional information.

10. Segment Information

Our operations constitute a single operating and reportable segment and reflects how Avidity’s CEO, who is the CODM, manages the Company Business, including allocating resources and measuring performance. The Company Business derives its revenues from its research collaboration and license agreements with BMS and Lilly, which are further described in “Note 3 – Collaboration, License and Research Agreements.” Segment performance is measured based on net loss, which the CODM uses to evaluate the results of the segment and to make operational decisions when managing the Company Business, such as how to allocate the resources of the business to advance our preclinical and research programs and to monitor budgeted to actual expenditures. The measure of segment assets is reported on the combined balance sheets as total combined assets. The following table presents financial information, including significant segment expenses, which are regularly provided to the CODM and included within combined net loss. Research and development expenses and general and administrative expenses are adjusted to exclude depreciation and stock-based compensation for segment presentation. Other segment items include depreciation, stock-based compensation, other income, and income tax expense (in thousands):

	Year Ended December 31,
	2024	2023
Collaboration revenue	$10,897	$9,764

Research and development	17,441	11,101
General and administrative	3,325	2,404
Total other segment items	15,253	2,644

Net loss and comprehensive loss	$(25,122)	$(6,385)

11. Subsequent Events

The Subsequent events were evaluated to assess the need for potential recognition and disclosure in this report through December 10, 2025, the date on which these combined financial statements were available to be issued. Based upon this evaluation, it was determined that no additional subsequent events required recognition or disclosure in these combined financial statements, other than those described in Note 1.

Atrium Therapeutics

(a Business of Avidity Biosciences, Inc.)

Condensed Combined Balance Sheets

(in thousands)

(unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Prepaid assets	$1,262	$483

Total current assets	1,262	483
Property and equipment, net	2,770	1,083
Right-of-use assets	3,512	5,620

Total assets	$7,544	$7,186

Liabilities and Deficit
Current liabilities:
Accounts payable	$451	$532
Accrued liabilities (Note 4)	5,605	1,193
Accrued compensation	2,593	246
Lease liabilities, current portion	3,967	3,844
Deferred revenue, current portion	19,123	20,987

Total current liabilities	31,739	26,802
Lease liabilities, net of current portion	312	2,957
Deferred revenue, net of current portion	32,066	37,961
Other long-term liabilities	574	574

Total liabilities	64,691	68,294
Commitments and contingencies (Note 6)
Deficit:
Net Parent Investment	(57,147)	(61,108)

Total deficit	(57,147)	(61,008)

Total liabilities and deficit	$7,544	$7,186

See accompanying notes.

Atrium Therapeutics

(a Business of Avidity Biosciences, Inc.)

Condensed Combined Statements of Operations and Comprehensive Loss

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2025	2024
Collaboration revenue	$17,759	$7,924
Operating expenses:
Research and development	29,979	11,680
General and administrative	8,309	3,211

Total operating expenses	38,288	14,891

Loss from operations	(20,529)	(6,967)

Other expense	(12)	(2)

Net loss before taxes	(20,541)	(6,969)

Income tax benefit (expense)	176	(6,641)

Net loss and comprehensive loss	$(20,365)	$(13,610)

See accompanying notes.

Atrium Therapeutics

(a Business of Avidity Biosciences, Inc.)

Condensed Combined Statements of Changes in Deficit

(in thousands)

(unaudited)

Net Parent Investment
Balance at January 1, 2024	$(70,619)
Net loss	(13,610)
Net transfer from Parent	20,562

Balance at September 30, 2024	$(63,667)

Net Parent Investment
Balance at January 1, 2025	$(61,108)
Net loss	(20,365)
Net transfer from Parent	24,326

Balance at September 30, 2025	$(57,147)

See accompanying notes.

Atrium Therapeutics

(a Business of Avidity Biosciences, Inc.)

Condensed Combined Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(20,365)	$(13,610)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	201	114
Stock-based compensation expense	4,127	2,087
Non-cash operating lease costs	296	139
Non-cash income tax (benefit) expense	(176)	6,641
Changes in operating assets and liabilities:
Accounts receivable	—	751
Prepaid assets	(779)	(446)
Other current assets	—	(88)
Accounts payable	(81)	(178)
Accrued liabilities	2,834	(244)
Accrued compensation	2,347	112
Operating right-of-use assets and lease liabilities, net	(2,522)	(2,752)
Deferred revenues	(7,759)	(7,138)
Other long-term liabilities	—	322

Net cash used in operating activities	(21,877)	(14,290)

Cash flows from investing activities
Purchases of property and equipment	(566)	(48)

Net cash used in investing activities	(566)	(48)

Cash flows from financing activities
Transfers from Parent	22,443	14,338

Net cash provided by financing activities	22,443	14,338

Net increase (decrease) in cash and cash equivalents	—	—
Cash, and cash equivalents at beginning of period	—	—

Cash, and cash equivalents at end of period	$—	$—

Supplemental schedule of noncash investing and financing activities:
Costs incurred, but not paid, in connection with purchases of property and equipment included in accounts payable and accrued liabilities	$1,578	$—

See accompanying notes.

Atrium Therapeutics

(a Business of Avidity Biosciences, Inc.)

Notes to Condensed Combined Financial Statements

(unaudited)

1. Nature of Business and Basis of Presentation

Description of Business

On October 25, 2025, Avidity Biosciences, Inc. (“Avidity”) entered into an Agreement and Plan of Merger with Novartis AG (“Novartis”) and Ajax Acquisition Sub, Inc., a wholly owned subsidiary of Novartis (“Merger Sub”), pursuant to which Merger Sub will merge with and into Avidity (the “Merger”), with Avidity surviving as an indirect wholly owned subsidiary of Novartis.

In connection with the Merger, Avidity entered into a Separation and Distribution Agreement (the “Separation Agreement”) with Atrium Therapeutics, Inc. (the “Company”), a newly formed Delaware corporation and wholly owned subsidiary of Avidity, and Novartis (with respect to certain sections specified therein). Pursuant to the Separation Agreement, Avidity will undertake a pre-closing reorganization (the “Separation”) to transfer to the Company all assets and liabilities related to its early-stage precision cardiology programs and certain collaboration agreements. Avidity will retain all other assets and liabilities.

Following the Separation, Avidity will distribute all the outstanding shares of the Company’s common stock to Avidity’s stockholders on a pro rata basis (the “Spin-Off”). Upon completion of the Spin-Off, the Company will operate as an independent, publicly traded company. The Company will be capitalized with $270 million in cash, minus the sum of the amount of marketable securities and cash and cash equivalents contained in any accounts held by the Company as of the close of business on the day prior to the date of the Spin-off. The Company will be led by a dedicated management team and board of directors. Avidity will have no continuing ownership interest in the Company following the Spin-Off.

The Merger Agreement and the Separation Agreement also provide for (i) a potential sale of the Company to a third party (a “Permitted Third Party Sale”) as an alternative to the Spin-Off, and (ii) a potential sale of certain the Avidity assets that are subject to a right of first negotiation to an existing collaboration partner (a “ROFN Sale”). The condensed combined financial statements have been prepared under the assumption that the Spin-Off will be consummated, and that neither a Permitted Third Party Sale or ROFN Sale will occur.

The Company is expected to focus on advancing its pipeline of precision cardiology and executing collaboration agreements, leveraging the RNA delivery platform to develop novel therapeutics targeting diseases with high unmet medical need. The Company’s operations are subject to risks and uncertainties common to early-stage biotechnology companies, including, but not limited to, the development of new technological innovations by competitors, reliance on key personnel, protection of proprietary technology, compliance with regulatory requirements, and the ability to secure additional capital to fund operations. Product candidates currently under development will require significant additional research and development, including preclinical and clinical testing and regulatory approval, prior to commercialization. These efforts may require substantial capital, personnel, and infrastructure. Even if development efforts are successful, there is no assurance that the Company will generate significant revenue from product sales.

Basis of Presentation

Principles of Combination

The unaudited condensed combined financial statements presented herein represents the unaudited condensed combined balance sheets as of September 30, 2025 and December 31, 2024 and the related unaudited condensed combined statements of operations and comprehensive loss, unaudited condensed combined statements of changes in deficit, and unaudited condensed combined statements of cash flows for each of the nine months ended September 30, 2025 and 2024 of Atrium Therapeutics, a business of Avidity (the “Company Business”).

The accompanying unaudited condensed combined financial statements should be read in conjunction with the audited annual combined financial statements and related notes included within this information statement. Certain financial information that is normally included in annual financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), but is not required for interim reporting purposes, has been condensed or omitted. Management must make estimates and assumptions that affect the condensed combined financial statements and the related footnote disclosures. While management uses its best judgment, actual results could differ from those estimates.

The unaudited condensed combined financial statements present, on a historical basis, the combined assets, liabilities, expenses and cash flows directly attributable to the Company Business which have been prepared from Avidity’s consolidated financial statements and accounting records and are presented on a standalone basis as if the operations have been conducted independently from Avidity. Historically, separate financial statements have not been prepared for the Company Business and it has not operated as a standalone business from Avidity. As a direct ownership relationship did not exist among all of the various programs comprising the Company Business, Avidity’s net investment in the Company Business (“Net Parent Investment”) is shown in lieu of shareholders’ equity in the unaudited condensed combined financial statements.

The unaudited condensed combined statements of operations and comprehensive loss include all costs directly related to the Company Business, including costs for facilities, functions and services utilized by the Company Business. The unaudited condensed combined statements of operations and comprehensive loss also include allocations for various expenses related to Avidity’s corporate functions, including, but not limited to, research and development, legal and regulatory compliance, information technology, human resources and facility management. These expenses were allocated on the basis of a proportional cost allocation method primarily based on a percentage of the operating expense. These cost allocations are a reasonable reflection of the utilization of services provided to, or benefit derived by, the Company Business during the periods presented, though the allocations may not be indicative of the actual costs that would have been incurred had the Company Business operated as a standalone company during the periods presented. It is not practicable to estimate actual costs that would have been incurred had the Company Business been a standalone company and operated as an unaffiliated entity during the periods presented. Actual costs that might have been incurred had the Company Business been a standalone company would depend on a number of factors, including the organizational structure, what corporate functions the Company Business might have performed directly or outsourced and strategic decisions the Company might have made in areas such as executive management, legal and other professional services, and certain corporate overhead functions.

The income tax amounts in the condensed combined financial statements have been calculated on a separate return method and are presented as if the Company Business’ operations were separate taxpayers in the respective jurisdiction. Therefore, tax expense, cash tax payments, and items of current and deferred taxes may not be reflective of the Company Business’ actual tax balances prior to or subsequent to the distribution.

All material agreements are either Avidity agreements, or those Avidity expects to assign to the Company upon separation. Accordingly, all considerations paid by Avidity in association with these agreements are recorded in the condensed combined financial statements of the Company Business.

In connection with the Separation, Avidity and the Company expect to enter into a transition services agreement whereby Avidity will provide certain transition services to the Company and the Company will provide certain nominal transition services to Avidity. The Company expects to incur certain costs to establish itself as a standalone public company, as well as ongoing additional costs associated with operating as an independent, publicly traded company.

The condensed combined balance sheets include assets and liabilities that have been determined to be specifically identifiable or otherwise attributable to the Company Business, including certain assets that were historically held at the corporate level in Avidity. All intracompany transactions within the Company Business have been eliminated. All intercompany transactions between the Company Business and Avidity are considered to be effectively settled in the condensed combined financial statements at the time the transactions are recorded. The total net effect of these intercompany transactions considered to be settled is reflected in the combined statement of cash flows within financing activities and in the condensed combined balance sheets as “Net Parent Investment.”

Deficit balance in these condensed combined financial statements represents the excess of liabilities over total assets. Net Parent Investment is primarily impacted by contributions from Avidity which are the result of net funding provided by or distributed to Avidity.

As noted above, the notes to these condensed combined financial statements are unaudited.

Liquidity

The Company Business has devoted substantially all its efforts to therapeutic drug discovery and development. The Company Business has historically been dependent upon Avidity for all its working capital and financing requirements as Avidity uses a centralized approach to cash management and financing of its operations. The Company Business does not have legal ownership of any bank accounts and as such, had no cash and cash equivalents as of September 30, 2025 and December 31, 2024. Financial transactions relating to the Company Business are accounted for through the Net Parent Investment account. The Company Business expects Avidity to continue to fund its cash needs though the date of separation and spin-off. As part of the Separation and Spin-Off from Avidity, the Company Business will receive cash balances of $270.0 million, minus the sum of the amount of marketable securities and cash and cash equivalents contained in any accounts held by the Company as of the close of business on the day prior to the date of the Distribution subject to certain adjustments agreed to by Avidity and Novartis.

The Company anticipates that Avidity’s funding support of the Company Business through its centralized cash management system, as well as the cash generated from its collaboration agreements, will be sufficient to meet working capital requirements for the next twelve months if the Separation and Distribution does not occur. Following the Separation and Distribution, the Company will no longer participate in Avidity’s centralized treasury system and will independently manage liquidity. Immediately prior to the effective time of the Distribution, Avidity will pay and contribute to the Company an amount in cash equal to $270 million, minus the sum of the amount of marketable securities and cash and cash equivalents contained in any accounts held by the Company as of the close of business on the day prior to the Distribution Date. Following the Spin-Off, the Company anticipates the Company Funding, as well as cash generated from its collaboration agreements, will be sufficient to meet our working capital requirements, capital expenditures and other general corporate purposes for at least twelve months following the Spin-Off. Whether these resources are adequate to meet the Company’s liquidity needs beyond that period will depend on the Company’s growth and operating results.

2. Summary of Significant Accounting Policies

Unaudited Condensed Combined Financial Information

The accompanying unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. The accompanying unaudited condensed combined financial statements do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete condensed combined financial statements. The accompanying year-end condensed combined balance sheets was derived from audited combined financial statements but does not include all disclosures required by GAAP. The unaudited condensed combined financial statements have been prepared on the same basis as the audited combined financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company Business’ financial position as of September 30, 2025 and the results of its operations for the nine months ended September 30, 2025 and 2024 and its cash flows for the nine months ended September 30, 2025 and 2024. The results for the nine months ended September 30, 2025 are not necessarily indicative of results to be expected for the year ending December 31, 2025, any other interim periods or any future year or period.

Use of Estimates

The preparation of condensed combined financial statements of the Company Business in accordance with GAAP requires estimates and assumptions that impact the reported amounts of assets, liabilities, the disclosure of contingent assets and liabilities at the date of the condensed combined financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

Income Taxes (Topic 740): Improvements to Income Tax Disclosures

In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances income tax disclosures, primarily through standardization and disaggregation of the income tax rate reconciliation and disaggregation of income taxes paid. ASU 2023-09 is effective for annual periods beginning after December 15, 2025. ASU 2023-09 can be applied either prospectively or retrospectively and early adoption is permitted. The Company is currently evaluating the impact that this guidance will have on the presentation of its combined financial statements and accompanying notes.

Disaggregation of Income Statement Expenses

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income— Expense Disaggregation Disclosures (Subtopic 220-40), to improve the disclosures of expenses by requiring public business entities to provide further disaggregation of relevant expense captions (i.e., employee compensation, depreciation, intangible asset amortization) in a separate note to the financial statements, a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, and the total amount of selling expenses and, in an annual reporting period, an entity’s definition of selling expenses. The transition method is prospective with the retrospective method permitted, and the ASU will be effective for the Company for its annual period ending December 31, 2027 and interim periods for the interim period beginning January 1, 2028. The Company is currently evaluating the impact on its disclosures.

3. Collaboration, License and Research Agreements

Research Collaboration and License Agreement and Securities Purchase Agreement with Bristol Myers Squibb Company

In November 2023, Avidity entered into a Research Collaboration and License Agreement (the “BMS Collaboration Agreement”) with Bristol Myers Squibb Company (“BMS”) to expand on its research with MyoKardia Inc. (“MyoKardia”). In connection with the BMS Collaboration Agreement, Avidity recognized revenue of $7.8 million and $6.8 million for the nine months ended September 30, 2025 and 2024, respectively. There were no collaboration receivables related to the BMS Collaboration Agreement in any of the periods presented.

Research Collaboration and License Agreement with Eli Lilly and Company

In April 2019, Avidity entered into a Research Collaboration and License Agreement (the “Lilly Agreement”) with Eli Lilly and Company (“Lilly”) for the discovery, development and commercialization of AOC products directed against certain targets in immunology and other select indications on a worldwide basis. The Company Business recognized revenue of $10.0 million and $1.1 million for the nine months ended September 30, 2025 and 2024, respectively. In August 2025, Lilly paid the Company $10.0 million as the result of the achievement of a clinical development milestone under the Lilly Agreement for a collaboration target. There were no collaboration receivables related to the Lilly Agreement as of September 30, 2025 and December 31, 2024. There was no deferred revenue related to the Lilly Agreement at September 30, 2025.

The amounts received that have not yet been recognized as revenue are deferred on the Company Business’ condensed combined balance sheets and will be recognized over the remaining research and development period until the performance obligation is satisfied. A reconciliation of the closing balance of deferred revenue related to all collaboration agreements for the nine months ended September 30, 2025 and 2024 is as follows (in thousands):

Balance at January 1, 2024	$69,059
Revenue recognized that was included in the balance at the beginning of the period	(7,138)

Balance at September 30, 2024	$61,921

Balance at January 1, 2025	$58,948
Revenue recognized that was included in the balance at the beginning of the period	(7,759)

Balance at September 30, 2025	$51,189

4. Composition of Certain Combined Financial Statement Items

Property and equipment, net (in thousands)

	September 30, 2025	December 31, 2024
Laboratory equipment	$4,173	$2,030
Leasehold improvements	—	288

Property and equipment, gross	4,173	2,318
Less accumulated depreciation	(1,403)	(1,235)

Total property and equipment, net	$2,770	$1,083

During the nine months ended September 30, 2025 and 2024, the Company Business recognized depreciation expense of $0.2 million and $0.1 million, respectively, after allocations to Avidity.

Accrued liabilities (in thousands)

	September 30, 2025	December 31, 2024
Accrued manufacturing and technical development	$3,847	$496
Accrued research	159	684
Other accrued liabilities	1,599	13

Total accrued liabilities	$5,605	$1,193

5. Leases

Operating Leases

In June 2020, Avidity entered into a five-year lease agreement, as amended in December 2020, at a location in San Diego, California. Avidity entered into an expansion lease in June 2023, with both leases being assigned to the Company in connection with the Separation and terminating concurrently on November 30, 2026. The leases contain base rent of approximately $0.3 million per month with 3% annual escalations, plus a percentage of taxes and operating expenses incurred by the lessor in connection with the ownership and management of the property.

Supplemental balance sheet information related to operating leases as of September 30, 2025 and December 31, 2024 is as follows (in thousands):

	As of September 30, 2025	As of December 31, 2024
Operating right-of-use asset	$3,512	$5,620
Operating lease liability:
Current	3,967	3,844
Non-current	312	2,957

Total operating lease liability	$4,279	$6,801

The following table presents the weighted-average remaining lease term and discount rates:

	As of September 30, 2025	As of December 31, 2024
Weighted-average remaining lease term (years)	1.17	1.92
Weighted-average discount rate	5.9%	5.9%

During the nine months ended September 30, 2025 and 2024, the Company Business recognized operating lease expense of $0.3 million and $0.1 million, respectively, after allocations to Avidity.

The Company Business’ future minimum lease payments by lease classification as of September 30, 2025 are as follows (in thousands):

Operating
2025 (remaining three months)	$972
2026	3,639

Total future lease payments	4,611

Less: imputed interest	(332)

Lease liability	$4,279

6. Commitments and Contingencies

Litigation

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that liability has been incurred and the amount can be reasonably estimated. There are no such matters currently outstanding for which any liabilities have been accrued.

Contractual Obligations

The Company Business enters into contracts in the normal course of business for contract research services, professional services, and other services and products for operating purposes. These contracts may include certain provisions that could require payments for early termination. The amount of any such termination payments will vary depending on the timing of the termination and the specific terms of the contract.

7. Stock-Based Compensation

The Company Business currently has no stock-based compensation plan. Avidity has stock-based compensation plans under which it may issue common shares or restricted common shares or grant incentive stock options or non-qualified stock options for the purchase of common shares, to employees, members of the board of directors and consultants of Avidity. Avidity also has an Employee Stock Purchase Plan (the “ESPP”) which allows eligible employee who are participating in the plan to purchase shares of Avidity at a discount.

Stock-based compensation has been allocated to the Company Business by using proportional cost allocation method primarily based on a percentage of the operating expense. The amounts presented are not necessarily indicative of future awards and do not necessarily reflect the costs that the Company Business would have incurred as an independent company for the periods presented.

Stock-based compensation expense is incurred related to stock option and restricted stock grants, and to shares sold under the ESPP.

The allocation of stock-based compensation expense across the Company Business’ equity incentive plans described in the condensed combined financial statements was as follows (in thousands):

	Nine Months Ended September 30,
	2025	2024
Research and development expense	$2,145	$1,063
General and administrative expense	1,982	1,024

Total stock-based compensation expense	$4,127	$2,087

8. Income Taxes

The Company Business recognized income tax benefit of $0.2 million and income tax expense of $6.6 million for the nine months ended September 30, 2025 and 2024, respectively, resulting in effective tax rates of 1% for September 30, 2025, and (95.3%) for September 30, 2024. The effective tax rate for the nine months ended September 30, 2025 varies from the U.S. federal statutory tax rate of 21% primarily due to the full valuation allowance against all its deferred tax assets. The effective tax rate for the nine months ended September 30, 2024, varies from the U.S. federal statutory tax rate of 21% primarily due to the current income tax expense arising from the recognition of deferred revenue for tax purposes, and the increase in the valuation allowance corresponding to the deferred revenue. As of September 30, 2025 and December 31, 2024, included in other long-term liabilities is a balance of $0.6 million and $0.6 million, respectively, which represents gross unrecognized tax benefits less federal benefit of state tax.

9. Related Party Transactions

Net Parent Investment

The Company Business has not historically operated as a standalone business and the condensed combined financial statements are derived from the consolidated financial statements and accounting records of Avidity. The following disclosure summarizes activity between the Company Business and Avidity, including the affiliates of Avidity that are not part of the planned spin-off.

Net transfers from Avidity represent the net effect of transactions between Avidity and the Company Business prior to the Separation. The components of net transfers from Avidity are as follows (in thousands):

	September 30,
	2025	2024
Net transfers from Parent as reflected in the Combined Statement of Cash Flows	$22,443	$14,338
Non-cash income tax (benefit) expense	(176)	6,641
Stock-based compensation	4,127	2,087
Lease expense for Avidity	(1,812)	(2,334)
Depreciation for Avidity	(256)	(170)

Net transfers from Parent as reflected in the Combined Statement of Changes in Deficit	$24,326	$20,562

Cost Allocations

The condensed combined financial statements reflect allocations of certain expenses from the financial statements of Avidity, including research and development expenses and general and administrative expenses. These allocations include, but are not limited to, executive management, employee compensation and benefits, facilities and operations, information technology, business development, financial services (such as accounting, audit, and tax), legal, insurance, and stock-based compensation.

These allocations to the Company are reflected in the condensed combined statements of operations and comprehensive loss as follows (in thousands):

	Nine Months Ended September 30,
	2025	2024
Cost allocations:
Research and development expense	$9,688	$4,502
General and administrative expense	8,079	3,211

Total cost allocations	$17,767	$7,713

Management believes these cost allocations are a reasonable reflection of services provided to, of the benefit derived by, the Company Business during the periods presented. The allocations may not, however, be indicative of the actual expenses that would have been incurred had the Company Business operated as a standalone public company. Actual costs that may have been incurred if the Company had been a standalone public company would depend on a number of factors, including the chosen organizational structure, whether functions were outsourced or performed by the Company Business employees, and strategic decisions made in areas such as research and development, information technology and infrastructure.

Stock-Based Compensation

The Company Business’ employees participate in Avidity’s stock-based compensation plans, the costs of which have been allocated to the Company Business and recorded in research and development and general and administrative expenses in the condensed combined statements of operations and comprehensive loss. Refer to Note 7 for additional information.

10. Segment Information

Our operations constitute a single operating and reportable segment and reflects how Avidity’s CEO, who is the Chief Operating Decision Maker (“CODM”), manages the Company Business, including allocating resources and measuring performance. The Company Business derives its revenues from its research collaboration and license agreements with BMS and Lilly, which are further described in “Note 3 – Collaboration, License and Research Agreements.” Segment performance is measured based on net loss, which the CODM uses to evaluate the results of the segment and to make operational decisions when managing the Company Business, such as how to allocate the resources of the business to advance our preclinical and research programs and to monitor budgeted to actual expenditures. The measure of segment assets is reported on the combined balance sheets as total combined assets. The following table presents financial information, including significant segment expenses, which are regularly provided to the CODM and included within combined net loss. Research and development expenses and general and administrative expenses are adjusted to exclude depreciation and stock-based compensation for segment presentation. Other segment items include depreciation, stock-based compensation, other income, and income tax expense (in thousands):

The following table presents financial information, including significant segment expenses, which are regularly provided to the CODM and included within combined net loss (in thousands):

	Nine Months Ended September 30
	2025	2024
Collaboration revenue	$17,759	$7,924

Research and development	27,680	10,523
General and administrative	6,280	2,167
Total other segment items	4,164	8,844

Net loss and comprehensive loss	$(20,365)	$(13,610)

11. Subsequent Events

The Company Business evaluated subsequent events to assess the need for potential recognition and disclosure in this report through December 10, 2025, the date on which these condensed combined financial statements were available to be issued. Based upon this evaluation, it was determined that no additional subsequent events required recognition or disclosure in these condensed combined financial statements, other than those described in Note 1.

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Avidity Biosciences, Inc. Special Meeting of Stockholders

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3
BOARD OF
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PROPOSALYOUR VOTERECOMMENDS

1.To adopt (i) the Agreement and Plan of Merger, dated as of October 25, 2025 (the “Merger
Agreement”), among Novartis AG, a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland (“Novartis”), Ajax Acquisition Sub, Inc., a Delaware corporation and an#P5#FORAGAINSTABSTAIN indirect wholly owned subsidiary of Novartis, and Avidity Biosciences, Inc., a Delaware corporation FOR
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#P6##P6##P6#
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3.To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the transactions contemplated by the FOR Merger Agreement and the Separation Agreement.#P6##P6##P6#
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